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INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on January 29, 2015

Registration No. 333-201221

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sol-Wind Renewable Power, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4911 (Primary Standard Industrial Classification Code Number)	47-1539702 (I.R.S. Employer Identification Number)

405 Lexington Avenue
Suite 732
New York, New York 10174
(212) 235-0421
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Scott L. Tonn
Chief Executive Officer
405 Lexington Avenue, Suite 732
New York, New York 10174
(212) 235-0421
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Rod D. Miller, Esq. Brett D. Nadritch, Esq. Milbank, Tweed, Hadley & McCloy LLP 28 Liberty Street New York, New York 10005 (212) 530-5000	Sharon Mauer, Esq. General Counsel 405 Lexington Avenue, Suite 732 New York, New York 10174 (212) 235-0322	Mike Rosenwasser E. Ramey Layne Vinson & Elkins L.L.P. 666 Fifth Avenue, 26th Floor New York, New York 10103 (212) 237-0000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common units representing limited partner interests	$210,105,000	$24,415

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)
Includes common units issuable upon exercise of the underwriters' option to purchase additional common units.

(3)
The Registrant previously paid a $11,620 registration fee in connection with the previous filing of Registration Statement on Form S-1 (Registration No. 333-201221) on December 23, 2014.

          The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JANUARY 29, 2015

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

8,700,000 Common Units
Representing Limited Partner Interests

Sol-Wind Renewable Power, LP

           This is the initial public offering of our common units representing limited partner interests. No public market currently exists for our common units. We anticipate that the initial public offering price will be between $19.00 and $21.00 per common unit. We have been approved to list our common units on the New York Stock Exchange under the symbol "SLWD," subject to official notice of issuance.

           We have granted the underwriters a 30-day option to purchase up to an additional 1,305,000 common units at the public offering price less the underwriting discount. We refer to these additional common units as the "option units."

           We are an "emerging growth company" as defined under the federal securities laws and, as such, intend to comply with certain reduced public company reporting requirements for future filings. See "Prospectus Summary—Implications of Being an Emerging Growth Company."

           Investing in our common units involves risks. See "Risk Factors" beginning on page 28.

           These risks include the following:

  •
  We may not have sufficient cash following the establishment of cash reserves and payment of fees and expenses, including cost reimbursements to our general partner, to enable us to pay the minimum quarterly distribution to holders of our common and subordinated units.

  •
  The assumptions underlying the forecast of cash available for distribution that we include in "Cash Distribution Policy and Restrictions on Distributions" are inherently uncertain and subject to significant business, economic, financial, regulatory and competitive uncertainties that could cause actual results to differ materially from those forecasted.

  •
  The historical and unaudited pro forma combined financial information included in this prospectus does not reflect the financial condition, results of operations or cash flows that we would have achieved as a stand-alone company during the periods presented or that we will achieve in the future and, therefore, may not be a reliable indicator of our future performance.

  •
  Counterparties to the power purchase agreements for the assets in our Initial Portfolio and counterparties to our debt investments may not fulfill their obligations, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

  •
  Affiliates of our general partner, including its members, have no duty to sell us or our general partner any renewable energy assets that they may own or acquire in the future.

  •
  Initially, we will depend on the limited number of assets in our Initial Portfolio for almost all of our anticipated cash flows.

  •
  The assets in our Initial Portfolio may not perform as we expect.

  •
  We operate in a highly competitive market for renewable energy assets. Future growth of our portfolio depends on our general partner locating and acquiring additional operating solar and wind power generation assets at an attractive price.

  •
  We are highly dependent on our general partner, particularly for the provision of management and administration services to our operations and assets.

  •
  We expect to be dependent on tax equity financing arrangements.

  •
  Warranties provided by the suppliers of equipment for our assets may be limited by the ability of a supplier to satisfy its warranty obligations or by the expiration of applicable time or liability limits, which could reduce or void the warranty protections, or the warranties may be insufficient to compensate our losses.

  •
  The share of cash flows we receive from projects with tax equity investors will fluctuate over time, and accordingly, we will need to continue to acquire new projects in order to maintain and grow distributions to our unitholders.

  •
  Our U.S. federal income tax treatment depends on our status as a partnership for U.S. federal income tax purposes. If the Internal Revenue Service were to treat us as a corporation for U.S. federal income tax purposes, subject to U.S. corporate income tax, our cash available for distribution to our unitholders may be substantially reduced.

  •
  Our unitholders' share of our income is taxable to them for U.S. federal income tax purposes even if they do not receive any cash distributions from us.

  •
  Common unitholders have very limited voting rights and, even if they are dissatisfied, they cannot remove our general partner without the consent of holders of the subordinated units.

	Per Common Unit	Total

Public Offering Price	$	$

Underwriting Discounts and Commissions(1)	$	$

Proceeds to Sol-Wind Renewable Power, LP (before expenses)	$	$

(1)
Excludes an aggregate structuring fee that is equal to 0.75% of the gross proceeds of this offering, or approximately $            . See "Underwriting." The structuring fee will be paid to UBS Securities LLC and Citigroup Global Markets Inc. from the proceeds of this offering. See "Use of Proceeds."

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           The underwriters expect to deliver the common units to purchasers on            , 2015 through the book-entry facility of The Depository Trust Company.

UBS Investment Bank	Citigroup

Wells Fargo Securities
Credit Suisse	Deutsche Bank Securities	Macquarie Capital

Bonwick Capital	MFR Securities, Inc.	The Williams Capital Group, L.P.

The date of this prospectus is        , 2015.

        You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered to you. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. We are offering to sell, and seeking offers to buy, our common units only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common units.

 Industry and Market Data

        This prospectus includes industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. While we are not aware of any misstatements regarding the market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings "Forward-Looking Statements" and "Risk Factors" in this prospectus.

i

 PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the historical and pro forma combined financial statements and the notes to those financial statements, before investing in our common units. Unless otherwise indicated, the information in this prospectus assumes (1) an initial public offering price of $20.00 per common unit (the midpoint of the price range set forth on the cover page of this prospectus) and (2) that the underwriters do not exercise their right to purchase option units. You should read "Risk Factors" for information about important risks that you should consider before buying our common units.

        References in this prospectus to "we," "us," "our", "the Partnership" or similar terms refer to Sol-Wind Renewable Power, LP and references to our "general partner" refer to Sol-Wind, LLC, the general partner of Sol-Wind Renewable Power, LP. References to "our predecessor" refer to the group of entities that were combined to prepare the financial statements for the "Greenleaf" projects, as more fully described in this prospectus. See "Summary—Our Initial Portfolio."

        We are managed by our general partner and its officers, directors and employees and do not have any officers or employees of our own. Unless the context otherwise requires, references in this prospectus to "our directors," "our board," "our officers," "our management" or "our employees" refer to the directors, officers or employees, as applicable, of our general partner.

        Unless otherwise noted, references to information being "pro forma" or "on a pro forma basis" mean such information is presented after giving effect to the Formation Transactions (as defined herein), this offering, the sale of the subordinated units and the anticipated use of proceeds therefrom, including the acquisition of our Initial Portfolio (as defined below). See "Selected Historical Financial Information," "Unaudited Pro Forma Combined Financial Information" and "—Formation Transactions and Partnership Structure."

        References in this prospectus to "$," "U.S. $" and "U.S. dollars" are to the lawful currency of the United States and references to "CAD$" and "Canadian dollars" are to the lawful currency of Canada. All dollar amounts herein are in U.S. dollars unless otherwise stated.

Sol-Wind Renewable Power, LP

Overview

        We are a growth-oriented limited partnership formed to own, acquire, invest in and manage operating solar and wind power generation assets. These assets generate power for retail, municipal, utility and commercial customers under long-term power purchase agreements or similar contracts ("PPAs") that generate stable, long-term contracted cash flows. Our objective is to pay a consistent and growing cash distribution to our unitholders on a long-term basis. Upon completion of this offering, we will acquire from our general partner equity and debt interests in a diversified portfolio of 184.6 megawatts ("MW") of nameplate capacity, or maximum generating capacity, solar and wind power generation assets in the United States, Puerto Rico and Canada (the "Initial Portfolio"). We expect that our cash distributions for the twelve-month period ending December 31, 2015 will be approximately $26.0 million, or $1.30 per common unit.

        We intend to take advantage of favorable trends in the energy industry, including the continued construction of renewable energy assets to supplement existing and aging energy infrastructure; demand for renewable energy required to meet U.S. state renewable portfolio standards ("RPS"); availability of U.S. and overseas government incentives and programs to support development of clean energy; the rapid growth in non-utility customer demand for attractively priced renewable energy generation at a commercial or residential customer's point of delivery, commonly known as "distributed generation;" improvements in solar and wind technological and operational efficiencies; and environmental concerns regarding conventional energy generation. We believe these favorable trends will contribute to significant growth in the renewable energy industry, particularly from regional and local developers of renewable energy projects that are not associated with large utilities or energy firms.

        We are focused on acquiring assets from middle-market developers, which is an area where we see particularly compelling opportunities. We define "middle-market developers" as those developers who typically, in the case of solar assets, develop projects of between 100 kW and 5 MW in nameplate capacity and, in the case of wind assets, between 1 MW and 10 MW in nameplate capacity.

        We have established and continue to grow and form new relationships with middle-market developers of high-quality, long-life assets with long-term contracts serving creditworthy counterparties, but whose ability to construct new generation facilities has historically been constrained by the inability to consistently raise capital. In contrast to some of our competitors, we are not a subsidiary of a large developer and therefore we believe we have greater flexibility in sourcing potential assets from a variety of developers and in choosing the right assets for our portfolio. In addition, we believe we will have a competitive advantage in sourcing acquisition and investment opportunities because of our master limited partnership ("MLP") structure. We believe our structure allows us to utilize low-cost capital in the form of tax equity without affecting our ability to maintain an attractive level of distributions. We intend to leverage these advantages in executing on acquisition and investment opportunities, which will ultimately enable us to grow our distributions.

        At the closing of this offering, we will acquire the debt and equity interests in the Initial Portfolio from our general partner. Our partnership agreement (the "Partnership Agreement") requires our general partner to offer to sell us any other renewable energy assets that it may acquire in the future and thereafter seek to sell. In each case, our decision whether to accept such offer will be subject to the approval of the conflicts committee of the board of directors of our general partner (the "Conflicts Committee"). However, our general partner is not obligated to identify, acquire or sell us any assets in the future. At the time of this offering, our general partner has entered into multi-year agreements and other arrangements, including right of first refusal agreements, option agreements, memoranda of understanding and term sheets, with several experienced developers to acquire a diversified portfolio of solar power generation assets in construction or scheduled to commence construction, which we refer to as the "Identified Pipeline." Many of these arrangements provide our general partner with a period of exclusivity after completion of development to purchase the asset. In addition, for certain of the assets, tax equity investors have agreed to provide tax equity financing for the asset upon completion of development. Our general partner is targeting the acquisition of these assets over a period of three to 36 months after the completion of this offering. Our general partner has indicated its intent to sell us these assets in accordance with the Partnership Agreement generally within 12 months of its acquisition of the assets. As a result of these acquisition opportunities and others we intend to pursue or expect to become available in the future, we believe we will be able to grow our business in a manner that will allow us to increase our cash distributions per unit over time.

Our Initial Portfolio

        Our general partner has executed agreements to make equity and debt investments in operating solar and wind renewable energy assets owned by unaffiliated third parties. We refer to these assets as our "Initial Portfolio." Our general partner has agreed to sell us the equity investments in the Initial Portfolio pursuant to an initial portfolio purchase agreement (the "IPPA"), and each debt investment pursuant to an assignment and assumption agreement (collectively, the "A&As"). We refer to the IPPA and the A&As together as the "Acquisition Agreements."

        In all cases where we have acquired an equity interest in an asset, we will own 100% of, or a managing or controlling interest in, the asset in the Initial Portfolio. The assets in our Initial Portfolio serve retail, municipal, utility and commercial customers under long-term PPAs, which, in the aggregate, had a weighted average remaining term of 18.7 years (based on nameplate capacity of 184.6 MW) as of

January 20, 2015. The PPAs are long-term energy sale agreements or leases designed to provide a stable and predictable revenue stream. Generally, pursuant to the PPAs, the counterparty is required to pay a fixed price for energy produced, based on kilowatt hours ("kWh"), and is required to purchase all energy produced by the asset. The PPAs also provide for interconnection of the asset to the electrical grid, generally via the counterparty's electrical meter under net metering. Net metering is a regulatory policy which allows owners of solar energy systems to interconnect their systems to the utility grid and receive credit for power their systems export to the grid, in the event that the counterparty under the PPAs is unable to accept delivery. The counterparties to the PPAs to which the assets are subject have a weighted average credit rating (based on nameplate capacity and calculated and derived by our management) of A3, as described in the table below.

        We believe our Initial Portfolio will generate stable cash flows to fund long-term distributions to our unitholders. Our Initial Portfolio will include 130 individual solar assets, which includes one mobile solar generating asset that consists of 619 units, and 16 individual wind assets. These assets are located in several U.S. states and territories, including California, Massachusetts, Montana, New Jersey, Texas, Colorado and Puerto Rico, as well as Canada. The ongoing oversight of the assets in the Initial Portfolio and any other assets we acquire will be conducted by us and third-party asset managers pursuant to asset management agreements (each, an "Asset Management Agreement") and the ongoing operations and maintenance of the assets in the Initial Portfolio will continue to be conducted by either the seller of the asset or a qualified third party pursuant to operations and maintenance agreements (each, an "O&M Agreement"). The ongoing asset management and operations and maintenance of any assets in which we make exclusively a debt investment will be conducted by the owner of that asset.

        The following table provides summary information for each of the assets in our Initial Portfolio as of January 20, 2015. All of the assets in our Initial Portfolio were constructed and have commenced operations within the past five years.

Project	Location	Number of Individual Assets		Capacity MW(1)	Representative Counterparties to PPAs	Weighted Average Counterparty to PPA Credit Rating(2)(3)		Weighted Average Remaining Length of PPAs(3)	Interest(8)(9)
Solar
Greenleaf TNX	California	20		13.3	California Department of Corrections	A2		17.7	100% of all equity
Greenleaf TNX	California	1		1.7	Pacific Gas & Electric	Baa1		19.4	100% Class B
Alamo I	Texas	1		49.5	City of San Antonio Public Services	Aa1		23.9	$52.2M credit facility
Alamo II	Texas	1		5.4	City of San Antonio Public Services	Aa1		24.1	100% Class B
PRCC	Puerto Rico	1		5.6	The Puerto Rico Convention Center District Authority	Caa2	(4)	19.1	100% Class B
DC Solar	California	1	(5)	15.8	KMH Systems, Ahern Rentals	B1	(6)	9.5	100% Class B
SunRay Power	Massachusetts, New Jersey	83		34.0	Extra Space Storage, Siemens, Washington Township (NJ)	A3	(7)	17.3	100% of all equity
Leicester	Massachusetts	2		6.0	Town of Westborough MA	Aa2		19.8	100% of all equity
Palmer	Massachusetts	3		4.2	Wyman-Gordon Forging	B1	(6)	9.2	100% Class B
Cleave Energy Holdings	Ontario, Canada	13		2.9	Ontario Power Authority	Aa2		18.9	CAD$23.0M credit facility
Ecoplexus	California, Colorado	4		6.4	Pacific Gas & Electric, Mesa County Housing Authority, Colorado Department of Corrections	A1		19.3	100% Class B
Wind
Foundation Windpower	California, Montana	16		39.8	Anheuser Busch, Walmart, City of Soledad (CA)	Baa1		17.6	100% of membership interests

Total		146		184.6

(1)
Capacity represents the nameplate capacity of an asset. Upon completion of this offering, we will acquire controlling interests in 132.2 MW of nameplate capacity, and third-party debt investments with respect to 52.4 MW of nameplate capacity.

(2)
Credit rating was derived by our management and calculated on a weighted average basis (weighted by nameplate capacity) by using the rating assigned to the counterparty of the PPA for each asset by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Financial Services LLC ("S&P") or Fitch Ratings Inc. ("Fitch"), if one was available. If no rating was available for a counterparty, a below investment grade rating of B1 (Moody's format) was assumed unless the counterparty was deemed investment grade by our management based on the experience of management and the credit metrics of the counterparties to the PPAs and their tenants, in which case a low investment grade rating of Baa3 (Moody's format) was used for the counterparty. Approximately 30% of the counterparty credit ratings in the portfolio (based on weighted average nameplate capacity) were derived using internal management estimates where public ratings were not available.

(3)
Weighted average is calculated based on nameplate capacity of the assets.

(4)
Credit rating is for the general obligation bonds of Puerto Rico. The convention center is owned by a government agency of Puerto Rico.

(5)
Represents 619 mobile solar generation units consisting of truck-towable trailer-mounted solar photovoltaic panels, batteries and inverters. As these are mobile solar generation units, their location may change.

(6)
Counterparty assumed to have a credit rating of B1.

(7)
Investment grade counterparties are parties to PPAs for approximately 25.29% of the generation capacity of these assets (including 12.94% of which is from counterparties that are not rated but for which an investment grade rating is assumed). The remainder of the counterparties are assumed to have a B1 credit rating.

(8)
For projects in which we will acquire Class B membership interests, the Class A membership interests will be owned by a tax equity investor. See "Business—Our Initial Portfolio" for a description of allocation of cash flows to Class A and Class B members and other tax equity investors.

(9)
For a description of our debt investments in Alamo I and Cleave Energy Holdings, see "Business—Our Initial Portfolio."

        The following charts provide an overview of characteristics of our Initial Portfolio by counterparty credit rating, contract duration, technology and region, in each case based on nameplate capacity:

(1)
Approximately 30% of the counterparty credit ratings in the portfolio (based on weighted average nameplate capacity) were derived using internal management estimates where public ratings were not available.

Identified Pipeline

        Following completion of this offering, we will continue to focus on investing in and acquiring assets with attributes similar to those in our Initial Portfolio: high-quality, long-life assets that have commenced or are nearly ready to commence commercial operations and which are subject to long-term PPAs with creditworthy counterparties. We also intend to expand and diversify our investment base into other geographic areas, within the U.S. and outside the U.S. in countries with low political risk and well-established legal systems, including Japan, Mexico and the United Kingdom. The terms of the Partnership Agreement require our general partner to offer to sell us any other renewable energy assets that it may acquire in the future and thereafter seek to sell. In each case, our decision whether to accept such offer will be subject to the approval of the Conflicts Committee.

        At the time of this offering, our general partner has entered into agreements and other arrangements, including term sheets, memoranda of understanding, rights of first refusal agreements and option agreements, to acquire the Identified Pipeline. In addition, tax equity investors have agreed to provide tax equity financing for certain of the assets in the Identified Pipeline upon completion of development. Our general partner is targeting the acquisition of these assets over a period of three to 36 months after the completion of this offering. The acquisition of the Identified Pipeline by our general partner is subject to negotiation of definitive agreements, due diligence, internal credit committee approval, other closing conditions and our general partner's ability to secure the funds necessary to consummate the acquisitions. The agreements and arrangements are for assets that are expected to represent approximately 1,098.6 MW of solar power generation assets located in the United States, Japan, Mexico, Puerto Rico and the United Kingdom. Our general partner has indicated its intent to offer to sell us these assets in accordance with the Partnership Agreement, subject to negotiations with us and certain time limits generally within 12 months of its acquisition of the asset.

        The following table provides summary information for each of the assets contemplated to be included in the Identified Pipeline as of January 20, 2015, all of which are solar assets. While the Identified Pipeline currently comprises solar assets only, we will continue to selectively review and pursue wind projects in relevant geographies, where the combination of high-quality, long-life assets with long-term contracts serving creditworthy counterparties is present.

Developer	Type	Tax Equity Investor	Location	Size (MW)(1)	Number of Projects	Weighted Average Credit Rating	Completion of Development/Expected Completion of Development
Developer #1	Term Sheet	Yes	United States	41.0	13	A2	Q1/2015—Q1/2016
Developer #2(2)	Term Sheet	Yes	United States	1.9	1	Baa1	Q1/2015
Developer #2(2)	ROFR	No	Japan	300.6	9	Baa1	Q2/2015—Q4/2017
Developer #3	MOU	Yes	United States	26.7	1	Aaa	Q1/2016—Q4/2016
Developer #3	MOU	No	United Kingdom	19.0	1	Baa1	Q2/2015
Developer #3	MOU	No	Mexico	30.0	1	Baa1	Q1/2016
Developer #4(2)	Term Sheet	Yes	United States	14.0	1	No Rating	Q4/2015
Developer #4(2)	ROFR	No	United Kingdom	76.5	20	Baa1	Q1/2015
Developer #4(2)	ROFR	No	United Kingdom	194.0	26	Baa1	Q4/2015
Developer #4(2)	ROFR	Yes	United States	350.0	248	Baa1	Q4/2015
Developer #5	Option Agreement	Yes	United States	11.6	Residential	No Rating	Q3/2015
Developer #6	Term Sheet	Yes	United States	2.1	8	No Rating	Q2/2015
Developer #7	Option Agreement	Yes	Puerto Rico	27.0	1	Caa1	Completed
Developer #8	Option Agreement	Yes	United States	4.2	1	Aa3	Q3/2015
Total				1,098.6	331(3)

(1)
Capacity represents the nameplate capacity of an asset.
(2)
Developer is also a developer of assets in our Initial Portfolio.
(3)
Excludes residential projects.

Industry Overview

        The electrical power generation and transmission industry is one of the largest sectors of the U.S. economy. According to the U.S. Energy Information Administration Annual Energy Outlook of 2014, the U.S. had a total operating power generating capacity of approximately 1,031 gigawatts ("GW") (including combined heat and power) as of December 2013, which was comprised of a diverse mix of fuel types, including 166 GW of renewable capacity (including 88 GW of non-hydroelectric renewable capacity), 95 GW of nuclear capacity, 298 GW of coal-fired capacity, 92 GW of oil and natural gas (steam) capacity and 218 GW of combined cycle capacity. U.S. renewable capacity continues to grow, and according to an early estimate by the American Council on Renewable Energy, is currently estimated to exceed 190 GW by the end of 2014. Renewable energy now provides a significant and increasing percentage of U.S. electricity generation capacity, accounting for nearly 40% of all new domestic power capacity installed in 2013.

        The increase in scale, efficiency and technological innovation has resulted in renewable energy becoming increasingly cost competitive with conventional energy sources, and costs continue to fall. This dynamic of growth and innovation has attracted investment capital to the renewable energy sector. According to Bloomberg New Energy Finance, new investment in the renewable energy sector surpassed $250 billion in 2012 and 2013.

        Due to the combination of rapidly decreasing costs and government incentives and regulations, there has been a significant increase in consumer preference for renewable energy. For instance, the price of solar energy has decreased significantly and we believe it will continue to decline, making it increasingly cost-competitive with other sources. On a global basis, from 2010 to 2020, the International Energy Agency ("IEA") expects the average total installation cost of solar photovoltaic ("PV") projects to decline by more than 50%. In 2010, the average installation cost per watt of capacity was $4.01 and fell to $2.01 by 2013.

        U.S. federal, state and local governments and utilities have established various incentives to support the development of a cost competitive and self-sustaining renewable energy industry. These incentives include accelerated tax depreciation, production tax credits ("PTCs"), investment tax credits ("ITCs"), solar renewable energy credits and other renewable energy credits, (collectively "RECs") and

RPS programs. The availability of these incentives provides the developers and owners of renewable energy assets with the opportunity to raise capital through the sale of tax equity. "Tax equity" is a term that is used to describe a cash investment in exchange for the tax benefits, including ITCs and depreciation, generated by a U.S. solar and wind power generation asset and generally a small amount of cash flows from the asset.

        In addition to the United States, the renewable energy sector continues to grow globally. For example, Canada, Japan and the United Kingdom are all experiencing growth and we believe provide investment opportunities for us. In 2012, total electricity generation capacity in Canada reached 134 GW and is expected to grow to 164 GW in 2035, according to the National Energy Board of Canada. Driven by government support for renewable energy at both federal and provincial levels, cumulative installed solar PV capacity in Canada grew 58% from 2012 to 2013 alone, with nearly 930 MW of capacity added since 2010. The Canadian Solar Industries Association estimates that total installed PV capacity could reach from 9 GW to 15 GW by 2025. In Canada, 2013 saw a record 1.6 GW of newly installed wind generation capacity, an increase of more than 70% from 2012, for a total of 7.8 GW. This represented the fifth-highest amount of new installed capacity in the world for 2013. In 2013, Japan ranked second in the world in new solar PV installation with 7 GW built, nearly double the new PV built in the U.S. that year. The IEA Medium-Term Renewable Energy Market Report estimates that Japan will reach 50 GW of solar PV installed capacity by 2020, on par with Germany and larger than the United States, which is expected to build out 40 GW of solar PV installed capacity by 2020. See "Industry Overview" for a discussion on these and other international markets which we are targeting.

        We believe that the factors discussed above, including increasing demand, decreasing equipment costs and various government incentives, suggest the renewable energy sector will continue to grow at a rate faster than traditional fossil fuel and nuclear generation creating investment opportunities for us.

Our Business Strategy

        Our primary business objective is to pay a consistent and growing cash distribution to our common unitholders on a long-term basis by owning, acquiring, investing in and managing operating solar and wind power generation assets. We intend to execute this objective with the following business strategy:

        Focus on acquiring and investing in long-term contracted renewable energy assets.    We intend to focus on acquiring and investing in operating solar and wind power generation assets that are subject to long-term PPAs with creditworthy counterparties that utilize proven technologies, exhibit low operating costs and deliver stable cash flows consistent with our Initial Portfolio. The weighted average remaining term of the PPAs for the assets in our Initial Portfolio is 18.7 years based on nameplate capacity as of January 20, 2015. In addition, we believe that newly constructed renewable energy assets generally have a useful life longer than the term of their initial PPAs and therefore will continue to generate cash flows after the expiration of these agreements. All of the assets in our Initial Portfolio were constructed and have commenced operations within the past five years.

        Focus on acquiring and investing in operating assets from experienced middle-market developers.    We believe our ability to provide middle-market developers access to a consistent source of capital which was previously unavailable to them will enable us to strategically source renewable energy assets. We are able to provide these developers with the ability to monetize operating assets and execute on development initiatives in their local markets. We have established relationships with a growing number of middle-market developers who develop high-quality, long-life assets with long-term contracts serving creditworthy counterparties, but whose growth has historically been constrained by the inability to consistently raise capital. We believe that our relationships with middle-market developers will enable us to source newly-constructed, long-life and low operating cost assets for our pipeline, which will ultimately enable us to grow our distributions. We intend to strengthen and form new relationships with these developers. Our goal is to enter into additional long-term agreements with these developers, as we believe they view us as a strategic partner and source of liquidity, rather than a competitor.

        Leverage strategic relationships with tax equity investors.    U.S. federal, state and local governments and utilities have established various tax incentives to support the development of renewable energy assets, which permits for the sale of tax equity. The incentives include PTCs, ITCs, accelerated tax depreciation and certain state tax credits (collectively, "Tax Benefits"). Investors in tax equity typically receive all or virtually all of the Tax Benefits, including PTCs, ITCs and depreciation, from U.S. solar and wind power generation assets and a small amount of cash flows from each asset. Traditionally, this form of financing provides in excess of one-third of the capital necessary to acquire such asset. We intend to leverage relationships with providers of tax equity to obtain low-cost financing and thereby lower our cost of acquisitions. For example, we have a commercial relationship with G-I Energy Investments LLC ("G-I"), the managing member of which has board members in common with our general partner and has provided tax equity financing for a number of the projects in our Initial Portfolio and has also provided or agreed to provide tax equity financing for certain projects in the Identified Pipeline. We regularly consult with G-I with respect to financial and tax structuring of potential acquisitions and G-I consults with us with respect to operational and technical matters relating to projects for which G-I may provide tax equity financing. We believe this commercial experience and relationship will continue to facilitate our ability to identify, assess and finance future acquisitions. Moreover, our ability to leverage relationships with tax equity investors, like G-I, to utilize this form of financing enables us to reduce our cost of capital on U.S. assets we intend to acquire.

        Focus on pursuing opportunities in other high-value geographic markets.    In addition to maintaining a core focus on the U.S. renewable energy market, we intend to expand and diversify our current portfolio into other countries with low political risk and well-established legal systems that are supportive of renewable energy growth, including Canada, Japan, the United Kingdom, Puerto Rico and Mexico. For acquisitions in high-value geographic markets outside of the United States, we will continue to focus on investing in and acquiring assets with attributes similar to those in our Initial Portfolio: high-quality, long-life operating assets which are subject to long-term PPAs with creditworthy counterparties.

        Maintain sound financial practices and flexibility.    Upon consummation of this offering, we will have no third-party project-level debt financings on the energy assets in our Initial Portfolio. We believe this lack of project-level indebtedness both eliminates the risks associated with highly-levered assets, such as risks of default or foreclosure, increases our financial flexibility for growth investments and increases the cash available for distribution to unitholders because there is no debt service associated with such assets. We believe our stable cash flow profile, the long-term nature of the PPAs for the assets in our Initial Portfolio, and our ability to raise equity and debt capital to finance growth, provide us with flexibility to optimize our capital structure and distributions to our unitholders. Further, following the completion of this offering, we intend that one of our subsidiaries will enter into a working capital revolving credit facility that will provide for borrowings of between $25 million to $50 million (the "New Revolver") from time to time. Although in the future we may incur debt at the project or holding company level, we intend to maintain a commitment to disciplined financial analysis and a balanced capital structure while evaluating opportunities to finance current assets in our Initial Portfolio and future acquisitions, with the goal of increasing cash distributions to unitholders over the long-term.

Our Competitive Strengths

        We believe our solar and wind power generation assets and investments will generate high-quality, stable cash flows derived from long-term PPAs with creditworthy counterparties. Upon completion of this offering, we believe we will be well positioned to execute our business strategy successfully due to the following competitive strengths:

        Stable, high-quality cash flows.    Upon completion of this offering, the revenues generated by investments in our Initial Portfolio will be derived from a diversified portfolio of projects comprising 146 assets that sell their power pursuant to long-term PPAs. These PPAs, in the aggregate, had a weighted average remaining term of 18.7 years based on nameplate capacity as of January 20, 2015. The counterparties under these PPAs have a weighted average credit rating (based on nameplate capacity and calculated and derived by our management) of A3, as described in "Business—Our Initial Portfolio." Generally, the counterparties to the PPAs have agreed to purchase all energy produced by the asset, subject to certain limited exceptions. We believe that the average life of the PPAs, coupled with the requirement of the counterparties to these PPAs to purchase all of the output of each asset, is a significant indicator of our ability to support our forecasted cash available for distribution. Additionally, our Identified Pipeline includes assets that are expected to represent approximately 1,098.6 MW of solar power generation assets located in the United States, Puerto Rico, Japan, Mexico and the United Kingdom.

        Growing independent developer network in the renewable energy industry, unencumbered by legacy assets.    We have established strong relationships with developers of renewable energy assets, which exposes us to a broad and diversified pool of primarily middle-market solar and wind power generation assets for our Initial Portfolio and for future acquisitions. In contrast to some of our competitors, we are not a subsidiary of a large developer and therefore we believe we have greater flexibility in sourcing potential assets from a variety of developers and in choosing the right assets for our portfolio. In addition, we will not undertake development activities which can put us into competition with the developers with whom we seek to form and grow relationships.

        Access to low cost of capital.    We believe we have a competitive advantage in sourcing acquisition and investment opportunities in the renewable energy space as a result of our structure and our general partner's relationship with tax equity investors, which provides access to financing in the form of tax equity. G-I has provided tax equity financing for a portion of the assets in our Initial Portfolio. G-I has also provided or agreed to provide tax equity financing for certain assets in the Identified Pipeline. Our access to tax equity financing, including from G-I and other tax equity investors, provides us with a source of comparatively low-cost capital to fund a portion of the purchase price of acquisitions. In addition, like other master limited partnerships ("MLPs"), we believe the fact that we will generally have little or no income tax liability will allow us to distribute to our unitholders a substantial portion of the cash generated from our operations and issue equity on a cost-effective basis to finance our growth.

        High-quality, long-lived solar and wind power generation assets with low operating and capital requirements.    Our Initial Portfolio will consist of assets that were constructed and have commenced operations within the past five years. These assets are comprised of proven and reliable technologies with warranties provided by original equipment manufacturers ("OEMs"), including Yingli, Trina and Hanwha, in the case of the solar assets, and General Electric and Mitsubishi, in the case of the wind assets. As a result, we expect to achieve high levels of operating performance with low maintenance-related capital expenditures.

        Tax-efficient structure.    We believe that our structure as an MLP provides us with greater financial flexibility over other organizational structures and investment platforms. In order to qualify as an MLP, at least 90% of the partnership's income must be "qualified income," which is defined in the Internal Revenue Code. In our structure, we convert income from solar and wind projects which does not constitute qualified income into dividend and interest income which is qualified income and thus we are taxed as a partnership. As an MLP, we can monetize a substantial amount of the Tax Benefits generated by our assets through the sale of tax equity, while at the same time substantially maintaining a single level of taxation because we do not expect our corporate subsidiaries to generate a significant amount of taxable income from our Initial Portfolio for at least the next 15 years, and longer if we are successful in executing our growth strategy. This allows us to utilize low-cost capital on a pre-tax basis provided by tax equity without affecting our ability to maintain an attractive level of distributions. Moreover, our MLP structure provides us additional benefits with respect to the acquisition of non-U.S. assets because non-U.S tax rates are often lower than U.S. statutory income tax rates and, unlike a corporation, income from those assets will not be subject to U.S. taxation.

        Asset and geographic diversification.    We believe that our Initial Portfolio consists of diversified assets using proven technologies across different geographies. For example, the solar assets in our Initial Portfolio comprise both utility grid-connected and distributed generation assets, including mobile and stationary distributed generation assets. We believe that this diversification in asset type combined with an Initial Portfolio and Identified Pipeline which do not place excessive reliance on any single project or counterparty serves to minimize concentration risk associated with a disruption to a particular asset. As of January 20, 2015, excluding our debt investments, no single project or counterparty accounts for more than approximately 5.3% or 8.8%, respectively, of our estimated cash available for distribution. Additionally, the assets in our Initial Portfolio and Identified Pipeline are located across North America and mature renewable energy markets including Europe and Asia. We believe that a geographically diverse portfolio tends to reduce the magnitude of individual project or regional deviations from historical resource conditions, providing a more stable stream of cash flows over the long term than a less diversified portfolio.

Risk Factors

        An investment in our common units involves risks associated with our business, regulatory and legal matters, limited partnership structure and the tax characteristics of our common units. This is not a comprehensive list of risks to which we are subject, and you should carefully consider the risks described in "Risk Factors" and the other information in this prospectus before deciding whether to invest in our common units.

  •
  We may not have sufficient cash following the establishment of cash reserves and payment of fees and expenses, including cost reimbursements to our general partner, to enable us to pay the minimum quarterly distribution to holders of our common and subordinated units.

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  The assumptions underlying the forecast of cash available for distribution that we include in "Cash Distribution Policy and Restrictions on Distributions" are inherently uncertain and subject to significant business, economic, financial, regulatory and competitive uncertainties that could cause actual results to differ materially from those forecasted.

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  The historical and unaudited pro forma combined financial information included in this prospectus does not reflect the financial condition, results of operations or cash flows that we would have achieved as a stand-alone company during the periods presented or that we will achieve in the future and, therefore, may not be a reliable indicator of our future performance.

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  Counterparties to the PPAs for the assets in our Initial Portfolio and counterparties to our debt investments may not fulfill their obligations, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

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  Affiliates of our general partner, including its members, have no duty to sell us or our general partner any renewable energy assets that they may own or acquire in the future.

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  Initially, we will depend on the limited number of assets in our Initial Portfolio for almost all of our anticipated cash flows.

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  The assets in our Initial Portfolio may not perform as we expect.

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  We operate in a highly competitive market for renewable energy assets. Future growth of our portfolio depends on our general partner locating and acquiring additional operating solar and wind power generation assets at an attractive price.

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  We are highly dependent on our general partner, particularly for the provision of management and administration services to our operations and assets.

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  We expect to be dependent on tax equity financing arrangements.

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  Warranties provided by the suppliers of equipment for our assets may be limited by the ability of a supplier to satisfy its warranty obligations or by the expiration of applicable time or liability limits, which could reduce or void the warranty protections, or the warranties may be insufficient to compensate our losses.

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  The share of cash flows we receive from projects with tax equity investors will fluctuate over time, and accordingly, we will need to continue to acquire new projects in order to maintain and grow distributions to our unitholders.

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  Our U.S. federal income tax treatment depends on our status as a partnership for U.S. federal income tax purposes. If the Internal Revenue Service (the "IRS") were to treat us as a corporation for U.S. federal income tax purposes, subject to U.S. corporate income tax, our cash available for distribution to our unitholders may be substantially reduced. See "Material U.S. Federal Income Tax Consequences" for further information on our tax status.

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  Our unitholders' share of our income is taxable to them for U.S. federal income tax purposes even if they do not receive any cash distributions from us.

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  Common unitholders have very limited voting rights and, even if they are dissatisfied, they cannot remove our general partner without the consent of holders of the subordinated units.

Formation Transactions and Partnership Structure

General

        We were formed by Sol-Wind, LLC as a Delaware limited partnership in August 2014. Prior to the closing of this offering, we will not own any solar or wind power generation assets, but our general partner will own or have the right to purchase equity or debt interests in the entities that own the assets in our Initial Portfolio. Our general partner has agreed to sell us all of its interests in the Initial Portfolio. At or prior to the closing of this offering, the following transactions will occur:

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  we will issue to an entity owned and controlled by 40 North Investments LP, a member of our general partner ("40 North"), all of our subordinated units and 1,318,630 common units in exchange for $248.1 million, representing a combined 56.6% of the limited partner interests in us;

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  we will issue to our general partner the incentive distribution rights, which entitle our general partner to an increasing percentage, up to 50%, of cash we distribute in excess of $0.3738 per unit per quarter;

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  we will issue 8,700,000 common units to the public in exchange for $174.0 million, representing 43.4% of the limited partner interests in us;

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  we will enter into (a) the Acquisition Agreements with our general partner, pursuant to which we will acquire the equity and debt interests in the Initial Portfolio described under "—The Initial Portfolio" from our general partner and (b) the Partnership Agreement with our general partner that will, among other things, govern the (i) management and administrative services to be provided by our general partner and its affiliates to us and the corresponding fees and expense reimbursements we will pay to our general partner and its affiliates for and in connection with those services and (ii) indemnification obligations between our general partner and us for liabilities and the operation of our assets; and

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  we will use the net proceeds from this offering and the sale of common units and subordinated units to an entity owned and controlled by 40 North for the purposes set forth in "Use of Proceeds," including to pay for the acquisition of the interests in our Initial Portfolio from our general partner.

        To the extent the underwriters exercise their right to purchase the option units, we will use the proceeds to repurchase an equal number of common units from an entity owned and controlled by 40 North. As a result, the number of common units outstanding after this offering will not change whether or not the underwriters exercise this right.

        We refer to the foregoing transactions, including the acquisition of interests in our Initial Portfolio, as the "Formation Transactions."

        In addition, our general partner intends to enter into a credit facility that will permit it to borrow between $250 million and $300 million from time to time. Borrowings under the facility are expected to be used by our general partner to finance the acquisition of renewable power projects. Our general partner has not received any commitments from lenders to enter into the facility and no assurance can be given that our general partner will be successful in obtaining such a facility.

Holding Company Structure

        We are a holding entity and will conduct our operations and business through subsidiaries to maximize operational flexibility, as is common with publicly traded limited partnerships.

Ownership of Sol-Wind Renewable Power, LP

        The following table illustrates our anticipated ownership based on total common units outstanding after giving effect to the Formation Transactions and assumes that the underwriters' right to purchase option units is not exercised.

Common units owned by public	43.4%	(1)
Common units owned by 40 North	6.6%	(2)
Subordinated units	50.0%	(2)
General partner interest	—%	(3)

Total	100.0%

*
Less than 1%.

(1)
In connection with this offering, we expect to issue to our general partner's directors, officers and employees an aggregate of 1,277,047 phantom units. The phantom units will vest ratably over a four-year period on each anniversary of the grant date and will be settled by issuing a fully-vested common unit on vesting. These awards will not be issued in exchange for cash. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Equity-Based Compensation" for a discussion of the accounting for this issuance.

(2)
Our subordinated units will be held by an entity owned and controlled by 40 North, a member of our general partner, subject to a limited exception. This entity will also hold the common units noted as held by 40 North in the table above. See "Security Ownership of Certain Beneficial Owners and Management."

(3)
Our general partner owns a non-economic general partner interest in us. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions."

        Initially, our general partner will own all of our incentive distribution rights and an entity owned and controlled by 40 North will own all of our subordinated units and 1,318,630 common units.

Organizational Structure

        The following diagram illustrates our organizational structure immediately following the completion of this offering.

BKM, LLC
40 North and Subsidiaries
Public Unitholders
Minority Member
Majority Member
Subordinated Units; Common Units
Common Units
Sol-Wind LLC, (General Partner) & Members
Non-economic General Partner Interest; Incentive Distribution Rights
Sol-Wind Renewable Power, LP
100% equity
Sol-Wind Global Holdings LLC (Lender under Intercompany Loans)
100% equity
Sol-Wind JV CLN LLC (Corporation for U.S. Tax purposes)
Sol-Wind International Holdings LLC (Corporation for U.S. Tax purposes)
Renewable Assets; Lender under two third-party credit facilities
Tax Equity Investors
Sol-Wind JV SWP LLC (Borrower under Intercompany Loans)
Tax Equity Investors receive majority of the solar or wind asset tax benefits
Project Holding Company LLCs (Borrowers under Intercompany Loans)
Project LLCs
Renewable Assets

Note:    Each of Sol-Wind JV CLN LLC and Sol-Wind International Holdings LLC is treated as an association taxable as a corporation for U.S. federal income tax purposes. All other direct and indirect subsidiaries of Sol-Wind Renewable Power, LP will be treated as either partnerships or entities disregarded as separate from their owners for U.S. federal income tax purposes.

Tax Structure

        In order to be treated as a partnership for U.S. federal income taxes, over 90% of the income generated by Sol-Wind Renewable Power, LP must be "qualifying income" as that term is defined in Section 7704 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). Code Section 7704 specifically provides that income from dividends and interest is qualifying income, except in the case of interest income earned in the conduct of financial or insurance business. As described in more detail in "Risk Factors—Risks Related to Taxation," almost all of Sol-Wind Renewable Power, LP's income will constitute dividend or interest income, and except in the case of a tax-exempt investor that owns more than 50% of the voting power or value of the common units, Sol-Wind Renewable Power, LP will not generate unrelated business taxable income.

        Sol-Wind Renewable Power, LP's equity investments in renewable energy assets will be made through wholly-owned subsidiaries that are treated as associations taxable as corporations for U.S. federal income tax purposes. Therefore, all income received from these investments will be distributions on equity that are treated for tax purposes as a return of basis or a dividend. In addition, Sol-Wind Renewable Power, LP's intercompany loans and debt investments in its affiliates will be made pursuant to lending guidelines established under the Partnership Agreement by Sol-Wind Global Holdings LLC to either Sol-Wind JV SWP LLC (a wholly-owned subsidiary of Sol-Wind JV CLN LLC that is disregarded for U.S. federal income tax purposes) or the applicable project holding company. We expect interest paid to Sol-Wind Global Holdings LLC on these intercompany loans to be qualifying income. See "Risk Factors—Risks Related to Taxation—Our U.S. federal income tax treatment depends on our status as a partnership for U.S. federal income tax purposes. If the IRS were to treat us as a corporation for U.S. federal income tax purposes, subject to U.S. corporate income tax, our cash available for distribution to our unitholders may be substantially reduced" and "Material U.S. Federal Income Tax Consequences." We also expect that interest income paid by Sol-Wind JV SWP LLC (a wholly-owned subsidiary of Sol-Wind JV CLN LLC that is disregarded for U.S. federal income tax purposes) and applicable project holding companies on intercompany loans will generate interest expense for our U.S. subsidiaries treated as corporations for U.S. federal income tax purposes.

        Because we finance our acquisition of renewable energy projects with a combination of intercompany loans, loans to affiliates and equity contributions to subsidiaries, the cash flow distributed to investors will constitute a combination of taxable income and a return of principal or capital, as applicable. Equity distributions by our U.S. subsidiary treated as an association taxable as a corporation to us will initially be treated as a non-taxable return of capital because this entity will not have earnings and profits primarily because the interest deductions from the intercompany loans, along with depreciation expenses, are expected to exceed the income allocated to this entity, for at least 15 years based on our Initial Portfolio, and longer if we are successful in executing our growth strategy. In addition, the repayment of principal on intercompany loans will not be treated as taxable income. Over time, as the intercompany loans and loans to affiliates are repaid, the amount of cash that is treated as a return of principal will increase, resulting in a smaller interest expense deduction. After the loans are repaid, most of the distributions from our U.S. subsidiary treated as an association taxable as a corporation to us will be taxable income as a result of there no longer being interest expense deductions available to reduce its overall liability and earnings and profits at that entity.

Tax Equity

        U.S. federal, state and local governments and utilities have established various tax incentives to support the development of renewable energy. The incentives include PTCs, ITCs, accelerated tax depreciation and certain state tax credits. The ITC is a U.S. federal tax incentive that provides an income tax credit of 30% of eligible installed costs through 2016 and thereafter it drops to 10% from January 1, 2017. The PTC (which is no longer available for projects not under construction by the end of 2014) is a U.S. federal tax incentive alternative that provides a U.S. federal income tax credit to the owners of wind power generation assets based on the amount of energy produced by an asset during the first ten years after it commences commercial operation. These tax credits directly offset U.S. tax liabilities, including alternative minimum tax.

        The availability of these Tax Benefits provides the developers and owners of renewable energy assets with the opportunity to raise capital through the sale of tax equity. Tax equity financing has become a driver of the expansion of the U.S. renewable energy market over the past decade. Traditionally, investors in tax equity have been large financial institutions and corporations that invest, in part, to offset their current tax liabilities.

        We will seek commercial relationships with tax equity investors to help provide developers with a comprehensive tax equity financing and exit strategy for their qualifying projects. For example, G-I provided tax equity financing for a portion of the assets in our Initial Portfolio. G-I has also provided or agreed to provide tax equity financing for certain assets in the Identified Pipeline. Historically, G-I has invested at the project level for a portion (generally 31%-43%) of the total purchase price our general partner has agreed to pay for the applicable assets. If tax equity financing were to become unavailable from G-I or others (including because of the expiration, elimination or reduction of the Tax Benefits driving tax equity financing structures) our growth strategy would be adversely affected. See "Risk Factors—Risks Related to Taxation—Our business currently depends on the availability of tax credits and other financial incentives. The expiration, elimination or reduction of these tax credits and incentives would adversely impact our business."

Our Management

        We are managed and operated by our general partner, Sol-Wind, LLC, through its board of directors and executive officers. Our general partner's members will have the right to appoint all of the members of the board of directors of our general partner and, unlike shareholders in a publicly traded corporation, our common unitholders will have no right to elect our general partner or its directors on an annual or other continuing basis. At the closing of this offering, we will not have any employees. Although all of the employees that conduct our business will be employed by our general partner, we sometimes refer to these individuals in this prospectus as our employees.

        Under the listing requirements of the New York Stock Exchange ("NYSE"), the board of directors of our general partner will be required to have an audit committee comprised of at least three directors that meet applicable independence standards of the NYSE, subject to certain grace periods. The board of directors of our general partner will initially be comprised of five directors, including one independent director at the completion of this offering.

        Following the closing of this offering, an entity owned and controlled by 40 North will own all of our subordinated units and 1,318,630 common units and our general partner will own all of our incentive distribution rights, which will entitle it to increasing percentages, up to a maximum of 50%, of the cash we distribute in excess of $0.3738 per unit per quarter, after the closing of this offering. Upon the closing of this offering, assuming we distribute the minimum quarterly distribution only, 40 North will be entitled to receive approximately 56.6% of all cash distributed. See "Certain Relationships and Related Party Transactions."

        Prior to the closing of this offering, we will enter into a number of agreements with our general partner, including the Partnership Agreement and the Acquisition Agreements.

Our General Partner's Equityholders

        Our general partner's equityholders are 40 North, which is a pooled investment vehicle managed by 40 North Management, and BKM, LLC ("BKM"), an entity owned by founding members and members of our general partner's management team. 40 North Management is an SEC-registered investment firm founded by Managing Principals David S. Winter and David J. Millstone in 2009. An entity owned and controlled by 40 North will purchase all of the subordinated units to be issued in the Formation Transactions and will also purchase 1,318,630 common units, a portion of which it will agree to sell back to us if the underwriters exercise their right to purchase additional shares.

 Summary of Conflicts of Interest and Fiduciary Duties

General

        The officers and directors of our general partner have a contractual duty to manage the Partnership in a manner they believe is in our best interests. At the same time, the officers and directors of our general partner also have fiduciary or other duties to manage our general partner in a manner beneficial to its owners. The board of directors of our general partner may refer any conflicts of interest that may arise in the future between us and our limited partners, on the one hand, and us and our general partner, on the other hand to the Conflicts Committee under our Partnership Agreement, whose determination will be conclusively presumed to not be a breach of any fiduciary or other duties owed to us or our limited partners. The resolution of these conflicts may not be in the best interest of us or our limited partners.

Partnership Agreement Modifications to Fiduciary Duties

        Delaware law provides that Delaware limited partnerships may, in their partnership agreements, expand, restrict or eliminate the fiduciary or other duties owed by the general partner to limited partners and the partnership. Our Partnership Agreement restricts the remedies available to our common unitholders for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty. By purchasing a common unit, the purchaser agrees to be bound by the terms of our Partnership Agreement, and each common unitholder is treated as having consented to various actions and potential conflicts of interest contemplated in the Partnership Agreement that might otherwise be considered a breach of fiduciary or other duties under applicable state law.

        Our Partnership Agreement permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner, which entitles our general partner to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of or factors affecting us, our affiliates or any common unitholder. When acting in its individual capacity, our general partner may act without any fiduciary or other obligation to us or our common unitholders whatsoever.

        Any agreement between us, on the one hand, and our general partner and its affiliates, on the other, will not grant to our common unitholders, separate and apart from us, the right to enforce the obligations of our general partner and its affiliates in our favor. In addition, in the performance of its obligations under the Partnership Agreement, our general partner and its affiliates will not be held to a fiduciary duty standard of care to us, our general partner or our limited partners, but rather will be held to the standard of care specified in the Partnership Agreement.

Our General Partner and its Affiliates May Engage in Competition with Us

        Our general partner and its affiliates may compete with us, subject to the requirements of the Partnership Agreement, and may own, acquire, invest in and manage other solar and wind power generation assets. However, to the extent our general partner seeks to sell such assets, it must first offer to sell such assets to us, and in each case our decision whether to accept such offer will be subject to the approval of the Conflicts Committee. This requirement does not apply to affiliates of our general partner, including its members. Our general partner and its affiliates are not obligated to identify, acquire, or sell us any assets in the future.

        Borrowings.    Borrowings by us or by our subsidiaries do not constitute a breach of any duty owed by our general partner or its directors to our common unitholders, including borrowings that have the purpose or effect of (i) enabling our general partner or its affiliates to receive distributions on any units held by them or our incentive distribution rights or (ii) hastening the expiration of the subordination period.

        Incentive distribution rights.    Our general partner, as the holder of our incentive distribution rights, has the right to reset, at a higher level, the minimum quarterly distribution and the cash target distribution levels upon which the incentive distributions payable to our general partner are based without the approval of our common unitholders at any time when there are no subordinated units outstanding and we have made cash distributions to the holders of our incentive distribution rights at the highest level of incentive distribution for each of the prior four consecutive fiscal quarters.

        For a more detailed description of the conflicts of interest and fiduciary or other duties of our general partner, please read "Conflicts of Interest and Fiduciary Duties."

Implications of Being an Emerging Growth Company

        We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act (the "JOBS Act"). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

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  the ability to present only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations;

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  exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting;

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  reduced disclosure about executive compensation arrangements; and

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  exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to our auditor's report in which the auditor would be required to provide additional information about the audit and financial statements.

        In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of this extended transition period for complying with new or revised accounting standards. This election is irrevocable.

        We may take advantage of these provisions until the end of the fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company as of the earliest to occur of: (i) the last day of the fiscal year during which we had $1.0 billion or more in annual gross revenues; (ii) the date of our issuance, in a three-year period, of more than $1.0 billion in non-convertible debt; or (iii) the date on which we are deemed to be a "large accelerated filer" as defined for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which will occur if the market value of our common units held by non-affiliates exceeds $700.0 million on the last business day of our second fiscal quarter. We may choose to take advantage of some, but not all, of these reduced burdens. For as long as we take advantage of the reduced reporting obligations, the information that we provide to unitholders may be different than information provided by other public companies.

Principal Executive Offices

        Our principal executive offices are located at 405 Lexington Avenue, Suite 732, New York, New York 10174, and our telephone number is (212) 235-0421. Our website address will be http://www.solwindmlp.com. We intend to make our periodic reports and other information filed with or furnished to the Securities and Exchange Commission (the "SEC") available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

 The Offering

Common units offered to the public	8,700,000 common units.
10,005,000 common units, if the underwriters exercise in full their right to purchase the option units.
Common and subordinated units outstanding after this offering	10,018,630 common units and 10,018,630 subordinated units, for a total of 20,037,260 units.

To the extent the underwriters exercise their right to purchase the option units, we will use the proceeds to repurchase an equal number of common units from 40 North. As a result, the exercise by the underwriters of their right to purchased option units will not affect the number of common units outstanding after this offering or the amount of cash needed to pay the minimum quarterly distribution on all units.

In addition, these limited partnership unit numbers exclude up to 1,277,047 common units issuable upon the vesting of phantom units that we will grant to directors, officers and employees of our general partner in connection with this offering. See "Executive Compensation—Long-Term Incentive Plan."

Use of proceeds

We expect to receive approximately $410.4 million from this offering and the sale of common units and the subordinated units to an entity owned and controlled by 40 North, after deducting the estimated underwriting discounts, structuring fee and offering expenses payable by us. We intend to use approximately $10.6 million of the net proceeds from this offering and the sale of common units and subordinated units to an entity owned and controlled by 40 North for working capital and general partnership purposes and intend to use the remainder of the proceeds to pay approximately $9.2 million in fees and expenses associated with our formation, this offering and the other Formation Transactions, and approximately $390.6 million as consideration to our general partner for our acquisition of its interests in our Initial Portfolio. See "Use of Proceeds"

To the extent the underwriters exercise their right to purchase option units, we will use the proceeds to purchase an equal number of common units from 40 North.

Cash distributions

We intend to pay a minimum quarterly distribution of $0.3250 per common unit ($1.30 per common unit on an annualized basis) to the extent we have sufficient cash after establishment of cash reserves and payment of fees and expenses. Before we pay any distributions on our common units, we will establish reserves and pay fees and expenses, including reimbursements to our general partner and its affiliates for expenses they incur and payments they make on our behalf, as more fully described under "The Partnership Agreement—Reimbursement of Expenses." We refer to the cash available after establishment of cash reserves and payment of fees and expenses as "available cash." Our ability to pay the minimum quarterly distribution is subject to various restrictions and other factors described in more detail under "Cash Distribution Policy and Restrictions on Distributions."

For the first quarter that we are publicly traded, we will pay a prorated distribution covering the period from the completion of this offering through March 31, 2015, based on the actual length of that period.

Our Partnership Agreement requires us to distribute all of our available cash each quarter in the following manner:
• first, to the common unitholders, pro rata, until each common unit has received the minimum quarterly distribution of $0.3250 plus any arrearages from prior quarters;
• second, to the subordinated unitholders, pro rata, until each subordinated unit has received the minimum quarterly distribution of $0.3250; and
• third, to all unitholders, pro rata, until each limited partnership unit has received a distribution of $0.3738.

If cash distributions to our unitholders exceed $0.3738 per unit in any quarter, our general partner will receive increasing percentages, up to 50%, of the cash we distribute in excess of that amount. We refer to these distributions as "incentive distributions." See "Provisions of Our Partnership Agreement Relating to Cash Distributions."

We believe, based on our financial forecast and related assumptions included in "Cash Distribution Policy and Restrictions on Distributions," that we will have sufficient cash available for distribution to pay the minimum quarterly distribution on all of our common units and subordinated units for each quarter in the twelve months ending December 31, 2015. However, we do not have a legal obligation to pay quarterly distributions at our minimum quarterly distribution rate. There is no guarantee that we will distribute quarterly cash distributions to our common unitholders in any quarter.

We estimate that our pro forma cash available for distribution for the year ended December 31, 2013 and the twelve months ended September 30, 2014 would have been insufficient to pay the full minimum quarterly distribution on all of our common units, with a shortfall of $0.30 and $0.28, respectively, per subordinated unit for such period. See "Cash Distribution Policy and Restrictions on Distributions" and "Executive Compensation—Long-Term Incentive Plan."

Subordinated units

An entity owned and controlled by 40 North, a member of our general partner, will initially own all of our subordinated units. The principal difference between our common units and subordinated units is that for any quarter during the subordination period, holders of the subordinated units are not entitled to receive any quarterly distributions from operating surplus until the common units have received the minimum quarterly distribution from operating surplus plus any arrearages in the payment of the minimum quarterly distribution from operating surplus from prior quarters. Subordinated units will not accrue arrearages.

Subordination period and conversion of subordinated units

The subordination period applicable to the subordinated units will end on the first business day after March 31, 2018 on which we have earned and paid at least $1.30 (the minimum quarterly distribution on an annualized basis) on each outstanding common unit and subordinated unit for each of three consecutive, non-overlapping four-quarter periods, provided that there are no arrearages on our common units at that time.

Notwithstanding the foregoing, the subordination period will end on the first business day after we have earned and paid at least $1.95 (150.0% of the minimum quarterly distribution on an annualized basis) on each outstanding common and subordinated unit, for any four-quarter period ending on or after March 31, 2016, provided that there are no arrearages on our common units at that time.

When the subordination period ends, all subordinated units not previously converted will convert into common units on a one-for-one basis, and all common units thereafter will no longer be entitled to arrearages. See "Provisions of Our Partnership Agreement Relating to Cash Distributions—Subordination Period."

Our general partner's right to reset the minimum quarterly distribution

Our general partner, as the initial holder of all of our incentive distribution rights, has the right to reset, at a higher level, the minimum quarterly distribution and target distribution levels based on our cash distributions at the time of the exercise of the reset election. If our general partner transfers all or a portion of our incentive distribution rights in the future, the holder or holders of a majority of our incentive distribution rights will be entitled to exercise this right. Following a reset election, the minimum quarterly distribution will be adjusted to equal the reset minimum quarterly distribution, and the target distribution levels will be reset to correspondingly higher levels based on the same percentage increases above the reset minimum quarterly distribution as the initial target distribution levels were above the minimum quarterly distribution.

If our general partner (or another holder entitled to do so) elects to reset the minimum quarterly distribution, it will be entitled to receive newly issued common units. The number of common units to be issued to our general partner (or such holder) will equal the quotient determined by dividing (x) the average aggregate amount of cash distributions received by our general partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election by (y) the average of the amount of cash distributed per common unit during each of these two quarters. See "Provisions of Our Partnership Agreement Relating to Cash Distributions—Our General Partner's Right to Reset the Incentive Distribution Level."

Issuance of additional units

Our Partnership Agreement authorizes us to issue an unlimited number of additional units without the approval of our common unitholders. See "Units Eligible for Future Sale" and "The Partnership Agreement—Issuance of Additional Interests."

Limited voting rights

Our general partner will manage and operate us. Unlike the holders of common stock in a corporation, our common unitholders will have only limited voting rights on matters affecting our business. Our common unitholders will have no right to elect our general partner or its directors on an annual or other continuing basis. Our general partner may not be removed except by a vote of the holders of at least 66 2/3% of the outstanding units, including the units held by our general partner and its members, voting together as a single class. Upon completion of this offering, an entity owned and controlled by 40 North will own all of our subordinated units and 1,318,630 common units, representing approximately 56.6% of our outstanding units. In addition, any vote to remove our general partner during the subordination period must provide for the election of a successor general partner by the holders of a majority of the common units and a majority of the subordinated units, voting as separate classes. This will give 40 North, one of our general partner's members, the ability to prevent the removal of our general partner. See "The Partnership Agreement—Limited Voting Rights."

Limited call right

If at any time our general partner, its members and their affiliates own more than 80% of our then-issued and outstanding limited partner interests of any class, our general partner has the right, which it may assign in whole or in part to any of its affiliates or beneficial owners or to us, but not the obligation, to purchase all, but not less than all, of the limited partner interests of the class held by unaffiliated persons at a price equal to the greater of (1) the average of the daily closing prices per limited partner interest of the class purchased for the 20 consecutive trading days immediately prior to the date three days before the date our general partner first mails notice of its election to purchase those limited partner interests and (2) the highest price paid by our general partner or any of its affiliates for any limited partner interests of the class purchased during the 90-day period preceding the date that the notice is mailed. See "The Partnership Agreement—Limited Call Right."

Estimated ratio of taxable income to distributions

We estimate that if you own the common units you purchase in this offering through the record date for distributions for the period ending December 31, 2017, you will be allocated, on a cumulative basis, an amount of federal taxable income for that period that will be less than 40% of the cash distributed to you with respect to that period. For example, if you receive an annual distribution of $1.30 per unit, we estimate that your average allocable federal taxable income per year will be no more than approximately $0.52 per unit. Thereafter, the ratio of allocable taxable income to cash distributions to you could substantially increase. Please read "Material U.S. Federal Income Tax Consequences—Tax Consequences of Unit Ownership" for the basis of this estimate.

Material U.S. federal income tax consequences

For a discussion of the material U.S. federal income tax consequences that may be relevant to prospective common unitholders, see "Material U.S. Federal Income Tax Consequences." All statements of legal conclusions contained in "Material U.S. Federal Income Tax Consequences," unless otherwise noted, are the opinion of Milbank, Tweed, Hadley & McCloy LLP with respect to the matters discussed therein.

NYSE listing	We have been approved to list our common units on the NYSE under the symbol "SLWD," subject to official notice of issuance.

 Summary Historical and Pro Forma Financial Information

Historical Financial Information of Our Predecessor

        Sol-Wind Renewable Power, LP was formed on August 8, 2014 and had minimal activity through September 30, 2014. As a result, no historical financial information of Sol-Wind Renewable Power, LP is included in the following tables. The following table presents summary historical combined financial data of our predecessor, which reflects the combination of the financial results of the entities that own the Greenleaf assets as more fully described under "—Initial Portfolio" above. The summary historical combined financial data of our predecessor as of, and for the years ended, December 31, 2013 and 2012, are derived from the audited combined financial statements of our predecessor included elsewhere in this prospectus. The summary historical unaudited combined financial data of our predecessor as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 are derived from the unaudited combined financial statements of our predecessor included elsewhere in this prospectus.

        The following information should be read in conjunction with, and is qualified in its entirety by reference to, the audited and unaudited historical combined financial statements of our predecessor and the other assets in the Initial Portfolio and accompanying notes and the unaudited pro forma statements and accompanying notes, in each case included elsewhere in this prospectus. The table should also be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Relationships and Related Party Transactions."

	For the Year Ended December 31,		For the Nine Months Ended September 30,
(in thousands)	2012	2013	2013	2014
			(unaudited)	(unaudited)
Statement of Operations Data:
Revenues:
Sale of electricity	$1,125	$2,706	$2,229	$2,123
Incentives	885	2,140	1,715	1,671

Total revenue	2,010	4,846	3,944	3,794
Costs and expenses:
Operating expenses	106	95	12	584
Depreciation and amortization	959	1,956	1,432	1,515
General and administrative expenses	215	360	40	98

Total costs and expenses	1,280	2,411	1,484	2,197

Operating income	730	2,435	2,460	1,597
Other income (loss):
Interest income (expense)	(746)	(1,221)	(928)	(949)
Other income (expense)	6	12	69	7

Total other income (loss)	(740)	(1,209)	(859)	(942)

Net income (loss)	$(10)	$1,226	$1,601	$655
Other Financial Data:
Net cash provided by (used in):
Operating activities	$609	$3,115	$2,466	$1,461
Investing activities	(11,770)	1,354	1,124	(2,561)
Financing activities	10,918	(5,036)	(4,140)	1,110
Balance Sheet Data (at period end):
Cash	$823	$256	$273	$266
Solar assets, net	58,730	60,041	57,068	61,087
Total assets	78,137	61,909	63,476	63,316
Bank loans, current portion	762	14,928	14,410	7,406
Bank loans, net of current portion	23,157	6,666	6,959	13,708
Total liabilities	39,509	23,829	23,765	22,809
Total members' equity	38,628	38,080	39,711	40,507

Unaudited Pro Forma Combined Financial Information of Sol-Wind Renewable Power, LP

        The following table presents summary unaudited pro forma combined income statement information for the year ended December 31, 2013 and the nine months ended September 30, 2014 and unaudited pro forma combined balance sheet information as of September 30, 2014. The unaudited pro forma combined financial information presented below gives effect to the Formation Transactions as if they had occurred on September 30, 2014, for the unaudited pro forma combined balance sheet information, and January 1, 2013, for the unaudited pro forma combined income statement information. This information has been derived from our unaudited pro forma combined financial statements and should be read together with the historical financial statements, each of which is included elsewhere in this prospectus.

	Sol-Wind Renewable Power, LP
Unaudited Pro Forma Combined Income Statement Information: (in thousands, except per unit data)	Pro Forma for the Year Ended December 31, 2013	Pro Forma for the Nine Months Ended September 30, 2014
	(unaudited)
Revenues:
Sale of electricity	$7,234	$8,860
Incentives	10,785	6,595

Total revenue	18,019	15,455
Costs and expenses:
Operating expenses	2,882	2,807
Depreciation and amortization	6,095	6,698
Purchase of solar renewable energy certificates	610	394
General and administrative expenses	5,011	4,700
Equity compensation expense	6,385	4,789

Total costs and expenses	20,983	19,388

Operating income (loss)	(2,964)	(3,933)
Other income (loss):
Interest income from credit facilities	4,053	3,063
Unrealized (loss) on solar renewable energy certificates forward contract	(35)	(60)
Other Income (expense)	12	101

Total other income (loss)	4,030	3,104

Net income (loss)	1,066	(829)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest	1,457	5,218

Net income (loss) attributable to Sol-Wind Renewable Power, LP	$(391)	$(6,047)

Pro Forma basic and diluted net income (loss) attributable to Sol-Wind Renewable Power, LP per common unit	$(0.02)	$(0.30)

Pro Forma weighted average common units outstanding	10,018,630	10,337,892

Other Unaudited Financial Information: (in thousands)
Adjusted EBITDA(1)	$13,546	$10,658

Sol-Wind Renewable Power, LP
Unaudited Pro Forma Combined Balance Sheet Information: (in thousands)	Pro Forma as of September 30, 2014
(unaudited)
Cash	$10,608
Property & equipment, net	$334,032
Total assets	$451,631
Total liabilities	$3,354
Total equity	$448,277

(1)
We define "EBITDA" as income before income taxes, plus net interest expense and depreciation and amortization expense. We define "Adjusted EBITDA" as EBITDA excluding long-term incentive and equity compensation expense but including interest income from credit facilities. In this prospectus, the presentation of Adjusted EBITDA has been calculated on a pro forma basis in a manner consistent with our unaudited pro forma combined financial statements included elsewhere in this prospectus.

Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

  •
  our operating performance as compared to other publicly traded partnerships in the renewable energy industry, without regard to historical cost basis or financing methods;

  •
  the ability of our assets to generate sufficient cash flow to make distributions to our common unitholders;

  •
  our ability to incur and service debt and fund capital expenditures; and

  •
  the viability of acquisitions and other capital expenditure assets and the returns on investment in various opportunities.

Adjusted EBITDA should not be considered as an alternative to net income, income before income taxes, cash flows from operating activities or any other measure of financial performance calculated in accordance with generally accepted accounting principles in the U.S. ("GAAP"). We believe that Adjusted EBITDA provides additional information for evaluating our ability to make distributions to our common unitholders and our financial performance without regard to our financing methods, capital structure and historical cost basis and is presented solely as a supplemental measure. By definition, non-GAAP measures do not give a full understanding of our business; therefore, to be truly valuable they must be considered together with our GAAP financial results. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA, as we define them, may not be comparable to EBITDA and Adjusted EBITDA or similarly titled measures used by other corporations or partnerships in our industry, thereby diminishing such measure's utility. The following table presents a reconciliation of net income to Adjusted EBITDA:

	Pro Forma	Pro Forma
(in thousands)	For the Year Ended December 31, 2013	For the Nine Months Ended September 30, 2014
	(unaudited)	(unaudited)
Net income (loss)	$1,066	$(829)
Add:
Depreciation and amortization	6,095	6,698
Interest (income) expense	—	—
Equity compensation expense	6,385	4,789

Adjusted EBITDA	$13,546	$10,658

RISK FACTORS

        This offering and an investment in our common units involve a high degree of risk. Limited partner interests are inherently different from shares of capital stock of a corporation, although many business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. You should carefully consider the risks described below, together with the financial and other information contained in this prospectus, before you decide to purchase our common units. If any of the following risks actually occurs, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected. As a result, the trading price of our common units could decline and you could lose all or part of your investment in our common units.

Risks Related to Our Business

We may not have sufficient cash following the establishment of cash reserves and payment of fees and expenses, including cost reimbursements to our general partner, to enable us to pay the minimum quarterly distribution to holders of our common and subordinated units.

        In order to pay the minimum quarterly distribution of $0.3250 per unit, or $1.30 per unit on an annualized basis, we will require cash of approximately $6.5 million per quarter, or $26.0 million per year, based on the number of common and subordinated units outstanding immediately following completion of this offering. We may not have sufficient cash from operating surplus each quarter to enable us to pay the minimum quarterly distribution. The amount of cash we can distribute on our units primarily depends upon the amount of cash we generate from our operations, which will fluctuate from quarter to quarter based on, but not limited to:

  •
  the continued availability of operating solar and wind power generation assets for acquisition;

  •
  the weather in the locations of our assets;

  •
  the level of our operating costs;

  •
  the continued need for renewable energy;

  •
  prevailing global and regional economic and political conditions;

  •
  changes in federal or local income tax rates;

  •
  our assets producing energy as projected;

  •
  the effect of governmental laws and regulations and available tax incentives on the conduct of our business; and

  •
  the ability of our subsidiaries to make distributions to us. See "—We are a holding company and our material assets after completion of this offering will be our investments in the project subsidiaries, and we are accordingly dependent upon distributions from the project subsidiaries to pay distributions, local taxes and other expenses."

        In addition, the actual amount of cash we will have available for distribution will depend on other factors, including:

  •
  the level and timing of capital expenditures we make, including for replacing solar and wind power generation assets and complying with laws and regulations;

  •
  continued payment by counterparties under the PPAs for the assets in the Initial Portfolio and continued payment by the counterparties to our debt investments;

  •
  continued availability and proper maintenance of, the assets in the Initial Portfolio;

  •
  the level of costs related to litigation and regulatory compliance matters;

  •
  our debt service requirements, including fluctuations in interest rates, and restrictions on distributions contained in our debt instruments;

  •
  the level of our general and administrative expenses, including reimbursements to our general partner and its affiliates for services provided to us;

  •
  fluctuations in our working capital needs;

  •
  our subsidiaries' ability to borrow funds and access the capital markets;

  •
  the number of outstanding units; and

  •
  the amount of any cash reserves, including reserves for future maintenance and replacement capital expenditures, working capital and other matters, established by the board of directors of our general partner, which cash reserves are not subject to any specified maximum dollar amount.

        The amount of cash we generate from our operations may differ materially from our profit or loss for a specified period, which will be affected by non-cash items. As a result of this and the other factors mentioned above, we may make cash distributions during periods when we record losses and may not make cash distributions during periods when we record net income. Furthermore, we cannot guarantee that we will have sufficient cash to pay a specific level of cash distributions to our unitholders.

        For a description of additional restrictions and factors that may affect our ability to make cash distributions, please read "Cash Distribution Policy and Restrictions on Distributions."

The assumptions underlying the forecast of cash available for distribution that we include in "Cash Distribution Policy and Restrictions on Distributions" are inherently uncertain and subject to significant business, economic, financial, regulatory and competitive uncertainties that could cause actual results to differ materially from those forecasted.

        The forecast of cash available for distribution set forth in "Cash Distribution Policy and Restrictions on Distributions" includes forecasted results and cash available for distribution for the twelve months ending December 31, 2015. The financial forecast has been prepared by management, and we have not received an opinion or report on it from our or any other independent auditor. The assumptions underlying the forecast are inherently uncertain and are subject to significant business, economic, financial, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those forecasted. If we do not achieve the forecasted results, we may not be able to pay the full minimum quarterly distribution or any amount on our common and subordinated units, in which event the market price of our common units may decline materially.

The historical and unaudited pro forma combined financial information included in this prospectus does not reflect the financial condition, results of operations or cash flows that we would have achieved as a stand-alone company during the periods presented or that we will achieve in the future and, therefore, may not be a reliable indicator of our future performance.

        The historical financial information for our predecessor and the other assets in our Initial Portfolio included in this prospectus does not reflect our ongoing cost structure, management, financing costs or business operations. Instead, this financial information represents the historical results attributable to the assets reported therein as owned, managed and financed by the developers of the assets. Upon consummation of this offering, we will begin to consolidate our results. As a result, changes will occur in the cost, financing and management arrangements for the assets for which financial information is included in this prospectus after we acquire them and our results of operations will differ, in some respects significantly, from the historical financial information for these assets included in this prospectus. These changes are likely to include the incurrence of stand-alone costs for services previously provided by the developers and the incurrence of legal, accounting, compliance and other costs associated with being a public company.

        In addition, the unaudited pro forma combined financial information included in this prospectus has been prepared assuming the Formation Transactions had occurred at the times specified under "Unaudited Pro Forma Combined Financial Information" and is based upon the historical financial information and other available information, estimates and assumptions that we believe are reasonable. However, the unaudited pro forma combined financial information is presented for illustrative and informational purposes only and is not intended to represent or indicate what our financial condition or results of operations would have been for the periods presented had those transactions occurred at the times specified, nor what they may be in the future. The unaudited pro forma combined financial information is based on various assumptions, which may be incorrect or incomplete.

        For these and other reasons specified in this prospectus, the historical and unaudited pro forma combined financial information included in this prospectus does not reflect the financial condition, results of operations or cash flows we would have achieved during the periods presented as a stand-alone company, and, therefore, may not be a reliable indicator of our future financial performance.

Initially, we will depend on the limited number of assets in our Initial Portfolio for almost all of our anticipated cash flows.

        Initially, we will depend on the limited number of assets in our Initial Portfolio for almost all of our anticipated cash flows. We may not be able to successfully execute our acquisition and investment strategies in order to further diversify and increase our sources of cash flow and reduce our portfolio concentration, which in turn would limit our ability to increase distributions to our unitholders. Consequently, the impairment or loss of any one or more of the assets in our Initial Portfolio could materially and disproportionately reduce our total power generation and cash flows and, as a result, have a material adverse effect on our business, financial condition, results of operations and ability to make cash distributions to our unitholders.

The assets in our Initial Portfolio and Identified Pipeline may not perform as we expect.

        The assets in our Initial Portfolio and Identified Pipeline are relatively new. All of the assets in our Initial Portfolio will have commenced operations within the past five years. In addition, we expect that many of the assets that we may acquire, including assets in the Identified Pipeline, may not have commenced operations, have recently commenced operations or otherwise have a limited operating history. As a result, our assumptions and estimates regarding the performance of these assets, including the assumptions under "Cash Distribution Policy and Restrictions on Distributions—Assumptions and Considerations," are, and will be, made without the benefit of a meaningful operating history, which may impair our ability to accurately assess the potential profitability of the assets and, in turn, our results of operations, financial condition, cash flows and, ultimately, our ability to make distributions to our unitholders. The ability of our assets to perform as we expect will also be subject to risks inherent in newly constructed renewable energy assets, including breakdowns and outages, latent defects, equipment that performs below our expectations, system failures and outages. The failure of some or all of our assets to perform according to our expectations could have a material adverse effect on our business, financial condition, results of operations, cash flows and ability to make cash distributions to our unitholders.

Counterparties to the PPAs for the assets in our Initial Portfolio and counterparties to our debt investments may not fulfill their obligations, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

        All of the power generated by the assets in our Initial Portfolio is sold under long-term PPAs with public utilities, commercial, retail or municipal end-users, which, in the aggregate had a weighted average remaining term of 18.7 years based on nameplate capacity as of January 20, 2015. The counterparties to the PPAs have a weighted average credit rating (based on nameplate capacity and calculated and derived by our management) of A3, as described under "Business—Our Initial Portfolio." Our credit rating assumes a below-investment grade rating of B1 (Moody's format) if no rating was available for a counterparty, unless the counterparty was deemed investment grade by our management based on the experience of management and the credit metrics of the counterparties to the PPAs and their tenants, in which case a low investment grade rating of Baa3 (Moody's format) was used for the counterparty. Approximately 30% of the counterparty credit ratings in the portfolio (based on weighted average nameplate capacity) were derived using internal management estimates where public ratings were not available. However, no assurance can be given that if such counterparty were to seek a rating it would actually receive the rating assigned.

        If, for any reason, any of the purchasers of power under the PPAs are unable or unwilling to fulfill their contractual obligations and make payments under the PPA or if they refuse to accept delivery of power delivered thereunder or if they otherwise terminate such agreements prior to the expiration thereof, our business, financial condition, results of operations and cash flows could be materially and adversely affected. Furthermore, certain of the counterparties are governmental entities or bodies, and as a result, may be subject to legislative or other political action that may impair their contractual performance.

        In addition, certain of our interests in the Initial Portfolio will be debt investments. As a result, we are not only relying on the performance of the counterparties to the PPAs for those assets to perform their contractual obligations to the asset owner, but also on the asset owner to service the debt that we have invested in. Any failure by the counterparties to the PPAs for such assets to perform their contractual obligations, or any failure by the asset owners to service their debt obligations to us, could have a material adverse effect on our business financial condition, results of operations and cash flows.

Some of the PPAs for the assets in our Initial Portfolio and PPAs that we may enter into in the future contain or may contain provisions that allow the counterparty to terminate or buy out a portion of the asset upon the occurrence of certain events. If these provisions are exercised and we are unable to enter into a PPA on similar terms, in the case of PPA termination, or find suitable replacement assets to invest in, in the case of a buyout, our cash available for distribution could materially decline.

        Some of the PPAs for the assets in our Initial Portfolio and PPAs that we may enter into in the future allow or may allow the counterparty to purchase all or a portion of the applicable asset from us. For example, pursuant to the PPAs for several of our U.S. solar assets, the counterparty has the option to either (i) purchase the applicable PV system, typically five to six years after the completion of development under such PPA, and for a purchase price equal to the greater of a value specified in the contact or the fair market value of the asset determined at the time of exercise of the purchase option or (ii) pay an early termination fee as specified in the contract, terminate the contact and require the project company owned by us to remove the applicable solar PV system from the site. If the counterparty of the asset exercises its right to purchase the asset, we would need to reinvest the proceeds from the sale in one or more assets with similar economic attributes to maintain our cash available for distribution. If we were unable to locate and acquire suitable replacement assets in a timely manner, it could have a material adverse effect on our business, financial condition, results of operations and cash available for distribution.

        In addition, some of the PPAs for the assets in our Initial Portfolio and PPAs we may enter into in the future allow or may allow the counterparty to terminate the PPA in the event certain operating thresholds or performance measures are not achieved within specified time periods. In the event a PPA for one or more of our assets is terminated under such provisions, it could materially and adversely affect our results of operations and cash available for distribution until we are able to replace the PPA on similar terms. We cannot provide any assurance that PPAs containing such provisions will not be terminated or, in the event of termination, we will be able to enter into a replacement PPA. Furthermore, any replacement PPA may be on terms less favorable to us than the PPA that was terminated.

Most of the PPAs for the assets in our Initial Portfolio do not include inflation-based price increases.

        In general, the PPAs that have been entered into for the assets in our Initial Portfolio and the Identified Pipeline do not contain inflation-based price increase provisions. Certain of the countries into which we may expand as part of the Identified Pipeline or other future acquisitions have, in the past, experienced high inflation. To the extent that countries in which we conduct our business experience high rates of inflation, thereby increasing our operating costs in those countries, we may not be able to generate sufficient revenues to offset the effects of inflation, which could materially and adversely affect our business, financial condition, results of operations and cash flows.

We are subject to risks associated with the sale of RECs, including the risk of fluctuations in market value, current geographic concentration of our eligible assets and counterparty risk.

        We expect that several assets in our Initial Portfolio will generate RECs. RECs are credits generated by power generation assets that may be sold to local utility companies to help them meet state RPS requirements. We anticipate that RECs in respect of the Initial Portfolio will make up between 22% to 24% of our revenues projected for the first 10 years. REC pricing is determined by the market in each of the states where the energy systems are installed. Oversupply of RECs in any state as a result of overbuilding of energy systems in that state may result in a higher supply of RECs than demand requires, which may negatively impact the price of RECs or eliminate the market for RECs altogether. In addition, no assurance can be given that a state will continue these programs as currently operated, or at all, which may significantly impact the revenues we earn from the sale of RECs. These risks are exacerbated by the limited geographic diversification of our REC-generating assets.

        The sale of RECs will also subject us to the risk of the inability of our counterparties to perform with respect to these sales, whether due to financial distress, bankruptcy or other causes, which could subject us to substantial losses. If the counterparties to the RECs are unable or unwilling to fulfill their contractual obligations and make payments for the RECs, or if they otherwise terminate these contractual agreements prior to the expiration thereof, our business, financial condition, results of operations and cash flows could be materially and adversely affected. Furthermore, these contracts are typically entered into for a period of three to five years and there is no assurance that we will be able to enter into similar contracts on similar terms when these contracts expire.

Future growth of our portfolio and our ability to maintain or increase our cash distributions depends on our general partner locating and acquiring additional operating solar and wind power generation assets at an attractive price.

        Our business strategy is to expand our business primarily through the acquisition of assets that have commenced operations. To a very limited extent, we may acquire assets prior to the commencement of development. Accordingly, our ability to grow and our ability to maintain or increase our cash distributions depend, in part, on our general partner's ability to identify and present us with suitable investment opportunities. The following factors, among others, could affect the availability of attractively priced assets to grow our business:

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  if our general partner does not enter into additional long-term agreements with developers who develop newly-constructed, long-life and low operating cost assets and whose acquisition by us is approved by the Conflicts Committee;

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  competing bids for an asset, including from companies that may have substantially greater capital and other resources than we do. These companies may be able to pay more for an acquisition and may be able to identify, evaluate, bid for and purchase a greater number of assets than our resources permit;

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  if our general partner does not identify assets or identifies fewer assets than we expect that are of a comparable quality to those contemplated by growth initiatives in a timely manner or at all. If the assets have less desirable economic risk profiles than we believe suitable for our business plan and investment strategy or if the returns anticipated from an acquisition of assets are less than projected, we may not be able to achieve the anticipated growth in our distribution and the market value of our units may decline;

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  our general partner's failure to acquire the assets in the Identified Pipeline; and

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  our inability to exercise our rights under the Partnership Agreement with respect to our general partner acquiring assets for us.

        In addition, in determining to acquire attractively priced operating solar and wind power generation assets, our general partner may be influenced by factors that could result in a misalignment or conflict of interest.

Our acquisition strategy exposes us to significant asset risks.

        There can be no assurance that any future acquisitions, including the Identified Pipeline, will perform as expected or that the returns will support the financing utilized to acquire or maintain such acquisitions. There is also a significant risk that during due diligence (for which we may not be indemnified post-closing) we may fail to identify material problems, that liabilities may exist that we do not discover prior to the consummation of an acquisition or that the assets acquired could lead to future liabilities and, in each case, we may not be entitled to sufficient, or any, recourse against the seller of such assets or the operators or contractual counterparties to an acquisition agreement. Should we become responsible for any preexisting liabilities related to an acquired asset, it could significantly increase our cost and consume cash that would be otherwise used for distributions. Accordingly, the consummation of an acquisition, the discovery of any material liabilities subsequent to an acquisition and the failure of a new acquisition to perform according to expectations could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Pursuant to our cash distribution policy, we intend to distribute all of our available cash through regular quarterly distributions, and our ability to grow and make investments through cash on hand may be limited.

        As discussed in "Cash Distribution Policy and Restrictions on Distributions," our distribution policy is to distribute all of our available cash each quarter and to rely primarily upon external financing sources, including the issuance of debt and equity securities, to fund our acquisitions and investment capital expenditures. We may be precluded from pursuing otherwise attractive investments if the projected short-term cash flow from the investment is not adequate to service the capital raised to fund the acquisition or investment, after giving effect to our available cash reserves. See "Cash Distribution Policy and Restrictions on Distributions—General—Our Ability to Grow is Dependent on Our Ability to Access External Expansion Capital."

        Unless otherwise restricted by contractual obligations, we intend to cause each of our subsidiaries to make regular quarterly cash distributions to us and to use the amount distributed to us, less reserves for the prudent conduct of our business, to pay regular quarterly distributions to holders of our units. As such, our growth may not be as fast as that of businesses that reinvest their available cash to expand ongoing operations. To the extent we issue additional units to fund acquisitions or capital expenditures, the payment of distributions on these additional units may increase the risk that we will be unable to maintain or increase our per-unit distribution. There will be no limitations in our certificate of formation or in our Partnership Agreement on our ability to issue additional securities, including securities ranking senior to our common units. Furthermore, the incurrence of bank borrowings or other debt by our subsidiaries to finance our growth strategy will result in interest expense and the imposition of additional or more restrictive covenants that may limit our ability to make distributions unless certain conditions are met, which, in turn, may impact the cash distributions we receive to distribute to our common unitholders.

We operate in a highly competitive market for renewable energy assets.

        The renewable energy industry is characterized by intense competition and our assets encounter competition from utilities, industrial companies and other independent power producers, in particular with respect to uncontracted output. In recent years, there has been increasing competition among generators for PPAs and this has contributed to a reduction in electricity prices in certain markets characterized by excess supply above designated reserve margins. In light of these market conditions, replacements for an expiring or terminated PPA may not be available on equivalent terms and conditions, including at prices that permit operation of the related asset on a profitable basis. In addition, we believe many of our competitors have well-established relationships with our current and potential suppliers, lenders and customers and have extensive knowledge of our target markets. As a result, these competitors may be able to respond more quickly to evolving industry standards and changing customer requirements than we will be able to.

        In addition, adoption of technology more advanced than ours could reduce our competitors' power production costs, resulting in their having a lower cost structure than is achievable with the technologies we will employ and adversely affecting our ability to compete for PPA renewals. If expiring or terminated PPAs cannot be replaced, the affected asset may temporarily or permanently cease operations. Furthermore, we may invest in and use newly-developed, less-proven technologies in our development assets or in maintaining or enhancing our existing assets. There is no guarantee that such new technologies will perform as anticipated. The failure of a new technology to perform as anticipated may materially and adversely affect the profitability of a particular development asset.

We are subject to competition resulting from the retail price of utility-generated electricity and from advancements in technology related to alternative renewable energy sources.

        We believe that a customer's decision to buy energy from us is primarily driven by its desire to pay less for electricity. The customer's decision may also be affected by the cost of other clean energy sources. Decreases in the retail prices of electricity supplied by utilities or other clean energy sources could adversely impact our ability to offer competitive pricing and could harm our ability to sign new customers. The price of electricity from utilities could decrease for many reasons, including but not limited to:

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  the development of new clean energy technologies that provide less expensive energy;

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  a reduction in the price of natural gas, including as a result of new drilling techniques or a relaxation of associated regulatory standards;

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  a reduction in the cost of coal or oil as a result of new techniques or a relaxation of associated regulatory standards;

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  the construction of a significant number of new power generation plants, including nuclear, coal, natural gas or renewable energy facilities;

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  energy conservation technologies and initiatives to reduce electricity consumption;

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  a significant and prolonged decline in the U.S. and/or global economy; and

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  the construction of additional electric transmission and distribution lines.

        A reduction in utility retail electricity prices would make the purchase of solar or wind energy less economically attractive. In addition, a shift in the timing of peak rates for utility-supplied electricity to a time of day when solar or wind energy generation is less efficient would make solar and/or wind energy less competitive and reduce demand. If the retail price of energy available from utilities were to decrease, we would be at a competitive disadvantage, we may be unable to attract new customers and our growth would be limited.

Because we have only a limited operating history upon which to assess our growth prospects, you may not be able to evaluate our business and future earnings prospects accurately.

        We are a newly organized company. Our general partner has only a limited operating history. Prior to the consummation of this offering, we will not own any operating assets. Therefore, our growth prospects must be considered in light of the risks, expenses and difficulties frequently encountered when any new business is formed. Our limited operating history will make it difficult for investors to assess our growth prospects, including our ability to acquire and invest in additional renewable energy assets on favorable terms or to enter into new PPAs, O&M Agreements or Asset Management Agreements for such assets on acceptable terms. We cannot assure you that we will be able to implement our business strategies, that any of our strategies will be achieved or that we will be able to operate profitably. Our limited historical operations place us at a competitive disadvantage that our competitors may exploit. We urge you to carefully consider the information included in this prospectus concerning us in making an investment decision.

We are a newly formed company and need to establish our business infrastructure and efficiently manage our growth.

        Our operational success will depend on successfully establishing the business infrastructure, policies, procedures and systems needed to support and grow our business, including hiring additional executive officers, employees or third-party service providers as needed. We may encounter difficulties and delays in establishing our business infrastructure, policies, procedures and systems and in integrating third-party service providers, which may affect our ability to make cash distributions to our unitholders. In addition, if we are unable to manage rapid growth effectively, we may experience delays in executing our business strategy, which could adversely affect our business, financial condition, future growth, results of operations and cash flows.

We expect to be dependent on tax equity financing arrangements.

        Tax equity investors have invested in and provided a significant amount of the permanent capital needed for the U.S. assets in our Initial Portfolio and we expect to enter into similar arrangements for assets we acquire in the future, including the Identified Pipeline. In a typical tax equity financing, a tax equity investor makes a capital investment in a class of equity interests of the entity that directly or indirectly owns the physical asset or assets. However, the availability of tax equity financing depends on federal tax incentives that encourage renewable energy development. These attributes primarily include (i) PTCs, which are federal income tax credits calculated based on the quantity of renewable energy produced and sold during a taxable year, or ITCs, which are federal income tax credits equal to 30% multiplied by the cost of eligible assets and (ii) accelerated depreciation of renewable energy assets as calculated under the current tax depreciation system, the modified accelerated cost recovery system of the U.S. Internal Revenue Code of 1986, as amended. No assurance can be given that the federal government will maintain these incentive programs. For instance, under current applicable law, a solar asset that is placed in service on or before December 31, 2016 will qualify for an ITC equal to 30% of eligible costs while a solar asset that is placed in service after December 31, 2016 will qualify for an ITC equal to 10% of eligible costs. If these tax benefits at 2016 levels are not extended by law or if there are any additional changes to the tax benefits offered by the federal government, there could be a material adverse effect on the willingness of investors to provide tax equity financing for a portion of the acquisition price of U.S. renewable energy assets, which in turn could increase our cost of capital and affect our ability to make distributions. See "—Risks Related to Taxation—Our business currently depends on the availability of tax equity financing, which in turn depends on the availability of tax credits and other financial incentives. The expiration, elimination or reduction of these tax credits and incentives could adversely impact our cost of capital and thereby our business."

        Further, there are a limited number of potential tax equity investors. Such investors have limited funds and renewable energy developers, operators and investors compete against one another and with others for tax equity financing for their capital. Our business strategy depends on the availability of tax equity financing to acquire additional assets to be able to meet our expected distribution rate. Therefore, our inability to enter into tax equity financing agreements with attractive pricing terms, or at all, could have a material adverse effect on our business, financial condition, results of operations and cash flows. Furthermore, as the renewable energy industry expands, the cost of tax equity financing may increase and there may not be sufficient tax equity financing available to meet the total demand in any year.

        Our tax equity financing agreements also provide, and tax equity financing arrangements we enter into in the future may provide, our tax equity investors with a number of minority investor protection rights with respect to the applicable asset or assets that have been financed with tax equity, including restricting the ability of the entity that owns such asset or assets to incur debt or sell such asset or assets outside the ordinary course of business. For example, while we do not expect to undertake the sale of renewable energy projects as part of our growth strategy, to the extent we choose to sell a project in which a tax equity investor has an interest we may be required to obtain the tax equity investor's consent prior to such sale. In addition, to the extent we want to incur project-level debt at a project in which we co-invest with a tax equity investor we may be required to obtain the tax investor's consent prior to such incurrence. Further, the amount of debt that could be incurred by an entity in which we have a tax equity co-investor may be constrained because even if the tax equity investor consents to the incurrence of the debt at the entity or project level, the tax equity investor may not agree to support that debt incurrence with a pledge of the tax equity investor's interest in the project, which could reduce the amount of debt that could be incurred.

The share of cash flows we receive from projects with tax equity investors will fluctuate over time, and accordingly, we will need to continue to acquire new projects in order to maintain and grow distributions to our unitholders.

        Under our tax equity financing arrangements, the tax equity investor is generally allocated substantially all of the income and loss generated by the applicable projects for the first five to seven years of operation and a significantly lower percentage of cash flows during that period. However, after this initial period is over, the tax equity investor is typically allocated and entitled to a larger percentage of the cash generated by the project. As a result, our portion of the cash generated by the projects may decrease over time, and therefore we will need to continue to acquire new projects to provide us with additional cash flow in order to maintain and grow distributions to our unitholders. See "Business—Our Initial Portfolio."

Indemnification arrangements with our tax equity investors may require us to reimburse our tax equity investors for certain losses, including lost tax benefits.

        Agreements covering the tax equity investments in our assets include indemnification provisions under which we are required to reimburse our tax equity investors for certain losses. In the event that these agreements are breached as a result of our actions or certain other events, including but not limited to, changes in our business, corporate structure or tax regulations (for example, the discontinuation of solar asset operations prior to the five-year minimum operational length required for ITC eligibility), these agreements may require us to reimburse our tax equity investors for certain losses incurred as a result of the breach. In order to comply with these agreements, our ability to sell these assets will be limited. Further, payments under any such agreement could materially adversely affect our business, cash flows and ability to make distributions to our unitholders.

The generation of power from solar and wind renewable energy sources depends heavily on suitable meteorological conditions and the seasonality of our operations may affect our liquidity. If solar or wind conditions are unfavorable, our power generation, and therefore revenue from our solar and wind power generation assets, may be substantially below our expectations.

        The power produced and revenues generated by solar and wind power generation assets are highly dependent on suitable solar and wind conditions and associated weather conditions. Such conditions are beyond our control and difficult to predict. Furthermore, components of these generation systems, including solar panels, inverters and wind turbines, can be damaged by severe weather, such as heavy snowstorms, hailstorms, icestorms, lightning strikes, extreme winds, earthquakes or tornadoes. Replacement and spare parts for key components may be difficult or costly to acquire or may be unavailable. Unfavorable weather and atmospheric conditions could reduce the output of our assets below projected generation, damage or impair the effectiveness of our assets or require shutdown of key equipment, restricting operation of our assets and our ability to achieve forecasted revenues and cash flows.

        The amount of power solar assets produce is dependent in part on the amount of sunlight, or insolation, where the assets are located. Because shorter daylight hours in winter months results in less insolation, the generation of particular assets will vary depending on the season. We expect the solar assets in our Initial Portfolio to generate the lowest amount of power during the first and fourth quarter of each year. As a result, we expect our revenue and cash available for distribution to be lower during the first and fourth quarters.

        The amount of power our wind assets produce depends in part on the speed, direction and seasonal variations of the wind in a particular location. If the wind resources at a wind asset are below the average level we expect, our rate of return for the asset would be below our expectations and we would be adversely affected. Projections of wind resources also rely upon assumptions about turbine placement, interference between turbines and the effects of vegetation, land use and terrain, which involve uncertainty and require us to exercise considerable judgment. Therefore, the power generated by our wind assets may not meet our anticipated production levels or the rated capacity of the turbines, which could adversely affect our business, financial condition and results of operations.

        We base our investment decisions with respect to each solar or wind power generation asset on the findings of related solar and wind studies conducted prior to construction, after completion of development, or based on historical conditions at existing assets. However, actual climatic conditions at an asset site, particularly insolation and wind conditions, may not conform to the findings of these studies and, therefore, our solar and wind power generation assets may not meet anticipated production levels or the rated capacity of our generation assets, which could adversely affect our business, financial condition, results of operations and cash flows.

Operation of renewable energy assets involves significant risks and hazards customary to the renewable energy industry that could have a material adverse effect on our business, financial condition, results of operations and cash flows. We may not have adequate insurance to cover these risks and hazards and we may become subject to higher insurance premiums.

        Renewable energy involves hazardous activities, including delivering electricity to transmission and distribution systems. In addition to natural risks such as earthquakes, floods, soiling, icing, snow obscuration, high temperatures, lightning, hurricanes, long-term climate changes, volcanoes and wind risks, other hazards affecting resource availability, such as fire, explosion, structural collapse and equipment failure are inherent risks in our operations. We are also exposed to vandalism and negligent acts by PPA counterparties or third parties. Our rooftop projects could cause damage to the building roof, resulting in claims due to water damages or replacement of roofing materials. These and other hazards can cause significant personal injury or loss of life, severe damage to, and destruction of, property and equipment and contamination of, or damage to, the environment, wildlife takes or fatalities and suspension of operations. The occurrence of any one of these events may result in our being named as a defendant in lawsuits asserting claims for substantial damages, including for environmental cleanup costs, personal injury and property damage and fines and/or penalties.

        We maintain an amount of insurance protection that we consider adequate but we cannot provide any assurance that our insurance will be sufficient or effective under all circumstances and against all hazards or liabilities to which we may be subject. Furthermore, our insurance coverage is subject to deductibles, caps, exclusions and other limitations. A loss for which we are not fully insured (which may include a significant judgment against any asset or asset operator) could have a material adverse effect on our business, financial condition, results of operations and cash flows. Further, due to rising insurance costs and changes in the insurance markets, we cannot provide any assurance that our insurance coverage will continue to be available at all or at rates or on terms similar to those presently available. We may also reduce or eliminate our coverage at any time. We may not be able to maintain or obtain insurance of the type and amount we desire at reasonable rates and we may elect to self-insure a portion of our portfolio. Any losses not covered by insurance could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We will not own any of the land or rooftops on which our owned solar and wind power generation assets are located, nor control the solar access rights, which could result in reduced production or in disruption to our operations.

        We will not own any of the land on which our owned solar and wind power generation assets are located and we are, therefore, subject to the possibility of less desirable terms and increased costs to retain necessary land or rooftop use if we do not have valid leases or rights-of-way or if such rights-of-way lapse or terminate. We also are subject to the possibility of a lessor not renewing the lease even though we are still able to earn revenue under the PPA. In these circumstances, we would earn less revenues and cash flows from the asset than originally anticipated.

        Although we have obtained rights to operate the assets in our Initial Portfolio that we will own pursuant to related lease arrangements and expect to do the same for any acquired assets in the future, including the Identified Pipeline, our rights to conduct those activities are subject to certain exceptions, including the term of the lease arrangement. In particular, our wind generation assets generally are and are likely to be located on land we occupy pursuant to long-term easements and leases. The ownership interests in the land subject to these easements and leases may be subject to mortgages securing loans or other liens (such as tax liens) and other easement and lease rights of third parties (such as leases of oil or mineral rights) that were created prior to our easements and leases. As a result, our rights under these easements or leases may be subject, and subordinate, to the rights of those third parties. We perform title searches and obtain title insurance to protect ourselves against these risks. Such measures may, however, be inadequate to protect us against all risk of loss of our rights to use the land on which our assets are located, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

        For our solar rooftop assets, it may become necessary for the building owner or lessee to repair or replace the roof or mechanical equipment located on the rooftop or in utility rooms in which our solar arrays or electrical equipment are located, resulting in lost production and revenue. Unanticipated changes in solar or wind access may occur during an asset's operational lifetime. For example, construction on adjacent properties or vegetation growth could result in reduced asset energy production, and hindrance of airflow could cause overheating of asset electronic components. Furthermore, in certain circumstances we may be required to incur replacement costs. For instance, if we sub-lease space for our solar panels from an occupant that leases the property, the lease expires or includes early termination provisions, and the occupant opts not to, or is unable to, re-lease its property to us, or if the occupant is in breach of its lease, then we may incur replacement costs or costs for the removal of our solar panels.

        Our loss of rights to operate the assets in our Initial Portfolio that we own through our inability to renew right-of-way contracts or otherwise, may adversely affect our ability to operate our solar and wind power generation assets.

We will rely on electric interconnection and transmission facilities that we do not own or control and that may be subject to transmission constraints to connect our assets to customers. If these facilities fail to provide us with adequate transmission capacity, we may be restricted in our ability to deliver electric power to our customers and we may either incur additional costs or forego revenues.

        The assets in our Initial Portfolio depend on, and the Identified Pipeline will depend on, electric interconnection and transmission facilities owned and operated by others to deliver the power we will sell from our solar and wind power generation assets to our customers. A failure in the operation of these interconnection or transmission facilities or a significant increase in the cost of operating these assets could result in our losing revenues. Such failures or delays could limit the amount of power our assets deliver and, accordingly, affect the ability of the assets to perform under PPAs, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. If restrictive transmission price regulation is imposed, the transmission companies may not have a sufficient incentive to invest in expansion of transmission infrastructure. We also cannot predict whether interconnection and transmission facilities will be expanded in specific markets to accommodate competitive access to those markets. In addition, certain of our operating assets' generation of power may be curtailed without compensation due to transmission limitations or limitations on the electricity grid's ability to accommodate intermittent electricity generating sources, thereby reducing our revenues and impairing the ability to capitalize fully on a particular asset's generating potential. Such curtailments could affect our ability to perform under the applicable PPAs, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. Furthermore, economic congestion on transmission networks in certain of the markets in which we operate may occur and we may be deemed responsible for congestion costs. If we were liable for such congestion costs, our financial results could be adversely affected.

We rely on third-party asset managers to provide services required for the operation, maintenance and oversight of our assets, which exposes us to significant financial or performance risks.

        Upon completion of this offering, we will rely on third-party asset managers to provide a portion of the services required for the operation, maintenance and oversight of our assets pursuant to O&M Agreements and Asset Management Agreements. There can be no assurance that these asset managers will perform their services as, when and where required pursuant to the applicable O&M Agreements and Asset Management Agreements or otherwise. Furthermore, to the extent that the third-party asset managers do not fulfill their obligations to manage operations of our assets or are not effective in doing so, we may not be able to enter into replacement agreements on favorable terms, or at all. If we are unable to enter into long-term replacement agreements to provide for operation, maintenance and oversight of our assets and other required services, we would seek to purchase the related services at market prices, exposing us to market price volatility. The failure of any third-party asset manager to fulfill its contractual obligations to us could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Developers of solar and wind power generation assets depend on a limited number of suppliers of solar panels, inverters, modules, wind turbines and other system components. Any shortage, delay or component price change from these suppliers could result in construction or installation delays, which could affect the number of solar or wind power generation assets we are able to acquire in the future.

        Our solar and wind power generation assets are constructed with solar panels, inverters, modules, wind turbines and other system components from a limited number of suppliers, making us susceptible to quality issues, shortages, price changes and the closing, financial distress or bankruptcy of key suppliers. As a result, there may be a limited supply of the spare parts required to make repairs to damaged assets in the future. For example, some of our assets include panels that were purchased from providers who are no longer in operation or are currently in bankruptcy, which may cause difficulty in sourcing replacement parts for those assets. If we or the third parties from whom we may acquire solar or wind power generation assets in the future fail to develop, maintain and expand relationships with these or other suppliers, or if they fail to identify suitable alternative suppliers in the event of a disruption with existing suppliers, the construction or installation of new solar or wind power generation assets may be delayed or abandoned, which would reduce the number of available assets that we may have the opportunity to acquire in the future.

        There have also been periods of industry-wide shortage of key components, including solar panels and wind turbines, in times of rapid industry growth. The manufacturing infrastructure for some of these components has a long lead time, requires significant capital investment and relies on the continued availability of key commodity materials, potentially resulting in an inability to meet demand for these components. In addition, the United States government has imposed tariffs on solar cells manufactured in China and Taiwan. There are currently anti-dumping tariffs on solar cells and modules imported from China and Taiwan. These may change in the future. If our third-party developers purchase solar panels containing cells manufactured in China or Taiwan, our purchase price for assets would reflect the tariff penalties mentioned above. Furthermore, there have been times when the demand for wind turbines and their related components has exceeded supply. Turbine suppliers have at times had difficulty meeting the demand, leading to significant supply backlogs, increased prices, higher up-front payments and deposits and delivery delays. These market conditions may prevail again and if they do, may result in prices that are higher than the costs we expect, less favorable payment terms or may result in insufficient available supplies to sustain our growth. A shortage of key commodity materials could also lead to a reduction in the number of assets that we may have the opportunity to acquire in the future, or delay or increase the costs of acquisitions.

Warranties provided by the suppliers of equipment for our assets may be limited by the ability of a supplier to satisfy its warranty obligations or by the expiration of applicable time or liability limits, which could reduce or void the warranty protections, or the warranties may be insufficient to compensate our losses.

        We expect to benefit from various warranties, including product quality and performance warranties, provided by the manufacturers and installers of our renewable energy assets. The manufacturers, however, may file for bankruptcy, cease operations or otherwise become unable or unwilling to fulfill their warranty obligations. Even if a manufacturer fulfills its obligations, the warranty may not be sufficient to compensate us for all of our losses. In addition, these warranties generally expire within two to 25 years after the date each equipment item is delivered or commissioned and are subject to liability limits. If we seek warranty protection and a manufacturer is unable or unwilling to perform its warranty obligations, whether as a result of its financial condition or otherwise, or if the term of the warranty has expired or a liability limit has been reached, there may be a reduction or loss of warranty protection for the affected assets, which could have a material adverse effect on our business, financial condition, results of operations and ability to make distributions to our unitholders.

Negative public or community response to wind power generation assets in general or our assets specifically may adversely affect our ability to manage and acquire wind power generation assets.

        Negative public or community response to wind power generation assets in general or our wind power generation assets specifically may adversely affect our ability to manage and acquire our wind power generation assets. This type of negative response can lead to legal, public relations and other challenges that impede our ability to address the changing needs of our assets over time and generate revenues. Wind power generation assets have from time to time been the subject of administrative and legal challenges from groups opposed to such assets in general or concerned with potential environmental, health, noise or aesthetic impacts, threats to birds and other wildlife, impacts on property values or the rewards of property ownership, or impacts on the natural beauty of public lands. There may be similar opposition to the wind power generation assets in our Initial Portfolio or to wind power generation assets we may acquire in the future. An increase in opposition to our requests for permits or successful challenges or appeals to already-issued permits could materially adversely affect our wind power generation assets. If we are unable to operate the production capacity that we expect from our development assets in our anticipated timeframes, it could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Laws and government regulations providing incentives for renewable energy generation could change at any time causing demand for new solar and wind energy capacity to decrease, and such changes may negatively affect our growth strategy.

        Due to our reliance on tax equity investors to help finance assets, our growth strategy significantly depends on government policies that support renewable energy generation and enhance the economic viability of owning renewable energy assets. Many states have adopted RPS programs mandating that a specified percentage of electricity sales come from eligible sources of renewable energy. However, the regulations that govern the RPS programs, including pricing incentives for renewable energy or reasonableness guidelines for pricing that increase valuation compared to conventional power (such as a projected value for carbon reduction or consideration of avoided integration costs), may change and some states with RPS targets have met, or in the near future will meet, their targets through the recent increase in renewable energy development activity. For example, California, which has one of the most aggressive RPS in the United States, is poised to meet its current target of 25% renewable energy generation by 2016 and has the potential to meet its goal of 33% renewable power generation by 2020 with already-proposed new renewable power projects. To the extent California does not increase its target or other states and provinces do not increase their RPS targets, demand for renewable energy projects could decrease in the future, which could have a material adverse effect on our business and our growth. If RPS requirements are reduced or eliminated, it could lead to fewer future power contracts and lower prices for the sale of power in future power contracts and may negatively impact the price of the RECs generated by our power generation assets, which could have a material adverse effect on our future growth prospects.

        Forty-three states have a regulatory policy known as net energy metering, or net metering. Net metering typically allows owners of solar energy systems to interconnect their on-site solar energy systems to the utility grid and offset their utility electricity purchases by receiving a bill credit at the utility's retail rate for power generated by their solar energy system in excess of electric load that is exported to the grid. At the end of the billing period, the owner pays for the net power used or receives a credit at the retail rate if more power is produced than consumed. Limits on net metering, interconnection of solar power systems and other operational policies in key markets could limit the number of solar energy systems installed there.

        If various federal, state and local government incentives are repealed or altered, it could significantly and adversely affect the attractiveness to tax equity investors of investments in renewable energy assets, which could significantly affect our growth strategy and thereby have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our assets require various governmental approvals and permits, including environmental approvals and permits for operation. Any inability or delay in obtaining or maintaining necessary approvals and permits could adversely affect our growth strategy and continuing operations.

        The design, construction and operation of solar and wind power generation assets are highly regulated, require various governmental approvals and permits, including environmental approvals and permits, and may be subject to the imposition of related conditions that vary by jurisdiction. In some cases, these approvals and permits require periodic renewal and a subsequently-issued approval or permit may not be consistent with the approval or permit initially issued. We cannot predict whether all approvals or permits required for a given asset will be granted or whether the conditions associated with the approvals or permits will be achievable. The denial or loss of an approval or permit essential to an asset or the imposition of impractical conditions upon renewal could impair our ability to construct and operate an asset. In addition, permitting requirements can provide opportunity for public comment or opposition. We cannot predict whether the approvals or permits would attract significant opposition or whether the approval or permitting process would be lengthened due to complexities, legal claims or appeals. Delays in the review and approval or permitting process for an asset could impair or delay our ability to acquire an asset or increase the asset's cost such that it would no longer be attractive to us.

Our business is subject to health and safety and environmental laws and regulations that impose extensive and increasingly stringent requirements on our operations, as well as potentially substantial liabilities arising out of environmental contamination or threats or harm to birds and other wildlife.

        Upon the completion of this offering, we will be subject to numerous and significant federal, state and local laws, regulations, guidelines, policies, directives and other requirements governing or relating to, among other things, land use and zoning matters and protection of human health and the environment, including those limiting the discharge and release of pollutants into the environment, and the protection of certain wildlife including birds and bats in each of the jurisdictions in which our assets operate. These laws and regulations require our assets to, among other things, obtain and maintain approvals and permits, undergo environmental impact assessments and review processes and implement environmental, health and safety programs and procedures to control risks associated with the siting, construction, operation and decommissioning of wind and solar assets. For example, to obtain approvals or permits some projects are, in certain cases, required to undertake certain actions and measures or develop plans to protect and maintain certain endangered, threatened or protected species. If such actions, measures or plans are not successful, our projects could be subject to increased levels of mitigation, penalties or revocation of our permits.

        If our assets do not comply with applicable environmental laws, regulations or permit requirements, we may be required to pay severe penalties or fines or curtail or cease operations of the affected assets. Violations of environmental and other laws, regulations and permit requirements, including certain violations of laws protecting wetlands, migratory birds, bald and golden eagles and endangered or threatened species, may also result in criminal sanctions or injunctions.

        Our assets could experience incidents, malfunctions and other unplanned events that could result in personal injury and property damage. As such, the operation of our assets carries an inherent risk of environmental, health and safety liabilities (including potential civil actions, compliance or remediation orders, fines and other penalties), and may result in the assets being involved from time to time in administrative and judicial proceedings relating to such matters. In addition, certain environmental laws and regulations can impose joint and several liability without regard to fault on responsible parties, including past and present owners and operators of sites, related to cleaning up sites at which hazardous wastes or materials were disposed or released.

Our ability to effectively consummate future acquisitions will depend on our ability to arrange for the required or desired equity or debt financing for acquisitions.

        Our ability to effectively consummate future acquisitions will depend on our ability to arrange for the required or desired equity or debt financing for acquisitions. We may not have access to the capital markets on commercially reasonably terms when acquisition opportunities arise and the lending guidelines in our Partnership Agreement may limit our ability to incur certain types of debt. An inability to obtain the required or desired financing could significantly limit our ability to consummate future acquisitions and effectuate our growth strategy. Even if equity financing is available, utilization of debt financing for all or a portion of the purchase price of an acquisition could significantly increase our interest expense, impose additional or more restrictive covenants and reduce available cash. Similarly, the issuance of additional equity securities as consideration for or to fund acquisitions could cause significant unitholder dilution and reduce our per-unit available cash if the acquisitions are not sufficiently accretive.

        Our ability to arrange financing and the costs of such capital is dependent on numerous factors, including:

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  general economic and capital market conditions;

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  credit availability from banks and other financial institutions;

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  investor confidence in us, our partners, our general partner, as our manager, our general partner's members and their affiliates, as our principal unitholders (on a combined-voting basis), and the regional wholesale power markets;

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  our financial performance and the financial performance of our subsidiaries;

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  our level of indebtedness and compliance with covenants in debt agreements;

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  maintenance of acceptable asset credit ratings or credit quality;

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  historical and projected cash flow; and

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  provisions of tax and securities laws that may impact raising capital.

        We may not be successful in obtaining additional capital for these or other reasons. Furthermore, we may be unable to refinance or replace debt on favorable terms, or at all, upon the expiration or termination thereof. Our failure, or the failure of any of our subsidiaries, to obtain additional capital or enter into new or replacement financing arrangements when due will adversely affect our growth potential, may constitute a default under such indebtedness and may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our indebtedness could adversely affect our ability to raise additional capital to fund our operations and future acquisitions or pay distributions.

        We intend to enter into the New Revolver sometime after this offering and may also incur debt to fund our operations or future acquisitions. Our debt could have important negative consequences on our financial condition, including:

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  restricting the ability of our subsidiaries to make certain distributions to us and our ability to make certain distributions with respect to our units in light of restricted payment and other financial covenants in our financing agreements;

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  increasing our vulnerability to general economic and industry conditions;

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  requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to pay distributions to our common unitholders or to use our cash flow to fund our operations, capital expenditures and future business opportunities;

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  limiting our ability to enter into long-term PPAs, which require credit support;

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  limiting our ability to enter into power interconnection agreements, which typically require credit support for the construction of interconnection facilities and network upgrades to the transmission grid;

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  limiting our ability to fund operations or future acquisitions;

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  exposing us to the risk of increased interest rates because certain of our borrowings are at variable rates of interest;

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  limiting our ability to obtain additional financing for working capital, including collateral postings, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; and

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  limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who have less debt.

        The agreements governing the debt we or our subsidiaries incur will contain financial and other restrictive covenants that limit our subsidiaries' ability to make distributions to us or otherwise engage in activities that may be in our long-term best interests. These debt financing agreements will generally prohibit distributions from our subsidiaries to us unless certain specific conditions are met, including meeting financial ratios. Our inability to satisfy certain financial covenants may prevent cash distributions by the particular subsidiary to us, and our failure to comply with those and other covenants could result in an event of default which, if not cured or waived, may entitle the related lenders to demand repayment or enforce their security interests, which could have a material adverse effect on our business, financial condition, results of operations and cash flows and on our ability to pay distributions to our common unitholders.

International operations subject us to political and economic uncertainties.

        Our Initial Portfolio consists of interests in wind and solar assets located in the United States, Puerto Rico and Canada. In addition, in the future we may decide to further expand our operations internationally. For example, the Identified Pipeline currently includes assets in Japan, Mexico and the United Kingdom. As a result, our activities are, and in the future may become increasingly, subject to political and economic uncertainties that may adversely affect our operating and financial performance. These uncertainties include, but are not limited to:

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  the risk of a change in renewable energy pricing policies, possibly with retroactive effect;

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  measures restricting the ability of our assets to access the grid to deliver electricity at certain times or at all;

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  the macroeconomic climate and levels of energy consumption in the countries where we have operations;

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  the comparative cost of other sources of energy;

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  changes in taxation policies and/or the regulatory environment in the countries in which we have operations, including reductions to renewable energy incentive programs;

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  the imposition of currency controls and fluctuations in currency exchange rates;

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  the inability to repatriate cash generated overseas;

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  high rates of inflation;

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  protectionist and other adverse public policies, including local content requirements, import/export tariffs, increased regulations or capital investment requirements;

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  changes to land use regulations and permitting requirements;

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  difficulty in timely identifying, attracting and retaining qualified technical and other personnel;

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  difficulty competing against competitors who may have greater financial resources and/or a more effective or established localized business presence;

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  difficulty in developing any necessary partnerships with local businesses on commercially acceptable terms; and

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  being subject to laws other than those of the United States, whose courts may be less favorable to us.

        These uncertainties, many of which are beyond our control, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may invest in joint ventures in which we have limited control over management decisions and our interests in such assets may be subject to transfer or other related restrictions.

        Upon completion of this offering, we will have controlling interests in all of the assets in our Initial Portfolio (other than those in which we have made solely a debt investment) subject to the requirement that we obtain consent from the non-controlling member for material actions. However, in the future we may invest in joint ventures in which we share control or in which we are a minority investor. In these instances, our co-venturers may not have the level of experience, technical expertise, human resources management and other attributes necessary to operate these assets optimally. In addition, conflicts of interest may arise in the future between us and our unitholders, on the one hand, and our co-venturers, on the other hand, where our co-venturers' business interests are inconsistent with our interests and those of our unitholders. Further, disagreements or disputes between us and our co-venturers could result in litigation, which could increase our expenses and potentially limit the time and effort our officers and directors are able to devote to our business.

        The approval of co-venturers also may be required for us to receive distributions of funds from assets or to sell, pledge, transfer, assign or otherwise convey our interest in such assets, or for us to acquire our general partner's interests in such co-ventures as an initial matter. Alternatively, our co-venturers may have rights of first refusal or rights of first offer in the event of a proposed sale or transfer of our interests in such assets. These restrictions may limit the price or interest level for our interests in such assets, in the event we want to sell such interests.

We may be subject to litigation and other legal proceedings.

        We are subject to the risk of legal claims and proceedings and regulatory enforcement actions in the ordinary course of our business and otherwise. The results of legal and regulatory proceedings cannot be predicted with certainty. We cannot guarantee that the results of legal and regulatory proceedings will not materially harm our business, financial condition, results of operations or operations, nor can we guarantee that we will not incur losses in connection with legal or regulatory proceedings or actions that exceed any provisions we may have set aside in respect of such proceedings or actions or that exceed any available insurance coverage, which may have a material adverse effect on our business, financial condition, results of operations and cash flows. See "Business—Legal Proceedings."

Risks that are beyond our control, including, but not limited to, acts of terrorism or related acts of war, natural disaster, hostile cyber intrusions or other catastrophic events, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

        The assets in our Initial Portfolio or those that we otherwise acquire, including the Identified Pipeline, and the facilities of third-parties on which they rely, such as transmission facilities, may be targets of terrorist activities, as well as events occurring in response to or in connection with them, that could result in full or partial disruption of the asset's ability to generate, transmit, transport or distribute power. Terrorists have attacked renewable energy assets and related infrastructure in the past and may attack them in future.

        We, third-party asset managers, suppliers and other servicers of our assets place significant reliance on information technology and rely upon telecommunication services to remotely monitor and control our assets and interface with regulatory agencies and customers. The information and embedded systems of key business partners and regulatory agencies are also important to our operations. In light of this, we or third-party asset managers may be subject to cyber security risks or other breaches of information technology security. A breach of our cyber/data security measures or the failure or malfunction of any of our computerized business systems, associated backup or data storage systems for a significant time period could have a material adverse effect on our business, financial condition, results of operations and cash flows.

        Any such terrorist acts, hostile cyber intrusions, environmental repercussions or disruptions or natural disasters could result in a significant decrease in revenues or significant reconstruction or remediation costs beyond what could be recovered through insurance policies, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks Related to Our Relationship with Our General Partner

Common unitholders have very limited voting rights and, even if they are dissatisfied, they may not be able to remove our general partner without the consent of holders of our subordinated units.

        Unlike the holders of common stock in a corporation, our common unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management's decisions regarding our business. For example, unlike holders of stock in a public corporation, our common unitholders will not have "say-on-pay" advisory voting rights. Common unitholders did not elect our general partner or the board of directors of our general partner and generally will have no right to elect our general partner or the board of directors of our general partner on an annual or other continuing basis. The board of directors of our general partner is chosen by the members of our general partner. Furthermore, if our common unitholders are dissatisfied with the performance of our general partner, they will have little ability to remove our general partner. As a result of these limitations, the price at which our common units will trade could be diminished because of the absence or reduction of a takeover premium in the trading price.

        Our common unitholders will be unable initially to remove our general partner without the consent of its members because an entity owned and controlled by 40 North will own sufficient units upon completion of the offering to be able to prevent its removal. The vote of the holders of at least 66 2/3% of all outstanding units, including the units held by our general partner, its members and their affiliates, voting together as a single class, is required to remove our general partner. At closing, an entity owned and controlled by 40 North will own all of our subordinated units and 1,318,630 common units, representing 56.6% of our total outstanding common units and subordinated units on an aggregate basis (or 50.1% of our total outstanding common units and subordinated units on an aggregate basis if the underwriters exercise their right to purchase option units) and therefore will initially be able to block attempts to remove it as our general partner. In addition, any vote to remove our general partner during the subordination period must provide for the election of a successor general partner by the holders of a majority of the common units and a majority of the subordinated units, voting as separate classes.

        Our general partner's level of ownership may also have the effect of delaying or preventing a change in control of the Partnership or discouraging others from making tender offers for our units, which could prevent unitholders from receiving a premium for their units. Our general partner may cause corporate actions to be taken even if its interests conflict with the interests of our other unitholders. See "Certain Relationships and Related Party Transactions—Procedures for Review, Approval and Ratification of Transactions with Related Persons."

        Our Partnership Agreement also contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting our common unitholders' ability to influence the manner or direction of management.

Our general partner's interest or the control of our general partner may be transferred to a third-party without the consent of us or of our common unitholders.

        Our arrangements with our general partner do not require our general partner to maintain any ownership level in us. Accordingly, our general partner may transfer its general partner interest in us to a third party in a merger or in a sale of all or substantially all of its assets without the consent of us or our common unitholders. Furthermore, there is no restriction in our Partnership Agreement on the ability of the members of our general partner to transfer their respective membership interests in our general partner to a third party. If a new owner were to acquire ownership of our general partner and appoint new directors or officers of its own choosing, it would be able to exercise substantial influence over our policies and procedures and exercise substantial influence over our management and the types of acquisitions that we make. Such changes could result in our capital being used to make acquisitions that are substantially different from our targeted acquisitions. Additionally, we cannot predict with any certainty the effect that any transfer in the ownership of the general partner would have on the trading price of our common units or on our ability to raise capital or make investments in the future, because such matters would depend to a large extent on the identity of the new owner and the new owner's intentions with regard to us. As a result, our future would be uncertain and our business, financial condition, results of operations and cash flows may suffer.

We are highly dependent on our general partner, particularly for the provision of management and administration services to our operations and assets.

        We will not have any employees. We will depend on the management and administration services provided by or under the direction of our general partner pursuant to the Partnership Agreement. Our general partner's personnel and support staff that provide services to us under the Partnership Agreement will not be required to act exclusively for us and the Partnership Agreement will not require any specific individuals to be provided by our general partner. Any failure to effectively manage our operations or to implement our strategy could have a material adverse effect on our business, financial condition, results of operations and cash flows. The Partnership Agreement will continue in perpetuity, until terminated in accordance with its terms.

        If our general partner defaults in the performance of its obligations to provide us with these services under the Partnership Agreement, we may be unable to contract with a substitute service provider on similar terms or at all. The costs of substituting service providers may be substantial. In addition, in light of our general partner's familiarity with our assets, a substitute service provider may not be able to provide the same level of service due to lack of pre-existing synergies. If we cannot locate a service provider that is able to provide us with substantially similar services as our general partner does under the Partnership Agreement on similar terms, it would likely have a material adverse effect on our business, financial condition, results of operations and cash flows.

Other than in limited circumstances, our general partner has the power and authority to conduct our business without unitholder approval.

        Under our Partnership Agreement, our general partner has full power and authority to do all things, other than those items that require unitholder approval or with respect to which our general partner has sought approval of the Conflicts Committee, on such terms as it determines to be necessary or appropriate to conduct our business. Decisions that may be made by our general partner in accordance with our Partnership Agreement include:

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  making any expenditures, lending or borrowing money, assuming, guaranteeing or contracting for indebtedness and other liabilities, issuing evidences of indebtedness, including indebtedness that is convertible into our securities, and incurring any other obligations;

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  purchasing, selling, acquiring or disposing of our securities, or issuing additional options, rights, warrants and appreciation rights relating to our securities;

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  acquiring, disposing, mortgaging, pledging, encumbering, hypothecating or exchanging any or all of our assets;

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  negotiating, executing and performing any contracts, conveyances or other instruments;

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  making cash distributions;

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  selecting and dismissing employees and agents, outside attorneys, accountants, consultants and contractors and determining their compensation and other terms of employment or hiring;

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  maintaining insurance for our or its benefit and the benefit of our respective partners;

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  forming, acquiring an interest in, contributing property to and making loans to any limited or general partnership, joint venture, corporation, limited liability company or other entity;

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  controlling any matters affecting our rights and obligations, including bringing and defending of actions at law or in equity, otherwise engaging in the conduct of litigation, arbitration or mediation, incurring legal expenses and settling claims and litigation;

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  indemnifying any person against liabilities and contingencies to the extent permitted by law;

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  making tax, regulatory and other filings or rendering periodic or other reports to governmental or other agencies having jurisdiction over our business or assets; and

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  entering into agreements with any of its affiliates to render services to us or to itself in the discharge of its duties as our general partner.

        Our Partnership Agreement provides that our general partner must act in good faith when making decisions on our behalf, and our Partnership Agreement further provides that in order for a determination to be made in good faith, our general partner must subjectively believe that the determination is in the best interests of the Partnership. See "The Partnership Agreement."

Our general partner may have conflicts of interests with us and has limited fiduciary and contractual duties to us and our common unitholders, which may permit it to favor its own interests to your detriment.

        Conflicts of interest may arise between our general partner and its affiliates, on the one hand, and us and our common unitholders, on the other hand. As a result of these conflicts, our general partner and its affiliates, including its members, may favor their own interests over the interests of our common unitholders. These conflicts include, among others, the following situations:

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  neither our Partnership Agreement nor any other agreement requires our general partner or its affiliates to pursue a business strategy that favors us or utilizes our assets, and our general partner's officers and directors have a fiduciary duty to make decisions in the best interests of the members of our general partner, which may be contrary to our interests;

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  our Partnership Agreement permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner. Specifically, our general partner will be considered to be acting in its individual capacity if it exercises its call right, pre-emptive rights or registration rights, consents or withholds consent to any merger or consolidation of the Partnership, votes or refrains from voting on amendments to our Partnership Agreement that require a vote of the outstanding units, voluntarily withdraws from the Partnership, transfers (to the extent permitted under our Partnership Agreement) or refrains from transferring its units or general partner interest or votes upon the dissolution of the Partnership;

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  our general partner is allowed to take into account the interests of parties other than us, such as its other affiliates, including its members, in resolving conflicts of interest;

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  our Partnership Agreement limits the liability of and reduces the fiduciary or other duties owed by our general partner, and also restricts the remedies available to our common unitholders for actions that, without the limitations, might constitute breaches of fiduciary duty;

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  except in limited circumstances, our general partner has the power and authority to conduct our business without common unitholder approval;

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  our general partner is entitled to reimbursement of all reasonable costs incurred by it and its affiliates for our benefit;

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  pursuant to the Partnership Agreement, we will pay our general partner a fee equal to 2.0% of the acquisition price of any asset sold to us by our general partner (excluding the Initial Portfolio) in respect of its services for sourcing the acquisition, including direct costs of developer networking, acquisition target identification, acquisition and financial structuring, technical evaluation of assets of acquisition targets and other costs related to sourcing, evaluating, and securing acquisition opportunities;

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  our Partnership Agreement does not restrict us from paying our general partner or its affiliates for any services rendered to us on terms that are fair and reasonable or entering into additional contractual arrangements with any of these entities on our behalf;

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  our general partner may exercise its right to call and purchase our common units if it and its affiliates own more than 80.0% of our common units;

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  our general partner is not obligated to obtain a fairness opinion regarding the value of the common units to be repurchased by it upon the exercise of its limited call right;

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  our general partner intends to limit its liability regarding our contractual and other obligations;

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  our general partner controls the enforcement of the obligations that it and its affiliates owe to us;

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  our general partner decides whether to retain separate counsel, accountants or others to perform services for us; and

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  our general partner may elect to cause us to issue common units to it in connection with a resetting of the target distribution levels related to our general partner's incentive distribution rights without the approval of the Conflicts Committee or our common unitholders. This election may result in lower distributions to our common unitholders in certain situations.

        Furthermore, our Partnership Agreement contains provisions that eliminate and replace the fiduciary standards to which our general partner would otherwise be held by state fiduciary duty law. For example, our Partnership Agreement permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner or otherwise, free of fiduciary or other duties to us and our unitholders. This entitles our general partner to consider only the interests and factors that it desires and relieves it of any duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or our limited partners. Examples of decisions that our general partner may make in its individual capacity include:

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  whether or not to sell us any renewable energy asset it may purchase from time to time;

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  whether to exercise its limited call right;

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  whether to seek approval of the resolution of a conflict of interest by the Conflicts Committee of the board of directors of our general partner;

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  how to exercise its voting rights with respect to the units it owns;

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  whether to elect to reset target distribution levels; and

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  whether or not to consent to any merger or consolidation of the Partnership or amendment to the Partnership Agreement.

        By purchasing a common unit, a common unitholder agrees to become bound by the provisions in the Partnership Agreement, including the provisions discussed above.

        Please read "Certain Relationships and Related Party Transactions," "Conflicts of Interest and Fiduciary Duties" and "The Partnership Agreement" for further details on conflicts of interest and relationships between our general partner and us.

Our Partnership Agreement restricts the remedies available to our common unitholders for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty.

        Our Partnership Agreement contains provisions that restrict the remedies available to unitholders for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty under state fiduciary duty law. For example, our Partnership Agreement:

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  provides that whenever our general partner makes a determination or takes, or declines to take, any other action in its capacity as our general partner, our general partner is generally required to make such determination, or take or decline to take such other action, in good faith, and will not be subject to any higher standard imposed by our Partnership Agreement, Delaware law, or any other law, rule or regulation, or at equity;

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  provides that our general partner and its officers and directors will not be liable for monetary damages to us or, our limited partners resulting from any act or omission unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that our general partner or its officers or directors, as the case may be, acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the conduct was criminal; and

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  provides that our general partner will not be in breach of its obligations under our Partnership Agreement or its fiduciary or other duties to us or our unitholders if a transaction with an affiliate or the resolution of a conflict of interest is:

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  approved by a majority of the members of the Conflicts Committee, although our general partner is not obligated to seek such approval;

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  approved by the vote of a majority of the outstanding common units, excluding any common units owned by our general partner and its affiliates;

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  on terms no less favorable to us than those generally being provided to or available from unrelated third parties, as determined by the board of directors of our general partner; or

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  fair and reasonable to us, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us, as determined by the board of directors of our general partner.

        In connection with a situation involving a transaction with an affiliate or a conflict of interest, other than one where our general partner is permitted to act in its sole discretion, any determination by our general partner must be made in good faith. If an affiliate transaction or the resolution of a conflict of interest is not approved by our common unitholders or the Conflicts Committee and the board of directors of our general partner determines that the resolution or course of action taken with respect to the affiliate transaction or conflict of interest satisfies either of the standards set forth in the third and fourth bullets above, then it will be presumed that, in making its decision, the board of directors of our general partner acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the Partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. See "Certain Relationships and Related Party Transactions—Procedures for Review, Approval and Ratification of Transactions with Related Parties."

Our Partnership Agreement will designate the Court of Chancery of the State of Delaware as the exclusive forum for certain types of actions and proceedings that may be initiated by our unitholders, which would limit our unitholders' ability to choose the judicial forum for disputes with us or our general partner's directors, officers or other employees. Our Partnership Agreement also provides that any unitholder bringing an unsuccessful action will be obligated to reimburse us for any costs we have incurred in connection with such unsuccessful action.

        Our Partnership Agreement will provide that, with certain limited exceptions, the Court of Chancery of the State of Delaware will be the exclusive forum for any claims, suits, actions or proceedings (1) arising out of or relating in any way to our Partnership Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of our Partnership Agreement or the duties, obligations or liabilities among limited partners or of limited partners to us, or the rights or powers of, or restrictions on, the limited partners or us), (2) brought in a derivative manner on our behalf, (3) asserting a claim of breach of a duty owed by any director, officer or other employee of us or our general partner, or owed by our general partner, to us or the limited partners, (4) asserting a claim arising pursuant to any provision of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") or (5) asserting a claim against us governed by the internal affairs doctrine. In addition, if any unitholder brings any of the aforementioned claims, suits, actions or proceedings and such person does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then such person shall be obligated to reimburse us and our affiliates for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys' fees and other litigation expenses that the parties may incur in connection with such claim, suit, action or proceeding. By purchasing a common unit, a limited partner is irrevocably consenting to these limitations, provisions and potential reimbursement obligations regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or such other court) in connection with any such claims, suits, actions or proceedings. These provisions may have the effect of discouraging lawsuits against us and our general partner's directors and officers. For additional information about the exclusive forum provision of our Partnership Agreement and the potential obligation to reimburse us for all fees, costs and expenses incurred in connection with claims, suits, actions or proceedings initiated by a unitholder that are not successful, please read "The Partnership Agreement—Applicable Law; Forum, Venue and Jurisdiction."

Contracts between us, on the one hand, and our general partner and its affiliates, on the other hand, will not be the result of arm's-length negotiations and common unitholders will have no right to enforce the obligations of our general partner and its affiliates under agreements with us.

        Our Partnership Agreement allows our general partner to determine, in good faith, any amounts to pay itself or its affiliates for any services rendered to us. Our general partner may also enter into additional contractual arrangements with any of its affiliates on our behalf. Our general partner will determine in good faith the terms of any arrangement or transaction entered into after the completion of this offering. Similarly, agreements, contracts or arrangements between us and our general partner and its affiliates that are entered into following the completion of this offering will not be required to be negotiated on an arm's-length basis, although, in some circumstances, our general partner may determine that the Conflicts Committee may make a determination on our behalf with respect to such arrangements.

        Our general partner and its affiliates will have no obligation to permit us to use any assets or services of our general partner and its affiliates, except as may be provided in contracts entered into specifically for such use. There is no obligation of our general partner and its affiliates to enter into any contracts of this kind.

        Further, any agreements between us, on the one hand, and our general partner and its affiliates, on the other hand, will not grant to our common unitholders, separate and apart from us, the right to enforce the obligations of our general partner and its affiliates in our favor.

The departure of some or all of our general partner's employees, particularly executive officers or key employees, could prevent us from achieving our objectives.

        We will depend on the diligence, skill and business contacts of our general partner's professionals and the information and opportunities they generate during the normal course of their activities. Our future success will depend on the continued service of these individuals, who are not obligated to remain employed with our general partner. The departure of a significant number of our general partner's professionals for any reason, or the failure to appoint qualified or effective successors in the event of such departures, could have a material adverse effect on our ability to achieve our objectives. Our Partnership Agreement will not require our general partner to maintain the employment of any of its professionals or to cause any particular professional to provide services to us or on our behalf.

Our general partner decides whether to retain separate counsel, accountants or others to perform services for us.

        The attorneys, independent accountants and others who will perform services for us will be selected by our general partner or the Conflicts Committee of the board of directors of our general partner and may perform services for our general partner and its affiliates. We may retain separate counsel for ourselves or the common unitholders in the event of a conflict of interest between our general partner and its affiliates, on the one hand, and us or our common unitholders, on the other, depending on the nature of the conflict. We do not intend to do so in most cases.

Risks Related to this Offering and Ownership of Our Common Units

Our ability to grow and to meet our financial needs may be adversely affected by our cash distribution policy.

        Our cash distribution policy requires us to distribute all of our available cash each quarter. Accordingly, our growth may not be as fast as businesses that reinvest their available cash to expand ongoing operations.

        In determining the amount of available cash, the board of directors of our general partner approves the amount of cash reserves to set aside, including reserves for future maintenance and replacement capital expenditures, working capital and other matters. We also rely upon external financing sources, including commercial borrowings, to fund our capital expenditures. Accordingly, to the extent we do not have sufficient cash reserves or are unable to obtain financing, our cash distribution policy may significantly impair our ability to meet our financial needs or to grow.

We are a holding company and our material assets after completion of this offering will be our investments in the project subsidiaries, and we are accordingly dependent upon distributions from the project subsidiaries to pay distributions, taxes and other expenses.

        We are a holding company with no material assets. Pursuant to the Acquisition Agreements with our general partner, we will obtain interests in each of the assets in our Initial Portfolio. In the case of equity investments, our subsidiaries will own specified solar or wind power generation assets, and in the case of our debt investments, one of our subsidiaries will hold these investments. We intend to cause each project subsidiary to make distributions to us in an amount sufficient to cover all applicable taxes payable and distributions, if any, declared by us. However, funds may not be available, and even if funds were available, the applicable subsidiary may be restricted from making distributions under applicable law or pursuant to financing arrangements to which it may be subject, such as the New Revolver. To the extent that we need funds for a quarterly cash distribution to our common unitholders or otherwise, and any project subsidiary is restricted from making such distributions under applicable law or regulation as a result of financing arrangements or is otherwise unable to provide such funds, it could materially adversely affect our liquidity and financial condition and limit our ability to pay distributions to our common unitholders.

We will incur costs as a result of being a publicly traded limited partnership.

        As a publicly traded limited partnership, we will be required to comply with the SEC's reporting requirements and with corporate governance and related requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), the SEC and the NYSE. We will incur significant legal, accounting and other expenses in complying with these and other applicable regulations. We anticipate that our general and administrative expenses will include costs associated with annual reports to unitholders, tax return preparation, investor relations, registrar and transfer agent's fees, incremental director and officer liability insurance costs and officer and director compensation as a result of being a publicly traded company. These expenses may increase further after we are no longer an emerging growth company and are required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We will be required to reimburse our general partner for these costs, as more fully described under the "The Partnership Agreement—Reimbursement of Expenses."

Market interest rates may have an effect on the value of our common units.

        One of the factors that will influence the price of our common units will be the effective distribution yield of such common units (i.e., the yield as a percentage of the then market price of our common units) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our common units to expect a higher distribution yield and our inability to increase our distribution as a result of an increase in borrowing costs, insufficient cash available for distribution or otherwise could result in selling pressure on, and a decrease in the market price of, our common units as investors seek alternative investments with higher yield.

If you purchase common units sold in this offering, you will experience immediate dilution of $1.87 per common unit.

        The assumed initial public offering price of $20.00 per common unit (the midpoint of the price range set forth on the cover of this prospectus) exceeds the pro forma net tangible book value of $18.13 per common unit. Based on the assumed initial public offering price, you will incur immediate dilution of $1.87 per common unit. See "Dilution."

Market volatility may affect the price of our common units and the value of your investment.

        Following the completion of this offering, the market price for our common units is likely to be volatile, in part because our common units have not been previously traded publicly. We cannot predict the extent to which a trading market will develop or how liquid that market may become. If you purchase common units in this offering, you will pay a price that was not established in the public trading markets. The initial public offering price will be determined by negotiations between the underwriters and us. You may not be able to resell your common units above the initial public offering price and may suffer a loss on your investment. In addition, the market price of our common units may fluctuate significantly in response to a number of factors, most of which we cannot predict or control, including general market and economic conditions, disruptions, downgrades, credit events and perceived problems in the credit markets; actual or anticipated variations in our quarterly operating results or distributions; changes in our investments or asset composition; write-downs or perceived credit or liquidity issues affecting our assets; market perception of our general partner, our business and our assets; the level of indebtedness and/or adverse market reaction to any indebtedness our subsidiaries may incur in the future; our ability to raise capital on favorable terms, or at all; the availability of tax incentives for investors in renewable energy assets and the availability of tax equity investors; the termination of the Partnership Agreement or additions or departures of our general partner's key personnel; changes in market valuations of similar power generation companies; and speculation in the press or investment community regarding us or our general partner.

        Securities markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. Any broad market fluctuations may adversely affect the trading price of our common units.

Our Partnership Agreement contains provisions that may have the effect of discouraging a person or group from attempting to remove our current management or our general partner, and even if our common unitholders are dissatisfied, they will be unable to remove our general partner without the consent of the members of our general partner, unless their ownership interest in us is decreased, all of which could diminish the trading price of our common units.

        Our Partnership Agreement contains provisions that may have the effect of discouraging a person or group from attempting to remove our current management or our general partner, including the following:

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  our common unitholders will be unable initially to remove our general partner without the consent of its members because our general partner's members will own sufficient units upon the completion of this offering to be able to prevent our general partner's removal. The vote of the holders of at least 66 2/3% of all units, including the units held by our general partner and its members, voting together as a single class, is required to remove our general partner. Following the closing of this offering, an entity owned and controlled by 40 North will own all of the subordinated units and 1,318,630 common units, representing 56.6% of the aggregate common and subordinated units that will be outstanding following this offering. In addition, any vote to remove our general partner during the subordination period must provide for the election of a successor general partner by the holders of a majority of the common units and a majority of the subordinated units, voting as separate classes;

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  if our general partner is removed without "cause," our general partner will have the right to convert its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at the time. Any conversion of the incentive distribution rights would be dilutive to existing common unitholders. Furthermore, any cash payment in lieu of such conversion could be prohibitively expensive. "Cause" is narrowly defined to mean that a court of competent jurisdiction has entered a final, non-appealable judgment finding our general partner liable for actual fraud or willful or wanton misconduct in its capacity as our general partner. Cause does not include most cases of charges of poor business decisions, such as charges of poor management of our business by the directors appointed by our general partner.

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  our Partnership Agreement contains provisions limiting the ability of common unitholders to call meetings of unitholders and to acquire information about our operations as well as other provisions limiting our common unitholders' ability to influence the manner or direction of management;

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  unitholders do not have the ability to nominate or elect directors to the board of directors of our general partner; and

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  common unitholders' voting rights are further restricted by the Partnership Agreement provision providing that if any person or group beneficially owns more than 20% of any class of units then outstanding, any such units owned by that person or group may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes, unless required by law. Effectively, this means that the voting rights of any such unitholders will be redistributed pro rata among the other common unitholders holding less than 20% of the voting power of all classes of units entitled to vote. Our general partner, its affiliates and persons who acquired common units with the prior approval of the board of directors of our general partner or directly from our general partner or its affiliates will not be subject to this 20% limitation, except with respect to voting their common units in the election of the elected directors.

        The effect of these provisions may be to diminish the price at which the common units will trade.

We may issue additional equity securities, including securities senior to the common units, without your approval, which would dilute your ownership interests.

        We may, without the approval of our unitholders, issue an unlimited number of units or other equity securities. In addition, we may issue an unlimited number of units that are senior to the common units in right of distribution, liquidation and voting. The issuance by us of units or other equity securities of equal or senior rank will have the following effects:

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  our common unitholders' proportionate ownership interest in us will decrease;

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  the amount of cash available for distribution on each common unit may decrease;

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  because a lower percentage of total outstanding units will be subordinated units, the risk that a shortfall in the payment of the minimum quarterly distribution will be borne by our common unitholders will increase;

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  the relative voting strength of each previously outstanding common unit may be diminished; and

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  the market price of the common units may decline.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our common units adversely, the unit price and trading volume of our common units could decline.

        The trading market for our common units will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common units adversely, or provide more favorable relative recommendations about our competitors, the price of our common units would likely decline. If any analyst who may cover us were to cease coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price or trading volume of our common units to decline.

The liability of unitholders may not be limited if a court finds that unitholder action constitutes control of our business.

        A general partner of a partnership generally has unlimited liability for the obligations of the partnership except for those contractual obligations of the partnership that are expressly made without recourse to the general partner. Our Partnership is organized under Delaware law and we will conduct business throughout the United States and in other jurisdictions. The limitations on the liability of holders of limited partner interests for the obligations of a limited partnership have not been clearly established in some of the states or other jurisdictions in which we may conduct business. A unitholder could be liable for any and all of our obligations as if the unitholder were a general partner if a court or government agency were to determine that:

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  we were conducting business in a state or territory but had not complied with that particular state or territory's partnership statute; or

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  the unitholder's right to act with other unitholders to remove or replace our general partner, to approve some amendments to our Partnership Agreement or to take other actions under the Partnership Agreement constitutes "control" of our business.

        For a discussion of the implications of the limitations of liability on a unitholder, see "The Partnership Agreement—Limited Liability."

Unitholders may have liability to repay distributions that were wrongfully distributed to them.

        Under certain circumstances, unitholders may have to repay amounts wrongfully returned or distributed to them. Under Section 17-607 of the Delaware Act, we may not make a distribution to unitholders if the distribution would cause our liabilities to exceed the fair value of our assets. Delaware law provides that for a period of three years from the date of an impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited partnership for the distribution amount. Neither liabilities to partners on account of their partnership interest nor liabilities that are non-recourse to the partnership are counted for purposes of determining whether a distribution is permitted.

While our Partnership Agreement requires us to distribute our available cash, our Partnership Agreement, including provisions requiring us to make cash distributions contained therein, may be amended.

        While our Partnership Agreement requires us to distribute all of our available cash for distribution, our Partnership Agreement, including provisions requiring us to make cash distributions contained therein, may be amended. Our Partnership Agreement generally may not be amended during the subordination period without the approval of our public common unitholders except in limited circumstances where no unitholder approval is required. However, our Partnership Agreement can be amended with the consent of our general partner and the approval of a majority of the outstanding common units, including any common units held by our general partner, its members and their affiliates, voting together as a single class, after the subordination period has ended. Upon the completion of this offering, our general partner, its members and their affiliates will own approximately 56.6% of our voting power. See "The Partnership Agreement—Amendment of the Partnership Agreement."

We are an "emerging growth company" and may elect to comply with reduced public company reporting requirements, which could make our common units less attractive to investors.

        We are an "emerging growth company," as defined by the JOBS Act. For as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various public company reporting requirements. These exemptions include, but are not limited to: (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements, and (iii) exemptions from the requirement of holding a nonbinding unitholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years following completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a "large accelerated filer," our annual gross revenues exceed $1.0 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we would cease to be an emerging growth company prior to the end of such five-year period. We have taken advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and may elect to take advantage of other reduced burdens in future filings. As a result, the information that we provide to our common unitholders may be different than you might receive from other public reporting companies in which you hold equity interests. We cannot predict if investors will find our common units less attractive as a result of our reliance on these exemptions. If some investors find our common units less attractive as a result of any choice we make to reduce disclosure, there may be a less active trading market for our common units and the price for our common units may be more volatile.

        Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. However, we have irrevocably elected not to avail ourselves of this extended transition period for complying with new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

If we fail to maintain an effective system of internal controls, we may be unable to accurately report our financial results or detect and prevent fraud.

        Upon completion of the offering, we will become a public company subject to the reporting obligations of the SEC and the NYSE. These obligations include, among others, preparing annual and interim reports of our business, results of operations and financial conditions, including financial statements in accordance with GAAP. Our reporting obligations as a public company and implementing necessary internal controls and risk management and policies will place substantial demands on our management and our operational and financial resources. We are a newly formed company with a limited number of personnel and other resources with which to address our internal controls over financial reporting. Effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. Our general partner is in the process of appropriately expanding human resources and other components of our business, including retaining third-party service providers and implementing and maintaining adequate management and financial controls to improve our internal controls in preparation of being a public company, which will likely require us to incur significant costs and devote substantial management time and efforts and other resources. Our failure to achieve and maintain effective internal control over financial reporting could result in the loss of investor confidence in the reliability of our financial statements.

        We also must implement and maintain our internal controls and risk management to manage our anticipated future growth, regulatory requirements applicable to our business and the growing demands of our business operations. In this regard, any system of controls, however well designed and operated, can only provide reasonable, and not absolute, assurance that the objectives of the system are met. As such, we may be subject to risks arising in relation to our internal controls and risk management, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We cannot assure you that we will be able to successfully implement internal control mechanisms that will sufficiently respond to our expanded scope of operations. We also cannot assure you that our employees will not act in such a way that contravenes our internal control procedures. If we cannot favorably assess the effectiveness of our internal control over financial reporting, or if our independent registered public accounting firm is unable to provide an unqualified attestation report on our internal controls after we cease to be an emerging growth company, investors could lose confidence in our financial information and the price of our common units could decline.

We are not, and do not intend to become, regulated as an "investment company" under the Investment Company Act and if we were deemed an "investment company" under the Investment Company Act, applicable restrictions could make it impractical for us to operate as contemplated.

        The Investment Company Act of 1940, as amended (the "Investment Company Act") provides certain protections to investors and imposes certain restrictions on companies that are registered as investment companies. Among other things, such rules limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities and impose certain governance requirements. We have not been and do not intend to become regulated as an investment company and we intend to conduct our activities so we will not be deemed to be an investment company under the Investment Company Act (and similar legislation in other jurisdictions). In order to ensure that we are not deemed to be an investment company, we may be required to materially restrict or limit the scope of our operations or plans. We will be limited in the types of acquisitions that we may make, and we may need to modify our organizational structure or dispose of assets of which we would not otherwise dispose. Moreover, if anything were to happen which would potentially cause us to be deemed an investment company under the Investment Company Act, it would be impractical for us to operate as intended. Agreements and arrangements between and among us and our general partner would be impaired, the type and amount of acquisitions that we would be able to make as a principal would be limited, and our business, financial condition and results of operations would be materially and adversely affected. Accordingly, we would be required to take extraordinary steps to address the situation, such as the amendment or termination of the Partnership Agreement or us or a restructuring of us and certain other affiliates, any of which could adversely affect the value of our common units. In addition, if we were deemed to be an investment company under the Investment Company Act, we would be taxable as a corporation for U.S. federal income tax purposes, and such treatment could materially and adversely affect the value of our common units.

Risks Related to Taxation

        In addition to the following risk factors, you should read "Material U.S. Federal Income Tax Consequences" for a more complete discussion of the expected material federal income tax considerations relating to us and the ownership and disposition of our common units.

Our U.S. federal income tax treatment depends on our status as a partnership for U.S. federal income tax purposes. If the IRS were to treat us as a corporation for U.S. federal income tax purposes, subject to U.S. corporate income tax, our cash available for distribution to our unitholders may be substantially reduced.

        The anticipated after-tax economic benefit of an investment in our common units depends largely on our being treated as a partnership for U.S. federal income tax purposes. We have not requested, and do not plan to request, a ruling from the IRS on this or any other tax matter affecting us.

        Despite the fact that we are a limited partnership under Delaware law, it is possible in certain circumstances for a partnership such as ours to be treated as a corporation for U.S. federal income tax purposes. Our treatment as a partnership for U.S. federal income tax purposes is dependent upon at least 90% of our income being "qualifying income." At least 90% of our income being qualifying income is dependent, in part, upon our debt investments, including our intercompany loans, being treated as debt for U.S. federal income tax purposes. Although we believe that our debt investments, including our intercompany loans, will be treated as debt for U.S. federal income tax purposes, the IRS or a court could disagree. If the IRS or a court were to recharacterize our debt investments, including our intercompany loans, as equity, we could be treated as a corporation for U.S. federal income tax purposes. Further, in order for our interest income to be treated as qualifying income, the interest income must not be derived by us in the conduct of a financial or insurance business. Neither the Code nor the Treasury Regulations define what it means to conduct a financial or insurance business, and the IRS has provided limited guidance in this area. Although we do not believe based upon our current operations that we are or will be so treated, the IRS or a court could disagree or a change in our business or a change in current law could cause us to be treated as a corporation.

        If we were treated as a corporation for U.S. federal income tax purposes, we would be subject to U.S. corporate income tax on our net taxable income. As a result, cash available for distribution to our unitholders could be substantially reduced. Further, distributions generally would be subject to income tax as dividends (to the extent of our current and accumulated earnings and profits), and no income, gains, losses, deductions or credits would flow through to you. Based on the foregoing, if we were treated as a corporation for U.S. federal income tax purposes, there could be a material reduction in the anticipated cash flow and after-tax return to our unitholders, likely causing a substantial reduction in the value of our common units. Please read "Material U.S. Federal Income Tax Consequences" for further information on our tax status.

Legislation has been proposed that, if enacted, would subject us to U.S. federal income tax as a corporation on our net taxable income.

        Congress recently proposed legislation that, if enacted, would repeal, effective for taxable years beginning after December 31, 2016, the exception from taxation as a corporation currently available to certain publicly traded partnerships such as ours. If this legislation were enacted in the form proposed, we would be treated as a corporation for U.S. federal income tax purposes. As a result, commencing with our taxable year beginning January 1, 2017, we would become subject to U.S. corporate income tax on our net taxable income. Our liability for U.S. corporate income tax likely would materially increase our entity-level tax liability, and therefore reduce amounts otherwise available for us to distribute to common unitholders. In addition, an investment in a corporation has materially different U.S. federal income tax consequences for investors than an investment in a partnership. As of the date of this prospectus, it is not possible to predict if, whether or when this legislation might be enacted, in what form or with what effective date.

The tax treatment of publicly traded partnerships or an investment in our common units could be subject to potential legislative, judicial or administrative changes and differing interpretations, possibly on a retroactive basis.

        The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, judicial interpretations of the U.S. federal income tax laws may have a direct or indirect impact on our status as a partnership and, in some instances, a court's conclusions may heighten the risk of a challenge regarding our status as a partnership. Moreover, from time to time, members of the U.S. Congress propose and consider substantive changes to the existing U.S. federal income tax laws that would affect the tax treatment of certain publicly traded partnerships. One such legislative proposal would have eliminated the qualifying income exception to the treatment of all publicly traded partnerships as corporations upon which we will rely for our treatment as a partnership for U.S. federal income tax purposes. We are unable to predict whether any of these changes, or other proposals, will ultimately be enacted. Any such changes or differing judicial interpretations of existing laws could be applied retroactively and could negatively impact the value of an investment in our common units.

        If we were treated as a corporation for U.S. federal income tax purposes, it is likely that we also would be treated as such for state income tax purposes, and as a result could be subject to state income tax. Further, changes in current state law may subject us to additional entity-level taxation by individual states. Because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. Imposition of state taxes by states may substantially reduce the cash available for distribution to our unitholders and, therefore, negatively impact the value of an investment in our common units.

        Our Partnership Agreement provides that, if a law is enacted or existing law is modified or interpreted in a manner that subjects us to additional amounts of entity-level taxation, the minimum quarterly distribution amount and the target distribution amounts may be adjusted to reflect the impact of that law on us.

Our unitholders' share of our income is taxable to them for U.S. federal income tax purposes even if they do not receive any cash distributions from us.

        A unitholder is treated as a partner to whom we allocate taxable income, and such income allocation could differ from the cash distributed to such unitholder. A unitholder's allocable share of our taxable income will be taxable to it, which may require the payment of U.S. federal income taxes and, in some cases, state and local income taxes, on its share of our taxable income even if it receives no cash distributions from us. Our unitholders may not, on a current basis or in the aggregate, receive cash distributions from us equal to their actual tax liability.

If the IRS contests the U.S. federal income tax positions we take, the market for our common units may be adversely impacted and the cost of any IRS contest will reduce our cash available for distribution to our unitholders.

        We have not requested a ruling from the IRS with respect to our treatment as a partnership for U.S. federal income tax purposes or any other matter affecting us. The IRS may adopt positions that differ from the conclusions of our counsel expressed in this prospectus or from the positions we take, and the IRS's positions may ultimately be sustained. It may be necessary to resort to administrative or court proceedings to sustain some or all of our counsel's conclusions or the positions we take. A court may not agree with some or all of our counsel's conclusions or the positions we take. Any contest with the IRS, and the outcome of any IRS contest, may have a materially adverse impact on the market for our common units and the price at which they trade. In addition, our costs of any contest with the IRS will be borne indirectly by our unitholders and our general partner because the costs will reduce our cash available for distribution.

Tax gain or loss on the disposition of our common units could be more or less than expected.

        If our common unitholders sell common units, they will recognize a gain or loss for federal income tax purposes equal to the difference between the amount realized and their tax basis in those common units. Because distributions in excess of their allocable share of our net taxable income decrease their tax basis in their common units, the amount, if any, of such prior excess distributions with respect to the common units a common unitholder sells will, in effect, become taxable income to the common unitholder if it sells such common units at a price greater than its tax basis in those common units, even if the price received is less than its original cost. Furthermore, a substantial portion of the amount realized on any sale of units, whether or not representing gain, may be taxed as ordinary income due to potential recapture items, including depreciation recapture. In addition, because the amount realized includes a unitholder's share of our nonrecourse liabilities, a common unitholder that sells common units may incur a tax liability in excess of the amount of cash received from the sale. See "Material U.S. Federal Income Tax Consequences—Disposition of Common Units—Recognition of Gain or Loss" for a further discussion of the foregoing.

Tax-exempt entities and non-U.S. persons face unique tax issues from owning our common units that may result in adverse tax consequences to them.

        Investment in common units by U.S. tax-exempt entities, such as employee benefit plans and individual retirement accounts (known as IRAs), and non-U.S. persons raises issues unique to them. Based on the representations made by us and our general partner, it is the opinion of Milbank, Tweed, Hadley & McCloy LLP that no income of the Partnership will be treated either as unrelated business taxable income ("UBTI") or effectively connected income ("ECI"). However, no ruling from the IRS will be sought, and there is no assurance that the IRS will agree that income of the Partnership will not be UBTI or ECI. It is possible that U.S. tax-exempt entities may recognize and be taxed on UBTI and non-U.S. investors could be subject to U.S. federal income tax on a net basis and be required to file a U.S. federal income tax return. In this regard, a U.S. tax-exempt investor that owns more than fifty percent (50%) of either the voting power or value of our units may recognize UBTI in respect of interest income we receive from certain of our subsidiaries. Further, we may make investments in real property or "real property holding corporations" for purposes of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Non-U.S. investors that own more than five percent (5%) of the value of our common units may be subject to withholding with respect to our investments in real property or real property holding corporations. If you are a tax-exempt entity or a non-U.S. person, you should consult a tax advisor before investing in our common units.

We prorate our items of income, gain, loss and deduction for U.S. federal income tax purposes between transferors and transferees of our units each month based upon the ownership of our units on the first day of each month, instead of on the basis of the date a particular unit is transferred. The IRS may challenge this treatment, which could change the allocation of items of income, gain, loss and deduction among our unitholders.

        We will prorate our items of income, gain, loss and deduction for federal income tax purposes between transferors and transferees of our units each month based upon the ownership of our units on the first day of each month, instead of on the basis of the date a particular unit is transferred. The use of this proration method may not be permitted under existing Treasury Regulations (as defined herein), and, accordingly, our counsel is unable to opine as to the validity of this method. Recently, however, the U.S. Treasury Department issued proposed Treasury Regulations that provide a safe harbor pursuant to which publicly traded partnerships may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders. Nonetheless, the proposed regulations do not specifically authorize the use of the proration method we have adopted. If the IRS were to challenge our proration method or new Treasury Regulations were issued, we may be required to change the allocation of items of income, gain, loss and deduction among our unitholders. See "Material U.S. Federal Income Tax Consequences—Disposition of Common Units—Allocations Between Transferors and Transferees."

The sale or exchange of 50% or more of our capital and profits interests during any twelve-month period will result in the termination of our partnership for U.S. federal income tax purposes.

        We will be considered to have technically terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of determining whether the 50% threshold has been met, multiple sales of the same interest will be counted only once. Our technical termination would, among other things, result in the closing of our taxable year for all unitholders, which would result in us filing two tax returns (and our unitholders could receive two Schedules K-1 if relief was not available, as described below) for one year and could result in a deferral of depreciation deductions allowable in computing our taxable income. The closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. A technical termination currently would not affect our classification as a partnership for federal income tax purposes, but instead we would be treated as a new partnership for such tax purposes. If treated as a new partnership, we must make new tax elections and could be subject to penalties if we are unable to determine that a termination occurred. The IRS has recently announced a publicly traded partnership technical termination relief program whereby a publicly traded partnership that technically terminated may request publicly traded partnership technical termination relief which, if granted by the IRS, among other things would permit the Partnership to provide only one Schedule K-1 to unitholders for the year notwithstanding two partnership tax years. See "Material U.S. Federal Income Tax Consequences—Disposition of Common Units—Constructive Termination" for a discussion of the consequences of our termination for federal income tax purposes.

Our business currently depends in part on the availability of tax equity financing, which in turn depends on the availability of tax credits and other financial incentives. The expiration, elimination or reduction of these tax credits and incentives could adversely impact our cost of capital and thereby our business.

        Our business currently depends in part on the availability of tax equity financing, which in turn depends on the availability of tax credits and other financial incentives. U.S. federal, state and local government bodies provide incentives to owners and developers of renewable energy assets and to distributors of renewable energy to promote renewable energy sources in the form of tax credits and other financial incentives. We rely on these governmental tax credits and other tax benefits to attract certain third-party tax equity investors as these investors offer a source of low-cost capital we could utilize to pay a portion of the purchase price for renewable energy assets. However, these tax benefits are subject to change, and any such changes could result in a smaller tax equity market.

        A 30% ITC is currently available for solar power generation assets that are completed and placed in service prior to January 1, 2017 and wind power generation assets for which construction commenced before January 1, 2015. Certain wind power generation assets for which construction commenced before January 1, 2015 are also eligible for the 2.3 cent per kWh PTC in lieu of the ITC. Changes in existing law and interpretations by the IRS or the courts could reduce the willingness of tax equity investors to invest in renewable energy assets such as ours. We cannot assure you that this type of tax equity financing will be available to us. If, for any reason, we are unable to finance a portion of the purchase and/or development of our renewable energy assets through tax-advantaged structures or if we are unable to realize or monetize depreciation benefits, we may no longer be able to acquire and operate assets on an economically viable basis. In particular, our inability to attract tax equity investors to finance a portion of the purchase price of renewable energy assets could increase the amount of capital we need to raise to acquire such assets and the effective cost of that capital to us. This would have a material adverse effect on our business, financial condition and results of operations.

The IRS may disallow deductions for amounts paid to related persons.

        To the extent that we enter into transactions or arrangements with parties with whom we do not deal at arm's length, including our general partner, pursuant to the applicable law relating to transfer pricing, the relevant tax authorities may seek to adjust the quantum or nature of the amounts received or paid by such entities if they consider that the terms and conditions of such transactions or arrangements differ from those that would have been made between persons dealing at arm's-length and could impose penalties for failing to comply with applicable law relating to transfer pricing. This could result in more tax (and penalties and interest) being paid by such entities, and therefore the return to investors could be reduced.

        While our general partner believes the fees charged by or paid to non-arm's-length persons are consistent with applicable law relating to transfer pricing, no assurance can be given in this regard.

Our delivery of required tax information for a taxable year may be subject to delay, which could require a common unitholder who is a U.S. taxpayer to request an extension of the due date for such common unitholder's income tax return.

        We have agreed to use commercially reasonable efforts to provide U.S. tax information (including IRS Schedule K-1 information needed to determine the allocable share of our income, gain, losses and deductions for our common unitholders) no later than 90 days after the close of each fiscal year. However, providing this U.S. tax information to unitholders will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from lower-tier entities. In an attempt to ensure that we distribute necessary tax information in a timely fashion, we intend to have a December 31 year end. It is therefore possible that, in any taxable year, a unitholder will need to apply for an extension of time to file such unitholder's tax returns. See "Material U.S. Federal Income Tax Consequences—Administrative Matters—Information Returns and Audit Procedures."

We may hold or acquire certain investments through entities classified as PFICs or CFCs for U.S. federal income tax purposes.

        Certain of our investments may be in foreign corporations or may be acquired through a foreign subsidiary that would be classified as a corporation for U.S. federal income tax purposes. Such an entity may be a passive foreign investment company (a "PFIC") or a controlled foreign corporation (a "CFC") for U.S. federal income tax purposes. U.S. holders of common units considered to own a direct or indirect interest in a PFIC or a CFC may be subject to tax on their allocable share of the PFIC's or CFC's income without a corresponding distribution of earnings.

We will treat each purchaser of common units as having the same tax benefits without regard to the common units actually purchased. The IRS may challenge this treatment, which could adversely affect the value of the common units.

        Because we cannot match transferors and transferees of our common units and because of other reasons, we will adopt depreciation and amortization positions that may not conform to all aspects of the provisions of the Code or existing and proposed Treasury Regulations thereunder. Our counsel is unable to opine as to the validity of this approach. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to you. It also could affect the timing of these tax benefits or the amount of gain from your sale of common units and could have a negative impact on the value of our common units or result in audit adjustments to your tax returns. See "Material U.S. Federal Income Tax Consequences—Tax Consequences of Unit Ownership—Section 754 Election" for a further discussion of the effect of the depreciation and amortization positions we will adopt.

We may adopt certain valuation methodologies that could result in a shift of income, gain, loss and deduction between the general partner (as the holder of our incentive distribution rights) and certain of our unitholders. The IRS may challenge this treatment, which could adversely affect the value of the common units.

        When we issue additional units or engage in certain other transactions, we will determine the fair market value of our assets and allocate any unrealized gain or loss attributable to our assets to the capital accounts of our unitholders and our general partner. Our methodology may be viewed as understating the value of our assets. In that case, there may be a shift of income, gain, loss and deduction between the general partner and certain of our unitholders, which may be unfavorable to such unitholders. Moreover, under our valuation methods, subsequent purchasers of common units may have a greater portion of their Code Section 743(b) adjustment allocated to our tangible assets and a lesser portion allocated to our intangible assets. The IRS may challenge our valuation methods, or our allocation of the Code Section 743(b) adjustment attributable to our tangible and intangible assets, and allocations of income, gain, loss and deduction between the general partner and certain of our unitholders.

        A successful IRS challenge to these methods or allocations could adversely affect the amount of taxable income or loss being allocated to certain of our unitholders. It also could affect the amount of gain from certain of our unitholders' sale of common units and could have a negative impact on the value of the common units or result in audit adjustments to such unitholders tax returns without the benefit of additional deductions.

FORWARD-LOOKING STATEMENTS

        Statements included in this prospectus concerning plans and objectives of management for future operations or economic performance, or assumptions related thereto, including our financial forecast, contain forward-looking statements. The disclosure and analysis set forth in this prospectus includes assumptions, expectations, projections, intentions and beliefs about future events in a number of places, particularly in relation to our operations, cash flows, financial position, plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. In some cases, predictive, future-tense or forward-looking words such as "believe," "intend," "anticipate," "estimate," "project," "forecast," "plan," "potential," "may," "should," "could" and "expect" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our unitholders, and other written materials.

        The following factors, among others, could cause our actual results, performance or achievements to differ from those set forth in the forward-looking statements:

  •
  our ability to maintain and grow our initial quarterly distribution;

  •
  our ability to successfully identify, evaluate and consummate acquisitions;

  •
  the willingness and ability of counterparties to the PPAs for the assets in the Initial Portfolio and counterparties to our debt investments to fulfill their obligations under such agreements;

  •
  our ability to enter into contracts to sell power on acceptable terms as our PPAs expire;

  •
  our ability to sell RECs to creditworthy counterparties;

  •
  our ability to effectively compete for investment opportunities in renewable energy assets;

  •
  our ability to enter into tax equity financing arrangements;

  •
  hazards customary to the renewable energy industry and power generation operations such as unusual weather conditions, catastrophic weather-related or other damage to assets, unscheduled generation outages, maintenance or repairs, shortages, other developments, environmental incidents, or electric transmission system constraints and the possibility that we may not have adequate insurance to cover losses as a result of such hazards;

  •
  government regulation, including compliance with regulatory requirements and changes in market rules, rates, tariffs and environmental laws and regulations;

  •
  the anticipated taxation of the Partnership and distributions to our unitholders;

  •
  our ability to operate our businesses efficiently, manage capital expenditures and costs tightly and generate earnings and cash flows from our asset-based businesses in relation to our debt and other obligations;

  •
  our ability to sell equity and debt, borrow additional funds and access debt and equity capital markets, as well as the possibility that we may incur additional indebtedness going forward; and

  •
  operating and financial restrictions placed on us and our subsidiaries that are contained in agreements of certain of our subsidiaries and project-level subsidiaries generally.

        We caution that these and other forward-looking statements included in this prospectus represent our estimates and assumptions only as of the date of this prospectus and are not intended to give any assurance as to future results. Many of the forward-looking statements included in this prospectus are based on our assumptions about factors that are beyond our ability to control or predict. Assumptions, expectations, projections, intentions and beliefs about future events may, and often do, vary from actual results and these differences can be material. The reasons for this include the risks, uncertainties and factors described in the "Risk Factors" section of this prospectus. As a result, the forward-looking events discussed in this prospectus might not occur and our actual results may differ materially from those anticipated in the forward-looking statements. Accordingly, you should not unduly rely on any forward-looking statements.

        We undertake no obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events, a change in our views or expectations or otherwise. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

 USE OF PROCEEDS

        We expect to receive net proceeds of approximately $410.4 million, comprised of $162.3 million from the sale of 8,700,000 common units offered by this prospectus, assuming an initial public offering price of $20.00 per unit (the midpoint of the price range set forth on the cover of this prospectus) and after deducting the estimated underwriting discounts, structuring fee and offering expenses payable by us, and $248.1 million from the sale of 1,318,630 common units and 10,018,630 subordinated units to an entity owned and controlled by 40 North. We intend to use approximately $10.6 million of the net proceeds from this offering and the sale of common units and subordinated units to an entity owned and controlled by 40 North for working capital and general partnership purposes and intend to use the remainder of the proceeds to pay approximately $9.2 million in fees and expenses associated with our formation and approximately $390.6 million minimum consideration to our general partner for our acquisition of its equity and debt interests in the Initial Portfolio.

        To the extent the underwriters exercise their right to purchase the option units, we will use the proceeds to repurchase an equal number of units from our general partner or 40 North. As a result, the number of common units outstanding after this offering will not change whether or not the underwriters exercise this right.

        A $1.00 increase or decrease in the assumed initial public offering price of $20.00 per common unit would cause the net proceeds from this offering, after deducting the estimated underwriting discounts, structuring fee and offering expenses payable by us, to increase or decrease, respectively, by approximately $8.1 million. In addition, we may also increase or decrease the number of common units we are offering. Each increase of 1.0 million common units offered by us, together with a concurrent $1.00 increase in the assumed public offering price to $21.00 per common unit, would increase net proceeds to us from this offering by approximately $27.7 million. Similarly, each decrease of 1.0 million common units offered by us, together with a concurrent $1.00 decrease in the assumed initial offering price to $19.00 per common unit, would decrease the net proceeds to us from this offering by approximately $25.8 million. Our general partner has informed us that it will pay $390.6 million for the Initial Portfolio and based on the midpoint of the price range on the cover of this prospectus we will pay our general partner a like amount for the Initial Portfolio. To the extent the proceeds from this offering exceed the midpoint of the price range on the cover of this prospectus, it will directly reduce the amount paid by 40 North for its common and subordinated units until that price equals the price to the public of the common units in this offering. If the price per unit sold in this offering exceeds $21.25, then the excess proceeds will directly increase the amount we pay our general partner for the Initial Portfolio. If the proceeds from this offering are lower than would be raised at the midpoint of the price range, the 40 North affiliate will increase the amount it pays for its units in an amount sufficient to allow us to receive net proceeds of $410.4 million and purchase the Initial Portfolio.

 CAPITALIZATION

        The following table shows the historical combined cash and cash equivalents and capitalization of our predecessor as of September 30, 2014 and our pro forma cash and cash equivalents and capitalization as of September 30, 2014 after giving effect to the pro forma adjustments described in our Unaudited Pro Forma Combined Financial Statements included elsewhere in this prospectus, including completion of the Formation Transactions as if they had occurred on that date.

        This table is derived from, and should be read together with, the historical financial statements and related notes and the unaudited pro forma combined financial statements and the accompanying notes, in each case included elsewhere in this prospectus. You should also read this table in conjunction with "Prospectus Summary—Formation Transactions and Partnership Structure," "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

	Greenleaf Historical Predecessor as of September 30, 2014	Pro Forma as of September 30, 2014
	(in thousands)
Cash and cash equivalents	$266	$10,608

Debt:
Short-term debt	7,406	—
Long-term debt	13,708	—
Partners' equity/net equity:
Members equity	38,736	—
Non-controlling Interest	1,771	50,584
Common units held by public(1)	—	172,675
Common units owned by 40 North	—	26,172
Common units owned by Directors and Officers(1)	—	—
Subordinated units(1)	—	198,846
General partner interest	—	—
Total members net equity	40,507	448,277

Total capitalization	$61,621	$448,277

(1)
In connection with this offering, we expect to issue to our general partner's directors, officers and employees an aggregate of 1,277,047 phantom units under our LTIP. The phantom units will vest ratably over a four year period on each anniversary of the date of grant and upon vesting will be settled by issuing the recipient a fully-vested common unit. These awards will not be issued in exchange for cash. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Equity-Based Compensation" for a discussion of the accounting for this issuance.

 DILUTION

        Dilution is the amount by which the offering price paid by the purchasers of common units sold in this offering will exceed the pro forma net tangible book value per unit after the offering. On a pro forma basis as of September 30, 2014, after giving effect to the Formation Transactions, including this offering at an initial public offering price of $20.00 per common unit (the midpoint of the price range set forth on the cover page of this prospectus), the sale of 1,318,630 common units to an entity owned and controlled by 40 North, the sale of the subordinated units and the application of the net proceeds therefrom, and assuming the underwriters' right to purchase option units is not exercised, our pro forma net tangible book value attributable to public common units was $157.8 million, or $18.13 per common unit. Purchasers of our common units in this offering will experience immediate dilution in net tangible book value per common unit for financial accounting purposes, as illustrated in the following table.

Assumed initial public offering price per common unit		$20.00
Pro forma net tangible book value per public common unit before the offering	$18.13
Less: Pro forma net tangible book value per public common common unit after the offering(1)		18.13

Immediate dilution in net tangible book value per common unit to purchasers in the offering(2)		$1.87

(1)
The net tangible book value attributable to public common units before the offering of $157.8 million was derived by multiplying the pro forma net tangible book value, after giving effect to the Formation Transactions, of $363.4 million as of September 30, 2014 by approximately 43.4%, which is the percentage of total outstanding units represented by the 8,700,000 common units being offered to the public. Pro forma net tangible book value per common unit before the offering is determined by dividing pro forma net tangible book value attributable to common units as of September 30, 2014 by the total number of public common units to be outstanding after the offering (8,700,000 public common units) and assuming no exercise of the underwriters' right to purchase option units.

(2)
Each $1.00 increase or decrease in the assumed public offering price of $20.00 per common unit would not affect our pro forma net tangible book value and dilution per common unit to investors in this offering would be approximately $2.87 per common unit for a $1.00 increase and $0.87 per common unit for a $1.00 decrease, after deducting the estimated underwriting discounts, structuring fee and offering expenses payable by us. We may also increase or decrease the number of common units we are offering. An increase of 1.0 million common units offered by us, together with a concurrent $1.00 increase in the assumed public offering price to $21.00 per common unit, would result in a pro forma net tangible book value of approximately $157.8 million, or $16.26 per common unit, and dilution per common unit to investors in this offering would be $4.74 per common unit. Similarly, a decrease of 1.0 million common units offered by us, together with a concurrent $1.00 decrease in the assumed public offering price to $19.00 per common unit, would result in a pro forma net tangible book value of approximately $157.8 million, or $20.49 per common unit, and accretion per common unit to investors in this offering would be $1.49 per common unit. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

        The following table sets forth the number of units that we will issue and the total consideration contributed to us by our general partner and its members and by the purchasers of common units in this offering upon consummation of the Formation Transactions.

	Units (000)		Total Consideration (000)
					Average Price Paid Per Unit
	Number	Percent	Amount	Percent
	(in thousands)
General partner and its members(1)	11,337	56.6%	$248,100	58.8%	$21.88
New investors	8,700	43.4%	$174,000	41.2%	$20.00

Total	20,037	100.0%	$422,100	100.0%	$21.07

(1)
Upon consummation of the Formation Transactions, an entity owned and controlled by 40 North will own all of our subordinated units and 1,318,630 common units.

CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS

        You should read the following discussion of our cash distribution policy in conjunction with "—Assumptions and Considerations" below, which includes the factors and assumptions upon which we base our cash distribution policy. In addition, you should read "Forward-Looking Statements" and "Risk Factors" for information regarding statements that do not relate strictly to historical or current facts and certain risks inherent in our business.

        For additional information regarding the historical results of operations of the assets in our Initial Portfolio and our pro forma results of operations, you should refer to the historical and unaudited pro forma combined financial statements and related notes, in each case, included elsewhere in this prospectus.

General

Rationale for Our Cash Distribution Policy

        Our Partnership Agreement requires us to distribute all of our available cash. Our cash distribution policy reflects a judgment that our unitholders will be better served by our distributing rather than retaining our available cash. Generally, our available cash is the sum of our (i) cash on hand at the end of a quarter after the payment of our expenses and the establishment of cash reserves and (ii) cash on hand resulting from working capital borrowings made after the end of the quarter. Because we are not subject to an entity-level federal income tax, we expect to have more cash to distribute to our unitholders than would be the case were we subject to entity-level federal income tax.

Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy

        There is no guarantee that we will make quarterly cash distributions to our unitholders. We do not have a legal obligation to pay the minimum quarterly distribution or any other distribution. Our cash distribution policy may be changed at any time and is subject to certain restrictions, including the following:

  •
  Our general partner will have the authority to establish cash reserves for the prudent conduct of our business and for future cash distributions to our unitholders, and the establishment or increase of those reserves could result in a reduction in cash distributions from levels we currently anticipate pursuant to our stated cash distribution policy. Our Partnership Agreement does not set a limit on the amount of cash reserves that our general partner may establish.

  •
  Although our Partnership Agreement requires us to distribute all of our available cash, our Partnership Agreement provides our general partner broad latitude in determining cash reserves and cash expenditures, which impact the amount of available cash, and our Partnership Agreement, including provisions requiring us to make cash distributions contained therein, may be amended. Our Partnership Agreement generally may not be amended during the subordination period without the approval of our public common unitholders except in limited circumstances where no unitholder approval is required. However, our Partnership Agreement can be amended with the consent of our general partner and the approval of a majority of the outstanding common units, including any common units held by our general partner and its affiliates, voting together as a single class, after the subordination period has ended. At the closing of this offering, an entity owned and controlled by 40 North, a member of our general partner, will own all of our subordinated units and 1,318,630 common units, representing approximately 56.6% of our outstanding units. See "The Partnership Agreement—Amendment of the Partnership Agreement."

  •
  Even if our cash distribution policy is not modified or revoked, the amount of distributions we pay under our cash distribution policy and the decision to make any distribution is determined by our general partner.

  •
  Under Section 17-607 of the Delaware Act, we may not make a distribution to our unitholders if the distribution would cause our liabilities to exceed the fair value of our assets.

  •
  We may lack sufficient cash to pay distributions to our common unitholders for a number of reasons, including as a result of increases in our operating or general and administrative expenses, principal and interest payments on our debt, tax expenses, working capital requirements and anticipated cash needs. Our general partner will not receive a management fee or other compensation for its management of us. However, under our Partnership Agreement, we are obligated to reimburse our general partner and its affiliates for certain expenses incurred on our behalf. Our Partnership Agreement provides that our general partner will determine the amount of these reimbursed expenses.

  •
  Our ability to make cash distributions to our unitholders depends on the performance of our subsidiaries and their ability to distribute cash to us and on the performance of the counterparties to our debt investments. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, debt we incur in the future, applicable state partnership and limited liability company laws and other laws and obligations. For example, if we are unable to comply with the covenants under our New Revolver, including financial maintenance and minimum liquidity requirements or we were unable meet our debt service obligations under the New Revolver, we would be prohibited from making cash distributions to our unitholders.

  •
  We may elect to reduce our quarterly cash distributions in order to service or repay debt or fund expansion or capital expenditures.

Our Ability to Grow is Dependent on Our Ability to Access External Expansion Capital

        We expect to generally distribute a significant percentage of our cash from operations to our unitholders on a quarterly basis, after the establishment of cash reserves and payment of our expenses. Therefore, our growth may not be as fast as businesses that reinvest most or all of their cash to expand ongoing operations. We expect that we will rely primarily upon external financing sources, including commercial bank borrowings, the issuance of debt and equity securities and tax equity financing arrangements, to fund our acquisitions and expansion capital expenditures. As a result, to the extent we are unable to finance growth externally, our cash distribution policy will significantly impair our ability to grow. In addition, our growth may not be as fast as that of businesses that reinvest their available cash to expand ongoing operations. To the extent we issue additional units in connection with any acquisitions or expansion capital expenditures, the payment of distributions on those additional units may increase the risk that we will be unable to maintain or increase our per unit distribution level. There are no limitations in our Partnership Agreement, and we do not anticipate there being limitations in the New Revolver, on our ability to issue additional units, including units ranking senior to the common units. The incurrence of additional commercial borrowings or other debt to finance our growth strategy would result in increased interest expense, which in turn may impact the cash available for distribution that we have to distribute to our unitholders.

Our Minimum Quarterly Distribution

        Upon the consummation of this offering, we intend to declare a minimum quarterly distribution of $0.3250 per unit for each complete quarter, or $1.30 per unit on an annualized basis. Our ability to make cash distributions at the minimum quarterly distribution rate will be subject to the factors described above under "—General—Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy." Quarterly distributions, if any, will be made within 45 days after the end of each quarter, on or about the 15th day of each February, May, August and November to holders of record on or about the first day of each such month. If the distribution date does not fall on a business day, we will make the distribution on the first business day immediately following the indicated distribution date. We will adjust the amount of our distribution for the period from the completion of this offering through March 31, 2015 based on the actual length of the period. The amount of cash needed to pay the minimum quarterly distribution on all of our common and subordinated units to be outstanding immediately after this offering for one quarter and on an annualized basis is summarized in the table below:

		Minimum Quarterly Distribution
	Number of Units	One Quarter	Annualized
		(in millions)
Publicly held common units(1)	8,700,000	$2.83	$11.31
Common units held by an entity owned and controlled by 40 North	1,318,630	$0.43	$1.71
Subordinated units(1)	10,018,630	$3.26	$13.02

Total(2)	20,037,260	$6.52	$26.04

(1)
Assumes that the underwriters' right to purchase option units is not exercised. The exercise by the underwriters of their right to purchase option units will not affect the amount of cash needed to pay our minimum quarterly distribution.

(2)
We will issue 1,277,047 phantom units to our general partner's directors, officers and employees in connection with this offering. The phantom units will vest ratably over a four year period on each anniversary of the date of grant and upon vesting will be settled by issuing the recipient a fully-vested common unit. Holders of the awards will not be entitled to participate in distributions to our common and subordinated unitholders prior to vesting. Assuming no awards are forfeited, the vesting of these awards will increase the number of common units outstanding and entitled to distributions by 319,262 common units per year over the four-year vesting period and thereby the amount of cash needed to pay the aggregate minimum quarterly distribution by $415,040 in the first year after the offering (2016), $830,080 in the second year after the offering (2017), $1,245,120 in the third year after the offering (2018) and $1,660,160 in the fourth year after the offering (2019). These awards will not be issued in exchange for cash. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Equity-Based Compensation" for a discussion of the accounting for this issuance.

        An entity owned and controlled by 40 North, a member of our general partner, will own all of our subordinated units and 1,318,630 common units and our general partner will own the incentive distribution rights in us. Our incentive distribution rights entitle the holder to increasing percentages, up to a maximum of 50% of the cash we distribute in excess of $0.3738 per unit per quarter.

        During the subordination period, before we make any quarterly distributions to our subordinated unitholders, our common unitholders are entitled to receive payment of the full minimum quarterly distribution from operating surplus plus any arrearages in distributions of the minimum quarterly distribution from operating surplus from prior quarters. See "Provisions of Our Partnership Agreement Relating to Cash Distributions—Subordination Period." We cannot guarantee, however, that we will pay the minimum quarterly distribution on our common units in any quarter. During the subordination period, the subordinated units will not accrue arrearages.

        Although our common unitholders may pursue judicial action to enforce provisions of our Partnership Agreement, including those related to requirements to make cash distributions as described above, our Partnership Agreement provides that any determination made by our general partner in its capacity as our general partner in good faith will not be subject to any other standard imposed by the Delaware Act or any other law, rule or regulation or at equity. Our Partnership Agreement provides that, in order for a determination by our general partner to be made in good faith, our general partner must subjectively believe that the determination is in our best interests. See "Conflicts of Interest and Fiduciary Duties."

        The actual amount of our cash distributions for any quarter is subject to fluctuations based on the amount of cash we generate from our business and the amount of reserves our general partner establishes in accordance with our Partnership Agreement as described above.

        In the sections that follow, we present in detail the basis for our belief that we will be able to fully fund our annualized minimum quarterly distribution of $1.30 per unit for the twelve months ending December 31, 2015. In the following sections, we present two tables, consisting of:

  •
  "Unaudited Pro Forma Cash Available for Distribution," in which we present the amount of cash we would have had available for distribution on a pro forma basis for the year ended December 31, 2013 and the twelve months ended September 30, 2014; and

  •
  "Estimated Cash Available for Distribution," in which we demonstrate our ability to generate sufficient cash available for distribution for us to pay the minimum quarterly distribution on all units for the twelve months ending December 31, 2015.

Unaudited Pro Forma Cash Available for Distribution for the Year Ended December 31, 2013 and the Twelve Months Ended September 30, 2014

        If we had completed the Formation Transactions and related transactions on January 1, 2013, our unaudited pro forma cash available for distribution for the year ended December 31, 2013 and the twelve months ended September 30, 2014 would have been approximately $14.1 million and $15.1 million, respectively. This amount would have been insufficient to pay the minimum quarterly distribution of $0.3250 per unit per quarter ($1.30 per unit on an annualized basis) on all of our outstanding common units and subordinated units for such period.

        We expect to incur incremental general and administrative expenses as a publicly traded partnership. These expenses include expenses associated with annual and quarterly SEC reporting, tax return and Schedule K-1 preparation and distribution expenses, Sarbanes-Oxley Act compliance expenses, expenses associated with listing on the NYSE, compensation expense, independent auditor fees, legal fees, investor relations expenses, registrar and transfer agent fees and director and officer liability insurance expenses. Pursuant to the Partnership Agreement, our general partner will be reimbursed for these public company expenses, as well as any other costs related to the management of us including management of the Partnership's operating assets, administrative, legal, financial, infrastructure and information technology costs. We estimate that initially these expenses will be approximately $4.5 million annually, only $2.7 million and $2.0 million of which are included in our unaudited pro forma financial statements for the year ended December 31, 2013 and the nine months ended September 30, 2014, respectively, as they are factually supportable and expected to have a continuing impact on our operations. Pursuant to our Partnership Agreement, our general partner will not be entitled to be reimbursed for costs related to the sourcing of its potential acquisitions including direct costs of developer networking, acquisition target identification, acquisition and financial structuring, technical evaluation of assets of acquisition targets and travel, legal, and other costs directly related to sourcing, evaluating, and securing acquisition opportunities. Pursuant to the Partnership Agreement, we will pay our general partner a fee equal to 2% of the acquisition price of any asset sold to us by our general partner (excluding the Initial Portfolio) in respect of its services for sourcing the acquisition, including direct costs of developer networking, acquisition target identification, acquisition and financial structuring, technical evaluation of assets of acquisition targets and other costs related to sourcing, evaluating, and securing acquisition opportunities.

        We based the pro forma adjustments upon currently available information and specific estimates and assumptions. The following information has been prepared in a manner consistent with our unaudited pro forma combined financial information included elsewhere in this prospectus. Our unaudited pro forma financial information provided below does not purport to present what our results of operations would have been had the Formation Transactions been completed on January 1, 2013. In addition, cash available for distribution is primarily a cash accounting concept, while the historical financial statements and our unaudited pro forma combined financial statements included elsewhere in the prospectus have been prepared on an accrual basis. As a result, you should view the amount of pro forma cash available for distribution only as a general indication of the amount of cash available for distribution that we might have generated had we completed this offering on the dates indicated. The pro forma amounts are presented on a twelve-month basis for the twelve months ended December 31, 2013 and the twelve months ended September 30, 2014, respectively, and there is no guarantee that we would have had cash available for distribution sufficient to pay the full minimum quarterly distribution on all of our outstanding common units and subordinated units for each quarter within the twelve months ended December 31, 2013 or for the twelve months ended September 30, 2014.

        We use the term "cash available for distribution" to measure whether we have generated from our operations, or "earned," a particular amount of cash sufficient to support the payment of the minimum quarterly distributions. Our Partnership Agreement contains the concept of "operating surplus" to determine whether our operations are generating sufficient cash to support the distributions that we are paying, as opposed to returning capital to our partners. See "Provisions of Our Partnership Agreement Relating to Cash Distributions—Operating Surplus and Capital Surplus—Operating Surplus." Because operating surplus is a cumulative concept (measured from the initial public offering date, and compared to cumulative distributions from the initial public offering date), we use the term cash available for distribution to approximate operating surplus on an annual, rather than a cumulative, basis. As a result, cash available for distribution is not necessarily indicative of the actual cash we have on hand to distribute or that we are required to distribute.

 Unaudited Pro Forma Cash Available for Distribution

(in thousands except unit and per unit data)	Pro Forma For the Year Ended December 31, 2013	Pro Forma For the Twelve Months Ended September 30, 2014
	(unaudited)	(unaudited)
Revenues:
Sale of electricity	$7,234	$10,297
Incentives	10,785	9,047

Total revenue	18,019	19,344
Costs and expenses:
Operating expenses	2,882	4,283
Depreciation and amortization expense	6,095	8,221
Purchase of solar renewable energy certificates	610	424
General and administrative expenses	5,011	6,255
Equity compensation expense	6,385	6,385

Total costs and expenses	20,983	25,568

Operating income	(2,964)	(6,224)
Other income (loss):
Interest income (expense)	—	—
Interest income from credit facilities(1)	4,053	4,164
Unrealized (loss) on solar renewable energy certificates forward contract	(35)	(95)
Other income	12	44

Total other income	4,030	4,113

Net income	1,066	(2,111)
Net income attributable to redeemable non-controlling and non-controlling interest	1,457	6,059

Net income (loss) attributable to Sol-Wind Renewable Power, LP	$(391)	$(8,170)

Add:
Net income attributable to redeemable non-controlling and non-controlling interest	1,457	6,059
Depreciation and amortization expense	6,095	8,221
Interest income (expense)	—	—
Equity compensation expense	6,385	6,385

Adjusted EBITDA(2)	$13,546	$12,495

Adjustments to reconcile Adjusted EBITDA to cash available for distributions:
Adjusted EBITDA(2)	$13,546	$12,495

Other non-cash items(3)	222	2,101
Principal repayments from credit facilities(4)	2,104	2,127
Other public partnership general and administrative expenses(5)	(1,786)	(1,642)
Project level and other debt service payments	—
Distributions to non-controlling interests(6)	—	—

Estimated pro forma cash available for distribution	$14,086	$15,081

Distribution per unit (based on a minimum quarterly distribution rate of $0.3250 per unit)
Annual distributions to:
Public common unitholders	11,310	11,621
Common units held by a member of our general partner	1,714	1,714
Subordinated units held by a member of our general partner	13,024	13,024
Total distributions	$26,048	$26,359
Shortfall	$(11,962)	$(11,278)

(1)
Comprises interest income derived from debt investments in Alamo I and Cleave Energy Holdings, that will be sold to us by our general partner and included in the Initial Portfolio. See "Our Initial Portfolio—Texas" and "Our Initial Portfolio—Canada." The weighted average interest rate under the Alamo I and Cleave Energy Holdings credit facilities will be 5.57% and 6.9%, respectively.

(2)
Adjusted EBITDA and cash available for distribution are non-GAAP measures. You should not consider these measures as alternatives to net income (loss), determined in accordance with GAAP, or net cash provided by operating activities, determined in accordance with GAAP. For the definition of Adjusted EBITDA and a complete discussion of its limitations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Adjusted EBITDA."

(3)
Reflects for the twelve months ended December 31, 2013 and the twelve months ended September 30, 2014, respectively, non-cash charges for provision of bad debt of $124 and $46, reserve for unrealized loss on REC contracts of $35 and $95, accretion of asset retirement obligations of $117 and $236, amortization of debt of $28 and $227, fair value adjustment of interest rate swaps of $(82) and $1,323, for the twelve months ended September 30, 2014 only: interest on escrow account $(18), amortization of deferred financing fees $104, loss on disposal of solar project ($130), and other non-cash interest and operating expense $163.

(4)
Reflects repayments of principal on debt investments in Alamo I and Cleave Energy Holdings, that will be sold to us by our general partner and included in the Initial Portfolio. See "Our Initial Portfolio—Texas" and "Our Initial Portfolio—Canada."

(5)
Comprised of $1.8 million of general and administrative expenses we expect to incur as a result of becoming a publicly traded partnership, such as costs associated with: annual and quarterly reporting; tax return and Schedule K-1 preparation and distribution expenses; Sarbanes-Oxley Act compliance expenses; expenses associated with listing on the NYSE; independent auditor fees; legal fees; investor relations expenses; registrar and transfer agent fees; director and officer liability insurance expenses; and director compensation.

(6)
Reflects distributions of cash to tax equity investors in the project companies. For a description of the general terms of our tax equity arrangements, see "Business—Our Initial Portfolio."

Estimated Cash Available for Distribution for the Twelve Months Ending December 31, 2015

        We forecast that our estimated cash available for distribution for the twelve months ending December 31, 2015 will be approximately $28.7 million.

        We are providing the forecast of estimated cash available for distribution to supplement the historical and pro forma financial statements included elsewhere in this prospectus in support of our belief that we will have sufficient cash available to allow us to pay cash distributions at the minimum quarterly distribution rate on all of our units for the twelve months ending December 31, 2015. To the extent that there is a shortfall during any quarter in the forecast period, we believe we would be able to make working capital borrowings to pay distributions in such quarter and would likely be able to repay such borrowings in a subsequent quarter, because we believe the total cash available for distribution for the forecast period will be more than sufficient to pay the aggregate minimum quarterly distribution on all of our units. During the forecast period, we expect that our general partner will not reserve amounts that impair our ability to pay our minimum quarterly distribution. See "—Assumptions and Considerations" for further information as to the assumptions we have made for the forecast.

        Our forecast reflects our judgment as of the date of this prospectus of conditions we expect to exist and the course of action we expect to take during the twelve months ending December 31, 2015. We believe that our actual results of operations will approximate those reflected in our forecast, but we can give no assurance that our forecasted results will be achieved. If our estimates are not achieved, we may not be able to pay the minimum quarterly distribution or any other distribution on our common units. The assumptions and estimates underlying the forecast are inherently uncertain and, though we consider them reasonable as of the date of this prospectus, are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forecast, including, among others, risks and uncertainties contained in "Risk Factors." Accordingly, there can be no assurance that the forecast is indicative of our future performance or that actual results will not differ materially from those presented in the forecast. Inclusion of the forecast in this prospectus should not be regarded as a representation by any person that the results contained in the forecast will be achieved.

Unaudited Prospective Financial Information

        We do not as a matter of course make public projections as to future sales, earnings or other results. However, we have prepared the following prospective financial information to present the estimated cash available for distribution to our common unitholders during the forecasted period. The accompanying prospective financial information was not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in our view, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management's knowledge and belief, the expected course of action and our expected future financial performance. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this forecast are cautioned not to place undue reliance on the prospective financial information.

        Neither our independent registered public accounting firms, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The independent registered public accounting firm's report included in this prospectus relates to historical financial information. It does not extend to prospective financial information and should not be read to do so.

        We do not undertake any obligation to release publicly the results of any future revisions we may make to the financial forecast or to update this financial forecast or the assumptions used to prepare the forecast to reflect events or circumstances after the completion of this offering. In light of this, the statement that we believe that we will have sufficient cash available for distribution to allow us to make the full minimum quarterly distribution on all of our outstanding units for each quarter through December 31, 2015 should not be regarded as a representation by us, the underwriters or any other person that we will make such distribution. Therefore, you are cautioned not to place undue reliance on this information.

Estimated Cash Available for Distribution

(in thousands)	Twelve Months Ending December 31, 2015
Revenues:
Sale of electricity	$24,703
Incentives	13,508

Total revenue	38,211
Costs and expenses:
Operating expenses	24,777
General and administrative expenses(1)	4,502
Equity compensation expense(2)	6,385

Total cost and expenses	35,664
Operating income (loss)	2,547
Other income (loss):
Interest income (expense)	—
Interest income from credit facilities(3)	3,715
Other income (loss)	—
Total other income	3,715

Net income	6,262
Net income attributable to redeemable non-controlling and non-controlling interests	760

Net income attributable to Sol-Wind Renewable Power, LP	$5,502

Add:
Net income attributable to redeemable non-controlling and non-controlling interests	760
Depreciation, amortization, and accretion	19,288
Interest income (expense)	—
Equity compensation expense(2)	6,385

Adjusted EBITDA(4)	$31,935

Adjustments to reconcile adjusted EBITDA to cash available for distributions:
Adjusted EBITDA(4)	31,935
Principal repayments from credit facilities(5)	2,180
Distributions to non-controlling interests(6)	(760)
Maintenance capital expenditures(7)	(4,702)

Estimated cash available for distribution	$28,653

Distribution per unit (based on a minimum quarterly distribution rate of $0.3250 per unit)
Annual distributions to:
Public common unitholders	11,310
Common units held by a member of our general partner	1,714
Subordinated units held by a member of our general partner	13,024

Total Distributions(8)	$26,048
Excess of cash available for distribution over aggregate annualized minimum quarterly distribution	$2,605

(1)
Includes $4.5 million of general and administrative expenses we expect to incur as a result of becoming a public company.

(2)
Equity compensation expense is a non-cash expense. For a description of the equity compensation plan, see "Executive Compensation—Long-Term Incentive Plan."

(3)
Comprises interest income derived from debt investments in Alamo I and Cleave Energy Holdings that will be sold to us by our general partner and included in the Initial Portfolio. See "Our Initial Portfolio—Texas" and "Our Initial Portfolio—Canada."

(4)
Adjusted EBITDA and cash available for distribution are non-GAAP measures. You should not consider these measures as alternatives to net income (loss), determined in accordance with GAAP, or net cash provided by operating activities, determined in accordance with GAAP. For the definition of Adjusted EBITDA and a complete discussion of its limitations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Adjusted EBITDA."

(5)
Reflects repayments of principal on debt investments in Alamo I and Cleave Energy Holdings that will be sold to us by our general partner and included in the Initial Portfolio. See "Our Initial Portfolio—Texas" and "Our Initial Portfolio—Canada."

(6)
Reflects distributions of cash to tax equity investors in the project companies. This value is assumed equivalent to net income attributable to redeemable non-controlling and non-controlling interests since fair valuations impacting asset-level depreciation are still being determined. The cash available for distribution forecast is unchanged by this. For a description of the general terms of our tax equity arrangements, see "Business—Our Initial Portfolio."

(7)
Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets, to maintain the existing asset base, operating capacity or operating income of our assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing operating related cash flows, including replacement of cash flows related to non-owned assets included in the credit facilities and distributions to tax equity investors. These costs are currently estimated at $4.7 million.

(8)
We will issue 1,277,047 phantom units to our general partner's directors, officers and employees in connection with this offering. The phantom units will vest ratably over a four year period on each anniversary of the date of grant and upon vesting will be settled by issuing the recipient a fully-vested common unit. Holders of the awards will not be entitled to participate in distributions to our common and subordinated unitholders prior to vesting. Assuming no awards are forfeited, the vesting of these awards will increase the number of common units outstanding and entitled to distributions by 319,262 common units per year and thereby the amount of cash needed to pay the aggregate minimum quarterly distribution by $415,040 in the first year after the offering (2016), $830,080 in the second year after the offering (2017), $1,245,120 in the third year after the offering (2018) and $1,660,160 in the fourth year after the offering (2019).

Assumptions and Considerations

        We forecast that our cash available for distribution during the twelve months ending December 31, 2015, will be approximately $28.7 million. This amount is $14.6 million more than our unaudited pro forma cash available for distribution for the twelve months ended December 31, 2013. This increase is primarily due to the increase in cash available for distribution attributable to revenues from the assets in our Initial Portfolio reaching completion of development and beginning operations at various points after December 31, 2013. As a result, our cash available for distribution for the twelve months ending December 31, 2015 includes cash generated by these assets while the pro forma cash available for distribution for the twelve months ended December 31, 2013 does not. Our estimates do not assume any incremental revenue, expenses or other costs or benefits associated with potential future acquisitions.

        Set forth below are the material assumptions we have made to calculate our ability to generate cash available for distribution for the twelve months ending December 31, 2015. Our assumptions reflect our expectations during the forecast period. While the assumptions disclosed in this prospectus do not include all of the assumptions used to calculate our forecast, the assumptions presented are those that we believe are material to our forecast. While we believe we have a reasonable basis for our assumptions, our forecasted results may not be achieved. There will likely be differences between our forecast and our actual results and those differences may be material. If our forecast is not achieved, we may not be able to make cash distributions on our common units.

Our Assets

        Our forecast assumes that our assets will be our interests in the Initial Portfolio as set forth in the table below. Although making acquisitions is part of our strategy, and we may make acquisitions during the forecast period, the following projections refer only to assets in the Initial Portfolio.

Project	Location	Number of Individual Assets		Capacity MW(1)	Representative Counterparties to PPAs	Weighted Average Counterparty to PPA Credit Rating(2)(3)		Weighted Average Remaining Length of PPAs(3)	Interest(8)(9)
Solar
Greenleaf TNX	California	20		13.3	California Department of Corrections	A2		17.7	100% of all equity
Greenleaf TNX	California	1		1.7	Pacific Gas & Electric	Baa1		19.4	100% Class B
Alamo I	Texas	1		49.5	City of San Antonio Public Services	Aa1		23.9	$52.2M credit facility
Alamo II	Texas	1		5.4	City of San Antonio Public Services	Aa1		24.1	100% Class B
PRCC	Puerto Rico	1		5.6	The Puerto Rico Convention Center District Authority	Caa2	(4)	19.1	100% Class B
DC Solar	California	1	(5)	15.8	KMH Systems, Ahern Rentals	B1	(6)	9.5	100% Class B
SunRay Power	Massachusetts, New Jersey	83		34.0	Extra Space Storage, Siemens, Washington Township (NJ)	A3	(7)	17.3	100% of all equity
Leicester	Massachusetts	2		6.0	Town of Westborough MA	Aa2		19.8	100% of all equity
Palmer	Massachusetts	3		4.2	Wyman-Gordon Forging	B1	(6)	9.2	100% of Class B
Cleave Energy Holdings	Ontario, Canada	13		2.9	Ontario Power Authority	Aa2		18.9	CAD$23.0M credit facility
Ecoplexus	California, Colorado	4		6.4	Pacific Gas & Electric, Mesa County Housing Authority, Colorado Department of Corrections	A1		19.3	100% Class B
Wind
Foundation Windpower	California, Montana	16		39.8	Anheuser Busch, Walmart, City of Soledad (CA)	Baa1		17.6	100% of membership interests

Total		146		184.6

(1)
Capacity represents the nameplate capacity of an asset. Upon completion of this offering, we will acquire controlling interests in 132.2 MW of nameplate capacity, and third-party debt investments with respect to 52.4 MW of nameplate capacity.

(2)
Credit rating was derived by our management and calculated on a weighted average basis (weighted by nameplate capacity) by using the rating assigned to the counterparty of the PPA for each asset by Moody's, S&P or Fitch, if one was available. If no rating was available for a counterparty, a below investment grade rating of B1 (Moody's format) was assumed unless the counterparty was deemed investment grade by our management based on the experience of management and the credit metrics of the counterparties to the PPAs and their tenants, in which case a low investment grade rating of Baa3 (Moody's format) was used for the counterparty. Approximately 30% of the counterparty credit ratings in the portfolio (based on weighted average nameplate capacity) were derived using internal management estimates where public ratings were not available.

(3)
Weighted average is calculated based on nameplate capacity of the assets.

(4)
Credit rating is for the general obligation bonds of Puerto Rico. The convention center is owned by a government agency of Puerto Rico.

(5)
Represents 619 mobile solar generation units consisting of truck-towable trailer-mounted solar PV panels, batteries and inverters. As these are mobile solar generation units, their location may change.

(6)
Counterparty assumed to have a credit rating of B1.

(7)
Investment grade counterparties are parties to PPAs for approximately 25.29% of the generation capacity of these assets (including 12.94% of which is from counterparties that are not rated but for which an investment grade rating is assumed. The remainder of the counterparties are assumed to have a B1 credit rating.

(8)
For projects in which we will acquire Class B membership interests, the Class A membership interests will be owned by a tax equity investor. Class A and Class B members are allocated the following percentages of the net cash flows of the project during the following periods, respectively:

•
Greenleaf, 2% and 98% for the first ten years, 30% and 70% for years 11 through 20, and 5% and 95% for the remainder of the project's life;

  •
  Alamo II (OCI), 2% and 98% for the first 15 years, and 26% and 74% for the remainder of the project's life;

  •
  PRCC, 2% and 98% for the first 15 years, and 85% and 5% for the remainder of the project's life;

  •
  DC Solar, 30% and 70% for the first 11 years, and 80% and 20% for the remainder of the project's life;

  •
  Palmer, 5% and 95% for the project's life;

  •
  Ecoplexus (California), 5% and 95% for the first five years, 10% and 90% for years six through ten, 15% and 85% for years 11 through 20, and 50% each for the remainder of the project's life; and

  •
  Ecoplexus (Colorado), 2% and 98% for the first five years, 32.2% and 67.8% for years six through ten, and 25.2% and 74.8% for the remainder of the project's life.

  •
  Twelve of the sixteen Foundation Windpower projects utilize an "inverted lease tax equity" structure in which a tax equity investor obtains a non-controlling interest in an entity that is entitled to the receipts under the PPAs for the project. This entity is below the level of the entity we are purchasing. Under this arrangement, the tax equity investor is generally entitled to a fixed amount of cash flow annually from the project over the next five years. We have allocated a portion of the proceeds from this offering and the sale of the subordinated units to make these payments.

  Distributions of net cash flows on all membership interests are generally decreased by the cash expenses of the project company, payments under any indebtedness and funds set aside to establish reserves in accordance with the project company's budget. In addition, distributions of net cash flows on all membership interests are also generally subject to the obligations contained in the project company's agreements, any applicable laws, its approved budget and the lack of sufficient cash to permit a distribution.

  In connection with this offering, the capital structure of our subsidiaries in which we co-invest with tax equity investors will change to provide for Class A interests that will be held by the tax equity investor and Class B interests and an intercompany loan that will be held by one or more of our subsidiaries. As a result of this change in the capital structure, the holders of the Class A interests will be entitled to a higher percentage of cash distributed to equity by the applicable subsidiary. However, despite this change to the capital structure, the nominal amount of cash flows from each of these projects to which we and the tax equity investors are entitled will be substantially the same as under the current structure because the interest payments under the intercompany loan together with the distributions on the Class B interests will be substantially the same as the distributions on the Class B interests prior to implementing the new capital structure.

(9)
For a description of our debt investments in Alamo I and Cleave Energy Holdings, see "Business—Our Initial Portfolio."

Generation

        Our ability to generate cash available for distribution is primarily a function of the volume of energy produced by our owned assets, which is impacted by solar and wind resource levels and the ability of these assets to produce energy. We will also earn revenues and cash flow from our debt investments in the Alamo I and Cleave Energy Holdings credit facilities. Because we will not own any equity interests in these projects, the cash flows we receive from the projects will not vary depending on the amount of energy produced by the underlying asset as the interest and principal amortization payments are fixed terms under the facilities and are not tied to the amount earned under the PPA for the assets. The energy produced by our assets is committed for sale under long-term PPAs or similar contracts that, in each case, are subject to adjustment in certain situations under their terms.

        Our forecast for the twelve months ending September 30, 2015 is based in part on an assumption of the expected energy produced by our owned assets. Our solar analysis evaluates solar irradiance levels and prevailing direction, atmospheric conditions and seasonal variations for each asset. Our wind analysis evaluates wind speed and prevailing direction, atmospheric conditions, wake and seasonal variations for each asset. The result of our analyses is an estimate of an asset's energy production, which we refer to as the "P50 production level." The P50 production level is the amount of annual energy production that a particular asset or group of assets is expected to meet or exceed 50% of the time. For example, an annual P50 production level of 100 megawatt-hours ("MWh") means that we expect a particular asset or group of assets to produce at least 100 MWh per year in 50 out of every 100 years. Similarly, an annual P95 production level of 100 MWh means that we expect a particular asset or group of assets to produce at least 100 MWh per year in 95 out of 100 years.

        Our cash available for distribution is affected by the volume of energy produced and sold by our owned assets because (i) revenue from energy sales is the most significant component of our net income and net cash provided by operating activities and (ii) our PPAs require the counterparty to purchase all energy produced by an asset. Our revenues and cash flow from our debt investments in the credit facilities does not vary depending on the amount of energy produced by the underlying asset as the interest and principal amortization payments are fixed terms under the facilities and are not tied to the amount earned under the PPA for the assets. Our consolidated expenses, including operating expenses, are generally smaller and have less variability than the revenue from energy sales. Accordingly, increases or decreases in energy sales typically result in a proportionately greater increase or decrease in our cash available for distribution. If the production level in the Initial Portfolio, taken as a whole during the forecast period, is materially below P50, we would not expect our cash generated from operations to be sufficient to pay the minimum quarterly distribution on the common units, which would require us to borrow under our working capital facility to pay the full distribution.

        We retained DNV GL, an independent international classification society, to assess our technique for performing energy simulations, with a specific emphasis on a current portfolio of 112 solar operating systems having a combined nameplate capacity of 133 MW. This included a cross-check against that portfolio's reported monthly generation. DNV GL has validated our method of estimating PV energy and has found the techniques and tools being used and the results being presented by us to be in very close agreement with the method DNV GL regularly employs and with the results it regularly obtains.

        Our modeling of the California portion of the wind portfolio utilized project derate and availability factors is consistent with the assumptions used by AWS Windpower for the Fairfield Montana project, adjusted for differences in turbine wake effects and environmental effects.

Total Revenue

        We estimate that we will generate total revenue of $38.2 million for the twelve months ending December 31, 2015, as compared to $18.0 million for the year ended December 31, 2013 on a pro forma basis. Our forecast is primarily attributable to the completion of development and beginning of operations of certain assets in the Initial Portfolio after December 31, 2013.

Operating Expenses

        We estimate that operating expenses including depreciation and amortization will be approximately $24.8 million for the twelve months ended December 31, 2015, as compared to approximately $9.8 million for the year ended December 31, 2013 on a pro forma basis. This increase for the twelve months ending December 31, 2015 from the pro forma twelve-month period ended December 31, 2013 is primarily attributed to the completion of development and beginning of operations of certain assets in the Initial Portfolio after December 31, 2013. We estimate that depreciation and amortization expense will be approximately $19.3 million for the twelve months ending December 31, 2015, as compared to approximately $6.1 million for the year ended December 31, 2013 on a pro forma basis. Forecasted depreciation, amortization and accretion expense reflects management's estimates, which are based on consistent average depreciable asset lives and depreciation methodologies under GAAP. We have assumed that the average depreciable asset lives are 30 years for our solar assets and 25 years for our wind assets.

        We retained DNV GL to review our operations and maintenance ("O&M") budget, with a specific emphasis on a current portfolio of 129 projects having a combined nameplate dc capacity of 82.7 megawatt-peak ("MWP"). This work included a review of the inputs, assumptions and completeness of the cost forecast to maintain the portfolio. DNV GL has validated our method of estimating O&M costs. DNV GL found the assumptions and inputs we used to be reasonable and the output calculations to be acceptable. The model indicates an average annual (for 2015) all-in O&M cost of $21.7/kW, which DNV GL found to be within the range of industry expectations.

General and Administrative Expenses

        We estimate that general and administrative expenses will be approximately $4.5 million for the twelve months ending December 31, 2015, as compared to approximately $5.0 million for the year ended December 31, 2013 on a pro forma basis.

Capital Expenditures

        Our Partnership Agreement requires us to deduct estimated maintenance and replacement capital expenditures in calculating cash available for distribution. Actual maintenance and replacement capital expenditures are not deducted in calculating cash available for distribution. We estimate these costs to be $4.7 million for the twelve months ending December 31, 2015.

Financing

        We estimate that we will not have any interest expense for the twelve months ending December 31, 2015, based on the following assumptions:

  •
  the outstanding borrowings under existing credit facilities and debt that some of the assets in the Initial Portfolio are subject to will be paid in full concurrently with the consummation of this offering;

  •
  we will have no debt outstanding upon closing of this offering other than intercompany loans;

  •
  we will not have any outstanding borrowings at any time during the forecast period and therefore will not accrue interest; and

  •
  we will maintain a cash balance for working capital and do not forecast any significant amount of interest income based on the current level of interest rates.

Regulatory, Industry and Economic Factors

        The forecast of our results of operations for the twelve months ending December 31, 2015 incorporates assumptions that (i) there will not be any new federal, state or local laws or regulations or any new interpretations of existing regulations that would materially impact our or our customers' operations, and (ii) there will not be any major adverse economic changes in the portions of the energy industry in which we operate, or in general economic conditions, that would be materially adverse to our business during the forecast period.

PROVISIONS OF OUR PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS

        Set forth below is a summary of the significant provisions of our Partnership Agreement that relate to cash distributions.

Available Cash

General

        Our Partnership Agreement requires that, within 45 days after the end of each quarter, beginning with the quarter ending March 31, 2015, we distribute all of our available cash to unitholders of record on the applicable record date. We will adjust the minimum quarterly distribution for the period from the closing of this offering through March 31, 2015.

Definition of Available Cash

        Available cash, for any quarter prior to the Liquidation Date, consists of all cash and cash equivalents on hand at the end of that quarter:

  •
  less, the amount of cash reserves established by our general partner to:

  •
  provide for the proper conduct of our business (including reserves for our future capital expenditures);

  •
  comply with applicable law, any of our debt agreements or any of our other agreements; or

  •
  provide funds for future distributions to our unitholders and to our general partner for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for distribution unless it determines that the establishment of cash reserves will not prevent us from distributing the minimum quarterly distribution on all common units and any cumulative arrearages on such common units for such quarter);

  •
  plus, if our general partner so determines, all or any portion of the cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter.

        The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to unitholders. Under our Partnership Agreement, working capital borrowings are generally borrowings that are made under a credit agreement, commercial paper facility or similar financing arrangement, including the New Revolver, and in all cases are used solely for working capital purposes or to pay distributions to partners and with the intent of the borrower to repay such borrowings within twelve months from sources other than additional working capital borrowings. The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures (as described below) and thus reduce operating surplus when repayments are made. However, if working capital borrowings, which increase operating surplus, are not repaid during the twelve-month period following the borrowing, they will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowings are in fact repaid, they will not be treated as further reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

Intent to Distribute the Minimum Quarterly Distribution

        We intend to distribute to unitholders on a quarterly basis at least the minimum quarterly distribution of $0.3250 per unit, or $1.30 per unit on an annualized basis, to the extent we have sufficient cash from our operations after the establishment of cash reserves and the payment of fees and expenses, including reimbursements of expenses to our general partner and its affiliates. However, there is no guarantee that we will pay the minimum quarterly distribution on our units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our general partner, taking into consideration the terms of our Partnership Agreement.

Operating Surplus and Capital Surplus

General

        All cash distributed to unitholders will be characterized as being paid from "operating surplus" or "capital surplus." Our Partnership Agreement requires that we distribute available cash from operating surplus differently than available cash from capital surplus.

Operating Surplus

        We define operating surplus as:

  •
  $13.0 million (as described below); plus

  •
  all of our cash receipts after the closing of this offering, excluding cash from interim capital transactions (as defined below under "—Capital Surplus"); plus

  •
  working capital borrowings made after the end of a quarter but on or before the date of determination of operating surplus for that quarter; plus

  •
  cash distributions paid on equity issued to finance all or a portion of the acquisition, development or improvement of a capital improvement or replacement of a capital asset (such as equipment or facilities) in respect of the period beginning on the date that we enter into a binding obligation to commence the acquisition, development or improvement of a capital improvement or replacement of a capital asset and ending on the earlier to occur of the date the capital improvement or capital asset commences commercial service and the date that it is abandoned or disposed of; plus

  •
  cash distributions paid on equity issued, other than equity issued in this offering, to pay interest on debt incurred, or to pay distributions on equity issued, to finance the capital improvements or capital assets referred to above; less

  •
  all of our operating expenditures (as defined below) after the closing of this offering; less

  •
  the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

  •
  all working capital borrowings not repaid within twelve months after having been incurred, or repaid within such twelve-month period with the proceeds of additional working capital borrowings; less

  •
  any cash loss realized on disposition of an investment capital expenditure.

        As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by our operations. For example, it includes a provision that will enable us, if we choose, to distribute up to $13.0 million of cash as operating surplus cash we receive in the future from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity interests in operating surplus will be to increase operating surplus by the amount of any such cash distributions. As a result, we may also distribute as operating surplus up to the amount of any such cash that we receive from non-operating sources.

        The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures, as described below, and thus reduce operating surplus when made. However, if a working capital borrowing is not repaid during the twelve-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowing is in fact repaid, it will be excluded from operating expenditures because operating surplus will have been previously reduced by the deemed repayment.

        We define operating expenditures in the Partnership Agreement, and it generally means all of our cash expenditures, including, but not limited to, taxes, reimbursement of expenses to our general partner or its affiliates as required under the Partnership Agreement, payments made under interest rate hedge agreements (provided that (1) with respect to amounts paid in connection with the initial purchase of an interest rate hedge contract, such amounts will be amortized over the life of the applicable interest rate hedge contract and (2) payments made in connection with the termination of any interest rate hedge contract prior to the expiration of its stipulated settlement or termination date will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such interest rate hedge contract), officer and employee compensation, repayment of working capital borrowings, debt service payments and estimated maintenance capital expenditures (as discussed in further detail below), provided that operating expenditures will not include:

  •
  repayment of working capital borrowings where such borrowings have previously been deemed to have been repaid (as described above);

  •
  payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness, other than working capital borrowings;

  •
  expansion capital expenditures;

  •
  actual maintenance capital expenditures;

  •
  investment capital expenditures;

  •
  payment of transaction expenses (including, but not limited to, taxes) relating to interim capital transactions;

  •
  distributions to our partners; or

  •
  purchases of any class of our units except to fund obligations under employee benefit plans.

Capital Surplus

        Capital surplus is defined in our Partnership Agreement as any distribution of available cash in excess of our cumulative operating surplus. Accordingly, capital surplus would generally be generated only by the following (which we refer to as "interim capital transactions"):

  •
  borrowings other than working capital borrowings;

  •
  sales of equity and debt securities;

  •
  sales or other dispositions of assets for cash, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of normal retirement or replacement of assets; and

  •
  capital contributions.

Characterization of Cash Distributions

        Our Partnership Agreement requires that we treat all available cash distributed as coming from operating surplus until the sum of all such cash distributed since the closing of this offering equals the operating surplus from the closing of this offering through the end of the quarter immediately preceding that distribution. Our Partnership Agreement requires that we treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. It is a provision that will enable us, if we choose, to distribute as operating surplus up to this amount of cash we receive in the future from interim capital transactions that would otherwise be distributed as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Capital Expenditures

        Maintenance capital expenditures are cash expenditures (including expenditures for the addition or improvement to, or the replacement of, our capital assets, for the acquisition of existing, or the construction or development of new, capital assets or for any integrity management program) made to maintain our long-term asset base, operating income or operating capacity. We expect that a primary component of maintenance capital expenditures will include expenditures under the O&M Agreements for routine equipment and maintenance. Maintenance capital expenditures will also include interest (and related fees) on debt incurred and distributions on equity issued (including incremental distributions on incentive distribution rights) to finance all or any portion of the development of a replacement asset that is paid in respect of the period that begins when we enter into a binding obligation to commence developing a replacement asset and ending on the earlier to occur of the date that any such replacement asset commences commercial service and the date that it is abandoned or disposed of.

        Because our maintenance capital expenditures may in the future be irregular as we continue to acquire assets for our portfolio, the amount of our actual maintenance capital expenditures may differ substantially from period to period, which could cause similar fluctuations in the amounts of operating surplus and adjusted operating surplus if we subtracted actual maintenance capital expenditures from operating surplus. The amount of actual maintenance capital expenditures in any quarter will not directly reduce operating surplus but will instead be factored into the estimate of the average quarterly maintenance capital expenditures. This may result in the subordinated units converting into common units when the use of actual maintenance capital expenditures would result in lower operating surplus during the subordination period and potentially result in the tests for conversion of the subordinated units not being satisfied. Our maintenance capital expenditures will increase as we acquire additional assets.

        Our Partnership Agreement requires that an estimate of the average quarterly maintenance capital expenditures be subtracted from operating surplus each quarter as opposed to the actual amounts spent. The amount of estimated maintenance capital expenditures deducted from operating surplus for those periods will be determined by the board of directors of our general partner at least once a year, subject to approval by the Conflicts Committee. The estimate will be made annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance capital expenditures on a long-term basis, such as significant acquisitions. For purposes of calculating operating surplus, any adjustment to this estimate will be prospective only. For a discussion of the amounts we have allocated toward estimated maintenance capital expenditures and other maintenance capital expenditures for the forecast of twelve months ending December 31, 2015, see "Cash Distribution Policy and Restrictions on Distributions."

        The use of estimated maintenance capital expenditures in calculating operating surplus will have the following effects:

  •
  it may increase our ability to distribute as operating surplus cash we receive from non-operating sources;

  •
  it may be more difficult for us to raise our distribution above the minimum quarterly distribution and pay incentive distributions on the incentive distribution rights held by our general partner; and

  •
  it will reduce the likelihood that a large actual maintenance capital expenditure in a period will prevent the subordinated units from converting into common units since the effect of an estimate is to spread the expected expense over several periods, thereby mitigating the effect of the actual payment of the expenditure on any single period.

        Estimated maintenance capital expenditures reduce operating surplus, but expansion capital expenditures, investment capital expenditures and actual maintenance capital expenditures do not.

        Expansion capital expenditures are cash expenditures incurred for acquisitions or capital improvements that we expect will increase our asset base, operating income or operating capacity over the long-term. Expansion capital expenditures include interest payments (and related fees) on debt incurred and distributions on equity (including tax equity) issued to finance the acquisition or development of an improvement to our capital assets and paid in respect of the period beginning on the date that we enter into a binding obligation to commence acquisition or development of the capital improvement and ending on the earlier to occur of the date that such capital improvement commences commercial service and the date that such capital improvement is abandoned or disposed of. Examples of expansion capital expenditures include the acquisition of equipment at an existing asset site.

        Capital expenditures that are made in part for expansion capital purposes and in part for other purposes will be allocated between expansion capital expenditures and expenditures for other purposes by our general partner.

        Investment capital expenditures are those capital expenditures that are neither maintenance capital expenditures nor expansion capital expenditures. Investment capital expenditures largely will consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes that are in excess of the maintenance of our existing asset base, operating capacity or operating income, but that are not expected to expand, for more than the short term, our asset base, operating capacity or operating income.

Subordination Period

General

        Our Partnership Agreement provides that, during the subordination period (as defined below), the common units will have the right to receive distributions of available cash from operating surplus each quarter in an amount equal to the minimum quarterly distribution, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. The subordinated units are subordinated to the common units because for a period of time, referred to as the subordination period, the subordinated units will not be entitled to receive quarterly distributions from operating surplus until the common units have received the minimum quarterly distribution from operating surplus plus any arrearages from prior quarters. Furthermore, no arrearages will be paid on the subordinated units. The practical effect of the subordinated units is to increase the likelihood that during the subordination period there will be cash from operating surplus to be distributed on the common units.

Subordination Period

        Except as described below, the subordination period will begin on the closing date of this offering and will extend until the distribution is paid for any quarter beginning after March 31, 2018, that each of the following tests are met:

  •
  distributions of available cash from operating surplus on each of the outstanding common and subordinated units equaled or exceeded $1.30 (the annualized minimum quarterly distribution) were made, in each case, for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date;

  •
  the adjusted operating surplus (as defined below) generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of $1.30 (the annualized minimum quarterly distribution) on all of the outstanding common and subordinated units during those periods on a fully diluted weighted average basis; and

  •
  there are no arrearages in payment of the minimum quarterly distribution from operating surplus on the common units.

Early Termination of Subordination Period

        Notwithstanding the foregoing, the subordination period will automatically terminate on the first business day of any quarter beginning after March 31, 2016 that each of the following tests are met:

  •
  distributions of available cash from operating surplus on each of the outstanding common units and subordinated units equaled or exceeded $1.95 (150.0% of the annualized minimum quarterly distribution), in each case, for the four-quarter period immediately preceding that date;

  •
  the adjusted operating surplus (as defined below) generated during the four-quarter period immediately preceding that date equaled or exceeded the sum of $1.95 (150.0% of the annualized minimum quarterly distribution) on all of the outstanding common units and subordinated units during that period on a fully diluted weighted average basis plus the corresponding incentive distribution; and

  •
  there are no arrearages in payment of the minimum quarterly distributions on the common units.

Conversion Upon Removal of the General Partner

        In addition, if the unitholders remove our general partner other than for cause, the subordinated units held by any person will immediately and automatically convert into common units on a one-for-one basis, provided (1) neither such person nor any of its affiliates voted any of its units in favor of the removal and (2) such person is not an affiliate of the successor general partner.

Expiration of the Subordination Period

        When the subordination period ends, each outstanding subordinated unit will convert into one common unit and will thereafter participate pro rata with the other common units in distributions of cash. Once the subordination period ends, it does not recommence under any circumstances.

Definition of Adjusted Operating Surplus

        Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net increases in working capital borrowings and net drawdowns of reserves of cash established in prior periods. Adjusted operating surplus for a period consists of:

  •
  operating surplus generated with respect to that period (excluding any amounts attributable to the item described in the first bullet point under the caption "—Operating Surplus and Capital Surplus—Operating Surplus" above); less

  •
  any net increase in working capital borrowings with respect to that period; less

  •
  any net decrease in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

  •
  any net decrease in working capital borrowings with respect to that period; plus

  •
  any net decrease made in subsequent periods to cash reserves for operating expenditures initially established with respect to that period to the extent such decrease results in a reduction in adjusted operating surplus in subsequent periods pursuant to the third bullet point above; plus

  •
  any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium.

Distributions from Operating Surplus during the Subordination Period

        We will make distributions from operating surplus for any quarter during the subordination period in the following manner:

  •
  first, to the common unitholders, pro rata, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter;

  •
  second, to the common unitholders, pro rata, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period;

  •
  third, to the subordinated unitholders, pro rata, until we distribute for each outstanding subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and

  •
  thereafter, in the manner described in "—General Partner Interest and Incentive Distribution Rights" below.

Distributions from Operating Surplus after the Subordination Period

        We will make distributions from operating surplus for any quarter after the subordination period in the following manner:

  •
  first, to all unitholders, pro rata, and until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

  •
  thereafter, in the manner described in "—General Partner Interest and Incentive Distribution Rights" below.

General Partner Interest and Incentive Distribution Rights

        Our general partner owns a non-economic general partner interest in us, which does not entitle it to receive cash distributions. However, our general partner owns the incentive distribution rights and may in the future own common units or other equity interests in us and will be entitled to receive distributions on any such interests.

        Incentive distribution rights represent the right to receive an increasing percentage (15%, 25% and 50%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest subject to the restrictions in our Partnership Agreement.

        The following discussion assumes that our general partner continues to own the incentive distribution rights.

        If for any quarter:

  •
  we have distributed cash from operating surplus to the common and subordinated unitholders in an amount equal to the minimum quarterly distribution; and

  •
  we have distributed cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, we will distribute any additional cash from operating surplus for that quarter among our unitholders and our general partner in the following manner:

  •
  first, to all unitholders, pro rata, until each unitholder receives a total of $0.3738 per unit for that quarter (the "first target distribution");

  •
  second, 85% to all unitholders, pro rata, and 15% to our general partner, until each unitholder receives a total of $0.4063 per unit for that quarter (the "second target distribution");

  •
  third, 75% to all unitholders, pro rata, and 25% to our general partner, until each unitholder receives a total of $0.4875 per unit for that quarter (the "third target distribution"); and

  •
  thereafter, 50% to all unitholders, pro rata, and 50% to our general partner.

Percentage Allocations of Cash Available for Distribution from Operating Surplus

        The following table illustrates the percentage allocations of cash from operating surplus between our unitholders (including subordinated units) and our general partner in respect of its incentive distribution rights based on the specified target distribution levels. The amounts set forth under "Marginal Percentage Interest in Distributions" are the percentage interests of our general partner and our unitholders in any cash from operating surplus we distribute up to and including the corresponding amount in the column "Total Quarterly Distribution Per Unit Target Amount." The percentage interests shown for our unitholders for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below assume that our general partner has not transferred its incentive distribution rights and that there are no arrearages on common units.

					Marginal Percentage Interest in Distributions
	Total Quarterly Distribution Target Amount				Unitholders	General Partner
Minimum Quarterly Distribution				$0.3250	100.0%	0.0%
First Target Distribution	above $	0.3250	up to $	0.3738	100.0%	0.0%
Second Target Distribution	above $	0.3738	up to $	0.4063	85.0%	15.0%
Third Target Distribution	above $	0.4063	up to $	0.4875	75.0%	25.0%
Thereafter			above $	0.4875	50.0%	50.0%

Our General Partner's Right to Reset the Incentive Distribution Levels

        Our general partner, as the initial holder of our incentive distribution rights, has the right under our Partnership Agreement to elect to relinquish the right to receive incentive distribution payments based on the initial target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and target distribution levels upon which the incentive distribution payments to our general partner would be set. If our general partner transfers all or a portion of our incentive distribution rights in the future, then the holder or holders of a majority of our incentive distribution rights will be entitled to exercise this right. The following discussion assumes that our general partner holds all of the incentive distribution rights at the time that a reset election is made. Our general partner's right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our general partner are based may be exercised, without approval of our unitholders or the Conflicts Committee, at any time when there are no subordinated units outstanding and we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distribution for each of the four consecutive fiscal quarters immediately preceding such time. If our general partner and its members are not the holders of a majority of the incentive distribution rights at the time an election is made to reset the minimum quarterly distribution amount and the target distribution levels, then the proposed reset will be subject to the prior written concurrence of the general partner that the conditions described above have been satisfied. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that our general partner will not receive any incentive distributions under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our general partner.

        In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our general partner of incentive distribution payments based on the target cash distributions prior to the reset, our general partner will be entitled to receive a number of newly issued common units and general partner interests based on a predetermined formula described below that takes into account the "cash parity" value of the average cash distributions related to the incentive distribution rights received by our general partner for the two quarters immediately preceding the reset event as compared to the average cash distributions per common unit during that two-quarter period.

        The number of common units that our general partner would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to the quotient determined by dividing (x) the average aggregate amount of cash distributions received by our general partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election by (y) the average of the amount of cash distributed per common unit during each of these two quarters.

        Following a reset election by our general partner, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per unit for the two fiscal quarters immediately preceding the reset election (which amount we refer to as the "reset minimum quarterly distribution") and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

  •
  first, to all unitholders, pro rata, until each unitholder receives an amount equal to 115.0% of the reset minimum quarterly distribution for that quarter;

  •
  second, 85.0% to all unitholders, pro rata, and 15.0% to our general partner, until each unitholder receives an amount equal to 125.0% of the reset minimum quarterly distribution for the quarter;

  •
  third, 75.0% to all unitholders, pro rata, and 25.0% to our general partner, until each unitholder receives an amount equal to 150.0% of the reset minimum quarterly distribution for the quarter; and

  •
  thereafter, 50.0% to all unitholders, pro rata, and 50.0% to our general partner.

        The following table illustrates the percentage allocation of available cash from operating surplus between our unitholders and our general partner at various cash distribution levels (i) pursuant to the cash distribution provisions of our Partnership Agreement in effect at the closing of this offering and (ii) following a hypothetical reset of the minimum quarterly distribution and target distribution levels based on the assumption that the average quarterly cash distribution amount per common unit during the two fiscal quarters immediately preceding the reset election was $0.5500.

	Quarterly Distribution Prior to Reset				Unitholders	Incentive Distribution Rights	Quarterly Distribution Per Unit Following Hypothetical Reset
Minimum Quarterly Distribution			up to $	0.3250	100%	—			up to $	0.5500
First Target Distribution	above $	0.3250	up to $	0.3738	100%	—	above $	0.5500	up to $	0.6325	(1)
Second Target Distribution	above $	0.3738	up to $	0.4063	85.0%	15.0%	above $	0.6325	up to $	0.6875	(2)
Third Target Distribution	above $	0.4063	up to $	0.4875	75.0%	25.0%	above $	0.6875	up to $	0.8250	(3)
Thereafter			above $	0.4875	50.0%	50.0%			above $	0.8250

(1)
This amount is 115.0% of the hypothetical reset minimum quarterly distribution.

(2)
This amount is 125.0% of the hypothetical reset minimum quarterly distribution.

(3)
This amount is 150.0% of the hypothetical reset minimum quarterly distribution.

        The following table illustrates the total amount of available cash from operating surplus that would be distributed to our common unitholders and our general partner, including in respect of incentive distribution rights, based on an average of the amounts distributed each quarter for the two quarters immediately prior to the reset. The table assumes that immediately prior to the reset there would be 20,037,260 common units outstanding and the average distribution to each common unit would be $0.5500 for the two quarters prior to the reset.

						Cash Distributions to General Partner Prior to Reset
					Cash Distributions to Common Unitholders Prior to Reset
	Quarterly Distribution Prior to Reset					Incentive Distribution Rights	Total Distributions
Minimum Quarterly Distribution				$0.3250	$6,512,110	$—	$6,512,110
First Target Distribution	above $	0.3250	up to $	0.3738	977,818	—	977,818
Second Target Distribution	above $	0.3738	up to $	0.4063	651,211	114,920	766,131
Third Target Distribution	above $	0.4063	up to $	0.4875	1,627,026	542,342	2,169,368
Thereafter			above $	0.4875	1,252,329	1,252,329	2,504,658

					$11,020,494	$1,909,591	$12,930,085

        The following table illustrates the total amount of available cash from operating surplus that would be distributed to our common unitholders and our general partner, including in respect of incentive distribution rights, with respect to the quarter in which the reset occurs. The table reflects that, as a result of the reset, there would be 23,509,242 common units outstanding and the average distribution to each common unit would be $0.55. The number of common units to be issued to our general partner upon the reset was calculated by dividing (i) the average of the amounts received by our general partner in respect of its incentive distribution rights for the two quarters prior to the reset as shown in the table above, or $1,909,590, by (ii) the average cash distribution per common unit during each of the two quarters prior to the reset as shown in the table above, or $0.5500.

						Cash Distributions to General Partner After Reset
	Quarterly Distribution After Reset				Cash Distributions to Prior Common Unitholders	Common Units Issued In Connection With Reset	Incentive Distribution Rights	Total	Total Distributions
Minimum Quarterly Distribution				$0.5500	$11,020,494	$1,909,591	—	$1,909,591	$12,930,085
First Target Distribution	above $	0.5500	up to $	0.6325	—	—	—	—	—
Second Target Distribution	above $	0.6325	up to $	0.6875	—	—	—	—	—
Third Target Distribution	above $	0.6875	up to $	0.8250	—	—	—	—	—
Thereafter			above $	0.8250	—	—	—	—	—

					$11,020,494	$1,909,591	—	$1,909,591	$12,930,085

        Our general partner will be entitled to cause the minimum quarterly distribution amount and the target distribution levels to be reset on more than one occasion, provided that it may not make a reset election except at a time when it has received incentive distributions for the immediately preceding four consecutive fiscal quarters based on the highest level of incentive distributions that it is entitled to receive under our Partnership Agreement.

Distributions from Capital Surplus

How Distributions from Capital Surplus Will Be Made

        We will make distributions of cash from capital surplus, if any, in the following manner:

  •
  first, to all unitholders, pro rata, until the minimum quarterly distribution is reduced to zero, as described below under "—Effect of a Distribution from Capital Surplus";

  •
  second, to the common unitholders, pro rata, until we distribute for each outstanding common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

  •
  thereafter, as if they were from operating surplus.

Effect of a Distribution from Capital Surplus

        Our Partnership Agreement treats a distribution of capital surplus as the repayment of the initial unit price from this initial public offering, which is a return of capital. Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the distribution from capital surplus to the fair market value of the common units prior to the announcement of the distribution. Because distributions of capital surplus will reduce the minimum quarterly distribution and target distribution levels after any of these distributions are made, it may be easier for our general partner to receive incentive distributions and for the subordinated units to convert into common units. However, any distribution of capital surplus before the minimum quarterly distribution is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

        Once we reduce the minimum quarterly distribution and the target distribution levels to zero. We will then make all future distributions from operating surplus, with 50% being paid to our unitholders, pro rata, and 50% to the holders of our incentive distribution rights.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

        In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust:

  •
  the minimum quarterly distribution;

  •
  target distribution levels;

  •
  the arrearages in payment of the minimum quarterly distribution on common units; and

  •
  the number of subordinated units.

        For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level, and each subordinated unit would be convertible into two common units. We will not make any adjustment by reason of the issuance of additional units for cash or property.

        In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental authority so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, our Partnership Agreement specifies that the minimum quarterly distribution and the target distribution levels for each quarter may be reduced by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus our general partner's estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

General

        If we dissolve in accordance with our Partnership Agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and the holders of incentive distribution rights, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

        The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of units to a repayment of the initial value contributed by unitholders for their units in this offering, which we refer to as the "initial unit price" for each unit. The allocations of gain and loss upon liquidation are also intended, to the extent possible, to entitle the holders of common units to a preference over the holders of subordinated units upon our liquidation, to the extent required to permit common unitholders to receive their initial unit price plus the minimum quarterly distribution for the quarter during which liquidation occurs plus any unpaid arrearages in payment of the minimum quarterly distribution on the common units. However, there may not be sufficient gain upon our liquidation to enable the common unitholders to fully recover all of these amounts, and cash may be distributed to the holders of subordinated units. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights.

Manner of Adjustments for Gain

        The manner of the adjustment for gain is set forth in our Partnership Agreement. If our liquidation occurs before the end of the subordination period, we will allocate any gain to our partners in the following manner:

  •
  first, to our general partner and the unitholders who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

  •
  second, to the common unitholders, pro rata, until the capital account for each common unit is equal to the sum of: (1) the unrecovered initial unit price, (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs and (3) any unpaid arrearages in payment of the minimum quarterly distribution;

  •
  third, to the subordinated unitholders, pro rata, until the capital account for each subordinated unit is equal to the sum of: (1) the unrecovered initial unit price and (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

  •
  fourth, to all unitholders, pro rata, until we allocate under this paragraph an amount per unit equal to the sum of the excess of: (1) the first target distribution per unit less the minimum quarterly distribution per unit for each quarter of our existence, over (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed to our unitholders, pro rata, for each quarter of our existence;

  •
  fifth, 85% to all unitholders, pro rata, and 15% to our general partner, until we allocate under this paragraph an amount per unit equal to the sum of the excess of: (1) the second target distribution per unit less the first target distribution per unit for each quarter of our existence, over (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85% to our unitholders, pro rata, and 15% to our general partner for each quarter of our existence;

  •
  sixth, 75% to all unitholders, pro rata, and 25% to our general partner, until we allocate under this paragraph an amount per unit equal to the sum of the excess of: (1) the third target distribution per unit less the second target distribution per unit for each quarter of our existence, over (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 75% to our unitholders, pro rata, and 25% to our general partner for each quarter of our existence;

  •
  thereafter, 50% to all unitholders, pro rata, and 50% to our general partner.

        The percentages set forth above are based on the assumption that our general partner has not transferred its incentive distribution rights and that we do not issue additional classes of equity interests.

        If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that clause (2) of the second bullet point above and all of the third bullet point above will no longer be applicable.

Manner of Adjustments for Losses

        If our liquidation occurs before the end of the subordination period, after making allocations of loss to the general partner and our common unitholders in a manner intended to offset in reverse order the allocations of gains that have previously been allocated, we will generally allocate any loss to our general partner and unitholders in the following manner:

  •
  first, to the holders of subordinated units, pro rata, in proportion to the positive balances in their capital accounts, until the capital accounts of the subordinated unitholders have been reduced to zero; and

  •
  second, to the holders of common units, pro rata, in proportion to the positive balances in their capital accounts, until the capital accounts of the common unitholders have been reduced to zero;

  •
  thereafter, 100.0% to our general partner.

        If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that all of the first bullet point above will no longer be applicable.

Adjustments to Capital Accounts

        Our Partnership Agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our Partnership Agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain resulting from the adjustments to our unitholders and the general partner in the same manner as we allocate gain upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, our Partnership Agreement requires that we generally allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in the partners' capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made. In contrast to the allocations of gain, and except as provided above, we generally will allocate any unrealized and unrecognized loss resulting from the adjustments to capital accounts upon the issuance of additional units to our unitholders and our general partner based on their respective percentage ownership of us. In this manner, prior to the end of the subordination period, we generally will allocate any such loss equally with respect to our common and subordinated units. If we make negative adjustments to the capital accounts as a result of such loss, future positive adjustments resulting from the issuance of additional units will be allocated in a manner designed to reverse the prior negative adjustments, and special allocations will be made upon liquidation in a manner that results, to the extent possible, in our unitholders' capital account balances equaling the amounts they would have been if no earlier adjustments for loss had been made.

SELECTED HISTORICAL FINANCIAL INFORMATION

        Sol-Wind Renewable Power, LP was formed on August 8, 2014. The following table presents financial information of Sol-Wind Renewable Power, LP as of September 30, 2014 and for the period from August 8, 2014 to September 30, 2014 derived from its audited and unaudited combined financial statements included elsewhere in this prospectus. The following table also presents selected historical combined financial data of our predecessor, which reflects the combination of the financial results of the entities that own the Greenleaf assets as more fully described under "Business—Initial Portfolio." The selected historical combined financial data of our predecessor as of, and for the years ended, December 31, 2013 and 2012, are derived from the audited combined financial statements of our predecessor included elsewhere in this prospectus. The selected historical unaudited combined financial data of our predecessor as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 are derived from the unaudited combined financial statements of our predecessor included elsewhere in this prospectus.

        The following information should be read in conjunction with, and is qualified in its entirety by reference to, the audited and unaudited historical financial statements of our predecessor and the other assets in our Initial Portfolio and accompanying notes and our unaudited pro forma statements and accompanying notes, in each case included elsewhere in this prospectus. The table should also be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Relationships and Related Party Transactions."

	Predecessor
	For the Years Ended December 31,		For the Nine Months Ended September 30,		Sol-Wind Renewable Power, LP For the period August 8 (date of inception) to September 30, 2014
(in thousands)	2012	2013	2013	2014
			(Unaudited)	(Unaudited)	(Unaudited)
Statement of Operations Data:
Revenues:
Sale of electricity	$1,125	$2,706	$2,229	$2,123	$—
Incentives	885	2,140	1,715	1,671	—

Total revenue	2,010	4,846	3,944	3,794	—
Costs and expenses:
Operating expenses	106	95	12	584	—
Depreciation and amortization	959	1,956	1,432	1,515	—
General and administrative expenses	215	360	40	98	2

Total costs and expenses	1,280	2,411	1,484	2,197	2

Operating income (loss)	730	2,435	2,460	1,597	(2)
Other income (loss):
Interest income (expense)	(746)	(1,221)	(928)	(949)	—
Interest income from credit facilities	—	—	—	—	—
Other income (expense)	6	12	69	7	—

Total other income (loss)	(740)	(1,209)	(859)	(942)	—

Net income (loss)	$(10)	$1,226	$1,601	$655	$(2)

Other Financial Data:
Net cash provided by (used in):
Operating activities	$609	$3,115	$2,466	$1,461	$—
Investing activities	(11,770)	1,354	1,124	(2,561)	—
Financing activities	10,918	(5,036)	(4,140)	1,110	2
Balance Sheet Data (at period end):
Cash	$823	$256	$273	$266	$2
Solar assets, net	58,730	60,041	57,068	61,087	—
Total assets	78,137	61,909	63,476	63,316	2
Bank loans, current portion	762	14,928	14,410	7,406	—
Bank loans, net of current portion	23,157	6,666	6,959	13,708	—
Total liabilities	39,509	23,829	23,765	22,809	2
Total members' equity	38,628	38,080	39,711	40,507	—

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

        The unaudited pro forma combined statements of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014 have been derived from the application of pro forma adjustments to the historical financial information of us and our predecessor included elsewhere in this prospectus and gives effect to the Formation Transactions as if they had occurred on January 1, 2013. The unaudited pro forma combined balance sheet as of September 30, 2014 gives effect to the Formation Transactions as if they had occurred on September 30, 2014.

        The Formation Transactions for which we have made pro forma adjustments are as follows:

  •
  the sale of 8,700,000 of our common units in this offering for net proceeds of approximately $153.10 million, after deducting the estimated underwriting discounts, structuring fee and offering expenses;

  •
  the sale of all of our subordinated units and 1,318,630 common units to an entity owned and controlled by 40 North for $248.1 million, representing a combined 56.6% of the limited partner interests in us;

  •
  the issuance of 1,277,047 phantom units to be granted to our general partner's directors, officers and other employees in connection with this offering;

  •
  adjustments to reflect the acquisition of the Initial Portfolio from our general partner, including:

  •
  the acquisition of 20 solar power assets in California, which we refer to collectively as "Greenleaf," and that has been designated as our accounting predecessor, that commenced operations prior to January 1, 2013 and 1 solar power asset in California that commenced operations in June 2014. The combined financial statements of Greenleaf consist of the following entities: SunE GLT Ironwood Solar, LLC, SunE GLT Chuckwalla Solar, LLC, SunE GLT Patton Solar, LLC, NLHI Solar, LLC, GLT SLO Solar, LLC, GLT Comml Solar, LLC, GLT SCI Solar, LLC and GLT Cloverdale Solar, LLC;

  •
  the acquisition of OCI Solar San Antonio 2 LLC (formerly OCI Alamo 2 LLC, "Alamo II"), which owns one solar power asset in Texas and commenced commercial operations in March 2014;

  •
  the acquisition of SunRay Venice LLC ("SR Venice"), which owns one solar power asset in New Jersey and commenced commercial operations prior to January 1, 2013;

  •
  the acquisition of SunRay Joint Venture Solar LLC ("SR Joint Venture"), which owns seven solar power assets in New Jersey and commenced commercial operations prior to January 1, 2013;

  •
  the acquisition of SR Acquisitions Solar LLC ("SR Acquisitions"), which owns seven solar power assets in New Jersey and commenced commercial operations prior to January 1, 2013;

  •
  the acquisition of SunRay Power OpCo II, LLC ("SunRay II"), which owns 42 solar power assets in New Jersey and Massachusetts and commenced commercial operations prior to January 1, 2013;

  •
  the acquisition of SunRay Power OpCo I, LLC ("SunRay I"), which owns 12 solar power assets in New Jersey and commenced commercial operations prior to January 1, 2013;

  •
  the acquisition of Leicester One MA Solar LLC ("Leicester"), which owns two solar power assets in Massachusetts and commenced commercial operations in October 2014;

    •
    the acquisition of PRCC Solar Holding LLC ("Gestamp"), which owns one solar power asset in Puerto Rico and commenced commercial operations in February 2014;

    •
    the acquisition of Palmer Solar Holdings LLC ("Palmer"), which owns three solar power assets in Massachusetts and commenced commercial operations in November 2013;

    •
    the acquisition of Renewable Energy Project LLC ("Jamestown"), which owns one solar power asset in California and commenced commercial operations prior to January 1, 2013;

    •
    the acquisition of Fairfield Wind Manager, LLC ("Fairfield"), which owns one wind power asset in Montana and commenced commercial operations in May 2014;

    •
    the acquisition of Foundation CA Fund VII Manager, LLC ("Fund VII"), which owns four wind power assets in California and commenced commercial operations in July 2014;

    •
    the acquisition of Concept Solar, LLC ("Concept Solar"), which owns 14 solar power assets in New Jersey and commenced commercial operations in January 2012; and

    •
    the acquisition of Foundation HA Energy Generation, LLC ("HA Energy"), which owns eleven wind power assets in California and commenced commercial operations in November 2013;

  •
  the payment of cash to our general partner under the Acquisition Agreements and adjustments to record acquired assets and assumed liabilities at fair value; and

  •
  the payment of cash to our general partner for the acquisition of the $52.2 million senior secured credit facility in respect of the OCI I project ("Alamo I") in San Antonio, Texas and the CAD$23.0 million principal amount senior secured credit facility in respect of the Cleave Energy Holdings project ("Cleave Energy Holdings"), in Ontario, Canada.

        We expect to incur incremental general and administrative expenses as a publicly traded partnership. These expenses are not reflected in the historical financial statements of our predecessor included elsewhere in this prospectus. Pursuant to the Partnership Agreement, our general partner will be reimbursed for these public company expenses, as well as any other costs related to the management of us including management of the Partnership's operating assets, administrative, legal, financial, infrastructure and information technology costs. We estimate that initially these expenses will be approximately $4.5 million annually, only $2.7 million and $2.0 million of which are included in our unaudited pro forma financial statements for the year ended December 31, 2013 and the nine months ended September 30, 2014, respectively, as they are factually supportable and expected to have a continuing impact on our operations. Pursuant to our Partnership Agreement, our general partner will not be entitled to be reimbursed for costs related to the sourcing of its potential acquisitions including direct costs of developer networking, acquisition target identification, acquisition and financial structuring, technical evaluation of assets of acquisition targets and travel, legal, and other costs directly related to sourcing, evaluating, and securing acquisition opportunities.

        The unaudited pro forma combined financial statements, or the "pro forma financial statements," combine our and our predecessor's financial statements and the historical financial statements of the assets in the Initial Portfolio to illustrate the effect of the acquisition of the renewable energy assets in the Initial Portfolio on our and our predecessor's results of operation and financial condition. The pro forma financial statements were based on, and should be read in conjunction with:

  •
  the accompanying notes to the unaudited pro forma combined financial statements;

  •
  Management's Discussion and Analysis of Financial Condition and Results of Operations; and

  •
  the financial statements of renewable energy assets in the Initial Portfolio to be purchased from third parties (including those of our predecessor) for the year ended December 31, 2013 and for the nine months ended September 30, 2014 and the notes relating thereto, included elsewhere in this prospectus.

        As described in the accompanying notes, the unaudited combined pro forma financial statements have been prepared using the acquisition method of accounting under GAAP. We have been treated as the acquirer in the acquisition of the Initial Portfolio for accounting purposes. The purchase price will be allocated to the Initial Portfolio's assets and liabilities based upon their estimated fair values as of the date of completion of the acquisition of the Initial Portfolio.

        The unaudited pro forma combined financial statements are presented for informational purposes only. The unaudited pro forma combined financial statements do not purport to represent what our results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not purport to project our results of operations or financial condition for any future period or as of any future date.

        The unaudited pro forma combined balance sheet and statement of operations should be read in conjunction with the sections entitled "Use of Proceeds," "Capitalization," "Selected Historical Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and related notes thereto included elsewhere in this prospectus.

 Unaudited Pro Forma Combined Statement of Operations
for the Nine Months Ended September 30, 2014

			Pro Forma Adjustments
Statement of Operations Data: (in thousands except unit and per unit data)	Historical Greenleaf Predecessor	Sol-Wind Renewable Power, LP	Combined Initial Portfolio other than Greenleaf(1)	Acquisition & Other Adjustments		Offering Adjustments	Sol-Wind Renewable Power, LP Pro Forma
Revenues:
Sale of electricity	$2,123	$—	$6,737	—		—	$8,860
Incentives	1,671	—	4,924	—		—	6,595

Total revenue	3,794	—	11,661	—		—	15,455
Costs and expenses:
Operating expenses	584	—	2,223	—		—	2,807
Depreciation and amortization expense	1,515	—	6,381	(1,198	)(3)	—	6,698
Purchase of renewable energy certificates	—	—	394	—		—	394
General and administrative expenses	98	2	3,200	1,400	(4)	—	4,700
Equity compensation expense	—	—	—	—		4,789 (8)	4,789

Total costs and expenses	2,197	2	12,198	202		4,789	19,388

Operating income (loss)	1,597	(2)	(537)	(202)		(4,789)	(3,933)
Other income (loss):
Interest income (expense)	(949)	—	(2,103)	3,052	(5)	—	—
Interest income from credit facilities	—	—	—	3,063	(2)	—	3,063
Unrealized gain (loss) on swaps and solar renewable energy certificates forward contracts	—	—	(1,260)	1,200	(5)	—	(60)
Share of equity method investment income (loss)	—	—	(8)	8	(6)	—	—
Other Income (expense)	7	—	94	—		—	101

Total other income (loss)	(942)	—	(3,277)	7,323		—	3,104

Net income (loss)	$655	$(2)	$(3,814)	$7,121		(4,789)	$(829)

Net income (loss) attributable to redeemable non-controlling and non-controlling interest	—	—	(85)	5,303	(7)	—	5,218

Net income (loss) attributable to Sol-Wind Renewable Power, LP	$655	$(2)	$(3,729)	$1,818		(4,789)	$(6,047)

Pro Forma basic and diluted net income (loss) attributable to Sol-Wind Renewable Power, LP per common unit(9)							$(0.30)

Pro Forma weighted average common units outstanding(9)							10,337,892

 Notes to the Unaudited Pro Forma Combined Statement of Operations
for the Nine Months Ended September 30, 2014

(1)
The following table represents the combined schedule of the Initial Portfolio other than our predecessor as reflected in the unaudited pro forma combined statement of operations for the nine months ended September 30, 2014. See the introduction to the Unaudited Pro Forma Combined Financial Statements for a description of the assets and the dates they commenced commercial operations.

(in thousands)	Alamo II	SR Venice	SR Joint Venture	SR Acquisitions	SunRay II	SunRay I	Leicester	Gestamp	Palmer	Jamestown	Fairfield	Fund VII	Concept Solar	HA Energy	Ecoplexus	Solar Eclipse	Combined Initial Portfolio other than Greenleaf
Revenues:
Sale of electricity	$668	$81	$259	$104	$784	$320	$—	$938	$343	$456	$575	$25	$196	$1,988	$—	$—	$6,737
Sale of renewable energy certificates	—	132	971	184	1,672	968	—	—	—	—	—	25	220	752	—	—	4,924

Total revenue	668	213	1,230	288	2,456	1,288	—	938	343	456	575	50	416	2,740	—	—	11,661
Costs and expenses:
Operating expenses	220	6	270	4	349	248	—	112	183	81	164	5	3	578	—	—	2,223
Depreciation & amortization expense	375	54	368	100	1,981	669	—	403	200	143	337	34	308	1,409	—	—	6,381
Purchase of renewable energy certificates	—	113	4	—	273	4	—	—	—	—	—	—	—	—	—	—	394
General and administrative expenses	—	40	245	64	1,357	470	140	379	122	6	—		377	—	—	—	3,200
Equity compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total costs and expenses	595	213	887	168	3,960	1,391	140	894	505	230	501	39	688	1,987	—	—	12,198

Operating income (loss)	73	—	343	120	(1,504)	(103)	(140)	44	(162)	226	74	11	(272)	753	—	—	(537)
Other income (loss):
Interest income (expense)	—	—	(23)	(170)	—	—	—	—	(517)	(203)	(391)	—	153	(952)	—	—	(2,103)
Unrealized gain (loss) on swaps and solar renewable energy certificates forward contracts	—	—	—	—	(60)	—	—	—	—	—	(1,200)	—	—	—	—	—	(1,260)
Share of equity method investment income (loss)	—	—	(8)	—	—	—	—	—	—	—	—	—	—	—	—	—	(8)
Other income (expense)	—	—	—	—	—	130	—	—	—	—	—	(36)	—	—	—	—	94

Total other income (loss)	—	—	(31)	(170)	(60)	130	—	—	(517)	(203)	(1,591)	(36)	153	(952)	—	—	(3,277)

Net income (loss)	73	—	312	(50)	(1,564)	27	(140)	44	(679)	23	(1,517)	(25)	(119)	(199)	—	—	(3,814)
Net income (loss) attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	—	—	(852)	151	—	616	—	—	(85)

Net income (loss) attributable to member(s)	$73	$—	$312	$(50)	$(1,564)	$27	$(140)	$44	$(679)	$23	$(665)	$(176)	$(119)	$(815)	$—	$—	$(3,729)

(2)
Interest income from credit facilities—The adjustment represents interest income earned from investments in loans purchased from our general partner issued under Credit Facilities. The weighted average interest rates for the Alamo I and Cleave Energy Holdings credit facilities will be 5.57% and 6.9%, respectively.

(3)
Amortization of intangibles and depreciation of solar and wind assets adjustment—The adjustment to depreciation and amortization expense represents amortization of intangibles in the amount of $1.2 million resulting from the acquisition of contract rights, as well as a reduction of $2.4 million of depreciation expense from a preliminary fair value estimate of the related assets. The estimates of the amortization and depreciation is preliminary, subject to change and could vary materially from the actual adjustment at the time the acquisition is completed. The amortization is based on an expected life of 16.8 years. See the Notes to the Unaudited Pro Forma Combined Financial Statements for a description of the valuation approach used for the preliminary calculations.

(4)
Incremental non-cash general partner contributions to cover expenses otherwise reimbursable under our Partnership Agreement and public company costs—The adjustment to general and administrative expenses represents an incremental adjustment to equal $2.7 million of expenses estimated to be paid annually by our general partner that otherwise would be reimbursed to our general partner under our Partnership Agreement and reflected in the statement of operations in our Initial Portfolio.

(5)
Interest expense and unrealized gain (loss) on swaps—Represents the elimination of interest expense and unrealized gain (loss) on swaps related to debt that will be retired with the acquisition of the Initial Portfolio.

(6)
Share of equity method investment income (loss)—Represents the elimination of the equity method of accounting for SR Venice as both SR JV and SR Venice will be under common control after the acquisition of the Initial Portfolio.

(7)
Net income (loss) attributable to redeemable non-controlling and non-redeemable non-controlling interest—Represents the change in value during the period for the redeemable and non-redeemable non-controlling interests. The specific allocation of gain (loss) by entity was calculated using the Hypothetical Liquidation at Book Value (HLBV) method.

(8)
Equity compensation expense—Represents compensation expense of $25.5 million related to grants of phantom units in connection with this offering which is being recognized over a four year service period. The phantom units will vest ratably over a four-year period on each anniversary of the date of grant and upon vesting will be settled by issuing the recipient a fully-vested common unit.

(9)
The pro forma basic and diluted net income (loss) attributable to Sol-Wind Renewable Power, LP per common unit is calculated as follows:

(in thousands except unit and per unit data)	Basic	Diluted
Net income (loss) attributable to Sol-Wind Renewable Power, LP per common unit Numerator:
Net income (loss) attributable to Sol-Wind Renewable Power, LP	$(6,047)	$(6,047)
Less interest in net income (loss) attributable to Sol-Wind Renewable Power, LP allocated to incentive distributions (See Note 4)	—	—
Net income (loss) attributable to Sol-Wind Renewable Power, LP	(6,047)	(6,047)
available to common and subordinated units	(6,047)	(6,047)
Net income (loss) attributable to Sol-Wind Renewable Power, LP per common unit Denominator:
Common units	10,337,892	10,337,892
Subordinated units	10,018,630	10,018,630
Basic and diluted net income (loss) attributable to Sol-Wind Renewable Power, LP per common unit	$(0.30)	$(0.30)

Basic and diluted net income (loss) attributable to Sol-Wind Renewable Power, LP per subordinated unit	$(0.30)	$(0.30)

 Unaudited Pro Forma Combined Statement of Operations
for the Twelve Months Ended December 31, 2013

				Pro Forma Adjustments
(in thousands, except unit and per unit data)	Sol-Wind Renewable Power, LP	Historical Greenleaf Predecessor	Combined Initial Portfolio other than Greenleaf(1)	Acquisition & Other Adjustments		Offering Adjustments	Sol-Wind Renewable Power, LP Pro Forma
Statement of Operations Data:
Revenues:
Sale of electricity	$—	$2,706	$4,528	$—		—	$7,234
Incentives	—	2,140	8,645	—		—	10,785

Total revenue	—	4,846	13,173	—		—	18,019
Costs and expenses:
Operating expenses	—	95	2,787	—		—	2,882
Depreciation and amortization	—	1,956	6,058	(1,919)	(2)	—	6,095
Purchase of solar renewable energy certificates	—	—	610	—		—	610
General and administrative expenses	—	360	3,561	1,090	(3)		5,011
Equity compensation expense	—	—	—	—		6,385 (7)	6,385

Total costs and expenses	—	2,411	13,016	(829)		6,385	20,983

Operating income (loss)	—	2,435	157	829		(6,385)	(2,964)
Other income (loss):
Interest income (expense)	—	(1,221)	(940)	2,161	(4)	—	—
Interest income from credit facilities	—	—	—	4,053	(5)	—	4,053
Unrealized (loss) on solar renewable energy certificates forward contracts	—	—	(35)	—		—	(35)
Share of equity method investment income (loss)	—	—	78	(78	)(6)	—	—
Other income (expense)	—	12	—	—		—	12

Total other income (loss)	—	(1,209)	(897)	6,136		—	4,030

Net income (loss)	—	1,226	(740)	6,965		(6,385)	1,066
Net income attributed to redeemable non-controlling interest	—	—	1,457	—		—	1,457

Net income (loss) attributable to Sol-Wind Renewable Power, LP	$—	$1,226	$(2,197)	$6,965		$(6,385)	$(391)

Pro Forma basic and diluted net income (loss) attributable to Sol-Wind Renewable Power, LP per common unit(8)						$(0.02)

Pro Forma weighted average common units outstanding(8)						10,018,630

 Notes to the Unaudited Pro Forma Combined Statement of Operations
for the Twelve Months Ended December 31, 2013

(1)
The following table represents the combined schedule of the results of the assets in the Initial Portfolio, excluding our predecessor's results, as reflected in the unaudited pro forma combined statement of operations for the year ended December 31, 2013. See the introduction to the Unaudited Pro Forma Combined Financial Statements for a description of the assets and the dates they commenced commercial operations.

	Alamo II	SR Venice	SR Joint Venture	SR Acquisitions	SunRay II	SunRay I	Leicester	Gestamp	Palmer	Jamestown	Concept Solar	HA Energy	Combined Initial Portfolio other than Greenleaf
Revenues:
Sale of electricity	$—	$99	$379	$120	$819	$433	$—	$—	$—	$1	$233	$2,444	$4,528
Incentives	—	171	1,218	643	3,363	1,882	—	—	—	—	703	665	8,645

Total revenue	—	270	1,597	763	4,182	2,315	—	—	—	1	936	3,109	13,173
Costs and expenses:
Operating expenses	—	13	379	15	1,117	326	18	—	—	—	4	915	2,787
Depreciation	—	72	490	132	2,120	846	—	—	—	1	437	1,960	6,058
Purchase of solar renewable energy certificates	—	—	139	342	—	129	—	—	—	—	—	—	610
General and administrative expenses	—	82	355	106	1,907	641	—	—	28	—	442	—	3,561
Equity compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—

Total costs and expenses	—	167	1,363	595	5,144	1,942	18	—	28	1	883	2,875	13,016

Operating income (loss)	—	103	234	168	(962)	373	(18)	—	(28)	—	53	234	157
Other income (loss):
Interest income (expense)	—	—	1	(271)	—	—	—	—	—	—	243	(913)	(940)
Unrealized (loss) on solar renewable energy certificates forward contract	—	—	—	—	(35)	—	—	—	—	—	—	—	(35)
Share of equity method investment income (loss)	—	—	78	—	—	—	—	—	—	—	—	—	78
Other income (expense)	—	—	—	—	—	—	—	—	—	—	—	—	—

Total other income (loss)	—	—	79	(271)	(35)	—	—	—	—	—	243	(913)	(897)

Net income (loss)	—	103	313	(103)	(997)	373	(18)	—	(28)	—	296	(679)	(740)
Net income (loss) attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	—	—	—	1,457	1,457

Net income (loss) attributable to Member(s)	$—	$103	$313	$(103)	$(997)	$373	$(18)	$—	$(28)	$—	$296	$(2,136)	$(2,197)

(2)
Amortization of intangibles and depreciation of solar and wind assets adjustment—The adjustment to depreciation and amortization represents amortization of intangibles in the amount of $1.0 million resulting from the acquisition of contract rights as well as a reduction in depreciation in the amount of $2.9 million from a preliminary fair value estimate of the related assets. The estimates of the amortization and depreciation is preliminary, subject to change and could vary materially from the actual adjustment at the time the acquisition is completed. The amortization is based on an expected life of 16.8 years. See the Notes to the Unaudited Pro Forma Combined Financial Statements for a description of the valuation approach used for the preliminary calculations.

(3)
Incremental non-cash general partner contributions to cover expenses otherwise reimbursable under our Partnership Agreement and public company costs—The adjustment to increase general and administrative expenses as a result of being a public company represents an incremental adjustment to equal $2.7 million of expenses that will be reimbursed to our general partner under our Partnership Agreement and reflected in the statement of operations in our Initial Portfolio.

(4)
Interest expense—Represents the elimination of interest expense related to debt to be retired with the acquisition of the Initial Portfolio.

(5)
Interest income from credit facilities—The adjustment represents interest income earned from investments in loans purchased from our general partner issued under Credit Facilities. The weighted average interest rates for the Alamo I and Cleave Energy Holdings credit facilities will be 5.57% and 6.9%, respectively.

(6)
Share of equity method investment income/(loss)—Represents the elimination of the equity method of accounting for Sunray Venice in SR Joint Venture as both assets will be under common ownership after the acquisition of the Initial Portfolio.

(7)
Equity compensation expense—Represents compensation expense of $25.5 million related to grants of phantom units in connection with this offering which is being recognized over a four year service period. The phantom units will vest ratably over a four-year period on each anniversary of the date of grant and upon vesting will be settled by issuing the recipient a fully-vested common unit.

(8)
The pro forma basic and diluted net income (loss) attributable to Sol-Wind Renewable Power, LP per common unit is calculated as follows:

(in thousands except unit and per unit data)	Basic	Diluted
Net income (loss) attributable to Sol-Wind Renewable Power, LP per common unit Numerator:
Net income (loss) attributable to Sol-Wind Renewable Power, LP	$(391)	$(391)
Less interest in net income (loss) attributable to Sol-Wind	—	—
Renewable Power, LP allocated to incentive distributions (See Note 4)
Net income (loss) attributable to Sol-Wind Renewable Power, LP	(391)	(391)
available to common and subordinated units	(391)	(391)
Net income (loss) attributable to Sol-Wind Renewable Power, LP per common unit Denominator:
Common units	10,018,630	10,018,630
Subordinated units	10,018,630	10,018,630
Basic and diluted net income (loss) attributable to Sol-Wind Renewable Power, LP per common unit	$(0.02)	$(0.02)

Basic and diluted net income (loss) attributable to Sol-Wind Renewable Power, LP per subordinated unit	$(0.02)	$(0.02)

 Unaudited Pro Forma Combined Balance Sheet
as of September 30, 2014

			Combined Initial Portfolio(1) other than Greenleaf
				Pro Forma Adjustments
								Sol-Wind Renewable Power, LP Pro Forma
(in thousands)	Sol-Wind Renewable Power, LP	Historical Greenleaf Predecessor		Acquisition & Other Adjustments		Offering Adjustments
Assets
Current assets:
Cash	$2	$266	$6,286	$(6,552	)(2)	$10,606	(9)	$10,608
Restricted cash	—	1,203	100	(1,303	)(2)	—		—
Accounts receivable	—	750	3,313	(4,063	)(2)	—		—
Due from affiliates	—	—	6,475	(6,475)	(3)	—		—
Investment in credit facilities—current	—	—	—	2,104	(4)	—		2,104
Prepaid expenses and other current assets	—	—	1,309	(1,124	)(2)	—		185

Total current assets	2	2,219	17,483	(17,413)		10,606		12,897
Solar and wind assets, net	—	61,086	329,050	(56,104	)(5)	—		334,032
Intangibles assets	—	—	—	34,334	(5)	—		34,334
Investment in credit facilities—non-current	—	—	—	69,248	(4)	—		69,248
Other assets	—	11	12,729	(11,620	)(2)	—		1,120

Total assets	$2	$63,316	$359,262	$18,445		$10,606		$451,631

Liabilities and members' equity
Current liabilities:
Accounts payable	$1	$1,255	$1,338	$(2,593	)(6)	$—		$1
Loan payable	—	—	2,521	(2,521	)(7)	—		—
Current maturities of long-term debt	—	7,406	13,843	(21,249	)(7)	—		—
Due to affiliates	—	—	3,661	(3,661	)(3)	—		—
Other current liabilities	1	67	3,530	(3,597	)(6)	—		1

Total current liabilities	2	8,728	24,893	(33,621)		—		2
Long-term debt, net of current maturities	—	13,708	45,593	(59,301	)(7)	—		—
Due to members/affiliates	—	—	5,480	(5,480	)(3)	—		—
Other liabilities	—	—	4,351	(4,351	)(6)	—		—
Obligations to remove solar panel and wind projects	—	373	2,979	—		—		3,352

Total liabilities	2	22,809	83,296	(102,753)		—		3,354

Redeemable non-controlling interest	—	—	34,565	(25,515	)(8)	—		9,050

Non-controlling interest	—	—	—	41,534	(8)	—		41,534
Members' equity	—	40,507	241,401	105,179	(8)	10,606		397,693

Total members' equity	—	40,507	241,401	146,713		10,606		439,227

Total liabilities and equity	$2	$63,316	$359,262	$18,445		$10,606		$451,631

 Notes to the Unaudited Pro Forma Combined Balance Sheet
as of September 30, 2014

(1)
The following table represents the combined schedule of the Initial Portfolio other than our predecessor as reflected in the unaudited pro forma combined balance sheet as of September 30, 2014. See the introduction to the Unaudited Pro Forma Combined Financial Statements for a description of the assets and the dates they commenced commercial operations.

(in thousands)	Alamo II	SR Venice	SR Joint Venture	SR Acquisitions	SunRay II	SunRay I	Leicester	Gestamp	Palmer	Jamestown	Fairfield	Fund VII	Concept Solar	HA Energy	Ecoplexus	Solar Eclipse	Combined Initial Portfolio other than Greenleaf
Assets
Current assets:
Cash	$436	$—	$20	$19	$1,365	$101	$1	$294	$6	$136	$273	$2	$726	$133	$2,774	$—	$6,286
Restricted Cash	—	—	—	—	—	—	—	—	—	—	100	—	—	—	—	—	100
Accounts receivable	84	48	216	73	362	180	—	438	366	126	288	50	183	899	—	—	3,313
Due from affiliates	—	50	3,848	348	269	605	—	—	440	—	—	—	—	—	—	—	5,560
Notes receivable—current portion	—	—	—	—	—	—	—	—	—	—	—	—	915	—	—	—	915
Prepaid expenses and other current assets	23	—	43	27	196	81	4	83	—	3	—	—	42	—	807	—	1,309

Total current assets	543	98	4,127	467	2,192	967	5	815	812	265	661	52	1,866	1,032	3,581	—	17,483
Solar & wind assets, net	14,831	1,903	13,473	3,750	63,627	23,307	17,666	23,791	13,712	5,585	26,576	14,213	10,854	52,464	7,358	—	293,110
Deposits on solar projects	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	35,940	35,940
Other assets	132	—	2,167	—	91	91	—	—	—	310	1,955	4,855	1,390	1,738	—	—	12,729

Total assets	$15,506	$2,001	$19,767	$4,217	$65,910	$24,365	$17,671	$24,606	$14,524	$6,160	$29,192	$19,120	$14,110	$55,234	$10,939	$35,940	$359,262

Liabilities and members' equity
Current liabilities:
Accounts payable	$779	$16	$149	$98	$—	$—	$—	$34	$—	$58	$86	$36	$82	$—	$—	$—	$1,338
Loan payable	—	—	—	—	—	—	100	—	1,071	—	—	—	—	553	797	—	2,521
Current maturities of long-term debt	—	—	603	915	—	—	464	—	833	164	536	5,388	—	3,613	1,327	—	13,843
Due to affiliates	—	52	75	203	—	—	277	2,766	277	—	—	—	11	—	—	—	3,661
Other current liabilities	—	—	62	29	267	93	738	—	787	—	426	999	96	—	33	—	3,530

Total current liabilities	779	68	889	1,245	267	93	1,579	2,800	2,968	222	1,048	6,423	189	4,166	2,157	—	24,893
Long-term debt, net of current maturities	—	—	2,432	1,360	—	—	6,756	—	3,811	2,197	13,180	—	—	15,857	—	—	45,593
Due to members/affiliates	—	—	480	—	—	—	—	—	—	—	—	—	—	—	5,000	—	5,480
Other liabilities	—	—	—	—	—	—	1,341	—	1,398	93	1,519	—	—	—	—	—	4,351
Obligation to remove solar and wind projects	525	11	61	19	486	84	—	502	40	136	—	208	45	727	135	—	2,979

Total liabilities	1,304	79	3,862	2,624	753	177	9,676	3,302	8,217	2,648	15,747	6,631	234	20,750	7,292	—	83,296

Redeemable noncontrolling interest	—	—	—	—	—	—	—	—	—	—	11,016	788	—	22,761	—	—	34,565

Noncontrolling interest	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Members' equity	14,202	1,922	15,905	1,593	65,157	24,188	7,995	21,304	6,307	3,512	2,429	11,701	13,876	11,723	3,647	35,940	241,401

Total members' equity	14,202	1,922	15,905	1,593	65,157	24,188	7,995	21,304	6,307	3,512	2,429	11,701	13,876	11,723	3,647	35,940	241,401

Total liabilities and equity	$15,506	$2,001	$19,767	$4,217	$65,910	$24,365	$17,671	$24,606	$14,524	$6,160	$29,192	$19,120	$14,110	$55,234	$10,939	$35,940	$359,262

(2)
Assets not acquired from sellers—These entries represent the elimination of assets which will not be acquired from the sellers.

(3)
Due to/from affiliates/members are eliminated under both assets and liabilities—Represents intercompany balances that will not be acquired.

(4)
Investment in credit facilities—The Credit Facilities will initially be recorded on our balance sheet at their initial principal amount because they are arm's-length transactions with market terms, with any principal to be received within the next 12 months recorded as a current asset.

(5)
Solar and wind assets and Intangible Assets—Represents the acquisition of solar and wind assets, PPAs, site leases and other agreements. See the Notes to the Unaudited Pro Forma Combined Financial Statements for a description of the valuation approach used for the preliminary calculations.

(6)
No liabilities assumed—For the Initial Portfolio, these entries represent the elimination of accounts payable and other liabilities, which will not be assumed during the transaction.

(7)
All debt and loans were retired—Represents the retirement of all loan and debt obligations as part of the acquisition of the Initial Portfolio.

(8)
Members Equity—The valuation of the redeemable non-controlling and non-controlling interests was performed using an income approach. The net present value of the remaining expected future benefits over the remainder of the twenty-year initial investment period was estimated. Several of the investment agreements included buyout options after a five-year period which were expected to be exercised and were valued as such. A discount rate of 15%, which is considered reasonable for the portfolio of investments, was used within the calculation.

  The total fair value of the redeemable non-controlling and non-controlling interests is estimated to be approximately $50.6 million and the total of the original investments for the redeemable non-controlling and non-controlling interests is approximately $89.4 million with a difference of approximately $38.8 million. The redeemable non-controlling and non-controlling interests represent tax equity investments in the projects. The future benefits to the tax equity investors generally come in the form of allocated tax credits, the tax benefit or tax savings of tax losses, preferred cash returns and cash distributions. For renewable power projects, much of the tax credits and tax savings are realized within the five years after the facility is placed in service. These benefits represent a significant portion of the expected future investment returns and, once these benefits are realized, the fair value of the investment is reduced accordingly based on the expected remaining investment returns or benefits. Therefore, the fair value of the non-controlling interests can decline significantly over a short period of time

(9)
Cash—Represents proceeds from the offering that will be used for working capital and general partnership purposes.

 Notes to Unaudited Pro Forma Combined Financial Statements

Note 1. Basis of Pro Forma Presentation and Valuation Methods Utilized

        Contemporaneously with the closing of this offering, we will pay our general partner the proceeds from our sale of the common units and subordinated units to an entity owned and controlled by 40 North, net of offering costs and working capital. The difference between the amount paid to our general partner and what it pays to purchase the Initial Portfolio will be treated as an expense for services performed to acquire the assets in the Initial Portfolio. We estimate (based on the midpoint of the range on the cover page of this prospectus) we will pay an aggregate of $390.6 million for the interests in the Initial Portfolio (the "purchase price") to be sold to us under the Acquisition Agreements and our general partner will pay $390.6 million for such interests. The acquisition of the Initial Portfolio is reflected in the unaudited pro forma combined financial statements as being accounted for based on the accounting guidance for business combinations. Under the acquisition method of accounting, the total estimated purchase price is calculated at the time of the offering and the assets acquired and the liabilities assumed have been measured at fair value. Our preliminary valuation and related purchase price allocation was based on the cost and market approach as permitted by ASC 805. The final purchase price allocation will be determined after the acquisitions are completed and the final amounts recorded for the acquisition may differ materially from the information presented in these unaudited pro forma combined financial statements. The unaudited pro forma combined financial statements do not reflect any cost savings from operating efficiencies or synergies that could result from the acquisition of the Initial Portfolio.

Note 2. Estimated Purchase Price and Preliminary Purchase Price Allocation

        The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of the Initial Portfolio's assets and liabilities at the acquisition date. We are buying the solar and wind power generation assets, network upgrade receivable and intangible assets and are assuming the asset retirement obligations and redeemable noncontrolling interests. The preliminary estimated purchase price allocation (in millions) is as follows:

Purchase price	$315.7
Solar and wind assets	334.0
Intangible assets (PPAs)	34.3
Other assets and liabilities	(2.0)
Noncontrolling interest	(50.6)

$—

Note 3. Significant Accounting Policies

        Based upon our initial review of our predecessor's significant accounting policies, as disclosed in our predecessor's combined historical financial statements included elsewhere in this prospectus, as well as preliminary discussions with our predecessor, the unaudited pro forma combined financial statements assume there will be no significant adjustments necessary to conform our predecessor's accounting policies to our accounting policies. Upon completion of the acquisition of the Initial Portfolio and a more comprehensive comparison and assessment, differences may be identified that would necessitate changes to the Initial Portfolio's future accounting policies and such changes could result in material differences in future reported results of operations and financial position for the Initial Portfolio's operations as compared to historically reported amounts.

Note 4. Net income (loss) attributable to Sol-Wind Renewable Power, LP Per Common Unit

        We compute net income (loss) per common unit using the two-class method. Net income (loss) available to common and subordinated unitholders for purposes of the basic net income (loss) per common unit computation is allocated between the common unitholders and subordinated unitholders by applying the provisions of the Partnership Agreement as if all net income for the period had been distributed as cash. Under the two-class method, any excess of distributions declared over net income will be allocated to the partners based on their respective sharing of income specified in the Partnership Agreement. Pro forma net income (loss) per common unit is determined by dividing the pro forma net income (loss) that would have been allocated to the common and subordinated unitholders under the two-class method by the number of common and subordinated units expected to be outstanding at the closing of the offering. For purposes of this calculation, the number of common units and subordinated units outstanding as of December 31, 2013 were 10,018,630 and 10,018,630 respectively, as all units were assumed to have been outstanding since January 1, 2013 and no phantom units would have been deemed to have vested, as the first tranche would vest on the first anniversary of their issuance, or January 1, 2014. The number of common units and subordinated units outstanding as of September 30, 2014 were 10,337,892 and 10,018,630, respectively, as all units were assumed to have been outstanding since January 1, 2013 and the first tranche of phantom units would be deemed to have vested on January 1, 2014.

        An entity owned and controlled by 40 North, a member of our general partner, will own all of our outstanding subordinated units and 1,318,630 common units and our general partner will own the incentive distribution rights immediately following the completion of the offering. Pursuant to the Partnership Agreement, to the extent that the quarterly distributions exceed certain targets, our general partner is entitled to receive certain incentive distributions that will result in more net income proportionately being allocated to our general partner than to the other common unitholders. The pro forma net income (loss) per common unit calculation assumes that no incentive distributions were made to the general partner based on the provisions of the Partnership Agreement and the pro forma distributable cash flow for the period.

        Financial Accounting Standards Board (FASB) Accounting Standards Codification 260 (ASC 260) (formerly Emerging Issues Task Force Issue No. 03-06, Participating Securities and the Two-Class Method under FASB Statement No. 128), addresses the computation of earnings per share by entities that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the entity. The application of ASC 260 may have an impact on earnings per unit in future periods if there are material differences between net income and actual cash distributions or if other participating units are issued.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        You should read the following discussion of the historical financial condition and results of operations in conjunction with the historical consolidated financial statements and accompanying notes of our predecessor and the other entities that own the assets in our Initial Portfolio, and our unaudited pro forma combined financial statements, each of which is included elsewhere in this prospectus. In addition, this discussion includes forward-looking statements that are subject to risks and uncertainties that may result in actual results differing from statements we make. See "Forward-Looking Statements." Factors that could cause actual results to differ include those risks and uncertainties that are discussed in "Risk Factors."

        In this discussion, unless the context requires otherwise, references to "the Partnership" "we," "our," or "us" refer to Sol-Wind Renewable Power, LP after giving effect to the Formation Transactions, including this offering and the use of the proceeds from this offering.

Overview

        We are a growth-oriented limited partnership formed to own, acquire, invest in and manage operating solar and wind power generation assets. These assets generate power for retail, municipal, utility and commercial customers under long-term PPAs that generate stable, long-term contracted cash flows. Our objective is to pay a consistent and growing cash distribution to our unitholders on a long-term basis. Upon completion of this offering, we will acquire from our general partner equity and debt interests in the Initial Portfolio, which represents a diversified portfolio of 184.6 MW of nameplate capacity solar and wind power generation assets in the United States, Puerto Rico and Canada. We expect that our cash distributions for the twelve-month period ending December 31, 2015 will be approximately $26.0 million, or $1.30 per common unit.

        We intend to take advantage of favorable trends in the energy industry, including the continued construction of renewable energy assets to supplement existing and aging energy infrastructure demand for renewable energy required to meet U.S. state RPS, availability of U.S. and overseas government incentives and programs to support development of clean energy and the rapid growth in non-utility customer demand for attractively priced renewable energy generation at a commercial or residential customer's point of delivery, commonly known as "distributed generation." We believe these favorable trends will contribute to significant growth in the renewable energy industry, particularly from regional and local developers of renewable energy projects that are not associated with large utilities or energy firms. We are focused on acquiring assets from middle-market developers, which is an area where we see particularly compelling opportunities.

        We have established and continue to grow and form new relationships with middle-market developers of high-quality, long-life assets with long-term contracts serving creditworthy counterparties, but whose ability to construct new generation facilities has historically been constrained by the inability to consistently raise capital. In contrast to some of our competitors, we are not a subsidiary of a large developer and therefore we believe we have greater flexibility in sourcing potential assets from a variety of developers and in choosing the right assets for our portfolio. In addition, we believe we will have a competitive advantage in sourcing acquisition and investment opportunities because of our MLP structure. We believe our structure allows us to utilize low-cost capital in the form of tax equity without affecting our ability to maintain an attractive level of distributions. We intend to leverage these advantages in executing on acquisition and investment opportunities, which will ultimately enable us to grow our distributions.

        At the closing of this offering, we will acquire the debt and equity interests in the Initial Portfolio from our general partner. Our Partnership Agreement requires our general partner to offer to sell us any other renewable energy assets that it may acquire in the future and thereafter seek to sell. In each case, our decision whether to accept such offer will be subject to the approval of the Conflicts

Committee. However, our general partner is not obligated to identify, acquire or sell us any assets in the future. At the time of this offering, our general partner has entered into multi-year agreements and other arrangements, including right of first refusal agreements, option agreements, memoranda of understanding and term sheets, with several experienced developers to acquire the Identified Pipeline. Many of these arrangements provide our general partner with a period of exclusivity after completion of development to purchase the asset. In addition, for certain of the assets, tax equity investors have agreed to provide tax equity financing for the asset upon completion of development. Our general partner is targeting the acquisition of these assets over a period of three to 36 months after the completion of this offering. Our general partner has indicated its intent to sell us these assets in accordance with the Partnership Agreement generally within 12 months of its acquisition of the assets. As a result of these acquisition opportunities and others we intend to pursue or expect to become available in the future, we believe we will be able to grow our business in a manner that will allow us to increase our cash distributions per unit over time.

Significant Factors and Trends Affecting Our Business and Results of Operations

        Our future results will not be comparable to those of our predecessor and our results of operations and our ability to grow our business could be impacted by numerous factors and trends that affect our industry generally, our Initial Portfolio and assets we may acquire in the future, including the Identified Pipeline. We expect the factors discussed below will affect our business and our results of operations.

Increasing Utilization of Renewable Energy

        Over the past decade, renewable energy growth as a source of electricity generation in North America and globally has outpaced the growth of other traditional electricity generation sources. We expect a number of factors to continue to contribute to growth opportunities in renewable energy, including:

  •
  government policies in the United States at the federal level that provide incentives for the development of renewable energy assets at more competitive pricing levels and RPS programs at the state regulatory level that encourage the development of renewable energy by typically requiring utilities to produce or procure a certain percentage of energy needs from renewable energy sources;

  •
  significant improvement in solar cell and wind technology operational efficiencies, including more efficient energy conversion equipment and significant reductions in the cost of solar technologies;

  •
  short- and long-term environmental concerns regarding conventional energy generation, especially with regards to air emissions;

  •
  regulatory and cost challenges regarding the aging of conventional energy generation infrastructure and the expectation for continued decommissioning of select types of conventional energy generation businesses, including coal and nuclear;

  •
  the impact of an aging transmission infrastructure contributing to the continued expansion of renewable energy generation at a commercial or residential customer's point of delivery, commonly known as distributed generation, which can deliver electricity comparable to or cheaper than grid-supplied electricity; and

  •
  the desire of commercial and residential energy consumers to secure long-term, predictable pricing from a reliable energy source.

Fluctuations in the Cost of Oil

        While oil prices have decreased significantly over the past year, we do not expect the decrease in price to have more than a minimal impact on the development of our business. Oil is generally only used as a fuel source for electric generation in island environments, with coal, natural gas and nuclear feedstock comprising the most significant feedstock for electric generation. Each of the Initial Portfolio and Identified Pipeline have only a single project in a location in which oil is commonly used as fuel for electric generation (Puerto Rico) and given the relative size of these assets, we do not expect the decrease in oil prices to have a significant impact on our business or growth strategy.

Energy Generation and Asset Operations

        The amount of revenue we earn from assets we own is primarily a function of the solar and wind power generated by these assets and sold under long-term PPAs. Certain of the PPAs for these assets have price escalators based on an index, such as a consumer price index, or other rates as specified in the applicable PPA.

        A portion of our total revenue is derived from the sale of RECs and other environmental attributes derived from power generation that stem from governmental programs aimed at increasing the development and use of renewable energy. As our renewable energy assets produce electricity, they generate RECs in jurisdictions that have RPS programs. RECs may be sold as part of the sale of energy, under long-term stand-alone contracts with third parties and on open market exchanges. We typically record revenues generated from RECs based on the contract price or market price received at the time payment is made, as applicable. We expect to sell a significant amount of RECs we generate to creditworthy counterparties up to three years in advance of actual production. To the extent we do not produce sufficient RECs to meet our obligations under these contracts, we will be required to purchase RECs on the open market and deliver them to the counterparty. We will also receive performance-based incentives, or "PBIs," from public utilities in connection with certain                        sponsored programs. PBI revenue is based on the actual level of output generated from our solar energy systems recognized upon validation of the kilowatt hours produced from a third party metering company because the quantities to be sold to the utility are determined and agreed to at that time.

        The amount of power generation from our solar and wind assets is affected by numerous factors. Power generation depends primarily on wind and solar resource levels, weather conditions at each asset and the related impact of each on the performance of the assets. Our power production estimates for our owned assets, and therefore are revenue estimates from those assets, are based on internal and third party, long-term meteorological information, which includes data collected from equipment located at the asset, wind and solar data from other sources and equipment power curve estimates.

        The amount of power that is generated by the assets in our Initial Portfolio also depends on the timing and length of routine and unexpected repair and maintenance required to keep the assets operational. Equipment performance represents a key factor impacting our operating results, as downtime on assets we own reduces the power generation we are able to secure from those assets. Power generation available to be sold from our Initial Portfolio will be impacted not only by equipment failures but also electrical grid disruption, curtailment or other events beyond our control. Any of these factors may impact revenues which, in turn, could adversely affect our operating results.

        The assets in the Initial Portfolio use reliable and proven solar panels, inverters, wind turbines and other equipment, which we believe significantly reduces the likelihood of unexpected equipment failures. Additionally, we maintain O&M Agreements and Asset Management Agreements with a majority of the developers from whom our general partner acquired interests in assets in our Initial Portfolio, while incorporating technological expertise and oversight from our general partner. These relationships permit us to benefit from a developer's expertise and knowledge of its assets, while also providing the opportunity for us to acquire future assets from these same developers.

Asset Acquisitions

        Our ability to execute our growth strategy is dependent on our ability to acquire additional operating solar and wind power generation assets and investments from our general partner and third parties. We are focused on acquiring solar and wind power generation assets with proven technologies, minimal operating risks and stable cash flows derived from long-term PPAs and other offtake agreements with creditworthy counterparties in geographically diverse locations with growing demand and stable legal and political systems.

        At the time of this offering, our general partner has entered into multi-year agreements and other arrangements, including term sheets, memoranda of understanding, right of first refusal agreements and option agreements, with several experienced developers to acquire the Identified Pipeline and our general partner has indicated its intent to sell us such assets in accordance with the Partnership Agreement. In addition, tax equity investors have agreed to provide tax equity financing for certain of the assets in the Identified Pipeline upon completion of development. Our general partner is targeting the acquisition of these assets over a period of three to 36 months after the completion of this offering. Our general partner secured rights to acquire the Identified Pipeline by arranging for asset level financing with proceeds raised through the sale of tax equity in these assets, which we believe significantly reduces the cost of capital for developing and acquiring the assets. As of the date of this prospectus, the Identified Pipeline includes assets that represent approximately 1,098.6 MW of solar power generation assets.

        As a result of our growth strategy, timing of acquisitions could cause our operating results to vary as compared to prior periods.

Financings and Cash Distribution Restrictions

        Upon completion of this offering, the assets in our Initial Portfolio will not be subject to any indebtedness. However, we intend to enter into the New Revolver sometime after this offering, and we anticipate financing some of our future asset acquisitions with borrowings under financing arrangements. Our financing arrangements may restrict the ability of certain of our project subsidiaries to distribute funds to us unless certain covenants, including financial maintenance and minimum liquidity covenants, are satisfied on specified dates.

Foreign Exchange

        All of the assets in the Initial Portfolio that we will own will be located in the United States and Puerto Rico, while the interest and principal we will receive from our debt investment in the Canadian asset in the Initial Portfolio will be payable in Canadian dollars. Further, in the future, we expect that some portion of our revenues and expenses will continue to be generated in currencies other than U.S. dollars. As a result, we expect our revenues and expenses will be exposed to foreign exchange fluctuations in local currencies where our solar and wind power generation assets will be located. To the extent we do not hedge these exposures, fluctuations in foreign exchange rates could negatively impact our profitability.

Our Pro Forma Revenue and Expenses

        The following discussion reflects the manner in which we expect to earn revenue and incur expenses on a pro forma basis after giving effect to the offering.

Revenue

  Sale of Electricity

        A significant portion of our revenues are obtained through the sale of electricity pursuant to the terms of long-term PPAs. Each of the assets in our Initial Portfolio has a long-term PPA or similar arrangements, which, in the aggregate, had a weighted average remaining term of 18.7 years based on nameplate capacity as of January 20, 2015.

  Incentives

        We also generate RECs as our assets in the United States produce electricity. One REC is created when one MWh of electricity is delivered into an electrical distribution system. The term "RECs" is used generically throughout this prospectus to include both renewable energy credits and solar renewable energy credits. The REC is tradable proof the renewable energy has been generated. RECs are currently sold pursuant to agreements with third parties, such as utilities and also on the open market.

        We will also generate revenue from the SGIP (as defined herein) in the state of California from our wind power generation assets. California adopted what has become one of the longest running distributive generation incentive programs in the United States, providing financial incentives to support existing, new and emerging distributed energy resources. This program was established as a peak-load reduction program seeking to encourage the development and commercialization of generation installed on the customer's side of the utility meter.

        We expect incentive revenues to increase in the future as a result of the completion of acquisitions. We expect incentive revenue as a percentage of total revenue to decrease primarily due to the increase in operating assets generating the sale of electricity and the mix of countries in which we may acquire assets that do not have incentive revenues.

Other Income

  Interest Income from Credit Facilities

        We generate interest income from loans purchased from our general partner issued under credit facilities originated by our general partner on solar projects. The weighted average interest rate of the Alamo I and Cleave Energy Holdings credit facilities will be 5.57% and 6.9%, respectively.

Costs and Expenses

  Operating Expenses

        Our operating expenses, including most maintenance capital expenditures, are comprised of the contractual costs incurred under our O&M Agreements and Asset Management Agreements, some of which have annual escalators, for our power generation assets. Operating expenses also include costs incurred for property taxes, property insurance, land leases, licenses and other maintenance not covered by our O&M Agreements or Asset Management Agreements.

        Depreciation, amortization and accretion expense are also included in operating expenses. Depreciation expense is recognized using the straight-line method over the estimated useful lives of our power generation assets. Accretion expense represents the increase in asset retirement obligations over the remaining operational life of the associated power generation asset.

  General and Administrative Expense

        Our general and administrative expense consists primarily of the reimbursement of expenses of our general partner that are attributable to our management. These costs include management of our operating assets, administrative, legal, financial, infrastructure and information technology costs and public company expenses. We estimate that for the year ended December 31, 2013 and the nine months ended September 30, 2014, these expenses would have been $5.0 million and $4.7 million, respectively.

Discussion of Historical Results of Operations of Our Predecessor

        The following discussion of the historical results of operations of our predecessor should be read in conjunction with the historical financial statements of our predecessor, including the notes thereto, included elsewhere in this prospectus.

        The Greenleaf portfolio is comprised of 21 independent, grid-connected solar assets located in California with a total nameplate energy production capacity of 15.0 MW. Each asset in the Greenleaf portfolio is subject to a long-term PPA.

        The quarterly kWh energy generation profiles of the Greenleaf assets from the first quarter of 2012 to the third quarter of 2014 are listed in the table below. Quarter-to-quarter variation is driven by weather patterns, asset performance and maintenance characteristics and the timing of assets coming online.

Production(kWh)
Year	Q1	Q2	Q3	Q4
2012	38,244	788,422	5,767,888	3,702,803
2013	4,559,794	8,257,167	7,855,794	4,274,996
2014	3,917,937	7,714,373	8,283,499

        Summary unaudited financial information is provided in the table below, with detailed financial statements included elsewhere in this prospectus. Management's discussion and analysis of financial condition and results of operation follows.

Financial Information

(In $)

	December 31,
			September 30, 2014
	2012	2013
			(Unaudited)
Assets	$78,136,500	$61,909,299	$63,316,219
Liabilities	39,508,776	23,828,618	22,809,163
Members' Equity	38,627,724	38,080,681	40,507,056

	Year Ended December 31,
			Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2014
	2012	2013
			(Unaudited)
Revenue	$2,009,807	$4,845,477	$3,943,335	$3,794,195
Net Income	(10,452)	1,224,105	1,601,482	654,847

Nine Months Ended September 30, 2014 Compared to Nine Months Ended September 30, 2013

        Revenue.    Revenues for the nine months ended September 30, 2014 were $3.79 million compared to $3.94 million for the nine months ended September 30, 2013. This decrease was primarily due to lower electricity production when some solar assets were taken off-line for inverter upgrades. The purpose of the upgrades was to improve durability, performance and safety. These assets were taken off-line for a total of five months, once in March 2014, and again from May to August 2014, a time when production is often at or near its peak for the year. The assets have been continuously on-line under normal operation since that time.

        Operating Expenses.    Operating expenses for the nine months ended September 30, 2014 were $2.10 million compared to $1.44 million for the nine months ended September 30, 2013. This increase is primarily due to a temporary elimination of operating and maintenance expense in 2013. An operating partner granted a temporary exclusion of operating and maintenance expense as compensation for prior issues. These expenses were re-instated in late-2013, which resulted in an increase in operating expenses for the 2014 period.

        General and Administrative Expenses.    General and administrative expenses for the nine months ended September 30, 2014 were $0.10 million compared to $0.04 million for the nine months ended September 30, 2013. This increase was primarily due to the need to build a larger business infrastructure to support ongoing development of new assets.

        Operating Income (Loss).    Operating income for the nine months ended September 30, 2014 was $1.60 million compared to operating income of $2.46 million for the nine months ended September 30, 2013. This decrease was primarily due to a combination of assets that were off-line for inverter upgrades as well as operating expense increases. Additionally, 2013 included the receipt of an insurance claim, resulting in a one-time increase to net income.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

        Revenue.    Revenues for the year ended December 31, 2013 were $4.85 million compared to $2.01 million for the year ended December 31, 2012. This increase was primarily due to the annualized revenue effects of solar assets brought on-line during 2012. There were twenty assets brought-online throughout 2012, including the two largest systems which were brought on-line in June 2012, resulting in only half a year's revenue. This compared to only one asset in operation prior to 2012.

        Operating Expenses.    Operating expenses for the year ended December 31, 2013 were $2.05 million compared to $1.07 million for the year ended December 31, 2012. This increase was primarily due to the annualized operating expense associated with solar assets that had only been on-line for part of 2012. There were twenty assets brought-online throughout 2012, including the two largest systems which were brought on-line in June 2012, resulting in only half a year's revenue. This compared to only one asset in operation prior to 2012.

        General and Administrative Expenses.    General and administrative expenses for the year ended December 31, 2013 were $0.36 million compared to $0.22 million for the year ended December 31, 2012. This increase was primarily due to an increased number of solar assets on-line and in production. There were twenty assets brought-online throughout 2012, including the two largest systems which were brought on-line in June 2012, resulting in only half a year's revenue. This compared to only one asset in operation prior to 2012.

        Operating Income (Loss).    Operating income for the year ended December 31, 2013 was $2.44 million compared to an operating gain of $0.73 million for the year ended December 31, 2012. This increase was primarily due to the recognition of a full year of revenue and income for assets that came on line in 2012. There were twenty assets brought-online throughout 2012, including the two largest systems which were brought on-line in June 2012, resulting in only half a year's revenue. This compared to only one asset in operation prior to 2012.

Discussion of Pro Forma Results of Operations

        The following discussion of our pro forma results of operations has been derived from our unaudited pro forma combined financial information included elsewhere in this prospectus. This discussion is presented for illustrative purposes only and does not purport to reflect the results we may achieve in future periods or the historical results that would have been achieved had the Formation Transactions been completed as of January 1, 2013 or September 30, 2014, as the case may be.

Pro Forma Nine Months Ended September 30, 2014

        Revenue.    Pro forma revenues for the nine months ended September 30, 2014 were $15.5 million, comprised of $8.9 million of sales of electricity (57.4% of total revenue) and $6.6 million of sales of renewable energy incentives (42.6% of total revenue) linked directly to the electrical power produced during the period.

        Operating Expenses.    Pro forma operating expenses for the nine months ended September 30, 2014 were $3.2 million.

        Depreciation & Amortization Expense.    Pro forma depreciation & amortization expense for the nine months ended September 30, 2014 was $6.7 million including $1.2 million for the amortization of intangibles.

        General and Administrative Expense.    Pro forma general and administrative expense for the nine months ended September 30, 2014 was $4.7 million.

        Equity Compensation Expense.    Pro forma equity compensation expense for the nine months ended September 30, 2014 was $4.7 million.

        Operating Income (Loss).    Pro forma operating loss for the nine months ended September 30, 2014 was $3.9 million.

Pro Forma Year Ended December 31, 2013

        Revenue.    Pro forma revenues for the year ended December 31, 2013 were $18.0 million, comprised of $7.2 million of sales of electricity (40.0% of total revenue) and incentive revenues of $10.8 million (60.0% of total revenue). We expect incentive revenue as a percentage of overall revenue to decrease as more power generation assets in our Initial Portfolio become operational in 2014.

        Operating Expenses.    Pro forma operating expenses for the year ended December 31, 2013 were $3.5 million. We expect operating expenses to increase as more power generation assets in our Initial Portfolio become operational in 2014 due to an increase in operation and maintenance expenses and depreciation and amortization.

        Depreciation and Amortization.    Pro forma depreciation and amortization expense for the year ended December 31, 2013 was $6.1 million, including $1.0 million in intangible amortization resulting from the acquisition of the Initial Portfolio. Included in depreciation and amortization for the year ended December 31, 2013 is $5.1 million of depreciation expense excluding the intangible amortization from the acquisition of the Initial Portfolio. We expect depreciation and amortization to increase as more power generation assets in our Initial Portfolio become operational in 2014.

        General and Administrative Expense.    Pro forma general and administrative expense for the year ended December 31, 2013 was $5.0 million. General and administrative expense includes an incremental $2.7 million of expenses that would be reimbursed to our general partner under our Partnership Agreement that are identifiable and factually supportable.

        Equity Compensation Expense.    Pro forma equity compensation expense for the year ended December 31, 2013 was $6.3 million.

        Operating Income (Loss).    Pro forma operating loss for the year ended December 31, 2013 was $3.0 million.

Pro Forma Adjusted EBITDA

        We define "EBITDA" as income before income taxes, plus net interest expense and depreciation and amortization expense. We define "Adjusted EBITDA" as EBITDA excluding long-term incentive and equity compensation expense but including interest income from credit facilities. In this prospectus, the presentation of Adjusted EBITDA has been calculated on a pro forma basis in a manner consistent with our unaudited pro forma combined financial statements included elsewhere in this prospectus.

        Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

  •
  our operating performance as compared to other publicly traded partnerships in the renewable energy industry, without regard to historical cost basis or financing methods;

  •
  the ability of our assets to generate sufficient cash flow to make distributions to our common unitholders;

  •
  our ability to incur and service debt and fund capital expenditures; and

  •
  the viability of acquisitions and other capital expenditure assets and the returns on investment in various opportunities.

        Adjusted EBITDA should not be considered as an alternative to net income, income before income taxes, cash flows from operating activities or any other measure of financial performance calculated in accordance with GAAP. We believe that Adjusted EBITDA provides additional information for evaluating our ability to make distributions to our common unitholders and our financial performance without regard to our financing methods, capital structure and historical cost basis and is presented solely as a supplemental measure. By definition, non-GAAP measures do not give a full understanding of our business; therefore, to be truly valuable they must be considered together with our GAAP financial results. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA, as we define them, may not be comparable to EBITDA and Adjusted EBITDA or similarly titled measures used by other corporations or partnerships in our industry, thereby diminishing such measures' utility. The following table presents a reconciliation of net income to Adjusted EBITDA:

	Pro Forma	Pro Forma
(in thousands)	For the Year Ended December 31, 2013	For the Nine Months Ended September 30, 2014
	(unaudited)	(unaudited)
Net income (loss)	$1,066	$(829)
Add:
Depreciation and amortization	6,095	6,698
Interest (income) expense	—	—
Equity compensation expense	6,385	4,789

Adjusted EBITDA	$13,546	$10,658

Discussion of Historical Results of Operations of Initial Portfolio Other than Our Predecessor

        The following discussion of the historical results of operations for each of the assets included in the Initial Portfolio other than our predecessor for which financial statements are included in this prospectus should be read in conjunction with the historical financial statements of such assets, including the notes thereto. The information presented below is based upon the respective fiscal periods for each of the assets for which financial statements are required and excludes all pro forma adjustments. As a result, the following does not purport to represent the results that would have been achieved had the Formation Transactions been completed at the beginning of the periods presented.

Nine Months Ended September 30, 2014 Compared to Nine Months Ended September 30, 2013

Alamo II

        Revenue.    Revenues for the nine months ended September 30, 2014 were $0.67 million compared to no revenues for the nine months ended September 30, 2013, as Alamo II (now OCI Solar San Antonio 2) was a development stage company for all of 2013. Alamo II initiated operations in March 2014.

        Operating Expenses.    Operating expenses for the nine months ended September 30, 2014 were $0.60 million compared to no expenses for the nine months ended September 30, 2013.

        General and Administrative Expenses.    There were no general and administrative expenses for either the nine months ended September 30, 2014 or the nine months ended September 30, 2013.

        Operating Income (Loss).    Operating income for the nine months ended September 30, 2014 was $0.07 million compared to no expenses for the nine months ended September 30, 2013.

SR Venice

        Revenue.    Revenues for the nine months ended September 30, 2014 were $0.21 million compared to $0.18 million for the nine months ended September 30, 2013. The $0.03 million increase was attributable to the sale of RECs. The increase in RECs revenue resulted from having to acquire RECs (which were sold) in order to fulfill contractual obligations for REC production. Electricity production was lower in February and March 2014 due to poor weather conditions.

        Operating Expenses.    Operating expenses for the nine months ended September 30, 2014 were $0.17 million compared to $0.06 million for the nine months ended September 30, 2013. The primary reason for the increase was the purchase of RECs from affiliates in 2014, compared to no purchases of RECs in 2013. The RECs were purchased to fulfill contractual obligations.

        General and Administrative Expenses.    General and administrative expenses for the nine months ended September 30, 2014 were $0.04 million compared to $0.07 million for the nine months ended September 30, 2013.

        Operating Income (Loss).    We had no operating income for the nine months ended September 30, 2014 compared to $0.06 million for the nine months ended September 30, 2013. This decrease of $0.06 million was primarily due to a $0.11 million expense in 2014 for the purchase of RECs, which resulted from having to fulfill a contractual REC obligation.

SR Joint Venture

        Revenue.    Revenues for the nine months ended September 30, 2014 were $1.23 million compared to $1.21 million for the nine months ended September 30, 2013. This increase of $0.02 million was primarily due to an increase in sales of RECs by $0.07 million, offset by lower power production due to poor weather conditions (winter snow cover).

        Operating Expenses.    Operating expenses for the nine months ended September 30, 2014 were $0.64 million compared to $0.74 million for the nine months ended September 30, 2013. This decrease was primarily due to the purchase of $0.10 million of RECs in 2013 compared to no purchases in 2014, due to timing differences associated with the sale of RECs.

        General and Administrative Expenses.    General and administrative expenses for the nine months ended September 30, 2014 and 2013 were $0.25 million.

        Operating Income (Loss).    Operating income for the nine months ended September 30, 2014 was $0.34 million compared to operating income of $0.22 million for the nine months ended September 30, 2013. This increase of $0.12 million was primarily due to increased purchases of RECs in 2013.

SR Acquisitions

        Revenue.    Revenues for the nine months ended September 30, 2014 were $0.29 million compared to $0.31 million for the nine months ended September 30, 2013. This decrease of $0.02 million was due to the delayed sale of 2014 RECs, slightly offset by an increase in the sale of electricity in 2014.

        Operating Expenses.    Operating expenses for the nine months ended September 30, 2014 and 2013 were $0.10 million.

        General and Administrative Expenses.    General and administrative expenses for the nine months ended September 30, 2014 were $0.06 million compared to $0.04 million for the nine months ended September 30, 2013. This increase was primarily due to a high insurance renewal.

        Operating Income (Loss).    Operating loss for the nine months ended September 30, 2014 was $0.12 million compared to operating income of $0.17 million for the nine months ended September 30, 2013. This decrease was primarily due to reductions in the sale of RECs of $0.05 million due to timing issues and increases in general and administrative expenses of $0.02 million due to increased insurance costs, offset by higher electricity sales of $0.02 million.

SunRay II

        Revenue.    Revenues for the nine months ended September 30, 2014 were $2.46 million compared to $3.41 million for the nine months ended September 30, 2013. This decrease was primarily due to reduced revenue from sales of RECs, which totaled $1.67 million in 2014 compared to $2.71 million in 2013. The decrease was primarily attributable to the average selling price for RECs declining to $154 in 2014 from $201 in 2013.

        Operating Expenses.    Operating expenses for the nine months ended September 30, 2014 were $2.60 million compared to $2.12 million for the nine months ended September 30, 2013. This increase was primarily due to additional depreciation and amortization expense of $0.43 million.

        General and Administrative Expenses.    General and administrative expenses for the nine months ended September 30, 2014 were $1.36 million compared to $1.53 million for the nine months ended September 30, 2013. This decrease was primarily due to additional site rent expense for assets placed in service after June 30, 2013.

        Operating Income (Loss).    Operating loss for the nine months ended September 30, 2014 was $1.50 million compared to $0.23 million for the nine months ended September 30, 2013. This increase in operating loss was primarily due to decreases in REC revenue and increased depreciation and amortization expense.

SunRay I

        Revenue.    Revenues for the nine months ended September 30, 2014 were $1.29 million compared to $1.99 million for the nine months ended September 30, 2013. This decrease was primarily due to the revenue derived from the sale of RECs, which was attributable to a reduction in the average selling price of RECs in 2014 of $160 compared to $169 in 2013.

        Operating Expenses.    Operating expenses for the nine months ended September 30, 2014 were $0.92 million compared to $1.02 million for the nine months ended September 30, 2013. The decrease was due to a $0.13 million decrease in RECs purchased. The 2013 REC purchase expense was mainly to cover contractual sales obligations.

        General and Administrative Expenses.    General and administrative expenses for the nine months ended September 30, 2014 were $0.47 million compared to $0.44 million for the nine months ended September 30, 2013.

        Operating Income (Loss).    Operating income for the nine months ended September 30, 2014 was $0.03 million compared to operating income of $0.53 million for the nine months ended September 30, 2013. The decrease in operating income was attributable to lower prices for RECs in 2014 compared to 2013, offset by reduced purchases of RECs in 2014.

Leicester

        Revenue.    Leicester was a development stage company through September 30, 2014. As a result, there were no revenues for the nine months ended September 30, 2014 or 2013.

        Operating Expenses.    Leicester was a development stage company through September 30, 2014. As a result, there were no operating expenses for the nine months ended September 30, 2014 or 2013.

        General and Administrative Expenses.    General and administrative expenses for the nine months ended September 30, 2014 were $0.14 million compared to no expenses for the nine months ended September 30, 2013. The 2014 general and administrative expenses were due to the expense of nine months of rent on the site lease agreement.

        Operating Income (Loss).    Operating loss for the nine months ended September 30, 2014 was $0.14 million compared to no operating income (loss) for the nine months ended September 30, 2013. The 2014 operating loss was due to the expense of six months of rent on the site lease agreement.

Gestamp

        Revenue.    Gestamp was a development stage company in 2013 and began operations in April 2014. Revenues for the nine months ended September 30, 2014 were $0.94 million compared to no revenues for the nine months ended September 30, 2013.

        Operating Expenses.    Gestamp was a development stage company in 2013 and began operations in April 2014. Operating expenses for the nine months ended September 30, 2014 were $0.83 million compared to no expenses for the nine months ended September 30, 2013.

        General and Administrative Expenses.    Gestamp was a development stage company in 2013 and began operations in April 2014. General and administrative expenses for the nine months ended September 30, 2014 were $0.06 million compared to no expenses for the nine months ended September 30, 2013.

        Operating Income (Loss).    Gestamp was a development stage company in 2013 and began operations in April 2014. Operating loss for the nine months ended September 30, 2014 was $0.04 million compared to no operating income (loss) for the nine months ended September 30, 2013.

Palmer

        Revenue.    Palmer was a development stage company in 2013 and began operations in April 2014. As a result, revenues for the nine months ended September 30, 2014 were $0.34 million compared to no revenues for the nine months ended September 30, 2013.

        Operating Expenses.    Palmer was a development stage company in 2013 and began operations in April 2014. As a result, operating expenses for the nine months ended September 30, 2014 were $0.38 million compared to no expenses for the nine months ended September 30, 2013.

        General and Administrative Expenses.    Palmer was a development stage company in 2013 and began operations in April 2014. As a result, general and administrative expenses for the nine months ended September 30, 2014 were $0.12 compared to no expenses for the nine months ended September 30, 2013.

        Operating Income (Loss).    Palmer was a development stage company in 2013 and began operations in April 2014. As a result, operating loss for the nine months ended September 30, 2014 was $0.16 million compared to no operating income (loss) in the nine months ended September 30, 2013.

Jamestown

        Revenue.    Jamestown was a development stage company until it generated revenue in December 2013. As a result, revenues for the nine months ended September 30, 2014 were $0.46 million compared to no revenues for the nine months ended September 30, 2013. The 2014 revenues were due to the solar asset being placed into service in December 2013.

        Operating Expenses.    Jamestown was a development stage company until December 2013. Operating expenses for the nine months ended September 30, 2014 were $0.23 million compared to no expenses for the nine months ended September 30, 2013. The 2014 expenses were due to the solar asset being placed into service in December 2013.

        General and Administrative Expenses.    There were no general and administrative expenses for the nine months ended September 30, 2014 or 2013.

        Operating Income (Loss).    Jamestown was a development stage company until December 2013. As a result, operating income for the nine months ended September 30, 2014 was $0.23 million compared to no operating income (loss) for the nine months ended September 30, 2013. The 2014 operating income was due to the solar asset being placed into service in December 2013.

Fairfield

        Revenue.    Fairfield was a development stage company in 2013 and commenced operations in May 2014. As a result, revenues for the nine months ended September 30, 2014 were $0.58 million compared to no revenues for the nine months ended September 30, 2013.

        Operating Expenses.    Fairfield was a development stage company in 2013 and commenced operations in May 2014. Operating expenses for the nine months ended September 30, 2014 were $0.50 million compared to no expenses for the nine months ended September 30, 2013.

        General and Administrative Expenses.    There were no general and administrative expenses for the nine months ended September 30, 2014 or 2013.

        Operating Income (Loss).    Fairfield was a development stage company in 2013 and commenced operations in May 2014. Operating income for the nine months ended September 30, 2014 was $0.08 million compared to no operating income (loss) for the nine months ended September 30, 2013.

Fund VII

        Revenue.    Fund VII was a development stage company in 2013 and commenced operations in June 2014. As a result, revenues for the nine months ended September 30, 2014 were $0.05 million compared to no revenues for the nine months ended September 30, 2013.

        Operating Expenses.    Fund VII was a development stage company in 2013 and commenced operations in June 2014. Operating expenses for the nine months ended September 30, 2014 were $0.04 million compared to no operating expenses for the nine months ended September 30, 2013.

        General and Administrative Expenses.    Fund VII was a development stage company in 2013 and commenced operations in June 2014. There were no general and administrative expenses for the nine months ended September 30, 2014 or 2013.

        Operating Income (Loss).    Fund VII was a development stage company in 2013 and commenced operations in June 2014. Operating income for the nine months ended September 30, 2014 was $0.01 million. There was no operating loss for the nine months ended September 30, 2013.

Concept Solar

        Revenue.    Revenues for the nine months ended September 30, 2014 were $0.42 million compared to $0.74 million for the nine months ended September 30, 2013. This decrease was primarily due to a 60% decline in REC revenue, which was tied to timing differences in the sale of RECs, which are booked as revenue when sales occur.

        Operating Expenses.    Operating expenses for the nine months ended September 30, 2014 were $0.31 million compared to $0.33 million for the nine months ended September 30, 2013.

        General and Administrative Expenses.    General and administrative expenses for the nine months ended September 30, 2014 were $0.38 million compared to $0.26 million for the nine months ended September 30, 2013.

        Operating Income (Loss).    Operating loss for the nine months ended September 30, 2014 was $0.27 million compared to operating income of $0.15 million for the nine months ended September 30, 2013. This decrease in profitability was primarily due to timing differences in sales of RECs, as discussed above.

HA Energy

        Revenue.    Revenues for the nine months ended September 30, 2014 were $2.74 million compared to $2.33 million for the nine months ended September 30, 2013. This increase was primarily due to the revenue impact of several assets coming on-line at various times during the previous reporting period compared with a full nine months of operations in 2014. In particular for 2013, SGIP revenue was only recorded for three months for one asset, two months for another asset and only one month for a third asset, creating the ending variance of $0.41 million.

        Operating Expenses.    Operating expenses for the nine months ended September 30, 2014 were $1.99 million compared to $2.12 million for the nine months ended September 30, 2013. This decrease was primarily due to lower depreciation expense.

        General and Administrative Expenses.    There were no general and administrative expenses for the nine months ended September 30, 2014 or 2013.

        Operating Income (Loss).    Operating income for the nine months ended September 30, 2014 was $0.75 million compared to $0.21 million for the nine months ended September 30, 2013. This increase was primarily due to increased revenue from the benefit of a full nine months of operations for all of the wind assets and declines in depreciation expense.

Ecoplexus

        Revenue.    Ecoplexus was a development stage company in 2014 and was expected to commence operations during the fourth quarter of 2014. As a result, there were no revenues for the period September 10, 2014 (date of inception) to September 30, 2014.

        Operating Expenses.    Ecoplexus was a development stage company in 2014 and was expected to commence operations during the fourth quarter of 2014. As a result, there were no operating expenses for the period September 10, 2014 (date of inception) to September 30, 2014.

        General and Administrative Expenses.    Ecoplexus was a development stage company in 2014 and was expected to commence operations during the fourth quarter of 2014. As a result, there were no general and administrative expenses for the period September 10, 2014 (date of inception) to September 30, 2014.

        Operating Income (Loss).    Ecoplexus was a development stage company in 2014 and was expected to commence operations during the fourth quarter of 2014. As a result, there was no operating income or loss for the period September 10, 2014 (date of inception) to September 30, 2014.

Solar Eclipse

        Revenue.    Solar Eclipse was a development stage company in 2014 and was expected to commence operations during the fourth quarter of 2014. As a result, there were no revenues for the period July 9, 2014 (date of inception) to September 30, 2014.

        Operating Expenses.    Solar Eclipse was a development stage company in 2014 and was expected to commence operations during the fourth quarter of 2014. As a result, there were no operating expenses for the period July 9, 2014 (date of inception) to September 30, 2014.

        General and Administrative Expenses.    Solar Eclipse was a development stage company in 2014 and was expected to commence operations during the fourth quarter of 2014. As a result, there were no general and administrative expenses for the period July 9, 2014 (date of inception) to September 30, 2014.

        Operating Income (Loss).    Solar Eclipse was a development stage company in 2014 and was expected to commence operations during the fourth quarter of 2014. As a result, there was no operating income or loss for the period July 9, 2014 (date of inception) to September 30, 2014.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

Alamo II

        Revenue.    Alamo II was a development stage company through December 31, 2013. As a result, there were no revenues for the year ended December 31, 2013 or for the period from July 13, 2012 (date of inception) to December 31, 2012.

        Operating Expenses.    Alamo II was a development stage company through December 31, 2013. As a result, there were no operating expenses for the year ended December 31, 2013 or for the period from July 13, 2012 (date of inception) to December 31, 2012.

        General and Administrative Expenses.    Alamo II was a development stage company through December 31, 2013. As a result, there were no general and administrative expenses for the year ended December 31, 2013 or for the period from July 13, 2012 (date of inception) to December 31, 2012.

        Operating Income (Loss).    Alamo II was a development stage company through December 31, 2013. As a result, there was no operating income or loss for the year ended December 31, 2013 or for the period from July 13, 2012 (date of inception) to December 31, 2012.

SR Venice

        Revenue.    Revenues for the year ended December 31, 2013 were $0.27 million compared to $0.26 million for the year ended December 31, 2012. This increase was attributable to the production and sale of additional electricity in the amount of $0.02 million offset by a reduction in proceeds received from the sale of RECs in the amount of $0.01 million.

        Operating Expenses.    Operating expenses for the year ended December 31, 2013 were $0.08 million compared to $0.22 million for the year ended December 31, 2012. This decrease was primarily due to a $0.14 million expense in 2012 for the purchase of RECs not incurred in 2013.

        General and Administrative Expenses.    General and administrative expenses for the year ended December 31, 2013 were $0.08 million compared to $0.08 million for the year ended December 31, 2012.

        Operating Income (Loss).    Operating income for the year ended December 31, 2013 was $0.10 million compared to an operating loss of $0.04 million for the year ended December 31, 2012. This increase was primarily due to the change in operating expenses as described above.

SR Joint Venture

        Revenue.    Revenues for the year ended December 31, 2013 were $1.60 million compared to $0.21 million for the year ended December 31, 2012. This increase was primarily due to the solar assets achieving a full year of operations in 2013. All of the assets were installed and came on-line in 2012.

        Operating Expenses.    Operating expenses for the year ended December 31, 2013 were $1.01 million compared to $0.63 million for the year ended December 31, 2012. This increase reflects a full year of operating expenses for the solar assets in 2013, as 2012 was only a partial year.

        General and Administrative Expenses.    General and administrative expenses for the year ended December 31, 2013 were $0.36 million compared to $0.31 million for the year ended December 31, 2012. This increase was primarily due to adjustments in overhead required to support a full year of operations in 2013, compared to 2012 when the solar assets were just beginning operation.

        Operating Income (Loss).    Operating income for the year ended December 31, 2013 was $0.23 million compared to an operating loss of $0.73 million for the year ended December 31, 2012. This increase was primarily due to revenue increases brought about by a full year of power generation in 2013 from solar assets that were installed and became operational in 2012.

SR Acquisitions

        Revenue.    Revenues for the year ended December 31, 2013 were $0.76 million compared to no revenues million for the period from December 5, 2012 (date of inception) to December 31, 2012. This increase was primarily due to the acquisition of seven solar assets in December 2012 that were in service throughout 2013.

        Operating Expenses.    Operating expenses for the year ended December 31, 2013 were $0.49 million compared to no expenses for the period from December 5, 2012 (date of inception) to December 31, 2012. This increase was primarily due to the acquisition of seven solar assets in December 2012 that were in service throughout 2013.

        General and Administrative Expenses.    General and administrative expenses for the year ended December 31, 2013 were $0.11 million compared to $0.01 million for the period from December 5, 2012 (date of inception) to December 31, 2012. This increase was primarily due to the acquisition of seven solar assets in December 2012 that were in service throughout 2013.

        Operating Income (Loss).    Operating income for the year ended December 31, 2013 was $0.17 million compared to an operating loss of $0.01 million for the period from December 5, 2012 (date of inception) to December 31, 2012. This increase was primarily due to the acquisition of seven solar assets in December 2012 that were in service throughout 2013.

SunRay II

        Revenue.    Revenues for the year ended December 31, 2013 were $4.18 million compared to $2.20 million for the year ended December 31, 2012. This increase was primarily due to nineteen solar assets being placed in service on various dates in 2012 and an additional ten solar assets being placed in service in the fourth quarter of 2013.

        Operating Expenses.    Operating expenses for the year ended December 31, 2013 were $3.24 million compared to $2.17 million for the year ended December 31, 2012. This increase was primarily due to nineteen solar assets being placed in service on various dates in 2012 and an additional ten solar assets being placed in service in the fourth quarter of 2013.

        General and Administrative Expenses.    General and administrative expenses for the year ended December 31, 2013 were $1.91 million compared to $1.75 million for the year ended December 31, 2012. This increase was primarily due to increased insurance premiums and professional fees related to new assets.

        Operating Income (Loss).    Operating loss for the year ended December 31, 2013 was $0.96 million compared to operating loss of $1.72 million for the year ended December 31, 2012. This decrease was primarily due to higher revenue growth relative to the increase in operating and general and administrative expenses.

SunRay I

        Revenue.    Revenues for the year ended December 31, 2013 were $2.32 million compared to $2.38 million for the year ended December 31, 2012. This increase was attributable to the production and sale of additional electricity in the amount of $0.11 million offset by a reduction in proceeds received from the sale of RECs in the amount of $0.18 million.

        Operating Expenses.    Operating expenses including purchase of solar renewable energy certificates for the year ended December 31, 2013 were $1.30 million compared to $1.24 million for the year ended December 31, 2012.

        General and Administrative Expenses.    General and administrative expenses for the year ended December 31, 2013 were $0.64 million compared to $0.72 million for the year ended December 31, 2012.

        Operating Income (Loss).    Operating income for the year ended December 31, 2013 was $0.37 million compared to $0.42 million for the year ended December 31, 2012.

Leicester

        Revenue.    Leicester was a development stage company through December 31, 2013. As a result, there were no revenues for the period from June 25, 2013 (date of inception) to December 31, 2013 or for the year ended December 31, 2012.

        Operating Expenses.    Leicester was a development stage company through December 31, 2013. As a result, operating expenses for the period from June 25, 2013 (date of inception) to December 31, 2013 were $0.02 million compared to no expenses for the year ended December 31, 2012. The 2013 expenses were due to the signing of a site lease on October 31, 2013 and the resulting expense for rent of $0.02 million through December 31, 2013.

        General and Administrative Expenses.    Leicester was a development stage company through December 31, 2013. As a result, there were no general and administrative expenses for the period from June 25, 2013 (date of inception) to December 31, 2013 or for the year ended December 31, 2012.

        Operating Income (Loss).    Leicester was a development stage company through December 31, 2013. As a result, operating loss for the period from June 25, 2013 (date of inception) to December 31, 2013 was $0.02 million compared to no operating income (loss) for the year ended December 31, 2012. This operating loss was due to the signing of a site lease on October 31, 2013 and the resulting expense for rent of $0.02 million through December 31, 2013.

Gestamp

        Revenue.    Gestamp was a development stage company through December 31, 2013. As a result, there were no revenues for the year ended December 31, 2013 and for the period from September 10, 2012 (date of inception) to December 31, 2012.

        Operating Expenses.    Gestamp was a development stage company through December 31, 2013. As a result, there were no operating expenses for the year ended December 31, 2013 and for the period from September 10, 2012 (date of inception) to December 31, 2012.

        General and Administrative Expenses.    Gestamp was a development stage company through December 31, 2013. As a result, there were no general and administrative expenses for the year ended December 31, 2013 and for the period from September 10, 2012 (date of inception) to December 31, 2012.

        Operating Income (Loss).    Gestamp was a development stage company through December 31, 2013. As a result, there was no operating income or loss for the year ended December 31, 2013 and for the period from September 10, 2012 (date of inception) to December 31, 2012.

Palmer

        Revenue.    Palmer was a development stage company through December 31, 2013. As a result, there were no revenues for the years ended December 31, 2013 or 2012.

        Operating Expenses.    Palmer was a development stage company through December 31, 2013. As a result, there were no operating expenses for the years ended December 31, 2013 or 2012.

        General and Administrative Expenses.    Palmer was a development stage company through December 31, 2013. As a result, general and administrative expenses for the year ended December 31, 2013 were $0.03 million compared to no expenses for the year ended December 31, 2012. The 2013 increase was due to legal costs and reserves established to remove solar panels incurred by Palmer in 2013.

        Operating Income (Loss).    Palmer was a development stage company through December 31, 2013. As a result, operating loss for the year ended December 31, 2013 was $0.03 million compared to no operating income (loss) for the year ended December 31, 2012. The 2013 increase in operating loss was due to general and administrative costs, including legal fees and asset removal reserve charge incurred by Palmer in 2013.

Jamestown

        Revenue.    Jamestown was a development stage company through September 12, 2013. As a result, revenues for the period from September 12, 2013 (date of inception) to December 31, 2013 were $0.00 million compared to $0 for the year ended December 31, 2012. The 2013 revenues were due to the solar assets being placed into service on December 31, 2013.

        Operating Expenses.    Jamestown was a development stage company through September 12, 2013. As a result, operating expenses for the period from September 12, 2013 (date of inception) to December 31, 2013 were $0.00 million compared to $0 for the year ended December 31, 2012. The 2013 operating expenses were due to the solar assets being placed into service on December 31, 2013.

        General and Administrative Expenses.    Jamestown was a development stage company through September 12, 2013. As a result, there were no general and administrative expenses for the period from September 12, 2013 (date of inception) to December 31, 2013.

        Operating Income (Loss).    Jamestown was a development stage company through September 12, 2013. As a result, operating loss for the period from September 12, 2013 (date of inception) to December 31, 2013 was $0.00 million compared to $0 income (loss) for the year ended December 31, 2012. The 2013 operating loss was due to the solar assets being placed into service on December 31, 2013.

Fairfield

        Revenue.    Fairfield was a development stage company through December 31, 2013. As a result, there were no revenues for the years ended December 31, 2013 or 2012.

        Operating Expenses.    Fairfield was a development stage company through December 31, 2013. As a result, there were no operating expenses for the years ended December 31, 2013 or 2012.

        General and Administrative Expenses.    Fairfield was a development stage company through December 31, 2013. As a result, there were no general and administrative expenses for the years ended December 31, 2013 or 2012.

        Operating Income (Loss).    Fairfield was a development stage company through December 31, 2013. As a result, there was no operating income (loss) for the years ended December 31, 2013 or 2012.

Fund VII

        Revenue.    Fund VII was a development stage company through December 31, 2013. As a result, there were no revenues for the years ended December 31, 2013 or 2012.

        Operating Expenses.    Fund VII was a development stage company through December 31, 2013. As a result, there were no operating expenses for the years ended December 31, 2013 or 2012.

        General and Administrative Expenses.    Fund VII was a development stage company through December 31, 2013. As a result, there were no general and administrative expenses for the years ended December 31, 2013 or 2012.

        Operating Income (Loss).    Fund VII was a development stage company through December 31, 2013. As a result, there was no operating income (loss) for the years ended December 31, 2013 or 2012.

Concept Solar

        Revenue.    Revenues for the year ended December 31, 2013 were $0.94 million compared to $0.13 million for the year ended December 31, 2012. This increase was primarily due to a $0.70 million increase in the sale of RECs and a $0.10 million increase in the sale of electricity, due to having all (except Kaplan) of the solar assets on-line for a full year in 2013, as some of the solar assets were only on-line for part of the year in 2012.

        Operating Expenses.    Operating expenses for the year ended December 31, 2013 were $0.44 million compared to $0.35 million for the year ended December 31, 2012. This increase was primarily due to operating all of the solar assets (except Kaplan) for a full year in 2013, as some of the assets were only on-line for part of the year in 2012.

        General and Administrative Expenses.    General and administrative expenses for the year ended December 31, 2013 were $0.44 million compared to $0.48 million for the year ended December 31, 2012.

        Operating Income (Loss).    Operating income for the year ended December 31, 2013 was $0.05 million compared to an operating loss of $0.70 million for the year ended December 31, 2012. This increase was primarily due to increased revenue from sales of RECs and higher electricity production.

HA Energy

        Revenue.    Revenues for the year ended December 31, 2013 were $3.11 million compared to $0.50 million for the year ended December 31, 2012. This increase was partly due to a $1.95 million increase in the sale of electricity due to seven assets being placed in service in the second half of the year resulting in a full year of revenue on those seven assets in 2013. The increase was also due to a $0.66 million increase in REC revenues due to the implementation of various PBI meters from March to June.

        Operating Expenses.    Operating expenses including depreciation for the year ended December 31, 2013 were $2.88 million compared to $0.75 million for the year ended December 31, 2012. This increase was primarily the result of a $1.49 million increase in depreciation due to seven assets coming on-line in the second half of 2012 and an increase in operating expense for operating and maintaining an additional seven assets and increasing overall capacity from 6 MW to 22.4 MW.

        Operating Income (Loss).    Operating income for the year ended December 31, 2013 was $0.23 million compared to an operating loss of $0.26 million for the year ended December 31, 2012. This increase in the operating income was primarily due to an increase in the sale of electricity due to seven assets being placed in service in the second half of the year resulting in a full year of revenue on those seven assets in 2013, offset by a full year of depreciation in 2013 on the seven assets added in 2012.

Liquidity and Capital Resources

        Our operations have to date been funded by our general partner. Our principal liquidity requirements are to finance current operations, fund future acquisitions, capital expenditures for expansion, investments and maintenance, cash distributions to our unitholders and service debt to the extent any debt will be outstanding in the future. The financial statements for SR Acquisitions, Palmer and Greenleaf have been prepared assuming that they will continue as a going concern, principally due to negative working capital as of December 31, 2013. Upon completion of the acquisition of the Initial Portfolio, third-party project-level indebtedness that is outstanding will be repaid. Subsequent to this offering, we expect our sources of liquidity from time to time to include cash generated from operations, and issuances of debt and equity securities.

        As a normal part of our business, depending on market conditions, we will consider opportunities to issue debt as well as repay, redeem, repurchase or refinance our indebtedness. In addition, changes in our operating plans, including lower than anticipated revenues, increased expenses, capital expenditures, acquisitions or other events may cause us to seek additional debt or equity financing in future periods. There can be no guarantee that additional debt or equity financing will be available on acceptable terms or at all. Debt financing, if available, could impose additional cash payment obligations, additional covenants and operating restrictions and the lending guidelines in our Partnership Agreement may limit our ability to incur certain kinds of indebtedness. In addition, any of the items discussed in detail under "Risk Factors" may also significantly impact our liquidity, financial condition and ability to raise additional financing in future periods.

Liquidity Position

Our Predecessor

        As of December 31, 2013 and September 30, 2014, respectively, our predecessor's liquidity position was $1.43 million and $1.47 million comprised of cash and cash equivalents and restricted cash.

Sol-Wind Renewable Power, LP

        Following the completion of the Formation Transactions, we believe our cash and cash equivalents and cash flows from operations will be adequate to finance our operating expenditures, capital expenditures, contingencies, distributions to our unitholders and other liquidity commitments. On a pro forma basis, our liquidity as of September 30, 2014 would have been approximately $2,000, comprised of cash and restricted cash.

Financing Arrangements

  New Revolver

        We intend for one or more of our subsidiaries to enter into the New Revolver in the future following the completion of this offering. We expect the New Revolver to have customary covenants, including financial maintenance, minimal liquidity and negative covenants, and will have customary events of defaults. For further details on the potential impact that the New Revolver may have on any future indebtedness we incur and on our business, financial condition, results of operations, cash flows and ability to pay distributions to our common unitholders, please read "Risk Factors—Risks Related to Our Business—Our indebtedness could adversely affect our ability to raise additional capital to fund our operations and future acquisitions and pay distributions."

  Project Financings

        Upon completion of this offering, we expect that none of the assets in our Initial Portfolio will be subject to any third-party indebtedness. However, in the future we may secure debt at the project or holding company level to finance acquisitions.

  Tax Equity

        We also intend to utilize tax equity financing to fund a portion of the purchase price of certain renewable energy assets we may acquire in the future. However, no assurance can be given that tax equity investors will be available or willing to invest on acceptable terms at the time of any such acquisition or that the tax incentives and benefits that are needed to make tax equity financing available will remain in place.

        In addition, our tax equity financing agreements provide, and tax equity financing arrangements we enter into in the future may provide, our tax equity investors with a number of minority investor protection rights with respect to the applicable asset or assets that have been financed with tax equity, including restricting the ability of the entity that owns such asset or assets to incur debt. To the extent we want to incur project-level debt at a project in which we co-invest with a tax equity investor, we may be required to obtain the tax equity investor's consent prior to such incurrence. In addition, the amount of debt that could be incurred by an entity in which we have a a tax equity co-investor may be further constrained because even if the tax equity investor consents to the incurrence of the debt at the entity or project level, the tax equity investor may not agree to pledge its interest in the project which could reduce the amount that can be borrowed by the entity.

  Off-Balance Sheet Arrangements

        We do not have any off-balance sheet arrangements and do not expect to have any such arrangements outstanding upon completion of this offering.

Distributions to Our Common Unitholders and Holders of Incentive Distribution Rights

        Our Partnership Agreement requires us to distribute all of our available cash each quarter to our unitholders, until each unit has received the minimum quarterly distribution. Generally, our available cash is defined as our cash on hand at the end of the quarter less the establishment of cash reserves. We do not have a legal obligation to pay this distribution. See "Cash Distribution Policy and Restrictions on Distributions" and "Provisions of Our Partnership Agreement Relating to Cash Distributions."

        Upon completion of this offering, we intend to pay a minimum quarterly distribution of $0.3250 per common unit ($1.30 per common unit on an annualized basis) to the extent we have sufficient cash from operations after establishment of cash reserves and payment of fees and expenses, including payments to our general partner and its affiliates. For the first quarter that we are publicly traded, we will pay investors in this offering a prorated distribution covering the period from the completion of this offering through March 31, 2015, based on the actual length of that period. Our ability to pay the minimum quarterly distribution is subject to various restrictions and other factors described in more detail under the caption "Cash Distribution Policy and Restrictions on Distributions."

        Upon completion of this offering, our general partner will hold incentive distribution rights that entitle it to increasing percentages, up to a maximum of 50% (including in respect of its general partner interest), of the cash we distribute in excess of the minimum quarterly distribution.

Capital Expenditures

        We do not incur capital expenditures for the construction of assets. Initially, we will acquire our assets from our general partner and in the future may also acquire assets directly from third party developers of assets. Our capital expenditure program is focused on maintaining our operational assets, replacing partially or fully depreciated assets and extending the useful lives of our assets. We develop annual capital spending plans based on projected requirements for maintenance capital. For our wind assets, maintenance costs are typically expensed to operating expenses instead of being capitalized to property, plant and equipment.

        Following the completion of this offering, we expect to incur expansion capital expenditures in connection with the acquisition of additional assets or capital improvements that we expect will increase our asset base, operating income or operating capacity. At the time of this offering, our general partner has entered into agreements and other arrangements, including term sheets, memoranda of understanding, right of first refusal agreements and option agreements, to acquire the assets in the Identified Pipeline, which are subject to certain conditions. We do not expect to have sufficient amounts of cash on hand to fund the acquisition costs of all these assets. As a result, we will initially need to finance most, if not all, of our expansion capital expenditures by raising equity or incurring debt. We believe that we will have access to capital to pursue these opportunities, but we are subject to business, financial, operational, macroeconomic and other risks that could adversely affect our cash flows, results of operations, financial condition and ability to raise capital. A material decrease in our cash flows, deterioration in our financial condition or downturn in the financing and capital markets would likely have an adverse effect on our ability to make such expansion capital expenditures.

        In addition, we expect that tax equity investors will fund a portion of the developer's total sale price of certain projects we acquire in the future. Tax equity investors would purchase the tax equity interests in the project at or prior to the project's commencement of operation, and we would purchase the remainder of the equity in the project at or after commencement of operation.

        Although we initially do not expect to do so, we may in the future make investment capital expenditures. Investment capital expenditures are those capital expenditures that are neither maintenance capital expenditures nor expansion capital expenditures. Examples of investment capital expenditures include purchases of securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes that are in excess of the maintenance of our existing asset base, operating capacity or operating income, but that are not expected to expand, for more than the short term, our asset base, operating capacity or operating income.

Discussion of Historical Cash Flows of Our Predecessor

        The following discussion of the historical cash flows our predecessor should be read in conjunction with the historical financial statements of our predecessor, including the accompanying notes thereto. The following information does not purport to represent what our liquidity would have been on a pro forma basis.

Nine Months Ended September 30, 2014 Compared to Nine Months Ended September 30, 2013

        Operating Activities.    Net cash provided by operating activities was $1.46 million for the nine months ended September 30, 2014 compared to $2.47 million for the nine months ended September 30, 2013. The change in cash provided by operating activities was primarily a result of a decrease in net income and amounts due to the company's management entity, offset by a change in the fair value of an interest rate swap. This decrease was primarily due to lower electricity production when several solar assets were taken offline for inverter upgrades. The purpose of the upgrades was to improve durability, performance and safety. These assets were taken offline for a total of five months, once in

March 2014, and again from May to August 2014, a time when production is often at or near its peak for the year.

        Investing Activities.    Net cash used in investing activities was $2.56 million for the nine months ended September 30, 2014 compared to net cash provided by investing activities of $1.12 million for the nine months ended September 30, 2013. The decrease in cash provided by investing activities was primarily the result of capital expenditures for the Cloverdale solar assets, which began operations in June 2014, and also for 1603 Program proceeds, which were received in 2013 and are one-time events not occurring beyond 2013.

        Financing Activities.    Net cash provided by financing activities was $1.11 million for the nine months ended September 30, 2014 compared to net cash used in financing activities of $4.14 million for the nine months ended September 30, 2013. The change in cash used in financing activities was primarily a result of $1.70 million of proceeds from bank loans during 2014 and substantially lower distributions to members as assets came on line offset by the necessity of lower contributions from members in 2014. The contributions in 2013 (that were not repeated in 2014) were a method of providing project financing in anticipation of receiving Federal Investment Tax Credit Cash Grant proceeds. Also, the company was investing capital into project construction during the first six months of 2014 in the Cloverdale assets and reduced distributions to members accordingly.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

        Operating Activities.    Net cash provided by operating activities was $3.11 million for the year ended December 31, 2013 compared to $0.61 million for the year ended December 31, 2012. The change in cash provided by operating activities was primarily a result of improved operating income, due to the annualization of revenue and expense from assets that had come on line in 2012. There were twenty assets brought online throughout 2012, including the two largest systems which were brought online in June 2012, resulting in only half a year's revenue. This compared to only one asset in operation prior to 2012.

        Investing Activities.    Net cash provided by investing activities was $1.35 million for the year ended December 31, 2013 compared to net cash used in investing activities of $11.77 million for the year ended December 31, 2012. The change in cash provided by investing activities was primarily a result of receipt of $13.81 million of Federal Investment Tax Credit cash grant proceeds in 2013 compared to no receipt of grant proceeds in 2012 since the cash grant is dependent on project completion. This improvement in cash provided by investing activities was partly offset in 2013 by $0.69 million of additional payments for continuing construction of solar assets in comparison to 2012.

        Financing Activities.    Net cash used in financing activities was $5.04 million for the year ended December 31, 2013 compared to net cash provided by financing activities of $10.92 million for the year ended December 31, 2012. The change in cash used in financing activities was primarily a result of $10.54 million of additional proceeds in 2012 from borrowings on bank loans to finance project construction, partially offset by $1.78 million of additional payments on bank loans in 2013, $1.82 million of additional contributions by members in 2012 and $1.73 million in additional distributions to members in 2013. On the whole, these activities were related to providing sufficient cash to finance construction of solar assets.

Discussion of Cash Flows of Initial Portfolio Other than Our Predecessor

        The following discussion of the historical cash flows for each of the assets included in the Initial Portfolio other than our predecessor for which financial statements are included in this prospectus should be read in conjunction with the historical financial statements of such asset, including the accompanying notes thereto. The information presented below is based upon the financial statements of the assets included elsewhere in this prospectus and excludes all pro forma adjustments. As a result, the following does not purport to represent the results that would have been achieved had the Formation Transactions been completed at the beginning of the periods presented.

Nine Months Ended September 30, 2014 Compared to Nine Months Ended September 30, 2013

Alamo II

        Operating Activities.    Alamo II was a development stage company in 2013. As a result, net cash provided by operating activities was $0.34 million for the nine months ended September 30, 2014 compared to no cash flows from operating activities for the nine months ended September 30, 2013.

        Investing Activities.    Alamo II was a development stage company in 2013. As a result, net cash used in investing activities was $4.85 million for the nine months ended September 30, 2014 compared to no cash flows from investing activities for the nine months ended September 30, 2013. The primary reason for the cash used in investing activities was capital expenditures to complete the solar asset, which became operational in March 2014.

        Financing Activities.    Alamo II was a development stage company in 2013. As a result, net cash provided by financing activities was $4.94 million for the nine months ended September 30, 2014 compared to no cash flow from financing activities for the nine months ended September 30, 2013. The primary reason for the large amount of cash provided by financing activities was capital contributions to fund capital expenditures associated with completing the solar asset.

SR Venice

        Operating Activities.    Net cash provided by operating activities was $0.07 million for the nine months ended September 30, 2014 compared to $0.14 million for the nine months ended September 30, 2013. The change in cash provided by operating activities was primarily a result of the change in balance sheet accounts, including decreases in accounts receivable and increases in accounts payable, offset by reductions in net income.

        Investing Activities.    No net cash was provided by or used in investing activities for either the nine months ended September 30, 2014 or 2013.

        Financing Activities.    Net cash used in financing activities was $0.07 million for the nine months ended September 30, 2014 compared to net cash used by financing activities of $0.16 million for the nine months ended September 30, 2013. The reduction in cash used in financing activities was due to reduced distributions to members, as SR Venice produced breakeven results during the first nine months of 2014.

SR Joint Venture

        Operating Activities.    Net cash used in operating activities was $2.48 million for the nine months ended September 30, 2014 compared to net cash provided by operating activities of $0.79 million for the nine months ended September 30, 2013. The decrease in cash provided by operating activities was primarily a result of an increase in cash due from affiliates of $3.30 million.

        Investing Activities.    Net cash provided by investing activities was $0.04 million for the nine months ended September 30, 2014 compared to net cash provided by investing activities of $0.46 million for the nine months ended September 30, 2013. The reduction in cash provided by investing activities was primarily a result of grant proceeds received on a one-time basis in 2013.

        Financing Activities.    Net cash provided by financing activities was $2.44 million for the nine months ended September 30, 2014 compared to net cash used in financing activities of $1.13 million for the nine months ended September 30, 2013. The increase in cash used in financing activities was due to loan proceeds of $2.53 million and reduced distributions to members of $1.03 million.

SR Acquisitions

        Operating Activities.    Net cash provided by operating activities was $0.01 million for the nine months ended September 30, 2014 compared to net cash provided by operating activities of $0.30 million for the nine months ended September 30, 2013. The reduction in cash provided by operating activities resulted from an increase in cash due from affiliates of $0.22 million.

        Investing Activities.    No cash was provided by or used in investing activities for either the nine months ended September 30, 2014 or 2013.

        Financing Activities.    No cash was provided by or used in financing activities for the nine months ended September 30, 2014 compared to net cash used in financing activities of $0.21 million for the nine months ended September 30, 2013. The decrease in cash used in financing activities resulted from no distributions made for the nine months ended September 30, 2014, while $0.21 million was used for distributions for the nine months ended September 30, 2013.

SunRay II

        Operating Activities.    Net cash used in operating activities was $0.04 million for the nine months ended September 30, 2014 compared to net cash provided by operating activities of $1.46 million for the nine months ended September 30, 2013. The decrease in cash provided by operating activities was primarily a result of increased net losses during the first nine months of 2014 offset by increases in accounting receivable and amounts due from affiliates.

        Investing Activities.    Net cash provided by investing activities was $2.10 million for the nine months ended September 30, 2014 compared to $0.81 million for the nine months ended September 30, 2013. The increase in cash provided by investing activities was primarily a result of increasing grant proceeds.

        Financing Activities.    Net cash used in financing activities was $1.20 million for the nine months ended September 30, 2014 compared to $2.00 million for the nine months ended September 30, 2013. The increase in cash used in financing activities was primarily a result of lower distributions to members in 2014, which were related to the timing of 1603 grant proceeds being received. A larger amount was received in 2014 as compared with 2013.

SunRay I

        Operating Activities.    Net cash provided by operating activities was $0.74 million for the nine months ended September 30, 2014 compared to $1.36 million for the nine months ended September 30, 2013. The decrease in cash provided by operating activities was primarily a result of a decrease in net income during 2014.

        Investing Activities.    Net cash provided by investing activities was $0.25 million for the nine months ended September 30, 2014 compared to $0.88 million cash provided by investing activities for the nine months ended September 30, 2013. The decrease in cash provided was primarily a result of amounts received from the solar EPC contractor in 2013 that were not received again in 2014, partially offset by proceeds from the disposal of a solar panel project in 2014.

        Financing Activities.    Net cash used in financing activities was $1.00 million for the nine months ended September 30, 2014 compared to $2.21 million for the nine months ended September 30, 2013. The decrease in cash used in financing activities was caused by lower distributions to members in 2014, which was primarily due to a difference in the distribution date. In 2013, there were two distributions in the first nine months while in 2014 there was only one distribution. The second 2014 distribution occurred after September 30, 2014.

Leicester

        Operating Activities.    Leicester was a development stage company and had not begun commercial operations as of September 30, 2014. As a result, no net cash was provided by operating activities for the nine months ended September 30, 2014 compared to no net cash provided by or used in operating activities for the period from June 25, 2013 (date of inception) to September 30, 2013. The operating loss was offset by non-cash rent (paid by member) and balance sheet changes.

        Investing Activities.    Leicester was a development stage company and had not begun commercial operations as of September 30, 2014. As a result, net cash used in investing activities was $7.46 million for the nine months ended September 30, 2014 compared to no net cash provided by or used in investing activities for the period from June 25, 2013 (date of inception) to September 30, 2013. The increase in cash used was entirely for construction of solar assets.

        Financing Activities.    Leicester was a development stage company and had not begun commercial operations as of September 30, 2014. As a result, net cash provided by financing activities was $7.46 million for the nine months ended September 30, 2014 compared to no net cash provided by or used in financing activities for the period from June 25, 2013 (date of inception) to September 30, 2013. The increase in net cash provided was caused by proceeds from borrowing, offset by member distributions. The purpose of the funds was to complete the Leicester solar power plant and to enable commercial operations.

Gestamp

        Operating Activities.    Gestamp was a development stage company in 2013. As a result, net cash used in operating activities was $0.04 million for the nine months ended September 30, 2014 compared to no net cash provided by or used in operating activities for the nine months ended September 30, 2013. The increase in cash used in operating activities was primarily due to increases in accounts receivable and prepaid expenses, offset by depreciation and net income.

        Investing Activities.    Net cash used in investing activities was $7.79 million for the nine months ended September 30, 2014 compared to $1.55 million for the nine months ended September 30, 2013. The increase in cash used in investing activities was primarily a result of capital expenditures paid in 2014 for the construction of solar assets, whereas in 2013 construction had not yet begun.

        Financing Activities.    Net cash provided by financing activities was $8.12 million for the nine months ended September 30, 2014 compared to $1.55 million for the nine months ended September 30, 2013. The increase in cash provided by financing activities was primarily a result of capital contributions made in 2014 in order to fund capital expenditures for the construction of solar assets.

Palmer

        Operating Activities.    Palmer was a development stage company in 2013. As a result, net cash used in operating activities was $0.27 million for the nine months ended September 30, 2014 compared to net cash provided by operating activities of $0.04 million for the nine months ended September 30, 2013. The increase in cash used was primarily a result of a net loss of $0.68 million offset by increased payables and depreciation expense.

        Investing Activities.    Palmer was a development stage company in 2013. As a result, no net cash was used in investing activities for the nine months ended September 30, 2014 compared to $0.04 million in net cash used in investing activities for the nine months ended September 30, 2013. The decrease in cash used was capital expenditures in 2013 that did not repeat in 2014.

        Financing Activities.    Palmer was a development stage company in 2013. As a result, net cash provided by financing activities was $0.28 million for the nine months ended September 30, 2014 compared to no net cash provided by or used in financing activities the nine months ended September 30, 2013. The cash provided by financing activities was the result of proceeds from long-term debt obligations to pay for the investment of solar panel assets offset by distributions to members.

Jamestown

        Operating Activities.    Jamestown was a development stage company in 2013. As a result, net cash provided by operating activities was $0.19 million for the nine months ended September 30, 2014 compared to no net cash provided by or used in operating activities for the nine months ended September 30, 2013. The primary reasons for the increase in cash provided was depreciation and changes in the value of an interest rate swap, offset by increases in accounts receivable.

        Investing Activities.    Jamestown was a development stage company in 2013. As a result, net cash used in investing activities was $1.79 million for the nine months ended September 30, 2014 compared to no net cash used in provided by or investing activities for the nine months ended September 30, 2013. The primary reason for the increase in cash used was capital expenditures associated with investment in a solar asset.

        Financing Activities.    Jamestown was a development stage company in 2013. As a result, net cash provided by financing activities was $1.73 million for the nine months ended September 30, 2014 compared to no net cash provided by or used in financing activities for the nine months ended September 30, 2013. The primary reason for the increase in cash provided was proceeds from a term loan, offset by distributions and for amounts due to a member.

Fairfield

        Operating Activities.    Fairfield was a development stage company in 2013. As a result, net cash provided by operating activities was $0.05 million for the nine months ended September 30, 2014 compared to no net cash provided by or used in operating activities for the nine months ended September 30, 2013. The primary reasons for the cash provided was the net loss offset by unrealized losses on an interest rate swap and depreciation expense.

        Investing Activities.    Fairfield was a development stage company in 2013. As a result, net cash used in investing activities was $20.58 million for the nine months ended September 30, 2014 compared to no net cash used in financing activities for the nine months ended September 30, 2013. The primary reason for the cash used was the purchase of wind energy facilities and upgrades to the electrical network.

        Financing Activities.    Fairfield was a development stage company in 2013. As a result, net cash provided by financing activities was $20.81 million for the nine months ended September 30, 2014 compared to no net cash provided by or used in financing activities for the nine months ended September 30, 2013. The primary reasons for the cash provided was proceeds from issuing a note payable, the sale of a redeemable non-controlling interest which was offset by a return of capital.

Fund VII

        Operating Activities.    Fund VII was a development stage company in 2013 and 2014. As a result, Fund VII did not have any activity during the nine months ended September 30, 2014 or 2013.

        Investing Activities.    The date of inception for Fund VII was June 12, 2014. Net cash used in investing activities was $6.25 million for the nine months ended September 30, 2014 compared to no cash provided by or used in investing activities for the nine months ended September 30, 2013. The primary reason for the use of cash was capital expenditures for wind energy facilities.

        Financing Activities.    The date of inception for Fund VII was June 12, 2014. Net cash provided by financing activities was $6.25 million for the nine months ended September 30, 2014 compared to no net cash provided by or used in financing activities for the nine months ended September 30, 2013. The primary reasons for the cash provided was proceeds from issuing a note payable, the sale of a redeemable non-controlling interest offset and capital contributions.

Concept Solar

        Operating Activities.    Net cash provided by operating activities was $0.16 million for the nine months ended September 30, 2014 compared to $0.54 million for the nine months ended September 30, 2013. The decrease in cash provided by operating activities was primarily a result of reductions in net income caused by reduced revenue from the sale of RECs.

        Investing Activities.    Net cash provided by investing activities was $1.48 million for the nine months ended September 30, 2014 compared to $2.94 million for the nine months ended September 30, 2013. The change in cash provided by investing activities was primarily a result of decreased grant proceeds offset in part by increased proceeds from notes receivable.

        Financing Activities.    Net cash used in financing activities was $1.55 million for the nine months ended September 30, 2014 compared to $5.62 million for the nine months ended September 30, 2013. The change in cash used in financing activities was primarily a result of lower distributions to members, which was affected by the end of distributions related to the sale of the six solar assets as well as the end of grant proceeds.

HA Energy

        Operating Activities.    Net cash provided by operating activities was $1.26 million for the nine months ended September 30, 2014 compared to $0.87 million for the nine months ended September 30, 2013. The change in cash provided by operating activities was primarily a result of reduced operating losses, augmented by improved collection of accounts receivable, offset by decreased depreciation and the elimination of other non-cash expenses.

        Investing Activities.    No net cash was provided by investing activities for the nine months ended September 30, 2014 compared to $8.89 million for the nine months ended September 30, 2013. The decrease in cash provided by investing activities was primarily the result of a grant and SGIP proceeds received in 2013 that did not recur in 2014.

        Financing Activities.    Net cash used by financing activities was $1.18 million for the nine months ended September 30, 2014 compared to $9.77 million for the nine months ended September 30, 2013. The change in cash used in financing activities was primarily a result of reduced payments and return of capital to members in 2014 as well as payments for restricted cash and sale of a non-controlling interest in 2013 that was not repeated in 2014.

Ecoplexus

        Operating Activities.    The date of inception for Ecoplexus was September 10, 2014. As a result, there were no cash flows from operating activities for the period September 10, 2014 to September 30, 2014.

        Investing Activities.    The date of inception for Ecoplexus was September 10, 2014. Net cash used in investing activities was $1.20 million for the period September 10, 2014 to September 30, 2014. The increase in cash used was due to the purchase of a solar project under construction.

        Financing Activities.    The date of inception for Ecoplexus was September 10, 2014. Net cash provided by financing activities for the period September 10, 2014 to September 30, 2014 was

$3.97 million. The increase in cash provided was caused by proceeds from a construction loan as well as member contributions.

Solar Eclipse

        Operating Activities.    The date of inception for Solar Eclipse was July 9, 2014. As a result, there were no cash flows from operating activities for the period July 9, 2014 to September 30, 2014,

        Investing Activities.    The date of inception for Solar Eclipse was July 9, 2014. Net cash used in investing activities was $35.94 million for the period July 9, 2014 to September 30, 2014. The increase in cash used was due to manufacturing deposits made on the purchase of mobile solar generating units.

        Financing Activities.    The date of inception for Solar Eclipse was July 9, 2014. Net cash provided by financing activities was $35.94 million for the period September 10, 2014 to September 30, 2014. The increase in cash provided was due to member contributions.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

Alamo II

        Operating Activities.    Alamo II was a development stage company through December 31, 2013. As a result, there were no cash flows from operating activities for the year ended December 31, 2013 or for the period from July 13, 2012 (date of inception) to December 31, 2012.

        Investing Activities.    Alamo II was a development stage company through December 31, 2013. As a result, there were no cash flows from investing activities for the year ended December 31, 2013 or for the period from July 13, 2012 (date of inception) to December 31, 2012.

        Financing Activities.    Alamo II was a development stage company through December 31, 2013. There were no cash flows from financing activities for the year ended December 31, 2013 or for the period from July 13, 2012 (date of inception) to December 31, 2012. Noncash contributions by members directly to EPC for solar assets were made in the amounts of $1.70 million for the period from July 13, 2012 (date of inception) to December 31, 2012 and $9.00 million for the year ended December 31, 2013.

SR Venice

        Operating Activities.    Net cash provided by operating activities was $0.19 million for the year ended December 31, 2013 compared to $0.07 million for the year ended December 31, 2012. The change in cash provided by operating activities was primarily a result of the change in net income.

        Investing Activities.    No net cash was used in investing activities for the year ended December 31, 2013 compared to $1.74 million for the year ended December 31, 2012. The change in cash used in investing activities was primarily a result of capital expenditures related to the construction of solar assets offset by grant proceeds received in 2012 with no such activity in 2013.

        Financing Activities.    Net cash used in financing activities was $0.21 million for the year ended December 31, 2013 compared to net cash provided by financing activities of $1.05 million for the year ended December 31, 2012. The change in cash used in financing activities was primarily a result of contributions from members necessary in 2012 for the construction of solar assets offset by higher distributions to members in 2012 for the receipt of grant proceeds from previously constructed solar assets.

SR Joint Venture

        Operating Activities.    Net cash provided by operating activities was $1.07 million for the year ended December 31, 2013 compared to net cash used in operating activities of $0.75 million for the year ended December 31, 2012. The change in cash provided by operating activities was primarily a result of the change in net income of $1.07 million and changes in current assets and liabilities of $0.68 million. The change in net income reflects a full year of operations from assets that were brought into service in 2012. The changes in current assets and liabilities was primarily due to a reduction in the affiliates receivable account due to the regular movement of funds among the entities under common management.

        Investing Activities.    Net cash provided by investing activities was $0.48 million for the year ended December 31, 2013 compared to net cash used in investing activities of $7.59 million for the year ended December 31, 2012. The change in cash used in investing activities was primarily a result of capital expenditures related to the construction of solar assets offset by grant proceeds received in 2012. During 2013, construction of the systems were complete and no such expenditures were necessary.

        Financing Activities.    Net cash used in financing activities was $1.59 million for the year ended December 31, 2013 compared to net cash provided by financing activities of $8.38 million for the year ended December 31, 2012. The change in cash used in financing activities was primarily a result of contributions from members necessary in 2012 in the amount of $14.42 million for the construction of solar assets offset by higher distributions to members in 2012 compared to 2013 in the amount of $5.06 million primarily for the receipt of grant proceeds from previously constructed solar assets.

SR Acquisitions

        Operating Activities.    Net cash provided by operating activities was $0.39 million for the year ended December 31, 2013 compared to no net cash provided by or used in operating activities for the period from December 5, 2012 (date of inception) to December 31, 2012. The change in cash provided by operating activities was primarily a result of a full year of depreciation and amortization of debt discount in 2013 from seven assets that were purchased in December 2012 offset by a net loss of $0.1 million.

        Investing Activities.    No net cash was provided by or used in investing activities for the years ended December 31, 2013 or 2012.

        Financing Activities.    Net cash used in financing activities was $0.38 million for the year ended December 31, 2013 compared to no net cash provided by or used in financing activities for the period from December 5, 2012 (date of inception) to December 31, 2012. The change in cash used in financing activities was the result of principal payments on a note payable and distributions to members. Noncash contributions by members directly to third parties for solar assets were made in the amounts of $1.01 million for the period from December 5, 2012 (date of inception) to December 31, 2012 and $0.39 million for the year ended December 31, 2013.

SunRay II

        Operating Activities.    Net cash provided by operating activities was $1.46 million for the year ended December 31, 2013 compared to net cash used in operating activities of $0.70 million for the year ended December 31, 2012. The change in cash provided by (used in) operating activities was primarily a result of a reduction in net loss in 2013 and accelerated collection of accounts receivable.

        Investing Activities.    Net cash provided by investing activities was $0.65 million for the year ended December 31, 2013 compared to $11.76 million for the year ended December 31, 2012. The change in cash provided by investing activities was primarily a result of grant proceeds received in 2012 for previously constructed solar assets.

        Financing Activities.    Net cash used in financing activities was $2.0 million for the year ended December 31, 2013 compared to $10.96 million for the year ended December 31, 2012. The change in cash used in financing activities was primarily a result of higher distributions to members in 2012 from the receipt of grant proceeds received in 2012 for previously constructed solar assets as a return of capital.

SunRay I

        Operating Activities.    Net cash provided by operating activities was $1.30 million for the year ended December 31, 2013 compared to $1.05 million for the year ended December 31, 2012. The change in cash provided by operating activities was primarily a result of changes in current assets and liabilities of $0.18 million.

        Investing Activities.    Net cash provided by investing activities was $0.73 million for the year ended December 31, 2013 compared to $5.89 million for the year ended December 31, 2012. The change in cash provided by investing activities was primarily a result of grant proceeds received in 2012 for previously constructed solar assets that were not received in 2013.

        Financing Activities.    Net cash used in financing activities was $2.13 million for the year ended December 31, 2013 compared to $6.74 million for the year ended December 31, 2012. The change in cash used in financing activities was primarily a result of higher distributions to members in 2012 from the receipt of grant proceeds received in 2012 for previously constructed solar assets.

Leicester

        Operating Activities.    Leicester was a development stage company through December 31, 2013. As a result, there were no cash flows from operating activities for the period from June 25, 2013 (date of inception) to December 31, 2013 or for the year ended December 31, 2012.

        Investing Activities.    Leicester was a development stage company through December 31, 2013. As a result, there were no cash flows from investing activities for the period from June 25, 2013 (date of inception) to December 31, 2013 or for the year ended December 31, 2012.

        Financing Activities.    Leicester was a development stage company through December 31, 2013. As a result, there were no cash flows from financing activities for the period from June 25, 2013 (date of inception) to December 31, 2013 or for the year ended December 31, 2012.

Gestamp

        Operating Activities.    Gestamp was a development stage company through December 31, 2013. As a result, there were no cash flows from operating activities for the year ended December 31, 2013 or the period from September 10, 2012 (date of inception) to December 31, 2012.

        Investing Activities.    Net cash used in investing activities was $1.86 million for the year ended December 31, 2013 compared to no net cash used or provided for the period from September 10, 2012 (date of inception) to December 31, 2012. The change in cash used in investing activities was primarily a result of capital expenditures paid in 2013 for the construction of solar assets, whereas in 2012 construction had not yet begun.

        Financing Activities.    Net cash provided by financing activities was $1.86 million for the year ended December 31, 2013 compared to no net cash used or provided for the period from September 10, 2012 (date of inception) to December 31, 2012. The change in cash provided by financing activities was primarily a result of capital contributions made in 2013 for the payment of capital expenditures on the construction of solar assets.

Palmer

        Operating Activities.    Palmer was a development stage company through November 15, 2013. Net cash used in operating activities was $0.03 million for the year ended December 31, 2013 compared to no net cash provided by or used in operating activities for the year ended December 31, 2012. The change in cash used in operating activities was primarily as a result of an operating loss of $0.03 million.

        Investing Activities.    Operations for Palmer as a development stage entity commenced on November 15, 2013. Net cash used in investing activities was $4.85 million for the year ended December 31, 2013 compared to no net cash provided by or used in investing activities for the year ended December 31, 2012. The change in cash used in investing activities was entirely from investment in solar assets in process.

        Financing Activities.    Palmer was a development stage company through November 15, 2013. Net cash provided by financing activities was $4.88 million for the year ended December 31, 2013 compared to no net cash provided by or used in financing activities for the year ended December 31, 2012. The cash provided by financing activities was the result of proceeds from long-term debt obligations to pay for the investment of solar assets in process.

Jamestown

        Operating Activities.    No net cash was provided by or used in operating activities for either the period from September 12, 2013 (date of inception) to December 31, 2013 or the year ended December 31, 2012.

        Investing Activities.    No net cash was provided by or used in investing activities for either the period from September 12, 2013 (date of inception) to December 31, 2013 or the year ended December 31, 2012.

        Financing Activities.    No net cash was provided by or used in financing activities for either the period from September 12, 2013 (date of inception) to December 31, 2013 or the year ended December 31, 2012.

Fairfield

        Operating Activities.    Fairfield was a development stage company through December 31, 2013. As a result, there was no net cash provided by or used in operating activities for the years ended December 31, 2013 or 2012.

        Investing Activities.    Fairfield was a development stage company through December 31, 2013. As a result, there was no net cash provided by or used in investing activities for the years ended December 31, 2013 or 2012.

        Financing Activities.    Fairfield was a development stage company through December 31, 2013. As a result, there was no net cash provided by or used in financing activities for the years ended December 31, 2013 or 2012.

Fund VII

        Operating Activities.    Fund VII was a development stage company through December 31, 2013. As a result, there was no net cash provided by or used in operating activities for the years ended December 31, 2013 or 2012.

        Investing Activities.    Fund VII was a development stage company through December 31, 2013. As a result, there was no net cash provided by or used in investing activities for the years ended December 31, 2013 or 2012.

        Financing Activities.    Fund VII was a development stage company through December 31, 2013. As a result, there was no net cash provided by or used in financing activities for the years ended December 31, 2013 or 2012.

Concept Solar

        Operating Activities.    Net cash provided by operating activities was $0.63 million for the year ended December 31, 2013 compared to net cash used in operating activities of $0.07 million for the year ended December 31, 2012. The change in cash provided by operating activities was the result of increased revenue and associated collection activities.

        Investing Activities.    Net cash provided by investing activities was $3.12 million for the year ended December 31, 2013 compared to $2.43 million for the year ended December 31, 2012. The change in cash provided by investing activities was primarily a result of proceeds in 2012 from the sale of six solar assets and the end of further construction expense associated with completing the final portfolio of solar assets, offset by reduced grant proceeds in 2013 as compared to 2012.

        Financing Activities.    Net cash used in financing activities was $5.85 million for the year ended December 31, 2013 compared to $2.65 million for the year ended December 31, 2012. The change in cash used in financing activities was a result of an increase in distributions to members in 2013, as members were paid the remaining proceeds from the sale of the six solar assets as well as all their share of all grants received.

HA Energy

        Operating Activities.    Net cash provided by operating activities was $1.76 million for the year ended December 31, 2013 compared to $0.10 million for the year ended December 31, 2012. The change was also the result of an increase in income of $0.49 million due to a full year of operation in 2013 on seven assets added in the second half of 2012 as well as changes in asset and liabilities primarily as a result of increased payments on amounts due to members offset by an additional on accounts receivable balances as a result of seven additional assets coming on line late in 2012.

        Investing Activities.    Net cash provided by investing activities was $8.89 million for the year ended December 31, 2013 compared to $2.30 million for the year ended December 31, 2012. The change in cash used in investing activities was primarily a result of the receipt of SGIP of $6.6 million in 2013 compared to $2.2 million in 2012.

        Financing Activities.    Net cash used in financing activities was $10.61 million for the year ended December 31, 2013 compared to $2.39 million for the year ended December 31, 2012. The change in cash used in financing activities was primarily a result of increased payments to members in 2013 from increased grant and SGIP revenue received in 2013 on assets placed in service in the second half of 2012.

Our Predecessor's Contractual Obligations and Commercial Commitments

        The following table summarizes our predecessor's minimum payments as of December 31, 2013 relating to long-term debt, operating leases, unconditional purchase obligations and interest payments for the next five years and thereafter.

	Payment Due by Period (In Thousands)
	Total	2014	2015-2016	2017-2018	Thereafter
Contractual Obligations
Long-term debt	$21,654	$500	$—	$12,037	$9,117
Operating leases	921	46	92	92	691
Unconditional purchase obligations	2,374	315	653	686	720
Interest payments	4,134	1,197	2,086	851	—

Total	$29,083	$2,058	$2,831	$13,666	$10,528

        Long-Term Debt.    Long-term debt consists of borrowings under two separate bank facilities. It is a condition to our general partner's acquisition of these assets that this debt and all related obligations, including interest payments, are retired prior to the acquisition. Interest payments relate to interest payments on long-term debt.

        Operating Leases.    Operating leases represents land and roof space rental agreements for solar assets.

        Unconditional Purchase Obligations.    Unconditional purchase obligations represents contracted O&M agreements on solar assets.

Quantitative and Qualitative Disclosures About Market Risk

        From time to time, we may use derivative instruments to manage our exposure to interest rates.

Counterparty Credit Risk

        Risks surrounding counterparty performance and credit risk could ultimately impact the amount and timing of expected cash flows. Credit risk relates to the risk of loss resulting from non-performance or non-payment by counterparties under the terms of their contractual obligations, such as PPAs, REC sale agreements or our debt investments. We intend to monitor and manage credit risk through credit policies that include a credit approval process. We also seek to mitigate counterparty risk by having a diversified portfolio of counterparties. In addition, the assets in our Initial Portfolio are fully contracted to creditworthy counterparties with a weighted average credit rating (based on nameplate capacity and calculated and derived by our management) of A3 pursuant to long-term PPAs that had a weighted average remaining term of nearly 18.7 years based on nameplate capacity as of January 20, 2015.

Interest Rate Risk

        Our operating and acquisition activities have to date primarily been funded by our general partner. Interest has not historically been charged in the funding of these activities.

Recent Accounting Pronouncements

        In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue From Contracts With Customers (Topic 606), which changes how and when revenues from customers are recognized. We have not evaluated the expected effect this update may have. The update is effective beginning January 1, 2017.

Critical Accounting Policies

        Our discussion and analysis of our financial condition and results of operations is based on our unaudited pro forma combined financial statements, which have been prepared in accordance with applicable accounting and securities rules. Critical accounting policies are those that we believe are both most important to our financial condition and results of operations and require complex, subjective judgments, often as a result of the need to make estimates and assumptions about the effect of factors that are inherently uncertain. Judgments and uncertainties affecting the application of those policies may result in materially different amounts being reported under different conditions or using different assumptions. The following policies are those considered to be the most critical in understanding the judgments that are involved in preparing the combined financial statements.

Revenue Recognition

  Power Purchase Agreements

        A significant majority of our revenues are obtained through the sale of electrical power based on MWh generated pursuant to the terms of PPAs or other contractual arrangements. Revenues from the sale of electricity are recognized in the period in which the electricity is generated because it is immediately passed to the customer.

  Incentive Revenue

        We also generate RECs as our assets produce electricity. Revenues from the sale of RECs are recognized when the transaction settles. We account for RECs as intangible assets and do not assign any value to them. We also do not record forward contracts for the purchase or sale of RECs and such contracts are not generally marked to market, because it is probable that the contracts will not settle net and will be performed through physical delivery.

Impairment of Goodwill and Long-Lived Assets

        Solar and wind power generation assets, which are held and used by us, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation process consists of comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount. If impairment is indicated by that evaluation, the asset is written down to its estimated fair value through a charge to operating expenses.

        All goodwill is subject to at least an annual assessment for impairment by applying a fair value-based test. Additionally, an acquired intangible asset will be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented or exchanged, regardless of our actual intent to do so.

Accruals and Contingent Liabilities

        Accruals are made when our assessment indicates that it is probable that a liability has occurred and the amount of liability can be reasonably estimated. Such accruals may include estimates and are based on all known facts at the time and our assessment of the ultimate outcome. Among the many uncertainties that impact our estimates are the necessary regulatory requirements for operating renewable energy assets, costs of medical care associated with worker's compensation and employee health insurance claims and the possibility of legal claims. Our estimates for contingent liability accruals are increased or decreased as additional information is obtained or resolution is achieved. Presently, there are no material accruals in these areas. Although the resolution of these uncertainties has not historically had a material impact on our results of operations or financial condition, we cannot provide assurance that actual amounts will not vary significantly from estimated amounts.

Asset Retirement Obligations

        We may be required to remove our solar panel systems or wind turbines from an asset site at the end of the site lease term. We account for this obligation as an asset retirement obligation. The capitalized asset retirement costs, which are recorded within each asset under construction, and the related asset retirement obligation, are initially recorded based on the discounted present value of the future costs to remove the system from the asset site. The future removal costs are based on current market prices that are adjusted for an appropriate consumer price index (CPI) inflation factor. The discount rate utilized is based on a credit-adjusted, risk free rate, which is estimated as the credit spread applicable to us over the average yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease term. When the asset is placed in service, the capitalized cost of the asset retirement obligation is recorded in "Costs of solar & wind assets in progress" and the fair value of its related liability is recorded as "Obligation to remove solar & wind assets in service."

        The capitalized cost of the asset retirement obligation is depreciated each period and the depreciation is recorded as an operating expense. The related liability is accreted each period and the accretion of the liability is recorded as operating expense.

Equity-Based Compensation

        In connection with this offering, we will implement equity-based compensation arrangements that will be granted under our LTIP. The phantom unit awards granted under our LTIP in connection with this offering will require directors, employees and officers to vest ownership of their equity awards over future service periods. This will result in compensation charges over future periods under U.S. GAAP. In determining the aggregate fair value of any award grants, we will need to make judgments, among others, as to the grant date and estimated forfeiture rates. In connection with this offering, we will issue directors and officers restricted common units that will vest ratably over a four-year period from the date of grant. Upon vesting these awards will be settled by issuing the recipient a fully-vested common unit. We do not contemplate issuing other types of awards under our LTIP in connection with this offering. We anticipate that the fair value of the phantom units issued at the time of the offering will be the price to the public of the common units sold in this offering and that we will recognize 25% of the value of the award as compensation expense annually. We anticipate that the fair value of phantom units awarded after this offering will be the price of the common units on the NYSE on the date of grant. The fair value of other types of awards that we may issue in the future will be determined at the time of issuance and will depend on the form of awards, the trading price of our common units at the time of grants and other factors that we deem appropriate. See "Executive Compensation—Long Term Incentive Plan."

Valuation of Investments

        We will determine the net asset value of our portfolio each fiscal quarter. The board of directors of our general partner has established procedures for the valuation of our investment portfolio, which are detailed below. Any changes to these procedures will require the approval of our general partner's board of directors, including a majority of our general partner's independent directors.

        Investments for which market quotations are readily available are valued at such market quotations.

        For most of our investments, market quotations are not available. With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, the board of directors of our general partner has approved a multi-step valuation process each fiscal quarter, as described below:

  1.
  Each asset or investment is valued by our general partner, with assistance from one or more independent valuation firms engaged by its board of directors;

  2.
  At the direction of our general partner's board of directors, the independent valuation firm will conduct independent appraisals of our internal valuation models, make an independent assessment of the value of each investment, provide an opinion that our general partner's estimate is reasonable, and, if instructed by the board of directors of our general partner, provide direct assistance in preparing fair value estimates;

  3.
  The Audit Committee will review and discuss the preliminary valuation prepared by our general partner and that of the independent valuation firm; and

  4.
  Our general partner's board of directors will discuss the valuations and determine the fair value of each investment in our portfolio in good faith based on the input of our general partner, the independent valuation firm and the Audit Committee.

        Investments are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present value amount (discounted) calculated based on an appropriate discount rate. The measurement is based on the net present value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in determining the fair value of our investments include, as applicable: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the asset's ability to make payments, its earnings and discounted cash flows, the markets in which the asset does business, comparisons of financial ratios of peer companies that are public, mergers and acquisitions comparables, the principal market and enterprise values, among other factors. We will estimate the fair value of members equity by first estimating the fair value of the business enterprise using an income approach (an unlevered discounted cash flow) and a market approach using market multiples. The enterprise value will be adjusted for the expected level of net working capital and for non-operating assets and liabilities. Members equity will be estimated by subtracting the fair value of the debt and the fair value of the noncontrolling interests from the estimated fair value of the business enterprise. The fair value of the noncontrolling interests will also be estimated using a discounted cash flow analysis.

        We have adopted Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (formerly Statement of Financial Accounting Standards No. 157, Fair Value Measurements), or ASC Topic 820, which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements.

        ASC Topic 820 clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. The transaction to sell the asset or transfer the liability is a hypothetical transaction at the measurement date, considered from the perspective of a market participant that holds the asset or owes the liability. ASC Topic 820 provides a consistent definition of fair value which focuses on exit price and prioritizes, within a measurement of fair value, the use of market-based inputs over entity-specific inputs. In addition, ASC Topic 820 provides a framework for measuring fair value and establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels of valuation hierarchy established by ASC Topic 820 are defined as follows:

        Level 1: Quoted prices in active markets for identical assets or liabilities, accessible by the Partnership at the measurement date.

        Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

        Level 3: Unobservable inputs for the asset or liability.

        In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls will be determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment.

        As noted above, the board of directors of our general partner will retain an independent valuation firm to review and assess our internal valuation model, provide an opinion that our general partner's estimates are reasonable and, if instructed by the board of directors of our general partner, provide management with any assistance needed in preparing estimates.

JOBS Act Status

        We are an emerging growth company as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, as described under "Prospectus Summary—Implications of Being an Emerging Growth Company." We have elected to opt out of the extended transition period for complying with new or revised accounting standards under Section 107(b) of the JOBS Act, which election is irrevocable.

        In addition, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company.

INDUSTRY OVERVIEW

U.S. Energy Industry

        The electrical power generation and transmission industry is one of the largest sectors of the U.S. economy. According to the U.S. Energy Information Administration ("EIA") Annual Energy Outlook of 2014, the U.S. had a total operating energy capacity of approximately 1,031 GW (including combined heat and power) as of December 2013, which was comprised of a diverse mix of fuel types, including 166 GW of renewable capacity (including 88 GW of non-hydroelectric renewable capacity), 95 GW of nuclear capacity, 298 GW of coal-fired capacity, 92 GW of oil and natural gas (steam) capacity and 218 GW of combined cycle capacity. U.S. renewable capacity continues to grow, and according to an early estimate by the American Council on Renewable Energy, is currently estimated to exceed 190 GW by the end of 2014. Renewable energy now provides a significant and increasing percentage of U.S. electricity generation capacity, accounting for nearly 40% of all new domestic power capacity installed in 2013. Changing customer preferences and government policies and incentives have resulted in renewable energy, particularly solar and wind power, playing an increasing role in U.S. electrical power generation. As illustrated in the table below, renewable capacity is forecast to increase 30% from 2011 to 2020.

U.S. Capacity Mix by Primary Fuel
(in GW Net Summer, Excluding Combined Heat and Power)

Fuel	2011	2013	2020	2011-2020 Growth
Renewables	132.9	152.5	173.1	30.0%
Nuclear	101.5	98.9	97.8	(3.6)%
Coal	307.9	297.7	254.9	(17.2)%
Oil and Natural Gas (Steam)	103.4	95.1	84.9	(17.9)%
Combined Cycle	178.8	189.3	205.1	14.7%
Pumped Storage	22.3	22.4	22.4	0.4%
Fuel Cells	0.0	0.1	0.1	—
Combustion Turbine/Diesel	135.4	139.5	146.3	8.0%
Distributed Generation (Natural Gas)	0.0	0.0	1.6	—
Total	982.4	995.4	986.1

Source: EIA, "Annual Energy Outlook 2014."

Global Renewable Generation Market

        According to data from the EIA, global energy consumption is expected to increase by 43% from 2015 to 2040, and renewable energy consumption in particular is expected to increase by 77% over the same period. The increase in scale, efficiency and technological innovation has resulted in renewable energy becoming increasingly cost competitive with conventional energy sources, and renewable energy costs continue to fall.

        This dynamic of growth and innovation has attracted investment capital to the renewable energy sector. According to Bloomberg New Energy Finance, global investment in renewable energy in 2014 exceeded $310 billion, of which nearly $150 billion was invested in solar energy. Nearly half of new worldwide solar energy investment in 2014 was in the distributed generation segment, which received approximately $73.5 billion of investment for an increase of 34% over 2013 investment levels. According to early 2015 projections by research firm IHS, the distributed generation segment is expected to continue to grow, with an estimated 15.7 GW of new distributed generation projects anticipated in 2015 (compared to 13.2 GW installed in 2014), representing approximately 30% of expected global solar installations in 2015, and with particularly high growth forecasted in Japan and in the United States.

        Future growth in renewable energy generation is dependent on a number of factors. These include customer preference, the rate of technological improvement and innovations, manufacturing scale economies, government incentives and regulations and the cost of competing electricity generation methods, such as natural gas. A series of accelerating trends give a positive directional indication for the renewable energy industry, including:

  •
  significant reduction in the cost of solar, wind and other clean energy technologies;

  •
  improved capacity factors and output efficiency of renewable generation resources, driven by technological advances;

  •
  renewable electrical generation sources increasingly located at a customer's point of delivery (distributed generation), because it is less expensive than the utility company alternative;

  •
  increased utility company cost structure associated with the replacement of aging conventional power generation facilities and transmission and distribution charges;

  •
  energy consumers' desire to lock in predictable long-term energy cost combined with renewable energy's ability to avoid the risks of price volatility and market disruptions associated with conventional fuel sources;

  •
  environmental concerns over conventional power generation, driving increased regulatory barriers and challenges to obtaining and maintaining applicable permits; and

  •
  government policies that encourage the development of renewable energy, such as:

  •
  state RPS programs, which motivate utilities to procure electricity supply from renewable resources;

  •
  tax credits that subsidize the cost of constructing renewable energy assets; and

  •
  tax credits or tariffs that subsidize the cost of renewable energy production.

        The precise impact of these trends cannot be predicted; however, Bloomberg New Energy Finance, which has been analyzing the global renewable energy industry for over a decade, forecasts that by 2030, the world's power mix will have transformed from today's system with two-thirds fossil fuels to a system with over half from zero-emission energy sources. Renewables will command over 60% of the 5,579 GW of new capacity and 65% of the $7.7 trillion of power investment.

        A more detailed discussion of these trends in general and as they specifically relate to solar and wind power generation follows.

U.S. Government Incentives for Renewables

        U.S. federal, state and local governments and utilities have established various incentives to support the development of a cost competitive and self-sustaining renewable energy industry. These incentives include accelerated tax depreciation, PTCs, ITCs, RECs and RPS programs.

  •
  Solar and wind power generation assets qualify for the U.S. federal Modified Accelerated Cost Recovery system depreciation. This system allows a taxpayer to recognize the depreciation of tangible property on a five-year basis even though the useful life of such property is generally greater than five years.

  •
  The PTC is a U.S. federal tax incentive that provides a U.S. federal income tax credit on a cent per kWh basis for all qualifying energy produced by a qualifying U.S. wind asset during the first ten years after it commences commercial operations. The PTC is no longer available for new wind projects unless they were "under construction" by the end of 2014 and the developer uses "continuous efforts" towards commencing commercial operations. Under IRS guidance, projects that were under construction by the end of 2014 and have commenced commercial operations by the end of 2015 will be deemed to have used continuous efforts.

  •
  The ITC is a U.S. federal tax incentive under Section 48 of the Code (as defined herein) that allows owners of renewable energy assets to receive a dollar-for-dollar reduction in the income taxes otherwise owed to the federal government. Qualifying renewable energy projects placed in service from 2006 through 2016 may take advantage of investment-based credits covering up to 30% of eligible installed costs; thereafter, it will be 10% of eligible installed costs.

  •
  RPS are U.S. state regulatory programs created by state legislatures to encourage the development of renewable energy. RPS programs typically require utilities to produce or procure a certain percentage of their energy needs from renewable energy sources. According to the U.S. Department of Energy ("DOE"), 29 states and the District of Columbia currently have an RPS program in place and eight other states have non-binding goals supporting renewable energy. Additionally, several states have pending legislation to adopt new RPS programs. Most states with mandatory RPS programs typically set a target between 10% and 30% of total energy delivered, while other states set a MW target to achieve their RPS goals. We expect RPS programs to continue to increase demand by utilities for renewable energy in order to meet state RPS requirements.

  •
  "REC" is a term that describes certifications of renewable energy generation required by various states, including New Jersey, Massachusetts, Colorado and California, in support of RPS. Certain entities are required to either pay a compliance penalty or offset their pollution with RECs. Renewable energy projects can qualify for these RECs by reaching minimum production levels. RECs therefore have their own inherent value, and a market has developed for their certification, valuation and settlement.

        In 2001, California adopted what has become one of the longest running distributed generation incentive programs in the United States, providing financial incentives to support existing, new and emerging distributed energy resources. This program, called the Self Generation Incentive Program ("SGIP") is overseen by the California Public Utilities Commission and was established as a peak-load reduction program seeking to encourage the development and commercialization of new distributed generation—generation installed on the customer's side of the utility meter. Participants receive up-front and performance-based incentives that apply to the portion of the generation that serves a project's on-site electric load. Eligibility for participation in the SGIP is based on GHG emissions reductions. Technologies that achieve reductions of GHG emissions are eligible for the SGIP, including wind turbines, but excluding solar technologies, which are provided for under a separate program called the California Solar Initiative. The CPUC has extended the SGIP through January 1, 2016.

        The California Solar Initiative (the "CSI Program") is also overseen by the CPUC. The CSI Program provides upfront incentives to the same customer base as the SGIP for solar systems installed on existing residential homes, as well as existing and new commercial, industrial, government, non-profit, and agricultural properties within the service territories of the IOUs. The CSI Program has a budget of $2.367 billion over 10 years from the date it launched in 2007, and the CPUC's stated goal for the program is to reach 1,940 MW of installed solar capacity by the end of 2016.

        The map below illustrates U.S. state RPS policies as of September 2014.

Overview of U.S. State Renewable Portfolio Standard Policies (as of September 2014)

Source:    DOE, "Database of State Incentives for Renewables & Efficiency—Renewable Portfolio Standard Policies."

Solar Energy

        Solar energy is one of the fastest-growing sources of new electricity generation. According to the IEA, global solar PV installations have grown to over 150 GW of installed capacity as of early 2014, with more capacity added since 2010 than in the previous four decades. The IEA estimates that cumulative installed solar PV capacity will likely exceed 400 GW worldwide by 2020. As illustrated in the map below, solar PV capacity in the United States is estimated to reach 6.6 GW by the end of 2014.

Source:    GTM Research/SEIA, "U.S. Solar Market Insight Report Q3 2014."

        Solar energy systems generate most of their electricity during the midday hours, when the solar irradiance is at its daily peak. This generally corresponds to peak demand hours (late morning through late afternoon) and the most expensive energy prices given that many utilities charge escalating demand charges for energy delivered during this period. Solar energy can help avoid these demand charges.

        Additionally, from a production technology standpoint, solar energy offers several operational advantages:

  •
  it is a reliable and predictable energy output;

  •
  it has low and predictable operational and maintenance costs;

  •
  it is lower risk than other energy sources due to minimal asset complexity and use of proven technologies; and

  •
  it does not face commodity risk.

        These factors, combined with the government incentives and regulations discussed previously, have resulted in a subsidized environment that has fostered a significant reduction in the cost of constructing and generating solar energy. The result has been rapidly decreasing solar energy systems costs. As shown in the chart below, the cost of solar PV systems has fallen dramatically in the past decade, making solar energy more economically viable. According to the DOE, reported system prices for residential and commercial solar PV systems declined 6-7% per year, on average, from 1998-2013, and by 12-15% from 2012-2013, depending on system size.

Source:    U.S. Department of Energy SunShot Program, "Photovoltaic (PV) Pricing Trends: Historical, Recent, and Near-Term Projections."

        Due to the combination of rapidly decreasing costs and government incentives and regulations discussed previously, there has been a significant increase in consumer preference for renewable energy. The historical growth and size of U.S. solar installations is summarized in the chart below, published by the Solar Energy Industries Association ("SEIA") and GTM Research (a Cleantech market research organization).

Annual PV Installations (MW)
Weighted Average System Price ($/W)
5,000
4,000
3,000
2,000
1,000
-
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
4
11
23
45
58
79
105
160
298
435
852
1,919
3,369
4,751
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
Residential
Non-Residential
Utility
Weighted Average System Price

Installations (MW)	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Residential	1	5	11	15	24	27	38	58	82	164	246	304	494	792
Non-Residential	2	3	9	27	32	51	67	93	200	213	339	831	1,072	1,112
Utility	0	3	2	3	2	1	0	9	16	58	267	784	1,803	2,847
Total Installations	3	11	22	45	58	79	105	160	298	435	852	1,919	3,369	4,751

Source:    GTM Research and Solar Energy Industries Association, "U.S. Solar Market Insight Report -- 2013 Year In Review -- Executive Summary."

Solar Energy Segments

        Solar energy systems can be classified into four segments: (i) utility-scale (10 MW or larger), (ii) commercial and industrial, or "C&I," (iii) residential and (iv) off-grid. Our Initial Portfolio includes assets from the C&I and off-grid segments. We expect to maintain our focus on the C&I segment, which is generally customers comprising commercial firms, industrial companies, academic institutions, government entities, hospitals, non-profits and all other entities that are neither a utility nor a residential customer that purchases solar power directly from a generation company or a solar power plant. The residential segment represents residential homeowners with solar generation capabilities. The off-grid segment provides power for remote applications where PV systems can serve as an alternative power supply to expensive, dirty diesel generators or expensive infrastructure upgrades that are required to extend the utility grid.

        In the C&I segment, customers, typically with strong balance sheets, sign a PPA with a generation company that owns the assets. Demand for C&I and residential solar is driven largely by a customer's desire for fixed long-term energy prices, corporate "green" initiatives, state and federal incentives and net metering policies.

        Utility solar projects can achieve an efficiency of scale in terms of its cost to build, own, and operate. Such centralized solar farms can provide utilities with cost competitive energy that can be developed and interconnected with the grid on par with timeframes one would find for gas-fired power plants. They also allow utilities to meet the RPS goals required by state regulators.

New Electric Generating Capacity in the U.S. in 2014 (through Q2 2014)

Source: GTM Research and Solar Energy Industries Association, "Solar Market Insight Report 2014 Q2."

        As of June 30, 2014, more than half a million homeowners and commercial customers have installed solar PV. In the first half of 2014, 53% of new electric generating capacity in the U.S. came from solar, as illustrated in the chart above. Growth remains driven primarily by the utility solar PV market. The utility sector accounts for over half of the total installed solar power in the U.S. (7.3 GW out of approximately 15 GW of total operating capacity installed).

Key Drivers of Solar Energy Growth

        The price of solar energy has decreased significantly and we believe it will continue to decline making it increasingly cost-competitive with other sources. On a global basis, from 2010 to 2020, the IEA expects the average total installation cost of solar PV projects to decline by more than 50%. In 2010, the average installation cost per watt of capacity was $4.01 and fell to $2.01 in 2013.

        This decrease in cost has driven an increase in demand for solar energy. Further, the demand for solar energy is expected to accelerate as, according to the U.S. Energy Information Administration ("EIA"), U.S. retail electricity prices have increased at an average annual rate of 3.5% for residential customers and 2.7% for commercial customers with average residential prices rising from 8.95 cents to 12.12 cents per kWh and average commercial prices rising from 8.17 cents to 10.29 cents per kWh since 2004.

        Rising electricity rates are driven by the following factors:

  •
  increasing transmission and distribution charges;

  •
  the replacement or repowering of aging fossil fuel plants with newer, but in some cases more expensive plants; and

  •
  increasing commodity prices.

        Rising retail electricity prices create a significant and growing market opportunity for lower cost retail energy. Solar energy can offer commercial and residential customers clean electricity at a price lower than their current utility rate. The following chart reflects the actual and projected average U.S. retail electricity prices across all sectors from 2011 to 2020:

Average U.S. Electricity Prices (Cents per kWh)

Source:    EIA, "Annual Energy Outlook 2014."

        Solar energy generating costs once installed remain constant and the cost of installing solar energy assets continues to decline. As a result, new methods of utilizing solar power generation assets are emerging.

Movement to Distributed Generation

        Although some locations are more suitable than others, solar energy systems can generate electricity nearly anywhere. By contrast, power generated by other sources such as hydroelectric and geothermal electricity generating systems are site-specific and location is critical. As a result, power generated by solar PV systems can be delivered at a relatively low cost to areas that were previously difficult to service.

        Distributed solar energy systems provide customers with an alternative to traditional utility energy suppliers. Distributed generating systems are typically smaller in size and can be constructed at a customer's site, reducing the need for new transmission and distribution lines. By bypassing the traditional utility suppliers, distributed energy systems delink the customer's price of power from external factors such as commodity prices and a portion of the incumbent utility's distribution charges, making it possible for distributed energy purchasers to buy energy at a predictable and stable price over a long period of time.

        Net metering promotes self-generation at residential and commercial locations by allowing the retail customer to generate and use renewable energy up to the limits of the installed renewable generating facility while remaining connected to the utility distribution system for the remainder of the customer's electricity needs.

Our Key Solar Markets

        Set forth below is a summary of some of the key markets in which the assets in our Initial Portfolio operate and assets in our Identified Pipeline will operate. While the Identified Pipeline currently comprises solar assets only, we will continue to selectively review and pursue wind projects in relevant geographies, where the combination of high-quality, long-life assets with long-term contracts serving creditworthy counterparties is present.

United States

        In the United States, solar PV capacity has grown at a compound annual growth rate ("CAGR") of 42.6% from 2011 to 2013 and is projected to grow at a CAGR of 7.7% from 2013 to 2020, according to data provided by the EIA. The following graph reflects projected growth in solar PV capacity from 2011 to 2020:

U.S. Solar PV Capacity (GW), 2011-2020

Source: EIA, "Annual Energy Outlook 2014."

        C&I Segment:    As of the end of the third quarter of 2014, the distributed solar market (comprising both non-utility C&I and residential segments) had combined to exceed 500 MW of growth in three of the past four quarters after having never reached that mark previously. The SEIA has predicted continued growth in the C&I segment across state market leaders, including Massachusetts, California and New York.

        Residential Segment:    Aggregate United States residential solar installations have increased for 18 of the past 19 quarters. In the third quarter of 2014, newly-installed capacity exceeded 300 MW in a single quarter for the first time ever, more than 50% of which came on-line without state incentives. The SEIA predicts that residential segment solar PV installation will have grown 49% year-over-year by the end 2014.

        Off-Grid Segment:    The off-grid segment consists of remote applications for industries such as defense, construction, oil and gas, telecommunications, security and traffic management where the option for electricity is generally costly and traditionally supplied by diesel generators. Off-grid solar generators typically employ batteries for energy storage during times of the day when the sun is not shining. This market segment is at the forefront of the convergence of energy generation and energy storage.

United Kingdom

        According to the Department of Energy and Climate Change of the United Kingdom, total commissioned solar PV capacity in the United Kingdom reached 4.6 GW by November 2014, representing a 65% increase over the previous year. The IEA estimates that the United Kingdom will reach approximately 10 GW of solar PV capacity by 2020. The government of the United Kingdom announced in 2009 its objective of achieving 15% of total national energy consumption from renewable sources by 2020, and has developed incentive programs to reach that target. Historically, the U.K. government has supported the development of renewable energy projects primarily through renewables obligations certificates ("ROCs") and feed-in tariffs, or "FiTs." In October 2014 the U.K. government launched a new Contract for Differences ("CfD") program that will eventually phase out the ROC program, which will close to new capacity on March 31, 2017. In the interim, generators can choose to participate in either the ROC or the CfD regime. The market continues to be active in utility PV, and commercial and residential PV markets have experienced low but sustained growth in recent years.

Canada

        In 2012, total electricity generation capacity in Canada reached 134 GW and is expected to grow to 164 GW in 2035, according to the National Energy Board of Canada. Driven by government support for renewable energy at both federal and provincial levels, cumulative installed solar PV capacity in Canada grew 58% from 2012 to 2013 alone, with nearly 930 MW of capacity added since 2010. The Canadian Solar Industries Association estimates that total installed PV capacity could reach from 9 GW to 15 GW by 2025.

Japan

        In 2013, Japan ranked second in the world in new solar PV installation with 7 GW built, nearly double the new PV built in the U.S. that year. As Japan turns to renewable energy to diversify away from nuclear energy, this strong growth is expected to continue. According to the IEA, in 2013 the costs of residential PV systems fell from a cost per watt of $5.90 in 2012 to $4.64—a 21% reduction. Commercial systems are even more competitive at $3.60 cost per watt. The IEA estimates that Japan will reach 50 GW of solar PV installed capacity by 2020, on par with Germany and larger than the United States, which is expected to build out 40 GW of solar PV installed capacity by 2020. Nearly 70% of new solar installations in Japan in 2015 are expected to be distributed generation installations.

Mexico

        In 2013, Mexico released a national energy strategy that aims to increase non-fossil fuel based power generation capacity to 35% by 2024. This strategy identified 45.3 GW of renewable energy potential (excluding large hydro) that could be brought online by 2020, of which only approximately 2 GW was operating in 2012. To achieve this target, Mexico is targeting 18 GW of renewable energy by 2018, or 29% of its energy production. In addition, Mexico's energy market reforms adopted in August 2014 opened the electricity market up to private competition, which is expected to fuel new capital investment in the country.

Puerto Rico

        Puerto Rico has a renewable energy standard that requires its public utility companies to supply 20% of its retail power from renewable energy by 2035, according to the Database of State Incentives for Renewables and Efficiency. Renewables are also eligible for the same tax credits and accelerated depreciation incentives that support renewable energy development in the mainland United States.

Wind Energy

        Wind energy has been one of the fastest growing sources of electricity generation in North America and globally over the past decade. According to data from the Global Wind Energy Council,

from 2001 to 2013, net electricity generation from wind energy in the United States and Canada grew at a CAGR of 22.7% and 32.7%, respectively. The EIA estimates that the United States will have approximately 76 GW of wind generation capacity by 2020, an increase from 61 GW in 2014. In Canada, 2013 saw a record 1.6 GW of newly installed wind generation capacity, an increase of more than 70% from 2012, for a total of 7.8 GW. This represented the fifth-highest amount of new installed capacity in the world for 2013. Wind power projects have an established track record of being able to secure long-term PPAs with creditworthy counterparties.

Increasing Competitiveness of Wind Energy

        Wind technology is improving as a result of taller towers, longer blades and more efficient energy conversion equipment, which allow wind projects to more efficiently capture wind resources and produce more energy. The IEA estimates that over the last ten years, technology improvements have decreased the cost of wind energy in the U.S. between 24% and 39% depending on wind speed, with the greatest improvements seen at lower wind speeds.

        Wind turbine prices and wind energy costs have dropped sharply in recent years. Technological improvements are rapidly making wind turbines more productive and reducing costs, while expanded U.S. manufacturing is achieving economies of scale and reducing transportation costs that can be up to a fifth of the cost of a wind farm. The DOE's Wind Technologies Market Report 2012 confirmed that the cost of wind energy declined by 43% over the prior four years due to the following factors:

  •
  the capital cost to develop wind energy continued to drop;

  •
  the average cost to purchase electricity provided by wind fell; and

  •
  the productivity of wind turbines continues to increase.

        Net U.S. generation from wind energy at the start of 2014 was up 19% from the prior year, bringing U.S. wind power to 4.13% of U.S. electricity generation overall. Further, such contribution will likely keep growing as more than 12,000 MW of wind energy projects are currently under construction in the U.S.

        On-shore projects are currently under construction in at least 20 states. As of the beginning of 2014, there were more than 7,000 MW under construction in Texas alone and 1,050 MW under construction in Iowa. Other top states for construction activity included Kansas (722 MW), North Dakota (632 MW), Michigan (342 MW) and New Mexico (317 MW).

        Similar to the solar energy industry, increasing economies of scale and technology improvements have resulted in falling costs for wind energy in the U.S. The following analysis, provided by National Renewable Energy Laboratory, shows the levelized cost of energy for wind declining over time. We believe wind energy will be economically competitive against other sources of electricity as prices continue to fall.

Source:    National Renewable Energy Laboratory, "The Past and Future Cost of Wind Energy."

        The cumulative installed capacity in the U.S. of over 60,000 MW as illustrated in the chart below represents projects that are currently operational.

U.S. Annual and Cumulative Wind Power Capacity Growth

Source:    American Wind Energy Association, "U.S. Wind Industry Third Quarter 2014 Market Report."

        The combination of government regulation and production subsidies have had a similar effect on the cost of wind energy with an attendant increase in demand. The primary policy driver for wind installations in the United States has been the federal PTC. The PTC, originally enacted in 1992, provided an incentive of $0.015 per kWh produced (now adjusted for inflation to $0.023) for the first ten years of a project's operation. The PTC has since lapsed and been renewed several times since 1992, each time having a pronounced impact on wind installations. The PTC was most recently extended for one year in December 2014. Under this renewal, projects that began construction by the end of 2014 will qualify for the PTC.

        The rise and fall of the annual capacity installations illustrated in the chart above demonstrate the impact of past PTC lapses and renewals.

BUSINESS

Overview

        We are a growth-oriented limited partnership formed to own, acquire, invest in and manage operating solar and wind power generation assets. These assets generate power for retail, municipal, utility and commercial customers under long-term PPAs that generate stable, long-term contracted cash flows. Our objective is to pay a consistent and growing cash distribution to our unitholders on a long-term basis. Upon completion of this offering, we will acquire from our general partner equity and debt interests in the Initial Portfolio, which represents a diversified portfolio of 184.6 MW of nameplate capacity solar and wind power generation assets in the United States, Puerto Rico and Canada. We expect that our cash available for distribution for the twelve-month period ending December 31, 2015 will be approximately $26.0 million, or $1.30 per common unit, based on the midpoint of the price range set forth on the cover page of this prospectus.

        We intend to take advantage of favorable trends in the energy industry, including: the continued construction of renewable energy assets to supplement existing and aging energy infrastructure; utility demand for renewable energy required to meet U.S. state RPS; availability of U.S. and overseas government incentives and programs to support development of clean energy; the rapid growth in non-utility customer demand for attractively priced renewable energy generation at a commercial or residential customer's point of delivery, commonly known as "distributed generation;" improvements in solar and wind technological and operational efficiencies; and environmental concerns regarding conventional energy generation. We believe these favorable trends will contribute to significant growth in the renewable energy industry, particularly from regional and local developers of renewable energy projects that are not associated with large utilities or energy firms. We are focused on acquiring assets from middle-market developers, which is an area where we see particularly compelling opportunities.

        We have established and continue to grow and form new relationships with middle-market developers of high-quality, long-life assets with long-term contracts serving creditworthy counterparties, but whose ability to construct new generation facilities has historically been constrained by the inability to consistently raise capital. In contrast to some of our competitors, we are not a subsidiary of a large developer and therefore we believe we have greater flexibility in sourcing potential assets from a variety of developers and in choosing the right assets for our portfolio. In addition, we believe we will have a competitive advantage in sourcing acquisition and investment opportunities because of our MLP structure. We believe our structure allows us to utilize low-cost capital in the form of tax equity without affecting our ability to maintain an attractive level of distributions. We intend to leverage these advantages in executing on acquisition and investment opportunities, which will ultimately enable us to grow our distributions.

        We believe we are well positioned to take advantage of attractive growth opportunities in the renewable energy market as the demand for renewable energy among our customer segments is accelerating due to the emergence of grid parity in our target market and the lack of commodity price risk in renewable energy generation. Growth is driven by the ability to locate renewable energy assets at a customer site, which reduces a customer's transmission and distribution costs. We believe that we are already capitalizing on the favorable growth dynamics in the clean energy industry, as illustrated by the following examples:

  •
  Grid Parity.  Grid parity is the equilibrium point where renewable energy reaches an equivalent cost per delivered kWh of energy compared to conventional utility sources. We are focusing on markets where grid parity has been reached or will be reached in the near term. We believe that our lower cost of capital allows us to access those markets and generate attractive returns to our unitholders and developers.

  •
  Distributed Generation.  Distributed generation assets reduce a customers' transmission and distribution costs because they are located on the customer's site. By bypassing the traditional electrical suppliers and transmission systems, distributed energy systems delink the customer's electricity price from external factors such as volatile commodity prices and costs of the incumbent energy supplier. This makes it possible for distributed energy purchasers to buy electricity at predictable and stable prices over the duration of a long-term contract. Distributed generation will represent 119.3 MW of our Initial Portfolio.

Our Business Strategy

        Our primary business objective is to pay a consistent and growing cash distribution to our common unitholders on a long-term basis by owning, acquiring, investing in and managing operating solar and wind power generation assets. We intend to execute this objective with the following business strategy:

        Focus on acquiring and investing in long-term contracted renewable energy assets.    We intend to focus on acquiring and investing in operating solar and wind power generation assets that are subject to long-term PPAs with creditworthy counterparties that utilize proven, technologies, exhibit low operating costs and deliver stable cash flows consistent with our Initial Portfolio. The weighted average remaining term of the PPAs for the assets in our Initial Portfolio is 18.7 years based on nameplate capacity as of January 20, 2015. In addition, we believe that newly constructed renewable energy assets generally have a useful life longer than the term of their initial PPAs and therefore will continue to generate cash flows after the expiration of these agreements. All of the assets in our Initial Portfolio were constructed and have commenced operations within the past five years.

        Focus on acquiring and investing in operating assets from experienced middle-market developers.    We believe our ability to provide middle-market developers access to a consistent source of capital which was previously unavailable to them will enable us to strategically source renewable energy assets. We are able to provide these developers with the ability to monetize operating assets and execute on development initiatives in their local markets. We have established relationships with a growing number of middle-market developers who develop high-quality, long-life assets with long-term contracts serving creditworthy counterparties, but whose growth has historically been constrained by the inability to consistently raise capital. We believe that our relationships with middle-market developers will enable us to source newly-constructed, long-life and low operating cost assets for our pipeline, which will ultimately enable us to grow our distributions. We intend to strengthen and form new relationships with these developers. Our goal is to enter into additional long-term agreements with these developers, as we believe they view us as a strategic partner and source of liquidity, rather than a competitor.

        Leverage strategic relationships with tax equity investors.    U.S. federal, state and local governments and utilities have established various tax incentives to support the development of renewable energy assets, which permits for the sale of tax equity. The incentives include PTCs, ITCs, accelerated tax depreciation and certain state tax credits. Investors in tax equity typically receive all or virtually all of the Tax Benefits, including PTCs, ITCs and depreciation, from U.S. solar and wind power generation assets and a small amount of cash flows from each asset. Traditionally, this form of financing provides in excess of one-third of the capital necessary to acquire such asset. We intend to leverage relationships with providers of tax equity to obtain low-cost financing and thereby lower our cost of acquisitions. For example, we have a commercial relationship with G-I, the managing member of which has board members in common with our general partner and has provided tax equity financing for a number of the projects in our Initial Portfolio and has also provided or agreed to provide tax equity financing for certain projects in the Identified Pipeline. We regularly consult with G-I with respect to financial and tax structuring of potential acquisitions and G-I consults with us with respect to operational and technical matters relating to projects for which G-I may provide tax equity financing. We believe this commercial experience and relationship will continue to facilitate our ability to identify, assess and finance future acquisitions. Moreover, our ability to leverage relationships with tax equity investors, like G-I, to utilize this form of financing enables us to reduce our cost of capital on U.S. assets we intend to acquire.

        Focus on pursuing opportunities in other high-value geographic markets.    In addition to maintaining a core focus on the U.S. renewable energy market, we intend to expand and diversify our current portfolio into other countries with low political risk and well-established legal systems that are supportive of renewable energy growth, including Canada, Japan, the United Kingdom, Puerto Rico and Mexico. For acquisitions in high-value geographic markets outside of the United States, we will continue to focus on investing in and acquiring assets with attributes similar to those in our Initial Portfolio: high-quality, long-life operating assets which are subject to long-term PPAs with creditworthy counterparties.

        Maintain sound financial practices and flexibility.    Upon consummation of this offering, we will have no third-party project-level debt financings on the energy assets in our Initial Portfolio. We believe this lack of project-level indebtedness both eliminates the risks associated with highly-levered assets, such as risks of default or foreclosure, increases our financial flexibility for growth investments and increases the cash available for distribution to unitholders because there is no debt service associated with such assets. We believe our stable cash flow profile, the long-term nature of the PPAs for the assets in our Initial Portfolio and our ability to raise equity and debt capital to finance growth, provide us with flexibility to optimize our capital structure and distributions to our unitholders. Further, we intend to enter into the New Revolver following the completion of this offering. Although in the future we may incur debt at the project or holding company level, we intend to maintain a commitment to disciplined financial analysis and a balanced capital structure while evaluating opportunities to finance current assets in our Initial Portfolio and future acquisitions, with the goal of increasing cash distributions to unitholders over the long-term.

Our Competitive Strengths

        We believe our solar and wind power generation assets and investments will generate high-quality, stable cash flows derived from long-term PPAs with creditworthy counterparties. Upon completion of this offering, we believe we will be well positioned to execute our business strategy successfully due to the following competitive strengths:

        Stable, high-quality cash flows.    Upon completion of this offering, the revenues generated by investments in our Initial Portfolio will be derived from a diversified portfolio of projects comprising 146 assets that sell their power pursuant to long-term PPAs. These PPAs, in the aggregate, had a weighted average remaining term of 18.7 years based on nameplate capacity as of January 20, 2015. The counterparties under these PPAs have a weighted average credit rating (based on nameplate capacity and calculated and derived by our management) of A3, as described in "—Our Initial Portfolio." Our credit rating assumes a below-investment grade rating of B1 (Moody's format) if no rating was available for a counterparty, unless the counterparty was deemed investment grade by our management based on the experience of management and the credit metrics of the counterparties to the PPAs and their tenants, in which case a low investment grade rating of Baa3 (Moody's format) was used for the counterparty. Approximately 30% of the counterparty credit ratings in the portfolio (based on weighted average nameplate capacity) were derived using internal management estimates where public ratings were not available. Generally, the counterparties to the PPAs have agreed to purchase all energy produced by the asset, subject to certain limited exceptions. We believe that the average life of the PPAs, coupled with the requirement of the counterparties to these PPAs to purchase all of the output of each asset, is a significant indicator of our ability to support our forecasted cash available for distribution. Additionally, our Identified Pipeline includes assets that are expected to represent approximately 1,098.6 MW of solar power generation assets located in the United States, Puerto Rico, Japan, Mexico and the United Kingdom.

        Growing independent developer network in the renewable energy industry, unencumbered by legacy assets.    We have established strong relationships with developers of renewable energy assets, which exposes us to a broad and diversified pool of primarily middle-market solar and wind power generation assets for our Initial Portfolio and for future acquisitions. In contrast to some of our competitors, we are not a subsidiary of a large developer, and therefore we believe we have greater flexibility in sourcing potential assets from a variety of developers and in choosing the right assets for our portfolio. In addition, we will not undertake development activities which can put us into competition with the developers with whom we seek to form and grow new relationships.

        Access to low cost of capital.    We believe we have a competitive advantage in sourcing acquisition and investment opportunities in the renewable energy space as a result of our structure and our general partner's relationship with tax equity investors, which provides access to financing in the form of tax equity. G-I has provided tax equity financing for a portion of the assets in our Initial Portfolio. G-I has also provided or agreed to provide tax equity financing for certain assets in the Identified Pipeline. Our access to tax equity financing, including from G-I and other tax equity investors, provides us with a source of comparatively low-cost capital to fund a portion of the purchase price of acquisitions. In addition, like other master limited partnerships, we believe the fact that we will generally have little or no income tax liability will allow us to distribute to our unitholders a substantial portion of the cash generated from our operations and issue equity on a cost-effective basis to finance our growth.

        High-quality, long-lived solar and wind power generation assets with low operating and capital requirements.    Our Initial Portfolio will consist of assets that were constructed and have commenced operations within the past five years. These assets are comprised of proven and reliable technologies with warranties provided by OEMs, including Yingli, Trina and Hanwha, in the case of the solar assets, and General Electric and Mitsubishi, in the case of the wind assets. As a result, we expect to achieve high levels of operating performance with low maintenance-related capital expenditures.

        Tax-efficient structure.    We believe that our structure as an MLP provides us with greater financial flexibility over other organizational structures and investment platforms. In order to qualify as an MLP, at least 90% of the partnership's income must be "qualified income," which is defined in the Internal Revenue Code. In our structure, we convert income from solar and wind projects which does not constitute qualified income into dividend and interest income which is qualified income and thus we are taxed as a partnership. As an MLP, we can monetize a substantial amount of the Tax Benefits generated by our assets through the sale of tax equity, while at the same time substantially maintaining a single level of taxation because we do not expect our corporate subsidiaries to generate a significant amount of taxable income from our Initial Portfolio for at least the next 15 years, and longer if we are successful in executing our growth strategy. This allows us to utilize low-cost capital on a pre-tax basis provided by tax equity without affecting our ability to maintain an attractive level of distributions. Moreover, our MLP structure provides us additional benefits with respect to the acquisition of non-U.S. assets where non-U.S. tax rates are often lower than U.S. statutory income tax rates, and unlike a corporation, income from those assets will not be subject to U.S. taxation.

        Asset and geographic diversification.    We believe that our Initial Portfolio consists of diversified assets using proven technologies across different geographies. For example, the solar assets in our Initial Portfolio comprise both utility grid-connected and distributed generation assets, including mobile and stationary distributed generation assets. We believe that this diversification in asset type combined with an Initial Portfolio and Identified Pipeline which do not place excessive reliance on any single project or counterparty, serves to minimize concentration risk associated with a disruption to a particular asset. As of January 20, 2015, excluding our debt investments, no single project or counterparty accounts for more than approximately 5.3% or 8.8%, respectively, of our estimated cash available for distribution. Additionally, the assets in our Initial Portfolio and Identified Pipeline are located across North America and mature renewable energy markets including Europe and Asia. We believe that a geographically diverse portfolio tends to reduce the magnitude of individual project or regional deviations from historical resource conditions, providing a more stable stream of cash flows over the long term than a less diversified portfolio.

Our Initial Portfolio

        Our Initial Portfolio will include 130 individual solar assets, which includes one mobile solar generating asset that is expected to consist of 619 units, and 16 individual wind assets. These assets are located in several U.S. states and territories, including California, Massachusetts, Montana, New Jersey, Texas, Colorado and Puerto Rico, as well as Canada, with a total nameplate capacity of approximately 184.6 MW. Each of the assets in our Initial Portfolio is covered by a long-term PPA, which, in the aggregate, had a weighted average remaining term of 18.7 years based on nameplate capacity as of January 20, 2015. The counterparties to the PPAs to which the assets are subject have a weighted average credit rating (based on nameplate capacity and calculated and derived by our management) of A3, as described in the following table.

        The following table provides summary information for each of the assets in our Initial Portfolio as of January 20, 2015. All of the assets in our Initial Portfolio were constructed and have commenced operations within the past five years.

Project	Location	Number of Individual Assets		Capacity MW(1)	Representative Counterparties to PPAs	Weighted Average Counterparty to PPA Credit Rating(2)(3)		Weighted Average Remaining Length of PPAs(3)	Interest(8)(9)
Solar
Greenleaf TNX	California	20		13.3	California Department of Corrections	A2		17.7	100% of all equity
Greenleaf TNX	California	1		1.7	Pacific Gas & Electric	Baa1		19.4	100% Class B
Alamo I	Texas	1		49.5	City of San Antonio Public Services	Aa1		23.9	$52.2M credit facility
Alamo II	Texas	1		5.4	City of San Antonio Public Services	Aa1		24.1	100% Class B
PRCC	Puerto Rico	1		5.6	The Puerto Rico Convention Center District Authority	Caa2	(4)	19.1	100% Class B
DC Solar	California	1	(5)	15.8	KMH Systems, Ahern Rentals	B1	(6)	9.5	100% Class B
SunRay Power	Massachusetts, New Jersey	83		34.0	Extra Space Storage, Siemens, Washington Township (NJ)	A3	(7)	17.3	100% of all equity
Leicester	Massachusetts	2		6.0	Town of Westborough MA	Aa2		19.8	100% of all equity
Palmer	Massachusetts	3		4.2	Wyman-Gordon Forging	B1	(6)	9.2	100% Class B
Cleave Energy Holdings	Ontario, Canada	13		2.9	Ontario Power Authority	Aa2		18.9	CAD$23.0M credit facility
Ecoplexus	California, Colorado	4		6.4	Pacific Gas & Electric, Mesa County Housing Authority, Colorado Department of Corrections	A1		19.3	100% Class B
Wind
Foundation Windpower	California, Montana	16		39.8	Anheuser Busch, Walmart, City of Soledad (CA)	Baa1		17.6	100% of membership interests

Total		146		184.6

(1)
Capacity represents the nameplate capacity of an asset. Upon completion of this offering, we will acquire controlling interests in 132.2 MW of nameplate capacity, and third-party debt investments with respect to 52.4 MW of nameplate capacity.

(2)
Credit rating was derived by our management and calculated on a weighted average basis (weighted by nameplate capacity) by using the rating assigned to the counterparty of the PPA for each asset by Moody's, S&P or Fitch, if one was available. If no rating was available for a counterparty, a below investment grade rating of B1 (Moody's format) was assumed unless the counterparty was deemed investment grade by our management based on the experience of management and the credit metrics of the counterparties to the PPAs and their tenants, in which case a low investment grade rating of Baa3 (Moody's format) was used for the counterparty. Approximately 30% of the counterparty credit ratings in the portfolio (based on weighted average nameplate capacity) were derived using internal management estimates where public ratings were not available.

(3)
Weighted average is calculated based on nameplate capacity of the assets.

(4)
Credit rating is for the general obligation bonds of Puerto Rico. The convention center is owned by a government agency of Puerto Rico.

(5)
Represents 619 mobile solar generation units consisting of truck-towable trailer-mounted solar PV panels, batteries and inverters. As these are mobile solar generation units, their location may change.

(6)
Counterparty assumed to have a credit rating of B1.

(7)
Investment grade counterparties are parties to PPAs for approximately 25.29% of the generation capacity of these assets (including 12.94% of which is from counterparties that are not rated but for which an investment grade rating is assumed). The remainder of the counterparties are assumed to have a B1 credit rating.

(8)
For projects in which we will acquire Class B membership interests, the Class A membership interests will be owned by a tax equity investor. Class A and Class B members are allocated the following percentages of the net cash flows of the project during the following periods, respectively:

•
Greenleaf, 2% and 98% for the first ten years, 30% and 70% for years 11 through 20, and 5% and 95% for the remainder of the project's life;

•
Alamo II (OCI), 2% and 98% for the first 15 years, and 26% and 74% for the remainder of the project's life;

•
PRCC, 2% and 98% for the first 15 years, and 85% and 5% for the remainder of the project's life;

•
DC Solar, 30% and 70% for the first 11 years, and 80% and 20% for the remainder of the project's life;

•
Palmer, 5% and 95% for the project's life;

•
Ecoplexus (California), 5% and 95% for the first five years, 10% and 90% for years six through ten, 15% and 85% for years 11 through 20, and 50% each for the remainder of the project's life; and

•
Ecoplexus (Colorado), 2% and 98% for the first five years, 32.2% and 67.8% for years six through ten, and 25.2% and 74.8% for the remainder of the project's life.

•
Twelve of the sixteen Foundation Windpower projects utilize an "inverted lease tax equity" structure in which a tax equity investor obtains a non-controlling interest in an entity that is entitled to the receipts under the PPAs for the project. This entity is below the level of the entity we are purchasing. Under this arrangement, the tax equity investor is generally entitled to a fixed amount of cash flow annually from the project over the next five years. We have allocated a portion of the proceeds from this offering and the sale of the subordinated units to make these payments.

  Distributions of net cash flows on all membership interests are generally decreased by the cash expenses of the project company, payments under any indebtedness and funds set aside to establish reserves in accordance with the project company's budget. In addition, distributions of net cash flows on all membership interests are also generally subject to the obligations contained in the project company's agreements, any applicable laws, its approved budget and the lack of sufficient cash to permit a distribution.

  In connection with this offering, the capital structure of our subsidiaries in which we co-invest with tax equity investors will change to provide for Class A interests that will be held by the tax equity investor and Class B interests and an intercompany loan that will be held by one or more of our subsidiaries. As a result of this change in the capital structure, the holders of the Class A interests will be entitled to a higher percentage of cash distributed to equity by the applicable subsidiary. However, despite this change to the capital structure, the nominal amount of cash flows from each of these projects to which we and the tax equity are entitled will be substantially the same as under the current structure because the interest payments under the intercompany loan together with the distributions on the Class B interests will be substantially the same as the distributions on the Class B interests prior to implementing the new capital structure.

(9)
For a description of our debt investments in Alamo I and Cleave Energy Holdings, see "—Texas" and "—Canada."

        The ongoing oversight of the assets in the Initial Portfolio and any other assets we acquire will be conducted by us and third-party asset managers pursuant to Asset Management Agreements and the ongoing operations and maintenance of the assets in the Initial Portfolio will continue to be conducted by either the seller of the asset or a qualified third party pursuant to O&M Agreements. The ongoing asset management and operations and maintenance of any assets in which we make exclusively a debt investment will be conducted by the owner of that asset.

        The following charts provide an overview of characteristics of our Initial Portfolio by counterparty credit rating, contract duration, technology and region, in each case based on nameplate capacity:

(1)
Approximately 30% of the counterparty credit ratings in the portfolio (based on weighted average nameplate capacity) were derived using internal management estimates where public ratings were not available.

California

        Overview:    Our California assets consist of 15 wind assets and 23 solar PV assets with a total nameplate capacity of approximately 62.6 MW. Three of these assets are utility assets that deliver energy to Pacific Gas & Electric (5.5 MW). The remaining assets consist of stationary and mobile distributed generation assets that deliver energy to customers. Mobile distributed generation assets consist of truck-towable trailer-mounted solar PV panels, batteries and inverters. The self-contained unit can be towed to the site where electricity is required and deliver energy without utility distribution interconnection. Except for utility sales, where we are only compensated for energy, we receive revenue from leases, the sale of energy and the sale of associated RECs. The assets were originally constructed by DC Solar, Foresight, Greenleaf and Foundation Windpower.

        Our California wind assets include General Electric and Mitsubishi wind turbines. All turbines were constructed by Foundation Windpower and are less than five years old. All are considered distributed generation, selling energy to large commercial or municipal counterparties. All power sales are made pursuant to PPAs with a weighted average remaining term of 17 years. The weighted average credit rating (based on nameplate capacity and calculated and derived by our management) of the counterparties is Baa3. We will enter into a services agreement with Foundation Windpower for asset management and operations and maintenance for these generating facilities prior to the consummation of this offering.

        All of our California solar assets are crystalline PV. We deploy five different mounting systems: fixed ground mount, tracked ground mount, canopy structures, roof mount and portable. Our two fixed ground mount assets sell energy to PG&E under PPAs with remaining terms of 19.0 years. Our four single-axis tracked ground mount assets sell energy to the state of California under PPAs with remaining terms of 17.9 years. Our rooftop and canopy mount assets sell energy to commercial users under PPAs with a remaining term of 12 to 27 years. Our portable solar generators are contracted under long-term leases. The credit rating of PG&E is Baa1. The credit rating of the state of California is Aa3. The weighted average credit rating (based on nameplate capacity and calculated and derived by our management) for the counterparties to our other solar assets is Baa3.

        Approximately 38.8% of the counterparty credit ratings of our California assets (based on weighted average nameplate capacity) were derived using internal management estimates where public ratings were not available.

        Operations and Maintenance:    Operations and maintenance is contracted with qualified local contractors including SunEdison, Cenergy Mitsubishi, Foundation Windpower and General Electric.

        Interconnection:    Interconnections are at the customer's retail electrical system or, in the case of utilities, through an executed SGIP interconnection agreement.

Colorado

        Overview:    Our Colorado assets consist of three solar PV assets with a total nameplate capacity of approximately 4.5 MW. All of these assets are distributed generation assets that deliver energy to customers. In all cases, we receive revenue from the sale of energy.

        Power Purchase Agreements:    Each asset sells energy to a retail customer under a PPA with a weighted average remaining term of 19.8 years. Customers are municipal entities that have a weighted average credit rating (based on nameplate capacity and calculated and derived by our management) of Aa3.

        Operations and Maintenance:    Operations and maintenance is contracted with a qualified local contractor.

        Interconnection:    Interconnections are predominantly at 480 volts on the customer's electrical system.

Massachusetts

        Overview:    Our Massachusetts assets consist of 17 solar PV assets with a total nameplate capacity of approximately 14.8 MW. All of these assets are distributed generation assets that deliver energy to customers. In all cases we receive revenue from both the sale of energy and the sale of associated RECs.

        Power Purchase Agreements:    Each asset sells energy to a retail customer under a PPA with a weighted average remaining term of 16.6 years. Customers are both commercial and municipal. The weighted average credit rating (based on nameplate capacity and calculated and derived by our management) of these customers is A3. Approximately 45.3% of the counterparty credit ratings of our Massachusetts assets (based on weighted average nameplate capacity) were derived using internal management estimates where public ratings were not available.

        Operations and Maintenance:    Operations and maintenance is contracted with a qualified local contractor.

        Interconnection:    Interconnections are predominantly at 480 volts on the customer's electrical system. For three of the assets, distribution voltage wheeling is provided to supply the customer.

Montana

        Overview:    Our Montana asset consists of one wind asset with a total nameplate capacity of approximately 10 MW. This asset is a utility asset that delivers energy to Northwestern Energy.

        Power Purchase Agreements:    The asset sells energy to Northwestern Energy under a PPA with a remaining term of 19.3 years. Northwestern Energy's credit rating is A1.

        Operations and Maintenance:    Operations and maintenance is contracted with General Electric.

        Interconnection:    Interconnection is at transmission voltage on Northwestern Energy's electrical system.

New Jersey

        Overview:    Our New Jersey assets consist of 71 solar PV assets with a total nameplate capacity of approximately 29.4 MW. All of these assets are distributed generation assets that deliver energy to customers. In all cases we receive revenue from both the sale of energy and the sale of associated RECs.

        Power Purchase Agreements:    Each asset sells energy to a retail customer under PPAs with a weighted average remaining PPA term of 17.0 years. Customers are both commercial and municipal. The weighted average credit rating (based on nameplate capacity and calculated and derived by our management) of these customers is Ba3. Approximately 84.4% of the counterparty credit ratings of our New Jersey assets (based on weighted average nameplate capacity) were derived using internal management estimates where public ratings were not available.

        Operations and Maintenance:    Operations and maintenance is contracted with a qualified local contractor.

        Interconnection:    Interconnections are predominantly at 480 volts on the customer's electrical system.

Texas

        Overview:    Our Texas investment consists of a $52.2 million senior secured credit facility for one asset and the ownership of equity interests in another. Our Texas assets consist of two utility scale dual axis tracked PV assets with a total nameplate capacity of approximately 54.9 MW. They are utility assets that deliver energy to the City of San Antonio, City Public Services ("CPS").

        Power Purchase Agreements:    The assets sell energy to CPS under PPAs with a weighted average remaining PPA term of 23.9 years. CPS's credit rating is Aa1.

        Operations and Maintenance:    Operations and maintenance is contracted with qualified local contractors or, in the case of the debt investment, the owner of the project.

        Interconnection:    Interconnection is at transmission voltage on CPS's electrical system.

        Credit Facility:    As noted above, one of our investments in Texas consists of a $52.2 million principal amount senior secured credit facility that we will fund upon the closing of this offering (the "OCI Credit Facility"). In November 2014, our general partner entered into an agreement with the owner of this asset to fund the OCI Credit Facility and we expect to purchase the loan issued under the OCI Credit Facility from our general partner.

        The OCI Credit Facility bears interest at a fixed rate equal to 5.57% per annum, payable quarterly in arrears. The OCI Credit Facility will amortize at a rate of 5.57% and will mature in January 2039. The obligations under the OCI Credit Facility will be secured by all of the assets of the applicable project (which consist of the solar PV panels and related contractual rights and membership interests in the project-owning entity). The OCI Credit Facility will contain customary events of default, such as failure to make payment of amounts due, defaults under other agreements evidencing indebtedness, certain bankruptcy events and a cessation of business. The OCI Credit Facility will also contain customary affirmative and negative covenants restricting, among other things, the granting of security, incurrence of indebtedness, the provision of loans and guarantees, mergers and dispositions. Failure to comply with a covenant or the occurrence of an event of default could result in the acceleration of payment obligations under the OCI Credit Facility. The OCI Credit Facility is governed by New York law.

        The OCI Credit Facility requires the borrower to indemnify our general partner and its affiliates for losses, claims, damages, liabilities and expenses arising from or connected with the use of proceeds of the loans, environmental claims and releases of hazardous materials on the borrower's property.

Puerto Rico

        Overview:    Our Puerto Rico asset consists of one solar PV asset with a total nameplate capacity of approximately 5.6 MW. It is a distributed generation asset that delivers energy to the San Juan Convention Center.

        Power Purchase Agreements:    The asset sells energy to the San Juan Convention Center, which is owned by a government agency of Puerto Rico, under a PPA with a remaining term of 19.1 years. The credit rating for the general obligation bonds of Puerto Rico is Caa2.

        Operations and Maintenance:    Operations and maintenance is contracted with qualified local contractors.

        Interconnection:    Interconnection is at distribution voltage at the San Juan Convention Center.

Canada

        Overview:    Our Ontario, Canada investment consists of CAD$23.0 million senior secured loan to Kelham Holdings Limited, an entity formed in Cyprus. Kelham Holdings Limited's assets consist of 13 solar PV assets with a total nameplate capacity of approximately 2.9 MW. All of these assets are distributed generation assets that deliver energy to Ontario Power Authority.

        Power Purchase Agreements:    Each asset sells energy to Ontario Power Authority under a Feed In Tariff Contract with a weighted average remaining term of 18.9 years. The credit rating of this customer is Aa2.

        Operations and Maintenance:    Operations and maintenance is the responsibility of and performed by Cleave Energy Holdings, as the prior owner of the assets.

        Interconnection:    Interconnections are predominantly at 600 volts on the customer's electrical system. For three of the assets, distribution voltage wheeling is provided to supply the end-use customer.

        Credit Facility:    As noted above, our investment in Canada consists of a CAD$23.0 million principal amount senior secured credit facility that we will fund upon the closing of this offering (the "CE Credit Facility"). In November 2014, our general partner entered into an agreement with Tulipia Renewables Limited to fund the CE Credit Facility, which was assigned to Kelham Holdings Limited, and we expect to purchase the loan issued under the CE Credit Facility from our general partner.

        The CE Credit Facility bears interest at a fixed rate equal to 6.9% per annum, payable quarterly in arrears. The CE Credit Facility will amortize at a rate of 6.9% and will mature on in January 2035. The obligations under the CE Credit Facility will be secured by all of the assets of the applicable project (which consist of the solar PV panels and related contractual rights and membership interests in the project-owning entity). The CE Credit Facility will contain customary events of default, such as failure to make payment of amounts due, defaults under other agreements evidencing indebtedness, certain bankruptcy events and a cessation of business. The CE Credit Facility will also contain customary affirmative and negative covenants restricting, among other things, the granting of security, incurrence of indebtedness, the provision of loans and guarantees, mergers and dispositions. Failure to comply with a covenant or the occurrence of an event of default could result in the acceleration of payment obligations under the CE Credit Facility. The CE Credit Facility is governed by Ontario, Canada law.

Our general partner has entered into a right of first refusal agreement with Tulipia Renewables Limited for the purchase of all assets.

        The CE Credit Facility requires the borrower to indemnify our general partner and its affiliates for losses, claims, damages, liabilities and expenses arising from or connected with the use of proceeds of the loans, environmental claims and releases of hazardous materials on the borrower's property.

Identified Pipeline

        Following completion of this offering, we will continue to focus on investing in and acquiring assets with attributes similar to those in our Initial Portfolio: high-quality, long-life assets that have commenced or are nearly ready to commence commercial operations and which benefit from long-term PPAs and creditworthy customers. We also intend to expand and diversify our investment base into other geographic areas, within the U.S. and outside the U.S. in countries with low political risk and well-established legal systems, including Japan, Mexico and the United Kingdom.

        Our Identified Pipeline consists of 331 individual solar assets which are or will be located in the United States, Japan, the United Kingdom, Mexico and Puerto Rico, with a total nameplate capacity of approximately 1,098.6 MW. Each of the assets in our Identified Pipeline will have the core characteristics of the projects in the Initial Portfolio, including long-term contracts with creditworthy counterparties and recently or newly constructed, long-lived facilities that we believe will generate stable, long-term contracted cash flows.

        The following table provides summary information for each of the assets contemplated to be included in the Identified Pipeline as of January 20, 2015, all of which are solar assets.

Developer	Type	Tax Equity Investor	Location	Size (MW)(1)	Number of Projects	Weighted Average Credit Rating	Completion of Development/Expected Completion of Development
Developer #1	Term Sheet	Yes	United States	41.0	13	A2	Q1/2015—Q1/2016
Developer #2(2)	Term Sheet	Yes	United States	1.9	1	Baa1	Q1/2015
Developer #2(2)	ROFR	No	Japan	300.6	9	Baa1	Q2/2015—Q4/2017
Developer #3	MOU	Yes	United States	26.7	1	Aaa	Q1/2016—Q4/2016
Developer #3	MOU	No	United Kingdom	19.0	1	Baa1	Q2/2015
Developer #3	MOU	No	Mexico	30.0	1	Baa1	Q1/2016
Developer #4(2)	Term Sheet	Yes	United States	14.0	1	No Rating	Q4/2015
Developer #4(2)	ROFR	No	United Kingdom	76.5	20	Baa1	Q1/2015
Developer #4(2)	ROFR	No	United Kingdom	194.0	26	Baa1	Q4/2015
Developer #4(2)	ROFR	Yes	United States	350.0	248	Baa1	Q4/2015
Developer #5	Option Agreement	Yes	United States	11.6	Residential	No Rating	Q3/2015
Developer #6	Term Sheet	Yes	United States	2.1	8	No Rating	Q2/2015
Developer #7	Option Agreement	Yes	Puerto Rico	27.0	1	Caa1	Completed
Developer #8	Option Agreement	Yes	United States	4.2	1	Aa3	Q3/2015
Total				1,098.6	331(3)

(1)
Capacity represents the nameplate capacity of an asset.

(2)
Developer is also a developer of assets in our Initial Portfolio.

(3)
Excludes residential projects.

Regulatory Matters

        Our assets are subject to regulation by various U.S. federal and state government agencies. These include the U.S. Commodity Futures Trading Commission, the Federal Energy Regulatory Commission ("FERC") and multiple state public utility commissions. None of the companies owning assets in the Initial Portfolio is subject to the Public Utility Holding Company Act of 2005 ("PUHCA"). Many of the facilities in the Initial Portfolio are "qualifying facilities" under FERC regulations and (for facilities larger than one megawatt or any group of facilities located within one mile aggregating more than one megawatt) require filing with the FERC to receive and maintain that status, which exempts them from certain regulations under PUHCA and the Federal Power Act, as amended. Certain interconnection and generating facilities may meet the revised definition of "Bulk Electric Systems" under FERC and North American Electric Reliability Corporation ("NERC") regulations and may therefore trigger NERC reporting and standards compliance requirements. Additional regulatory filings are required with various jurisdictions to perfect the ownership of renewable energy credits. Since energy generation regulations are evolving, additional regulation and reporting requirements can be expected during the operational lifetime of the facilities.

Environmental Matters

        Our operations are required to comply with various environmental, health and safety laws and regulations in each of the jurisdictions in which we operate. These existing and future laws and regulations may impact existing and new assets, require us to obtain and maintain permits and approvals, comply with all environmental laws and regulations applicable within each jurisdiction and implement environmental, health and safety programs and procedures to monitor and control risks associated with the construction, operation and decommissioning of regulated or permitted energy assets, all of which involve a significant investment of time and resources.

        Environmental, health and safety laws and regulations frequently change and often become more stringent or subject to more stringent interpretation or enforcement. Such changes in environmental, health and safety laws and regulations, or the interpretation or enforcement thereof, could require us to incur materially higher costs, or cause a costly interruption of operations due to delays in obtaining new or amended permits.

        The failure of our operations to comply with environmental, health and safety laws, regulations and permit requirements may result in administrative, civil and criminal penalties, imposition of investigatory, cleanup and site restoration costs and liens, denial or revocation of permits or other authorizations and issuance of injunctions to limit, suspend or cease operations.

        In addition, claims by third parties for damages to persons or property, or for injunctive relief, have been brought in the past and may be brought in the future as a result of alleged environmental, health and safety impacts associated with our activities.

        To operate our assets, we are required to obtain a range of federal, state and local government environmental permits and approvals, including those described below. In addition to being subject to these regulatory requirements, we may experience significant opposition from third parties during the permit application process or in subsequent permit appeal proceedings.

        Clean Water Act.    Our assets may be located near wetlands or other waters and we may be required to obtain permits under the federal Clean Water Act from the U.S. Army Corps of Engineers for the discharge of dredged or fill material into waters of the United States, including wetlands and streams. Moreover, in April 2014, the EPA proposed changes to its definition of "waters of the United States." Because the content of the EPA's final rule, if any, is unknown, we cannot assess the potential impact of the EPA's proposal on our operations. However, any expansion to Clean Water Act jurisdiction could impose additional permitting obligations on our operations.

        National Environmental Policy Act ("NEPA").    Our assets may also be subject to environmental review under NEPA, which requires federal agencies to evaluate the environmental impact of all "major federal actions" significantly affecting the quality of the human environment. The granting of a land lease, a federal permit or similar authorization for a major development project, or the interconnection of a significant private project into a federal project, generally is considered a "major federal action" that requires review under NEPA. As part of the NEPA review, the federal agency considers a broad array of environmental impacts, including impacts on air quality, water quality, wildlife, historical and archeological resources, geology, socioeconomics and aesthetics, as well as alternatives to the project.

Compliance with the NEPA review process, especially if it involves preparing a comprehensive Environmental Impact Statement, can be time-consuming and expensive and requires public comment periods, which may open a proposed project up to adverse comments, protests or appeals and require various mitigation measures. Compliance with the NEPA review process may become subject to legal challenge by third parties, which can delay projects, sometimes substantially. Furthermore, a federal agency may decide to deny a permit based on its environmental review under NEPA, although a project may be able to be redesigned to reduce impacts, or we could agree to provide some form of mitigation to offset impacts before a denial is issued. Many states where our projects are located, or may in the future be located, have similar environmental review laws that require state agencies to evaluate a broad array of environmental impacts before granting state permits. The state environmental review process often resembles the federal NEPA process and may be more stringent than the federal review. Although we do not expect any delays in implementing our growth strategy because of the NEPA or equivalent state review process, NEPA or equivalent state reviews, if required, may extend the time and/or increase the costs for obtaining necessary governmental approvals.

        Endangered and Protected Species.    Federal agencies consider the impact on endangered, threatened and other species and their habitats when deciding whether to grant permits for our assets. Our assets must comply with and are subject to liability under state and local wildlife protection laws and three federal acts: the Endangered Species Act ("ESA"), which prohibits and imposes stringent civil and criminal penalties for harming endangered or threatened species and their habitats; the Bald and Golden Eagle Protection Act ("BGEPA"), which protects bald and golden eagles; and the Migratory Bird Treaty Act ("MBTA"), which protects over 1,000 species of migratory birds. Many states also have similar laws. Permits can be issued under the ESA and BGEPA, but are not authorized for issuance under the MBTA. Because the operation of clean energy assets, especially large commercial scale wind assets, could result in injury or fatalities to protected birds and bats, federal and state agencies often recommend or require conducting avian and bat risk assessments prior to issuing permits for our assets and may require ongoing monitoring, mitigation activities or financial compensation as a condition to issuing a permit for an asset. Violations of the ESA, BGEPA, MBTA and similar state laws may result in fines, penalties, criminal sanctions or injunctions. For example, the federal government recently imposed significant fines and penalties and future compliance obligations on Duke Energy with respect to two large commercial scale wind farms due to the alleged take of various eagles and migratory birds. As a result, there may be an increased likelihood of criminal or civil enforcement, including curtailment or shutdown, against other wind assets as a result of a violation of the above laws.

        Historic Preservation.    State and federal agencies may, under the National Historic Preservation Act or similar law, require our assets to conduct archeological surveys or take other measures to protect historic, archaeological, religious or cultural resources located or discovered near or on our asset sites. Ongoing monitoring, mitigation activities or financial compensation may be required as a condition to conducting asset operations.

        State Permits.    Our assets also often require state law-based permits in addition to federal permits. State agencies evaluate similar issues as federal agencies, including the asset's impact on wildlife, historic sites, aesthetics, wetlands and water resources, agricultural operations and scenic areas. States may impose different or additional monitoring or mitigation requirements than federal agencies. Additional approvals may be required for specific aspects of an asset, such as stream or wetland crossings, impacts to designated significant wildlife habitats, storm water management and highway department authorizations for oversize loads and state road closings during construction. Permitting requirements related to transmission lines may be required in certain cases.

        Local Regulations.    Our operations may also be subject to local environmental and land use requirements, including county and municipal land use, zoning, building, water use and transportation requirements. Permitting at the local municipal or county level often consists of obtaining a special use or conditional use permit under a land use ordinance or code, or, in some cases, rezoning in connection with the asset. Obtaining or maintaining a permit often requires us to demonstrate that the asset will conform to development standards specified under the ordinance so that the asset is compatible with existing land uses and protects natural and human environments. Local or state regulatory agencies may require modeling, testing and, where applicable, ongoing mitigation of sound levels, radar and other microwave interference and/or shadow flicker in connection with the permitting and approval process. Local or state agencies also may require decommissioning plans and the establishment of financial assurance mechanisms for carrying out the decommissioning plan.

Management, Disposal and Remediation of Hazardous Substances

        We lease real property and may be subject to U.S. requirements regarding the storage, use, transportation and disposal of petroleum products and toxic or hazardous substances, including spill prevention, control and countermeasure requirements. If our leased or operated properties are contaminated, whether during or prior to our leasing or operation, we could be responsible for the costs of investigation and cleanup and for any related liabilities, including claims for damage to property, persons or natural resources. That responsibility may arise even if we were not at fault and did not cause or were not aware of the contamination. In addition, waste we generate is at times sent to third-party disposal facilities. If those facilities become contaminated, we and any other persons who arranged for the disposal or treatment of hazardous substances at those sites may be jointly and severally responsible for the costs of investigation and remediation, as well as for any claims for damage to third parties, their property or natural resources.

Climate Change and Greenhouse Gas Emissions

        Concerns about greenhouse gases ("GHGs"), including carbon dioxide, have led to a variety of efforts by various federal, state, and local governmental bodies to reduce their emissions. In the United States, a number of regulatory initiatives are underway to limit GHG emissions, which, among other things, could establish a cap and trade system for GHGs and requirements for electric utilities to increase their use of renewable energy such as solar and wind power. In the past few years, the United States Environmental Protection Agency ("EPA") has implemented regulations requiring industrial facilities such as coal fired power plants to monitor and report GHG emissions, obtain permits to cover their GHG emissions and implement best available technology to curb GHG emissions. Recently, the EPA proposed New Source Performance Standards for GHGs for new coal- and oil-fired power plants and released its draft Clean Power Plan Proposed Rule proposing new regulations to limit carbon dioxide emissions by 30% from 2005 levels from existing power generation facilities. Under this proposal, the EPA would set state-specific goals for GHG emissions reductions from the power sector. States would then submit plans to meet the goals, giving states a variety of measures to choose from implementing the required reductions. The Clean Power Plan rule is not yet finalized and a final rule is expected to be issued in June 2015, with emissions reductions to commence in 2020. Moreover, the EPA's actions are subject to procedural delays and legal challenges, and efforts are underway in Congress to limit or remove the EPA's authority to regulate GHG emissions.

        In advance of federal legislation, states in the northeast and California have adopted regional and state legislation, respectively, to reduce GHG emissions through cap-and-trade programs.

        Because regulation of GHG emissions is relatively new, further regulatory, legislative and judicial developments are likely to occur. Such developments may affect how these GHG initiatives will impact our business. Legislation or regulations that may be adopted to address climate change could also affect the markets for renewable energy by making renewable energy more or less desirable than competing sources of energy. For instance, if, in implementing the Clean Power Plan or any future regulatory program aimed at reducing GHG emissions from the power sector, federal, state or local governments repealed or altered the incentives currently provided for renewable energy generation, it could adversely affect the attractiveness of renewable energy investments and therefore adversely impact, perhaps materially, our business, growth strategy, financial condition, results of operations and cash flows. However, to the extent that renewable energy is competing with higher GHG-emitting energy sources, renewable energy would become more desirable. We cannot predict with any certainty at this time how these developments may affect our operations; however, given that our assets will be renewable, increased GHG regulation is most likely to benefit us relative to our non-renewable energy competitors.

Seasonality

        The amount of power our solar assets produce is dependent in part on the amount of sunlight, or insolation, where the assets are located. Because shorter daylight hours in winter months results in less insolation, the generation of particular assets will vary depending on the season. We expect the solar assets in our Initial Portfolio to generate the lowest amount of power during the first and fourth quarter of each year. As a result, we expect our revenue and cash available for distribution to be lower during the first and fourth quarters.

        The amount of power our wind assets produce depends in part on the speed, direction and seasonal variations of the wind in a particular location.

Competition

        Upon completion of this offering, we will compete with municipal utilities, independent coal, nuclear, oil and natural gas electricity generators as well as other renewable energy suppliers who use solar, wind, hydro-electric, geothermal and fuel cell technologies. An increase in competition in our markets could arise from new ventures or expanded operations from existing competitors. We will also compete with other investors for the acquisition of renewable energy assets.

Properties

        The lands on which our assets will be located are held pursuant to leases or similar arrangements between us, as lessee, and the fee owner of the lands, as lessors. We believe that we have satisfactory leasehold estates or similar arrangements to such lands. We have no knowledge of any material challenge to the underlying fee title of any material lease, easement, right-of-way, permit or license held by us or to our title to any material lease, easement, right-of-way, permit or license, and we believe that we have satisfactory title to all of our material leases, easements, rights-of-way, permits and licenses.

        See "—Our Initial Portfolio" for a description of our principal properties following completion of this offering.

Insurance

        We share insurance coverage with our general partner, for which we will reimburse our general partner pursuant to the terms of the Partnership Agreement, as described under "The Partnership Agreement." To the extent our general partner experiences covered losses under the insurance policies, the limit of our coverage for potential losses may be decreased. Our insurance program includes directors and officers' insurance, errors and omissions, general liability insurance and worker's compensation insurance in amounts which management believes are reasonable and appropriate.

Employees

        We do not have any employees. We will rely on our general partner in accordance with the terms of the Partnership Agreement to provide us with employees needed to carry out our operations. As of January 20, 2015, our general partner had 23 employees. See "The Partnership Agreement."

Legal Proceedings

        We are not a party to any legal proceeding other than legal proceedings arising in the ordinary course of our business.

MANAGEMENT

        Our general partner will manage our operations and activities on our behalf through its directors and officers. Although our general partner's officers are not required to, we anticipate that they will initially devote substantially all of their time to manage our operations. Our general partner is not elected by our unitholders and will not be subject to re-election in the future. Our general partner has a board of directors, and our unitholders are not entitled to elect the directors or directly or indirectly participate in our management or operations. Our general partner owes certain contractual duties to our unitholders.

        We expect the members of our general partner to appoint additional independent directors to its board of directors after the consummation of this offering. In evaluating director candidates, our general partner and its members will assess whether a candidate possesses the integrity, judgment, knowledge, experience, skill and expertise that are likely to enhance the board of directors' ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of committees of the board of directors to fulfill their duties.

        Following the consummation of this offering, our general partner and its affiliates will not receive any management fee or other compensation in connection with the management or operation of our business. However, our Partnership Agreement will require us to reimburse our general partner and its affiliates for all expenses they incur and payments they make on our behalf in connection with managing our business. These expenses include salary, bonus, incentive compensation, directors' fees and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Our Partnership Agreement provides that our general partner will determine in good faith the expenses that are allocable to us. Our Partnership Agreement will not limit the amount of expenses for which our general partner and its affiliates may be reimbursed. Please read "The Partnership Agreement."

        The following table shows information for the directors and executive officers of our general partner.

Name	Age	Position with Our General Partner
R. David Kelly	51	Chairman of the Board of Directors
Scott L. Tonn	53	Chief Executive Officer and Director
David J. Kaltsas	42	Chief Operating Officer
Kevin Cunningham	45	Chief Financial Officer
Jason Barrett	43	Chief Commercial Officer
Sharon Mauer	37	General Counsel and Secretary
Michael Morrow	43	Chief Investment Officer
David Millstone	37	Director
David Winter	38	Director
Bruce Kayle	56	Director

        R. David Kelly.    Mr. Kelly was elected Chairman of the board of directors of our general partner in April 2013. Since November 2009, Mr. Kelly has served as chairman and trustee of the Teachers' Retirement System of Texas ("TRS"), the 17th largest pension plan sponsor in the world. Mr. Kelly has been trustee to TRS since October 2007. Since March 2013, Mr. Kelly has served as a special advisor to The Croesus Group of Singapore. He serves as Chairman of Everglory Financial, a Hong Kong based financial services company and Croesus & Company, a real estate investment vehicle based in Irving Texas. From April 2009 to January 2014, Mr. Kelly served on the Advisory Board of Al Masah Capital Limited, a Dubai-based asset management firm that manages private equity, real estate and listed equity funds focused on the Middle East and North Africa region. In 2011 Mr. Kelly founded StraightLine Realty Partners, a real estate advisory firm based in Dallas, Texas. From 1995 to 2010, Mr. Kelly was a founder and partner of Carleton Residential Properties ("Carleton"). While at

Carleton, Mr. Kelly developed or constructed over 12,000 units of market rate and Section 42 tax credit financed housing in partnership with institutional, individual and governmental investment partners. Mr. Kelly also served as Chairman of the Texas Public Finance Authority, a primary debt issuer for the State of Texas, from December 2001 to February 2007, was a member of the Advisory Board of the Texas Accessibility Coalition and is a member of the Dallas Assembly. Mr. Kelly graduated cum laude as a John Harvard Scholar in Economics from Harvard University and completed an MBA at Stanford University Graduate School of Business Administration. We believe that Mr. Kelly's 30 years of experience in investing and advising private and public companies provides him with the necessary skills to be a member of the board of directors of our general partner. His board positions and his experience as chairman of other companies provide additional experience to the board of directors in evaluating corporate opportunities.

        Scott L. Tonn.    Mr. Tonn has served as the Chief Executive Officer and a director of our general partner since November 2014. Prior to joining Sol-Wind, LLC, Mr. Tonn was a Manager and Principal of Tonn Investments, LLC ("TI"), a company with investments and direct operations in construction, real estate, commercial, residential, off-grid renewable energy (photovoltaic), multi-family development and mobile consumer applications. Previously, Mr. Tonn was Chief Executive Officer of SunWize Technologies, Inc. ("SunWize") from October 2011 through June 2014, co-founded and was Managing Partner at Blue Renewable Energy from 2010 to 2011, was President of Sonepar USA from 2001 to 2010 and was Vice President, Real-Estate and Asset Dispositions at American Tire Group from 1999 to 2001, where he managed over 300 retail and warehouse properties. Mr. Tonn currently serves as a board member of the Arizona State University Sun Angel Endowment, serves on the board of trustees at Florida's Saint Leo University and is a member of Gen-Next. Mr. Tonn holds a BA in economics from the University of California, Davis. We believe that Mr. Tonn's experience with private equity and equity-related investments, his 30 years of leadership experience in the renewable, electrical wholesale and real estate industries and his in-depth knowledge of developing and managing renewable energy assets provide him with the necessary skills to be a member of the board of directors of our general partner.

        David J. Kaltsas.    Mr. Kaltsas has served as the Chief Operating Officer of our general partner since October 2014. Prior to joining Sol-Wind, LLC, Mr. Kaltsas was President and Chief Operating Officer of SunWize from August 2012 to September 2014. Mr. Kaltsas has over 21 years of experience in the solar industry across a broad spectrum of the downstream market, including global product sourcing, development, financing and marketing. Previously, Mr. Kaltsas was Chief Commercial Officer and Chief Strategy Officer for SunWize from January 2008 to July 2012 and held various senior management positions at a number of Mitsui & Co. (U.S.A.), Inc. group companies, including President of Mitsui USA's Solar Initiative from 2006 to 2007 and Vice President of Mitsui Comtek Corp from 2005 to 2006. Mr. Kaltsas holds a BA in Global Change and Transformational Leadership from the University of St. Thomas in St. Paul, MN.

        Kevin Cunningham.    Mr. Cunningham has served as the Chief Financial Officer of our general partner since November 2014. Prior to joining Sol-Wind, LLC, Mr. Cunningham was the Chief Financial Officer at SunWize from March, 2012 to September, 2014. Mr. Cunningham has over 23 years of experience in several financial functions, including financial controllership, accounting and treasury. Previously, Mr. Cunningham was Chief Financial Officer at SunEdison from September, 2008 to December, 2011. He served in Finance roles at General Electric Company from 1991 to 2008. Mr. Cunningham graduated from the University of Illinois with a degree in Finance. He is also a graduate of General Electric's Financial Management Program and INSEAD's International Executive Program (IEP). His professional affiliations include membership in Financial Executives International and the Agrion Executive Network.

        Jason Barrett.    Mr. Barrett has served as Chief Commercial Officer of our general partner since November 2014 and Managing Director from March 2013 to November 2014. Prior to joining

Sol-Wind, LLC, Mr. Barrett was a founding partner of Paladin Strategic Partners from August 2009 to February 2013. Previously, Mr. Barrett served as a Vice President in the Global Structured Finance & Investments Group at Merrill Lynch from June 2006 to September 2008 and then Head of Alternative Asset Syndication—FICC Asset Management at Merrill Lynch from October 2008 to August 2009. Mr. Barrett was a Vice President in Debt Capital Markets at Credit Suisse from June 2004 to May 2006 and a Senior Business Manager at Fannie Mae from 2002 to 2004. Mr. Barrett was a banker in Morgan Stanley's Structured Products Group executing cash and synthetic securitizations for insurance companies and GSEs from June 1998 to May 2002 and a Property Casualty Underwriter at the Hartford Insurance Group (formerly ITT Hartford) from June 1992 to July 1996. Mr. Barrett was a Robert Toigo Fellow and Leadership Award recipient. Mr. Barrett holds a BBA in Finance and International Business from Howard University where he was a Trustee & ITT Hartford Scholar and an MBA from Cornell University's Johnson Graduate School of Management where he was a Robert Toigo Fellow.

        Sharon Mauer.    Ms. Mauer has served as General Counsel and Secretary of our general partner since January 2014. Previously, Ms. Mauer served as Vice President and Corporate Counsel of NorthStar Realty Finance Corp. (NYSE: NRF) from March 2007 to December 2011. Prior to that, Ms. Mauer was a senior attorney at the law firm of SNR Denton (formerly Sonnenschein Nath & Rosenthal, LLP) from March 2006 to March 2007, and member of the Corporate Finance and Securities Group and the Mergers and Acquisitions Group. She was a Corporate Associate in the Securities Group of King & Spalding LLP from September 2002 to March 2006. Ms. Mauer received a B.A. from Columbia University, Barnard College, and received a J.D. from Hofstra University School of Law.

        Michael Morrow.    Mr. Morrow has served as Chief Investment Officer of our general partner since March 2014. Mr. Morrow has 16 years of experience in captial markets, finance and investment management. Prior to joining Sol-Wind, LLC, Mr. Morrow was the Chief Investment Officer and President of Southport Lane Advisors from 2012 to 2014, Director of Structured Finance and CFO Products at Intellectual Ventures from 2008 to 2012, Executive Director—Currency and Commodity Sales at JPMorgan from 2007 to 2008, Founding Partner and Portfolio Manager at Tahoma Capital from October 2005 to October 2006 and from November 1998 to October 2005 worked at Microsoft's Treasury, leaving as Managing Director of Capital Markets. Mr. Morrow has received two Treasury & Risk Magazine Alexander Hamilton Financial Risk Management Gold Medal awards for his design of unique methods of hedging corporate currency risks. He graduated with honors from Harvard University and was a Mathematics Ph.D. candidate at the University of Washington.

        David Winter.    Mr. Winter has served as a Director of our general partner since November 2012. Since February 2009, Mr. Winter has served as Co-Chief Executive Officer and Co-Chief Investment Officer of 40 North Management LLC ("40 North Management"), a privately-held, diversified investment firm. 40 North Management invests across the public and private markets, including real estate, through Winter Properties. In addition, since November 2009, Mr. Winter has served as Vice Chairman of G-I Holdings Inc., the corporate parent of Building Materials Corporation of America, d/b/a "GAF" ("GAF"), the nation's largest roofing manufacturer. Since February 2011, he has served as Vice Chairman of Route 70 Services LLC, the corporate parent of Specialty Granules Inc., a domestic aggregates and mining company serving the building materials industry. From November 2009 to August 2011, Mr. Winter served as Vice Chairman of International Specialty Products Inc., a global specialty chemical manufacturer. Mr. Winter graduated magna cum laude with a BA from the University of Pennsylvania. We believe that Mr. Winter's operational and investment experience, as well as his in-depth knowledge of our partnership, provide him with the necessary skills to be a member of the board of directors of our general partner.

        David Millstone.    Mr. Millstone has served as a Director of our general partner since November 2012. Since February 2009, Mr. Millstone has served as Co-Chief Executive Officer and Co-Chief

Investment Officer of 40 North. In addition, since November 2009, Mr. Millstone has served as Vice Chairman of G-I Holdings, Inc., the corporate parent of GAF, and since February 2011, has served as Vice Chairman of Route 70 Services LLC. From November 2009 to August 2011, Mr. Millstone served as Vice Chairman of International Specialty Products Inc., a global specialty chemical manufacturer. Mr. Millstone graduated cum laude with a BA from Yale University and magna cum laude with a JD from Harvard Law School. We believe that Mr. Millstone's operational and investment experience, as well as his in-depth knowledge of our partnership, provide him with the necessary skills to be a member of the board of directors of our general partner.

        Bruce Kayle.    Mr. Kayle joined the board of directors of our general partner in January 2015. Mr. Kayle joined Fundamental Advisors LP, an alternative asset manager, in January 2014 as General Counsel and became Senior Advisor in January 2015. Prior to joining Fundamental Advisors, Mr. Kayle practiced law in the tax department of Milbank, Tweed, Hadley & McCloy LLP from October 1987 through the end of 2013, first as an associate and for the last 24 years as a partner. Mr. Kayle served as the chair of Milbank's tax department from 1998 until 2013. Mr. Kayle is a director of MFY Legal Services, Inc. Mr. Kayle received a B.A. in Economics and a B.S.E. with a concentration in Accounting from University of Pennsylvania in 1979, and graduated from Harvard Law School in 1982. Mr. Kayle's significant experience with tax matters, along with his experience in mergers and acquisitions, will provide the board with valuable insight regarding the tax implications of specific transactions as well as our overall growth strategy.

Director Independence

        The NYSE does not require a publicly-traded limited partnership, such as ours, to have a majority of independent directors on the board of directors of its general partner or to establish a compensation or a nominating and corporate governance committee. However, our general partner is required to have an audit committee of at least three members, and all of its members are required to meet the independence and experience standards established by the NYSE and the Exchange Act. In accordance with the rules of the NYSE, our general partner must appoint at least one independent director to the board of directors of our general partner prior to the listing of our common units on the NYSE, one additional independent member within 90 days of the effective date of the registration statement of which this prospectus forms a part, and one additional independent member within one year from such effective date. The board of directors of our general partner will be comprised of five directors, including one independent director, at the completion of this offering. The members of our general partner will appoint two additional independent directors to the board within the timeframe required under the NYSE Listed Company Manual and expect to initially maintain a seven-member board after these appointments.

        Mr. Kayle qualifies as "independent" pursuant to independence standards established by the NYSE as set forth in Section 303A.02 of the NYSE's Listed Company Manual. To be considered an independent director under the NYSE listing standards, the board of directors must affirmatively determine that a director has no material relationship with us. In making this determination, the board of directors of our general partner adheres to all of the specific tests for independence included in the NYSE's listing standards and considers all other facts and circumstances it deems necessary or advisable.

Board Leadership Structure and Role in Risk Oversight

        The board of directors of our general partner has no policy with respect to the separation of the offices of chairman of the board of directors and chief executive officer; rather, that relationship is defined and governed by the limited liability company agreement of our general partner, which permits the coincidence of the offices. Directors serving on the board of directors of our general partner are designated or elected by its members. Accordingly, unlike holders of common stock in a corporation, our common unitholders will have only limited voting rights on matters affecting our business or governance, subject in all cases to any specific unitholder rights contained in our Partnership Agreement.

        The management of enterprise-level risk at our limited partnership by our general partner may be defined as the process of identification, management and monitoring of events that present opportunities and risks with respect to creation of value for our common unitholders. We expect that the board of directors of our general partner will delegate to its management the primary responsibility for enterprise-level risk management of our limited partnership, while that board of directors will retain responsibility for oversight of management in that regard. We expect that management will offer an enterprise-level risk assessment to the board of directors of our general partner at least once every year.

Committees of the Board of Directors

        The board of directors of our general partner will have an Audit Committee, a Conflicts Committee and a Compensation Committee.

Audit Committee

        Our general partner is required to have an Audit Committee of at least three members, and all its members are required to meet the independence and experience standards established by the NYSE and the Exchange Act, subject to certain transitional relief during the one-year period following the effective date of the registration statement of which this prospectus forms a part. The Audit Committee will assist the board of our general partners in its oversight of the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements and partnership policies and controls. The Audit Committee will have the sole authority to (1) retain and terminate our independent registered public accounting firm, (2) approve all auditing services and related fees and the terms thereof performed by our independent registered public accounting firm and (3) pre-approve any non-audit services and tax services to be rendered by our independent registered public accounting firm. The Audit Committee will also be responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm will be given unrestricted access to the Audit Committee and our management, as necessary. Mr. Kayle will serve as the initial independent member of the Audit Committee.

Conflicts Committee

        At least one independent member of the board of directors of our general partner will serve on the Conflicts Committee to review specific matters that the board of directors believes may involve conflicts of interest and determines to submit to the Conflicts Committee for review. The Conflicts Committee will determine if the resolution of the conflict of interest is adverse to the interest of the Partnership. The members of the Conflicts Committee may not be officers or employees of our general partner or directors, officers or employees of its affiliates and must meet the independence standards established by the NYSE and the Exchange Act to serve on an audit committee of a board of directors. In addition, the members of our Conflicts Committee may not own any interest in our general partner or its affiliates (other than common units or awards under the LTIP) that is determined by the board of directors of our general partner to have an adverse impact on the ability of such director to act in an independent manner with respect to the matter submitted to the Conflicts Committee. Any matters approved by the Conflicts Committee will be conclusively deemed to be approved by us and all of our partners and not a breach by our general partner of any duties it may owe us or our unitholders.

Compensation Committee

        Our general partner will have a Compensation Committee. The Compensation Committee is not required to meet the independence and experience standards established by the NYSE. The

Compensation Committee will assist the board of directors of our general partner in discharging its responsibilities relating to compensation matters, including matters relating to compensation programs for directors and executive officers of our general partner. The Compensation Committee has overall responsibility for evaluating and approving our compensation plans, policies and programs, setting the compensation and benefits of executive officers and granting awards under and administering our equity compensation plans. The Compensation Committee is charged with, among other things, establishing compensation practices and programs that are (i) designed to attract, retain and motivate exceptional leaders, (ii) structured to align compensation with our overall performance and growth in distributions to unitholders, (iii) implemented to promote achievement of short-term and long-term business objectives consistent with our strategic plans and (iv) applied to reward performance. The board of directors will appoint the initial members to this committee following completion of this offering.

EXECUTIVE COMPENSATION

        Our general partner, under the direction of its officers and the board of directors, is responsible for managing our operations and employs all of the employees that operate our business. The compensation payable to the officers of our general partner is paid by our general partner and such payments are reimbursed by us on a dollar-for-dollar basis. See "The Partnership Agreement—Reimbursement of Expenses."

        This section addresses our general partner's executive compensation program for its named executive officers. It includes a discussion of the material elements of compensation earned by, or awarded or paid to, the Chief Executive Officer and two other most highly compensated "named executive officers" of our general partner. This section also describes the compensation actions taken by our general partner during 2014 and is intended to provide a further understanding of the amounts displayed in the required tabular disclosures. In addition, we highlight certain attributes of our general partner's executive compensation program and compensation approach that it intends to adopt when we are a publicly traded limited partnership. The information set forth in this section is presented pursuant to the reduced disclosure rules applicable to emerging growth companies. See "Prospectus Summary—Implications of Being an Emerging Growth Company."

        Our named executive officers for 2014 were:

  •
  Scott L. Tonn, who has served as the Chief Executive Officer of our general partner since November 1, 2014;

  •
  Kevin Adler, who served as the Chief Executive Officer of our general partner during part of 2014;

  •
  Sharon Mauer, who has served as General Counsel and Secretary of our general partner since January 2014; and

  •
  Jason Barrett, who served as the Managing Director of our general partner during 2014.

        During November 2014, our general partner appointed Mr. Tonn as its Chief Executive Officer, Mr. Kaltsas as its Chief Operating Officer and Mr. Cunningham as its Chief Financial Officer. Mr. Adler is no longer an executive officer or director of our general partner.

Summary Compensation Table

        The following table shows information regarding the compensation of our general partner's named executive officers for services performed in the year ended December 31, 2014.

Name and Principal Position	Year	Salary ($)(2)	Equity Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Scott L. Tonn(1)	2014	$78,844	—	—	—	$78,844
Chief Executive Officer
Kevin Adler	2014	$75,000	—	—	—	$75,000
Former Chief Executive Officer
Sharon Mauer	2014	$177,083	—	—	—	$177,083
General Counsel and Secretary
Jason Barrett	2014	$190,000	—	—	—	$190,000
Managing Director

(1)
Mr. Tonn has served as the Chief Executive Officer of our general partner since November 2014.

(2)
In addition to the salary for Mr. Tonn noted in the table above, a portion of the salary of Mr. Tonn equal to $189,230 was placed into a deferred cash account and will be released to him upon the consummation of the offering.

Narrative Disclosure to Summary Compensation Table

Elements of Compensation

        The primary elements of our general partner's compensation structure are base salary, annual cash incentive bonuses and certain employee benefits and perquisites. The objectives of each principal element of our general partner's executive compensation program for fiscal year 2014 are described in more detail below.

Base Salary

        The named executive officers receive a base salary to compensate them for services they render. The base salary is intended to provide a fixed component of compensation that reflects the executive's skill set, experience, role and responsibilities. It is designed to be at a level that our general partner believes is reflective of the market and necessary to attract and retain the caliber of professionals needed to achieve high performance and grow our business and provides for increases based upon the achievement of certain, value-enhancing performance conditions.

Annual Cash Incentives Bonus

        The second component of our general partner's named executive officer compensation is discretionary annual cash incentive bonuses based on company performance. The bonuses are entirely discretionary and are not awarded unless our general partner feels that the executive's performance has provided substantial contributions to the Partnership's value.

Employee Benefits and Perquisites

        Our general partner maintains various benefit programs for eligible employees, including its named executive officers. These benefits include programs such as medical, dental and a 401(k) defined contribution plan.

Current Employee Agreements

        Our general partner is party to an employment agreement with Kevin Adler (dated February 4, 2013) and a letter agreement with Jason Barrett (dated April 11, 2013) (the "Prior Agreement").

        Under Mr. Adler's employment agreement, he was entitled to an initial base salary of $75,000, which would (i) be increased to $400,000 in the event that we managed over $400 million of assets or became listed on a national stock exchange and (ii) be increased to $800,000 in the event that both (a) we managed over $1.5 billion of assets and (b) our public market equity capitalization exceeded $1.5 billion for twenty consecutive trading days. Mr. Adler was also eligible for a discretionary bonus. In the event of a termination without cause, Mr. Adler was, subject to him signing a release of claims, entitled to receive severance consisting of 12 months of his base salary, payable in a lump sum. Mr. Adler's prior employment agreement also required him to comply with certain restrictive covenants.

        Under Mr. Barrett's prior letter agreement, he was entitled to an initial base salary of $165,000, which would (i) be increased to $250,000 in the event that we managed over $400 million of assets or became listed on a national stock exchange and (ii) be increased to $300,000 in the event that both (a) we managed over $1.5 billion of assets and (b) our public market equity capitalization exceeded $1.5 billion for twenty consecutive trading days. Mr. Barrett was also eligible for a discretionary bonus. Mr. Barrett's prior letter agreement also contemplated that he would be issued phantom stock and equity interests if we became listed on a national stock exchange. In the event of a termination without cause, Mr. Barrett was entitled to receive severance consisting of three months of his base salary, payable in a lump sum and automatic vesting of equity incentive compensation. Mr. Barrett's prior letter agreement also required him to comply with certain restrictive covenants.

        Our general partner intends to enter into new employment agreements with each of its executive officers prior to the consummation of this offering (collectively, the "Employment Agreements"). The Employment Agreements will supersede any prior agreements.

New Executive Employment Agreements

        In connection with this offering, our general partner will enter into new employment agreements with each of Messrs. Tonn, Kaltsas, Cunningham, Morrow and Barrett and Ms. Mauer. To the extent an executive officer had an existing employment agreement with our general partner, the new agreement will supersede the former agreement in all respects. Each of the agreements will provide that the applicable executive continue to serve in his or her capacity for a specified term or until his or her employment is terminated by us or the applicable executive, which may be at any time, with or without cause, subject to the provisions of the employment agreement. Each Agreement will entitle the executive to receive an annual base salary and each executive will also be eligible to receive annual cash bonuses and equity compensation under our long-term incentive plan, in each case, based on criteria mutually agreed upon in good faith, by our board of directors and the applicable executive. Each executive is also entitled to participate in the 401(k) and other employee welfare benefit plans sponsored by our general partner. Our general partner will pay or reimburse each executive for reasonable business expenses incurred in connection with the executive's duties on our behalf.

        Pursuant to the employment agreements, if an executive is terminated without "cause" or he or she resigns for "good reason" (each, as defined in the employment agreements included as Exhibits 10.4, 10.5, 10.6, 10.7, 10.8 and 10.10 to the registration statement of which this prospectus forms a part), subject to his or her execution of a release of claims against us, he or she will be entitled to receive any accrued but unpaid base salary and bonus and, in the case of Messrs. Kaltsas, Cunningham, Morrow and Barrett and Ms. Mauer, severance payments based on monthly base salary and target bonus then in effect payable over a specified period of 8 to 12 months. In connection with a termination without cause or for good reason, all equity awards scheduled to vest on the next annual vesting date will vest within 60 days of the date of termination. In addition, upon the occurrence of a change of control of our company, we will consider full vesting of the executives' equity awards at our board of directors discretion.

        Each agreement will contain confidentiality provisions and a representation and warranty that performance of the executive's employment obligations under the agreement will not cause him or her to breach any non-disclosure agreement by which he or she is bound. The agreements will contain a covenant not to engage in any business that competes with us during the term of his or her employment and for a specified period thereafter, and a covenant not to solicit employees during the term of his or her employment and for a specified period thereafter and customary non-disparagement covenants.

        Pursuant to their respective employment agreements following the completion of this offering, Messrs. Tonn, Kaltsas, Cunningham, Morrow and Barrett and Ms. Mauer will initially be entitled to an annual base salary of $850,000, $335,000, $335,000, $335,000, $450,000 and $350,000 and a cash bonus of up to 70%, 50%, 50%, 50%, 120% and 50% of their respective base salary as determined by the board of directors or a committee thereof. If Mr. Tonn is terminated without cause or resigns for good reason, or if his employment agreement is not renewed at the end of its initial term, he will be entitled to all accrued and unpaid compensation and benefits as well as a series of cash payments equal to two years' worth of his base salary in effect at the time of termination and 200% of his then target bonus payable over the 24 months following his termination. Pursuant to their respective employment agreements Messrs. Tonn, Kaltsas, Cunningham, Morrow and Barrett and Ms. Mauer will be entitled to up to 20%, 5%, 5%, 7.84%, 7.31% and 6.19%, respectively, of the eligible pool of LTIP awards. In addition, certain of our executive officers hold or are expected to receive grants of units in our general partner. Under the terms of his employment agreement, Mr. Tonn will be eligible to receive a grant of up to 5% of the outstanding common units of our general partner. As a member of BKM, Mr. Barrett currently indirectly holds units in our general partner. As of the effective date of his employment agreement, 80% of such units will vest and the remaining 20% of such units will be subject to continued vesting based on his continued employment with our general partner. Mr. Tonn's employment agreement will be deemed effective as of September 8, 2014 and has an initial term of five years. Messrs. Kaltsas's and Cunningham's employment agreements will be deemed effective as of October 1, 2014 and have initial terms of four years. Mr. Barrett's employment agreement will be deemed effective as of September 9, 2014 and has an initial term of four years. Mr. Morrow's employment agreement will be deemed effective as of December 18, 2014 and has an initial term of four years. Ms. Mauer's employment agreement will be deemed effective as of January 2015, and has an initial term ending on December 31, 2018.

Long-Term Incentive Plan

        In connection with this offering, our general partner's board of directors will adopt the Sol-Wind Renewable Power, LP Long-Term Incentive Compensation Plan (the "LTIP") for non-employee directors, employees and consultants of our general partner, employees of affiliates who are seconded to or who provide services to the general partner, and any other person the administrator determines is providing meaningful services to us. All determinations with respect to awards to be made to directors will be made by the board of directors of our general partner or, with respect to employees and consultants, any committee thereof that may be established for such purpose or by any delegate of the board of directors of our general partner or such committee, subject to applicable law and the terms of the LTIP, which together we refer to as the administrator.

        We will issue 1,277,047 phantom units to our general partner's directors, officers and employees in connection with this offering. The phantom units will vest ratably over a four-year period on each anniversary of the date of grant and upon vesting will be settled by issuing the recipient a fully-vested common unit subject to the grantee's continued employment with the general partner on the applicable vesting date. Holders of the awards will not be entitled to participate in distributions to our common and subordinated unitholders prior to vesting.

        The following description reflects the principal terms that are currently expected to be included in the LTIP.

  General

        The LTIP will provide for the grant, from time to time at the discretion of the administrator, of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights and other unit-based awards. The LTIP will limit the number of units that may be delivered pursuant to awards to an amount of units equal to 2,003,726 units, subject to proportionate adjustment in the event of unit splits and similar events. Common units subject to awards that are canceled, forfeited, or otherwise terminated without delivery of the common units will be available for delivery pursuant to other awards. Common units that are withheld or tendered to pay taxes or an exercise price with respect to an award, including through net settlement, will again be available for delivery pursuant to other awards. To the extent permitted by law and applicable exchange listing rules, substitute awards and units issued in place of outstanding awards will not be counted against the units available under the LTIP.

  Restricted Units and Phantom Units

        A restricted unit is a common unit that is subject to forfeiture. Upon vesting, the forfeiture restrictions lapse and the recipient holds a common unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the grantee to receive a common unit upon the vesting of the phantom unit or, on a deferred basis, upon specified future dates or events or, in the discretion of the administrator, cash equal to the fair market value of a common unit. The administrator may make grants of restricted and phantom units under the LTIP that contain such terms, consistent with the LTIP, as the administrator may determine are appropriate, including the period over which restricted or phantom units will vest.

        Distributions made with respect to awards of restricted units may be subject to the same vesting requirements as the restricted units, in which case such distributions will be held and paid upon vesting of the restricted units.

  Distribution Equivalent Rights

        The administrator, in its discretion, may also grant distribution equivalent rights, either as standalone awards or in tandem with other awards. Distribution equivalent rights are rights to receive an amount in cash, restricted units or phantom units equal to all or a portion of the cash distributions made on units during the period an award remains outstanding.

  Unit Options and Unit Appreciation Rights

        The LTIP also permits the grant of options covering common units. Unit options represent the right to purchase a number of common units at a specified exercise price. Unit appreciation rights represent the right to receive the appreciation in the value of a number of common units over a specified exercise price, either in cash or in common units. Unit options and unit appreciation rights may be granted to such eligible individuals and with such terms as the administrator may determine, consistent with the LTIP; however, a unit option or unit appreciation right must have an exercise price equal to at least the fair market value of a common unit on the date of grant. Unit appreciation rights may be granted in tandem with unit options, in which case the holder of the tandem award may exercise the unit option or the unit appreciation right but not both. The term of a unit option or a unit appreciation right may not exceed 10 years.

  Unit Awards

        Awards covering common units may be granted under the LTIP with such terms and conditions, including restrictions on transferability, as the administrator may establish.

  Other Unit-Based Awards

        The LTIP also permits the grant of "other unit-based awards," which are awards that, in whole or in part, are valued or based on or related to the value of a common unit. The vesting of an other unit-based award may be based on a participant's continued service, the achievement of performance criteria or other measures. Other unit-based awards that vest based on performance criteria are referred to in the LTIP as "performance units." On vesting or on a deferred basis upon specified future dates or events, an other unit-based award may be paid in cash and/or in units (including restricted units), or any combination thereof as the administrator may determine.

  Source of Common Units

        Common units to be delivered with respect to awards may be newly issued units, common units acquired by us in the open market or from an affiliate, common units already owned by us, or any combination of the foregoing. If we issue new common units upon the grant, vesting or payment of awards under the LTIP, the total number of common units outstanding will increase.

  Anti-Dilution Adjustments and Change in Control

        With respect to a combination or exchange of units, a merger or consolidation or recapitalization or reorganization, the administrator will have discretion to adjust awards in the manner it deems appropriate and to make equitable adjustments, if any, with respect to the number of units available under the LTIP and the kind of units or other securities available for grant under the LTIP, including the number and type of units subject to outstanding awards. Furthermore, upon any such event, including a change in control, the administrator will generally have discretion to (i) accelerate the time of exercisability or vesting or payment of an award, (ii) require awards to be surrendered in exchange for a cash payment or substitute other rights or property for the award, or (iii) provide for the award to be assumed by a successor or one of its affiliates, with appropriate adjustments thereto. Absent one of these events, the exercise or purchase price of an outstanding award may not be reduced, nor may an outstanding unit option or unit appreciation right be canceled in exchange for cash or another award with a reduced exercise price or purchase price without the approval of our unitholders.

  Termination of Employment

        The consequences of the termination of a grantee's employment with the general partner or our affiliates or membership on the board of directors of our general partner will generally be determined by the administrator in the terms of the relevant award agreement.

  Amendment or Termination of the LTIP

        The administrator, at its discretion, may terminate the LTIP at any time with respect to the common units for which a grant has not previously been made. Subject to the rules of the principal securities exchange on which our common units are traded, the administrator also has the right to alter or amend the LTIP or any part of it from time to time or to amend any outstanding award made under the LTIP, provided that no change in any outstanding award may be made that would materially impair the vested rights of the participant without the consent of the affected participant.

Director Compensation

        The officers or employees of our general partner who also serve as directors of our general partner will not receive additional compensation for their service as a director of our general partner. Directors of our general partner who are not officers or employees of our general partner will receive compensation as set by our general partner's board of directors. During 2014, Mr. Kelly received a fee of $4,000 per month for his services as chairman of our general partner. Effective as of the closing of this offering, Mr. Kelly will receive cash compensation of $75,000 per year and each other non-employee director that is not an a employee of a member of our general partner will receive compensation of $50,000 per year payable in a combination of cash and awards under our LTIP. In addition, each such non-employee director will receive $750 for each meeting attended. The chairman of the Audit Committee will receive an annual fee of $10,000 per year, the chairman of the Conflicts Committee will receive an annual fee of $12,000 per year and the chairman of the Compensation Committee will receive an annual fee of $5,000 per year. Each other committee member will also receive an annual fee of $3,000 per year. Unless otherwise determined by the administrator, these units will vest ratably over four years beginning one year from the grant date, subject to the grantee's continued service on the applicable vesting date. In addition, non-employee directors will be reimbursed for out-of-pocket expenses in connection with attending meetings of the board of directors or its committees.

        Each director will be indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our units that, upon the completion of this offering and the related transactions and assuming that the underwriters do not exercise their right to purchase the option units, will be owned by:

  •
  each person or group of persons known by us to be a beneficial owner of 5% or more of the then-outstanding units;

  •
  each director of our general partner;

  •
  each executive officer of our general partner; and

  •
  all directors and executive officers of our general partner as a group.

        The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable.

        Percentage of total units to be beneficially owned after this offering is based on the number of units expected to be outstanding after this offering.

Name and Address of Beneficial Owner(1)	Common Units To Be Beneficially Owned After This Offering(2)(3)	Percentage of Common Units To Be Beneficially Owned After This Offering(2)(3)	Subordinated Units To Be Beneficially Owned After This Offering(2)	Percentage of Subordinated Units To Be Beneficially Owned After This Offering	Percentage of Common and Subordinated Units To Be Beneficially Owned After This Offering(2)(3)
40 North Investments LP(4)	1,318,630	13.2%	10,018,630	100%	56.6%
R. David Kelly	—	—	—	—	—
Scott L. Tonn	—	—	—	—	—
David J. Kaltsas	—	—	—	—	—
Kevin Cunningham	—	—	—	—	—
Kevin Adler(5)	—	—	—	—	—
Jason Barrett	—	—	—	—	—
Sharon Mauer	—	—	—	—	—
Michael Morrow	—	—	—	—	—
David Millstone	—	—	—	—	—
David Winter	—	—	—	—	—
Bruce Kayle	—	—	—	—	—
All directors and executive officers of our general partner as a group (10 persons)	—	—	—	—	—

*
Less than 1%.

(1)
The address for each person listed above is c/o Sol-Wind Renewable Power, LP, 405 Lexington Avenue, Suite 732, New York, NY 10174 unless otherwise noted.

(2)
As of the date of this prospectus, there are no arrangements for any listed beneficial owner to acquire within 60 days any common or subordinated units from options, warrants, rights, conversion privileges or similar obligations.

(3)
In connection with the closing of this offering, the board of directors of our general partner will make a grant of phantom units to certain of our directors, executive officers and employees that will vest ratably over four years beginning on the first anniversary of the grant date. The figures in the table do not give effect to this grant. See "Executive Compensation—Long-Term Incentive Plan."

(4)
The units will be held directly by Sol-Wind Share Holdings, LLC. 40 North is the sole member of this entity. 40 North Management serves as principal investment manager to 40 North. Each of Mr. Winter and Mr. Millstone serves as a member of 40 North Management. The principal business address of 40 North Management and 40 North is 9 West 57th Street, 30th Floor, New York, New York 10019. 40 North has entered into an agreement with our general partner to sell our general partner certain of the subordinated units it purchases in the Formation Transactions, if the net proceeds to us from those transactions exceeds certain thresholds. The subordinated units will be sold to our general partner at the price paid by 40 North.

(5)
Served as Chief Executive Officer of our general partner during part of 2014. Not currently a director or executive officer of our general partner.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        After this offering, an entity owned and controlled by 40 North, a member of our general partner, will own all of our subordinated units and 1,318,630 common units, representing approximately 56.6% of our outstanding units and our general partner will own all of the incentive distribution rights.

Distributions and Payments to Our General Partner and its Affiliates

        The following table summarizes the distributions and payments to be made by us to our general partner and its affiliates in connection with the Formation Transactions, ongoing operation and any liquidation of the Partnership. These distributions and payments were determined by and among affiliated entities and, consequently, are not the result of arm's-length negotiations.

Formation Stage
The aggregate consideration received by our general partner, its members and their affiliates prior to or in connection with this offering	All of our incentive distribution rights.

In addition, we will issue all of our subordinated units and 1,318,630 common units to an entity owned and controlled by 40 North, a member of our general partner, in exchange for $248.1 million and we will make a cash payment to our general partner in connection with our acquisition of interests in the Initial Portfolio from our general partner. See "—Agreements with Affiliates in Connection with the Formation Transactions—Acquisition Agreements."

Operational Stage
Distributions of cash to our general partner, its members and their affiliates

We will initially make cash distributions to our unitholders pro rata, including our general partner's members, as the holders of all of our subordinated units and 1,318,630 common units. In addition, if distributions exceed the minimum quarterly distribution and target distribution levels, the incentive distribution rights held by our general partner will entitle our general partner to increasing percentages of the distributions, up to 50% of the distributions above the highest target distribution level.

Assuming we have sufficient available cash to pay the full minimum quarterly distribution on all of our outstanding common and subordinated units for four quarters, an entity owned and controlled by 40 North, a member of our general partner, would receive an annual distribution of $14.7 million on its subordinated units and common units.

If our general partner elects to reset the minimum quarterly distribution, it will be entitled to receive newly issued common units. See "Provisions of Our Partnership Agreement Relating to Cash Distributions—Our General Partner's Right to Reset the Incentive Distribution Level."

Payments to our general partner and its affiliates

Pursuant to the Partnership Agreement, we will reimburse our general partner and its respective affiliates for the payment of certain operating expenses and for the provision of various general and administrative services for our benefit. See "The Partnership Agreement—Reimbursement of Expenses."

Our general partner and its affiliates will not receive any management fee or other compensation in connection with our general partner's management of our business. Our general partner and its affiliates will be entitled to reimbursement for any other expenses they incur on our behalf and any other necessary or appropriate expenses allocable to us or reasonably incurred by our general partner and its affiliates in connection with operating our business to the extent not otherwise covered by the Partnership Agreement. Our Partnership Agreement provides that our general partner will determine any such expenses that are allocable to us in good faith and that such reimbursement will be paid before we make any distributions to our unitholders or in respect of our general partner's interest in us.

Withdrawal or removal of our general partner

If our general partner withdraws or is removed, its general partner interest and incentive distribution rights will either be sold to the new general partner for cash or converted into common units, in each case for an amount equal to the fair market value of those interests. See "The Partnership Agreement—Withdrawal or Removal of Our General Partner."

Liquidation Stage
Liquidation	Upon our liquidation, our partners, including our general partner, will be entitled to receive liquidating distributions according to their particular capital account balances.

Agreements with Affiliates in Connection with the Formation Transactions

        We will enter into various documents and agreements with our general partner related to the Formation Transactions. Some of these agreements are not the result of arm's-length negotiations, and they, or any of the transactions that they provide for, are not and may not be effected on terms at least as favorable to the parties to these agreements as could have been obtained from unaffiliated third parties. Because some of these agreements relate to the Formation Transactions that, by their nature, would not occur in a third-party situation, it is not possible to determine what the differences would be in the terms of these transactions when compared to the terms of transactions with an unaffiliated third party. We believe the terms of these agreements to be comparable to the terms of agreements used in similarly-structured transactions.

Partnership Agreement

        We will enter into the Partnership Agreement with our general partner pursuant to which it will perform certain administrative services for us, including services related to day-to-day management of our business, accounting, finance, business development and acquisitions, legal, risk management, information technology, preparation of Schedule K-1s, investor relations and taxes. In addition, under the agreement our general partner will provide all employees as may be necessary to operate, manage and develop our business. We are required to reimburse our general partner for their direct expenses or, where the direct expenses cannot reasonably be determined, an allocated cost as set forth in the agreement. The reimbursements to our general partner and its affiliates will be made prior to cash distributions to our common unitholders.

        We have agreed to indemnify each of our general partner, its affiliates (other than us) and its and its affiliates' directors, officers, agents, managing members, partners, stockholders, employees and other representatives to the fullest extent permitted by law from and against any claims, liabilities, losses, damages, costs or expenses (including legal fees) incurred by an indemnified person or threatened in connection with the respective businesses, investments and activities of our subsidiaries receiving services under the Partnership Agreement and us or in respect of or arising from the Partnership Agreement or the services provided by our general partner, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the indemnified person's bad faith, fraud, willful misconduct or recklessness or, in the case of a criminal matter, conduct that the indemnified person knew was unlawful.

        We summarize the other provisions of our Partnership Agreement elsewhere in this prospectus:

  •
  with regard to distributions of cash available for distribution, please read "Provisions of Our Partnership Agreement Relating to Cash Distributions";

  •
  with regard to the fiduciary or other duties of our general partner, please read "Conflicts of Interest and Fiduciary Duties";

  •
  with regard to the transfer of common units, please read "Description of the Common Units—Transfer of Common Units"; and

  •
  with regard to allocations of taxable income and taxable loss, please read "Material U.S. Federal Income Tax Consequences."

Acquisition Agreements

        Immediately prior to the closing of this offering, we will enter into the Acquisition Agreements with our general partner, under which, among other things, our general partner will agree to sell us all of its interests in the Initial Portfolio. We will acquire the equity investments pursuant to the IPPA. The IPPA contains customary representations and warranties related to, among other things, the organization and good standing of us and our general partner, our and our general partner's authorization to enter into the IPPA, our general partner's ownership of or investment in the interests to be sold under the agreements and the lack of governmental or other consents necessary for our general partner to transfer the Initial Portfolio. We will acquire the debt investments pursuant to the A&As. The A&As and IPPA also provide for our general partner's assignment of all of its rights and obligations under the agreements under which it acquired the equity interests in the Initial Portfolio or funded the debt investments in the Initial Portfolio, and our assumption of all of the obligations of our general partner under those agreements. Our general partner has informed us that it will pay $390.6 million for the Initial Portfolio and based on the midpoint of the price range on the cover of this prospectus we will pay our general partner a like amount for the Initial Portfolio. See "Use of Proceeds."

Membership Interest Purchase Agreements

        Our general partner will acquire the equity investments in the Initial Portfolio that it will sell to us in the Formation Transactions pursuant to various membership interest purchase agreements ("MIPAs") with unrelated, third-party owners of such assets. The MIPAs provide that our general partner will acquire the specified renewable energy assets and assume all obligations related to the specified assets.

        Our general partner and its counterparties to the various MIPAs made certain representations and warranties. The seller's representations and warranties include, among other things, the condition of the assets, governmental approvals, title to the assets and rights to use the underlying properties, regulatory filings, absence of litigation and liabilities and the possession of applicable licenses and permits. The seller's representations and warranties generally survive for eighteen months after the closing date, other than fundamental representations such as title to the assets, authority and approval to sell the assets and no violation or breach of certain obligations, which generally survive until 60 days after the applicable statute of limitations. In addition, the MIPAs include covenants made by the seller and our general partner, including covenants that require the seller to maintain its tax status and to promptly make certain regulatory filings.

        The MIPAs require the parties to indemnify each other and each of their respective affiliates for losses and expenses stemming from the breach of any representation or warranty, covenant and certain other items, including expected tax treatment. Subject to certain limited exceptions, the parties are generally only able to seek reimbursement for losses up to a maximum amount specified in the agreement, generally the purchase price. In addition, subject to specified exceptions, losses associated with breaches of representations and warranties generally must exceed certain dollar amounts before a claim for indemnification can be made. Even after the applicable threshold has been reached, a claim for indemnification for losses associated with breaches of representations and warranties is subject to specified aggregate deductibles and cap amounts and certain other adjustments. Subject to certain regulatory, tax and other conditions, our general partner may assign any and all of its rights under the MIPAs, including its rights to indemnification and enforcement of the other obligations of the seller.

Registration Rights

        Under our Partnership Agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other limited partner interests proposed to be sold by our general partner or any of its affiliates or their assignees. The Partnership Agreement provides our general partner with both demand and piggyback registration rights. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions. See "Units Eligible for Future Sale."

Procedures for Review, Approval and Ratification of Transactions with Related Persons

        The board of directors of our general partner will adopt a related party transactions policy in connection with the closing of this offering that will provide that the Audit Committee of the board of directors of our general partner will review on at least a quarterly basis all related person transactions that are required to be disclosed under SEC rules and, when appropriate, initially authorize or ratify all such transactions. In the event that the board of directors of our general partner or its authorized committee considers ratification of a related person transaction and determines not to so ratify, the related party transactions policy will provide that our management will make all reasonable efforts to cancel or annul the transaction.

        The related party transactions policy will provide that, in determining whether or not to recommend the initial approval or ratification of a related person transaction, the board of directors of our general partner or its authorized committee should consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (1) whether there is an appropriate business justification for the transaction; (2) the benefits that accrue to us as a result of the transaction; (3) the terms available to unrelated third parties entering into similar transactions; (4) the impact of the transaction on a director's independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director or an immediate family member of a director is a partner, unitholder, member or executive officer); (5) the availability of other sources for comparable products or services; (6) whether it is a single transaction or a series of ongoing, related transactions; and (7) whether entering into the transaction would be consistent with the code of business conduct and ethics.

        The related party transactions policy described above will be adopted in connection with the closing of this offering, and as a result the transactions described above were not reviewed under such policy.

CONFLICTS OF INTEREST AND FIDUCIARY DUTIES

Conflicts of Interest

        Conflicts of interest exist and may arise in the future as a result of the relationships between our general partner and its affiliates, on the one hand, and our partnership and our limited partners, on the other hand. The directors and officers of our general partner have fiduciary or other duties to manage our general partner in a manner beneficial to its owners. At the same time, our general partner has a duty to manage our partnership in a manner it believes is in our best interests.

        Whenever a conflict arises between our general partner or its affiliates, on the one hand, and us and our limited partners, on the other hand, our general partner will resolve that conflict. Our Partnership Agreement contains provisions that modify and limit our general partner's duties to our common unitholders. Our Partnership Agreement also restricts the remedies available to our common unitholders for actions taken by our general partner that, without those limitations, might constitute breaches of its duty.

        Whenever a conflict arises between our general partner or its affiliates, on the one hand, and us and our limited partners, on the other hand, the resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all our limited partners and shall not constitute a breach of our Partnership Agreement, of any agreement contemplated thereby or of any duty, if the resolution or course of action in respect of such conflict of interest is:

  •
  approved by the Conflicts Committee, although our general partner is not obligated to seek such approval;

  •
  approved by the vote of a majority of the outstanding common units, excluding any common units owned by our general partner or any of its affiliates;

  •
  on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

  •
  fair and reasonable to us, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us.

        Our general partner may, but is not required to, seek the approval of such resolutions from the Conflicts Committee or from a majority of the outstanding common units as described above. If our general partner does not seek approval from the Conflicts Committee or from a majority of the outstanding common units as described above and the board of directors of our general partner approves the resolution or course of action taken with respect to the conflict of interest, then it will be presumed that, in making its decision, the board of directors of our general partner acted in good faith, and in any proceeding brought by or on behalf of us or any of our unitholders, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in our Partnership Agreement, the board of directors of our general partner or the Conflicts Committee of our general partner may consider any factors they determine in good faith to consider when resolving a conflict. An independent third party is not required to evaluate the resolution. Under our Partnership Agreement, a determination, other action or failure to act by our general partner, the board of directors of our general partner or any committee thereof (including the Conflicts Committee) will be deemed to be "in good faith" unless our general partner, the board of directors of our general partner or any committee thereof (including the Conflicts Committee) believed such determination, other action or failure to act was not in the best interests of the Partnership. See "Management—Committees of the Board of Directors—Conflicts Committee" for information about the Conflicts Committee.

        Conflicts of interest could arise in the situations described below, among others.

The members of our general partner own and control our general partner, which has sole responsibility for conducting our business and managing our operations. Our general partner and its affiliates, including its members, have conflicts of interest with us and limited duties, and they may favor their own interests to the detriment of us and our unitholders.

        The members of our general partner own and control our general partner and appoint all of the directors of our general partner. Although our general partner has a duty to manage us in a manner it believes to be in our best interests, the executive officers and directors of our general partner have a fiduciary duty to manage our general partner in a manner beneficial to its members. Therefore, conflicts of interest may arise between the members of our general partner or any of their respective affiliates, including our general partner, on the one hand, and us or any of our unitholders, on the other hand. In resolving these conflicts of interest, our general partner may favor its own interests and the interests of its members over the interests of our common unitholders. These conflicts include the following situations, among others:

  •
  our general partner is allowed to take into account the interests of parties other than us, such as its members, in exercising certain rights under our Partnership Agreement, which has the effect of limiting its duty to our unitholders;

  •
  our Partnership Agreement replaces the fiduciary or other duties that would otherwise be owed by our general partner with contractual standards governing its duties, limits our general partner's liabilities and restricts the remedies available to our unitholders for actions that, without such limitations, might constitute breaches of fiduciary duty;

  •
  except in limited circumstances, our general partner has the power and authority to conduct our business without unitholder approval;

  •
  our general partner determines the amount and timing of asset purchases and sales, borrowings and issuances of additional partnership securities and the creation, reduction or increase of reserves, each of which can affect the amount of cash that is distributed to our unitholders;

  •
  our general partner determines the amount and timing of any capital expenditure and whether a capital expenditure is classified as an ongoing capital expenditure, which reduces operating surplus, or a replacement capital expenditure, which does not reduce operating surplus. See "Provisions of our Partnership Agreement Relating to Our Cash Distributions—Capital Expenditures" for a discussion on when a capital expenditure constitutes an ongoing capital expenditure or a replacement capital expenditure. This determination can affect the amount of cash that is distributed to our unitholders which, in turn, may affect the ability of the subordinated units to convert. See "Provisions of our Partnership Agreement Relating to Our Cash Distributions—Subordination Period";

  •
  our general partner determines which costs incurred by it are reimbursable by us, subject to the provisions of the Partnership Agreement;

  •
  our general partner may cause us to borrow funds in order to permit the payment of cash distributions, even if the purpose or effect of the borrowing is to make a distribution on the subordinated units, to make incentive distributions or to accelerate the expiration of the subordination period;

  •
  our Partnership Agreement permits us to distribute up to $13 million as operating surplus, even if it is generated from asset sales, non-working capital borrowings or other sources that would otherwise constitute capital surplus. This cash may be used to fund distributions on our subordinated units or the incentive distribution rights;

  •
  our Partnership Agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered to us or entering into additional contractual arrangements with its affiliates on our behalf;

  •
  our general partner is entitled to own or acquire on its own behalf renewable energy assets and is only required to offer to sell such assets to us if it seeks to sell them;

  •
  our general partner intends to limit its liability regarding our contractual and other obligations;

  •
  our general partner may exercise its right to call and purchase common units if it and its affiliates own more than 80% of the common units;

  •
  our general partner controls the enforcement of obligations that it and its affiliates owe to us;

  •
  our general partner decides whether to retain separate counsel, accountants or others to perform services for us; and

  •
  our general partner may elect to cause us to issue common units to it in connection with a resetting of the target distribution levels related to our general partner's incentive distribution rights without the approval of the Conflicts Committee or our common unitholders. This election may result in lower distributions to the common unitholders in certain situations.

        See "Conflicts of Interest and Fiduciary Duties."

Our general partner's discretion in establishing cash reserves may reduce the amount of available cash.

        Our Partnership Agreement requires our general partner to deduct from operating surplus cash reserves that it determines are necessary to fund our future operating expenditures. In addition, the Partnership Agreement permits the general partner to reduce available cash by establishing cash reserves for the proper conduct of our business, to comply with applicable law or agreements to which we are a party, or for certain other purposes. These cash reserves will affect the amount of available cash.

Our general partner may cause us to borrow funds in order to make cash distributions, even where the purpose or effect of the borrowing benefits the general partner or its affiliates.

        In some instances, our general partner may cause us (including our subsidiaries) to borrow funds in order to permit the payment of cash distributions. These borrowings are permitted even if the purpose and effect of the borrowing is to enable us to make a distribution on the subordinated units, to make incentive distributions or to hasten the expiration of the subordination period.

Our Partnership Agreement limits our general partner's fiduciary or other duties to holders of our common and subordinated units and restricts the remedies available to holders of our units for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty.

        Our Partnership Agreement contains provisions that eliminate and replace the fiduciary standards to which our general partner would otherwise be held by state fiduciary duty law. For example, our Partnership Agreement permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner, or otherwise free of fiduciary or other duties to us and our unitholders. This entitles our general partner to consider only the interests and factors that it desires and relieves it of any duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or our limited partners. Examples of decisions that our general partner may make in its individual capacity include:

  •
  whether or not to sell any renewable energy asset it may purchase from time to time;

  •
  whether to exercise its limited call right;

  •
  how to exercise its voting rights with respect to the units it owns;

  •
  whether to elect to reset target distribution levels; and

  •
  whether or not to consent to any merger or consolidation of the Partnership or amendment to the Partnership Agreement.

        In addition, our Partnership Agreement contains provisions that restrict the remedies available to unitholders for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty under state fiduciary duty law. For example, our Partnership Agreement provides that:

  •
  whenever our general partner makes a determination or takes, or declines to take, any other action in its capacity as our general partner, our general partner is required to make such determination, or take or decline to take such other action, in good faith, and will not be subject to any other or different standard imposed by our Partnership Agreement, Delaware law, or any other law, rule or regulation, or at equity;

  •
  our general partner will not have any liability to us or our unitholders for decisions made in its capacity as a general partner so long as it acted in good faith, meaning that it believed that the decision was in the best interest of our partnership;

  •
  our general partner and its officers and directors will not be liable for monetary damages to us or our limited partners resulting from any act or omission unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that our general partner or its officers and directors, as the case may be, acted in bad faith or, in the case of a criminal matter, acted with knowledge that the conduct was criminal; and

  •
  our general partner will not be in breach of its obligations under the Partnership Agreement or its duties to us or our limited partners if a transaction with an affiliate or the resolution of a conflict of interest is:

  •
  approved by the Conflicts Committee, although our general partner is not obligated to seek such approval; or

  •
  approved by the vote of a majority of the outstanding common units, excluding any common units owned by our general partner and its affiliates.

        In connection with a situation involving a transaction with an affiliate or a conflict of interest, any determination by our general partner must be made in good faith. If an affiliate transaction or the resolution of a conflict of interest is not approved by our common unitholders or the Audit Committee then it will be presumed that, in making its decision, taking any action or failing to act, the board of directors of our general partner acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the Partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. By purchasing a common unit, a common unitholder agrees to become bound by the provisions in the Partnership Agreement, including the provisions discussed above. See "Conflicts of Interest and Fiduciary Duties—Fiduciary Duties."

Our common unitholders have limited voting rights and are not entitled to appoint our general partner or its directors, which could reduce the price at which our common units will trade.

        Unlike the holders of common stock in a corporation, unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management's decisions regarding our business. Unitholders will have no right on an annual or ongoing basis to appoint our general partner or its board of directors. The board of directors of our general partner, including each independent director, is chosen by its members as a result of it owning our general partner, and not by our unitholders. See "Management" and "Certain Relationships and Related Party Transactions."

Unlike publicly-traded corporations, we will not conduct annual meetings of our unitholders to appoint directors or conduct other matters routinely conducted at annual meetings of stockholders of corporations.

Even if our common unitholders are dissatisfied, they cannot initially remove our general partner without the consent of its members.

        If our unitholders are dissatisfied with the performance of our general partner, they will have limited ability to remove our general partner. Unitholders initially will be unable to remove our general partner without the consent of its members because our general partner's members will own sufficient units upon the completion of this offering to be able to prevent its removal. The vote of the holders of at least 66 2/3% of the outstanding units, including the units held by our general partner, its members and their affiliates, voting together as a single class, is required to remove our general partner. Upon completion of this offering, an entity owned and controlled by 40 North will own all of our subordinated units and 1,318,630 common units, representing approximately 56.6% of our outstanding units. In addition, any vote to remove our general partner during the subordination period must provide for the election of a successor general partner by the holders of a majority of the common units and a majority of the subordinated units, voting as separate classes.

Our general partner's general partner interest or the control of our general partner may be transferred to a third party without unitholder consent.

        Our general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of our unitholders. Furthermore, our Partnership Agreement does not restrict the ability of the members of our general partner to transfer their respective membership interests in our general partner to a third party. The new members of our general partner would then be in a position to replace the board of directors and executive officers of our general partner with their own designees and thereby exert significant control over the decisions taken by the board of directors and executive officers of our general partner. This effectively permits a "change of control" without the vote or consent of our common unitholders.

Our Partnership Agreement restricts the voting rights of unitholders owning 20% or more of our common units.

        Unitholders' voting rights are further restricted by a provision of our Partnership Agreement providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than our general partner, its affiliates, their direct transferees and their indirect transferees approved by our general partner (which approval may be granted in its sole discretion) and persons who acquired such units with the prior approval of our general partner, cannot vote on any matter.

Fiduciary Duties

        Duties owed to common unitholders by our general partner are prescribed by law and our Partnership Agreement. The Delaware Act provides that Delaware limited partnerships may, in their partnership agreements, expand, restrict or eliminate the fiduciary or other duties otherwise owed by a general partner to limited partners and the partnership.

        Our Partnership Agreement contains various provisions eliminating and replacing the fiduciary or other duties that might otherwise be owed by our general partner. We have adopted these provisions to allow our general partner or its affiliates to engage in transactions with us that otherwise might be prohibited by state-law fiduciary duty standards and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. We believe this is appropriate and necessary because the board of directors of our general partner has a duty to manage our partnership in good faith and a duty to manage our general partner in a manner beneficial to its owner. Without these modifications, our general partner's ability to make decisions involving conflicts of interest would be restricted. The modifications to the fiduciary standards enable our general partner to take into consideration all parties involved in the proposed action. These modifications also enable our general partner to attract and retain experienced and capable directors. These modifications are detrimental to our common unitholders because they restrict the remedies available to our common unitholders for actions that, without those limitations, might constitute breaches of duty, as described below, and permit our general partner to take into account the interests of third parties in addition to our interests when resolving conflicts of interest. The following is a summary of the material restrictions of the duties owed by our general partner to our limited partners:

State law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in a Partnership Agreement providing otherwise, would generally require a general partner to act for the partnership in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a Partnership Agreement providing otherwise, would generally require that any action taken or transaction engaged in be entirely fair to the partnership.
Partnership Agreement modified standards

Our Partnership Agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues about compliance with fiduciary or other duties or applicable law. For example, our Partnership Agreement provides that when our general partner is acting in its capacity as our general partner, as opposed to in its individual capacity, it must act in good faith and will not be subject to any other standard under applicable law. In addition, when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act without any fiduciary obligation to us or the common unitholders whatsoever. These standards reduce the obligations to which our general partner would otherwise be held.

If our general partner does not obtain approval from the Conflicts Committee or our common unitholders, excluding any common units owned by our general partner or its affiliates, and the board of directors of our general partner approves the resolution or course of action taken with respect to the conflict of interest, then it will be presumed that, in making its decision, its board, which may include board members affected by the conflict of interest, acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our general partner would otherwise be held.

Rights and remedies of common unitholders

The Delaware Act generally provides that a limited partner may institute legal action on behalf of the partnership to recover damages from a third party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. These actions include actions against a general partner for breach of its fiduciary duties or of our Partnership Agreement. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of itself and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners.

Partnership Agreement modified standard

The Delaware Act provides that, unless otherwise provided in a Partnership Agreement, a partner or other person shall not be liable to a limited partnership or to another partner or to another person that is a party to or is otherwise bound by a Partnership Agreement for breach of fiduciary duty for the partner's or other person's good faith reliance on the provisions of the Partnership Agreement. Under our Partnership Agreement, to the extent that, at law or in equity, an indemnitee has duties (including fiduciary duties) and liabilities relating thereto to us or to our partners, our general partner and any other indemnitee acting in connection with our business or affairs shall not be liable to us or to any partner for its good faith reliance on the provisions of our Partnership Agreement.

        In addition to the other more specific provisions limiting the obligations of our general partner, our Partnership Agreement further provides that our general partner and its officers and directors will not be liable for monetary damages to us or our limited partners for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that our general partner or its officers and directors acted in bad faith or in the case of a criminal matter, acted with knowledge that such person's conduct was unlawful.

        By purchasing our common units, each common unitholder automatically agrees to be bound by the provisions in our Partnership Agreement, including the provisions discussed above. This is in accordance with the policy of the Delaware Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a limited partner to sign a Partnership Agreement does not render the Partnership Agreement unenforceable against that person.

Right of First Offer

        Under the terms of the Partnership Agreement, to the extent our general partner seeks to sell any other solar or wind power generation assets, it must first offer us the right to purchase such assets at a purchase price determined by criteria defined in the Partnership Agreement prior to offering such assets to any other third party, and in each case our decision whether to accept such offer will be subject to the approval of the Conflicts Committee. However, our general partner is under no obligation to sell any asset and, therefore, may compete with us under certain circumstances.

Indemnification

        Under our Partnership Agreement, we must indemnify our general partner and its officers, directors, managers and certain other specified persons, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our general partner or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We must also provide this indemnification for criminal proceedings unless our general partner or these other persons acted with knowledge that their conduct was unlawful. Thus, our general partner could be indemnified for its negligent acts if it meets the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and, therefore, unenforceable. See "The Partnership Agreement—Indemnification."

DESCRIPTION OF THE COMMON UNITS

The Common Units

        The common units and subordinated units are separate classes of limited partner interests in us. The holders of units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under our Partnership Agreement. For a description of the relative rights and preferences of common and subordinated units in and to partnership distributions, please read this section and "Cash Distribution Policy and Restrictions on Distributions." For a description of other rights and privileges of limited partners under our Partnership Agreement, including voting rights, please read "The Partnership Agreement."

Transfer Agent and Registrar

Duties

        American Stock Transfer and Trust will serve as the registrar and transfer agent for the common units. We will pay all fees charged by the transfer agent for transfers of common units except the following, which must be paid by our common unitholders:

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  surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

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  special charges for services requested by a holder of a common unit; and

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  other similar fees or charges.

        There will be no charge to our unitholders for disbursements of our cash distributions. We will indemnify each of the transfer agent, its agents and their respective stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for activities performed in such capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

        The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor is appointed, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

        Upon the transfer of a common unit in accordance with our Partnership Agreement, the transferee of the common unit will be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Each transferee:

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  represents that the transferee has the capacity, power and authority to become bound by our Partnership Agreement;

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  automatically becomes bound by the terms and conditions of, and is deemed to have executed, our Partnership Agreement; and

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  gives the consents, waivers and approvals contained in our Partnership Agreement, such as the approval of all transactions and agreements that we are entering into in connection with our formation and this offering.

        In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units. A transferee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

        Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

        We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities, and any transfers of common units are subject to the laws governing the transfer of securities.

 THE PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of our Partnership Agreement. The form of our Partnership Agreement is included in this prospectus as Appendix A. We will provide prospective investors with a copy of our Partnership Agreement upon request at no charge.

        We summarize the following provisions of our Partnership Agreement elsewhere in this prospectus:

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  with regard to distributions, please read "Provisions of Our Partnership Agreement Relating to Cash Distributions";

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  with regard to the fiduciary or other duties of our general partner, please read "Conflicts of Interest and Fiduciary Duties";

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  with regard to the transfer of common units, please read "Description of the Common Units—Transfer of Common Units"; and

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  with regard to allocations of taxable income and taxable loss, please read "Material U.S. Federal Income Tax Consequences."

Organization and Duration

        We were organized in Delaware in August 2014. Sol-Wind Renewable Power, LP will have a perpetual existence unless terminated pursuant to the terms of its Partnership Agreement.

Purpose

        Our purpose under our Partnership Agreement is to engage in any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law. However, our general partner may not cause us to engage in any business activity that it determines would be reasonably likely to cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

        Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the business of investment in and acquisition of solar and wind power generation assets, including entities that own such assets, our general partner may decline to do so free of any duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interests of us or our limited partners. Our general partner is generally authorized to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Cash Distributions

        Our Partnership Agreement specifies the manner in which we will make cash distributions to our common unitholders and other partnership interests and to holders of incentive distribution rights. For a description of these cash distribution provisions, please read "Provisions of Our Partnership Agreement Relating to Cash Distributions."

Capital Contributions

        Common unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

Limited Voting Rights

        The following is a summary of the unitholder vote required for each of the matters specified below. Matters that require the approval of a "unit majority" require:

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  during the subordination period, the approval of a majority of the outstanding common units, excluding those common units whose vote is controlled by our general partner or its affiliates, and a majority of the subordinated units, voting as separate classes and

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  after the subordination period, the approval of a majority of the outstanding common units.

        In voting their units, our general partner's members and their affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. The incentive distribution rights may be entitled to vote in certain circumstances.

Issuance of additional units	No approval right. See "—Issuance of Additional Interests."
Amendment of the Partnership Agreement

Certain amendments may be made by our general partner without the approval of the common unitholders. Other amendments generally require the approval of a unit majority. See "—Amendment of the Partnership Agreement."

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. See "—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets."
Dissolution of our partnership	Unit majority. See "—Dissolution."
Continuation of our business upon dissolution	Unit majority. See "—Dissolution."
Withdrawal of our general partner	No approval right. See "—Withdrawal or Removal of Our General Partner."
Removal of our general partner

Not less than 66 2/3% of the outstanding units, including the units held by our general partner, its members and their affiliates, voting together as a single class. In addition, any vote to remove our general partner during the subordination period must provide for the election of a successor general partner by the holders of a majority of the common units and a majority of the subordinated units, voting as separate classes. See "—Withdrawal or Removal of Our General Partner."

Transfer of our general partner interest	No approval right. See "—Transfer of General Partner Interest."
Transfer of incentive distribution rights	No approval right. See "—Transfer of Incentive Distribution Rights."
Transfer of ownership interests in our general partner	No approval right. See "—Transfer of Ownership Interests in the General Partner."

        If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquired the units from our general partner or its affiliates and any transferees of that person or group or to any person or group who acquired the units with the specific prior approval of our general partner's board of directors.

Applicable Law; Forum, Venue and Exclusive Jurisdiction; Reimbursement of the Partnership's Fees and Expenses for Unsuccessful Claims

        Our Partnership Agreement is governed by Delaware law. Our Partnership Agreement requires that any claims, suits, actions or proceedings:

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  arising out of or relating in any way to the Partnership Agreement (including any claims, suits, actions or proceedings to interpret, apply or enforce the provisions of our Partnership Agreement or the duties, obligations or liabilities among limited partners or of limited partners to us, or the rights or powers of, or restrictions on, the limited partners or us);

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  brought in a derivative manner on our behalf;

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  asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our general partner, or owed by our general partner, to us or the limited partners;

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  asserting a claim arising pursuant to any provision of the Delaware Act; or

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  asserting a claim governed by the internal affairs doctrine;

shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims. If any person brings any of the aforementioned claims, suits, actions or proceedings and such person does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then such person shall be obligated to reimburse us and our affiliates for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys' fees and other litigation expenses, that the parties may incur in connection with such claim, suit, action or proceeding.

        By purchasing a common unit, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or such other court) in connection with any such claims, suits, actions or proceedings.

Limited Liability

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that it otherwise acts in conformity with the provisions of our Partnership Agreement, such limited partner's liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital such limited partner is obligated to contribute to us for its common units plus its share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by our limited partners as a group:

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  to remove or replace our general partner;

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  to approve some amendments to our Partnership Agreement; or

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  to take other action under our Partnership Agreement;

constituted "participation in the control" of our business for the purposes of the Delaware Act, then our limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us under the reasonable belief that the limited partner is a general partner. Neither our Partnership Agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

        Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the Partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years.

        Following the completion of this offering, we expect that our subsidiaries will conduct business in California, Massachusetts, Montana, New Jersey, Texas, Colorado, Puerto Rico and Canada among other jurisdictions, and we may have subsidiaries that conduct business in other states or countries in the future. Maintenance of our limited liability as owner of our operating subsidiaries may require compliance with legal requirements in the jurisdictions in which the operating subsidiaries conduct business, including qualifying our subsidiaries to do business there.

        Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of our ownership interest in our subsidiaries or otherwise, it were determined that we were conducting business in any jurisdiction without compliance with the applicable limited liability company or limited partnership statute, or that the right or exercise of the right by our limited partners as a group to remove or replace our general partner, to approve some amendments to our Partnership Agreement, or to take other action under our Partnership Agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then our limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of our limited partners.

Issuance of Additional Interests

        Our Partnership Agreement authorizes us to issue an unlimited number of additional partnership interests for the consideration and on the terms and conditions determined by our general partner without the approval of the limited partners.

        It is possible that we will fund acquisitions through the issuance of additional common units or other partnership interests. Holders of any additional common units we issue will be entitled to share pro rata with the then-existing common unitholders in our distributions of cash. In addition, the issuance of additional common units or other partnership interests may dilute the value of the interests of the then-existing limited partners in our net assets.

        In accordance with Delaware law and the provisions of our Partnership Agreement, we may also issue additional partnership interests that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, our Partnership Agreement does not prohibit our subsidiaries from issuing equity interests, which may effectively rank senior to the common units.

        If we issue additional partnership interests, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership interests whenever and on the same terms that we issue partnership interests to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of the general partner and its affiliates, including such interest represented by common units, that existed immediately prior to each issuance.

        The common unitholders will not have preemptive rights under our Partnership Agreement to acquire additional common units or other partnership interests.

Amendment of the Partnership Agreement

General

        Amendments to our Partnership Agreement may be proposed only by our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek approval of the holders of the number of units required to approve the amendment or to call a meeting of our limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments

        No amendment may be made that would:

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  enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

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  enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld in its sole discretion.

        The provision of our Partnership Agreement preventing the amendments having the effects described in the clauses above can be amended upon the approval of at least 90% of the outstanding units, including the units held by our general partner, voting as a single class. Upon completion of this offering, an entity owned and controlled by 40 North will own all of our subordinated units and 1,318,630 common units, representing approximately 56.6% of our outstanding units.

No Unitholder Approval

        Our general partner may generally make amendments to our Partnership Agreement without the approval of any limited partner to reflect:

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  a change in our name, the location of our principal place of business, our registered agent or our registered office;

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  the admission, substitution, withdrawal or removal of partners in accordance with our Partnership Agreement;

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  a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or other entity in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed);

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  an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940 or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974 ("ERISA") whether or not substantially similar to plan asset regulations currently applied or proposed;

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  an amendment that our general partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of additional partnership interests or the right to acquire partnership interests;

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  any amendment expressly permitted in our Partnership Agreement to be made by our general partner acting alone;

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  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our Partnership Agreement;

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  any amendment that our general partner determines to be necessary or appropriate to reflect and account for the formation by us of, or our investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by our Partnership Agreement;

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  a change in our fiscal year or taxable year and related changes;

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  conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

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  any other amendments substantially similar to any of the matters described in the clauses above.

        In addition, our general partner may make amendments to our Partnership Agreement, without the approval of any limited partner, if our general partner determines that those amendments:

  •
  do not adversely affect the limited partners (or any particular class of limited partners) in any material respect;

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  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

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  are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

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  are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our Partnership Agreement; or

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  are required to effect the intent expressed in this prospectus or the intent of the provisions of our Partnership Agreement or are otherwise contemplated by our Partnership Agreement.

Opinion of Counsel and Unitholder Approval

        Amendments to our Partnership Agreement that require unitholder approval will require the approval of holders of at least 90% of the outstanding units, voting as a single class, unless we first obtain an opinion of counsel to the effect that an amendment will not affect the limited liability of any limited partner under Delaware law. For amendments of the type not requiring unitholder approval, our general partner will not be required to obtain such an opinion.

        In addition to the above restrictions, any amendment that our general partner determines adversely affects in any material respect one or more particular classes of limited partners will require the approval of at least a majority of the class or classes so affected, but no vote will be required by any class or classes of limited partners that our general partner determines are not adversely affected in any material respect. Any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action other than to remove the general partner or call a meeting of unitholders is required to be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced. Any amendment that would increase the percentage of units required to remove the general partner or call a meeting of unitholders must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than 90% of the outstanding units.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

        A merger, consolidation or conversion of us requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith.

        In addition, our Partnership Agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us to sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without the approval of a unit majority. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger, consolidation or conversion without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to the Partnership Agreement (other than an amendment that the general partner could adopt without the consent of other partners), each of our units will be an identical unit of our partnership following the transaction and the partnership securities to be issued do not exceed 20% of our outstanding partnership interests (other than incentive distribution rights) immediately prior to the transaction.

        If the conditions specified in our Partnership Agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity, if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, we have received an opinion of counsel regarding limited liability and tax matters and the governing instruments of the new entity provide our limited partners and our general partner with the same rights and obligations as contained in our Partnership Agreement. Our unitholders are not entitled to dissenters' rights of appraisal under our Partnership Agreement or applicable Delaware law in the event of a merger, consolidation or conversion, a sale of substantially all of our assets or any other similar transaction or event.

Dissolution

        We will continue as a limited partnership until dissolved under our Partnership Agreement. We will dissolve upon:

  •
  the election of our general partner to dissolve us, if approved by the holders of a unit majority;

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  there being no limited partners, unless we are continued without dissolution in accordance with the Delaware Act;

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  the entry of a decree of judicial dissolution of our partnership pursuant to the provisions of the Delaware Act; or

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  the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our Partnership Agreement or its withdrawal or removal following the approval and admission of a successor.

        Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our Partnership Agreement by appointing as a successor general partner an entity approved by the holders of a unit majority, subject to our receipt of an opinion of counsel to the effect that:

  •
  the action would not result in the loss of limited liability under the Delaware Act of any limited partner; and

  •
  neither our partnership nor any of our subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of that right to continue (to the extent not already so treated or taxed).

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless our business is continued, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as described in "Provisions of Our Partnership Agreement Relating to Cash Distributions—Distributions of Cash Upon Liquidation." The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of Our General Partner

        At any time, our general partner may withdraw as our general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of our Partnership Agreement.

        Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period of time after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. See "—Dissolution."

        Our general partner may not be removed unless that removal is approved by the vote of the holders of at least 66 2/3% of the outstanding units, including the units held by our general partner and its affiliates, voting together as a single class, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units. The ownership of more than 33 1/3% of the outstanding units by our general partner and a majority of the outstanding subordinated units, voting as separate classes, and its affiliates gives them the ability to prevent our general partner's removal. At the closing of this offering, an entity owned and controlled by 40 North will own all of our subordinated units and 1,318,630 common units, representing approximately 56.6% of our outstanding units.

        In the event of the removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and the incentive distribution rights of the departing general partner and its affiliates for the fair market value of those interests.

        In all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest and the incentive distribution rights of the departing general partner and its affiliates for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. If the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing general partner or the successor general partner, the general partner interest and the incentive distribution rights of our general partner and its affiliates will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred as a result of the termination of any employees employed for our benefit by the departing general partner or its affiliates.

Transfer of General Partner Interest

        Subject to prior approval of all members of the board of directors of our general partner, our general partner may transfer all or any of its general partner interest to another person without the approval of the unit majority or the holder of the incentive distribution rights. As a condition of this transfer, the transferee must assume, among other things, the rights and duties of our general partner, agree to be bound by the provisions of our Partnership Agreement and furnish an opinion of counsel regarding limited liability and tax matters.

Transfer of Ownership Interests in the General Partner

        At any time, the owners of our general partner may sell or transfer all or part of their ownership interests in our general partner to an affiliate or third party without the approval of a unit majority.

Transfer of Subordinated Units and Incentive Distribution Rights

        At any time, our general partner may sell or transfer all or part of its incentive distribution rights to an affiliate or third party without the approval of a unit majority.

        By transfer of subordinated units and incentive distribution rights in accordance with our Partnership Agreement, each transferee of incentive distribution rights will be admitted as a limited partner with respect to the incentive distribution rights transferred when such transfer and admission is reflected in our books and records. Each transferee:

  •
  represents that the transferee has the capacity, power and authority to become bound by our Partnership Agreement;

  •
  automatically becomes bound by the terms and conditions of our Partnership Agreement; and

  •
  gives the consents, acknowledgments and waivers contained in our Partnership Agreement, such as the approval of all transactions and agreements we are entering into in connection with this offering.

        Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

        Until a subordinated unit or incentive distribution right has been transferred on our books, we may treat the record holder of the right as the absolute owner for all purposes, except as otherwise required by law.

        We may, at our discretion, treat the nominee holder of incentive distribution rights as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Incentive distribution rights and subordinated units are securities, and any transfers of incentive distribution rights and subordinated units are subject to the laws governing the transfer of securities.

Change of Management Provisions

        Our Partnership Agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Sol-Wind, LLC as our general partner or from otherwise changing our management. See "—Withdrawal or Removal of Our General Partner" for a discussion of certain consequences of the removal of our general partner. If any person or group, other than our general partner and its affiliates, acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply in certain circumstances. See "—Meetings; Voting."

Limited Call Right

        If at any time our general partner and its affiliates own more than 80% of our then-outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, but not the obligation, to purchase all, but not less than all, of the limited partner interests of the class held by unaffiliated persons, as of a record date to be selected by our general partner, on at least 10 but not more than 60 days' notice. The purchase price in the event of this purchase is the greater of:

  •
  the average of the daily closing prices per limited partner interest of the class purchased for the 20 consecutive trading days immediately prior to the date three days before the date our general partner first mails notice of its election to purchase those limited partner interests; and

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  the highest price paid by our general partner or any of its affiliates for any limited partner interests of the class purchased during the 90-day period preceding the date that the notice is mailed.

        As a result of our general partner's right to purchase outstanding limited partner interests, a holder of limited partner interests may have its limited partner interests purchased at an undesirable time or at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The U.S. federal income tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of its units in the market. See "Material U.S. Federal Income Tax Consequences—Disposition of Common Units."

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

        Our general partner does not anticipate that any meeting of our limited partners will be called in the foreseeable future. Any action that is required or permitted to be taken by the limited partners may be taken either at a meeting of the limited partners or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the limited partners may be called by our general partner or by limited partners owning at least 20% of the outstanding units of the class for which a meeting is proposed. Limited partners may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, including outstanding units deemed owned by our general partner and its affiliates, represented in person or by proxy, will constitute a quorum, unless any action by the limited partners requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit has a vote according to its percentage interest in us, although additional limited partner interests having special voting rights could be issued. See "—Issuance of Additional Interests." However, if at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates and purchasers specifically approved by our general partner, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of the limited partners, calculating required votes, determining the presence of a quorum or for other similar purposes. Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record limited partners under our Partnership Agreement will be delivered to the record holder by us or by the transfer agent.

Voting Rights of Incentive Distribution Rights

        If a majority of the incentive distribution rights are held by our general partner and its affiliates, the holders of the incentive distribution rights will have no right to vote in respect of such rights on any matter, unless otherwise required by law, and the holders of the incentive distribution rights, in their capacity as such, shall be deemed to have approved any matter approved by our general partner.

        If less than a majority of the incentive distribution rights are held by our general partner and its affiliates, the incentive distribution rights will be entitled to vote on all matters submitted to a vote of unitholders, other than amendments to the Partnership Agreement and other matters that our general partner determines do not adversely affect the holders of the incentive distribution rights in any material respect. On any matter in which the holders of incentive distribution rights are entitled to vote, such holders will vote together with the subordinated units, prior to the end of the subordination period, or together with the common units, thereafter, in either case as a single class, and such incentive distribution rights shall be treated in all respects as subordinated units or common units when sending notices of a meeting of our limited partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under our Partnership Agreement. The relative voting power of the holders of the incentive distribution rights and subordinated units or common units will be set in the same proportion as cumulative cash distributions, if any, in respect of the incentive distribution rights for the four consecutive quarters prior to the record date for the vote bears to the cumulative cash distributions in respect of such class of units for such four quarters.

Status as Limited Partner

        By transfer of limited partner interests in accordance with our Partnership Agreement, each transferee of a limited partner interest shall be admitted as a limited partner with respect to the limited partner interests transferred when such transfer and admission are reflected in our books and records.

Indemnification

        Under our Partnership Agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

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  our general partner;

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  any departing general partner;

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  any person who is or was an affiliate of our general partner or any departing general partner;

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  any person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of our Partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates;

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  any person who is or was serving as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries; and

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  any person designated by our general partner.

        Any indemnification under these provisions will only be out of our assets. Unless our general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance covering liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our Partnership Agreement. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and, therefore, unenforceable.

Acquisition Fee

        Pursuant to the Partnership Agreement, we will pay our general partner a fee equal to 2.0% of the acquisition price of any asset sold to us by our general partner (excluding the Initial Portfolio) in respect of its services for sourcing the acquisition including direct costs of developer networking, acquisition target identification, acquisition and financial structuring, technical evaluation of assets of acquisition targets and other costs related to sourcing, evaluating, and securing acquisition opportunities.

Reimbursement of Expenses

        Pursuant to the Partnership Agreement, our general partner will be reimbursed for any costs related to the management of the Partnership including management of our operating assets, administrative, legal, financial, infrastructure and information technology costs, and public company expenses. However, the general partner will not be entitled to be reimbursed for costs related to the sourcing of potential acquisitions including direct costs of developer networking, acquisition target identification, acquisition and financial structuring, technical evaluation of assets of acquisition targets and travel, legal, and other costs directly related to sourcing, evaluating, and securing acquisition opportunities.

Books and Reports

        Our general partner is required to keep appropriate books of our business at our principal offices. These books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, our year ends on December 31.

        We will furnish or make available to each record holder of our units, within 105 days after the close of each fiscal year, an annual report containing audited consolidated financial statements and a report on those consolidated financial statements by our independent registered public accounting firm. Except for our fourth quarter, we will also furnish or make available summary financial information within 50 days after the close of each quarter. We will be deemed to have made any such report available if we file such report with the SEC on EDGAR or make the report available on a publicly available website which we maintain.

        We will furnish each record holder of a unit with information reasonably required for U.S. federal and state tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to our unitholders will depend on their cooperation in supplying us with specific information. Every unitholder will receive information to assist such unitholder in determining its U.S. federal and state tax liability and in filing its U.S. federal and state income tax returns, regardless of whether such unitholder supplies us with the necessary information.

Right to Inspect Our Books and Records

        Our Partnership Agreement provides that a limited partner can, for a purpose reasonably related to its interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at such limited partner's own expense, have furnished to it:

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  a current list of the name and last known address of each partner;

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  copies of our Partnership Agreement, our certificate of limited partnership and related amendments and any powers of attorney under which they have been executed;

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  certain information regarding the status of our business and our financial condition; and

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  any other information regarding our affairs as our general partner determines is just and reasonable.

        Under our Partnership Agreement, however, each of our limited partners and other persons who acquire interests in our partnership interests, do not have rights to receive information from us or any of the persons we indemnify as described above under "—Indemnification" for the purpose of determining whether to pursue litigation or assist in pending litigation against us or those indemnified persons relating to our affairs, except pursuant to the applicable rules of discovery relating to the litigation commenced by the person seeking information.

        Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests, could damage us or our business or that we are required by law or by agreements with third parties to keep confidential.

UNITS ELIGIBLE FOR FUTURE SALE

        After the sale of the common units offered by this prospectus, an affiliate of our general partner will hold an aggregate of 1,318,630 common units and all of our subordinated units. All of the subordinated units will convert into common units at the end of the subordination period and some may convert earlier. For information regarding the conversion of subordinated units into common units prior to the end of the subordination period, please read "The Partnership Agreement—Withdrawal or Removal of Our General Partner." The sale of these common and subordinated units could have an adverse impact on the price of the common units or on any trading market that may develop.

        Our common units sold in this offering will generally be freely transferable without restriction or further registration under the Securities Act. Any common units held by an "affiliate" of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits securities acquired by an affiliate to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

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  1% of the total number of our common units outstanding; or

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  the average weekly reported trading volume of our common units for the four weeks prior to the sale.

        Sales under Rule 144 are also subject to specific manner of sale provisions, holding period requirements, notice requirements and the availability of current public information about us. Once we have been a reporting company for at least 90 days, a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned the common units proposed to be sold for at least six months, would be entitled to sell those common units without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject only to the current public information requirement. After beneficially owning Rule 144 restricted common units for at least one year, such person would be entitled to freely sell those common units without regard to any of the requirements of Rule 144.

        Our Partnership Agreement provides that we may issue an unlimited number of limited partner interests of any type without a vote of a unit majority at any time. Any issuance of additional common units or other equity securities would result in a corresponding decrease in the proportionate ownership interest in us represented by, and could adversely affect the cash distributions to and market price of, common units then outstanding. See "The Partnership Agreement—Issuance of Additional Interests."

        Under our Partnership Agreement, in certain circumstances our general partner and its affiliates will have the right to cause us to register under the Securities Act and applicable state securities laws the offer and sale of any units that they hold. Subject to the terms and conditions of the Partnership Agreement, these registration rights allow our general partner and its affiliates or their assignees holding any units to require registration of any of these units and to include any of these units in a registration by us of partnership interests. Our general partner and its affiliates will continue to have these registration rights for two years following its withdrawal or removal as our general partner. In connection with any registration of this kind, we will indemnify each unitholder participating in the registration and its officers, directors and controlling persons from and against any liabilities under the Securities Act or any applicable state securities laws arising from the registration statement or prospectus. We will bear all costs and expenses incidental to any registration, excluding any underwriting discounts and commissions. Except as described below, our general partner and its affiliates may sell their units in private transactions at any time, subject to compliance with applicable laws.

        We, our general partner, the officers and directors of our general partner and holders of more than 5% of our common units have agreed not to sell any common units they beneficially own for a period of 180 days from the date of this prospectus. See "Underwriting" for a description of these lock-up provisions.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        This section is a general summary of the material U.S. federal income tax consequences that may be relevant to prospective investors, referred to herein as "common unitholders". This general summary is not intended as a complete analysis of all possible tax considerations in acquiring, holding and disposing of our common units and, therefore, is not a substitute for careful tax planning by each investor, particularly since the U.S. federal, state and local income tax consequences of an investment in a partnership like ours may not be the same for all taxpayers. The summary of the U.S. federal income tax consequences of an investment in the common units is based upon provisions of the Code, existing and proposed U.S. Treasury regulations promulgated thereunder (the "Treasury Regulations"), and administrative rulings and court decisions as of the date hereof. Existing law, as currently interpreted, is subject to change by either new legislation, or by differing interpretations of existing law, regulations, administrative pronouncements or court decisions, any of which could, by retroactive application or otherwise, adversely affect an investor's investment in the common units. Changes in these authorities may cause the U.S. federal income tax consequences to a common unitholder to vary substantially from those described below. Legal conclusions contained in this section, unless otherwise noted, subject to the limitations and qualifications stated herein, are the opinion of Milbank, Tweed, Hadley & McCloy LLP ("Milbank"). Such opinions are based on the accuracy of representations made by us to them for this purpose. No ruling has been or will be requested from the IRS regarding any matter that affects us or our common unitholders.

        This section does not address rules relating to securities held by special categories of investors, including holders of 10 percent or more of our common units, partnerships, S corporations or other pass-through entities (or investors therein), financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, tax-exempt organizations, traders in securities that elect to mark-to-market, investors liable for the alternative minimum tax, U.S. expatriates, investors that hold common units as part of a straddle, hedging, constructive sale, conversion or other integrated transaction, and U.S. common unitholders (as defined below) whose functional currency is not the U.S. dollar. In addition, this section does not address any state, local or non-U.S. tax considerations and does not address any U.S. federal tax considerations other than U.S. federal income tax considerations (such as the estate and gift tax).

        As described more fully below, Milbank will issue opinions to us to the effect that for United States federal income tax purposes, subject to customary qualification and limitations, (1) the Partnership will be classified as a partnership, (2) the income of the Partnership will not be "unrelated business taxable income", (3) the Partnership will not be considered engaged in a trade or business in the United States and (4) debt issued by our subsidiaries will be treated as debt for U.S. federal income tax purposes. In rendering its opinions, Milbank has relied on factual representations made by us and our general partner. An opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our common units and the prices at which such common units trade. In addition, our costs of any contest with the IRS will be borne indirectly by our common unitholders because the costs will reduce our cash available for distribution. The remainder of this discussion assumes the correctness of the opinions issued to us by Milbank.

        For purposes of this section, a "U.S. common unitholder" means a beneficial owner of the common units that is for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any state therefore or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (A) that is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in

Section 7701(a)(30) or (B) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        For purposes of this section, the term "non-U.S. common unitholder" means a beneficial owner of the common units that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. common unitholder.

        Unless the context otherwise requires, references in this section to "we" or "us" are references to the Partnership and its subsidiaries.

        For the reasons described below, Milbank has not rendered an opinion with respect to the following U.S. federal income tax issues: (1) the treatment of a common unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read "—Tax Consequences of Common Unit Ownership—Treatment of Short Sales"); (2) whether our allocations of income, gain, loss or deduction under our partnership agreement will be given effect for U.S. federal income tax purposes; (3) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "—Disposition of Common Units—Allocations Between Transferors and Transferees"); and (4) whether our method for taking into account Section 743 adjustments will be respected for U.S. federal income tax purposes in all cases (please read "—Tax Consequences of Common Unit Ownership—Section 754 Election" and "—Uniformity of Common Units").

Taxation of the Partnership

Partnership Status

        As a partnership, we generally will not be liable for U.S. federal income taxes. Instead, as described below, each of our common unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing its U.S. federal income tax liability as if the common unitholder had earned such income directly, even if no cash distributions are made to the common unitholder. Distributions by us to a common unitholder generally will not give rise to income or gain taxable to such common unitholder, unless the amount of cash distributed to a common unitholder exceeds the common unitholder's adjusted tax basis in its common units.

        Section 7704 generally provides that publicly traded partnerships will be treated as corporations for U.S. federal income tax purposes. However, if 90% or more of a partnership's gross (as opposed to net) income for every taxable year it is publicly traded consists of "qualifying income," the Partnership will be treated as a partnership for U.S. federal income tax purposes (the "Qualifying Income Exception"). Qualifying income includes (i) income and gains derived from the refining, transportation, storage, processing and marketing of crude oil, natural gas and products thereof, (ii) interest (other than from a financial or insurance business), (iii) dividends, (iv) gains from the sale of real property, and (v) gains from the sale or other disposition of capital assets held for the production of qualifying income. We estimate that over 90% of our gross income will be "qualifying income." However, this estimate could change from time to time. We expect to have some non-qualifying income, although we estimate the amount of non-qualifying income will be significantly less than 10% of our gross income in any taxable year. We note that no ruling has been or will be sought from the IRS, and the IRS has made no determination as to the extent that our operations generate "qualifying income" under Section 7704.

        The representations made by us and our general partner upon which Milbank has relied in connection with its opinion that the Partnership will be treated as a partnership for U.S. federal income tax purposes include, without limitation:

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  we have not elected to be treated as a corporation for U.S. federal income tax purposes; and

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  we do not receive deposits from customers,

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  we do not make loans or issue letters of credit to the public,

    •
    we do not provide any trust banking or insurance service to the public or otherwise, and

    •
    any debt investments made by us or our subsidiaries will comply with certain guidelines established pursuant to the Partnership Agreement (the "Lending Guidelines") in making such debt Investments; and

  •
  for each taxable year, more than 90% of our gross income will consist of income, the type of which, in the opinion of Milbank, will be treated as qualifying income, including dividends and interest income and gains from the sale of the assets generating such income.

        We believe that these representations are true and will be true in the future.

        In addition to accuracy of these representations, the opinion of Milbank that the Partnership will be treated as partnership for U.S. federal income tax purposes is premised, among other things, upon us not being engaged in the conduct of a financial or insurance business, and the debt instruments held by our subsidiaries being treated as indebtedness for U.S. federal income tax purposes. In addition, in order for our interest income to be treated as qualifying income, the interest income must not be derived by us in the conduct of a financial or insurance business. Neither the Code nor the Treasury Regulations define what it means to conduct a financial or insurance business, and the IRS has provided limited guidance in this area. Based on this limited guidance, it is the opinion of Milbank that based on representations made by us and our general partner, including that we will comply with the Lending Guidelines, our debt investments will be treated as debt for U.S. federal income tax purposes will not be treated as made in connection with the conduct of a financial or insurance business. Notwithstanding the foregoing, we are not seeking a ruling from the IRS and the IRS or a court could disagree. If the IRS or a court were to determine that the interest income derived from our debt investments is derived from our conduct of a financial or insurance business, such interest income would not be qualifying income and as a result we may not meet the Qualifying Income Exception.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our common unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation and then distributing that stock to our common unitholders in liquidation of their common units. This deemed contribution and liquidation generally will not result in the recognition of taxable income by our common unitholders or us so long as our liabilities do not exceed the tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for U.S. federal income tax purposes.

        If for any reason we are taxed as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for U.S. federal income tax, rather than being passed through to our common unitholders and our net income would be subject to U.S. federal income tax at corporate income tax rates. In addition, any distribution made to a common unitholder would be treated as (i) taxable dividend income to the extent of our current or accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the common unitholder's tax basis in our common units, and thereafter (iii) taxable capital gain. Accordingly, our taxation as a corporation would materially reduce a common unitholder's cash flow and after-tax return and thus would likely substantially reduce the value of our common units.

Tax Consequences of Common Unit Ownership

Limited Partner Status

        Common unitholders who are admitted as limited partners of the Partnership, as well as common unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of common units, will be treated as partners of the Partnership for U.S. federal income tax purposes. For a discussion related to the risks of losing partner status as a result of short sales, please read "—Treatment of Short Sales." Common unitholders who are not treated as partners in us as described above are urged to consult their own tax advisors with respect to the tax consequences applicable to them under the circumstances.

        The references to "common unitholders" in the discussion that follows are to persons who are treated as partners for U.S. federal income tax purposes.

Flow-Through of Taxable Income

        Subject to the discussion below under "—Entity-Level Collections of Common Unitholder Taxes" with respect to payments we may be required to make on behalf of our common unitholders, we will not pay any U.S. federal income tax. Rather, each common unitholder will be required to report on its income tax return its share of our income, gains, losses and deductions for our taxable year or years ending with or within its taxable year without regard to whether we make cash distributions to such common unitholder. Consequently, we may allocate income to a common unitholder even if that common unitholder has not received a cash distribution. Each common unitholder will be required to include in income its allocable share of our income, gains, losses and deductions for its taxable year or years ending with or within our taxable year, including, but not limited to, interest income earned by Sol-Wind Global Holdings, LLC as lender under our intercompany loans and the taxable portion of distributions made by Sol-Wind JV CLN LLC (i.e., dividends), an entity treated as an association taxable as a corporation for U.S. federal income tax purposes. Our taxable year ends on December 31.

        We will own certain equity and certain debt obligations of non-U.S. and U.S entities. It is expected that none of the distributions in respect of the equity of any such non-U.S. entity that is treated as a corporation for U.S. federal income tax purposes will be treated as a "qualified dividend" that would be eligible for preferential rates of taxation. We intend to treat the debt obligations we hold as debt for U.S. federal income tax purposes and we have received an opinion from counsel that such debt obligations will be treated as debt for U.S. federal income tax purposes. Notwithstanding our intention to treat the debt obligations as debt for U.S. federal income tax purposes, we have not obtained a ruling from the IRS with respect to that characterization. The IRS could seek to recharacterize all or a portion of the debt obligations as equity, and if the IRS were successful in doing so, there could be a material adverse effect on the Partnership, which in turn could substantially reduce a common unitholder's return on its investment in the Partnership.

Basis of Common Units

        A common unitholder's initial tax basis in its common units will be the amount it paid for those common units. That basis generally will be (i) increased by the common unitholder's share of our income and (ii) decreased, but not below zero, by distributions to it, by its share of our losses, and by its share of our expenditures that are neither deductible nor required to be capitalized. See "—Disposition of Common Units—Recognition of Gain or Loss."

Treatment of Distributions

        A distribution made by us to a common unitholder generally will not be taxable to the common unitholder for U.S. federal income tax purposes unless the distribution is of cash or marketable securities that are treated as cash and the amount (or fair market value of the securities distributed) exceeds the common unitholder's tax basis in its common units, in which case the common unitholder will generally recognize gain taxable in the manner described below under "—Disposition of Common Units."

        A non-pro rata distribution of money or property (including a deemed distribution as a result of a reduction in our liabilities allocated to a unitholder described above) may cause a unitholder to recognize ordinary income, if the distribution reduces the unitholder's share of our unrealized receivables, including depreciation, recapture and substantially appreciated inventory items, both as defined in Section 751 of the Code ("Section 751 Assets"). To the extent of such reduction, the unitholder would be deemed to receive its proportionate share of the Section 751 Assets and exchange such assets with us in return for a portion of the non-pro rata distribution. This deemed exchange generally will result in the unitholder's recognition of ordinary income in an amount equal to the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder's tax basis (generally zero) in the Section 751 Assets deemed to be relinquished in the exchange.

Limitations on Deductibility of Losses

        We expect to invest primarily in stock of corporations and debt investments. As a result, it is not anticipated that the partnership will have a significant amount of depreciation or amortization deductions to allocate to the common unitholders. To the extent the partnership allocates such deductions or other items of loss or deductions to the common unitholders, the common unitholders' ability to utilize such deductions and losses may be limited. Certain of those limitations are discussed herein.

        The deduction by a common unitholder of its share of our losses will be limited to the lesser of (i) the common unitholder's tax basis in its common units, and (ii) in the case of a common unitholder who is an individual, an estate, a trust, a corporation more than 50% of the stock of which is owned directly or indirectly by or for five or fewer individuals or a specific type of tax exempt organization, the amount for which the common unitholder is considered to be "at risk" with respect to our activities. In general, a common unitholder will be at risk to the extent of its tax basis in its common units, reduced by (1) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement, (2) any amount of money the common unitholder borrows to acquire or hold its common units, if the lender of those borrowed funds owns an interest in us, is related to another common unitholder or can look only to the common units for repayment and (3) the portion of any of our indebtedness treated as allocable to the common unitholder in determining its tax basis. A common unitholder's at risk amount will increase or decrease as the tax basis of the common unitholder's common units increases or decreases.

        A common unitholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions cause the common unitholder's at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a common unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction in a later year to the extent that the common unitholder's tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of common units, any gain recognized by a common unitholder can be offset by losses that were previously suspended by the at risk and basis limitation but not losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain can no longer be used.

        In addition to the basis and at risk limitations, passive activity loss limitations generally limit the deductibility of losses incurred by individuals, estates, trusts, some closely held corporations and personal service corporations from "passive activities" (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will be available to offset only our passive income generated in the future. Passive losses that are not deductible because they exceed a common unitholder's share of income we generate may be deducted in full when it disposes of all of its common units in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk and basis limitations. A common unitholder's share of our net passive income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

Limitations on Interest Deductions

        The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." Investment interest expense includes, (i) interest on indebtedness properly allocable to property held for investment; (ii) interest expense attributed to portfolio income; and (iii) the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

        The computation of a common unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a common unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses other than interest directly connected with the production of investment income. Such term generally does not include qualified dividend income or gains attributable to the disposition of property held for investment. A common unitholder's share of a publicly traded partnership's portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.

Entity-Level Collections of Common Unitholder Taxes

        If we are required or elect under applicable law to pay any U.S. federal, state, local or non-U.S. tax on behalf of any current or former common unitholder, we are authorized to pay those taxes and treat the payment as a distribution of cash to the relevant common unitholder. Where the relevant common unitholder's identity cannot be determined, we are authorized to treat the payment as a distribution to all current common unitholders. Payments by us as described above could give rise to an overpayment of tax on behalf of a common unitholder, in which event the common unitholder may be entitled to claim a refund of the overpayment amount. Common unitholders are urged to consult their tax advisors to determine the consequences to them of any tax payment we make on their behalf.

Allocation of Income, Gain, Loss and Deduction

        In general, our items of income, gain, loss and deduction will be allocated among our unitholders in accordance with their percentage interests in us. At any time that distributions are made to the common units in excess of distributions to the subordinated units, or we make incentive distributions, gross income will be allocated to the recipients to the extent of these distributions. Specified items of our income, gain, loss and deduction will be allocated under Section 704(c) to account for any difference between the tax basis and fair market value of our assets at the time of any subsequent offering of our units (a "Book-Tax Disparity"). The effect of these allocations, referred to as "Section 704(c) Allocations", to a common unitholder acquiring common units in this offering will be essentially the same as if the tax bases of our assets were equal to their fair market values at the time of this offering. However, in connection with providing this benefit to any future common unitholders, similar allocations will be made to all holders of partnership interests immediately prior to a future offering or certain other transactions, including purchasers of common units in this offering, to account for any Book-Tax Disparity at the time of such transaction.

        An allocation of items of our income, gain, loss or deduction, generally must have "substantial economic effect" as determined under Treasury Regulations to be given effect for U.S. federal income tax purposes. If an allocation does not have substantial economic effect, it will be reallocated to our common unitholders on the basis of their interests in us, which will be determined by taking into account all the facts and circumstances, including (i) our partners' relative contributions to us; (ii) the interests of all of our partners in our profits and losses; (iii) the interest of all of our partners in our cash flow; and (iv) the rights of all of our partners to distributions of capital upon liquidation. While we believe our allocations will have "substantial economic effect," Milbank has not rendered an opinion regarding whether our allocations of income, gain, loss or deduction under our partnership agreement will be given effect for U.S. federal income tax purposes.

Treatment of Short Sales

        A common unitholder whose common units are loaned to a "short seller" to cover a short sale of common units may be treated as having disposed of those common units. If so, such common unitholder would no longer be treated for tax purposes as a partner with respect to those common units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period (i) any of our income, gain, loss or deduction allocated to those common units would not be reportable by the common unitholder, and (ii) any cash distributions received by the common unitholder as to those common units would be fully taxable, possibly as ordinary income.

        Due to lack of controlling authority, Milbank has not rendered an opinion regarding the tax treatment of a common unitholder whose common units are loaned to a short seller to cover a short sale of our common units. Common unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and lending their common units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. See "—Disposition of Common Units—Recognition of Gain or Loss."

Section 754 Election

        We may make the election permitted by Section 754 (a "Section 754 Election") if we determine it would be advantageous to do so. A Section 754 Election is irrevocable without the consent of the IRS. That election will generally permit us to adjust a common unit purchaser's tax basis in our assets ("inside basis") under Section 743(b) to reflect the common unitholder's purchase price. A basis adjustment pursuant to Section 743(b) separately applies to each purchaser of common units based upon the values and bases of our assets at the time of the relevant purchase. The basis adjustment pursuant to Section 743(b) does not apply to a person who purchases common units directly from us. For purposes of this discussion, a common unitholder's basis in our assets will be considered to have two components: (1) its share of the tax basis in our assets applicable to all common unitholders ("common basis") and (2) its adjustment to that tax basis pursuant to Section 743(b) (which may be positive or negative).

        Because we do not expect to hold any significant assets other than debt and equity of our direct and indirect subsidiaries, our Section 754 Election, if made, will likely not be relevant to our stockholders except if we sell all or part of the stock of our subsidiaries. Generally, a Section 754 Election is advantageous if the transferee common unitholder's tax basis in its common units is higher than the common units' share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee stockholder would have a higher tax basis in its share of our assets for purposes of calculating, among other items, its share of any gain or loss on a sale of our assets. Conversely, a Section 754 Election is disadvantageous if the transferee stockholder's tax basis in its common units is lower than those common units' share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the common units may be affected either favorably or adversely by the election.

        The calculations involved in the Section 754 Election are complex, and we will make them on the basis of assumptions as to the value of our assets and other matters. The determinations we make may be successfully challenged by the IRS and any deductions resulting from them may be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 Election (although we will be required to make similar adjustments to a common unitholder's inside basis in our assets under certain circumstances even if no Section 754 election is in effect). If we successfully revoke our Section 754 Election, a subsequent purchaser of common units may be allocated more income than it would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

        We will use the year ending December 31 as our taxable year and the accrual method of accounting for U.S. federal income tax purposes. Each common unitholder will be required to include in income its share of our income, gain, loss and deduction for each taxable year ending within or with its taxable year. In addition, a common unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its common units following the close of our taxable year but before the close of its taxable year must include its share of our income, gain, loss and deduction in income for its taxable year, with the result that it will be required to include in income for its taxable year its share of more than one year of our income, gain, loss and deduction. See "—Disposition of Common Units—Allocations Between Transferors and Transferees."

Tax Basis and Amortization

        The tax basis of our assets will be used for purposes of computing cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. However, we do not anticipate selling or otherwise disposing of a significant portion of our assets. The U.S. federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our partners holding interests in us prior to this offering. See "—Tax Consequences of Common Unit Ownership—Allocation of Income, Gain, Loss and Deduction."

        The costs we incur in offering and selling our common units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Basis of Our Properties

        The U.S. federal income tax consequences of the ownership and disposition of common units will depend in part on our estimates of the relative fair market values and the initial tax bases of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by common unitholders could change, and common unitholders could be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss

        A common unitholder will be required to recognize gain or loss on a sale of common units equal to the difference between the common unitholder's amount realized and tax basis for the common units sold. A common unitholder's amount realized will equal the sum of the cash or the fair market value of other property it receives plus its share of our liabilities with respect to such common units. Because the amount realized includes a common unitholder's share of our liabilities, the gain recognized on the sale of common units could result in a tax liability in excess of any cash received from the sale.

        Prior distributions from us that in the aggregate were in excess of the cumulative net taxable income allocated for a common unit that decreased a common unitholder's tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the common unitholder's tax basis in the common unit, even if the price received is less than its original cost.

        Except as noted below, gain or loss recognized by a common unitholder on the sale or exchange of a common unit held for more than one year generally will be taxable as long-term capital gain or loss.

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in its entire interest in the Partnership as the value of the interest sold bears to the value of the partner's entire interest in the Partnership.

        Treasury Regulations under Section 1223 allow a selling common unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, it may designate specific common units sold for purposes of determining the holding period of common units transferred. A common unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of our common units. A common unitholder considering the purchase of option units or a sale of common units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into (i) a short sale, (ii) an offsetting notional principal contract or (iii) a futures or forward contract, in each case, with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue Treasury Regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

        In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the common unitholders in proportion to the number of common units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the "Allocation Date"). Nevertheless, gain or loss realized on a sale or other disposition of our assets or, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction will be allocated among the common unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a common unitholder transferring common units may be allocated income, gain, loss and/or deduction realized after the date of transfer.

        Although simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations. Recently, however, the Department of the Treasury and the IRS issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee common unitholders. Nonetheless, the safe harbor in the proposed Treasury Regulations differs slightly from the proration method we have adopted because the safe harbor would allocate tax items among the months based upon the relative number of days in each month, and could require certain tax items which our general partner may not consider extraordinary to be allocated to the month in which such items actually occur. Accordingly, Milbank is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor common unitholders. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the common unitholder's interest, our taxable income or losses might be reallocated among the common unitholders. We are authorized to revise our method of allocation between transferee and transferor common unitholders, as well as among common unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

        A common unitholder who disposes of common units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deduction attributable to the month of disposition but will not be entitled to receive a cash distribution for that period.

Notification Requirements

        A common unitholder who sells or purchases any common units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction). Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of common units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale through a broker who will satisfy such requirements.

Constructive Termination

        We will be considered to have terminated our partnership for U.S. federal income tax purposes upon the sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For such purposes, multiple sales of the same common unit are counted only once. A constructive termination results in the closing of our taxable year for all common unitholders. In the case of a common unitholder reporting on a taxable year other than a year ending December 31, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in such common unitholder's taxable income for the year of termination.

        A constructive termination occurring on a date other than December 31 will result in us filing two tax returns for one year and the cost of the preparation of these returns will be borne by all common unitholders. However, pursuant to an IRS relief procedure, the IRS may allow, among other things, a constructively terminated partnership to provide a single Schedule K-1 for the calendar year in which a termination occurs. We would be required to make new tax elections after a termination, including a new Section 754 Election. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Uniformity of Common Units

        Because we cannot match transferors and transferees of common units and for other reasons, we must maintain uniformity of the economic and tax characteristics of the common units to a purchaser of these common units. In the absence of uniformity, we may be unable to completely comply with a number of U.S. federal income tax requirements, both statutory and regulatory.

        If necessary to preserve the uniformity of our common units, our Partnership Agreement permits our general partner to take positions in filing our tax returns even when contrary to a literal application of Treasury Regulations. The general partner does not anticipate needing to take such positions, but if they were necessary, Milbank would be unable to opine as to the validity of such filing positions in the absence of direct and controlling authority.

        A common unitholder's basis in common units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the common unitholder's basis in its common units, and may cause the common unitholder to understate gain or overstate loss on any sale of such common units. See "—Disposition of Common Units—Recognition of Gain or Loss" above and "—Tax Consequences of Common Unit Ownership—Section 754 Election" above. The IRS may challenge one or more of any positions we take to preserve the uniformity of common units. If such a challenge were sustained, the uniformity of common units might be affected, and, under some circumstances, the gain from the sale of common units might be increased without the benefit of additional deductions.

Investments in CFCs and PFICs

        Certain of our investments may be in foreign corporations or may be acquired through a foreign subsidiary that would be classified as a corporation for U.S. federal income tax purposes. Such an entity may be a passive foreign investment company (a "PFIC") or a controlled foreign corporation (a "CFC") for U.S. federal income tax purposes. U.S. holders of common units considered to own a direct or indirect interest in a PFIC or a CFC may be subject to tax on their allocable share of the PFIC's or CFC's income without a corresponding distribution of earnings.

U.S. Tax-Exempt Unitholders

        Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans ("Tax-Exempt Unitholders"), are subject to U.S. federal income tax on UBTI. Such Tax-Exempt Unitholders will be subject to tax on their allocable share of the Partnership's UBTI and will be treated as recognizing UBTI to the extent the Partnership incurs debt. Pursuant to the terms of the Partnership Agreement, our general partner will not permit the Partnership to incur debt. Further, based on the representations made by us and our general partner, it is the opinion of Milbank that except as described below with respect to a Tax-Exempt Unitholder that owns more than fifty percent (50%) of the voting power or value of our units no income of the Partnership will be treated as UBTI. However, no ruling from the IRS will be sought, and there is no assurance that the IRS will agree that income of the Partnership will not be UBTI. Tax-Exempt Unitholders that are sensitive to UBTI are urged to consult their tax advisors as to the consequences of and the optimal way to invest in the Partnership.

        Tax-Exempt Unitholders generally will not recognize UBTI with respect to interest income we receive from our debt investments. However, there is an exception to this general rule applicable to any Tax-Exempt Unitholder that owns, directly or indirectly through its ownership of common units, a controlling interest in any particular borrower. A controlling interest for this purpose is defined as an interest (or interests) representing more than fifty percent (50%) of the voting power or value of the borrower. Although it is not expected that any one Tax-Exempt Unitholder will, through its ownership of common units, own a controlling interest in any borrower under our debt investments, a Tax-Exempt Unitholder that owns more than fifty percent (50%) of either the voting power or value of our total units could recognize UBTI in respect interest income we receive from certain debt investments.

Non-U.S. Common Unitholders

        Non-U.S. common unitholders that own common units would be considered to be engaged in business in the United States because of their ownership of our common units if the Partnership were engaged in a trade or business in the United States. Based on representations made by us and our general partner, it is the opinion of Milbank that the Partnership will not be considered engaged in a trade or business in the United States.

        No ruling from the IRS will be sought and the IRS could disagree with our position and the opinion. If the IRS determined that the Partnership was engaged in a trade or business in the United States, non-U.S. common unitholders would be required to file U.S. federal tax returns to report their share of our income, gain, loss or deduction and pay U.S. federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, distributions to non-U.S. common unitholders would be subject to withholding at the highest applicable effective tax rate. Each non-U.S. common unitholder would be required to obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on an IRS Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes.

        In addition, if any non-U.S. common unitholder that is a corporation is treated as engaged in a trade or business in the United States, it may be subject to U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of our income and gain, as adjusted for changes in the non-U.S. corporation's "U.S. net equity," which is effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the non-U.S. common unitholder is a "qualified resident." In addition, this type of common unitholder would be subject to special information reporting requirements under Section 6038C. It is not expected that the foregoing will apply to non-U.S. common unitholders based on the opinion of Milbank that the Partnership will not be treated as engaged in a trade or business in the United States.

        A non-U.S. common unitholder who sells or otherwise disposes of a common unit is subject to U.S. federal income tax on gain realized from the sale or disposition of that common unit to the extent the gain is effectively connected with a U.S. trade or business of the non-U.S. common unitholder. Under a ruling published by the IRS, interpreting the scope of "effectively connected income," a non-U.S. common unitholder would be considered to be engaged in a trade or business in the U.S. by virtue of the U.S. activities of the Partnership, and part or all of that common unitholder's gain would be effectively connected with that common unitholder's indirect U.S. trade or business. Assuming the Partnership will not be considered engaged in a trade or business in the United States, a non-U.S. common unitholder will not be treated as having an indirect U.S. trade or business and as such will not realize any "effectively connected" gain upon the sale or other disposition of its common units.

        We may make investments in real property or "real property holding corporations" for purposes of FIRPTA. A non-U.S. common unitholder that owns more than five percent (5%) of the value of our common units (directly or indirectly by attribution) may be subject to U.S. withholding tax at a rate of 35% under FIRPTA (or, if Section 1446 applies, at regular U.S. federal net income tax rates) with respect to our investments in real property or real property holding corporations.

        Non-U.S. common unitholders will be subject to withholding tax under Section 1441 on their allocable share of certain U.S.-source passive income, such as interest, received by the Partnership, regardless of whether a distribution of such income is made to the non-U.S. common unitholders. Withholding tax will be imposed at a rate of 30% on U.S.-source passive income unless such tax is reduced or eliminated pursuant to the Code or by an income tax treaty between the United States and the country in which the non-U.S. common unitholder is a "qualified resident". Amounts withheld from distributions or otherwise paid by the Partnership on behalf of a common unitholder will be treated as distributions of cash to the non-U.S. common unitholders.

Surtax on Unearned Income

        A 3.8% surtax is imposed on the "net investment income" of certain holders of common units who are U.S. citizens or resident aliens, and on the undistributed "net investment income" of certain estates and trusts. Among other items, "net investment income" generally would include a holder's allocable share of our net gains from dispositions of investment property and net income from interest and dividends, less deductions allocable to such income. In addition, "net investment income" may include gain from the sale, exchange or other taxable disposition of common units, less certain deductions. It is anticipated that a substantial portion of the net income and gain attributable to an investment in the common units will be included in a common unitholder's "net investment income" subject to this surtax. Common unitholders should consult their own tax advisers regarding the application of this surtax in their individual circumstances.

Administrative Matters

Information Returns and Audit Procedures

        We intend to furnish to each common unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each common unitholder's share of income, gain, loss and deduction. We cannot assure our common unitholders that those positions will yield a result that conforms to the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.

        Neither we nor Milbank can assure prospective common unitholders that the IRS will not successfully contend in court that those positions are impermissible, and such a contention could negatively affect the value of the common units. The IRS may audit our U.S. federal income tax information returns. Adjustments resulting from an IRS audit may require each common unitholder to adjust a prior year's tax liability, and possibly may result in an audit of its own return. Any audit of a common unitholder's return could result in adjustments not related to our returns as well as those related to its returns.

        Partnerships generally are treated as entities separate from their owners for purposes of U.S. federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Code requires that one partner be designated as the "Tax Matters Partner" for these purposes, and our Partnership Agreement designates our general partner.

        The Tax Matters Partner will make some elections on our behalf and on behalf of common unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against common unitholders for items in our returns. The Tax Matters Partner may bind a common unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that common unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the common unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any common unitholder having at least a 1% interest in profits or by any group of common unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each common unitholder with an interest in the outcome may participate in that action.

        A common unitholder must file a statement with the IRS identifying the treatment of any item on its U.S. federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a common unitholder to substantial penalties.

FATCA Compliance

        We intend to comply with the Foreign Account Tax Compliance Act ("FATCA") enacted as part of the U.S. Hiring Incentives to Restore Employment Act and codified in Sections 1471 through 1474 of the Code, all rules, regulations, Intergovernmental Agreements and other guidance issued thereunder, and all administrative and judicial interpretations thereof. In doing so, we may require each common unitholder to provide certain information and certifications (including but not limited to such common unitholder's direct and indirect owners) to enable us or any other withholding agent to comply with FATCA, and we may be required to withhold on certain payments made to common unitholders regardless of whether such information and certifications are provided.

Nominee Reporting

        Persons who hold an interest in us as a nominee for another person are required to furnish to us:

          (1)   the name, address and taxpayer identification number of the beneficial owner and the nominee;

          (2)   a statement regarding whether the beneficial owner is:

    (a)
    a non-U.S. person;

    (b)
    a non-U.S. government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

    (c)
    a tax-exempt entity;

          (3)   the amount and description of common units held, acquired or transferred for the beneficial owner; and

          (4)   specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on common units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the common units with the information furnished to us.

Accuracy-Related Penalties

        An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion.

        For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

          (1)   for which there is, or was, "substantial authority"; or

          (2)   as to which there is a reasonable basis and the relevant facts of that position are disclosed on the return.

        If any item of income, gain, loss or deduction included in the distributive shares of common unitholders might result in that kind of an "understatement" of income for which no "substantial authority" exists, we must disclose the relevant facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for common unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit common unitholders to avoid liability for this penalty. More stringent rules apply to "tax shelters," which we do not believe includes us, or any of our investments, plans or arrangements.

        A substantial valuation misstatement exists if (a) the value of any property, or the tax basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or tax basis, (b) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price, or (c) the net Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer's gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for a corporation other than an S Corporation or a personal holding company). The penalty is increased to 40% in the event of a gross valuation misstatement. We do not anticipate making any valuation misstatements.

        In addition, the 20% accuracy-related penalty also applies to any portion of an underpayment of tax that is attributable to transactions lacking economic substance. To the extent that such transactions are not disclosed, the penalty imposed is increased to 40%. Additionally, there is no reasonable cause defense to the imposition of this penalty to such transactions.

Reportable Transactions

        If we were to engage in a "reportable transaction," we (and possibly our common unitholders and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or that it produces certain kinds of losses for partnerships, individuals, S Corporations, and trusts in excess of $2 million in any single tax year, or $4 million in any combination of six successive tax years. Our participation in a reportable transaction could increase the likelihood that our U.S. federal income tax information return (and possibly our common unitholders' tax return) would be audited by the IRS. See "—Information Returns and Audit Procedures."

        Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, our common unitholders may be subject to the following additional consequences, (i) accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at "—Accuracy-Related Penalties"; (ii) for those persons otherwise entitled to deduct interest on U.S. federal tax deficiencies, nondeductibility of interest on any resulting tax liability and (iii) in the case of a listed transaction, an extended statute of limitations. We do not expect to engage in any "reportable transactions."

State, Local and Other Tax Considerations

        In addition to U.S. federal income taxes, common unitholders will be subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property or in which the common unitholder is a resident. Although an analysis of those various taxes is not presented here, each prospective common unitholder should consider their potential impact on its investment in us. Common unitholders may be required to file income tax returns and pay income taxes in various states as a result of our activities. Further, common unitholders may be asked to consent to combined or consolidated tax return filing by the Partnership on behalf of the common unitholders. In addition, the Partnership may be required to withhold state income taxes from distributions to common unitholders and, in some cases, make payments on behalf of common unitholders based on allocations of income (even if corresponding distributions are not made). In either case, such amounts will be treated as distributions to the common unitholders under the Partnership Agreement.

        It is the responsibility of each common unitholder to investigate the legal and tax consequences, under the laws of pertinent states and localities, of its investment in us. Milbank has not rendered an opinion on the state, local, or non-U.S. tax consequences of an investment in us. We strongly recommend that each prospective common unitholder consult, and depend on, its own tax counsel or other advisor with regard to those matters. It is the responsibility of each common unitholder to file all tax returns that may be required of it.

INVESTMENT IN SOL-WIND RENEWABLE POWER, LP BY EMPLOYEE BENEFIT PLANS

        An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes, the term "employee benefit plan" includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs. Among other things, consideration should be given to:

  •
  whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

  •
  whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

  •
  whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return. See "Material U.S. Federal Income Tax Consequences—U.S. Tax-Exempt Unitholders."

        The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan or IRA.

        Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving "plan assets" with parties that are "parties in interest" or "disqualified persons" (as such terms are defined in ERISA or the Code) with respect to the plan.

        In addition to considering whether the purchase of common units is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

        The Department of Labor regulations (the "Regulations") provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed "plan assets" under some circumstances. Under the Regulations, an entity's assets would not be considered to be "plan assets" if, among other things:

          (1)   the equity interests acquired by employee benefit plans are publicly offered securities—i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under specified provisions of the federal securities laws;

          (2)   the entity is an "operating company"—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

          (3)   there is no "significant" investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by "benefit plan investors" as defined in Section 3(42) of ERISA.

        Our assets should not be considered "plan assets" under these Regulations because it is expected that the investment will satisfy the requirements of (1) above.

        Plan fiduciaries contemplating a purchase of common units should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

 UNDERWRITING

        UBS Securities LLC and Citigroup Global Markets Inc. are acting as representatives for the underwriters and as book-running managers of this offering. Under the terms of an underwriting agreement, which will be filed as an exhibit to the registration statement, each of the underwriters named below has severally agreed to purchase from us the respective number of common units shown opposite its name below:

Underwriter	Number of Common Units
UBS Securities LLC
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Macquarie Capital (USA) Inc.
Bonwick Capital Partners, LLC
MFR Securities, Inc.
The Williams Capital Group, L.P.

Total	8,700,000

        The underwriting agreement provides that the underwriters' obligation to purchase the common units depends on the satisfaction of the conditions contained in the underwriting agreement including:

  •
  the obligation to purchase all of the common units offered hereby (other than those common units covered by their option to purchase additional common units as described below), if any of the common units are purchased;

  •
  the representations and warranties made by us to the underwriters are true;

  •
  there is no material change in our business or the financial markets; and

  •
  we deliver customary closing documents to the underwriters.

Commissions and Expenses

        The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional common units. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the common units.

Total
	Per Common Unit	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

        We will pay a structuring fee equal to 0.75% of the gross proceeds from this offering (including any proceeds from the exercise of the option to purchase additional common units) to UBS Securities LLC and Citigroup Global Markets Inc. for the evaluation, analysis and structuring of our partnership.

        The representatives of the underwriters have advised us that the underwriters propose to offer the common units directly to the public at the public offering price on the cover of this prospectus and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $            per common unit. After the offering, the representatives may change the offering price and other selling terms.

        The expenses of the offering that are payable by us are estimated to be approximately $9.2 million (excluding underwriting discounts, commissions and the structuring fee). We will pay UBS Securities LLC and Citigroup Global Markets Inc. an aggregate structuring fee equal to 0.75% of the gross proceeds of this offering for the evaluation, analysis and structuring of our partnership. We have also agreed to reimburse the underwriters for up to $20,000 of reasonable fees and expenses of counsel related to the review by the Financial Industry Regulatory Authority, Inc. ("FINRA") of the terms of sale of the common units offered hereby.

Option to Purchase Additional Common Units

        We have granted the underwriters an option exercisable for 30 days after the date of this prospectus to purchase, from time to time, in whole or in part, up to an aggregate of 1,305,000 option units from us at the public offering price less underwriting discounts and commissions. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional common units based on the underwriter's percentage underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting Section.

Lock-Up Agreements

        We, our general partner, all of our directors and executive officers and holders of more than 5% of our outstanding units have agreed that, for a period of 180 days after the date of this prospectus subject to certain limited exceptions as described below, we will not directly or indirectly, without the prior written consent of UBS Securities LLC and Citigroup Global Markets Inc., (1) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC (other than any registration statement on Form S-8) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to any common units or any other securities of our securities that are substantially similar to common units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common units or any other of our securities that are substantially similar to common units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of common units or such other securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of common units or any securities convertible into or exercisable or exchangeable for common units, or warrants or other rights to purchase common units or any such securities or (4) publicly announce an intention to effect any of the foregoing.

        The foregoing restrictions do not apply to certain transactions, including, but not limited to, (1) bona fide gifts (2) as a distribution to stockholders, limited partners or members of the undersigned, (3) to the affiliates or to any investment fund or other entity controlled or managed by the locked-up party, (4) dispositions to any trust for the direct or indirect benefit of the locked-up party and/or the immediate family of the locked-up party, provided in each of (1)-(4) the recipient thereof agrees in writing with the underwriters to be bound by the terms of the lock-up agreement, (5) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a "Rule 10b5-1 Plan"), provided that no sales of common units or securities convertible into, or exchangeable or exercisable for, common units, will be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the lock-up period and we are not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the SEC during lock-up period and do not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan, and (6) the issuance of our common units in an amount not to exceed 5% of the total common units, outstanding as of the effective date of the registration statement of which this prospectus forms a part, as consideration for acquisition by us of renewable power assets or assets otherwise used or useful in our business and the business of our general partner and our subsidiaries.

        UBS Securities LLC and Citigroup Global Markets Inc. in their sole discretion, may release the common units and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common units and other securities from lock-up agreements, UBS Securities LLC and Citigroup Global Markets Inc. will consider, among other factors, the holder's reasons for requesting the release, the number of common units and other securities for which the release is being requested and market conditions at the time.

Offering Price Determination

        Prior to this offering, there has been no public market for our common units. The initial public offering price was negotiated between the representatives and us. In determining the initial public offering price of our common units, the representatives considered:

  •
  the history and prospects for the industry in which we compete;

  •
  our financial information;

  •
  the ability of our management and our business potential and earning prospects;

  •
  the prevailing securities markets at the time of this offering; and

  •
  the recent market prices of, and the demand for, publicly traded common units of generally comparable companies.

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

        The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common units, in accordance with Regulation M under the Exchange Act:

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  A short position involves a sale by the underwriters of common units in excess of the number of common units the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of common units involved in the sales made by the underwriters in excess of the number of common units they are obligated to purchase is not greater than the number of common units that they may purchase by exercising their option to purchase additional common units. In a naked short position, the number of common units involved is greater than the number of common units in their option to purchase additional common units. The underwriters may close out any short position by either exercising their option to purchase additional common units and/or purchasing common units in the open market. In determining the source of common units to close out the short position, the underwriters will consider, among other things, the price of common units available for purchase in the open market as compared to the price at which they may purchase common units through their option to purchase additional common units. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the common units in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Syndicate covering transactions involve purchases of common units in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common units or preventing or retarding a decline in the market price of the common units. As a result, the price of the common units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common units. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Listing on the NYSE

        We have been approved to list our common units on the NYSE under the symbol "SLWD," subject to official notice of issuance.

Other Relationships

        Certain of the underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

        In the ordinary course of their various business activities, certain of the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, the underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common units offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the common units offered hereby. Certain of the underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Hong Kong

        Our common units may not be offered or sold in Hong Kong by means of this prospectus or any other document other than to (a) professional investors as defined in the Securities and Futures Ordinance of Hong Kong (Cap. 571, Laws of Hong Kong) ("SFO") and any rules made under the SFO or (b) in other circumstances which do not result in this prospectus being deemed to be a "prospectus," as defined in the Companies Ordinance of Hong Kong (Cap. 32, Laws of Hong Kong) ("CO"), or which do not constitute an offer to the public within the meaning of the CO or the SFO; and no person has issued or had in possession for the purposes of issue, or will issue or has in possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to our common units which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our common units which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors as defined in the SFO.

VALIDITY OF OUR COMMON UNITS

        The validity of our common units will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Certain legal matters in connection with our common units offered hereby will be passed upon for the underwriters by Vinson & Elkins L.L.P.

EXPERTS

        The balance sheet of Sol-Wind Renewable Power, LP at August 8, 2014 appearing in this prospectus and registration statement has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The financial statements of OCI Alamo 2 LLC as of December 31, 2013 and 2012, and for the period from July 13, 2012 (date of inception) to December 31, 2012 and the year ended December 31, 2013, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of SunRay Venice, LLC as of December 31, 2013 and 2012, and for the years then ended, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of SunRay Joint Venture Solar LLC as of December 31, 2013 and 2012, and for the years then ended, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of SR Acquisitions Solar, LLC as of December 31, 2013 and 2012, and for the period from December 5, 2012 (date of inception) to December 31, 2012 and the year ended December 31, 2013, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of SunRay Power OPCO II, LLC, as of December 31, 2013 and 2012, and for the years then ended, appearing in this prospectus and registration statement have been audited by Grant Thornton LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of SunRay Power OPCO I, LLC as of December 31, 2013 and 2012, and for the years then ended, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Leicester One MA Solar, LLC as of December 31, 2013, and for the period from June 25, 2013 (date of inception) to December 31, 2013, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The financial statements of GASNA 18P, LLC as of December 31, 2013 and 2012, and for the period from September 10, 2012 (date of inception) to December 31, 2012 and the year ended December 31, 2013, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The combined financial statements of SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC, NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC and GLT Cloverdale Solar, LLC (Predecessor) as of December 31, 2013 and 2012, and for the years then ended appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the combined financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Palmer Solar Holdings, LLC as of December 31, 2013, and for the year then ended, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Renewable Energy Project LLC as of December 31, 2013 and for the period from September 12, 2013 (date of inception) to December 31, 2013, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Concept Solar, LLC as of December 31, 2013 and 2012, and for the years then ended, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated combined financial statements of Foundation HA Energy Generation, LLC as of December 31, 2013 and 2012, and for the years then ended, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Fairfield Wind Manager, LLC as of June 30, 2014 and for the period from January 15, 2014 (date of inception) to June 30, 2014, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated balance sheet of Foundation CA Fund VII Manager, LLC at June 12, 2014 (date of inception) appearing in this prospectus and registration statement has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Renewable Energy Project II, LLC as of September 30, 2014 and for the period from September 10, 2014 (date of inception) to September 30, 2014, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated balance sheet of Solar Eclipse Fund Holding IX, LLC at July 9, 2014 (date of inception) appearing in this prospectus and registration statement has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The information contained in this prospectus relating to our model for performing solar PV energy simulations has been reviewed by DNV GL, an independent international classification society, and has been included herein upon the authority of DNV GL as an expert.

        The information contained in this prospectus relating to our model for forecasting our operations and maintenance budget has been reviewed by DNV GL, an independent international classification society, and has been included herein upon the authority of DNV GL as an expert.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-l relating to the common units offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information regarding us and the common units offered by this prospectus, we refer you to the full registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement, of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the SEC's Public Reference Room. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, information statements and other information regarding issuers that file electronically with the SEC. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC's website.

        As a result of this offering, we will file with or furnish to the SEC periodic reports and other information. These reports and other information may be inspected and copied at the Public Reference Room maintained by the SEC or obtained from the SEC's website as provided above. Our website address will be http://www.solwindmlp.com, and we intend to make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        We intend to furnish or make available to our common unitholders annual reports containing our audited financial statements prepared in accordance with GAAP. We also intend to furnish or make available to our common unitholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each year.

INDEX TO FINANCIAL STATEMENTS

Sol-Wind Renewable Power, LP
Audited Balance Sheet
Report of Independent Registered Public Accounting Firm	F-8
Balance Sheet as of August 8, 2014	F-11
Note to Balance Sheet	F-12
Unaudited Condensed Financial Statements
Condensed Balance Sheets as of September 30, 2014 and August 8, 2014 (date of inception)	F-15
Condensed Statement of Operations from August 8, 2014 (date of inception) to September 30, 2014	F-16
Condensed Statement of Changes in Partner's Equity from August 8, 2014 (date of inception) to September 30, 2014	F-17
Condensed Statement of Cash Flows from August 8, 2014 (date of inception) to September 30, 2014	F-18
Notes to Condensed Financial Statements	F-19

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC, NLH1 Solar,  LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC and GLT Cloverdale Solar, LLC (Predecessor)

Audited Combined Financial Statements
Report of Independent Registered Public Accounting Firm	F-22
Combined Balance Sheets as of December 31, 2013 and 2012	F-23
Combined Statements of Operations and Changes in Members' Equity for the years ended December 31, 2013 and 2012	F-24
Combined Statements of Cash Flows for the years ended December 31, 2013 and 2012	F-25
Notes to Combined Financial Statements	F-26
Unaudited Condensed Combined Financial Statements
Condensed Combined Balance Sheets as of September 30, 2014 and December 31, 2013	F-37
Condensed Combined Statements of Operations and Changes in Members' Equity for the nine-month periods ended September 30, 2014 and 2013	F-38
Condensed Combined Statements of Cash Flows for the nine-month periods ended September 30, 2014 and 2013	F-39
Notes to Condensed Combined Financial Statements	F-40
OCI Alamo 2 LLC
Audited Financial Statements
Report of Independent Auditors	F-51
Balance Sheets as of December 31, 2013 and 2012	F-52
Statements of Operations for the year ended December 31, 2013 and period from July 13, 2012 (date of inception) to December 31, 2012	F-53
Statements of Changes in Member's Equity for year ended December 31, 2013 and the period from July 13, 2012 (date of inception) to December 31, 2012	F-54
Statements of Cash Flows for the year ended December 31, 2013 and period from July 13, 2012 (date of inception) to December 31, 2012	F-55
Notes to Financial Statements	F-56

SR Acquisitions Solar, LLC
Audited Consolidated Financial Statements
Report of Independent Auditors	F-114
Consolidated Balance Sheets as of December 31, 2013 and 2012	F-115
Consolidated Statements of Operations and Changes in Member's Equity for the year ended December 31, 2013 and the period from December 5, 2012 (date of inception) through December 31, 2012	F-116
Consolidated Statements of Cash Flows for the year ended December 31, 2013 and the period from December 5, 2012 (date of inception) through December 31, 2012	F-117
Notes to Consolidated Financial Statements	F-118
Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2014 and December 31, 2013	F-128
Condensed Statements of Operations and Changes in Member's Equity for the nine-month periods ended September 30, 2014 and 2013	F-129
Condensed Consolidated Statement of Cash Flows for the nine-month periods ended September 30, 2014 and 2013	F-130
Notes to the Condensed Consolidated Financial Statements	F-131
SunRay Power OPCO II, LLC and Subsidiaries
Audited Consolidated Financial Statements
Report of Independent Certified Public Accountants	F-138
Consolidated Balance Sheets as of December 31, 2013 and 2012	F-139
Consolidated Statements of Operations and Changes in Members' Equity for the years ended December 31, 2013 and 2012	F-140
Consolidated Statements of Cash Flows for the years ended December 31, 2013 and 2012	F-141
Notes to Consolidated Financial Statements	F-142
Unaudited Consolidated Financial Statements
Consolidated Balance Sheets as of September 30, 2014 and December 31, 2013	F-158
Consolidated Statements of Operations and Changes in Members' Equity for the nine-month periods ended September 30, 2014 and 2013	F-159
Consolidated Statements of Cash Flows for nine-month periods ended September 30, 2014 and 2013	F-160
Notes to Condensed Consolidated Financial Statements	F-161
SunRay Power OPCO I, LLC
Audited Consolidated Financial Statements
Report of Independent Auditors	F-168
Consolidated Balance Sheets as of December 31, 2013 and 2012	F-169
Consolidated Statements of Operations and Changes in Members' Equity for the years ended December 31, 2013 and 2012	F-170
Consolidated Statements of Cash Flows for the years ended December 31, 2013 and 2012	F-171
Notes to Consolidated Financial Statements	F-172
Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2014 and December 31, 2013	F-183
Condensed Consolidated Statements of Operations and Changes in Members' Equity for the nine-month periods ended September 30, 2014 and 2013	F-184
Condensed Consolidated Statements of Cash Flows for the nine-month periods ended September 30, 2014 and 2013	F-185
Notes to Condensed Consolidated Financial Statements	F-186

Leicester One MA Solar, LLC
Audited Consolidated Financial Statements
Report of Independent Auditors	F-193
Consolidated Balance Sheet as of December 31, 2013	F-195
Consolidated Statement of Operations for the period from June 25, 2013 (date of inception) to December 31, 2013	F-196
Consolidated Statement of Changes in Member's Equity for the period from June 25, 2013 (date of inception) to December 31, 2013	F-197
Consolidated Statement of Cash Flows for the period from June 25, 2013 (date of inception) to December 31, 2013	F-198
Notes to Consolidated Financial Statements	F-199
Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2014 and December 31, 2013	F-204

Condensed Consolidated Statements of Operations and Changes in Members' Equity for the nine-month period ended September 30, 2014 and the period from June 25, 2013 (date of inception) to September 30, 2013

F-205
Condensed Consolidated Statements of Cash Flows for the nine-month period ended September 30, 2014 and the period from June 25, 2013 (date of inception) to September 30, 2013	F-206
Notes to Condensed Consolidated Financial Statements	F-207
GASNA 18P, LLC
Audited Financial Statements
Report of Independent Auditors	F-213
Balance Sheets as of December 31, 2013 and 2012	F-214
Statements of Operations for the year ended December 31, 2013 and the period from September 10, 2012 (date of inception) to December 31, 2012	F-215
Statements of Member's Equity for the year ended December 31, 2013 and the period from September 10, 2012 (date of inception) to December 31, 2012	F-216
Statements of Cash Flows for the year ended December 31, 2013 and the period from September 10, 2012 (date of inception) to December 31, 2012	F-217
Notes to Financial Statements	F-218
PRCC Solar Holding LLC
Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2014 and December 31, 2013	F-223
Condensed Consolidated Statements of Operations for the nine-month periods ended September 30, 2014 and 2013	F-224
Condensed Consolidated Statements of Members' Equity for the nine-month periods ended September 30, 2014 and 2013	F-225
Condensed Consolidated Statements of Cash Flows for the nine-month periods ended September 30, 2014 and 2013	F-226
Notes to Condensed Consolidated Financial Statements	F-227
Palmer Solar Holdings, LLC
Audited Consolidated Financial Statements
Report of Independent Auditors	F-232
Consolidated Balance Sheet as of December 31, 2013	F-233
Consolidated Statement of Operations for the year ended December 31, 2013	F-234

Unaudited Condensed Consolidated Combined Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2014 and December 31, 2013	F-364
Condensed Consolidated Combined Statements of Operations for the nine-month periods ended September 30, 2014 and 2013	F-365
Condensed Consolidated Combined Statement of Changes in Member's Equity for the nine-month periods ended September 30, 2014 and 2013	F-366
Condensed Consolidated Combined Statements of Cash Flows for the nine-month periods ended September 30, 2014 and 2013	F-367
Notes to Condensed Consolidated Combined Financial Statements	F-368
Renewable Energy Project II LLC
Report of Independent Auditors	F-379
Balance Sheet as of September 10, 2014 (date of inception)	F-380
Notes to the Balance Sheet	F-381
Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2014 and September 10, 2014 (date of inception)	F-384
Condensed Consolidated Statement of Operations and Changes in Members' Equity for the Period from September 10, 2014 (date of inception) to September 30, 2014	F-385
Condensed Consolidated Statement of Cash Flows for the Period from September 10, 2014 (date of inception) to September 30, 2014	F-386
Notes to Condensed Consolidated Financial Statements	F-387
Solar Eclipse Fund Holding IX, LLC
Report of Independent Auditors	F-393
Consolidated Balance Sheet as of July 9, 2014 (date of inception)	F-394
Notes to Consolidated Balance Sheet	F-395
Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2014 and July 9, 2014 (date of inception)	F-398
Condensed Consolidated Statement of Operations for the Period from July 9, 2014 (date of inception) to September 30, 2014	F-399
Condensed Consolidated Statement of Changes in Members' Equity for the Period from July 9, 2014 (date of inception) to September 30, 2014	F-400
Condensed Consolidated Statement of Cash Flows for the Period from July 9, 2014 (date of inception) to September 30, 2014	F-401
Notes to Condensed Consolidated Financial Statements	F-402

Balance Sheet for

Sol-Wind Renewable Power, LP

As of August 8, 2014
with Report of Independent Registered Public Accounting Firm

Sol-Wind Renewable Power, LP
Balance Sheet

Report of Independent Registered Public Accounting Firm

To the Partners of
Sol-Wind Renewable Power, LP

        We have audited the accompanying balance sheet of Sol-Wind Renewable Power, LP as of August 8, 2014 (date of inception). This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Sol-Wind Renewable Power, LP at August 8, 2014, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Hartford, Connecticut
August 11, 2014

Sol-Wind Renewable Power, LP

Balance Sheet

As of August 8, 2014 (date of inception)
Assets
Cash	$2,000

Total assets	$2,000

Liabilities and Partners equity
Total liabilities	—
Partners equity:
General partner	2,000

Total partners equity	2,000

Total liabilities and partners equity	$2,000

The accompanying note is an integral part of this balance sheet.

Sol-Wind Renewable Power, LP

Note to Balance Sheet

1.     Nature of Operations

        Sol-Wind Renewable Power, LP (the "Partnership") is a Delaware limited partnership formed on August 8, 2014 to engage in any lawful activity for which limited partnerships may be organized under the Delaware Revised Uniform Limited Partnership Act including, but not limited to, actions to own, manage, acquire and invest in solar and wind power generation assets.

        The Partnership intends to offer common units, representing limited partner interests, pursuant to a public offering. In addition, the Partnership will issue all its subordinated units and all of its incentive distribution rights to Sol-Wind, LLC (the "General Partner"), which will entitle the General Partner to increasing percentages of cash the Partnership distributes in excess of the minimum quarterly distribution pursuant to the Partnership Agreement. The General Partner will maintain a non-economic general partner interest in the Partnership, which does not entitle the General Partner to receive cash distributions.

        The General Partner has contributed cash of $2,000 as a capital contribution to the Partnership.

CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Sol-Wind Renewable Power, LP

For the Period From August 8, 2014 (Date of Inception) to September 30, 2014

Sol-Wind Renewable Power, LP

Condensed Financial Statements (Unaudited)

Sol-Wind Renewable Power, LP

Condensed Balance Sheets

	September 30, 2014	August 8, 2014 (Date of Inception)
	(unaudited)
Assets
Current assets:
Cash	$2,000	$2,000

Total current assets	2,000	2,000

Total assets	$2,000	$2,000

Liabilities and Partner's equity
Current liabilities:
Accrued expenses	$620	$—
Accounts payable	1,195	—

Total liabilities	1,815	—
Partner's equity:
General partner	185	2,000

Total partner's equity	185	2,000

Total liabilities and partner's equity	$2,000	$2,000

The accompanying notes are an integral part of these condensed financial statements.

Sol-Wind Renewable Power, LP

Condensed Statement of Operations (Unaudited)

For the Period August 8, 2014 (Date of Inception) to September 30, 2014

Revenues	$—
Expenses:
General & administrative expense	1,815

Total expenses	1,815

Net loss	$(1,815)

Other income (expense)	—

Net loss	$(1,815)

The accompanying notes are an integral part of these condensed financial statements.

Sol-Wind Renewable Power, LP

Condensed Statement of Changes in Partner's Equity (Unaudited)

For the Period August 8, 2014 (Date of Inception) to September 30, 2014

Balance, August 8, 2014 (date of inception)	$—
Capital contributions	2,000
Net loss	(1,815)

Balance, September 30, 2014	$185

The accompanying notes are an integral part of these condensed financial statements.

Sol-Wind Renewable Power, LP

Condensed Statement of Cash Flows (Unaudited)

For the Period August 8, 2014 (Date of Inception) to September 30, 2014

Cash flows from operating activities
Net loss	$(1,815)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Increase (decrease) in:
Accounts payable & accrued expense	1,815

Net cash provided by/(used in) operating activities	—
Cash flows from investing activities
Net cash provided by/(used in) investing activities	—
Cash flows from financing activities
Capital contributions	2,000

Net cash provided by financing activities	2,000

Net increase in cash and cash equivalents	2,000
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$2,000

The accompanying notes are an integral part of these condensed financial statements.

Sol-Wind Renewable Power, LP

Notes to Condensed Financial Statements (Unaudited)

1. General

        Sol-Wind Renewable Power, LP (the "Partnership") is a Delaware limited partnership formed on August 8, 2014 to engage in any lawful activity for which limited partnerships may be organized under the Delaware Revised Uniform Limited Partnership Act including, but not limited to, actions to own, manage, acquire and invest in solar and wind power generation assets.

        The Partnership intends to offer common units, representing limited partner interests, pursuant to a public offering. At the same time, the Partnership will issue subordinated units to be purchased by 40 North Investments LP or an affiliate. In addition, the Partnership will issue all of its incentive distribution rights to Sol-wind LLC (the General Partner), which will entitle the General Partner to increasing percentages of cash the Partnership distributes in excess of the minimum quarterly distribution pursuant to the Partnership Agreement.

        The General Partner has contributed cash of $2,000 as a capital contribution to the Partnership.

2. Summary of Significant Accounting Policies

Basis of Accounting

        The Company prepares its financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Unaudited interim financial information

        The financial statements as September 30, 2014 and for the period from August 8, 2014 (date of inception) to September 30, 2014 included herein have been prepared by the Company in conformity with U.S. generally accepted accounting principles, and include all adjustments (consisting of normal and recurring adjustments) that management considers necessary for a fair presentation of the financial position, results of operations and cash flows for the interim period presented. The results of operations for the period August 8, 2014 (date of inception) to September 30, 2014 are not necessarily indicative of the results to be anticipated for the entire period ending December 31, 2014.

Cash and Cash Equivalents

        Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less. As of August 8, 2014 and September 30, 2014, the Company only held cash. The carrying amount of cash approximates its fair value.

Income Taxes

        For federal and state tax purposes, the Company is taxed as a partnership. All income from the Company is reported on the members' federal and state income tax returns. Thus, no provision for income taxes has been recorded in the accompanying financial statements. All periods since inception of the Company remain open for examination by tax authorities.

Subsequent Events

        Subsequent events have been evaluated through December 19, 2014, which is the date the financial statements were issued.

COMBINED FINANCIAL STATEMENTS

SunE GLT Ironwood Solar, LLC

SunE GLT Chuckawalla Solar, LLC

SunE GLT Patton Solar, LLC

NLH1 Solar, LLC

GLT SLO Solar, LLC

GLT Comm1 Solar, LLC

GLT SC1 Solar, LLC

GLT Cloverdale Solar, LLC

(Predecessor)

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Combined Financial Statements

For the Years Ended December 31, 2013 and 2012

Report of Independent Registered Public Accounting Firm

To the Members of
SunE GLT Ironwood Solar, LLC,
SunE GLT Chuckawalla Solar, LLC,
SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC,
GLT SLO Solar, LLC,
GLT Comm1 Solar, LLC,
GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC

        We have audited the accompanying combined balance sheets of SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC, NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC and GLT Cloverdale Solar, LLC (collectively the Company) as of December 31, 2013 and 2012, and the related combined statements of operations and changes in members' equity and cash flows for each of the two years in the period ended December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC, NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC and GLT Cloverdale Solar, LLC at December 31, 2013 and 2012, and the combined results of their operations and their cash flows for each of the two years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

        The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the combined financial statements, two projects did not meet the debt-service-coverage ratio ("DSCR") covenant requirement under the loan agreements for fiscal year 2013. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP
Hartford, CT
January 20, 2015

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Combined Balance Sheets

	December 31,
	2013	2012
Assets
Current assets:
Cash	$255,952	$823,212
Restricted cash	1,169,172	947,443
Accounts receivable	432,398	385,787
Section 1603 grant receivable	—	17,236,176

Total current assets	1,857,522	19,392,618
Fixed assets:
Solar projects under construction	4,179,325	4,498,730
Solar projects in service	58,788,493	55,202,261
Accumulated depreciation	(2,926,910)	(970,541)

Total fixed assets, net	60,040,908	58,730,450
Other assets	10,869	13,432

Total assets	$61,909,299	$78,136,500

Liabilities and equity
Current liabilities:
Bank loans, current portion	$14,927,850	$762,447
Accounts payable	1,133,739	13,745,417
Short term loan from TNX	148,000	648,000
Due to TNX	580,485	805,485

Total current liabilities	16,790,074	15,961,349
Long term liabilities:
Bank loans, net of current portion	6,665,838	23,156,985
Interest rate swap	16,699	98,583
Asset retirement obligation	356,007	291,859

Total long term liabilities	7,038,544	23,547,427

Total liabilities	23,828,618	39,508,776
Members' equity	38,080,681	38,627,724

Total liabilities and members' equity	$61,909,299	$78,136,500

See accompanying notes to combined financial statements.

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Combined Statements of Operations and Changes in Members' Equity

Years Ended December 31, 2013 and 2012

	2013	2012
Revenues:
Sale of electricity	$2,705,592	$1,125,282
PBI revenue	2,139,885	884,525

	4,845,477	2,009,807
Costs and expenses:
Operating expenses	2,050,555	1,065,024
General and administrative expenses	361,745	215,324

Operating income	2,433,177	729,459
Other income / expense:
Interest expense, net	(1,221,457)	(745,699)
Other income, net	12,385	5,788

Net income (loss)	1,224,105	(10,452)
Members' equity, beginning of year	38,627,724	27,247,714
Contributions	13,374,989	22,067,899
Distributions	(15,146,137)	(10,677,437)

Members' equity, end of year	38,080,681	38,627,724

See accompanying notes to combined financial statements.

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Combined Statements of Cash Flows

	Year Ended December 31
	2013	2012
Cash flows from operating activities
Net income	$1,225,754	$(10,452)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,956,369	959,255
Accretion of asset retirement obligation	19,214	15,752
Change in fair value of interest rate swap	(81,884)	98,583
Write off of damaged solar assets	—	(68,753)
Changes in:
Accounts receivable	(46,611)	(385,787)
Other assets	2,562	—
Accrued expenses and other payables	39,487	—

Total adjustments	1,889,137	619,050

Net cash provided by operating activities	3,114,891	608,598
Cash flows from investing activities
Grant proceeds received	13,814,644	—
Solar projects additions	(12,460,450)	(11,769,751)

Net cash provided by (used in) investing activities	1,354,194	(11,769,751)
Cash flows from financing activities
Net proceeds from borrowing on bank loans	767,500	11,309,555
Payments of bank loans	(2,386,314)	(611,143)
Restricted cash	(221,729)	(129,943)
Contributions from members	382,540	2,199,403
Distributions to members	(3,578,342)	(1,849,694)

Net cash (used in) provided by financing activities	(5,036,345)	10,918,178

Change in cash	(567,260)	(242,975)
Cash, January 1	823,212	1,066,187

Cash, December 31	$255,952	823,212

Supplemental disclosure of cash flow information:
Cash paid for interest	$750,834	$203,511

Section 1603 grant receivable adjustment	$—	$17,236,176

Contribution by members for solar projects	$176,589	$19,417,791

See accompanying notes to combined financial statements.

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Notes to Combined Financial Statements

December 31, 2013 and 2012

1. Company Organization and Nature of Business

        The accompanying combined financial statements include the accounts and operations for a total of eight companies—six limited liability companies organized in the state of Delaware and two limited liability companies organized in the state of California (the Company or Companies):

  SunE GLT Ironwood Solar, LLC (Ironwood),
  SunE GLT Chuckawalla Solar, LLC (Chuckawalla),
  SunE GLT Patton Solar, LLC (Patton),
  NLH1 Solar, LLC (NLH1),
  GLT SLO Solar, LLC (SLO),
  GLT Comm1 Solar, LLC (Comm1),
  GLT SC1 Solar, LLC (SC1), and
  GLT Cloverdale Solar, LLC (Cloverdale)

        The purpose and business of the Companies is the development, ownership, construction and operation of solar projects involving the installation of solar photovoltaic energy systems to generate and sell renewable energy. Each of the Companies operates an in-service solar production facility as of December 31, 2012, except for GLT Cloverdale Solar, which was under construction as of December 31, 2013.

2. Significant Accounting Policies

Principles of Combination

        The Companies are limited liability companies ("LLCs") under common management of Greenleaf-TNX Management LLC (TNX). Therefore, the financial statements are presented herein on a combined basis. All intercompany transactions and balances have been eliminated in combination.

Going Concern

        The accompanying financial statements have been prepared assuming that the Companies will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2013, two projects have failed to meet their debt-service-coverage ratio ("DSCR") under the bank loan. Therefore, the bank loan is currently due, which results in a working capital deficit of $14,932,552. The Company's ability to continue as a going concern is dependent upon a combination of curing the default by generating additional revenue or raising necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raises substantial doubt that the Company will be able to continue as a going concern. These combined financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

        The Company intends to overcome the circumstances that impact its ability to remain a going concern by modifying the solar projects to increase the power production, which would increase the revenues and related cash flows or by raising additional financing. The Company cannot be certain that

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Notes to Combined Financial Statements (Continued)

December 31, 2013 and 2012

2. Significant Accounting Policies (Continued)

the modification of the solar products will result in sufficient revenue and cash flow or that additional financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The estimates used in the financial statements included the allowance for doubtful accounts, the useful lives of solar projects and the asset retirement obligation relating to certain of the Companies' solar panels. Actual results may differ from those estimates.

Restricted Cash

        Restricted cash represents bank deposits that are reserved for debt service per project loan agreements.

Concentrations of Risk

        Financial instruments that potentially subject the Companies to concentrations of credit risk consist primarily of cash and accounts receivables. Banking with creditworthy institutions mitigates the associated risk of concentration for cash. At certain times, amounts on deposit exceed Federal Deposit Insurance Corporation insurance limits. The Companies do not require collateral or other security to support accounts receivable. To reduce credit risk, management performs periodic credit evaluations and ongoing evaluations of its customers' financial condition. Accounts receivables are due from various states and local governments as well as various utility companies and commercial customers. At this time, the Companies consider the risk of uncollectability of such amounts to be low.

Fair Value of Financial Instruments

        Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. The valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. A three-tier fair value hierarchy, which prioritizes inputs that may be used to measure fair value is as follows:

  Level one—Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

  Level two—Observable inputs other than level one prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are either directly or indirectly observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Notes to Combined Financial Statements (Continued)

December 31, 2013 and 2012

2. Significant Accounting Policies (Continued)

  Level three—Unobservable inputs developed that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities using estimates and assumptions which are developed by the Companies and reflect those assumptions that a market participant would use.

        Determining which category of the hierarchy an asset or liability falls within and the estimated fair values of the Companies' financial instruments, such as long-term debt, requires considerable judgment to interpret market data. The market assumptions and/or estimation methodologies used may have a material effect on estimated fair value amounts. Accordingly, the estimates presented are not necessarily indicative of the amounts by which these instruments could be purchased, sold, or settled. The Companies evaluate the hierarchy disclosures annually.

        The carrying values of its financial instruments other than the interest rate swap, asset retirement obligation, and long-term debt approximate their fair values due to the fact that they were short-term in nature at December 31, 2013 and 2012. The Companies estimate the fair value of the interest rate swap using prevailing market data and incorporating proprietary models based on well-recognized financial principles and reasonable estimates where applicable from a third-party source (Level 2). The Companies estimate the fair value of its fixed rate long-term debt based on rates currently offered for debt with similar maturities and terms (Level 3). Variable rate debt is considered at fair value because of the variable interest rate. The Company estimates the fair value of the fixed rate project loans to be the same as the outstanding principle associated with the loans as of December 31, 2013 and 2012. The Company values the initial measurement of the asset retirement obligation using various unobservable assumptions (Level 3).

Accounts Receivable and Allowance for Doubtful Accounts

        Accounts receivable are generated primarily from sales of electricity generated by the Companies' solar projects and are stated at the amount the Companies expect to collect from outstanding invoices. The Companies' policy for determining when receivables are past due is based on contractual terms. The Companies write off accounts receivable through a charge to earnings and a credit to a valuation allowance when it deems them (a) uncollectable or (b) not prudent to undergo collection efforts; i.e., if the cost of collection outweighs the benefit. Balances that are still outstanding after management has used reasonable collection efforts are also written off. Outstanding receivables are evaluated on a quarterly basis to determine if they should be written off.

Solar Projects in Service

        A project is in service when the engineering, procurement and construction (EPC) contractor has issued a substantial completion certificate and the local electric utility has issued a permission to operate (PTO) for the project. Each project in service is valued at the contract price (including all change orders, if any) under the site-specific EPC agreement and recorded in "Solar projects in service". Depreciation is recorded using the straight-line method over an estimated useful life of a solar energy system of 30 years, and begins when the project is placed in service. The Companies also re-evaluate the periods of depreciation when subsequent events and circumstances warrant revised

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Notes to Combined Financial Statements (Continued)

December 31, 2013 and 2012

2. Significant Accounting Policies (Continued)

estimates of useful lives. Repairs and maintenance costs are expensed as incurred. As of December 31, 2013 and 2012, eight of the nine solar projects have been placed in service.

        The federal government provides an investment tax credit (ITC) that allows a taxpayer to claim a credit of 30% of qualified expenditures for a residential or commercial solar energy system that is placed in service on or before December 31, 2016. Solar energy systems that began construction prior to the end of 2011 are eligible to receive a 30% federal cash grant paid by the U.S. Treasury Department under Section 1603 of the American Recovery and Reinvestment Act of 2009, or the U.S. Treasury grant, in lieu of the federal ITC (Section 1603). We have received Section 1603 grants on the majority of our solar energy systems. As a condition to receiving a Section 1603 grant, the Companies are required to maintain compliance with Section 48 of the Internal Revenue Code (IRC) for a period of five years. Failure to maintain compliance with the requirements of Section 48 could result in a recapture of the amounts received, plus interest. As of December 31, 2013, the 1603 grant requirements have been met.

        Generally, when using Section 1603 grant, once a project is in service, the Companies (through the Project LLC) submit an application for a cash grant, equal to 30% of the eligible project costs, to the United States Department of the Treasury. Upon submission of the application, the Companies record a receivable and reduce the depreciable basis of the project. When a Section 1603 grant is received, if the amount received is different from the amount submitted, the depreciable basis of the project is adjusted, and depreciation is adjusted prospectively in the current and future periods.

Impairment of Long-Lived Assets

        The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company compares the assets' carrying value to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposals. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. No impairment charges have been recorded to date.

Solar Systems Performance Guarantees

        The Companies guarantee certain specified minimum solar energy production output generated by their solar systems. The Companies monitor the solar energy systems to ensure that these outputs are being achieved. The Companies evaluate if any amounts are due to their customers. No liabilities were recorded for the years ended December 31, 2013 and 2012 relating to these guarantees based on the Companies' assessment of their exposure.

Revenue Recognition

        The Companies provide design, installation, maintenance services and ongoing operations of solar energy systems to private, commercial and governmental customers. Customers generally purchase energy from the Companies under fixed-price or variable-priced power purchase agreements (PPAs).

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Notes to Combined Financial Statements (Continued)

December 31, 2013 and 2012

2. Significant Accounting Policies (Continued)

The Companies evaluate if the terms of the PPAs result in them being accounted for as leases and if the PPA is determined to be a lease, the Companies then evaluate if the leases are operating or capital leases. Certain of the PPAs have been determined to not be a lease and are accounted for as standard delivery contracts. Those that have been determined to be a lease have been determined to be an operating lease because the rate is not fixed and the systems are considered integral equipment and are accounted for accordingly. Given the rental income stream is based on the power produced for the PPAs, the rental income recorded in the period is contingent rent earned in the period and, therefore, the future rental income is entirely contingent rent. The Companies do not record contingent rental income until is earned (power is generated and sold to off-taker).

        Revenue is recognized based upon the amount of electricity delivered to customers each month at rates specified under the PPAs.

Solar Renewable Energy Certificates (SRECs)

        The Companies account for SRECs generated by the solar projects as intangible assets and do not assign any value to SRECs.

Performance-Based Incentives Income

        Under the California Solar Initiative Program, the California Public Utilities Commission (CPUC) provides Performance-Based Incentives (PBIs) for solar systems servicing customers of the state's three investor-owned utilities: Pacific Gas and Electric Company (PG&E), Southern California Edison (SCE) and San Diego Gas and Electric (SDG&E). PBI incentives are paid each month for 60 months over five years based on the actual energy (kWh) produced by the solar systems installed. The incentive rate ($/kWh) remains constant for the five-year program term.

        The Companies recognized PBI income based upon the amount of electricity generated each month at rates specified under the program. PBI income is recorded as revenues and the related receivable is included in accounts receivable.

Earnings per share

        The Companies are not publicly traded and each is a limited liability company that does not have stated units or shares. Accordingly, an earnings per share or unit disclosure has not been included.

3. Derivatives Held

        The Companies hold a single swap contract with a notional amount of $1,800,000 to swap the floating rate interest payments under a loan agreement for fixed and is used to hedge against future rising interest rates of an equally valued $1,800,000 10-year floating rate loan agreement. The swap agreement has an effective interest rate of approximately 6.27% and an outstanding notional balance that matches the principal of the loan agreement. The value of the swap agreement as of December 31, 2013 and 2012 was a liability of $17,000 and $99,000, respectively. The Company did not designate the derivative as a hedge for accounting purposes and, accordingly, accounts for the interest rate swap at fair value, with adjustments to fair value recorded as interest expense. During 2013, interest income of $81,884 was recorded and, in 2012 interest expense of $98,583 was recorded related to this swap.

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Notes to Combined Financial Statements (Continued)

December 31, 2013 and 2012

4. Income Taxes

        The Company is taxed as a partnership for federal tax purposes, and all of the individual companies are disregarded entities. Therefore the Company is not a taxpaying entity for federal or state income tax purposes, and thus no income tax expense, benefit, asset, or liability has been recorded. Each member of the Company is responsible for reporting on its own tax returns its distributive share of all items of income, gain, loss, deduction, and tax preferences, whether or not any actual cash distribution has been or will be made to such member. All tax years since the inception of the Company are open for examination by federal and state tax authorities.

5. Solar Projects Under Construction

        Solar projects under construction as of December 31, 2013 and 2012 relate to the Cloverdale solar project and include all the capitalized costs for the development and construction of the project and related solar power facility. Capitalized cost of the solar facility includes acquisition costs, development costs, construction costs, capitalized interest, development fees, and all other costs associated with bringing the asset to the working condition for its intended use. The Company reviews construction in progress for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. To date, no impairment was determined to exist.

6. Related-Party Loans

        TNX is the manager of the Companies and is the minority owner of the Companies through their respective parent companies. TNX has provided short-term, 0% interest, loans and deferred payments to the Companies. It is expected that these loans and deferred payments will be repaid in 2014.

7. Bank Loans

        As of December 31, 2013 and 2012, the balance of the bank loans was $21,593,688 and $23,919,432, respectively, and bear interest at rates ranging from approximately 5.5% to 6.3% as of December 31, 2013. The bank loan agreements contain, among other covenants, requirements for maintaining levels of interest reserve and debt service reserve and are secured by the project assets. As of December 31, 2013, two of the projects were in default of its debt service ratio under a bank loan. As such, the loan is classified as a current liability as of December 31, 2013.

        Interest of $2,500 and $531,000 was capitalized in solar projects under construction during 2013 and 2012, respectively. Interest expense of $1,295,000 and $648,000 was recorded for the years ended December 31, 2013 and 2012.

        In June of 2012, Greenleaf-TNX Clear Skies I, LLC, the parent company of all the Clear Skies I project LLCs, obtained a $8,000,000 loan to fund the construction of the Chuckawalla and Patton projects. The Chuckawalla and Patton entities signed as co-borrowers to this loan and pledged their solar assets as collateral for the loan. Accordingly, the loan and associated expenses have been recorded by the Company.

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Notes to Combined Financial Statements (Continued)

December 31, 2013 and 2012

7. Bank Loans (Continued)

        The scheduled principal maturities of bank loans as of December 31, 2013, were as follows:

Year	Amount
2014	500,000
2015	—
2016	—
2017	9,548,000
2018	2,489,000
Thereafter	9,117,000

Total	$21,654,000

8. Contingencies and Commitments

Site Occupancy Arrangements; Power Purchase Agreements

        Once the Companies had identified a property with a suitable installation site, carried out engineering work regarding the system layout and capacity, and decided to proceed with a solar energy project, the Companies generally caused the Project LLC to enter into a site occupancy arrangement with the landlord, often in the form of a lease or a license agreement or an express or implied grant of occupancy rights, and to enter into a PPA or other output purchase agreement with the off-taker.

Site Lease or License Agreements

        Certain of the project LLCs are subject to rent payments and some contain renewals.

        Outlined below are estimates of the minimum potential total annual rental payments based on fixed rent arrangement or based on nameplate capacity of the systems under the site occupancy agreements for the Companies' projects:

Year	Expected Annualized Rent Payments
2014	$46,000
2015	46,000
2016	46,000
2017	46,000
2018	46,000
Thereafter	691,000

Total	$921,000

        The Companies incurred $25,000 and $9,000 in site occupancy expenses for the years ended December 31, 2013 and 2012, respectively, which is recorded in operating expenses.

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Notes to Combined Financial Statements (Continued)

December 31, 2013 and 2012

8. Contingencies and Commitments (Continued)

Asset Retirement Obligations (AROs)

        Some Project LLCs are obligated to remove the solar energy system from the project site at the end of the site lease or license term. The Companies account for this obligation as an asset retirement obligation, using the following methodology.

        The cost associated with removing the solar energy system is estimated based on current estimated cost to remove a typical solar field. The asset retirement obligation, which is the present value of the future cost to remove the asset upon retirement as of the scheduled end of the site lease or license term, is calculated using an appropriate consumer price index (CPI) inflator, which is estimated based on the historical average of the CPI over the 20 years prior to when the solar energy system is placed in service. The asset retirement cost and the related asset retirement obligation, at inception, are calculated as the discounted present value of the asset retirement obligation using the Companies' credit-adjusted risk-free rate, which is estimated as the credit spread appropriate to the Companies over the average yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease or license term. The capitalized cost of the asset retirement obligation is recorded in "Solar projects in service" and the fair value of its related ARO liability is recorded as "Asset retirement obligation" on the combined balance sheets.

        Capitalized asset retirement costs of $336,000 and $276,000 recorded as "Solar projects in service" as of December 31, 2013 and 2012, are being depreciated ratably over the estimated useful life of the solar projects of 30 years once placed into operation. The related ARO liability will be accreted each period, using the methodology described above (so a change in the factors involved in the methodology would result in an adjustment in the fair value of the liability), and the accretion of the liability is recorded as operating expense on the combined statements of operations. Accretion expense for the years ended December 31, 2013 and 2012 was $19,000 and $16,000, respectively.

9. Members' Equity

        The Cloverdale Project LLC entity has two classes of equity interest—a Class A and a Class B. During 2014, the Class A interests were purchased by a tax equity investor unaffiliated with the Company. The Class B interests are owned by Greenleaf-TNX Clear Skies IV, LLC.

        The remaining Project LLCs are 100% owned by the Greenleaf-TNX Clear Skies I, LLC holding company. Greenleaf-TNX Clear Skies I, LLC is owned 78.6% by SunPeak and 21.4% by TNX.

        SunPeak is a corporation organized in the state of California and 100% owned by Hong Kong Chaori, a publicly-listed company in Hong Kong. The sole director of SunPeak is Thomas Yap, who is one of the partners of TNX.

10. Subsequent Events

        Subsequent events have been evaluated through January 20, 2015, the date the financial statements are available for issuance.

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Notes to Combined Financial Statements (Continued)

December 31, 2013 and 2012

10. Subsequent Events (Continued)

        In November 2014, the Company received a waiver from the bank for the two projects that failed to meet their bank loan DSCR financial covenant as of December 31, 2013. The waiver only applies to the DSCR financial covenant requirement for the year ended December 31, 2013 and not to future periods.

CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

SunE GLT Ironwood Solar, LLC
SunE GLT Chuckawalla Solar, LLC
SunE GLT Patton Solar, LLC
NLH1 Solar, LLC
GLT SLO Solar, LLC
GLT Comm1 Solar, LLC
GLT SC1 Solar, LLC
GLT Cloverdale Solar, LLC (Predecessor)

As of September 30, 2014 and December 31, 2013 and
For the Nine-Month Periods Ended September 30, 2014 and 2013

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC,
and GLT Cloverdale Solar, LLC (Predecessor)

Condensed Combined Financial Statements (Unaudited)

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC,
and GLT Cloverdale Solar, LLC (Predecessor)

Condensed Combined Balance Sheets

	September 30, 2014 (Unaudited)	December 31, 2013
Assets
Current assets:
Cash	$266,187	$255,952
Restricted cash	1,202,704	1,169,172
Accounts receivable	749,957	432,398

Total current assets	2,218,848	1,857,522
Fixed assets:
Solar projects under construction	—	4,179,325
Solar projects in service	65,528,576	58,788,493
Accumulated depreciation	(4,442,074)	(2,926,910)

Total fixed assets	61,086,502	60,040,908
Other assets	10,869	10,869

Total assets	$63,316,219	$61,909,299

Liabilities and members' equity
Current liabilities:
Bank loans, current portion	$7,405,467	$14,927,850
Accounts payable	1,255,326	1,133,739
Short term loan from TNX	—	148,000
Due to TNX	—	580,485

Total current liabilities	8,660,793	16,790,074
Long term liabilities:
Bank loans, less current portion	13,707,894	6,665,838
Interest rate swap	67,314	16,699
Asset retirement obligation	373,162	356,007

Total long term liabilities	14,148,370	7,038,544

Total liabilities	22,809,163	23,828,618
Members' equity	40,507,056	38,080,681

Total liabilities and members' equity	$63,316,219	$61,909,299

See accompanying notes to the condensed combined financial statements.

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC,
and GLT Cloverdale Solar, LLC (Predecessor)

Condensed Combined Statements of Operations and Changes in Members' Equity (Unaudited)

	Nine-Month Period Ended September 30,
	2014	2013
Revenues:
Sale of electricity	$2,122,854	$2,228,612
PBI revenue	1,671,341	1,714,723

	3,794,195	3,943,335
Costs and expenses:
Operating expenses	2,098,726	1,444,042
General and administrative expenses	98,240	39,573

Operating income	1,597,229	2,459,720
Other income (expense):
Interest expense, net	(948,665)	(928,393)
Other income (expense), net	6,283	70,155

Net income	$654,847	$1,601,482

Members' equity, beginning of period	$38,080,681	$38,627,724
Contributions	3,638,539	8,782,596
Distributions	(1,867,011)	(9,300,401)

Members' equity, end of period	$40,507,056	$39,711,401

See accompanying notes to the condensed combined financial statements.

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC,
and GLT Cloverdale Solar, LLC (Predecessor)

Condensed Combined Statements of Cash Flows (Unaudited)

	Nine-Month Period Ended September 30,
	2014	2013
Cash flows from operating activities
Net income	$654,847	$1,601,482
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,515,164	1,432,295
Accretion of asset retirement obligation	17,155	13,769
Change in the fair value of interest rate swap	50,615	(60,985)
Changes in:
Accounts receivable	(317,559)	(398,107)
Other assets	—	2,561
Accounts payable	121,587	—
Due to TNX	(580,485)	(125,000)

Total adjustments	806,477	864,533

Net cash provided by operating activities	1,461,324	2,466,015
Cash flows from investing activities
Grant proceeds received	—	13,814,645
Solar projects additions	(2,560,758)	(12,690,876)

Net cash (used in) / provided by investing activities	(2,560,758)	1,123,769
Cash flows from financing activities
Net proceeds from borrowing on bank loans	1,702,672	767,500
Payments of bank loans	(2,182,999)	(3,318,419)
Restricted cash	(33,532)	(971,736)
Contributions	3,490,539	8,682,596
Distributions	(1,867,011)	(9,300,401)

Net cash provided by / (used in) financing activities	1,109,669	(4,140,460)

Change in cash	10,235	(550,676)
Cash, beginning of period	255,952	823,212

Cash, end of period	$266,187	272,536

Supplemental disclosure of cash flow information:
Cash paid for interest	$886,549	$981,361

Section 1603 grant receivable adjustment	$—	$3,421,532

Contribution by members for solar projects	$148,000	$31,572

See accompanying notes to the condensed combined financial statements.

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Notes to Condensed Combined Financial Statements (Unaudited)

1. Company Organization and Nature of Business

        The accompanying condensed combined financial statements include the accounts and operations for a total of eight companies—seven limited liability companies organized in the state of Delaware and one limited liability company organized in the state of California (the Company or Companies):

    SunE GLT Ironwood Solar, LLC (Ironwood),
    SunE GLT Chuckawalla Solar, LLC (Chuckawalla),
    SunE GLT Patton Solar, LLC (Patton),
    NLH1 Solar, LLC (NLH1),
    GLT SLO Solar, LLC (SLO),
    GLT Comm1 Solar, LLC (Comm1),
    GLT SC1 Solar, LLC (SC1), and
    GLT Cloverdale Solar, LLC (Cloverdale)

        The purpose and business of the Companies is the development, ownership, construction and operation of solar projects involving the installation of solar photovoltaic energy systems to generate and sell renewable energy. Each of the Companies operates an in-service solar production facility (ies).

2. Significant Accounting Policies

Principles of Combination

        The Companies are limited liability companies ("LLCs") under common management of Greenleaf-TNX Management LLC (TNX). Therefore, the financial statements are presented herein on a combined basis. All significant intercompany transactions and balances have been eliminated in combination.

Going Concern

        The accompanying financial statements have been prepared assuming that the Companies will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2013, two projects failed to meet the debt-service-coverage ratio ("DSCR") requirement under the terms of the loan agreements, which make these two project loans due immediately. In 2014, the bank waived the DSCR covenant violation for 2013 for both of these projects. However, management has concluded it is probable that the annual DSCR covenant will fail for 2014 for one of the project loans and therefore this project loan is classified as currently payable.

        The result of classifying the loan as currently payable is a working capital deficit as of September 30, 2014 and December 31, 2013 of $6,441,945 and $14,932,552 respectively. The Company's ability to continue as a going concern is dependent upon a combination of curing the default by generating additional revenue or raising necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raises substantial doubt that the Company will be able to continue as a going concern. These condensed combined financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Notes to Condensed Combined Financial Statements (Unaudited) (Continued)

2. Significant Accounting Policies (Continued)

        The Company intends to overcome the circumstances that impact its ability to remain a going concern by modifying the solar projects to increase the power production, which would increase the revenues and related cash flows or by raising additional financing. The Company cannot be certain that the modification of the solar products will result in sufficient revenue and cash flow or that additional financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations.

Unaudited interim financial information

        The condensed combined financial statements as of September 30, 2014 and for the nine-month periods ended September 30, 2014 and 2013 included herein have been prepared by the Company in conformity with U.S. generally accepted accounting principles, and include all adjustments (consisting of normal and recurring adjustments) that management considers necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. The results of operations for the period herein are not necessarily indicative of the results to be anticipated for the entire period ending December 31, 2014 and 2013.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the condensed combined financial statements and accompanying notes. The estimates used in the financial statements included the allowance for doubtful accounts, the useful lives of solar projects the valuation of the interest rate swap and the asset retirement obligation relating to certain of the Companies' solar panels. Actual results may differ from those estimates.

Restricted Cash

        Restricted cash represents bank deposits that are reserved for contingencies per project loan agreements.

Concentrations of Risk

        Financial instruments that potentially subject the Companies to concentrations of credit risk consist primarily of cash, trade and other receivables. Banking with creditworthy institutions mitigates the associated risk of concentration for cash. At certain times, amounts on deposit exceed Federal Deposit Insurance Corporation insurance limits. The Companies do not require collateral or other security to support accounts receivable. To reduce credit risk, management performs periodic credit evaluations and ongoing evaluations of its customers' financial condition. Trade receivables are due from various states and local governments as well as various utility companies and commercial customers. At this time, the Companies consider the risk of uncollectability of such amounts to be low.

Seasonal Nature of the Companies Business

        The Companies operate solar power production facilities. These facilities generate revenue from sale of power. Both the amount of power generation produced and the rate for which this power may

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Notes to Condensed Combined Financial Statements (Unaudited) (Continued)

2. Significant Accounting Policies (Continued)

be sold can change over the course of the year. Therefore the results from the period from January 1, 2014 to September 30, 2014 should not be inferred to be equal to results from other periods during the year.

Fair Value of Financial Instruments

        Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. The valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. A three-tier fair value hierarchy, which prioritizes inputs that may be used to measure fair value is as follows:

  Level one—Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

  Level two—Observable inputs other than level one prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are either directly or indirectly observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

  Level three—Unobservable inputs developed that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities using estimates and assumptions which are developed by the Companies and reflect those assumptions that a market participant would use.

        Determining which category of the hierarchy an asset or liability falls within and the estimated fair values of the Companies' financial instruments, such as long-term debt, requires considerable judgment to interpret market data. The market assumptions and/or estimation methodologies used may have a material effect on estimated fair value amounts. Accordingly, the estimates presented are not necessarily indicative of the amounts by which these instruments could be purchased, sold, or settled. The Companies evaluate the hierarchy disclosures annually.

        The carrying values of its financial instruments other than the interest rate swap, asset retirement obligation, and long-term debt approximate their fair values due to the fact that they were short-term in nature at September 30, 2014. The Companies estimate the fair value of the interest rate swap using prevailing market data and incorporating proprietary models based on well-recognized financial principles and reasonable estimates where applicable from a third-party source (Level 2). The Companies estimate the fair value of its fixed rate long-term debt based on rates currently offered for debt with similar maturities and terms (Level 3). Variable rate debt is considered at fair value because of the variable interest rate. Because no change to prime rates have occurred since the Company initiated the project loans, the Company estimates the fair value of the fixed rate project loans to be the same as the outstanding principle associated with the loans as of September 30, 2014. The Company values the asset retirement obligation using various unobservable assumptions (Level 3).

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Notes to Condensed Combined Financial Statements (Unaudited) (Continued)

2. Significant Accounting Policies (Continued)

Trade Receivables and Allowance for Doubtful Accounts

        Trade receivables are generated primarily from sales of electricity generated by the Companies' solar projects and are stated at the amount the Companies expect to collect from outstanding invoices. The Companies' policy for determining when receivables are past due is based on contractual terms. The Companies write off trade receivables through a charge to earnings and a credit to a valuation allowance when it deems them (a) uncollectable or (b) not prudent to undergo collection efforts; i.e., if the cost of collection outweighs the benefit. Balances that are still outstanding after management has used reasonable collection efforts are also written off. Outstanding receivables are evaluated on a quarterly basis to determine if they should be written off.

Solar Projects in Service

        A project is in service when the engineering, procurement and construction (EPC) contractor has issued a substantial completion certificate and the local electric utility has issued a permission to operate (PTO) for the project. Each project in service is valued at the contract price (including all change orders, if any) under the site-specific EPC agreement and recorded in "Owned In-Service Assets" this project cost. Depreciation is applied to this project cost using the straight-line method over an estimated useful life of a solar energy system, and begins when the project is placed in service. The Companies also re-evaluate the periods of depreciation when subsequent events and circumstances warrant revised estimates of useful lives. Repairs and maintenance costs are expensed as incurred.

        The federal government provides an investment tax credit (ITC) that allows a taxpayer to claim a credit of 30% of qualified expenditures for a residential or commercial solar energy system that is placed in service on or before December 31, 2016. Solar energy systems that began construction prior to the end of 2011 are eligible to receive a 30% federal cash grant paid by the U.S. Treasury Department under Section 1603 of the American Recovery and Reinvestment Act of 2009, or the U.S. Treasury grant, in lieu of the federal ITC (Section 1603). The Company has received Section 1603 grants on the majority of our solar energy systems. As a condition to receiving a Section 1603 grant, the Companies are required to maintain compliance with Section 48 of the Internal Revenue Code (IRC) for a period of five years. Failure to maintain compliance with the requirements of Section 48 could result in a recapture of the amounts received, plus interest. As of September 30, 2014 the 1603 grant requirements have been met.

        Generally, when using Section 1603 grant, once a project is in service, the Companies (through the Project LLC) submit an application for a cash grant, equal to 30% of the eligible project costs, to the United States Department of the Treasury. Upon submission of the application, the Companies record a receivable and reduce the depreciable basis of the project. When a Section 1603 grant is received, if the amount received is different from the amount submitted, the depreciable basis of the project is adjusted, and depreciation is adjusted prospectively in the current and future periods.

Impairment of Long-Lived Assets

        The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company compares the assets' carrying value to future undiscounted net cash flows expected to result from the

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Notes to Condensed Combined Financial Statements (Unaudited) (Continued)

2. Significant Accounting Policies (Continued)

use of the assets and their eventual disposals. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. No impairment charges have been recorded to date.

Solar Systems Performance Guarantees

        The Companies guarantee certain specified minimum solar energy production output generated by their solar systems. The Companies monitor the solar energy systems to ensure that these outputs are being achieved. The Companies evaluate if any amounts are due to their customers. No liabilities were recorded as of September 30, 2014 relating to these guarantees based on the Companies' assessment of their exposure.

Revenue Recognition

        The Companies provide design, installation, maintenance services and ongoing operations of solar energy systems to private, commercial and governmental customers. Customers generally purchase energy from the Companies under fixed-price or variable-priced power purchase agreements (PPAs). The Companies evaluate if the terms of the PPAs result in them being accounted for as leases and if the PPA is determined to be a lease, the Companies then evaluate if the leases are operating or capital leases. Certain of the PPAs have been determined to not be a lease and are accounted for as standard delivery contracts. Those that have been determined to be a lease have been determined to be an operating lease because they are considered integral equipment and are accounted for accordingly. Given the rental income stream is based on the power produced for all PPAs, the rental income recorded in the period is contingent rent earned in the period and, therefore, the future rental income is entirely contingent rent. The Companies do not record contingent rental income until is earned (power is generated and sold to off-taker).

        Revenue is recognized based upon the amount of electricity delivered to customers each month at rates specified under the PPAs.

Solar Renewable Energy Certificates (SRECs)

        The Companies account for SRECs generated by the solar projects as intangible assets and do not assign any value to SRECs.

Performance-Based Incentives Income

        Under the California Solar Initiative Program, the California Public Utilities Commission (CPUC) provides Performance-Based Incentives (PBIs) for solar systems servicing customers of the state's three investor-owned utilities: Pacific Gas and Electric Company (PG&E), Southern California Edison (SCE) and San Diego Gas and Electric (SDG&E). PBI incentives are paid each month for 60 months over five years based on the actual energy (kWh) produced by the solar systems installed. The incentive rate ($/kWh) remains constant for the five-year program term.

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Notes to Condensed Combined Financial Statements (Unaudited) (Continued)

2. Significant Accounting Policies (Continued)

        The Companies recognized PBI income based upon the amount of electricity generated each month at rates specified under the program. PBI income is recorded as revenues and the related receivable is included in accounts receivable.

Recently Issued Accounting Standards

        In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue Recognition—Revenue from Contracts with Customers, which is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The standard is effective for nonpublic entities for interim and annual periods beginning after December 15, 2017, and either full retrospective adoption or modified retrospective adoption is permitted. The Companies are in the process of evaluating the impact of the standard on their combined financial statements.

3. Derivatives Held

        The Companies hold two swap contracts:

  1)
  a notional amount of $1,800,000 to swap the floating rate interest payments under a loan agreement for fixed and is used to hedge against future rising interest rates of an equally valued $1,800,000 10-year floating rate loan agreement. The swap agreement has an effective interest rate of approximately 6.27% and an outstanding principal balance that matches the principal of the loan agreement. The value of the swap agreement as of September 30, 2014 was a liability of $19,149. During the nine-month period ended September 30, 2014 and 2013 interest expense of $2,450 and interest income of $60,985, respectively, was recorded related to this swap.

  2)
  a notional amount of $2,000,000 to swap the floating rate interest payments under a loan agreement for fixed and is used to hedge against future rising interest rates of an equally valued $2,000,000 12-year floating rate loan agreement. The swap agreement has an effective interest rate of approximately 6.00% and an outstanding principal balance that matches the principal of the loan agreement. The value of the swap agreement as of September 30, 2014 was a liability of $48,165 (did not exist in 2013). During the nine-month period ended September 30, 2014 interest expense of $48,165 was recorded related to this swap.

        The Company did not designate the derivative as a hedge for accounting purposes and, accordingly, accounts for the interest rate swap at fair value in the accompanying combined balance sheets with adjustments to fair value recorded in unrealized gain (loss) on derivative as interest expenses.

4. Income Taxes

        The Company is taxed as a partnership for federal tax purposes, and all of the individual companies are disregarded entities. Therefore the Company is not a taxpaying entity for federal or state income tax purposes, and thus no income tax expense, benefit, asset, or liability has been recorded. Each member of the Company is responsible for reporting on its own tax returns its

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Notes to Condensed Combined Financial Statements (Unaudited) (Continued)

4. Income Taxes (Continued)

distributive share of all items of income, gain, loss, deduction, and tax preferences, whether or not any actual cash distribution has been or will be made to such member. All tax years since the inception of the Company are open for examination by federal and state tax authorities.

5. Solar Projects Under Construction

        During the nine-month period ended September 30, 2014, the Cloverdale solar project was placed into service. As of the September 30, 2014 no projects were under construction.

6. Related-Party Loans

        TNX is the manager of the Companies and is the minority owner of the Companies through their respective parent companies. TNX has provided short-term, 0% interest, loans and deferred payments to the Companies. During 2014 the Company repaid these loans.

7. Long-Term Bank Loan

        As of September 30, 2014, the balance of the bank loans was $21,113,361, bear interest at rates ranging from approximately 5.5% to 6.3% as of September 30, 2014. The bank loan agreements contain, among other covenants, requirements for maintaining levels of interest reserve and debt service reserve and are secured by the project assets.

        Interest expense of $948,665 and $928,393 was recorded for the nine-month periods ending September 30, 2014 and 2013, respectively, inclusive of the interest rate swap.

        In June 2012, Greenleaf-TNX Clear Skies I, LLC, the parent company of all the Clear Skies I project LLCs, obtained a $8,000,000 loan to fund the construction of the Chuckawalla and Patton projects. The Chuckawalla and Patton entities signed as co-borrowers to this loan and pledged their solar assets as collateral for the loan. Accordingly, the loan and associated expenses have been recorded by the Company.

        The scheduled principal maturities of long-term bank loans as of September 30, 2014, were as follows:

Year	Amount
2014 (remainder)	604,936
2015	7,261,722
2016	1,916,191
2017	7,281,617
2018	1,799,390
Thereafter	2,249,506

Total	$21,113,362

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Notes to Condensed Combined Financial Statements (Unaudited) (Continued)

8. Contingencies and Commitments

Operations and Maintenance Agreements

        Pursuant to the terms of the master EPC agreement, the Companies entered into operations and maintenance service (O&M) agreements with the EPC contractor to provide operations and maintenance support to all of the projects in service for an annual fee per watt of installed capacity. The Companies have the right to terminate the agreements with certain of its providers with 30-days notice.

Site Occupancy Arrangements; Output Purchase Agreements

        Once the Companies had identified a property with a suitable installation site, carried out engineering work regarding the system layout and capacity, and decided to proceed with a solar energy project, the Companies generally caused the Project LLC to enter into a site occupancy arrangement with the landlord, often in the form of a lease or a license agreement or an express or implied grant of occupancy rights, and to enter into a PPA or other output purchase agreement with the off-taker.

Site Lease or License Agreements

        The NLH1, Cloverdale and Comm1 project LLCs are subject to rent payment. Certain of the rental agreements contain renewals.

        Outlined below are estimates of the minimum potential total annual rental payments based on fixed rent arrangement or based on nameplate capacity of the systems under the site occupancy agreements for the Companies' projects:

Year	Expected Annual Rent Payments
2014—remainder	$12,000
2015	47,000
2016	47,000
2017	47,000
2018	47,000
Thereafter	683,000

Total	$883,000

        The Companies incurred $27,629 and $3,861 in site occupancy expenses for the nine-month periods ended September 30, 2014 and 2013, respectively.

Asset Retirement Obligations (AROs)

        Some Project LLCs are obligated to remove the solar energy system from the project site at the end of the site lease or license term. The Companies account for this obligation as an asset retirement obligation, using the following methodology.

SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC,
NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC, and
GLT Cloverdale Solar, LLC (Predecessor)

Notes to Condensed Combined Financial Statements (Unaudited) (Continued)

8. Contingencies and Commitments (Continued)

        The cost associated with removing the solar energy system is estimated based on current estimated cost to remove a typical solar field. The asset retirement obligation, which is the present value of the future cost to remove the asset upon retirement as of the scheduled end of the site lease or license term, is calculated using an appropriate consumer price index (CPI) inflator, which is estimated based on the historical average of the CPI over the 20 years prior to when the solar energy system is placed in service. The asset retirement cost and the related asset retirement obligation, at inception, are calculated as the discounted present value of the asset retirement obligation using the Companies' credit-adjusted risk-free rate, which is estimated as the credit spread appropriate to the Companies over the average yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease or license term. The capitalized cost of the asset retirement obligation is recorded in "owned in-service assets" and the fair value of its related ARO liability is recorded as "asset removal obligation" on the combined balance sheets.

        Capitalized asset retirement costs of $321,040 recorded as solar projects in service as of September 30, 2014, are being depreciated ratably over the estimated useful life of the solar projects of 30 years once placed into operation. The related ARO liability will be accreted each period, using the methodology described above (so a change in the factors involved in the methodology would result in an adjustment in the fair value of the liability), and the accretion of the liability is recorded as operating expense on the combined statements of operations. Accretion expense for the periods ended September 30, 2014 and 2013 was $17,155 and $13,769, respectively.

9. Members' Equity

        The Cloverdale Project LLC entity has two classes of equity interests—a Class A and a Class B. The Class A interest is owned by an investor unaffiliated with the Company. The Class B interest is owned by Greenleaf-TNX Clear Skies IV, LLC.

        The remaining Project LLCs are 100% owned by the Greenleaf-TNX Clear Skies I, LLC Holding Company. Greenleaf-TNX Clear Skies I, LLC is owned 78.6% by SunPeak and 21.4% by TNX.

        SunPeak is 100% owned by Hong Kong Chaori, a publicly-listed company in Hong Kong. The sole director of SunPeak is one of the partners of Greenleaf-TNX Management, LLC.

10. Subsequent Events

        Subsequent events have been evaluated through December 16, 2014, the date the financial statements are available for issuance.

FINANCIAL STATEMENTS

OCI Alamo 2 LLC
(A Development Stage Company)

As of December 31, 2013 and 2012, and for the Period From July 13,
2012 (date of inception) to December 31, 2012 and Year Ended
December 31, 2013

With Report of Independent Auditors

OCI Alamo 2 LLC
(A Development Stage Company)

Financial Statements

For The Period From July 13, 2012 (Date of Inception) to December 31, 2012
and Year Ended December 31, 2013

Report of Independent Auditors

To the Member of OCI Alamo 2 LLC

        We have audited the accompanying financial statements of OCI Alamo 2 LLC (a development stage company), which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, changes in members' equity and cash flows for the period from July 13, 2012 (date of inception) to December 31, 2012 and year ended December 31, 2013 and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.

        An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OCI Alamo 2 LLC at December 31, 2013 and 2012, and the results of its operations and its cash flows for the period from July 13, 2012 (date of inception) to December 31, 2012 and year ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Hartford, Connecticut
August 11, 2014

OCI Alamo 2 LLC
(A Development Stage Company)

Balance Sheets

	December 31
	2013	2012
	(In Thousands)
Assets
Solar project under construction	$10,081	$1,701
Other assets	66	—

Total assets	$10,147	$1,701

Liabilities and member's equity
Liabilities:
Trade and other payable	$568	$—
Due to member	66	—

Total current liabilities	634	—
Asset retirement obligation	507	—

Total liabilities	1,141	—
Member's equity	9,006	1,701

Total liabilities and member's equity	$10,147	$1,701

See accompanying notes to financial statements.

OCI Alamo 2 LLC
(A Development Stage Company)

Statements of Operations

	Year Ended December 31, 2013	For The Period From July 13, 2012 (Date of Inception) to December 31, 2012
(In Thousands)
Net sales	$—	$—
Costs and expenses	—	—

Operating income	—	—
Other income (expense):
Interest expense	—	—
Other income (expense), net	—	—

Total other expense	—	—

Net income	$—	$—

See accompanying notes to financial statements.

OCI Alamo 2 LLC
(A Development Stage Company)

Statements of Changes in Member's Equity

For The Period From July 13, 2012 (Date of Inception) to December 31, 2012
and Year Ended December 31, 2013

(In Thousands)

Member's equity—July 13, 2012	$—
Contributions	1,701

Member's equity—December 31, 2012	1,701
Contributions	7,305

Member's equity—December 31, 2013	$9,006

See accompanying notes to financial statements.

OCI Alamo 2 LLC
(A Development Stage Company)

Statements of Cash Flows

	Year Ended December 31, 2013	For The Period From July 13, 2012 (Date of Inception) to December 31, 2012
(In Thousands)
Cash flows from operating activities	$—	$—
Cash flows from investing activities	—	—
Cash flows from financing activities	—	—

Net increase in cash and cash equivalents	—	—
Cash and cash equivalents:
Beginning of period	—	—

End of period	$—	$—

Noncash investing and financing activities:
Contribution by member directly to EPC for solar project	$9,006	$1,701

Security deposit paid by member directly as required by Purchase Power Agreement	$66	$—

Accrued capital expenditures	$1,075	$—

See accompanying notes to financial statements.

OCI Alamo 2 LLC
(A Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012

(In Thousands)

1. Corporate Structure and Nature of Operations

        OCI Alamo 2 LLC (the Company or Alamo 2) is a wholly owned subsidiary of OCI Solar Power LLC (Solar), which is a wholly owned subsidiary of OCI Energy LLC (Energy), which is a wholly owned subsidiary of OCI Enterprises (OCIE) a wholly owned subsidiary of OCI Company Limited, Seoul, Korea. OCI Company Limited is organized under the laws of the Republic of Korea. OCI Alamo 2 LLC was formed on July 13, 2012.

        During 2013 and 2012, the Company was a development stage company engaged in the activity of constructing a 4.40 megawatt (AC) facility located northeast of Downtown San Antonio, TX, on 45 acres of land owned by the San Antonio River Authority. Alamo 2 initiated its operations in March of 2014.

2. Summary of Significant Accounting Policies

Use of Estimates

        The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Estimates of the Company include the asset retirement obligation. Actual results could differ from those estimates.

Solar Project Under Construction

        Solar project under construction consists primarily of costs for developing and constructing solar power generating facility. Development costs can include legal, consulting, permitting, and other similar costs, including interconnection or transmission upgrade costs. The Company reviews project assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Asset Retirement Obligations

        The Company is obligated to remove its solar panel system from the project site at the end of the site lease term. The Company accounts for this obligation as an asset retirement obligation. The capitalized asset retirement costs, which are recorded within solar project asset under construction, and the related asset retirement obligation, are initially recorded based on the discounted present value of the future costs to remove the solar panel system from the project site. The future removal costs are estimated based on current market prices that are adjusted for an appropriate consumer price index (CPI) inflation factor. The discount rate utilized is based on a credit-adjusted, risk free rate, which is estimated as the credit spread applicable to the Company over the average yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease term. Asset retirement obligation was $507 as of December 31, 2013.

OCI Alamo 2 LLC
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2013 and 2012

(In Thousands)

2. Summary of Significant Accounting Policies (Continued)

Trade and Other Payables

        Other payables relate to the purchase of items for the solar project which remain unpaid, that were paid in 2014 when additional funding was received by the Company.

Income Taxes

        The Company is taxed as a partnership for federal tax purposes. Therefore, it is not a taxpaying entity for federal or state income tax purposes, and thus no income tax expense, benefit, asset or liability has been recorded. The sole member of the Company is responsible for reporting on its own tax returns its distributive share of all items of income, gain, loss, deduction, and tax preferences, whether or not any actual cash distribution has been or will be made to such member. All tax years since the inception of the Company are open for examination by federal and state tax authorities.

Fair Value of Financial Instruments

        The following methods and assumptions were used to estimate the fair values of each class of financial instruments:

        The estimated fair values of accounts payable and due to affiliates approximate their carrying values due to their short term nature.

        Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. Fair valuation accounting requires that these financial assets and liabilities be classified into one of the following three categories:

  Level 1—Quoted prices are available in active markets for identical assets or liabilities

  Level 2—Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable

  Level 3—Unobservable pricing inputs in which little or no market activity exists, therefore, requiring an entity to develop its own assumptions about what market participants would use in pricing an asset or liability

        The Company's estimated fair value of the asset retirement obligation is a Level 3 measurement.

Subsequent Events

        The Company has evaluated subsequent events through August 11, 2014, which is the date when the financial statements were available to be issued. During 2014, OCI Solar San Antonio 2 LLC (San Antonio 2) was formed by OCI Solar Power and the Company became a wholly-owned subsidiary of San Antonio 2. On February 19, 2014, San Antonio 2 entered into a membership interest purchase agreement whereby a tax equity investor unaffiliated with San Antonio 2 acquired 100% of the Company's Class A interests. Ownership of the Class B interests was retained by OCI Solar Power.

OCI Alamo 2 LLC
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2013 and 2012

(In Thousands)

3. Commitments and Contingencies

Power Purchase Agreements (PPA) Commitments

        During 2013, the Company executed a Purchase Power Agreement (PPA) with the City of San Antonio, Texas, acting through its City Public Service Board (CPS). Under the terms of this contract, the Company would be in default if among other reasons it does not deliver at least 50% of the contract year expected metered output for two consecutive contract years other than as a result of a force majeure or an event of default by the buyer.

Operating Lease Commitments

        The Company entered into a 25-year land lease agreement with the San Antonio River Authority on May 17, 2013, related to the Alamo 2 power plant. The Company has the right to extend the term by 10 years to May 17, 2048. This lease has an escalation clause that increases rent annually by 1%.

        As of December 31, 2013, the total minimum rental commitments under Alamo 2's operating lease mentioned above are due in future years as follows:

Leased Land
2014	$35
2015	36
2016	36
2017	36
2018	37
Thereafter	815

Total	$995

        Rent expense under all operating leases was $35 during 2013, which is included in the value of the solar project.

Contingencies

        From time to time, the Company has various litigation, claims and assessments, which arise in the normal course of business. The Company does not believe, based upon its evaluation and discussion with counsel, that the ultimate outcome of any current matters, individually or in the aggregate, would have a material adverse effect on the Company's financial position, results of operations or cash flows.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

OCI Solar San Antonio 2 LLC

For the Nine Months Ended September 30, 2014 and 2013

OCI Solar San Antonio 2 LLC

Condensed Consolidated Financial Statements (Unaudited)

For the Nine Months Ended September 30, 2014 and 2013

OCI Solar San Antonio 2 LLC

Condensed Consolidated Balance Sheets

(In Thousands)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash	$436	$—
Accounts receivable	84	—
Prepaid expenses and other current assets	23	—

Total current assets	543	—
Fixed assets:
Solar project under construction	—	10,081
Solar project	15,206	—
Accumulated depreciation	(375)	—

Total fixed assets	14,831	10,081
Other assets	132	66

Total assets	$15,506	$10,147

Liabilities and members' equity
Current liabilities:
Trade and other payables	$779	$634

Total current liabilities	779	634
Asset retirement obligation	525	507

Total liabilities	1,304	1,141
Members' equity	14,202	9,006

Total liabilities and members' equity	$15,506	$10,147

See accompanying notes to condensed consolidated financial statements.

OCI Solar San Antonio 2 LLC

Condensed Consolidated Statements of Operations and Changes in Members' Equity (Unaudited)

(In Thousands)

	Nine Months Ended September 30
	2014	2013
Net sales	$668	$—
Costs and expenses	595	—

Operating income	73	—
Other income (expense):
Other income (expense), net	—	—

Total other expense	—	—

Net income	73	—
Members' equity, January 1	9,006	1,701
Contributions	5,123	3,150

Members' equity, September 30	$14,202	$4,851

See accompanying notes to condensed consolidated financial statements.

OCI Solar San Antonio 2 LLC

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In Thousands)

	Nine Months Ended September 30
	2014	2013
Cash flows from operating activities
Net income	$73	$—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	375	—
Accretion of asset retirement obligation	18	—
Changes in:
Accounts receivable	(84)	—
Other current assets and other assets	(23)	—
Trade and other payables	(15)	—

Net cash provided by operating activities	344	—
Cash flows from investing activities
Capital expenditures	(4,851)	—

Net cash used in investing activities	(4,851)	—
Cash flows from financing activities
Capital contributions	4,943	—

Net cash provided by financing activities	4,943	—

Net increase in cash and cash equivalents	436	—
Cash and cash equivalents:
Beginning of period	—	—

End of period	$436	$—

Noncash investing and financing activities:
Contribution by member directly to EPC for solar project	$180	$3,150

Secured deposit paid directly by member	$66	$66

Accrued capital expenditures	$94	$9

See accompanying notes to condensed consolidated financial statements.

OCI Solar San Antonio 2 LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

(Dollars In Thousands)

For the Nine Months Ended September 30, 2014 and 2013

1. Corporate Structure and Nature of Operations

        OCI Solar San Antonio 2 LLC (the Company) is a Delaware limited liability company. Prior to February 19, 2014, the Company was a wholly owned subsidiary of OCI Solar Power LLC.

        The Company and OCI Solar Power LLC are affiliates of OCI Energy LLC (Energy), which is a wholly owned subsidiary of OCI Enterprises (OCIE) a wholly owned subsidiary of OCI Company Limited, Seoul, Korea. OCI Company Limited is organized under the laws of the Republic of Korea.

        OCI Alamo 2 LLC (the Project Company or Alamo 2) is a wholly owned subsidiary of the Company. During 2014 and 2013, the Project Company was a development stage company engaged in the activity of constructing a 4.40 (AC) megawatt solar project located northeast of Downtown San Antonio, TX, on 45 acres of land owned by the San Antonio River Authority. The Project Company initiated its operations on March 7, 2014.

        Pursuant to a Membership Interest Purchase Agreement (MIPA), on February 19, 2014, a tax equity investor unaffiliated with the Company (Tax Equity Investor) acquired the Class A membership interests of the Company from OCI Solar Power LLC which entitles the Tax Equity Investor with the majority share of tax credits generated by the Company, including investment tax credits (ITC). Pursuant to the MIPA, the Tax Equity Investor is also entitled to purchase the Class C membership interests of the Company which convert to Class A membership interests upon the closing of a debt financing event, as defined in the MIPA. As holders of the Class B membership interests, OCI Solar Power LLC is the managing member of the Company. As of September 30, 2014, after total capital contributions provided by the members and allocation of net income/loss to the members, the balances of the Class A and Class B members' equity were $5,016 and $9,186, respectively.

2. Summary of Significant Accounting Policies

Unaudited interim financial information

        The condensed consolidated financial statements as of September 30, 2014 and for the nine-month periods ended September 30, 2014 and 2013 included herein have been prepared by the Company in conformity with U.S. generally accepted accounting principles, and include all adjustments (consisting of normal and recurring adjustments) that management considers necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. These condensed consolidated financial statements should be read in conjunction with the 2013 audited financial statements of the Company. The results of operations for the nine-month periods ended September 30, 2014 and 2013 are not necessarily indicative of the results to be anticipated for the entire year ending December 31, 2014 and 2013.

Use of Estimates

        The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses

OCI Solar San Antonio 2 LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

(Dollars In Thousands)

For the Nine Months Ended September 30, 2014 and 2013

2. Summary of Significant Accounting Policies (Continued)

during the reporting period. Estimates of the Company include the asset retirement obligation and useful life of the solar project. Actual results could differ from those estimates.

Solar Project

        The solar project reached commercial operation on March 7, 2014. Depreciation is recorded using the straight-line method over an estimated useful life of 25 years.

        The solar project includes all the capitalized costs for the development and construction of the project and related solar power facilities. Capitalized cost of the solar project includes acquisition costs, development costs, construction costs, capitalized interest, development fees, and all other costs associated with bringing the asset to the working condition for its intended use. The Company reviews project assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Asset Retirement Obligation

        The Company is obligated to remove its solar panel system from the project site at the end of the site lease term. The Company accounts for this obligation as an asset retirement obligation. The capitalized asset retirement costs, which are recorded within solar project asset under construction, and the related asset retirement obligation, are initially recorded based on the discounted present value of the future costs to remove the solar panel system from the project site. The future removal costs are estimated based on current market prices that are adjusted for an appropriate consumer price index (CPI) inflation factor. The discount rate utilized is based on a credit-adjusted, risk free rate, which is estimated as the credit spread applicable to the Company over the average yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease term.

Income Taxes

        The Company is taxed as a partnership for federal tax purposes. Therefore, it is not a taxpaying entity for federal or state income tax purposes, and thus no income tax expense, benefit, asset or liability has been recorded. The sole member of the Company is responsible for reporting on its own tax returns its distributive share of all items of income, gain, loss, deduction, and tax preferences, whether or not any actual cash distribution has been or will be made to such member. All tax years since the inception of the Company are open for examination by federal and state tax authorities.

Fair Value of Financial Instruments

        The following methods and assumptions were used to estimate the fair values of each class of financial instruments:

        The estimated fair values of trade and other payables approximate their carrying values due to their short term nature.

OCI Solar San Antonio 2 LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

(Dollars In Thousands)

For the Nine Months Ended September 30, 2014 and 2013

2. Summary of Significant Accounting Policies (Continued)

        Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. Fair valuation accounting requires that these financial assets and liabilities be classified into one of the following three categories:

  Level 1—Quoted prices are available in active markets for identical assets or liabilities

  Level 2—Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable

  Level 3—Unobservable pricing inputs in which little or no market activity exists, therefore, requiring an entity to develop its own assumptions about what market participants would use in pricing an asset or liability

        The Company's estimated fair value of the asset retirement obligation is a Level 3 measurement.

Revenue Recognition

        During 2013, the Company executed a Purchase Power Agreement (PPA) with the City of San Antonio, Texas, acting through its City Public Service Board (CPS). The Company evaluated the PPA and determined that it is an operating lease. Payments to be received by the Company under the PPA are based upon the amount of electricity produced at rates specified by the PPA. As these payments are based on the amount electricity produced, all payments are considered contingent rent. The company records revenues from contingent rent payments at the time the energy is produced and delivered.

Subsequent Events

        The Company has evaluated subsequent events through December 10, 2014, which is the date when the condensed consolidated financial statemen were available to be issued.

3. Commitments and Contingencies

Power Purchase Agreement Commitments

        Under the terms of the PPA, the Company would be in default if it does not deliver at least 50% of the contract year expected metered output for two consecutive contract years other than as a result of a force majeure or an event of default by the buyer.

Operating Lease Commitments

        The Company entered into a 25.75 year land lease agreement with the San Antonio River Authority on May 17, 2013, as amended on February 25, 2014, related to the Alamo 2 solar project. The Company has the right to extend the term by 10 years to March 1, 2049. This lease has an escalation clause that increases rent annually by 1%.

OCI Solar San Antonio 2 LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

(Dollars In Thousands)

For the Nine Months Ended September 30, 2014 and 2013

3. Commitments and Contingencies (Continued)

        The total minimum rental commitments under Alamo 2's operating lease mentioned above are due in future years as follows:

Amounts
2014—remaining	$9
2015	36
2016	36
2017	36
2018	37
2019	37
Thereafter	783

Total	$974

        Rent expense was $15 and $0 for the nine months ended September 30, 2014 and 2013, respectively.

CONSOLIDATED FINANCIAL STATEMENTS

SunRay Venice, LLC

Years Ended December 31, 2013 and 2012

With Report of Independent Auditors

SunRay Venice, LLC

Consolidated Financial Statements

Years Ended December 31, 2013 and 2012

Report of Independent Auditors

To the Members of SunRay Venice, LLC

        We have audited the accompanying consolidated financial statements of SunRay Venice, LLC, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations and changes in members' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SunRay Venice, LLC at December 31, 2013 and 2012, and the consolidated results of its consolidated operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Hartford, Connecticut
August 11, 2014

SunRay Venice, LLC

Consolidated Balance Sheets

	December 31
	2013	2012
Assets
Current assets:
Cash	$5,462	$31,880
Accounts receivable	—	12,691
Accounts receivable—related party	51,989	—
Accrued revenue receivable	2,108	—

Total current assets	59,559	44,571
Solar assets:
Solar panel projects in service, net of accumulated depreciation of $147,263 and $75,806	1,956,505	2,028,219

Total assets	$2,016,064	$2,072,790

Liabilities and members' equity
Current liabilities:
Accounts payable	$427	$—
Accrued expenses and other payables	14,223	—
Due to affiliates	17,442	9,170

Total current liabilities	32,092	9,170
Obligation to remove solar panel projects	9,801	8,956

Total liabilities	41,893	18,126
Members' equity	1,974,171	2,054,664

Total liabilities and members' equity	$2,016,064	$2,072,790

See accompanying notes to consolidated financial statements.

SunRay Venice, LLC

Consolidated Statements of Operations and Changes in Members' Equity

	Year Ended December 31
	2013	2012
Revenues:
Sale of electricity	$99,032	$76,395
Sale of solar renewable energy certificates	170,796	183,610

Total revenue	269,828	260,005
Costs and expenses:
Purchase of solar renewable energy certificates	—	140,000
Operating expenses	85,003	79,910
General and administrative expenses	81,618	76,005

Total costs and expenses	166,621	295,915

Net income (loss)	103,207	(35,910)
Members' equity, January 1,	2,054,664	1,007,985
Capital contributions	—	1,986,778
Contribution by member—Management fee	29,953	29,953
Distributions to members	(213,653)	(934,142)

Members' equity, December 31,	$1,974,171	$2,054,664

See accompanying notes to consolidated financial statements.

SunRay Venice, LLC

Consolidated Statements of Cash Flows

	Year Ended December 31
	2013	2012
Cash flows from operating activities
Net income (loss)	$103,207	$(35,910)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	71,714	76,063
Management fee	29,953	29,953
Accretion of asset retirement obligation	845	847
Changes in:
Accounts receivable	10,583	(12,691)
Accounts receivable—related party	(51,989)	—
Accounts payable accrued expenses and other payables	14,650	—
Due to affiliates	8,272	9,170

Total adjustments	84,028	103,342

Net cash provided by operating activities	187,235	67,432
Cash flows from investing activities
Solar panel projects	—	(2,633,974)
Grant proceeds received	—	898,600

Net cash used in investing activities	—	(1,735,374)
Cash flows from financing activities
Contributions from members	—	1,986,778
Distributions to members	(213,653)	(934,142)

Net cash (used in) provided by financing activities	(213,653)	1,052,636

Net decrease in cash	(26,418)	(615,306)
Cash, January 1	31,880	647,186

Cash, December 31	$5,462	$31,880

Supplemental disclosure of cash flow information
Income taxes paid	$—	$—

See accompanying notes to consolidated financial statements.

SunRay Venice, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

1. General Information and Summary of Significant Accounting Policies

General Information

        SunRay Venice, LLC (the "Company") is a Delaware Limited Liability Company.

        The purpose and business of the Company is the development, financing, acquisition, ownership, construction, and operation of projects involving the installation of solar photovoltaic panel systems to generate and sell electricity to commercial/industrial off-takers, municipal and related off-takers, and local electric utilities and to generate and sell solar renewable energy certificates ("SRECs".) The Company has fully deployed its capital as of December 31, 2013 and placed in service and is operating a solar panel system with approximately 659.45 kilowatts ("KW"), in total, of nameplate capacity. As of December 31, 2013, the Company owned one solar panel project.

        The Company has one subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Cash

        The Company considers all short-term, liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

        Accounts receivable are generated from sales of SRECs generated by the Company's projects or purchased from third parties and are stated at the amount the Company expects to collect from outstanding invoices. The accounts receivable—related party is due from the majority member owner and is related to the sale of SRECs. The Company's policy for determining when receivables are past due is based on contractual terms. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance, based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off. The Company does not require collateral when extending credit.

Solar Panel Projects in Service

        A project is in service when the engineering, procurement and construction ("EPC") contractor has issued a substantial completion certificate and the local electric utility has issued a permission to operate ("PTO") for the project. Each project in service is valued at the contract price (including all change orders, if any) under the site-specific EPC agreement and recorded in "Solar panel projects in service" at this project cost.

        Depreciation is applied to this project cost, using the straight-line method over an estimated useful life of a solar panel system of 30 years, and begins when the project is placed in service.

        Once a project is in service, the Company submits an application for a cash grant, equal to 30% of the eligible project costs, from the United States Department of the Treasury under Section 1603 of the American Recovery and Reinvestment Act of 2009, as amended ("Section 1603"). When a Section 1603 grant is received, the depreciable basis of the project is reduced by the amount of the grant, and depreciation is adjusted prospectively in the current and future periods. As a condition to receiving a Section 1603 grant, the Companies are required to maintain compliance with Section 48 of the Internal

SunRay Venice, LLC

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

1. General Information and Summary of Significant Accounting Policies (Continued)

Revenue Code (IRC) for a period of five years. Failure to maintain compliance with the requirements of Section 48 could result in a recapture of the amounts received, plus interest. As of December 31, 2013, the 1603 grant requirements have been met.

Asset Retirement Obligation

        Generally, the Company is obligated to remove its solar panel system from the project site at the end of the site lease or license term. The Company accounts for this obligation as an asset retirement obligation, using the following methodology.

        The cost associated with removing the solar panel system is estimated based on current market prices. The asset retirement obligation, which is the present value of the future cost to remove the asset upon retirement as of the scheduled end of the site lease or license term, is calculated using an appropriate consumer price index ("CPI") inflator, which is estimated based on the historical average of the CPI over the 20 years prior to when the solar panel system is placed in service. The asset retirement cost and the related asset retirement obligation, at inception, are calculated as the discounted present value of the asset retirement obligation using a credit-adjusted rate above the risk-free rate, which is estimated as the credit spread appropriate to the Company over the average yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease or license term. When the project is placed in service, the capitalized cost of the asset retirement obligation is recorded in "Solar panel projects in service" and the fair value of its related liability is recorded as "Obligation to remove solar panel projects in service."

        The capitalized cost of the asset retirement obligation is depreciated each period and recorded as depreciation expense. The related liability is accreted each period as an operating expense.

Income Taxes

        The Company is taxed as a partnership for federal tax purposes. Therefore, the Company is not a taxpaying entity for federal or state income tax purposes, and thus no income tax expense, benefit, asset, or liability has been recorded. Each member of the Company is responsible for reporting on its own tax returns its distributive share of all items of income, gain, loss, deduction, and tax preferences, whether or not any actual cash distribution has been or will be made to such member. All tax years since the inception of the Company in 2011, are open for examination by federal and state tax authorities.

Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates of the Company include the allowance for doubtful accounts, useful lives of solar assets and asset retirement obligations. Actual results could differ from those estimates.

SunRay Venice, LLC

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

1. General Information and Summary of Significant Accounting Policies (Continued)

Revenue Recognition

        Revenues from the sale of electricity are recognized in the period in which the electricity is generated because it is immediately passed to the customer. Revenues from the sale of SRECs are recognized when the transaction settles.

        The Company does not record forward contracts for the purchase or sale of SRECs. Such contracts are not marked to market, generally, because it is probable that the contracts will not settle net and will be performed through physical delivery. However, where a forward contract is open at year end and the Company's projects have not generated, and are not projected to generate, the specified quantities of SRECs of various vintages on the specified delivery dates required under the forward contract, the Company will ascertain the spot prices on the open market, at year end, of the SRECs of the various vintages. If a spot price is lower than the contract price, the Company will record no gain, but if the spot price is higher than the contract price, the Company will record a loss. As of December 31, 2013 and 2012, no losses have been recorded.

SRECs as Intangibles

        The Company accounts for SRECs it generates as intangible assets and does not assign any value to SRECs.

Impairment of Solar Assets

        Solar assets, which are held and used by the Company, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation process consists of comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount. If impairment is indicated by that evaluation, the asset is written down to its estimated fair value through a charge to operating expenses. There were no impairment losses recognized to date.

2. Solar Assets in Service

        The project cost of the project in service, as adjusted for the Section 1603 grant (when received), as well as depreciation and amortization, is recorded in "Solar panel projects in service, net of accumulated depreciation." As of December 31, 2013 and 2012, the gross project costs of the project in service equaled $2,096,733 (the sum of the contract prices (including all change orders, if any) under the related EPC agreements), net of Section 1603 grant payments received totaling $898,600. The related accumulated depreciation equaled $147,263 and $75,806 capitalized asset retirement obligations totaled $7,679, with $644 and $387 of accumulated depreciation.

        For the years ended on December 31, 2013 and 2012, depreciation expense was $71,457 and $75,806, depreciation expense with respect to capitalized asset retirement obligations was $257 and $257, and accretion expense with respect to the related liability was $845 and $847, respectively.

SunRay Venice, LLC

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

3. Related Party Transactions

Advisory Services Agreement

        During 2013 and 2012, SunRay Power Management, LLC ("SRPM") provided the management necessary for the Company to operate its business. No fees were incurred or payable for these services. The accompanying financial statements include a noncash management fee expense of $29,953 for 2013 and 2012. The imputed management fee is calculated at prevailing market rates for such services provided and is equal to 1% of members' capital commitments. As the fee is not contractually payable, members' equity has been increased by the amount of the management fee and is reflected as noncash contributions. SRPM has the same owners as SunRay Power, LLC ("SRP"), which is a member of the Company's majority member.

Other

        In the normal course of business, the Company receives and makes short-term advances of funds to entities that are under common ownership, and members, that do not bear interest. As of December 31, 2013 and 2012, the Company had a payable of $17,442 and $9,170, respectively, to certain of these related entities. For the years ended December 31, 2013 and 2012, the Company sold SRECs to related entities at the same prices at which the related entities sold the SRECs to third parties, amounting to a total sales price of $170,796 and $183,610. Amounts due from related parties for the sale of SRECs totaled $51,989 and $0 at December 31, 2013 and 2012, respectively.

4. Contingencies and Commitments

Laws and Regulations

        A majority of the Company's revenues are derived from sales of SRECs. SRECs are generated by solar panel projects and purchased and sold under forward contracts, through auctions, and on a spot basis in the open market. The prices of SRECs depend upon supply and demand in the over-the-counter market, factors relating to the electricity supply auctions in which utilities participate, the schedule of alternative compliance payments and the structure of SRECs under the renewable portfolio standards of the states in which projects are located, and the features of the particular SREC buy-sell process. There can be no assurance that a change in the laws or regulations governing SRECs, or their interpretation, would not have an adverse effect on the SREC revenues to be generated from solar panel projects, generally, or by the Company's projects, specifically.

        The Company's projects are generally subject to the rules and regulations of the Federal Energy Regulatory Commission ("FERC") as well as the rules and regulations governing utilities of the state in which the relevant project is located. The Company expects that the projects are eligible for qualifying facility ("QF") status under FERC rules and regulations, and the Company has made and anticipates making the necessary filings to certify the projects for QF status, which provides certain exemptions from federal and state utility regulations. There can be no assurance that a change in the laws or regulations governing utilities, or their interpretation, would not have an adverse effect on solar panel projects, generally, or the Company, specifically.

SunRay Venice, LLC

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

4. Contingencies and Commitments (Continued)

Sales and Use Taxes

        Sales of solar-generated electricity may be subject to sales or use taxes depending on possible exemptions or other specific circumstances. Since inception, the Company has generated electricity for the property on which it sits and is therefore exempt from sales tax for its sales.

Operations and Maintenance Agreements

        Pursuant to the terms of the master EPC agreement, the Company has entered into a master operations and maintenance service ("O&M") agreement with the EPC contractor, a related party, to provide operations and maintenance support to all of the projects in service for an annual fee of $0.035 cents per watt of installed capacity, which fee will begin to accrue for the project from the fourth anniversary of the date on which the PTO is issued for the project through the tenth anniversary of such date and will escalate at the rate of 2% annually. The master O&M agreement is currently scheduled to expire on October 31, 2014, unless the parties agree to extend the term.

        Outlined below, based on each solar system's nameplate capacity, is an estimate of the total annual fee payments to be made under the expected master O&M agreement for the Company's projects:

Year Ending December 31,	Amount
2014	$—
2015	—
2016	4,000
2017	6,000
2018	6,000
Thereafter	79,000

$95,000

5. Site Occupancy Agreements; Output Purchase Agreements

        Once the Company has identified a property with a suitable installation site, carried out engineering work regarding the system layout and capacity, and decided to proceed with a solar panel project, the Company generally enters into a site occupancy agreement with the landlord, which is usually in the form of a lease or a license agreement, and an output purchase agreement with the off-taker, which is usually in the form of a PPA.

Power Purchase Agreements

        The Company has entered into a Power Purchase Agreement ("PPA") for at least twenty years with an electricity off-taker. Under the PPA, the electricity rate is specified as a discount to the electricity rate charged by the respective local utility, subject to a floor. Due to the variable nature of the rate charged in the PPA and as the systems are considered integral equipment, the agreement is accounted for as operating leases. Given the rental income stream is based on the power produced, the rental income recorded in the period is contingent rent earned in the period and, therefore, the future

SunRay Venice, LLC

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

5. Site Occupancy Agreements; Output Purchase Agreements (Continued)

rental income is entirely contingent rent. The Company does not record contingent rental income until is earned (power is generated and sold to off-taker).

Site Lease

        The Company has entered into a site lease agreement with the electricity off-taker for a term which ends six months after the termination of the Power Purchase Agreement. No rent is due under the site lease agreement.

6. Solar Renewable Energy Certificates ("SRECs")

General

        SRECs are issued and their characteristics are established under the renewable portfolio standards ("RPS") of the state in which the solar panel system generating the SRECs is located. An SREC is identified by its "vintage"—i.e., by the RPS generation or reporting year (the 12-month period designated under the relevant state RPS) in which the SREC is issued. Each SREC represents the generation of one MWh of electricity by a solar panel system registered with the relevant state agency. Depending on the relevant state RPS, SRECs may have a fixed or variable shelf life, during which they can be traded.

        SRECs are issued, recorded, and tracked by a regional online system. Ownership of an SREC may be transferred only from a seller's online account to a purchaser's online account in accordance with instructions from the account holders—i.e., this is the physical delivery side of the trade. The parties arrange the cash settlement side of the trade through invoice and payment, outside of the online system.

7. Members' Equity

        Under its limited liability company agreement, the Company is managed by a board consisting of two members, one appointed by each of the two members. One member owns 667 of the total 1,000 membership units, including 50 of the 100 voting units, while the second member owns 333 membership units, including 50 voting units. To the extent the managing board determines, in its sole and absolute discretion at any time, that there is available cash or property for distribution, such amounts shall be distributed to the Members pro rata in accordance with their respective Unit Interests.

8. Subsequent Events

        The Company has evaluated subsequent events through August 11, 2014, which is the date when the financial statements were available to be issued.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

SunRay Venice, LLC

As of September 30, 2014 and December 31, 2013 and for the Nine-Month
Periods Ended September 30, 2014 and 2013

SunRay Venice, LLC

Condensed Consolidated Financial Statements (Unaudited)

SunRay Venice, LLC

Condensed Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash	$74	$5,462
Due from affiliates	49,500	51,989
Accounts receivable	39,238	—
Accrued revenue receivable	9,081	2,108

Total current assets	97,893	59,559
Solar assets:
Solar panel projects, net	1,902,721	1,956,505

Total assets	$2,000,614	$2,016,064

Liabilities and members' equity
Current liabilities:
Accounts payable	$15,982	$427
Accrued expenses and other payables	—	14,223
Due to affiliates	51,730	17,442

Total current liabilities	67,712	32,092
Obligation to remove solar panel projects	10,435	9,801

Total liabilities	78,147	41,893
Members' equity	1,922,467	1,974,171

Total liabilities and members' equity	$2,000,614	$2,016,064

See accompanying notes to condensed consolidated financial statements.

SunRay Venice, LLC

Condensed Consolidated Statements of Operations and Changes in Members' Equity (Unaudited)

	Nine Months Ended September 30,
	2014	2013
Revenues:
Sale of electricity	$80,500	$84,303
Sale of solar renewable energy certificates to affiliates	7,014	100,696
Sale of solar renewable energy certificates	125,000	—

Total revenue	212,514	184,999
Costs and expenses:
Purchase of solar renewable energy certificates from affiliates	112,995	—
Operating expenses	60,211	57,218
General and administrative expenses	39,576	72,161

Total costs and expenses	212,782	129,379

Net (loss) income	(268)	55,620
Members' equity, beginning of period	1,974,171	2,054,664
Contribution by members—Management fee	22,465	22,465
Distributions to members	(73,901)	(156,906)

Members' equity, end of period	$1,922,467	$1,975,843

See accompanying notes to condensed consolidated financial statements.

SunRay Venice, LLC

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities
Net income (loss)	$(268)	$55,620
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	53,784	53,784
Management fee	22,465	22,465
Accretion of asset retirement obligation	634	634
Changes in:
Accounts receivable	(39,238)	(1,517)
Due from affiliates	2,489	—
Accrued revenue receivable	(6,973)	(10,194)
Accounts payable	15,555	14,383
Accrued expenses and other payables	(14,223)	—
Due to affiliates	34,288	(85)

Total adjustments	68,781	79,470

Net cash provided by operating activities	68,513	135,090

Cash flows from financing activities
Distributions to members	(73,901)	(156,906)

Net cash used in financing activities	(73,901)	(156,906)

Net decrease in cash	(5,388)	(21,816)
Cash, beginning of period	5,462	31,880

Cash, end of period	$74	$10,064

Supplemental disclosure of cash flow information:

        For the nine months ending September 30, 2014 and 2013, the Company did not pay interest or income taxes.

See accompanying notes to condensed consolidated financial statements.

SunRay Venice, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

1. General Information and Summary of Significant Accounting Policies

General Information

        SunRay Venice, LLC (the "Company") is a Delaware Limited Liability Company.

        The purpose and business of the Company is the development, financing, acquisition, ownership, construction, and operation of projects involving the installation of solar photovoltaic panel systems to generate and sell electricity to commercial/industrial off-takers, municipal and related off-takers, and local electric utilities and to generate and sell solar renewable energy certificates ("SRECs"). The Company anticipates that it will have placed in service and be operating solar panel systems with less than 20 megawatts ("MW"), in total, of nameplate capacity, once its capital has been fully deployed. As of September 30, 2014, the Company owned one solar panel project.

        The Company has one subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Unaudited interim financial information

        The condensed consolidated financial statements as of September 30, 2014 and for the nine-month periods ended September 30, 2014 and 2013 included herein have been prepared by the Company in conformity with U.S. generally accepted accounting principles, and include all adjustments (consisting of normal and recurring adjustments) that management considers necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. These condensed consolidated financial statements should be read in conjunction with the 2013 audited financial statements of the Company. The results of operations for the nine-month periods ended September 30, 2014 and 2013 are not necessarily indicative of the results to be anticipated for the entire years ending December 31, 2014 and 2013.

Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Related Party Transactions

Advisory Services Agreement

        During the nine months periods ended September 30, 2014 and 2013, through one of the Company's members, SunRay Power Management, LLC ("SRPM") provided the management necessary for the Company to operate its business. No fees were incurred or payable for these services. The accompanying financial statements include a management fee expense of $7,488 per quarter for the three quarters ended September 30, 2014 and 2013. The management fee is estimated at prevailing market rates for such services provided and is equal to 1% of members' capital commitments. As the fee is not contractually payable, members' equity has been increased by the amount of the management fee and is reflected as contributions. SRPM has the same owners as SunRay Power, LLC ("SRP"), which is a member of the Company's majority member.

SunRay Venice, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

2. Related Party Transactions (Continued)

Allocation of General and Administrative Expenses

        The Company incurs general and administrative expenses, as determined by SRP, the Company's managing member. These expenses may include amounts paid by SRPM on behalf of the Company, for which SRPM is reimbursed.

Other

        In the normal course of business, the Company receives and makes short-term advances of funds to related entities that do not bear interest, as well as buys and sells SRECs with counterparties that are entities under common control. As of September 30, 2014 and December 31, 2013, the Company had a receivable of $49,500 and $51,989 from certain related entities and a payable of $51,730 and $17,442 to certain related entities. For the nine months periods ended September 30, 2014 and 2013, the Company sold SRECs to related entities at the same prices at which the related entities sold the SRECs to third parties, amounting to total sales of $7,014 and $100,696, respectively, and the Company purchased SRECs from related entities at the same prices at which the Company sold the SRECs to third parties, amounting to total purchases of $112,995 and $0, respectively. Amounts due to related parties for purchases of SRECs totaled $1,741 as of September 30, 2014 and due from related parties for the sale of SRECs totaled $51,989 as of December 31, 2013. These amounts are included in the due to affiliates and due from affiliates balances indicated above.

3. Contingencies and Commitments

Laws and Regulations

        A substantial portion of the Company's revenues are derived from sales of SRECs. SRECs are generated by solar panel projects and purchased and sold under forward contracts, through auctions, and on a spot basis in the open market. The prices of SRECs depend upon supply and demand in the over-the-counter market, factors relating to the electricity supply auctions in which utilities participate, the schedule of alternative compliance payments and the structure of SRECs under the renewable portfolio standards of the states in which projects are located, and the features of the particular SREC buy-sell process. There can be no assurance that a change in the laws or regulations governing SRECs, or their interpretation, would not have an adverse effect on the SREC revenues to be generated from solar panel projects, generally, or by the Company's projects, specifically.

        The Company's projects are generally subject to the rules and regulations of the Federal Energy Regulatory Commission ("FERC") as well as the rules and regulations governing utilities of the state in which the relevant project is located. The Company expects that the projects are eligible for qualifying facility ("QF") status under FERC rules and regulations, and the Company has made and anticipates making the necessary filings to certify the projects for QF status, which provides certain exemptions from federal and state utility regulations. There can be no assurance that a change in the laws or regulations governing utilities, or their interpretation, would not have an adverse effect on solar panel projects, generally, or the Company, specifically.

SunRay Venice, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

3. Contingencies and Commitments (Continued)

Sales and Use Taxes

        Sales of solar-generated electricity may be subject to sales or use taxes depending on possible exemptions or other specific circumstances. Since inception, the Company has generated electricity for the property on which it sits and is therefore exempt from sales tax for its sales.

4. Site Occupancy Agreements; Power Purchase Agreements

        Once the Company has identified a property with a suitable installation site, carried out engineering work regarding the system layout and capacity, and decided to proceed with a solar panel project, the Company generally enters into a site occupancy agreement with the landlord, which is usually in the form of a lease or a license agreement, and an output purchase agreement with the off-taker, which is usually in the form of a Power Purchase Agreement ("PPA").

Power Purchase Agreement

        The Company has entered into a PPA for at least twenty years with an electricity off-taker. Under the PPA, the electricity rate is specified as a discount to the electricity rate charged by the respective local utility, subject to a floor. Due to the variable nature of the rate charged in the PPA and as the systems are considered integral equipment, the agreement is accounted for as an operating lease. Given the rental income stream is based on the power produced, the rental income recorded in the period is contingent rent earned in the period and, therefore, the future rental income is entirely contingent rent. The Company does not record contingent rental income until it is earned (power is generated and sold to off-taker).

Site Lease

        The Company has entered into a site lease agreement with the electricity off-taker for a term which ends six months after the termination of the Power Purchase Agreement. No rent is due under the site lease agreement.

5. Member's Equity

        Under its limited liability company agreement, the Company is managed by a board consisting of two members, one appointed by each of the two members. One member owns 667 of the total 1,000 membership units, including 50 of the 100 voting units, while the second member owns 333 membership units, including 50 voting units. To the extent the managing board determines, in its sole and absolute discretion at any time, that there is available cash or property for distribution, such amounts shall be distributed to the Members pro rata in accordance with their respective Unit Interests.

6. Subsequent Events

        The Company has evaluated subsequent events through December 10, 2014, which is the date when the condensed consolidated financial statements were available to be issued.

CONSOLIDATED FINANCIAL STATEMENTS

SunRay Joint Venture Solar LLC

Years Ended December 31, 2013 and 2012

With Report of Independent Auditors

SunRay Joint Venture Solar LLC
Consolidated Financial Statements
Years Ended December 31, 2013 and 2012

Report of Independent Auditors

To The Members
SunRay Joint Venture Solar, LLC

        We have audited the accompanying consolidated financial statements of SunRay Joint Venture Solar LLC, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations and changes in members' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SunRay Joint Venture Solar LLC at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Hartford, Connecticut
August 11, 2014

SunRay Joint Venture Solar LLC

Consolidated Balance Sheets

	December 31
	2013	2012
Assets
Current assets:
Cash	$20,079	$61,762
Accounts receivable	16,805	33,442
Due from affiliates	548,775	490,698
Prepaid expenses	39,537	55,558

Total current assets	625,196	641,460
Solar assets:
Solar panel projects in service, net of accumulated depreciation of $871,194 in 2013 and $380,790 in 2012	13,840,828	14,700,362

Other assets:
Escrow deposit	331,688	330,833
Equity method investment	1,360,614	1,380,436

Total other assets	1,692,302	1,711,269

Total assets	$16,158,326	$17,053,091

Liabilities and members' equity
Current liabilities:
Accounts payable	$51,989	$—
Accrued expenses and other payables	28,162	6,374
Due to affiliates	50,114	4,784

Total current liabilities	130,265	11,158
Due to members	480,000	480,000
Obligation to remove solar panel projects in service	57,802	53,484

Total liabilities	668,067	544,642

Members' equity	15,490,259	16,508,449

Total liabilities and members' equity	$16,158,326	$17,053,091

See accompanying notes to consolidated financial statements.

SunRay Joint Venture Solar LLC

Consolidated Statements of Operations and Changes in Members' Equity

	Year Ended December 31
	2013	2012
Revenues:
Sale of electricity	$379,462	$139,018
Sale of solar renewable energy certificates	1,217,571	69,265

Total revenue	1,597,033	208,283
Costs and expenses:
Operating expenses	869,430	633,756
Purchase of solar renewable energy certificates	138,477	—
General and administrative expenses	355,240	309,286

Total costs and expenses	1,363,147	943,042

Operating income (loss)	233,887	(734,759)
Other income (loss):
Interest income	855	833
Share of equity method investment income (loss)	77,935	(23,952)

Total other income	78,790	(23,119)

Net income (loss)	312,677	(757,878)
Members' equity, beginning of year	16,508,449	8,683,833
Contributions	—	14,415,961
Contribution to capital—management fee	260,970	203,282
Distributions to members	(1,591,837)	(6,036,749)

Members' equity, end of year	$15,490,259	$16,508,449

See accompanying notes to consolidated financial statements.

SunRay Joint Venture Solar LLC

Consolidated Statements of Cash Flows

	Year Ended December 31
	2013	2012
Cash flows from operating activities
Net income (loss)	$312,677	$(757,878)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	490,404	380,391
Management fee contributed by member	231,017	173,329
Share of equity method investment (income) loss	(77,935)	23,952
Accretion of asset retirement obligation	4,318	4,330
Changes in:
Accounts receivable	16,637	(33,442)
Prepaid expenses and other	15,166	(56,391)
Due from affiliates	(37,837)	(490,698)
Accrued expenses and other payables	73,777	6,374
Due to affiliates	45,330	4,784

Total adjustments	760,877	(12,629)

Net cash provided by (used in) operating activities	1,073,554	(745,249)

Cash flows from investing activities
Contribution to/(distribution from) equity investment	107,470	(1,396,544)
Solar panel project costs	—	(11,626,272)
Grant proceeds received	369,130	5,432,924

Net cash provided by (used in) investing activities	476,600	(7,589,892)

Cash flows from financing activities
Contributions from members	—	14,415,961
Distributions to members	(1,591,837)	(6,036,749)

Net cash (used in) provided by financing activities	(1,591,837)	8,379,212

Net (decrease) increase in cash	(41,683)	44,071
Cash, beginning of year	61,762	17,691

Cash, end of year	$20,079	$61,762

Supplemental disclosure of cash flow information
For the years ending December 31, 2013 and 2012, the Company did not pay interest or income taxes.

See accompanying notes to consolidated financial statements.

SunRay Joint Venture Solar LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

1. General Information and Summary of Significant Accounting Policies

General Information and Principles of Consolidation

        SunRay Joint Venture Solar LLC ("OPCO IV") is a Delaware limited liability company. The accompanying consolidated financial statements include the accounts of OPCO IV, its seven wholly-owned limited liability companies (each, a "Project LLC", and together with OPCO IV, the "Company"). All intercompany accounts and transactions have been eliminated in consolidation.

        The purpose and business of the Company is the development, financing, acquisition, ownership, construction, and operation of projects involving the installation of solar photovoltaic panel systems to generate and sell electricity to commercial/industrial off-takers, municipal and related off-takers, and local electric utilities and to generate and sell solar renewable energy certificates ("SRECs".) The Company has fully deployed its capital as of December 31, 2013 and placed in service and is operating solar panel systems with approximately 20 megawatts ("MW"), in total, of nameplate capacity. As of December 31, 2013, the Project LLCs owned seven solar panel projects. As of December 31, 2013, the Company also operates another solar panel project through its equity method investment in an affiliated limited liability company, for a total of eight solar panel projects.

Cash

        The Company considers all short-term, liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

        Accounts receivable are generated from sales of electricity and sales of SRECs generated by the Company's projects or purchased from third parties and are stated at the amount the Company expects to collect from outstanding invoices. The Company's policy for determining when receivables are past due is based on contractual terms. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance, based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off. The Company does not require collateral when extending credit.

Solar Panel Projects in Service

        A project is in service when the engineering, procurement and construction ("EPC") contractor has issued a substantial completion certificate and the local electric utility has issued a permission to operate ("PTO") for the project. Each project in service is valued at the contract price (including all change orders, if any) under the site-specific EPC agreement and recorded in "Solar panel projects in service" at this project cost. Depreciation is recorded using the straight-line method over an estimated useful life of a solar panel system of 30 years, and begin when the project is placed in service.

        Once a project is in service, the Company (through the Project LLC) submits an application for a cash grant, equal to 30% of the eligible project costs, from the United States Department of the Treasury under Section 1603 of the American Recovery and Reinvestment Act of 2009, as amended ("Section 1603"). When a Section 1603 grant is received, the depreciable basis of the project is reduced by the amount of the grant, and depreciation is adjusted prospectively in the current and future periods. As a condition to receiving a Section 1603 grant, the Companies are required to maintain

SunRay Joint Venture Solar LLC

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

1. General Information and Summary of Significant Accounting Policies (Continued)

compliance with Section 48 of the Internal Revenue Code (IRC) for a period of five years. Failure to maintain compliance with the requirements of Section 48 could result in a recapture of the amounts received, plus interest. As of December 31, 2013, the 1603 grant requirements have been met.

Asset Retirement Obligations

        Generally, each Project LLC is obligated to remove its solar panel system from the project site at the end of the site lease or license term. The Company accounts for this obligation as an asset retirement obligation, using the following methodology.

        The cost associated with removing the solar panel system is estimated based on current market prices. The asset retirement obligation, which is the present value of the future cost to remove the asset upon retirement as of the scheduled end of the site lease or license term, is calculated using an appropriate consumer price index ("CPI") inflator, which is estimated based on the historical average of the CPI over the 20 years prior to when the solar panel system is placed in service. The asset retirement cost and the related asset retirement obligation, at inception, are calculated as the discounted present value of the asset retirement obligation using a credit-adjusted rate above the risk-free rate, which is estimated as the credit spread appropriate to the Company over the average yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease or license term. When the project is placed in service, the capitalized cost of the asset retirement obligation is recorded in "Solar panel projects in service" and the fair value of its related liability is recorded as "Obligation to remove solar panel projects in service."

        The capitalized cost of the asset retirement obligation is depreciated each period and is recorded as depreciation expense. The related liability is accreted each period over the estimated time period until the asset is required to be removed, and the accretion of the liability is recorded as an operating expense.

Income Taxes

        The Company has elected to be taxed as a partnership for federal tax purposes, and all of the Project LLCs are disregarded entities. Therefore, neither the Company nor any of its Project LLCs is a taxpaying entity for federal or state income tax purposes, and thus no income tax expense, benefit, asset, or liability has been recorded. Each member of the Company is responsible for reporting on its own tax returns its distributive share of all items of income, gain, loss, deduction, and tax preferences, whether or not any actual cash distribution has been or will be made to such member. All tax years since the inception of the Company in 2010 are open for examination by federal and state tax authorities.

Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the

SunRay Joint Venture Solar LLC

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

1. General Information and Summary of Significant Accounting Policies (Continued)

reporting period. The estimates of the Company include the allowance for doubtful accounts, useful lives of solar assets and asset retirement obligations. Actual results could differ from those estimates.

Revenue Recognition

        Revenues from the sale of electricity are recognized in the period in which the electricity is generated because it is immediately passed to the customer. Revenues from the sale of SRECs are recognized when the transaction settles.

        The Company does not record forward contracts for the purchase or sale of SRECs. Such contracts are not marked to market, generally, because it is probable that the contracts will not settle net and will be performed through physical delivery. However, where a forward contract is open at year end and the Company's projects have not generated, and are not projected to generate, the specified quantities of SRECs of various vintages on the specified delivery dates required under the forward contract, the Company will ascertain the spot prices on the open market, at year end, of the SRECs of the various vintages. If a spot price is lower than the contract price, the Company will record no gain, but if the spot price is higher than the contract price, the Company will record a loss. As of December 31, 2013 and 2012, no losses have been recorded.

SRECs as Intangibles

        The Company accounts for SRECs it generates as intangible assets and does not assign any value to SRECs.

Impairment of Solar Assets

        Solar assets, which are held and used by the Company, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation process consists of comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount. If impairment is indicated by that evaluation, the asset is written down to its estimated fair value through a charge to operating expenses. There were no impairment losses recognized to date.

Equity Method Investment

        Affiliates that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to an affiliate depends on an evaluation of several factors including, among others, representation on the affiliate's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the affiliate. Under the equity method of accounting, an affiliate's accounts are not reflected within the Company's consolidated balance sheets and statements of operations; however, the Company's share of the earnings or losses of the affiliate is reflected in the caption "Share of equity method investment income (loss)" in the consolidated statements of operations. The Company's carrying value in an equity method affiliate is reflected in the caption "Equity method investment" in the Company's consolidated balance sheets.

SunRay Joint Venture Solar LLC

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

1. General Information and Summary of Significant Accounting Policies (Continued)

        When the Company's carrying value in an equity method affiliate is reduced to zero, no further losses are recorded in the Company's consolidated financial statements unless the Company guaranteed obligations of the affiliate or has committed additional funding. When the affiliate subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

2. Solar Assets in Service

Solar Panel Projects in Service

        The project cost of each of the seven projects in service, as adjusted for the Section 1603 grant (when received), as well as depreciation, is recorded in "Solar panel projects in service, net of accumulated depreciation." As of December 31, 2013 and 2012, the total gross project costs of the projects in service equaled $20,771,228 (the sum of the contract prices including all change orders, if any, under the related EPC agreements). Capitalized asset retirement obligations totaled $47,994 at December 31, 2013 and 2012. Accumulated depreciation totaled $871,194 and $380,790 (including the accumulated depreciation of capitalized asset retirement obligations of $3,607 and $2,003) as of December 31, 2013 and 2012, respectively. Cumulative Section 1603 grant payments received equaled $6,107,200 and $5,738,070 at December 31, 2013 and 2012, respectively.

        For the years ended December 31, 2013 and 2012, depreciation expense was $488,800 and $378,787, depreciation expense with respect to capitalized asset retirement obligations was $1,604 and $1,604, and accretion expense with respect to the related liability was $4,318 and $4,330, respectively.

3. Related Party Transactions

Advisory Services Agreement

        During 2013 and 2012, SunRay Power Management, LLC ("SRPM") provided the management necessary for the Company to operate its business. No fees were incurred or payable for these services. The accompanying consolidated financial statements include a noncash management fee expense of $231,017 and $173,329 for 2013 and 2012. The imputed management fee expensed in SunRay Venice, LLC amounting to $29,953 for 2013 and 2012 was a pass through from the members of the Company into SunRay Venice, LLC. The imputed management fee is calculated at prevailing market rates for such services provided and is equal to 1% of members' capital commitments. As the fee is not contractually payable, members' equity has been increased by the amount of the management fee and is reflected as contributions. SRPM has the same owners as SunRay Power, LLC ("SRP"), which is a non-voting member of the Company. SRP is entitled, under certain conditions, to special distributions under the Company's limited liability company agreement.

Equity Method Investment

        One of the Company's projects involves the Company's ownership of a solar panel system through an equity method investment in a limited liability company ("SunRay Venice, LLC"), 66.7% of which is owned by the Company (which has 50% of the voting interests), and 33.3% of which is owned by outside investors. SunRay Venice, LLC is managed by a Managing Board consisting of two members, one of which is appointed by the Company. As the Company does not have voting or operational

SunRay Joint Venture Solar LLC

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

3. Related Party Transactions (Continued)

control of SunRay Venice, LLC, it does not have a controlling financial interest, despite its majority ownership. As a result, SunRay Venice is not consolidated in these financial statements and the net investment by the Company in SunRay Venice, LLC is reflected in a single line item in the consolidated balance sheets, and the net income or loss attributable to the Company is reflected in a single line item in the statements of operations.

Other

        In the normal course of business, the Company receives and makes short-term advances of funds to entities that are under common ownership and members that do not bear interest. As of December 31, 2013 and 2012, the Company had a receivable of $548,775 and $490,698 from certain of these related entities and a payable of $50,114 and $4,784 to certain of these related entities, and $480,000 to members for escrow deposits made in behalf of the Company's Project LLCs, respectively. Non-cash activity relating to amount paid by related parties to EPC contractor amount to $20,240 during 2013 and $262,636 during 2012.

        For the years ended December 31, 2013 and 2012, the Company sold SRECs to related entities at the same prices at which the related entities sold the SRECs to third parties, amounting to total sales of $281,802 and $2,295, and the Company purchased SRECs from related entities at the same prices at which the Company sold the SRECs to third parties, amounting to total purchases of $138,477 and $0, respectively. Amounts due from related parties for the sale of SRECs totaled $0 and $2,295 at December 31, 2013 and 2012, respectively.

4. Contingencies and Commitments

Laws and Regulations

        A portion of the Company's revenues are derived from sales of SRECs. SRECs are generated by solar panel projects and purchased and sold under forward contracts, through auctions, and on a spot basis in the open market. The prices of SRECs depend upon supply and demand in the over-the-counter market, factors relating to the electricity supply auctions in which utilities participate, the schedule of alternative compliance payments and the structure of SRECs under the renewable portfolio standards of the states in which projects are located, and the features of the particular SREC buy-sell process. There can be no assurance that a change in the laws or regulations governing SRECs, or their interpretation, would not have an adverse effect on the SREC revenues to be generated from solar panel projects, generally, or by the Company's projects, specifically.

        The Company's projects are generally subject to the rules and regulations of the Federal Energy Regulatory Commission ("FERC") as well as the rules and regulations governing utilities of the state (New Jersey) in which the relevant project is located. The Company expects that the projects are eligible for qualifying facility ("QF") status under FERC rules and regulations, and the Company has made and anticipates making the necessary filings to certify the projects for QF status, which provides certain exemptions from federal and state utility regulations. There can be no assurance that a change in the laws or regulations governing utilities, or their interpretation, would not have an adverse effect on solar panel projects, generally, or the Company, specifically.

SunRay Joint Venture Solar LLC

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

4. Contingencies and Commitments (Continued)

Sales and Use Taxes

        Sales of solar-generated electricity may be subject to sales or use taxes depending on possible exemptions or other specific circumstances. Since inception, the Company had taken the position that its sales of electricity were not subject to sales or use taxes in the jurisdiction (New Jersey) where its projects generate and sell electricity. Based on evolving solar industry practice and tax regulation interpretations, the Company has changed its position and is in the process of determining the scope of available exemptions, the extent of any obligation to collect or pay sales taxes on prior sales of electricity, and any related liability for taxes, penalties, and interest, in connection with which the Company expects to engage in discussions with the relevant taxing authorities to determine the terms and timing of tax payments. As of December 31, 2013 and 2012, the Company estimated that due and uncollected or unpaid sales taxes were $27,413 and $5,756, respectively, which amount was included in accrued expenses and other payables in the accompanying consolidated financial statements.

Operations and Maintenance Agreements

        Pursuant to the terms of the master EPC agreement, the Company, on behalf of the Project LLCs, has entered into a master operations and maintenance service ("O&M") agreement with the EPC contractor, a related party, to provide operations and maintenance support to all of the projects in service for an annual fee of $0.035 cents per watt of installed capacity, which fee increases 2% per year and began to accrue for each project from the fourth anniversary of the date on which the PTO was issued for the project. The master O&M agreement is currently scheduled to expire ten years from the PTO date, unless the parties agree to extend the term.

        Outlined below, based on each solar system's nameplate capacity, is an estimate of the total annual fee payments to be made under the current proposal of O&M services:

Amount
Year Ending December 31:
2014	$—
2015	—
2016	30,000
2017	42,0000
2018	42,0000
Thereafter	615,000

$729,000

5. Site Occupancy Agreements; Power Purchase Agreements

        Once the Company has identified a property with a suitable installation site, carried out engineering work regarding the system layout and capacity, and decided to proceed with a solar panel project, the Company causes the Project LLC to enter into a site occupancy agreement with the landlord, which is usually in the form of a lease or a license agreement, and an output purchase agreement with the off-taker, which is usually in the form of a PPA.

SunRay Joint Venture Solar LLC

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

5. Site Occupancy Agreements; Power Purchase Agreements (Continued)

Site Lease or License Agreements

        Project LLCs may be subject to a variety of rent payment structures—for example: (i) no rent or fixed rent payable in a single payment, upfront payments, or monthly or annual installments, without contingent payments; (ii) payments to the landlord based upon excess PPA revenues above an established electricity rate cap, which may incorporate an annual escalation factor; and (iii) payments based on an agreed amount per kW of the installed capacity of the solar panel system and assuming a minimum annual level of kilowatt hour ("kWh") generation. Each of these Project LLCs has entered into a site lease agreement for a term of at least twenty years.

        Outlined below, assuming that each solar system's annual generation matches its projected generation based on its nameplate capacity and the date each solar system received its PTO, are estimates of the minimum, potential, total annual payments that could be made under the site occupancy agreements for the Company's projects:

Amount
Year Ending December 31:
2014	$335,000
2015	335,000
2016	335,000
2017	335,000
2018	335,000
Thereafter	4,465,000

$6,140,000

        For the years ended December 31, 2013 and 2012, the Company incurred $343,588 and $237,417, respectively, in site occupancy expenses included in operating expenses.

Power Purchase Agreements

        Each of the Project LLCs has entered into a PPA for at least twenty years with an electricity off-taker, except where the off-taker's premises lease terminates on an earlier date. In such a case, the PPA usually terminates on the date that the off-taker no longer occupies the premises, and the landlord is then obligated to help the Project LLC enter into a PPA with the new tenant taking over the premises. Under the PPAs for the New Jersey projects, the electricity rate is generally fixed at an initial rate, which then escalates annually, subject to a cap specified as a discount to the electricity rate charged by the respective local utility. Due to the variable nature of the rate charged in the PPAs and because the system is considered integral equipment, the agreements are accounted for as operating leases. Given the rental income stream is based on the power produced, the rental income recorded in the period is contingent rent earned in the period and, therefore, the future rental income is entirely contingent rent. The Company does not record contingent rental income until is earned (power is generated and sold to off-taker).

SunRay Joint Venture Solar LLC

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

6. Concentrations

Credit Risk

        Financial instruments that potentially expose the Company to a concentration of credit risk consist principally of accounts receivable.

EPC Contractor

        The Company entered into a master EPC agreement under which the EPC contractor is obligated to provide EPC services exclusively to the Company for solar panel projects providing up to 20 MW, in total, of nameplate capacity. The EPC contractor has also entered into site-specific EPC agreements for the Company's projects. In addition, an affiliate of the EPC contractor has entered into a site lease agreement and a PPA with one of the Project LLCs, and the EPC contractor is obligated to provide O&M support for the Company's projects. The EPC contractor is closely held and privately owned, and its majority owner is the principal investor in two solar panel project operating companies to which SRPM provides advisory services and in connection with which SRP holds a profits interest.

7. Solar Renewable Energy Certificates ("SRECs")

General

        SRECs are issued and their characteristics are established under the renewable portfolio standards ("RPS") of the state in which the solar panel system generating the SRECs is located. An SREC is identified by its "vintage"—i.e., by the RPS generation or reporting year (the 12-month period designated under the relevant state RPS) in which the SREC is issued. Each SREC represents the generation of one MWh of electricity by a solar panel system registered with the relevant state agency. Depending on the relevant state RPS, SRECs may have a fixed or variable shelf life, during which they can be traded.

        SRECs are issued, recorded, and tracked by a regional online system. Ownership of an SREC may be transferred only from a seller's online account to a purchaser's online account in accordance with instructions from the account holders—i.e., this is the physical delivery side of the trade. The parties arrange the cash settlement side of the trade through invoice and payment, outside of the online system.

8. Members' Equity

        Under its limited liability company agreement, the Company is managed by its sole managing member, who owns Series A Membership Units. SRP owns Series B Membership Units which have no voting powers. A Member's Membership Units and Percentage Interest may be adjusted from time to time in connection with the admission of a substituted or additional Member, additional capital contributions made by Members, or certain other events.

9. Subsequent Events

        Management has evaluated subsequent events through August 11, 2014, which is the date when the consolidated financial statements were available to be issued.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

SunRay Joint Venture Solar LLC

As of September 30, 2014 and December 31, 2013 and for the Nine-Month
Periods Ended September 30, 2014 and 2013

SunRay Joint Venture Solar LLC

Condensed Consolidated Financial Statements (Unaudited)

SunRay Joint Venture Solar LLC

Condensed Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash	$19,661	$20,079
Accounts receivable	215,776	16,805
Due from affiliates	3,848,023	548,775
Prepaid expenses	42,548	39,537

Total current assets	4,126,008	625,196
Solar assets:
Solar panel projects, net	13,473,025	13,840,828
Other assets:
Escrow deposits	751,688	331,688
Equity method investment	1,335,231	1,360,614
Deferred financing fees, net	80,265	—

Total other assets	2,167,184	1,692,302

Total assets	$19,766,217	$16,158,326

Liabilities and members' equity
Current liabilities:
Accounts payable	$149,412	$51,989
Accrued expenses and other payables	61,604	28,162
Due to affiliates	74,712	50,114
Current portion of long term debt	602,563	—

Total current liabilities	888,291	130,265
Due to members	480,000	480,000
Long term debt, net of current portion and discount	2,431,741	—
Obligation to remove solar panel projects	61,041	57,802

Total liabilities	3,861,073	668,067
Members' equity	$15,905,144	$15,490,259

Total liabilities and members' equity	$19,766,217	$16,158,326

See accompanying notes to condensed consolidated financial statements.

SunRay Joint Venture Solar LLC

Condensed Consolidated Statements of Operations and Changes in Members' Equity (Unaudited)

	Nine Months Ended September 30,
	2014	2013
Revenues:
Sale of electricity, net	$258,944	$306,466
Sale of renewable energy certificates	971,125	905,514

Total revenues	1,230,069	1,211,980
Costs and expenses:
Operating expenses	637,880	638,672
Purchase of solar renewable energy certificates	3,507	100,696
General and administrative expenses	245,728	253,770

Total costs and expenses	887,115	993,138

Operating income	342,954	218,842
Other income (expenses):
Interest expense	(22,549)	—
Share of equity method investment income (loss)	(8,248)	37,098

Net income	312,157	255,940
Members' equity, beginning of year	15,490,259	16,508,449
Capital contribution—Management fees	195,728	195,728
Distributions to members	(93,000)	(1,125,130)

Members' equity, end of period	$15,905,144	$15,834,987

See accompanying notes to condensed consolidated financial statements.

SunRay Joint Venture Solar LLC

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities
Net income	$312,157	$255,940
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	367,803	367,804
Management fee contributed by members	173,263	173,263
Share of equity method investment income (income)	8,248	(37,098)
Amortization of loan costs	3,662	—
Accretion of asset retirement obligation	3,239	3,240
Changes in:
Accounts receivable	(198,971)	(29,011)
Prepaid expenses and other	(3,011)	55,558
Due from affiliates	(3,299,248)	(33,721)
Accounts payable, accrued expenses and other payables	130,865	39,694
Due to affiliates	24,598	(4,784)

Total adjustments	(2,789,552)	534,945

Net cash (used in) provided by operating activities	(2,477,395)	790,885

Cash flows from investing activities
Distribution from equity method investee	39,600	90,257
Grant proceeds received	—	369,130

Net cash provided by investing activities	39,600	459,387

Cash flows from financing activities
Proceeds from loan payable	3,126,134	—
Payments for loan costs and escrow	(595,757)	—
Distributions to members	(93,000)	(1,125,130)

Net cash provided by (used in) financing activities	2,437,377	(1,125,130)

Net change in cash	(418)	125,142
Cash, beginning of year	20,079	61,762

Cash, end of period	$19,661	$186,904

Supplemental disclosure of cash flow information

        For the nine months ending September 30, 2014 and 2013, the Company did not pay interest or income taxes.

See accompanying notes to condensed consolidated financial statements.

SunRay Joint Venture Solar LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

1. General Information and Summary of Significant Accounting Policies

General Information, Principles of Consolidation and Basis of Presentation

        SunRay Joint Venture Solar LLC ("OPCO IV") is a Delaware limited liability company. The accompanying consolidated financial statements include the accounts of OPCO IV, its wholly-owned limited liability companies (each, a "Project LLC", and together with OPCO IV, the "Company"). All intercompany accounts and transactions have been eliminated in consolidation.

        The purpose and business of the Company is the development, financing, acquisition, ownership, construction, and operation of projects involving the installation of solar photovoltaic panel systems to generate and sell electricity to commercial/industrial off-takers, municipal and related off-takers, and local electric utilities and to generate and sell solar renewable energy certificates ("SRECs"). The Company operates solar panel systems with approximately 20 megawatts ("MW"), in total, of nameplate capacity.

        The Company owns 7 solar panel projects and also operates another solar panel project through its equity method investment in an affiliated limited liability company, for a total of eight solar panel projects.

Unaudited interim financial information

        The condensed consolidated financial statements as of September 30, 2014 and for the nine-month periods ended September 30, 2014 and 2013 included herein have been prepared by the Company in conformity with U.S. generally accepted accounting principles, and include all adjustments (consisting of normal and recurring adjustments) that management considers necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. These condensed consolidated financial statements should be read in conjunction with the 2013 audited financial statements of the Company. The results of operations for the nine-month periods ended September 30, 2014 and 2013 are not necessarily indicative of the results to be anticipated for the entire year ending December 31, 2014 and 2013.

Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates of the Company include the allowance for doubtful accounts, useful lives of solar assets, sales and use tax, and asset retirement obligations. Actual results could differ from those estimates.

2. Related Party Transactions

Advisory Services Agreement

        During the nine months ended September 30, 2014 and 2013, SunRay Power Management, LLC ("SRPM") provided the management necessary for the Company to operate its business. No fees were incurred or payable for these services. The accompanying consolidated financial statements include a management fee expense of $173,263 for the nine months ended September 30, 2014 and 2013. The management fee is estimated at prevailing market rates for such services provided and annually, is

SunRay Joint Venture Solar LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

2. Related Party Transactions (Continued)

equal to 1% of members' capital commitments. As the fee is not contractually payable, members' equity has been increased by the amount of the management fee and is reflected as contributions. SRPM has the same owners as SunRay Power, LLC ("SRP"), which is a non-voting member of the Company. SRP is entitled, under certain conditions, to special distributions under the Company's limited liability company agreement.

Equity Method Investment

        One of the Company's projects involves the Company's ownership of a solar panel system through an equity method investment in a limited liability company ("SunRay Venice, LLC"), 66.7% of which is owned by the Company (which has 50% of the voting interests), and 33.3% of which is owned by outside investors. SunRay Venice, LLC is managed by a Managing Board consisting of two members, one of which is appointed by the Company. As the Company does not have voting or operational control of SunRay Venice, LLC, it does not have a controlling financial interest, despite its majority ownership. SunRay Venice is not consolidated in these financial statements and the net investment by the Company in SunRay Venice, LLC is reflected in a single line item in the consolidated balance sheet, and the net income or loss attributable to the Company is reflected in a single line item in the statements of operations. Additionally, SRP provides management for SunRay Venice, LLC, with such amount reflected as a contribution to capital and an increase in investment in in equity method investee, totaling $22,465 for each of the nine months ended September 30, 2014 and 2013.

Other

        In the normal course of business, the Company receives and makes short-term advances of funds to related entities that do not bear interest. As of September 30, 2014 and December 31, 2013, the Company had a receivable of $3,848,023 and $548,775, respectively, from certain of these related entities and had a payable of $74,712 and $50,114, respectively to certain of these related entities.

        For the nine month periods ended September 30, 2014 and 2013, the Company sold SRECs to related entities amounting to total sales of $88,250 and $905,514, respectively, and the Company purchased SRECs from related entities at the same prices at which the Company sold the SRECs to third parties, amounting to total purchase of $3,507 and $100,696, respectively. As of September 30, 2014 and December 31, 2013, there were no amounts due from related parties for the sale of SRECs. No amounts were due to related parties for the purchase of SRECs as of September 30, 2014 and December 31, 2013.

3. Contingencies and Commitments

Laws and Regulations

        A substantial portion of the Company's revenues are derived from sales of SRECs. SRECs are generated by solar panel projects and purchased and sold under forward contracts, through auctions, and on a spot basis in the open market. The prices of SRECs depend upon supply and demand in the over-the-counter market, factors relating to the electricity supply auctions in which utilities participate, the schedule of alternative compliance payments and the structure of SRECs under the renewable portfolio standards of the states in which projects are located, and the features of the particular SREC buy-sell process. There can be no assurance that a change in the laws or regulations governing SRECs,

SunRay Joint Venture Solar LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

3. Contingencies and Commitments (Continued)

or their interpretation, would not have an adverse effect on the SREC revenues to be generated from solar panel projects, generally, or by the Company's projects, specifically.

        The Company's projects are generally subject to the rules and regulations of the Federal Energy Regulatory Commission ("FERC") as well as the rules and regulations governing utilities of the state in which the relevant project is located. The Company expects that the projects are eligible for qualifying facility ("QF") status under FERC rules and regulations, and the Company has made and anticipates making the necessary filings to certify the projects for QF status, which provides certain exemptions from federal and state utility regulations. There can be no assurance that a change in the laws or regulations governing utilities, or their interpretation, would not have an adverse effect on solar panel projects, generally, or the Company, specifically.

Sales and Use Taxes

        Sales of solar-generated electricity may be subject to sales or use taxes depending on possible exemptions or other specific circumstances. Since inception, the Company had taken the position that its sales of electricity were not subject to sales or use taxes in the jurisdiction where its projects generate and sell electricity. Based on evolving solar industry practice and tax regulation interpretations, the Company has changed its position and is in the process of determining the scope of available exemptions, the extent of any obligation to collect or pay sales taxes on prior sales of electricity, and any related liability for taxes, penalties, and interest, in connection with which the Company expects to engage in discussions with the relevant taxing authorities to determine the terms and timing of tax payments. As of September 30, 2014 and December 31, 2013, the Company estimated that due and uncollected or unpaid sales taxes were $42,717 and $27,413, respectively, which was included in accrued expenses and other payables in the accompanying condensed consolidated financial statements.

4. Site Occupancy Agreements; Power Purchase Agreements

        Once the Company has identified a property with a suitable installation site, carried out engineering work regarding the system layout and capacity, and decided to proceed with a solar panel project, the Company causes the Project LLC to enter into a site occupancy agreement with the landlord, which is usually in the form of a lease or a license agreement, and an output purchase agreement with the off-taker, which is usually in the form of a PPA.

Site Lease or License Agreements

        Project LLCs owning projects installed on rooftops in New Jersey have entered into three types of site lease agreements, categorized as follows, depending on the structure of rent payments: (i) no rent or fixed rent payable in a single payment, upfront payments, or monthly or annual installments, without contingent payments; (ii) payments to the landlord based upon excess PPA revenues above an established electricity rate cap, which may incorporate an annual escalation factor; and (iii) payments based on an agreed amount per kW of the installed capacity of the solar panel system and assuming a minimum annual level of kilowatt hour ("kWh") generation. Each of these Project LLCs has entered into a site lease agreement for a term of at least twenty years.

        Outlined below, assuming that each solar system's annual generation matches its projected generation based on its nameplate capacity and the date each solar system received its PTO, are

SunRay Joint Venture Solar LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

4. Site Occupancy Agreements; Power Purchase Agreements (Continued)

estimates of the minimum, potential, total annual payments that could be made under the site occupancy agreements for the Company's projects:

Amount
Year Ending December 31:
2014—remaining	$84,000
2015	335,000
2016	335,000
2017	335,000
2018	335,000
Thereafter	4,465,000

$5,889,000

        For the nine month periods ended September 30, 2014 and 2013, the Company incurred $257,873 and $261,088, respectively, in site occupancy expenses included in operating expenses.

Power Purchase Agreements

        Each of the Project LLCs has entered into a PPA for at least twenty years with an electricity off-taker, except where the off-taker's premises lease terminates on an earlier date. In such a case, the PPA usually terminates on the date that the off-taker no longer occupies the premises, and the landlord is then obligated to help the Project LLC enter into a PPA with the new tenant taking over the premises. Under the PPAs, the electricity rate is generally fixed at an initial rate, which then escalates annually, subject to a cap specified as a discount to the electricity rate charged by the respective local utility. Due to the variable nature of the rate charged in the PPAs and because the systems are considered integral equipment, the PPAs are accounted for as operating leases. Given the rental income stream is based on the power produced, the rental income recorded in the period is contingent rent earned in the period and, therefore, the future rental income is entirely contingent rent. The Company does not record contingent rental income until is earned (power is generated and sold to off-taker).

5. Loan payable

        On August 28, 2014, the Company entered into a loan agreement with a bank, under which they borrowed a total of $3,126,134, with interest payable monthly beginning October 6, 2014 at an interest rate of 7.25% annually, and principal payable quarterly in accordance with a schedule beginning in 2015 through the maturity date of October 6, 2018. In connection with the loan, the Company was required to pay into escrow accounts a total of $420,000 for a cash collateral account and a required debt service account. Costs paid in connection with the loan totaled $175,757, which consists of $93,784 paid directly to the lender, which has been recorded as a debt discount, and $81,973 paid to other parties which has been recorded as deferred financing fees, all of which is being amortized over the forty-eight month term of the loan as interest expense. Amortization and interest expense for the nine months ended September 30, 2014 amounted to $3,662 and $18,887, respectively. Accrued interest of $18,887 is included in accrued expenses and other payables at September 30, 2014.

SunRay Joint Venture Solar LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

5. Loan payable (Continued)

        The minimum principal payments for each of the years 2015 through 2018 are $772,761, $657,220, $635,788, and $1,060,365.

6. Subsequent Events

        Management has evaluated subsequent events through December 10, 2014 which is the date when the condensed consolidated financial statements were available to be issued.

CONSOLIDATED FINANCIAL STATEMENTS

SR Acquisitions Solar, LLC

As of December 31, 2013 and 2012 and the Period
December 5, 2012 (date of inception) to December 31, 2012
and the Year Ended December 31, 2013

with Report of Independent Auditors

SR Acquisitions Solar, LLC

Consolidated Financial Statements

As of December 31, 2013 and 2012 and For the Period December 5, 2012 (date of inception)
to December 31, 2012 and Year Ended December 31, 2013

Report of Independent Auditors

To the Member
SR Acquisitions Solar, LLC

        We have audited the accompanying consolidated financial statements of SR Acquisitions Solar, LLC (the Company), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations and changes in member's equity and cash flows for the period from December 5, 2012 (date of inception) to December 31, 2012 and for the year ended December 31, 2013, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SR Acquisitions Solar, LLC at December 31, 2013 and 2012, and the consolidated results of its operations and changes in member's equity and its cash flows for the period from December 5, 2012 (date of inception) to December 31, 2012 and the year ended December 31, 2013 in conformity with U.S. generally accepted accounting principles.

The Company's Ability to Continue as a Going Concern

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP
Hartford, Connecticut
August 11, 2014

SR Acquisitions Solar, LLC

Consolidated Balance Sheets

	December 31
	2013	2012
Assets
Current assets:
Cash	$9,436	$—
Accounts receivable	24,019	999
Prepaid expenses and other current assets	30,612	3,963
Due from affiliates	72,682	6,939

Total current assets	136,749	11,901
Solar panel projects in service, net	3,849,302	3,981,027

Total assets	$3,986,051	$3,992,928

Liabilities and member's equity
Current liabilities:
Accounts payable	$19,952	$1,865
Accrued expenses and other payables	39,433	9,414
Due to affiliates	174,352	—
Current maturities of long-term debt	908,565	539,720

Total current liabilities	1,142,302	550,999
Long-term debt, net of current maturities and debt discount	1,761,644	2,433,478
Obligation to remove solar panel projects	17,293	15,808

Total liabilities	2,921,239	3,000,285

Member's equity	1,064,812	992,643

Total liabilities and member's equity	$3,986,051	$3,992,928

See accompanying notes to consolidated financial statements.

SR Acquisitions Solar, LLC

Consolidated Statements of Operations and Changes in Member's Equity

	Year Ended December 31, 2013	Period From December 5, 2012 through December 31, 2012
Revenues:
Sale of electricity	$119,864	$999
Sale of solar renewable energy certificates	643,494	—

Total revenue	763,358	999
Costs and expenses:
Purchase of solar renewable energy certificates	342,326	—
Operating expenses	146,587	4,111
General and administrative expenses	105,772	10,377

Total costs and expenses	594,685	14,488

Operating loss	168,673	(13,489)
Interest expense	(270,791)	(3,868)

Net loss	(102,118)	(17,357)
Member's equity, January 1,	992,643	—
Capital contributions	388,920	1,010,000
Distributions to members	(214,633)	—

Member's equity, December 31,	$1,064,812	$992,643

See accompanying notes to consolidated financial statements.

SR Acquisitions Solar, LLC

Consolidated Statements of Cash Flows

	Year Ended December 31, 2013	Period From December 5, 2012 through December 31, 2012
Cash flows from operating activities
Net loss	$(102,118)	$(17,357)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	131,725	4,070
Amortization of debt discount	236,731	3,868
Management fee	11,627	10,000
Accretion of asset retirement obligation	1,485	41
Changes in:
Accounts receivable	(23,020)	(999)
Prepaid expenses and other current assets	(26,649)	(3,963)
Due from affiliates	(65,743)	(6,939)
Accrued expenses and other payables	48,106	11,279
Due to affiliates	174,352	—

Total adjustments	488,614	17,357

Net cash provided by operating activities	386,496	—
Cash flows from financing activities
Principal payments on note payable	(162,427)	—
Distributions	(214,633)	—

Net cash used in financing activities	(377,060)	—

Net increase in cash	9,436	—
Cash, beginning of period	—	—

Cash, December 31,	$9,436	$—

Supplemental disclosure of cash flow information
Cash paid for interest	$34,060	$—
Cash paid for taxes	$—	$—
Non-cash activities:
Asset retirement obligation and related increase in solar panel projects	$—	$15,808

Capital contribution	$388,920	$1,010,000

Note payable related to acquisition, net of discount	$—	$2,973,198

See accompanying notes to consolidated financial statements.

SR Acquisitions Solar, LLC

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

1. General Information and Summary of Significant Accounting Policies

General Information and Principles of Consolidation

        SR Acquisitions Solar, LLC ("OPCO IIIA") is a Delaware Limited Liability Company formed on December 5, 2012. The accompanying consolidated financial statements include the accounts of OPCO IIIA and its seven wholly-owned limited liability companies (each, a "Project LLC" and, together with OPCO IIIA, the "Company"). All intercompany accounts and transactions have been eliminated in consolidation.

        The purpose and business of the Company is the development, financing, acquisition, ownership, construction, and operation of projects involving the installation of solar photovoltaic panel systems to generate and sell electricity to commercial/industrial off-takers and local electric utilities and to generate and sell solar renewable energy certificates ("SRECs".)

Going Concern

        The consolidated financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. As of December 31, 2013, the Company has working capital deficit of $1,005,553. The Company's ability to continue as a going concern is dependent upon combination of generating substantial revenue and raising necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raises substantial doubt that the Company will be able to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company cannot be certain that additional financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations.

Cash and Cash Equivalents

        The Company considers all short-term, liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

        Accounts receivable are generated from sales of electricity and SRECs generated by the Company's projects and are stated at the amount the Company expects to collect from outstanding invoices. The Company's policy for determining when receivables are past due is based on contractual terms. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance, based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off. The Company does not require collateral when extending credit.

Solar Panel Projects in Service

        A project is in service when the engineering, procurement and construction ("EPC") contractor has issued a substantial completion certificate and the local electric utility has issued a permission to operate ("PTO") for the project. Each project in service is valued at the contract price (including all

SR Acquisitions Solar, LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

1. General Information and Summary of Significant Accounting Policies (Continued)

change orders, if any) under the site-specific EPC agreement and recorded in "Solar panel projects in service" at this project cost. Depreciation is recorded using the straight-line method over an estimated useful life of a solar panel system of 30 year, and begins when the project is placed in service.

        Once a project is in service, the Company (through the Project LLC) submits an application for a cash grant, equal to 30% of the eligible project costs, from the United States Department of the Treasury under Section 1603 of the American Recovery and Reinvestment Act of 2009, as amended ("Section 1603"). When a Section 1603 grant is received (usually within several months after the project has been placed in service), the depreciable basis of the project is reduced by the amount of the grant, and depreciation is adjusted prospectively in the current and future periods. As a condition to receiving a Section 1603 grant, the Companies are required to maintain compliance with Section 48 of the Internal Revenue Code (IRC) for a period of five years. Failure to maintain compliance with the requirements of Section 48 could result in a recapture of the amounts received, plus interest. As of December 31, 2013, the 1603 grant requirements have been met.

Asset Retirement Obligation

        Generally, each Project LLC is obligated to remove its solar panel system from the project site at the end of the site lease term. The Company accounts for this obligation as an asset retirement obligation, using the following methodology.

        The cost associated with removing the solar panel system is estimated based on current market prices. The asset retirement obligation, which is the present value of the future cost to remove the asset upon retirement as of the scheduled end of the site lease term, is calculated using an appropriate consumer price index ("CPI") inflator, which is estimated based on the historical average of the CPI over the 20 years prior to when the solar panel system is placed in service. The asset retirement cost and the related asset retirement obligation, at inception, are calculated as the discounted present value of the asset retirement obligation using a credit-adjusted, risk-free rate, which is estimated as the credit spread appropriate to the Company over the average yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease term. When the project is placed in service, the capitalized cost of the asset retirement obligation is recorded in "Costs of solar panel projects in service" and the fair value of its related liability is recorded as "Obligation to remove solar panel projects in service."

        The capitalized cost of the asset retirement obligation is depreciated each period and the depreciation is recorded as an operating expense. The related liability is accreted each period and the accretion of the liability is recorded as an operating expense.

Income Taxes

        The Company is taxed as a partnership for federal tax purposes, and all of the Project LLCs are disregarded entities. Therefore, neither the Company nor any of its Project LLCs is a taxpaying entity for federal or state income tax purposes, and thus no income tax expense, benefit, asset, or liability has been recorded. The member of the Company is responsible for reporting on its own tax returns its distributive share of all items of income, gain, loss, deduction, and tax preferences, whether or not any actual cash distribution has been or will be made to such member. All tax years since the inception of the Company in 2012, are open for examination by federal and state tax authorities.

SR Acquisitions Solar, LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

1. General Information and Summary of Significant Accounting Policies (Continued)

Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates of the Company include the allowance for doubtful accounts, useful lives of solar assets and asset retirement obligations. Actual results could differ from those estimates.

Revenue Recognition

        Revenues from the sale of electricity are recognized in the period in which the electricity is generated because it is immediately passed to the customer. Revenues from the sale of SRECs are recognized when the transaction settles.

        The Company does not record forward contracts for the purchase or sale of SRECs. Such contracts are not marked to market, generally, because it is probable that the contracts will not settle net and will be performed through physical delivery. However, where a forward contract is open at year end and the Company's projects have not generated, and are not projected to generate, the specified quantities of SRECs of various vintages on the specified delivery dates required under the forward contract, the Company will ascertain the spot prices on the open market, at year end, of the SRECs of the various vintages. If a spot price is lower than the contract price, the Company will record no gain, but if the spot price is higher than the contract price, the Company will record a loss. As of December 31, 2013 and 2012 and for the periods then ended, the Company had no open contracts and as such no losses have been recorded.

SRECs as Intangibles

        SRECs are issued and their characteristics are established under the renewable portfolio standards ("RPS") of the state in which the solar panel system generating the SRECs is located. An SREC is identified by its "vintage"—i.e., by the RPS generation or reporting year (the 12-month period designated under the relevant state RPS) in which the SREC is issued. Each SREC represents the generation of one MWh of electricity by a solar panel system registered with the relevant state agency. Depending on the relevant state RPS, SRECs may have a fixed or variable shelf life, during which they can be traded.

        SRECs are issued, recorded, and tracked by a regional online system. Ownership of an SREC may be transferred only from a seller's online account to a purchaser's online account in accordance with instructions from the account holders—i.e., this is the physical delivery side of the trade. The parties arrange the cash settlement side of the trade through invoice and payment, outside of the online system.

        The Company accounts for SRECs it generates as intangible assets and does not assign any values to SRECs.

Impairment of Solar Assets

        Solar assets, which are held and used by the Company, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be

SR Acquisitions Solar, LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

1. General Information and Summary of Significant Accounting Policies (Continued)

recoverable. The evaluation process consists of comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount. If impairment is indicated by that evaluation, the asset is written down to its estimated fair value through a charge to operating expenses. There were no impairment losses recognized to date.

Fair Value Measurements

        The Company measures fair value using a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

        The Company's financial instruments include cash, accounts receivable, accounts payable, obligation to remove solar panel projects in service, current portion of long-term debt and the long-term debt The carrying values of its financial instruments other than the obligation to remove solar panel projects in service approximate their fair values due to the fact that they were short-term in nature at December 31, 2013 and December 31, 2012 (Level 1). The Company estimates the fair value of obligation to remove solar panel projects in service using credit-risk adjusted rates described in above (Level 3). The fair value of the long-term debt is based on the interest rates the Company believes it could obtain for borrowings with similar terms (Level 2).

2. Solar Panel Projects in Service

        The project cost of each project placed in service, as adjusted for the Section 1603 grant (when received), as well as depreciation, is recorded in "Solar panel projects in service, net of accumulated depreciation." As of December 31, 2013 and 2012, the gross project costs of the seven projects in service equaled $4,691,452 (including capitalized cost of asset retirement obligation of $15,767). At December 31, 2013 and 2012, the accumulated depreciation was $135,795 and $4,070 (including accumulated depreciation of asset related to the retirement obligation of $540 and $14), respectively. During years ended December 31, 2013 and 2012, depreciation expense was $131,199 and $4,070, respectively.

        During 2013 and 2012, accretion expense with respect to the asset retirement obligation was $1,485 and $41, respectively.

3. Related Party Transactions

Short-Term Advances

        In the normal course of business, the Company receives and makes short-term advances of funds that do not bear interest, as well as buys and sells SRECs with counterparties that are entities under common control. As of December 31, 2013 and 2012, the Company had receivables totaling $72,682 and $6,939, respectively from certain of these related entities and at December 31, 2013, the Company had payables totaling of $174,352 to certain of these related entities. During the year ended December 31, 2013, the Company purchased SRECs from related entities of $342,326.

SR Acquisitions Solar, LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

3. Related Party Transactions (Continued)

EPC Contractor

        The Company has entered into a master EPC agreement under which the EPC contractor is obligated to provide EPC services exclusively to the Company for solar panel projects providing up to 20 MW, in total, of nameplate capacity. The EPC contractor has entered into site-specific EPC agreements for the Company's seven projects in New Jersey. The EPC contractor is closely held and privately owned, and its majority owner is the principal investor in two solar panel project operating companies to which SunRay Power Management, LLC ("SRPM") provides advisory services and in connection with which SunRay Power Management ("SRP") holds an interest.

4. Management Fee

        For the periods ended on December 31, 2013 and 2012, SRPM provided the management necessary for the Company to operate its business. The accompanying consolidated financial statements include a management fee expense of $11,627 and $10,000 for the years ended December 31, 2013 and December 31, 2012. The management fee is calculated at prevailing market rates for such services provided and is equal to 1% of member's capital commitments. As the fee is not contractually payable, member's equity has increased by the amount of the management fee and is reflected as non-cash contributions by members in the accompanying consolidated financial statements.

5. Contingencies and Commitments

a.     Laws and Regulations

        A majority of the Company's revenues are derived from sales of SRECs. SRECs are generated by solar panel projects and purchased and sold under forward contracts, through auctions, and on a spot basis in the open market. The prices of SRECs depend upon supply and demand in over-the-counter market, factors relating to the electricity supply auctions in which utilities participate, the schedule of alternative compliance payments and the structure of SRECs under the renewable portfolio standards of the states in which projects are located, and the features of the particular SREC buy-sell process. There can be no assurance that a change in the laws or regulations governing SRECs, or their interpretation, would not have an adverse effect on the SREC revenues to be generated from solar panel projects, generally, or by the Company's projects, specifically.

        The Company's projects are generally subject to the rules and regulations of the Federal Energy Regulatory Commission ("FERC") as well as the rules and regulations governing utilities of the state in which the relevant project is located. The Company expects that the projects are eligible for qualifying facility ("QF") status under FERC rules and regulations, and the Company has made and anticipates making the necessary filings to certify the projects for QF status, which provides certain exemptions from federal and state utility regulations. There can be no assurance that a change in the laws or regulations governing utilities, or their interpretation, would not have an adverse effect on solar panel projects, generally, or the Company, specifically.

SR Acquisitions Solar, LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

5. Contingencies and Commitments (Continued)

b.     Operations and Maintenance Agreements

        Pursuant to the terms of the master EPC agreement, the Company, on behalf of the Project LLCs, has entered into a master operations and maintenance service ("O&M") agreement with the EPC contractor, a related party, to provide operations and maintenance support to all of the projects in service for an annual fee of $0.035 cents per watt of installed capacity, which fee will begin to accrue for each project from the fourth anniversary of the date on which the PTO was issued for the project and, from the eleventh anniversary of such date, will escalate at the rate of 2% annually. The master O&M agreement is currently scheduled to expire on October 31, 2014, unless the parties agree to extend the term.

        Outlined below, based on each solar system's nameplate capacity, is an estimate of the total annual fee payments to be made under the O&M agreement expected:

Year Ending December 31,	Amount
2014	$—
2015	—
2016	8,000
2017	14,000
2018	14,000
Thereafter	195,000

$231,000

c.     Sales and Use Taxes

        Sales of solar-generated electricity may be subject to sales or use taxes depending on possible exemptions or other specific circumstances. Since inception, the Company had taken the position that its sales of electricity were not subject to sales or use taxes in the jurisdiction (New Jersey) where its projects generate and sell electricity. Based on evolving solar industry practices and tax regulation interpretations, the Company has changed its position and is in the process of determining the scope of available exemptions, the extent of any obligation to collect or pay sales taxes on prior sales of electricity, and any related liability for taxes, penalties, and interest, in connection with which the Company expects to engage in discussions with the relevant taxing authorities to determine the terms and timing of tax payments. As of December 31, 2013, the Company estimated that due and uncollected or unpaid sales taxes were $14,173, plus penalties and interest, which amount was included in accrued expenses and other payables in the accompanying consolidated financial statements.

6. Site Lease and Power Purchase Agreements

        Once the Company has identified a property with a suitable installation site, carried out engineering work regarding the system layout and capacity, and decided to proceed with a solar panel project, the Company causes the Project LLC to enter into a site lease agreement with the landlord, a PPA with the electricity off-taker, and the site-specific EPC agreement for the project.

SR Acquisitions Solar, LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

6. Site Lease and Power Purchase Agreements (Continued)

Site Lease Agreements

        Project LLCs have entered into three types of site lease agreements, categorized as follows, depending on the structure of rent payments: (i) no rent or fixed rent payable in a single payment, upfront payments, or monthly or annual installments; (ii) payments to the landlord based upon excess PPA revenues above an established electricity rate cap, which may incorporate an annual escalation factor; and (iii) payments based on an agreed amount per kW of the installed capacity of the solar panel system and assuming a minimum annual level of kilowatt hour ("kWh") generation. Each of the Project LLCs has entered into a site lease agreement for a term of at least twenty years with 10 years of renewal option. The site leases are expiring in 2031 without renewal.

        Outlined below, assuming that each solar system's annual generation matches its projected generation based on its nameplate are estimates of the minimum, potential total annual rent payments that could be made under the site lease agreements for the Company's projects:

Year Ending December 31,	Amount
2014	$3,500
2015	3,500
2016	3,500
2017	3,500
2018	3,500
Thereafter	48,500

$66,000

        During 2013, the Company incurred $3,477 in site lease expense included in operating expenses.

Power Purchase Agreements

        Each Project LLC has entered into a PPA for at least twenty years with an electricity off-taker, except where the off-taker's premises lease terminates on an earlier date. In such a case, the PPA usually terminates on the date that the off-taker no longer occupies the premises, in which case the landlord is then expected to help the Project LLC enter into a PPA with the new tenant taking over the premises. Under the PPAs, the electricity rate is generally fixed at an initial rate, which then escalates annually, subject to a cap specified as a discount to the electricity rate charged by the local utility or other provisions intended to ensure that the off-taker realizes savings compared to the local utility rates. Due to the variable nature of the rate charged in the PPAs and as the system is considered integral equipment, the agreements are accounted for as operating leases. Given the rental income stream is based on the power produced, the rental income recorded in the period is contingent rent earned in the period and, therefore, the future rental income is entirely contingent rent. The Company does not record contingent rental income until is earned (power is generated and sold to off-taker).

7. Concentrations

Credit Risk

        Financial instruments that potentially expose the Company to a concentration of credit risk consist principally of accounts receivable.

SR Acquisitions Solar, LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

7. Concentrations (Continued)

Geographic Location of Projects

        All seven of the Company's projects are located in New Jersey.

8. Acquisition

        In December 2012, the Company acquired 100% of the Membership interest in six single member LLCs who had developed the seven solar projects which were all substantially completed prior to acquisition. The acquisition has been accounted for as business combination. The fair value of assets acquired in the acquisition was $3,968,645 for the solar projects. No other assets or liabilities were identified or acquired. Of the $4,675,685 purchase price, $1,000,000 was paid immediately and the remaining balance is payable through a note payable.

9. Long Term Debt

        Pursuant to acquisition in December 2012, the Company issued a secured promissory note to seller in the principal amount of $3,675,685. The note bears interest at the rate of 1% per annum. The note is secured by the assets of the company and guaranteed personally by former member of the Company. The note requires a quarterly payment of $188,647 beginning March 2013 including principal and interest through December 2017. The Company calculated present value of the note using a credit-adjusted discount rate. At December 31, 2013 and 2012, the discount amount was $465,756 and $702,486, respectively. During the years ended December 31, 2013 and 2012, the amortization of $236,731 and $3,868, respectively, was recorded as interest expense. The principal maturities of the note until maturity are as follows:

Year Ending December 31,	Amount
2014	$908,565
2015	735,000
2016	742,400
2017	750,000

3,135,965
Less current portion	(908,565)

Total long-term debt, less current portion	$2,227,400

10. Member's Equity

        The Company is a single Member limited liability company, which is owned by one member.

11. Subsequent Events

        Management has evaluated subsequent events through August 11, 2014, which is the date when the consolidated financial statements were available to be issued.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

SR Acquisitions Solar, LLC

As of September 30, 2014 and December 31, 2013 and
For the Nine-Month Periods Ended September 30, 2014 and 2013

SR Acquisitions Solar, LLC

Condensed Consolidated Financial Statements (Unaudited)

SR Acquisitions Solar, LLC

Condensed Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash	$19,368	$9,436
Accounts receivable	72,714	24,019
Due from affiliates	347,543	72,682
Prepaid expenses and other current assets	27,379	30,612

Total current assets	467,004	136,749
Solar panel projects, net	3,749,567	3,849,302

Total assets	$4,216,571	$3,986,051

Liabilities and member's equity
Current liabilities:
Accounts payable	$97,573	$19,952
Accrued expenses and other payables	29,120	39,433
Due to affiliates	203,287	174,352
Current maturities of long term-debt	915,397	908,565

Total current liabilities	1,245,377	1,142,302
Long-term debt, net of current maturities and debt discount	1,360,094	1,761,644
Obligation to remove solar panel projects	18,407	17,293

Total liabilities	2,623,878	2,921,239
Member's equity	1,592,693	1,064,812

Total liabilities and member's equity	$4,216,571	$3,986,051

See accompanying notes to condensed consolidated financial statements.

SR Acquisitions Solar, LLC

Condensed Consolidated Statements of Operations and Changes in Member's Equity
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Revenues:
Sale of electricity	$104,203	$82,454
Sale of solar renewable energy certificates	183,700	232,418

Total revenues	287,903	314,872
Costs and expenses:
Operating expenses	103,456	103,349
General and administrative expenses	64,194	38,340

Total costs and expenses	167,650	141,689

Operating income	120,253	173,183
Other expense:
Interest expense	(169,862)	(207,724)

Net loss	(49,609)	(34,541)
Member's equity, beginning of period	1,064,812	992,643
Contributions	577,490	386,013
Distributions	—	(214,633)

Member's equity, end of period	$1,592,693	$1,129,482

See accompanying notes to condensed consolidated financial statements.

SR Acquisitions Solar, LLC

Condensed Consolidated Statement of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities
Net loss	$(49,609)	$(34,541)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	99,735	99,627
Amortization of debt discount	149,060	181,504
Management fee—noncash capital contribution	11,550	8,720
Interest expense—noncash capital contribution	22,162	17,930
Accretion of asset retirement obligation	1,114	1,114
Changes in:
Accounts receivable	(48,695)	(43,135)
Prepaid expenses and other current assets	3,233	(869)
Due from affiliates	(274,861)	(52,180)
Accrued expenses and other payables	67,308	64,988
Due to affiliates	28,935	62,940

Total adjustments	59,541	340,639

Net cash provided by operating activities	9,932	306,098

Cash flows from financing activities
Distributions	—	(214,633)

Net cash used in financing activities	—	(214,633)

Net increase in cash	9,932	91,465
Cash, beginning of period	9,436	0

Cash, end of period	$19,368	$91,465

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—

Cash paid for taxes	$—	$—

Non-cash activities:
Capital contribution—payment of debt, interest and management fee	$577,490	$386,014

See accompanying notes to condensed consolidated financial statements.

SR Acquisitions Solar, LLC

Notes to the Condensed Consolidated Financial Statements (Unaudited)

1. General Information and Summary of Significant Accounting Policies

General Information and Principles of Consolidation

        SR Acquisitions Solar, LLC ("OPCO IIIA") is a Delaware Limited Liability Company formed on December 5, 2012. The accompanying consolidated financial statements include the accounts of OPCO IIIA and its seven wholly-owned limited liability companies (each, a "Project LLC" and, together with OPCO IIIA, the "Company"). All intercompany accounts and transactions have been eliminated in consolidation.

        The purpose and business of the Company is the development, financing, acquisition, ownership, construction, and operation of projects involving the installation of solar photovoltaic panel systems to generate and sell electricity to commercial/industrial off-takers and local electric utilities and to generate and sell solar renewable energy certificates ("SRECs".)

Unaudited interim financial information

        The condensed consolidated financial statements as of September 30, 2014 and for the nine-month periods ended September 30, 2014 and 2013 included herein have been prepared by the Company in conformity with U.S. generally accepted accounting principles, and include all adjustments (consisting of normal and recurring adjustments) that management considers necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. These condensed consolidated financial statements should be read in conjunction with the 2013 audited financial statements of the Company. The results of operations for the nine-month periods ended September 30, 2014 and 2013 are not necessarily indicative of the results to be anticipated for the entire year ending December 31, 2014 and 2013.

Going Concern

        The condensed consolidated financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. As of September 30, 2014 and December 31, 2013, the Company has a working capital deficit of approximately $778,000 and $1,006,000, respectively. The Company's ability to continue as a going concern is dependent upon a combination of generating substantial revenue and raising necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raises substantial doubt that the Company will be able to continue as a going concern. These condensed consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company cannot be certain that additional financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations.

Estimates

        The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates of the Company include the

SR Acquisitions Solar, LLC

Notes to the Condensed Consolidated Financial Statements (Unaudited) (Continued)

1. General Information and Summary of Significant Accounting Policies (Continued)

allowance for doubtful accounts, useful lives of solar assets, sales and use tax and asset retirement obligations. Actual results could differ from those estimates.

Subsequent Events

        The Company has evaluated subsequent events through December 10, 2014, which is the date when the financial statements were available to be issued.

2. Related Party Transactions

Short-Term Advances

        In the normal course of business, the Company receives and makes short-term advances of funds that do not bear interest, as well as buys and sells SRECs with counterparties that are entities under common control (During the nine month periods ended September 30, 2014 and 2013, the Company had no and $1,000 of SREC activities with related parties, respectively). As of September 30, 2014 and December 31, 2013, the Company had receivables totaling $347,543 and $72,682, respectively, from certain of these related entities and at September 30, 2014 and December 31, 2013, the Company had payables totaling of $203,287 and $174,352, respectively, to certain of these related entities.

EPC Contractor

        The Company has entered into a master EPC agreement under which the EPC contractor is obligated to provide EPC services exclusively to the Company for solar panel projects providing up to 20 MW, in total, of nameplate capacity. The EPC contractor has entered into site-specific EPC agreements for the Company's seven projects. The EPC contractor is closely held and privately owned, and its majority owner is the principal investor in two solar panel project operating companies to which SunRay Power Management, LLC ("SRPM") provides advisory services and in connection with which SunRay Power Management ("SRP") holds an interest.

3. Contingencies and Commitments

Laws and Regulations

        A substantial portion of the Company's revenues are derived from sales of SRECs. SRECs are generated by solar panel projects and purchased and sold under forward contracts, through auctions, and on a spot basis in the open market. The prices of SRECs depend upon supply and demand in over-the-counter market, factors relating to the electricity supply auctions in which utilities participate, the schedule of alternative compliance payments and the structure of SRECs under the renewable portfolio standards of the states in which projects are located, and the features of the particular SREC buy-sell process. There can be no assurance that a change in the laws or regulations governing SRECs, or their interpretation, would not have an adverse effect on the SREC revenues to be generated from solar panel projects, generally, or by the Company's projects, specifically.

        The Company's projects are generally subject to the rules and regulations of the Federal Energy Regulatory Commission ("FERC") as well as the rules and regulations governing utilities of the state in which the relevant project is located. The Company expects that the projects are eligible for qualifying facility ("QF") status under FERC rules and regulations, and the Company has made and anticipates making the necessary filings to certify the projects for QF status, which provides certain exemptions

SR Acquisitions Solar, LLC

Notes to the Condensed Consolidated Financial Statements (Unaudited) (Continued)

3. Contingencies and Commitments (Continued)

from federal and state utility regulations. There can be no assurance that a change in the laws or regulations governing utilities, or their interpretation, would not have an adverse effect on solar panel projects, generally, or the Company, specifically.

Sales and Use Taxes

        Sales of solar-generated electricity may be subject to sales or use taxes depending on possible exemptions or other specific circumstances. Since inception, the Company had taken the position that its sales of electricity were not subject to sales or use taxes in the jurisdiction (New Jersey) where its projects generate and sell electricity. Based on evolving solar industry practice and tax regulation interpretations, the Company has changed its position and is in the process of determining the scope of available exemptions, the extent of any obligation to collect or pay sales taxes on prior sales of electricity, and any related liability for taxes, penalties, and interest, in connection with which the Company expects to engage in discussions with the relevant taxing authorities to determine the terms and timing of tax payments. As of September 30, 2014 and December 31, 2013, the Company estimated that due and uncollected or unpaid sales taxes were $22,639 and 14,173, respectively, which amount was included in accrued expenses and other payables in the accompanying condensed consolidated financial statements.

4. Site Occupancy Agreements; Power Purchase Agreements

        Once the Company has identified a property with a suitable installation site, carried out engineering work regarding the system layout and capacity, and decided to proceed with a solar panel project, the Company causes the Project LLC to enter into a site lease agreement with the landlord, a PPA with the electricity off-taker, and the site-specific EPC agreement for the project.

Site Lease or License Agreements

        Project LLCs have entered into three types of site lease agreements, categorized as follows, depending on the structure of rent payments: (i) no rent or fixed rent payable in a single payment, upfront payments, or monthly or annual installments; (ii) payments to the landlord based upon excess PPA revenues above an established electricity rate cap, which may incorporate an annual escalation factor; and (iii) payments based on an agreed amount per kW of the installed capacity of the solar panel system and assuming a minimum annual level of kilowatt hour ("kWh") generation. Each of the Project LLCs has entered into a site lease agreement for a term of at least twenty years with 10 years of renewal option. The site leases are expiring in 2031 without renewal.

SR Acquisitions Solar, LLC

Notes to the Condensed Consolidated Financial Statements (Unaudited) (Continued)

4. Site Occupancy Agreements; Power Purchase Agreements (Continued)

        Outlined below, assuming that each solar system's annual generation matches its projected generation based on its nameplate are estimates of the minimum, potential, total annual rent payments that could be made under the site lease agreements for the Company's projects:

Year Ending December 31,	Amount
2014—remaining	$875
2015	3,500
2016	3,500
2017	3,500
2018	3,500
Thereafter	48,500

$63,375

        For each of the nine month periods ended September 30, 2014 and 2013, the Company incurred approximately $2,600 in site occupancy expenses included in operating expenses.

Power Purchase Agreements

        Each Project LLC has entered into a PPA for at least twenty years with an electricity off-taker, except where the off-taker's premises lease terminates on an earlier date. In such a case, the PPA usually terminates on the date that the off-taker no longer occupies the premises, in which case the landlord is then expected to help the Project LLC enter into a PPA with the new tenant taking over the premises. Under the PPAs, the electricity rate is generally fixed at an initial rate, which then escalates annually, subject to a cap specified as a discount to the electricity rate charged by the local utility or other provisions intended to ensure that the off-taker realizes savings compared to the local utility rates. Due to the variable nature of the rate charged in the PPAs and as the system is considered integral equipment, the agreements are accounted for as operating leases. Given the rental income stream is based on the power produced, the rental income recorded in the period is contingent rent earned in the period and, therefore, the future rental income is entirely contingent rent. The Company does not record contingent rental income until it is earned (power is generated and sold to off-taker).

5. Long Term Debt

        Pursuant to the acquisition in December 2012, the Company issued a secured promissory note to seller in the principal amount of $3,675,685. The note bears interest at the rate of 1% per annum. The note is secured by the assets of the Company and guaranteed personally by the former member of the Company. The note requires quarterly payment of $188,647 beginning March 2013 including principal and interest through December 2017.

        At the time of the acquisition, the Company calculated the fair value of the note using a credit-adjusted discount rate and recorded the difference between the fair value and principal amount as debt discount. At September 30, 2014 and December 31, 2013, the discount amount was $316,697 and $465,756. During the nine month periods ended September 30, 2014 and 2013, the amortization of approximately $149,000 and $181,000, respectively, was recorded as interest expense. During the nine

SR Acquisitions Solar, LLC

Notes to the Condensed Consolidated Financial Statements (Unaudited) (Continued)

5. Long Term Debt (Continued)

month periods ended September 30, 2014 and 2013, the member paid the interest and principal on behalf of the Company. The principal payments due are as follows:

Year Ending December 31,	Amount
2014—remaining	$364,788
2015	735,064
2016	742,442
2017	749,894

2,592,188
Less current maturities	(915,397)
Debt discount	(316,697)

$1,360,094

Consolidated Financial Statements and
Report of Independent Certified Public Accountants

SunRay Power OPCO II, LLC
and Subsidiaries

DECEMBER 31, 2013 and 2012

SunRay Power OPCO II, LLC
and Subsidiaries

Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members of
SunRay Power OPCO II, LLC

        We have audited the accompanying consolidated financial statements of SunRay Power OPCO II, LLC (a Delaware limited liability company) and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations and changes in members' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's responsibility for the financial statements

        Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's responsibility

        Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SunRay Power OPCO II, LLC and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP
New York, New York
February 21, 2014

SunRay Power OPCO II, LLC
and Subsidiaries

Consolidated Balance Sheets

December 31, 2013 and 2012

("in thousands")

	2013	2012
ASSETS
Cash	$499	$386
Accounts receivable, net of allowance for doubtful accounts of $168 and $83 at December 31, 2013 and 2012, respectively	116	516
Prepaid expenses	214	140

Total current assets	829	1,042

Solar panel projects in service, net of accumulated depreciation and amortization of $3,790 and $1,670 at December 31, 2013 and 2012, respectively	43,477	39,208
Costs of solar panel projects in progress	12,668	6,609
Advances to solar EPC contractor	4,806	16,072
Solar equipment on hand	6,627	8,468

Total solar assets	67,578	70,357

Escrow deposit—24 Applegate	90	90
Other receivables—solar EPC contractor	50	101

Total other assets	140	191

Total assets	$68,547	$71,590

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$157	$309
Accrued expenses and other payables	60	23
Reserve for unrealized loss on solar renewable energy certificates forward contract	35	—

Total current liabilities	252	332
Due to affiliates, net	1	153
Obligation to remove solar panel projects in service	373	187

Total liabilities	626	672
Members' equity	67,921	70,918

Total liabilities and members' equity	$68,547	$71,590

The accompanying notes are an integral part of these consolidated financial statements.

SunRay Power OPCO II, LLC
and Subsidiaries

Consolidated Statements of Operations and Changes in Members' Equity

For The Years Ended December 31, 2013 and 2012

("in thousands")

	2013	2012
Revenues
Sale of electricity	$819	$598
Sale of solar renewable energy certificates	3,363	1,603

	4,182	2,201

Costs and expenses
Operating expenses	3,237	2,166
General and administrative expenses	1,907	1,753

	5,144	3,919

Operating loss	(962)	(1,718)
Other income/(loss)
Unrealized (loss) on solar renewable energy certificates forward contract	(35)	—

Net loss	(997)	(1,718)
Members' equity, beginning of year	70,918	83,596
Distributions to members	(2,000)	(10,960)

Members' equity, end of year	$67,921	$70,918

The accompanying notes are an integral part of these consolidated financial statements.

SunRay Power OPCO II, LLC
and Subsidiaries

Consolidated Statements of Cash Flows

For The Years Ended December 31, 2013 and 2012

("in thousands")

	2013	2012
Cash flows from operating activities:
Net loss	$(997)	$(1,718)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,120	1,604
Provision for bad debts	84	83
Accretion of asset retirement obligation	35	13
Reserve for unrealized loss on solar renewable energy certificates forward contract	35	—
Decrease (increase) in:
Accounts receivable	316	(585)
Prepaid expenses and other	(75)	(103)
Due from affiliates	50	(100)
Increase (decrease) in:
Accrued expenses and other payables	48	(41)
Due to affiliates	(152)	149

Total adjustments	2,461	1,020

Net cash provided by (used in) operating activities	1,464	(698)

Cash flows from investing activities:
Advances to solar EPC contractor	—	(1,391)
Refunds received from solar EPC contractor	—	949
Payments to acquire solar EPC rights	(163)	(78)
Grant proceeds received	811	12,284

Net cash provided by investing activities	649	11,764

Cash flows from financing activities:
Distributions to members	(2,000)	(10,960)

Net cash used in financing activities	(2,000)	(10,960)

Net increase in cash	113	106
Cash, January 1	386	280

Cash, December 31	$499	$386

        For the years ending December 31, 2013 and 2012 the company did not pay interest or income taxes.

        During 2013, $7,049 in costs of solar panel projects in service and $6,058 of costs of solar panel projects in progress were transferred from advances to solar EPC contractor. In addition, the EPC contractor decreased solar equipment on hand held on behalf of the company by $1,841

        During 2012, $21,828 in costs of solar panel projects in service and $6,609 of costs of solar panel projects in progress were transferred from advances to solar EPC contractor. In addition, the EPC contractor decreased solar equipment on hand held on behalf of the company by $768

The accompanying notes are an integral part of these consolidated financial statements.

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

("$ in thousands")

Note 1—General and Summary of Significant Accounting Policies

a. General and Principles of Consolidation

        SunRay Power OPCO II, LLC ("OPCO II") is a Delaware limited liability company formed on September 22, 2010. The accompanying consolidated financial statements include the accounts of OPCO II and its subsidiary limited liability companies (each, a "Project LLC" and, together with OPCO II, the "Company"). All significant intercompany accounts and transactions have been eliminated.

        The purpose and business of the Company is the development, financing, acquisition, ownership, construction, and operation of projects involving the installation of solar photovoltaic panel systems to generate and sell electricity to commercial/industrial off-takers, municipal and related off-takers, and local electric utilities and to generate and sell solar renewable energy certificates ("SRECs") (see Note 7). The Company anticipates that it will have placed in service and be operating solar panel systems with more than 18 megawatts ("MW"), in total, of nameplate capacity, once its capital has been fully deployed.

        OPCO II is the sole member of the Project LLCs, each of which was formed as a Delaware limited liability company to own and operate one or more solar panel projects. As of December 31, 2013 and 2012, the Project LLCs owned title to 45 and 48 solar panel projects, respectively. OPCO II owned all of the beneficial interests in the projects, and also owned the beneficial interests in another solar panel project through an affiliated limited liability company (see Note 3c), for a total of 46 and 49 solar panel projects in 2013 and 2012, respectively.

b. Cash

        For purposes of the statement of cash flows, the Company considers all short-term, liquid investments with a maturity of three months or less when purchased to be cash equivalents.

c. Accounts Receivable

        Accounts receivable are generated from sales of electricity and sales of SRECs generated by the Company's projects or purchased from third parties and are stated at the amount the Company expects to collect from outstanding invoices. The Company's policy for determining when receivables are past due is based on contractual terms. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance, based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

d. Solar Equipment on Hand

        In anticipation of developing a portfolio of solar panel projects, the Company entered into a master engineering, procurement and construction ("EPC") agreement with an EPC contractor (see Note 6c), setting out the terms for the construction of the projects, including advances to the

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

("$ in thousands")

Note 1—General and Summary of Significant Accounting Policies (Continued)

EPC contractor for equipment purchases and other project costs, and providing for the execution of a site-specific EPC agreement with the Project LLC in each case where the Company proceeds with a project. The EPC agreements typically provide for "turnkey" construction at a price fixed at an agreed upon sum or based on a fixed price per kilowatt ("kW") of nameplate capacity, as installed.

        Under the EPC agreements, title to all materials, equipment, supplies, and miscellaneous equipment that are purchased by the EPC contractor or the Company for permanent installation in or for use during construction of a solar panel system is transferred to the Company upon the earlier to occur of (a) delivery of goods to the project site and (b) payment for such property by or on behalf of the Company.

        Because the equipment on hand is being held for installation as fixed assets, the Company values the equipment at the cost of the equipment under the EPC agreements and records this value in "Solar equipment on hand."

e. Costs of Solar Panel Projects in Progress

        Periodically, the Company evaluates the status of the construction of its portfolio of projects and determines the costs incurred for projects in progress based on information provided by the EPC contractor regarding the costs applied to the projects under the EPC agreements and on physical inspections of projects on which substantial progress has been made. The Company records these costs in "Costs of solar panel projects in progress" for projects on which construction has begun but which have not been placed in service.

f. Solar Panel Projects in Service; Cost and Depreciation

        A project is in service when the EPC contractor has issued a substantial completion certificate and the local electric utility has issued a permission to operate ("PTO") for the project. Each project in service is valued at the contract price (including all change orders, if any) under the site-specific EPC agreement and recorded in "Solar panel projects in service" at this project cost. Depreciation, as well as the amortization of the capitalized cost of the related asset retirement obligation (see Note 1g), is applied to this project cost, using the straight-line method over an estimated useful life of a solar panel system of 20 years, and begins when the project is placed in service.

        Once a project is in service, the Company (through the Project LLC) submits an application for a cash grant, equal to 30% of the eligible project costs, from the United States Department of the Treasury ("Treasury") under Section 1603 of the American Recovery and Reinvestment Act of 2009, as amended ("Section 1603"). (See Note 1h.) When a Section 1603 grant is received (see Note 4a), the depreciable basis of the project is reduced by the amount of the grant, and depreciation is adjusted prospectively in the current and future periods.

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

("$ in thousands")

Note 1—General and Summary of Significant Accounting Policies (Continued)

g. Asset Retirement Obligations

        Generally, each Project LLC is obligated to remove its solar panel system from the project site at the end of the site lease or license term. The Company accounts for this obligation as an asset retirement obligation, using the following methodology.

        The cost associated with removing the solar panel system is estimated based on current market prices. The asset retirement obligation, which is the present value of the future cost to remove the asset upon retirement as of the scheduled end of the site lease or license term, is calculated using an appropriate consumer price index ("CPI") inflator, which is estimated based on the historical average of the CPI over the 20 years prior to when the solar panel system is placed in service. The asset retirement cost and the related asset retirement obligation, at inception, are calculated as the discounted present value of the asset retirement obligation using a credit-adjusted rate above the risk-free rate, which is estimated as the credit spread appropriate to the Company over the average yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease or license term. When the project is placed in service, the capitalized cost of the asset retirement obligation is recorded in "Solar panel projects in service" and the fair value of its related liability is recorded as "Obligation to remove solar panel projects in service."

        The capitalized cost of the asset retirement obligation is amortized each period, and the amortization expense is recorded as operating expense. The related liability is accreted each period, using the methodology described above (so a change in the factors involved in the methodology would result in an adjustment in the fair value of the liability), and the accretion of the liability is recorded as operating expense.

h. Government Grants

        The Company has filed a preliminary (begun construction) application or a final (placed in service) application for a Section 1603 grant for each of its projects. The Company's determinations in connection with filing Section 1603 grant applications are subject to Treasury's concurrence based on the application documentation and interpretation of related rules and regulations. The grants applied for and awarded may be challenged, and the amounts changed, by Treasury. (See Note 4a.)

        The Company had anticipated, prior to March 4, 2013, that for each project receiving a Section 1603 grant award, the Company would receive a payment equal to 30% of eligible project costs. On March 4, 2013, Treasury announced that, as a result of sequestration under the Balanced Budget and Emergency Deficit Control Act of 1985, as amended, every Section 1603 grant award made on or after March 1, 2013 and through September 30, 2013, would be reduced by 8.7 percent, with the result that grant awards during this period would equal only 27.39% of eligible project costs. Subsequently, Treasury announced that, as a result of the sequestration, every Section 1603 grant award made on or after October 1, 2013 and through September 30, 2014, would be reduced by 7.2 percent, with the result that grant awards during this period would equal only 27.84% of eligible project costs. This sequestration reduction rate applies, irrespective of when a grant application was or is received by

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

("$ in thousands")

Note 1—General and Summary of Significant Accounting Policies (Continued)

Treasury, and will continue in effect unless and until a law is enacted that cancels or otherwise impacts the sequestration, at which time the rate would be subject to change.

        The Company records Section 1603 grants when the payments from Treasury are received and accounts for each grant as a reduction in the cost of the depreciable basis of the project. The Company anticipates delays in receiving Section 1603 grant awards during periods that applications or awards are under review. The Company, like many applicants for Section 1603 grants for renewable energy projects, is experiencing lengthy review periods. The Company and Treasury continue to communicate actively regarding its grant applications.

i. Income Taxes

        The Company is taxed as a partnership for federal tax purposes, and all of the Project LLCs are disregarded entities. Therefore, neither the Company nor any of its Project LLCs is a taxpaying entity for federal or state income tax purposes, and thus no income tax expense, benefit, asset, or liability has been recorded. Each member of the Company is responsible for reporting on its own tax returns its distributive share of all items of income, gain, loss, deduction, and tax preferences, whether or not any actual cash distribution has been or will be made to such member. All tax years since the inception of the Company on September 22, 2010, are open for examination by federal and state tax authorities.

j. Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

k. Revenue Recognition

        Revenues from the sale of electricity are recognized in the period in which the electricity is generated. Revenues from the sale of SRECs are recognized when the transaction settles.

        The Company does not record forward contracts for the purchase or sale of SRECs. Such contracts are not marked to market, generally, because it is probable that the contracts will not settle net and will be performed through physical delivery. However, where a forward contract is open at year end and the Company's projects have not generated, and are not projected to generate, the specified quantities of SRECs of various vintages (see Note 7) on the specified delivery dates required under the forward contract, the Company will ascertain the spot prices on the open market, at year end, of the SRECs of the various vintages. If a spot price is lower than the contract price, the Company will record no gain, but if the spot price is higher than the contract price, the Company will record a loss.

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

("$ in thousands")

Note 1—General and Summary of Significant Accounting Policies (Continued)

l. SRECs as Intangibles

        The Company accounts for SRECs it generates as intangible assets and does not assign any value to SRECs.

Note 2—Solar Assets

a. General

        As of December 31, 2013, the Company owned 46 projects that were substantially completed or under construction, including solar panel systems with a total estimated nameplate capacity of approximately 17,792.99 kW. Thirty-one of these projects, constituting all of the projects located in New Jersey, were substantially completed and had received a PTO from the respective local utility and thus were in service. Eight of these projects were substantially completed in Massachusetts and had received a PTO from the respective local utility and thus were in service, three of these projects were substantially completed in Massachusetts and were awaiting a PTO, and four of these projects were under construction in Massachusetts. The Company, in a few instances, canceled early-stage projects where interconnection or other project costs were projected to exceed estimates and substituted other projects, the costs of which were covered under fixed price EPC agreements.

        As of December 31, 2012, the Company owned 49 projects that were substantially completed or under construction, including solar panel systems with a total estimated nameplate capacity of approximately 17,520 kW. Twenty-nine of these projects were substantially completed in New Jersey and had received a PTO from the respective local utility and thus were in service, and two of them were under construction in New Jersey. Seven of these projects were substantially completed in Massachusetts and were awaiting a PTO, and eleven of these projects were under construction in Massachusetts. In 2013, the Company canceled projects in the early stages of construction, because interconnection or other project costs were projected to exceed estimates, and substituted other projects, the costs of which were covered under fixed price EPC agreements.

        For the year ending on December 31, 2013, the 39 projects in service generated and sold 11,063 megawatt hours ("MWh") of electricity for which $819 were invoiced to off-takers under power purchase agreements ("PPAs") and included as revenues in the accompanying consolidated financial statements. These projects also generated 15,988 SRECs, of which 14,528 were sold, and the Company purchased an additional 3,191 SRECs at spot prices in the open market, all of which were sold, for a total of $3,363 in sale proceeds, which are included as revenues in the accompanying consolidated financial statements. The cost of SRECs purchased and sold in 2013 totaled $736 and is included in operating expenses in the accompanying consolidated financial statements. The Company held 1,460 SRECs for sale as of December 31, 2013.

        For the year ending on December 31, 2012, the 29 projects in service generated and sold 7,321 MWh of electricity for which $598, were invoiced to off-takers under power purchase agreements ("PPAs") and included as revenues in the accompanying consolidated financial statements. These projects also generated 7,313 SRECs, of which 4,228 were sold, and the Company purchased an

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

("$ in thousands")

Note 2—Solar Assets (Continued)

additional 1,559 SRECs at spot prices in the open market, all of which were sold, for a total of $1,603 in sale proceeds, which are included as revenues in the accompanying consolidated financial statements. The cost of SRECs purchased and sold in 2012 totaled $301 and is included in operating expenses in the accompanying consolidated financial statements. The Company held 3,085 SRECs for sale as of December 31, 2012.

b. Solar Panel Projects in Service

        The project cost of each of the 39 projects in service, as adjusted for the Section 1603 grant (when received), as well as depreciation and amortization, is recorded in "Solar panel projects in service, net of accumulated depreciation." As of December 31, 2013, the gross project costs of the projects in service equaled $60,036 (the sum of the contract prices (including all change orders, if any) under the related EPC agreements), accumulated depreciation and amortization equaled $3,790, capitalized retirement obligations of $327, and Section 1603 grant payments received equaled $13,096 (for 26 projects).

        As of December 31, 2012, the gross project costs of the 29 projects in service equaled $52,988 (the sum of the contract prices (including all change orders, if any) under the related EPC agreements), accumulated depreciation and amortization equaled $1,670, capitalized asset retirement obligations of $174, and Section 1603 grant payments received equaled $12,284 (for 21 projects).

        For the year ending on December 31, 2013, depreciation expense was $2,101, amortization expense with respect to capitalized asset retirement obligations was $19, and accretion expense with respect to the related liability was $35.

        For the year ending on December 31, 2012, depreciation expense was $1,597, amortization expense with respect to capitalized asset retirement obligations was $7, and accretion expense with respect to the related liability was $13.

c. Costs of Solar Panel Projects in Progress

        As of December 31, 2013, seven projects were in progress, all of which were in Massachusetts: four projects, with a total nameplate capacity of 2,458.70 kW and total project costs of $11,064, were under construction, and three projects, with a total nameplate capacity of 2,483.16 kW and total project costs of $11,561, were substantially completed (but had not received a PTO). The Company determined the costs incurred, $1,107, for the four projects under construction, based on information provided by the EPC contractor regarding the costs applied to these projects under the EPC agreements, and the Company determined the costs incurred, $11,561, for the three substantially completed projects, based on total fixed contract prices for these projects under the EPC agreements. Accordingly, as of December 31, 2013, the total costs incurred for the seven projects in progress equaled $12,668 and were recorded as "Costs of solar panel projects in progress." Of this amount, $12,281 equaled costs under the EPC agreements and $387 equaled other project costs.

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

("$ in thousands")

Note 2—Solar Assets (Continued)

        As of December 31, 2012, twenty projects were in progress: two projects, with a total nameplate capacity of 418.88 kW and total project costs of $1,885, were under construction in New Jersey; seven projects, with a total nameplate capacity of 956.18 kW and total project costs of $4,303, were substantially completed (but had not received PTOs) in Massachusetts; and eleven projects, with a total nameplate capacity of 4,866.75 kW and total project costs of $21,900, were under construction in Massachusetts. The Company determined the costs incurred, $2,306, for the thirteen projects under construction, based on information provided by the EPC contractor regarding the costs applied to these projects under the EPC agreements, and the Company determined the costs incurred, $4,303, for the seven substantially completed projects, based on total fixed contract prices for these projects under the EPC agreements. Accordingly, as of December 31, 2012, the total costs incurred for the twenty projects in progress equaled $6,609 and were recorded as "Costs of solar panel projects in progress."

d. Solar Equipment on Hand

        As of December 31, 2013 and 2012, the equipment (consisting principally of solar panels and inverters) being held for installation by the EPC contractor on the Company's behalf at a bonded warehouse in New Jersey was valued at the costs under the EPC agreements, which equaled $6,627 and $8,468, respectively, and was recorded as "Solar equipment on hand."

e. Advances to Solar EPC Contractor

        Since its inception on September 22, 2010 and through December 31, 2013, the Company advanced $83,750, in total, to the EPC contractor under the master EPC agreement. As of December 31, 2013, the EPC contractor had applied total completed costs of $60,036 to projects placed in service and had applied total progress costs of $12,281 to projects in progress, resulting in a balance of $11,433 of these advances as a credit against further costs under the EPC agreements. Of this $11,433 in advances, $6,627 had been allocated to "Solar equipment on hand," resulting in a balance of $4,806, which was recorded in "Advances to solar EPC contractor."

        Of the $4,806 in advances to the EPC contractor, $3,331 had been allocated to complete the four projects under construction in Massachusetts as of December 31, 2013, and the balance of $1,475 remained as a credit under the EPC agreements for prospective projects in the Company's pipeline.

        As of December 31, 2012, the EPC contractor had applied total completed costs of $52,988 to projects placed in service and had applied total progress costs of $6,609 to projects in progress, resulting in a balance of $24,153 of these advances as a credit against further costs under the EPC agreements. Of this $24,153 in advances, $8,468 had been allocated to "Solar equipment on hand," resulting in a balance of $16,072 which was recorded in "Advances to solar EPC contractor."

        Of the $16,072, in advances to the EPC contractor, $12,921 had been allocated to complete the projects under construction in New Jersey and Massachusetts as of December 31, 2012, and the balance of $3,151 remained as a credit under the EPC agreements for prospective projects in the Company's pipeline.

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

("$ in thousands")

Note 2—Solar Assets (Continued)

        The advances to the EPC contractor do not bear interest. The advances, to the extent not expended in accordance with the master EPC agreement, must be returned to the Company in connection with the termination of the master EPC agreement, which, as amended, is scheduled to expire on December 31, 2016.

Note 3—Related Party Transactions

a. Advisory Services Agreement

        In October 2010, the Company entered into an advisory services agreement with its affiliate, SunRay Power Management, LLC ("SRPM"), under which SRPM provides the management necessary for the Company to operate its business. Fees for these services are $213 per quarter, or $851 recorded as operating expense for the years ended at December 31, 2013 and 2012. The advisory services agreement is scheduled to expire on October 8, 2014. The Company's managing member, SunRay Power, LLC ("SRP"), and SRPM have the same owners.

b. Allocation of General and Administrative Expenses

        The Company incurs general and administrative expenses, as determined by SRP, the Company's managing member. These expenses may include amounts paid by SRPM on behalf of the Company, for which SRPM is reimbursed.

c. Beneficial Ownership of a Project

        One of the Company's projects involves the Company's beneficial ownership of a solar panel system nominally owned by a limited liability company (the "OPCO I Project LLC"), the sole member of which is SunRay Power OPCO I, LLC, whose managing member is also SRP. The Company's solar panel system is one of four solar panel systems installed on the same rooftop. The OPCO I Project LLC is the sole nominal and beneficial owner of the other three solar panel systems. The Company, for its account, realizes the income, gains, and other benefits, and bears the expenses, losses, and risks, of the ownership and operation of its project. In June 2012, the project received a PTO and thus was placed in service and its value was recorded in "Solar panel projects in service." As of December 31, 2013 and December 31, 2012, the Company had expended $6,711 in project costs for the project and paid $90 as part of the interest-bearing escrow deposit under the site lease.

d. Other

        In the normal course of business, the Company receives and makes short-term advances of funds to related entities that do not bear interest. As of December 31, 2013, the Company owed a total of $1 to related entities. For the year ending on December 31, 2013, the Company sold SRECs to related entities at the same prices at which the related entities sold the SRECs to third parties, amounting to a total sales price of $82, and the Company purchased SRECs from related entities at the same prices at which the Company sold the SRECs to third parties, amounting to a total purchase price of $8.

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

("$ in thousands")

Note 3—Related Party Transactions (Continued)

        As of December 31, 2012, the Company was owed a total of $101 from related entities and owed a total of $153 to related entities. For the year ended December 31, 2012, the Company sold SRECs to related entities at the same prices at which the related entities sold the SRECs to third parties, amounting to a total sales price of $138, and the Company purchased no SRECs from related entities.

Note 4—Contingencies and Commitments

a. Laws and Regulations

        The Company expects that each of its projects will receive a Section 1603 grant award, after the project has been placed in service and the final (placed in service) application has been filed There can be no assurance that a change in the laws or regulations governing Section 1603 grants, or their interpretation, would not have an adverse effect on solar panel projects, generally, or the Company, specifically.

        In October 2012, a Section 1603 grant was awarded in the amount of $1,790 for the solar panel project beneficially owned by the Company and nominally owned by the OPCO I Project LLC, which represents a reduction of $224, or 11%, of the grant award for which the OPCO I Project LLC had applied. The OPCO I Project LLC requested that Treasury reassess its review of the project and increase the amount of the award by $224; subsequently, the OPCO I Project LLC made further submissions to Treasury and its representatives met with Treasury officials. However, there is no formal administrative appeal process for 1603 grant awards, so the Company is unsure as to when Treasury will conclude its reassessment. The outcome of this process or any other or further reviews by Treasury of past, pending, or future applications or awards under Section 1603 is uncertain. A majority of the Company's revenues are derived from sales of SRECs. SRECs are generated by solar panel projects and purchased and sold under forward contracts, through auctions, and on a spot basis in the open market. The prices of SRECs depend upon supply and demand in the over-the-counter market, factors relating to the electricity supply auctions in which utilities participate, the schedule of alternative compliance payments and the structure of SRECs under the renewable portfolio standards of the states in which projects are located, and the features of the particular SREC buy-sell process. There can be no assurance that a change in the laws or regulations governing SRECs, or their interpretation, would not have an adverse effect on the SREC revenues to be generated from solar panel projects, generally, or by the Company's projects, specifically

        The Company's projects are generally subject to the rules and regulations of the Federal Energy Regulatory Commission ("FERC") as well as the rules and regulations governing utilities of the state in which the relevant project is located. The Company expects that the projects are eligible for qualifying facility ("QF") status under FERC rules and regulations, and the Company has made and anticipates making the necessary filings to certify the projects for QF status, which provides certain exemptions from federal and state utility regulations. There can be no assurance that a change in the laws or regulations governing utilities, or their interpretation, would not have an adverse effect on solar panel projects, generally, or the Company, specifically.

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

("$ in thousands")

Note 4—Contingencies and Commitments (Continued)

b. Sales and Use Taxes

        Sales of solar-generated electricity may be subject to sales or use taxes depending on possible exemptions or other specific circumstances. Since inception, the Company had taken the position that its sales of electricity were not subject to sales or use taxes in the two jurisdictions (New Jersey and Massachusetts) where its projects generate and sell electricity. Based on evolving solar industry practice and tax regulation interpretations, the Company has changed its position and is in the process of determining the scope of available exemptions, the extent of any obligation to collect or pay sales taxes on prior sales of electricity, and any related liability for taxes, penalties, and interest, in connection with which the Company expects to engage in discussions with the relevant taxing authorities to determine the terms and timing of tax payments. As of December 31, 2013 and 2012, the Company estimated that due and uncollected or unpaid sales taxes were $17 and $6, respectively, plus penalties and interest, which amounts were included in accrued expenses and other payables in the accompanying consolidated financial statements and charged to operations in the years then ended.

c. Operations and Maintenance Agreements

        Pursuant to the terms of the master EPC agreement, the Company, on behalf of the Project LLCs, has entered into a master operations and maintenance service ("O&M") agreement with the EPC contractor to provide operations and maintenance support to all of the projects in service for an annual fee of $0.035 cents per watt of installed capacity, which fee will begin to accrue for each project from the fourth anniversary of the date on which the PTO is issued for the project and, from the eleventh anniversary of such date, will escalate at the rate of 2% annually. The master O&M agreement is currently scheduled to expire on October 31, 2014, unless the parties agree to extend the term.

        Outlined below, based on each solar system's nameplate capacity, and assuming that each solar system receives its PTO by June 1, 2014, is an estimate of the total annual fee payments to be made under the master O&M agreement for the Company's projects:

Year Ending	Amount
December 31, 2014	—
December 31, 2015	11
December 31, 2016	358
December 31, 2017	536
December 31, 2018	692
Thereafter	6,222

$7,819

Note 5—Site Occupancy Agreements; Output Purchase Agreements

        Once the Company has identified a property with a suitable installation site, carried out engineering work regarding the system layout and capacity, and decided to proceed with a solar panel project, the Company causes the Project LLC to enter into a site occupancy agreement with the

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

("$ in thousands")

Note 5—Site Occupancy Agreements; Output Purchase Agreements (Continued)

landlord, which is usually in the form of a lease or a license agreement, and an output purchase agreement with the off-taker, which is usually in the form of a PPA.

a. Site Lease or License Agreements

        Project LLCs owning projects installed on rooftops in New Jersey have entered into three types of site lease agreements, categorized as follows, depending on the structure of rent payments: (i) no rent or fixed rent payable in a single payment, upfront payments, or monthly or annual installments, without contingent payments; (ii) payments to the landlord based upon excess PPA revenues above an established electricity rate cap, which may incorporate an annual escalation factor; and (iii) payments based on an agreed amount per kW of the installed capacity of the solar panel system and assuming a minimum annual level of kilowatt hour ("kWh") generation. Each of these Project LLCs has entered into a site lease agreement for a term of at least twenty years.

        Project LLCs owning projects installed on rooftops in Massachusetts have, in many cases, entered into site license agreements that provide for the payment of fixed license fees and are subject to the terms and conditions of the PPAs relating to the projects. Another Project LLC owning a project installed on a rooftop in Massachusetts has entered a site lease agreement providing for payments to the landlord based upon excess PPA revenues above an established electricity rate cap. Another Project LLC owning a ground-mounted project in Massachusetts has entered a site lease agreement providing for payments of fixed monthly rent plus a percentage of PPA revenues. Each of these Project LLCs has site occupancy rights for a term of at least twenty years.

        Outlined below, assuming that each solar system's annual generation matches its projected generation based on its nameplate capacity and each solar system receives its PTO by June 1, 2014, are estimates of the minimum, potential, total annual payments that could be made under the site occupancy agreements for the Company's projects:

Year Ending	Amount
December 31, 2014	384
December 31, 2015	408
December 31, 2016	408
December 31, 2017	408
December 31, 2018	408
Thereafter	5,598

$7,614

        The Company incurred $299 and $206 in site occupancy expenses for the years ended on December 31, 2013 and 2012, respectively, which are included in operating expenses.

b. Power Purchase Agreements

        Each of the Project LLCs owning a project in New Jersey has entered into a PPA for at least twenty years with an electricity off-taker, except where the off-taker's premises lease terminates on an earlier date. In such a case, the PPA usually terminates on the date that the off-taker no longer

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

("$ in thousands")

Note 5—Site Occupancy Agreements; Output Purchase Agreements (Continued)

occupies the premises, and the landlord is then obligated to help the Project LLC enter into a PPA with the new tenant taking over the premises. Under the PPAs for the New Jersey projects, the electricity rate is generally fixed at an initial rate, which then escalates annually, subject to a cap specified as a discount to the electricity rate charged by the respective local utility.

        Each of the Project LLCs owning a project in Massachusetts has entered into a PPA for at least twenty years with an electricity off-taker. Many of these PPAs give the off-taker the option to terminate the PPA at any time after the fifth anniversary of the Commercial Operation Date, upon the payment of a termination amount, which decreases annually over the term of the PPA. These same PPAs also require the Project LLC to obtain a 20-year performance guarantee from the EPC contractor for the off-taker's benefit. Under the PPAs for the Massachusetts projects, the electricity rate is generally fixed at an initial rate, which then escalates annually, subject to a cap specified as a discount to the net metering credit rate charged by the respective local utility under the Massachusetts net metering regulations.

Note 6—Concentrations

a. Credit Risk

        Financial instruments that potentially expose the Company to a concentration of credit risk consist principally of accounts receivable and advances to and equipment held by the EPC contractor.

        Generally, the Company does not require collateral or other security to support accounts receivable.

        As of December 31, 2013 and 2012, the Company held $499 and $386, respectively, in non-interest-bearing checking accounts. These checking accounts were insured by the Federal Deposit Insurance Corporation ("FDIC"), subject to a limit of $250, as of December 31, 2013 and 2012, on the combined balances in all accounts maintained by the same limited liability company at the same FDIC-insured institution.

b. Geographic Location of Projects

        As of December 31, 2013, the Company owned 46 projects. Thirty-one of these projects were in New Jersey, all of which had been placed in service. Fifteen of these projects were in Massachusetts, eight of which had been placed in service, three of which were substantially completed, and four of which were under construction. All of the prospective projects in the Company's pipeline are in Massachusetts. As of December 31, 2012, the Company owned 49 projects. Thirty-one of these projects were in New Jersey, twenty-nine of which had been placed in service, and two of which were under construction. Eighteen of these projects were in Massachusetts, seven of which were substantially completed, and eleven of which were under construction. All of the prospective projects in the Company's pipeline are in Massachusetts.

        The renewable portfolio standards of New Jersey and Massachusetts provide incentives for solar panel system development—in particular, the vesting of an SREC in the Project LLC for each 1,000 kWh of electricity generated by the solar panel system.

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

("$ in thousands")

Note 6—Concentrations (Continued)

c. EPC Contractor

        The Company has entered into a master EPC agreement under which the EPC contractor is obligated to provide EPC services exclusively to the Company for solar panel projects providing up to 20 MW, in total, of nameplate capacity. The EPC contractor has also entered into site-specific EPC agreements for the Company's projects. In addition, an affiliate of the EPC contractor has entered into a site lease agreement and a PPA with one of the Project LLCs, and the EPC contractor is obligated to provide O&M support for the Company's projects. The EPC contractor is closely held and privately owned, and its majority owner is the principal investor in two solar panel project operating companies to which SRPM provides advisory services and in connection with which SRP holds a profits interest.

Note 7—Solar Renewable Energy Certificates ("SRECs")

a. General

        SRECs are issued and their characteristics are established under the renewable portfolio standards ("RPS") of the state in which the solar panel system generating the SRECs is located. An SREC is identified by its "vintage"—i.e., by the RPS generation or reporting year (the 12-month period designated under the relevant state RPS) in which the SREC is issued. Each SREC represents the generation of one MWh of electricity by a solar panel system registered with the relevant state agency. Depending on the relevant state RPS, SRECs may have a fixed or variable shelf life, during which they can be traded.

        SRECs are issued, recorded, and tracked by a regional online system (PJM-GATS for New Jersey and NEPOOL GIS for Massachusetts). Ownership of an SREC may be transferred only from a seller's online account to a purchaser's online account in accordance with instructions from the account holders—i.e., this is the physical delivery side of the trade. The parties arrange the cash settlement side of the trade through invoice and payment, outside of the online system.

b. SREC Forward Contracts

        The Company may arrange a forward contract to sell SRECs over a specified period (generally, one, two, or three years, as a consequence of certain features of the SREC and electricity markets). The contract usually specifies the same fixed price for each of the SREC vintages being sold. For example, "selling a three-year strip at $125" means selling SRECs of 2014, 2015, and 2016 vintages, each of which is priced at $125, and specifying a fixed number of each vintage to be delivered within a specified period.

        The Company (through its Project LLCs) often enters into forward contracts to deliver, at fixed prices, firm quantities of SRECs of various vintages, which the Company estimates its solar panel systems will generate. If they have not generated, and are not projected to generate, the specified quantities of SRECs on or before the specified delivery dates, the Company (through one of its Project LLCs) can, at spot prices or under forward contracts, purchase SRECs to cover the shortfall and deliver them to the counterparty. If the spot or forward price is lower than the contract price, the Company will realize a gain when the transaction settles, and if the spot or forward price is higher than

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2013 and 2012

("$ in thousands")

Note 7—Solar Renewable Energy Certificates ("SRECs") (Continued)

the contract price, the Company will realize a loss at year end (see Note 1.k) or when the transaction settles.

        As of December 31, 2013, the Company (through its Project LLCs) was a party to eighteen open forward contracts to deliver, at fixed prices, firm quantities of New Jersey SRECs of various vintages, which the Company estimated its solar panel systems would generate. As of December 31, 2013, the Company had obligations under one open forward contract to deliver specified quantities of Massachusetts SRECs of various vintages, which the Company's projects had not generated, and were not projected to generate, on or before the specified delivery dates, and the spot prices on the open market, at year end, for these SRECs were higher than the contract price. On this basis, the Company projected an estimated total loss of approximately $35, assuming the forward contract had been closed out and settled at year end. Accordingly, a reserve in this amount was charged to operations and a corresponding liability was recorded in the accompanying consolidated financial statements.

        As of December 31, 2012, the Company (through its Project LLCs) was a party to six open forward contracts to deliver, at fixed prices, firm quantities of New Jersey SRECs of various vintages, which the Company estimated its solar panel systems would generate and accordingly no reserve was required.

Note 8—Members' Equity

        Under its limited liability company agreement, the Company is managed by SRP, its sole managing member. The other members (the "Unit Members") of the Company collectively own 1,000 membership units, and each Unit Member owns the number of membership units (the "Membership Units") determined by dividing its capital commitment by the aggregate capital commitments of all Unit Members, and multiplying this fraction (the "Percentage Interest") by 1,000. A Unit Member's Membership Units and Percentage Interest may be adjusted from time to time in connection with the admission of a substituted or additional Unit Member, additional capital contributions made by Unit Members, or certain other events. The Company has raised $85,100 in total capital contributions as of December 31, 2013 and 2012.

        SRP does not own any Membership Units. It owns a profits interest in the Company, such that, once their capital has been returned to Unit Members, further distributions will be made 30% to SRP and 70% to the Unit Members.

Note 9—Subsequent Events

        Management has evaluated subsequent events through February 21, 2014, which is the date when the consolidated financial statements were available to be issued.

Unaudited Consolidated Financial Statements

SunRay Power OPCO II, LLC
and Subsidiaries

Nine Months Ended September 30, 2014 and 2013

SunRay Power OPCO II, LLC
and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(In Thousands)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash	$1,365	$499
Accounts receivable, net of allowance for doubtful accounts of $194 and $168 in 2014 and 2013, respectively	362	116
Due from affiliates	269	—
Prepaid expenses	196	214

Total current assets	2,192	829
Solar panel projects in service, net of accumulated depreciation of $5,771 and $3,790 in 2014 and 2013, respectively	50,570	43,477
Costs of solar panel projects in progress	6,219	12,668
Advances to solar EPC contractor	6,838	4,856
Solar equipment on hand	—	6,627
Escrow deposit	91	90

Total assets	$65,910	$68,547

Liabilities and members' equity
Current liabilities:
Accrued expenses and other payables	$267	$252
Due to affiliates	—	1

Total current liabilities	267	253
Obligation to remove solar panel projects in service	486	373

Total liabilities	753	626
Commitments and contingencies (Note 4)
Members' equity	65,157	67,921

Total liabilities and members' equity	$65,910	$68,547

The accompanying notes are an integral part of these condensed consolidated financial statements.

SunRay Power OPCO II, LLC

Consolidated Statements of Operations and Changes in Members' Equity

(Unaudited)

(In Thousands)

	Nine Months Ended September 30
	2014	2013
Revenues:
Sale of electricity	$784	$700
Sale of solar renewable energy certificates	1,672	2,714

	2,456	3,414

Costs and expenses:
Purchase of solar renewable energy certificates	273	349
Operating expenses	2,330	1,775
General and administrative expenses	1,357	1,528
Unrealized loss on solar renewable energy certificates forward contract	60	—

	4,020	3,652

Net loss	(1,564)	(238)
Members' equity, beginning of period:	67,921	70,918
Distributions to members	(1,200)	(2,000)

Members' equity, end of period	$65,157	$68,680

The accompanying notes are an integral part of these condensed consolidated financial statements.

SunRay Power OPCO II, LLC

Consolidated Statement of Cash Flows

(Unaudited)

(In Thousands)

	Nine Months Ended September 30
	2014	2013
Operating activities
Net loss	$(1,564)	$(238)

Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,981	1,549
Provision for bad debts	26	97
Reserve for unrealized loss on solar renewable energy certificates forward contracts, net	60	—
Accretion of asset retirement obligation	27	26
Decrease (increase) in:
Accounts receivable	(271)	100
Due from affiliates, net	(269)	37
Prepaid expenses and other	18	106
Increase (decrease) in:
Accrued expenses and other payables	(45)	(68)
Due to affiliates	(1)	(153)

Total adjustments	1,526	1,694

Net cash (used in) provided by operating activities	(38)	1,456

Investing activities
Grant proceeds received	2,104	812

Cash provided by investing activities	2,104	812

Financing activities
Distributions to members	(1,200)	(2,000)

Cash used in financing activities	(1,200)	(2,000)

Net increase in cash	866	268
Cash, beginning of period	499	386

Cash, end of period	$1,365	$654

The accompanying notes are an integral part of these condensed consolidated financial statements.

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Dollars in Thousands)

(Unaudited)

Note 1—General and Summary of Significant Accounting Policies

a. General and Principles of Consolidation

        SunRay Power OPCO II, LLC ("OPCO II") is a Delaware limited liability company formed on September 22, 2010. The accompanying consolidated financial statements include the accounts of OPCO II and its subsidiary limited liability companies (each, a "Project LLC" and, together with OPCO II, the "Company"). All significant intercompany accounts and transactions have been eliminated.

        The accompanying condensed consolidated financial statements include all adjustments necessary to present fairly our financial position and results of operations and cash flows for the periods presented. The Company has presented the condensed consolidated financial statements in accordance with U.S. generally accepted accounting principles ("GAAP") for interim financial information. Accordingly, they do not include all the information and disclosures required by GAAP for complete financial statements. These condensed consolidated financial statements should be read in conjunction with the Company's audited financial statements and notes thereto as of December 31, 2013 and 2012 and the years then ended. Operating results for the nine months ended September 30, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014.

        The condensed balance sheet information at December 31, 2013 has been derived from the audited financial statements included in this registration statement on Form S-1.

        For further information, including the Company's significant accounting policies, refer to the audited financial statements and the notes thereto as of December 31, 2013 and 2012 and for the years then ended, included in our registration statement on Form S-1. There have been no significant changes to our accounting policies since December 31, 2013.

        The purpose and business of the Company is the development, financing, acquisition, ownership, construction, and operation of projects involving the installation of solar photovoltaic panel systems to generate and sell electricity to commercial/industrial off-takers, municipal and related off-takers, and local electric utilities and to generate and sell solar renewable energy certificates ("SRECs"). The Company anticipates that it will have placed in service and be operating solar panel systems with more than 18 megawatts ("MW"), in total, of nameplate capacity, once its capital has been fully deployed.

        OPCO II is the sole member of the Project LLCs, each of which was formed as a Delaware limited liability company to own and operate one or more solar panel projects. As of September 30, 2014, the Project LLCs owned title to 45 solar panel projects. OPCO II owned all of the beneficial interests in the 45 projects, and also owned the beneficial interests in another solar panel project through an affiliated limited liability company, for a total of 46 solar panel projects.

b. Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Dollars in Thousands)

(Unaudited)

Note 1—General and Summary of Significant Accounting Policies (Continued)

date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2—Solar Assets

a. Solar Panel Projects in Service

        The project cost of each of the projects in service, as adjusted for the Section 1603 grant (when received), as well as depreciation and amortization, is recorded in "Solar panel projects in service, net of accumulated depreciation." As of September 30, 2014 and December 31, 2013, the gross project costs of the projects in service equaled $71,129 and $60,036, respectively (the sum of the contract prices (including all change orders, if any under the related EPC agreements), accumulated depreciation and amortization equaled $5,771 and $3,790, respectively, capitalized asset retirement obligations of $412 and $327, respectively, and Section 1603 grant payments received which equaled $15,200 and $13,096 as of September 30, 2014 and December 31, 2013, respectively.

        Depreciation expense was $1,962 and $1,536, amortization expense with respect to capitalized asset retirement obligations was $19 and $13, and accretion expense with respect to the related liability was $27 and $26 for the nine months ending September 30, 2014 and 2013, respectively.

Note 3—Related Party Transactions

a. Advisory Services Agreement

        In October 2010, the Company entered into an advisory services agreement with its affiliate, SunRay Power Management, LLC ("SRPM"), under which SRPM provides the management necessary for the Company to operate its business. Fees for these services are $213, per quarter, or $639 recorded as operating expense for both the nine months ended September 30, 2014 and 2013. The advisory services agreement is scheduled to expire on October 8, 2014. Thereafter, the Company is responsible for and shall pay all ongoing expenses related to the ordinary and administrative expenses incurred in connection with its day-to-day operations subject to certain conditions. The Company's managing member, SunRay Power, LLC ("SRP"), and SRPM have the same owners.

b. Allocation of General and Administrative Expenses

        The Company incurs general and administrative expenses, as determined by SRP, the Company's managing member. These expenses may include amounts paid by SRPM on behalf of the Company, for which SRPM is reimbursed.

c. Beneficial Ownership of a Project

        One of the Company's projects involves the Company's beneficial ownership of a solar panel system nominally owned by a limited liability company (the "OPCO I Project LLC"), the sole member of which is SunRay Power OPCO I, LLC, whose managing member is also SRP. The Company's solar panel system is one of four solar panel systems installed on the same rooftop. The OPCO I

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Dollars in Thousands)

(Unaudited)

Note 3—Related Party Transactions (Continued)

Project LLC is the sole nominal and beneficial owner of the other three solar panel systems. The Company, for its account, realizes the income, gains, and other benefits, and bears the expenses, losses, and risks, of the ownership and operation of its project. In June 2012, the project received a PTO and thus was placed in service and its value was recorded in "Solar panel projects in service." As of September 30, 2014, the Company had expended $6,711, in project costs for the project and paid $90 as part of the interest-bearing escrow deposit under the site lease.

d. Other

        In the normal course of business, the Company receives and makes short-term advances of funds to related entities that do not bear interest. The Company sold SRECs to related entities at the same prices at which the related entities sold the SRECs to third parties, amounting to a total sales price of $3 and $0 for the nine months ending on September 30, 2014 and 2013, respectively. The Company purchased SRECs from related entities at the same prices at which the Company sold the SRECs to third parties, amounting to total purchase prices of $274 and $220 for the nine months ending September 30, 2014 and 2013, respectively.

Note 4—Contingencies and Commitments

a. Laws and Regulations

        The Company expects that each of its projects will receive a Section 1603 grant award, after the project has been placed in service and the final (placed in service) application has been filed. There can be no assurance that a change in the laws or regulations governing Section 1603 grants, or their interpretation, would not have an adverse effect on solar panel projects, generally, or the Company, specifically.

        In October 2012, a Section 1603 grant was awarded in the amount of $1,789,590 for the solar panel project beneficially owned by the Company and nominally owned by the OPCO I Project LLC, which represents a reduction of $223,699, or 11%, of the grant award for which the OPCO I Project LLC had applied. The OPCO I Project LLC requested that Treasury reassess its review of the project and increase the amount of the award by $223,699; subsequently, the OPCO I Project LLC made further submissions to Treasury and its representatives met with Treasury officials. However, there is no formal administrative appeal process for 1603 grant awards, so the Company is unsure as to when Treasury will conclude its reassessment. The outcome of this process or any other or further reviews by Treasury of past, pending, or future applications or awards under Section 1603 is uncertain.

        A majority of the Company's revenues are derived from sales of SRECs. SRECs are generated by solar panel projects and purchased and sold under forward contracts, through auctions, and on a spot basis in the open market. The prices of SRECs depend upon supply and demand in the over-the-counter market, factors relating to the electricity supply auctions in which utilities participate, the schedule of alternative compliance payments and the structure of SRECs under the renewable portfolio standards of the states in which projects are located, and the features of the particular SREC buy-sell process. There can be no assurance that a change in the laws or regulations governing SRECs,

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Dollars in Thousands)

(Unaudited)

Note 4—Contingencies and Commitments (Continued)

or their interpretation, would not have an adverse effect on the SREC revenues to be generated from solar panel projects, generally, or by the Company's projects, specifically.

        The Company's projects are generally subject to the rules and regulations of the Federal Energy Regulatory Commission ("FERC") as well as the rules and regulations governing utilities of the state in which the relevant project is located. The Company expects that the projects are eligible for qualifying facility ("QF") status under FERC rules and regulations, and the Company has made and anticipates making the necessary filings to certify the projects for QF status, which provides certain exemptions from federal and state utility regulations. There can be no assurance that a change in the laws or regulations governing utilities, or their interpretation, would not have an adverse effect on solar panel projects, generally, or the Company, specifically.

b. Sales and Use Taxes

        Sales of solar-generated electricity may be subject to sales or use taxes depending on possible exemptions or other specific circumstances. Since inception, the Company had taken the position that its sales of electricity were not subject to sales or use taxes in the two jurisdictions (New Jersey and Massachusetts) where its projects generate and sell electricity. Based on evolving solar industry practice and tax regulation interpretations, the Company has changed its position and is in the process of determining the scope of available exemptions, the extent of any obligation to collect or pay sales taxes on prior sales of electricity, and any related liability for taxes, penalties, and interest, in connection with which the Company expects to engage in discussions with the relevant taxing authorities to determine the terms and timing of tax payments. The Company estimated that due and uncollected or unpaid sales taxes were $25 and $17, plus penalties and interest, as of September 30, 2014 and December 31, 2013, respectively. These amounts were included in accrued expenses and other payables in the accompanying condensed consolidated financial statements and charged to operations in the nine months and year then ended.

c. Operations and Maintenance Agreements

        Pursuant to the terms of the master EPC agreement, the Company, on behalf of the Project LLCs, has entered into a master operations and maintenance service ("O&M") agreement with the EPC contractor to provide operations and maintenance support to all of the projects in service for an annual fee of $.035 cents per watt of installed capacity, which fee will begin to accrue for each project from the fourth anniversary of the date on which the PTO is issued for the project and, from the eleventh anniversary of such date, will escalate at the rate of 2% annually. The master O&M agreement, originally scheduled to expire on October 31, 2014 was extended one year and now expires October 31, 2015.

SunRay Power OPCO II, LLC
and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Dollars in Thousands)

(Unaudited)

Note 4—Contingencies and Commitments (Continued)

        Outlined below, based on each solar system's nameplate capacity, is an estimate of the total annual fee payments to be made under the master O&M agreement for the Company's projects:

Year Ending	Amount
December 31, 2014 (remainder of year)	—
December 31, 2015	11
December 31, 2016	358
December 31, 2017	536
December 31, 2018	692
Thereafter	6,222

$7,819

Note 5—Solar Renewable Energy Certificates ("SRECs")

SREC Forward Contracts

        As of September 30, 2014 and December 31, 2013, the Company had obligations under open forward contracts to deliver specified quantities of Massachusetts SRECs of various vintages, which the Company's projects had not generated, and were not projected to generate, on or before the specified delivery dates, and the spot prices on the open market, at September 30, 2014 and December 31, 2013, for these SRECs were higher than the contract price. On this basis, the Company projected an estimated total loss of approximately $60 and $35, assuming the forward contract had been closed out and settled at September 30, 2014 and December 31, 2013, respectively, which is included in accrued expenses and other payables in the accompanying condensed consolidated balance sheets. Accordingly, for the nine months ended September 30, 2014, $60 was charged to operating expense. No provision for an estimated loss was required for the nine months ended September 30, 2013.

CONSOLIDATED FINANCIAL STATEMENTS

SunRay Power OPCO I, LLC

Years Ended December 31, 2013 and 2012
With Report of Independent Auditors

SunRay Power OPCO I, LLC
Consolidated Financial Statements
Years Ended December 31, 2013 and 2012

Report of Independent Auditors

To The Members of
SunRay Power OPCO I, LLC

        We have audited the accompanying consolidated financial statements of SunRay Power OPCO I, LLC, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations and changes in members' equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SunRay Power OPCO I, LLC at December 31, 2013 and 2012, and the consolidated results of its operations and changes in members' equity and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Hartford, Connecticut
August 11, 2014

SunRay Power OPCO I, LLC

Consolidated Balance Sheets

(In Thousands)

	December 31
	2013	2012
Assets
Current assets:
Cash	$103	$199
Accounts receivable, net of allowance for doubtful accounts of $100 and $60 in 2013 and 2012, respectively	24	53
Due from affiliates	622	326
Prepaid expenses	64	111
Advances to solar EPC contractor	—	406

Total current assets	813	1,095
Solar panel projects in service, net of accumulated depreciation of $1,996 and $1,150 in 2013 and 2012, respectively	24,098	25,269
Escrow deposit	90	90

Total assets	$25,001	$26,454

Liabilities and members' equity
Current liabilities:
Accrued expenses and other payables	$33	$25
Due to affiliates	—	64

Total current liabilities	33	89
Obligation to remove solar panel projects in service	78	73

Total liabilities	111	162
Members' equity	24,890	26,292

Total liabilities and members' equity	$25,001	$26,454

See accompanying notes consolidated financial statements.

SunRay Power OPCO I, LLC

Consolidated Statements of Operations and Changes in Members' Equity

(In Thousands)

	Year Ended December 31
	2013	2012
Revenues:
Sale of electricity	$433	$325
Sale of solar renewable energy certificates	1,882	2,057

	2,315	2,382

Costs and expenses:
Purchase of solar renewable energy certificates	129	147
Operating expenses	1,172	1,093
General and administrative expenses	641	718

	1,942	1,958

Net income	373	424
Members' equity, beginning of year	26,292	32,254
Contributions by members	350	591
Distributions to members	(2,125)	(6,977)

Members' equity, end of year	$24,890	$26,292

See accompanying notes to consolidated financial statements.

SunRay Power OPCO I, LLC

Consolidated Statements of Cash Flows

(In Thousands)

	Year Ended December 31
	2013	2012
Operating activities
Net income	$373	$424
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	846	770
Provision for bad debts	40	60
Management fee	350	287
Accretion of asset retirement obligation	6	6
Decrease (increase) in:
Accounts receivable	(11)	270
Due from affiliates, net	(295)	(130)
Prepaid expenses and other	47	24
Increase (decrease) in:
Accrued expenses and other payables	7	(639)
Due to affiliates	(64)	(23)

Total adjustments	943	643

Net cash provided by operating activities	1,298	1,049

Investing activities
Amounts received from solar EPC contractor	731	—
Grant proceeds received	—	5,886

Cash provided by investing activities	731	5,886

Financing activities
Contributions by members	—	241
Distributions to members	(2,125)	(6,977)

Net cash used in financing activities	(2,125)	(6,736)

Net (decrease) increase in cash	(96)	199
Cash, beginning of year	199	—

Cash, end of year	$103	$199

See accompanying notes.

SunRay Power OPCO I, LLC

Notes to Consolidated Financial Statements

(Dollars in Thousands)

December 31, 2013

1. General Information and Summary of Significant Accounting Policies

General Information and Principles of Consolidation

        SunRay Power OPCO I, LLC ("OPCO I") is a Delaware limited liability company. The accompanying consolidated financial statements include the accounts of OPCO I and its nine wholly owned limited liability companies (each, a "Project LLC" and, together with OPCO I, the "Company"). All intercompany accounts and transactions have been eliminated in consolidation.

        The purpose and business of the Company is the development, financing, acquisition, ownership, construction, and operation of projects involving the installation of solar photovoltaic panel systems to generate and sell electricity to commercial/industrial off-takers, municipal and related off-takers, and local electric utilities and to generate and sell solar renewable energy certificates ("SRECs"). The Company has fully deployed its capital as of December 31, 2012 and placed in service and is operating solar panel systems with approximately 7.116 megawatts ("MW"), in total, of nameplate capacity. As of December 31, 2013, the Company owned 13 solar panel projects.

Cash and Cash Equivalents

        The Company considers all short-term, liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

        Accounts receivable are generated from sales of electricity and sales of SRECs generated by the Company's projects or purchased from third parties and are stated at the amount the Company expects to collect from outstanding invoices. The Company's policy for determining when receivables are past due is based on contractual terms. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance, based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off. The Company does not require collateral when extending credit.

Solar Panel Projects in Service

        A project is in service when the engineering, procurement and construction ("EPC") contractor has issued a substantial completion certificate and the local electric utility has issued a permission to operate ("PTO") for the project. Each project in service is valued at the contract price (including all change orders, if any) under the site-specific EPC agreement and recorded in "Solar panel projects in service" at this project cost. Depreciation is recorded using the straight-line method over an estimated useful life of a solar panel system of 30 years, and begins when the project is placed in service.

        Once a project is in service, the Company (through the Project LLC) submits an application for a cash grant, equal to 30% of the eligible project costs, from the United States Department of the Treasury under Section 1603 of the American Recovery and Reinvestment Act of 2009, as amended ("Section 1603"). When a Section 1603 grant is received, the depreciable basis of the project is reduced by the amount of the grant, and depreciation adjusted prospectively in the current and future periods. As a condition to receiving a Section 1603 grant, the Companies are required to maintain compliance with Section 48 of the Internal Revenue Code (IRC) for a period of five years. Failure to maintain

SunRay Power OPCO I, LLC

Notes to Consolidated Financial Statements (Continued)

(Dollars in Thousands)

December 31, 2013

1. General Information and Summary of Significant Accounting Policies (Continued)

compliance with the requirements of Section 48 could result in a recapture of the amounts received, plus interest. As of December 31, 2013, the 1603 grant requirements have been met.

Asset Retirement Obligations

        Generally, each Project LLC is obligated to remove its solar panel system from the project site at the end of the site lease or license term. The Company accounts for this obligation as an asset retirement obligation using a consistent methodology.

        The cost associated with removing the solar panel system is estimated based on current market prices. The asset retirement obligation, which is the present value of the future cost to remove the asset upon retirement as of the scheduled end of the site lease or license term, is calculated using an appropriate consumer price index ("CPI") inflator, which is estimated based on the historical average of the CPI over the 20 years prior to when the solar panel system is placed in service. The asset retirement cost and the related asset retirement obligation, at inception, are calculated as the discounted present value of the asset retirement obligation using a credit-adjusted rate above the risk-free rate, which is estimated as the credit spread appropriate to the Company over the average yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease or license term. When the project is placed in service, the capitalized cost of the asset retirement obligation is recorded in "Solar panel projects in service" and the fair value of its related liability is recorded as "Obligation to remove solar panel projects in service."

        The capitalized cost of the asset retirement obligation is depreciated each period over the life of the related system and recorded as depreciation expense. The related liability is accreted each period over the estimate of time it expects to incur the cost to remove the system and the accretion of the liability is recorded as operating expense.

Income Taxes

        The Company is taxed as a partnership for federal tax purposes, and all of the Project LLCs are disregarded entities. Therefore, neither the Company nor any of its Project LLCs is a taxpaying entity for federal or state income tax purposes, and thus no income tax expense, benefit, asset, or liability has been recorded. Each member of the Company is responsible for reporting on its own tax returns its distributive share of all items of income, gain, loss, deduction, and tax preferences, whether or not any actual cash distribution has been or will be made to such member. All tax years since the inception of the Company in 2009, are open for examination by federal and state tax authorities.

Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates of the Company include the allowance for doubtful accounts, useful lives of solar assets and asset retirement obligations. Actual results could differ from those estimates.

SunRay Power OPCO I, LLC

Notes to Consolidated Financial Statements (Continued)

(Dollars in Thousands)

December 31, 2013

1. General Information and Summary of Significant Accounting Policies (Continued)

Revenue Recognition

        Revenues from the sale of electricity are recognized in the period in which the electricity is generated because it is immediately passed to the customer. Revenues from the sale of SRECs are recognized when the transaction settles.

        The Company does not record forward contracts for the purchase or sale of SRECs. Such contracts are not marked to market, generally, because it is probable that the contracts will not settle net and will be performed through physical delivery. However, where a forward contract is open at year end and the Company's projects have not generated, and are not projected to generate, the specified quantities of SRECs of various vintages on the specified delivery dates required under the forward contract, the Company will ascertain the spot prices on the open market, at year end, of the SRECs of the various vintages. If a spot price is lower than the contract price, the Company will record no gain, but if the spot price is higher than the contract price, the Company will record a loss. As of December 31, 2013 and 2012, no losses have been recorded.

SRECs as Intangibles

        The Company accounts for SRECs it generates as intangible assets and does not assign any value to SRECs.

Fair Value Measurements

        The Company measures fair value using a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. The Company's financial instruments include cash, accounts receivable, accounts payable, escrow deposits and obligation to remove solar panel projects in service. The carrying values of its financial instruments other than the obligation to remove solar panel projects in service approximate their fair values due to the fact that they were short-term in nature at December 31, 2013 and 2012 (Level 1). The Company estimates the fair value of obligation to remove solar panel projects in service using credit-risk adjusted rate described in Note 2 (Level 3).

Impairment of Solar Assets

        Solar assets, which are held and used by the Company, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation process consists of comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount. If impairment is indicated by that evaluation, the asset is written down to its estimated fair value through a charge to operating expenses. There have been no impairment losses recognized to date.

SunRay Power OPCO I, LLC

Notes to Consolidated Financial Statements (Continued)

(Dollars in Thousands)

December 31, 2013

2. Solar Panel Projects in Service

        The project cost of each project in service, as adjusted for the Section 1603 grant (when received), as well as depreciation and amortization, is recorded in "Solar panel projects in service, net of accumulated depreciation." The total project costs of the projects in service equaled $35,684 and $36,009 (the sum of the contract prices including all change orders, if any and capitalized management fee of approximately $63 in 2012 and $365 in years prior to 2012 incurred for the period prior to projects PTO dates) as of December 31, 2013 and 2012, respectively. The total project cost of $35,684 is adjusted for $325 refund received from EPC contractor in 2013, (see Note 3).

        Capitalized asset retirement obligation was $59 as of December 31, 2013 and 2012. Accumulated depreciation equaled $1,996 and $1,150 (including the accumulated depreciation of capitalized asset retirement obligations of $8 and $6) as of December 31, 2013 and 2012, respectively. Section 1603 grant payments were $9,649, of which $5,886 was received in 2012.

        During 2013 and 2012, depreciation expense was $844 and $768, including depreciation expense with respect to capitalized asset retirement obligations was $2 and $2, respectively. Accretion expense with respect to the related liability was $6 in both years.

3. Related Party Transactions

Management Fees

        During 2013 and 2012, SunRay Power Management, LLC ("SRPM") provided management services to the Company to operate its business. The accompanying consolidated financial statements include a management fee charge of $350 and $287 for 2013 and 2012, respectively. The Company capitalized management fee of $63 in 2012, amount related to the period prior to PTO date. The imputed noncash management fee is calculated at prevailing market rates for such services provided and is equal to 1% of members' capital commitments. As the fee is not contractually payable, members' equity has been increased by the amount of the management fee and is reflected as contributions. SRPM has the same owners as SunRay Power, LLC ("SRP"), which is the Company's managing member.

Due from EPC Contractor

        At December 31, 2012, the Company had receivable from the EPC contractor, a related party, of $406 which was collected in 2013 and additionally received a refund on project cost of $325. The Company adjusted the project cost for the $325 refund received.

Other

        In the normal course of business, the Company receives and makes short-term advances of funds that do not bear interest, as well as buys and sells SRECs with counterparties that are entities under common ownership. As of December 31, 2013 and 2012, the Company had a receivable of $622 and $326, respectively, from certain of these related entities and a payable of $64, at December 31, 2012, to certain of these related entities and members, respectively.

SunRay Power OPCO I, LLC

Notes to Consolidated Financial Statements (Continued)

(Dollars in Thousands)

December 31, 2013

3. Related Party Transactions (Continued)

        During 2013 and 2012, the Company sold SRECs to related entities at the same prices at which the related entities sold the SRECs to third parties, amounting to total sales of $7 and $161, respectively. As of December 31, 2013 and 2012, the Company purchased SRECs from related entities at the same prices at which the Company sold the SRECs to third parties, amounting to total purchases of $129 and $58, respectively.

4. Contingencies and Commitments

Laws and Regulations

        A majority of the Company's revenues are derived from sales of SRECs. SRECs are generated by solar panel projects and purchased and sold under forward contracts, through auctions, and on a spot basis in the open market. The prices of SRECs depend upon supply and demand in the over-the-counter market, factors relating to the electricity supply auctions in which utilities participate, the schedule of alternative compliance payments and the structure of SRECs under the renewable portfolio standards of the states in which projects are located, and the features of the particular SREC buy-sell process. There can be no assurance that a change in the laws or regulations governing SRECs, or their interpretation, would not have an adverse effect on the SREC revenues to be generated from solar panel projects, generally, or by the Company's projects, specifically.

        The Company's projects are generally subject to the rules and regulations of the Federal Energy Regulatory Commission ("FERC") as well as the rules and regulations governing utilities of the state (New Jersey) in which the relevant project is located. The Company's projects are eligible for qualifying facility ("QF") status under FERC rules and regulations, and the Company has made the necessary filings to certify the projects for QF status, which provides certain exemptions from federal and state utility regulations. There can be no assurance that a change in the laws or regulations governing utilities, or their interpretation, would not have an adverse effect on solar panel projects, generally, or the Company, specifically.

Sales and Use Taxes

        Sales of solar-generated electricity may be subject to sales or use taxes depending on possible exemptions or other specific circumstances. Since inception, the Company had taken the position that its sales of electricity were not subject to sales or use taxes in the jurisdiction (New Jersey) where its projects generate and sell electricity. Based on evolving solar industry practice and tax regulation interpretations, the Company has changed its position and is in the process of determining the scope of available exemptions, the extent of any obligation to collect or pay sales taxes on prior sales of electricity, and any related liability for taxes, penalties, and interest, in connection with which the Company expects to engage in discussions with the relevant taxing authorities to determine the terms and timing of tax payments. The Company estimated that due and uncollected or unpaid sales taxes were $34 and $20, plus penalties and interest as of December 31, 2013 and 2012, respectively, which amounts were included in accrued expenses and other payables in the accompanying consolidated financial statements.

SunRay Power OPCO I, LLC

Notes to Consolidated Financial Statements (Continued)

(Dollars in Thousands)

December 31, 2013

4. Contingencies and Commitments (Continued)

Operations and Maintenance Agreement

        Pursuant to the terms of the master EPC agreement, the Company, on behalf of the Project LLCs, has entered into a master operations and maintenance service ("O&M") agreement with the EPC contractor to provide operations and maintenance support to all of the projects in service for an annual fee of $0.035 cents per watt of installed capacity, which fee will begin to accrue for each project from the fourth anniversary of the date on which the PTO was issued for the project and, from the eleventh anniversary of such date, will escalate at the rate of 2% annually. The master O&M agreement is currently scheduled to expire on October 31, 2014, unless the parties agree to extend the term.

        Outlined below, based on each solar system's nameplate capacity, is an estimate of the total annual fee payments to be made under the current proposal of O&M services:

December 31, 2014	$8
December 31, 2015	21
December 31, 2016	51
December 31, 2017	64
December 31, 2018	64
Thereafter	951

$1,159

5. Site Occupancy Arrangements; Power Purchase Agreements

        Once the Company had identified a property with a suitable installation site, carried out engineering work regarding the system layout and capacity, and decided to proceed with a solar panel project, the Company generally caused the Project LLC to enter into a site occupancy arrangement with the landlord, often in the form of a lease or a license agreement or an express or implied grant of occupancy rights, and to enter into a PPA or other output purchase agreement with the off-taker.

Site Lease or License Agreements

        Project LLCs may be subject to a variety of rent payment structures, for example: (i) no rent or fixed rent payable in a single payment, upfront payments, or monthly or annual installments, without contingent payments; (ii) payments to the landlord based upon excess PPA revenues above an established electricity rate cap, which may incorporate an annual escalation factor; and (iii) payments based on an agreed amount per kW of the installed capacity of the solar panel system and assuming a minimum annual level of kilowatt hour ("kWh") generation.

SunRay Power OPCO I, LLC

Notes to Consolidated Financial Statements (Continued)

(Dollars in Thousands)

December 31, 2013

5. Site Occupancy Arrangements; Power Purchase Agreements (Continued)

        Outlined below, assuming that each solar system's annual generation matches its projected generation based on its nameplate capacity, are estimates of the minimum, potential total annual payments that could be made under the site occupancy agreements for the Company's projects:

December 31, 2014	$281
December 31, 2015	281
December 31, 2016	281
December 31, 2017	281
December 31, 2018	281
Thereafter	3,747

$5,152

        The Company incurred $276 and $271 in site occupancy expenses during 2013 and 2012, respectively.

Power Purchase Agreements

        Each Project LLC has entered into a PPA for at least twenty years with an electricity off-taker, except where the off-taker's premises lease terminates on an earlier date. In such a case, the PPA usually terminates on the date that the off-taker no longer occupies the premises, in which case the landlord is then expected to help the Project LLC enter into a PPA with the new tenant taking over the premises. Under the PPAs, the electricity rate is generally fixed at an initial rate, which then escalates annually, subject to a cap specified as a discount to the electricity rate charged by the local utility or other provisions intended to ensure that the off-taker realizes savings compared to the local utility rates. Due to the variable nature of the rate charged in the PPAs and that the systems are considered integral equipment, the agreements are accounted for as operating leases. Given the rental income stream is based on the power produced, the rental income recorded in the period is contingent rent earned in the period and, therefore, the future rental income is entirely contingent rent. The Company does not record contingent rental income until is earned (power is generated and sold to off-taker).

6. Concentrations

Credit Risk

        Financial instruments that potentially expose the Company to a concentration of credit risk consist principally of accounts receivable.

EPC Contractor

        The Company entered into a master EPC agreement under which the EPC contractor provided EPC services to the Company for solar panel projects providing up to 10 MW, in total, of nameplate capacity. The EPC contractor also entered into site-specific EPC agreements for the Company's projects. In addition, an affiliate of the EPC contractor has entered into a site lease agreement and a PPA with one of the Project LLCs, and the EPC contractor is obligated to provide O&M support for

SunRay Power OPCO I, LLC

Notes to Consolidated Financial Statements (Continued)

(Dollars in Thousands)

December 31, 2013

6. Concentrations (Continued)

the Company's projects. The EPC contractor is closely held and privately owned, and its majority owner is the principal investor in several solar panel project operating companies to which SRPM provides advisory services and in connection with which SRP holds a profits interest.

7. Solar Renewable Energy Certificates ("SRECs")

General

        SRECs are issued and their characteristics are established under the renewable portfolio standards ("RPS") of the state in which the solar panel system generating the SRECs is located. An SREC is identified by its "vintage," i.e., by the RPS generation or reporting year (the 12-month period designated under the relevant state RPS) in which the SREC is issued. Each SREC represents the generation of one MWh of electricity by a solar panel system registered with the relevant state agency. Depending on the relevant state RPS, SRECs may have a fixed or variable shelf life, during which they can be traded.

        SRECs are issued, recorded, and tracked by a regional online system. Ownership of an SREC may be transferred only from a seller's online account to a purchaser's online account in accordance with instructions from the account holders, i.e., this is the physical delivery side of the trade. The parties arrange the cash settlement side of the trade through invoice and payment, outside of the online system.

SREC Forward Contracts

        The Company may arrange a forward contract to sell SRECs over a specified period (generally, one, two, or three years, as a consequence of certain features of the SREC and electricity markets). The contract usually specifies the same fixed price for each of the SREC vintages being sold. For example, "selling a three-year strip at $125" means selling SRECs of 2014, 2015, and 2016 vintages, each of which is priced at $125, and specifying a fixed number of each vintage to be delivered within a specified period.

        As of December 31, 2013 and 2012, the Company (through its Project LLCs) was a party to 13 open forward contracts to deliver, at fixed prices, firm quantities of SRECs of various vintages, which the Company estimates its solar panel systems will generate. If they have not generated, and are not projected to generate, the specified quantities of SRECs on or before the specified delivery dates, the Company (through one of its Project LLCs) can, at spot prices or under forward contracts, purchase SRECs to cover the shortfall and deliver them to the counterparty. If the spot or forward price is lower than the contract price, the Company will realize a gain when the transaction settles, and if the spot or forward price is higher than the contract price, the Company will realize a loss at year end or when the transaction settles. As of December 31, 2013 and 2012, the Company had no open contracts and as such no losses have been recorded.

SunRay Power OPCO I, LLC

Notes to Consolidated Financial Statements (Continued)

(Dollars in Thousands)

December 31, 2013

8. Members' Equity

        Under its limited liability company agreement, the Company is managed by SRP, its sole managing member (the "Managing Member"). The other members (the "Unit Members") of the Company collectively own 1,000 membership units, and each Unit Member owns the number of membership units (the "Membership Units") determined by dividing its capital commitment by the aggregate capital commitments of all Unit Members, and multiplying this fraction (the "Percentage Interest") by 1,000. A Unit Member's Membership Units and Percentage Interest may be adjusted from time to time in connection with the admission of a substituted or additional Unit Member, additional capital contributions made by Unit Members, or certain other events.

9. Subsequent Events

        Management of the Company has evaluated subsequent events through August 11, 2014, which is the date when the consolidated financial statements were available to be issued.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

SunRay Power OPCO I, LLC

As of September 30, 2014 and December 31, 2013 and
For the Nine Month Period Ended September 30, 2014 and 2013

SunRay Power OPCO I, LLC
Condensed Consolidated Financial Statements (Unaudited)

SunRay Power OPCO I, LLC

Condensed Consolidated Balance Sheets

(In Thousands)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash	$101	$103
Accounts receivable, net	180	24
Due from affiliates	605	622
Prepaid expenses	81	64

Total current assets	967	813
Solar panel projects, net	23,307	24,098
Escrow deposit	91	90

Total assets	$24,365	$25,001

Liabilities and members' equity
Current liabilities:
Accrued expenses and other payables	$93	$33

Total current liabilities	93	33
Asset retirement obligations	84	78

Total liabilities	177	111
Members' equity	24,188	24,890

Total liabilities and members' equity	$24,365	$25,001

See accompanying notes to condensed consolidated financial statements.

SunRay Power OPCO I, LLC

Condensed Consolidated Statements of Operations and Changes in Members' Equity (Unaudited)

(In Thousands)

	Nine Months Ended September 30
	2014	2013
Revenues:
Sale of electricity	$320	$348
Sale of solar renewable energy certificates	968	1,637

	1,288	1,985

Costs and expenses:
Purchase of solar renewable energy certificates	4	129
Operating expenses	917	886
General and administrative expenses	470	442

	1,391	1,457

Other income:
Gain on disposal of solar panel project	130	—

Net income	27	528

Members' equity, beginning of period:	24,890	26,292
Contributions	263	263
Distributions	(992)	(2,210)

Members' equity, end of period	$24,188	$24,873

See accompanying notes to condensed consolidated financial statements.

SunRay Power OPCO I, LLC

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Nine-Months Ended September 30
	2014	2013
Operating activities
Net income	$27	$528
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on disposal of solar panel project	(130)	—
Depreciation	669	635
Provision for bad debts	1	8
Management fee	263	263
Interest income on escrow deposit	(1)	—
Accretion of asset retirement obligation	6	6
Change in:
Accounts receivable	(157)	(73)
Due from affiliates	17	(50)
Prepaid expenses and other	(17)	92
Change in:
Accrued expenses and other payables	60	10
Due to affiliates	—	(64)

Total adjustments	711	827

Net cash provided by operating activities	738	1,355

Investing activities
Proceeds from disposal of solar panel project	252	—
Amounts received from solar EPC contractor	—	875

Net cash provided by investing activities	252	875

Financing activities
Distributions	(992)	(2,210)

Net cash used in financing activities	(992)	(2,210)

Net increase (decrease) in cash	(2)	20
Cash, beginning of period	103	199

Cash, end of period	$101	$219

See accompanying notes to condensed consolidated financial statements.

SunRay Power OPCO I, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

(Dollars in Thousands)

1. General Information and Summary of Significant Accounting Policies

General Information and Principles of Consolidation

        SunRay Power OPCO I, LLC ("OPCO I") is a Delaware limited liability company. The accompanying consolidated financial statements include the accounts of OPCO I and its nine wholly owned limited liability companies (each, a "Project LLC" and, together with OPCO I, the "Company"). All intercompany accounts and transactions have been eliminated in consolidation.

        The purpose and business of the Company is the development, financing, acquisition, ownership, construction, and operation of projects involving the installation of solar photovoltaic panel systems to generate and sell electricity to commercial/industrial off-takers, municipal and related off-takers, and local electric utilities and to generate and sell solar renewable energy certificates ("SRECs"). The Company has in operation 12 solar panel systems with approximately 7.0773 megawatts ("MW"), in total, of nameplate capacity.

Unaudited interim financial information

        The condensed consolidated financial statements as of September 30, 2014 and for the nine-month period ended September 30, 2014 and September 30, 2013 included herein have been prepared by the Company in conformity with U.S. generally accepted accounting principles, and include all adjustments (consisting of normal and recurring adjustments) that management considers necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. These condensed consolidated financial statements should be read in conjunction with the 2013 audited financial statements of the Company. The results of operations for the nine-month period ended September 30, 2014 and September 30, 2013 are not necessarily indicative of the results to be anticipated for the entire year ending December 31, 2014 and 2013.

Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates of the Company include the allowance for doubtful accounts, useful lives of solar assets, sales and use tax, and asset retirement obligations. Actual results could differ from those estimates.

Recently Adopted Accounting Pronouncements

        In April 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-08, "Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity" ("ASU 2014-08"). ASU 2014-08 limits the requirement to report discontinued operations to disposals of components of an entity that represent strategic shifts that have (or will have) a major effect on an entity's operations and financial result. The amendments also require expanded disclosures concerning discontinued operations and disclosures of certain financial results attributable to a disposal of a significant component of an entity that does not qualify for

SunRay Power OPCO I, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

(Dollars in Thousands)

1. General Information and Summary of Significant Accounting Policies (Continued)

discontinued operations reporting. The amendments in this ASU are effective prospectively for reporting periods beginning on or after December 15, 2014, with early adoption permitted. The Company has early adopted the provisions of ASU 2014-08 for the nine months ended September 30, 2014, and as such the sale of a solar panel project in 2014 was not considered a discontinued operation as there has not been a strategic shift in strategy.

2. Related Party Transactions

Management Fees

        During 2014 and 2013, SunRay Power Management, LLC ("SRPM") provided management services to the Company to operate its business. The accompanying consolidated financial statements include a management fee charge of $263 for nine months ended September 30, 2014 and 2013. The imputed noncash management fee is estimated at prevailing market rates for such services provided and is equal to 1% of members' capital commitments. As the fee is not contractually payable, members' equity has been increased by the amount of the management fee and is reflected as contributions. SRPM has the same owners as SunRay Power, LLC ("SRP"), which is the Company's managing member.

Other

        In the normal course of business, the Company receives and makes short-term advances of funds that do not bear interest, as well as buys and sells SRECs with counterparties that are entities under common ownership. As of September 30, 2014 and December 31, 2013, the Company had a receivable of $605 and $622 respectively, from certain of these related entities.

        During nine months ended September 30, 2014 and 2013, the Company purchased SRECs from related entities at the same prices at which the Company sold the SRECs to third parties, amounting to total purchases of $4 and $129, respectively. No amounts were due related to these purchases as of the period ends.

3. Contingencies and Commitments

Laws and Regulations

        A substantial portion of the Company's revenues are derived from sales of SRECs. SRECs are generated by solar panel projects and purchased and sold under forward contracts, through auctions, and on a spot basis in the open market. The prices of SRECs depend upon supply and demand in the over-the-counter market, factors relating to the electricity supply auctions in which utilities participate, the schedule of alternative compliance payments and the structure of SRECs under the renewable portfolio standards of the states in which projects are located, and the features of the particular SREC buy-sell process. There can be no assurance that a change in the laws or regulations governing SRECs, or their interpretation, would not have an adverse effect on the SREC revenues to be generated from solar panel projects, generally, or by the Company's projects, specifically.

        The Company's projects are generally subject to the rules and regulations of the Federal Energy Regulatory Commission ("FERC") as well as the rules and regulations governing utilities of the state

SunRay Power OPCO I, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

(Dollars in Thousands)

3. Contingencies and Commitments (Continued)

(New Jersey) in which the relevant project is located. The Company's projects are eligible for qualifying facility ("QF") status under FERC rules and regulations, and the Company has made the necessary filings to certify the projects for QF status, which provides certain exemptions from federal and state utility regulations. There can be no assurance that a change in the laws or regulations governing utilities, or their interpretation, would not have an adverse effect on solar panel projects, generally, or the Company, specifically.

Sales and Use Taxes

        Sales of solar-generated electricity may be subject to sales or use taxes depending on possible exemptions or other specific circumstances. Since inception, the Company had taken the position that its sales of electricity were not subject to sales or use taxes in the jurisdiction (New Jersey) where its projects generate and sell electricity. Based on evolving solar industry practice and tax regulation interpretations, the Company has changed its position and is in the process of determining the scope of available exemptions, the extent of any obligation to collect or pay sales taxes on prior sales of electricity, and any related liability for taxes, penalties, and interest, in connection with which the Company expects to engage in discussions with the relevant taxing authorities to determine the terms and timing of tax payments. The Company estimated that due and uncollected or unpaid sales taxes were $43 and $34 as of September 30, 2014 and December 31, 2013, respectively, which was included in accrued expenses and other payables.

4. Site Occupancy Arrangements; Power Purchase Agreements

        Once the Company had identified a property with a suitable installation site, carried out engineering work regarding the system layout and capacity, and decided to proceed with a solar panel project, the Company generally caused the Project LLC to enter into a site occupancy arrangement with the landlord, often in the form of a lease or a license agreement or an express or implied grant of occupancy rights, and to enter into a PPA or other output purchase agreement with the off-taker.

Site Lease or License Agreements

        Project LLCs may be subject to a variety of rent payment structures, for example: (i) no rent or fixed rent payable in a single payment, upfront payments, or monthly or annual installments, without contingent payments; (ii) payments to the landlord based upon excess PPA revenues above an established electricity rate cap, which may incorporate an annual escalation factor; and (iii) payments based on an agreed amount per kW of the installed capacity of the solar panel system and assuming a minimum annual level of kilowatt hour ("kWh") generation.

SunRay Power OPCO I, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

(Dollars in Thousands)

4. Site Occupancy Arrangements; Power Purchase Agreements (Continued)

        Outlined below, assuming that each solar system's annual generation matches its projected generation based on its nameplate capacity, are estimates of the minimum, potential total annual payments that could be made under the site occupancy agreements for the Company's projects:

December 31, 2014 (remainder of year)	$71
December 31, 2015	281
December 31, 2016	281
December 31, 2017	281
December 31, 2018	281
Thereafter	3,747

$4,942

        The Company incurred $216 and $210 in site occupancy expenses during 2014 and 2013, respectively.

Power Purchase Agreements

        Each Project LLC has entered into a PPA for at least twenty years with an electricity off-taker, except where the off-taker's premises lease terminates on an earlier date. In such a case, the PPA usually terminates on the date that the off-taker no longer occupies the premises, in which case the landlord is then expected to help the Project LLC enter into a PPA with the new tenant taking over the premises. Under the PPAs, the electricity rate is generally fixed at an initial rate, which then escalates annually, subject to a cap specified as a discount to the electricity rate charged by the local utility or other provisions intended to ensure that the off-taker realizes savings compared to the local utility rates. Due to the variable nature of the rate charged in the PPAs and that the systems are considered integral equipment, the agreements are accounted for as operating leases. Given the rental income stream is based on the power produced, the rental income recorded in the period is contingent rent earned in the period and, therefore, the future rental income is entirely contingent rent. The Company does not record contingent rental income until is earned (power is generated and sold to off-taker).

5. Solar Renewable Energy Certificates ("SRECs")

General

        SRECs are issued and their characteristics are established under the renewable portfolio standards ("RPS") of the state in which the solar panel system generating the SRECs is located. An SREC is identified by its "vintage," i.e., by the RPS generation or reporting year (the 12-month period designated under the relevant state RPS) in which the SREC is issued. Each SREC represents the generation of one MWh of electricity by a solar panel system registered with the relevant state agency. Depending on the relevant state RPS, SRECs may have a fixed or variable shelf life, during which they can be traded.

        SRECs are issued, recorded, and tracked by a regional online system. Ownership of an SREC may be transferred only from a seller's online account to a purchaser's online account in accordance with instructions from the account holders, i.e., this is the physical delivery side of the trade. The parties

SunRay Power OPCO I, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

(Dollars in Thousands)

5. Solar Renewable Energy Certificates ("SRECs") (Continued)

arrange the cash settlement side of the trade through invoice and payment, outside of the online system.

SREC Forward Contracts

        The Company may arrange a forward contract to sell SRECs over a specified period (generally, one, two, or three years, as a consequence of certain features of the SREC and electricity markets). The contract usually specifies the same fixed price for each of the SREC vintages being sold. For example, "selling a three-year strip at $125" means selling SRECs of 2014, 2015, and 2016 vintages, each of which is priced at $125, and specifying a fixed number of each vintage to be delivered within a specified period.

        As of September 30, 2014 and 2013, the Company (through its Project LLCs) was a party to various open forward contracts to deliver, at fixed prices, firm quantities of SRECs of various vintages, which the Company estimates its solar panel systems will generate. If they have not generated, and are not projected to generate, the specified quantities of SRECs on or before the specified delivery dates, the Company (through one of its Project LLCs) can, at spot prices or under forward contracts, purchase SRECs to cover the shortfall and deliver them to the counterparty. If the spot or forward price is lower than the contract price, the Company will realize a gain when the transaction settles, and if the spot or forward price is higher than the contract price, the Company will realize a loss at year end or when the transaction settles. As of September 30, 2014 and December 31, 2013, no losses were needed to be recorded.

6. Subsequent Events

        The Company has evaluated subsequent events through December 10, 2014, which is the date when the condensed consolidated financial statements were available to be issued.

CONSOLIDATED FINANCIAL STATEMENTS

Leicester One MA Solar, LLC
(A Development Stage Company)

As of December 31, 2013, and for the Period From June 25, 2013
(Date of Inception) to December 31, 2013

With Report of Independent Auditors

Leicester One MA Solar, LLC
(A Development Stage Company)

Consolidated Financial Statements

As of December 31, 2013, and for the Period From June 25, 2013
(Date of Inception) to December 31, 2013

Report of Independent Auditors

To the Member
Leicester One MA Solar, LLC

        We have audited the accompanying consolidated financial statements of Leicester One MA Solar, LLC (the Company), which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations and changes in member's equity and cash flows for the period from June 25, 2013 (date of inception) to December 31, 2013, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Leicester One MA Solar, LLC at December 31, 2013, and the consolidated results of its operations and changes in member's equity and its cash flows for the period from June 25, 2013 (date of inception) to December 31, 2013, in conformity with U.S. generally accepted accounting principles.

The Company's Ability to Continue as a Going Concern

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is in development stage, has no established source of revenue and has working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP
Hartford, Connecticut
August 11, 2014

Leicester One MA Solar, LLC
(A Development Stage Company)

Consolidated Balance Sheet

December 31, 2013

Assets
Solar projects under construction	$2,263,811

Total assets	$2,263,811

Liabilities and member's equity
Current liabilities:
Accrued expenses and other payables	$193,111
Loan payable	500,000
Due to related parties	221,502

Total liabilities	914,613
Member's equity	1,349,198

Total liabilities and member's equity	$2,263,811

See accompanying notes to consolidated financial statements.

Leicester One MA Solar, LLC
(A Development Stage Company)

Consolidated Statement of Operations

For the Period From June 25, 2013 (Date of Inception) to December 31, 2013

Net revenue	$—
Operating expenses	18,333

Operating loss	(18,333)
Other income (expense):
Other income (expense)—net	—

Net loss	$(18,333)

See accompanying notes to consolidated financial statements.

Leicester One MA Solar, LLC
(A Development Stage Company)

Consolidated Statement of Changes in Member's Equity

For the Period From June 25, 2013 (Date of Inception) to December 31, 2013

Member's equity—June 25, 2013	$—
Contributions	1,367,531
Net loss	(18,333)

Member's equity—December 31, 2013	$1,349,198

See accompanying notes to consolidated financial statements.

Leicester One MA Solar, LLC
(A Development Stage Company)

Consolidated Statement of Cash Flow

For the Period From June 25, 2013 (Date of Inception) to December 31, 2013

Cash flows from operating activities	$—
Cash flows from investing activities	—
Cash flows from financing activities	—

Net increase in cash and cash equivalents	—
Cash and cash equivalents:
Beginning of period	—

End of period	$—

Noncash activity

        Costs paid by related parties or member:

  i.
  $180,000 paid by a related party for costs related to the purchase of solar project assets

  ii.
  $500,000 paid by member for purchase of solar project assets

  iii.
  $858,365 paid to EPC contractor by member

  iv.
  $9,167 for lease rent paid by member

  v.
  $41,502—construction costs paid by related party

Supplemental cash flow information

        During 2013, no amounts were paid for interest or income taxes.

See accompanying notes to consolidated financial statements.

Leicester One MA Solar, LLC
(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2013

1. General Information and Summary of Significant Accounting Policies

General Information and Principals of Consolidation

        Leicester One MA Solar, LLC is a Delaware limited liability company formed on June 25, 2013, that, as of December 31, 2013, was the single member of two limited liability companies (each, a "Project LLC") (collectively, the "Company"). The purpose and business of the Company is the development, financing, acquisition, ownership, construction, and operation of two projects involving the installation of solar photovoltaic (PV) electricity generating systems on vacant land (referred to as a solar farm) in Leicester, Massachusetts to generate and sell electricity to commercial/industrial off-takers, municipal and related off-takers, and local electricity to the local utility and to generate and sell solar renewable energy certificates. The Company is authorized under its limited liability company agreement to develop two contiguous PV systems of approximately 6.0 megawatts of total nameplate capacity.

        All intercompany accounts and transactions have been eliminated in consolidation.

Development Stage Entity

        Since its inception through December 31, 2013, the Company devoted substantially all of its efforts to the development, financing, acquisition, ownership, and construction of solar PV projects. As of December 31, 2013, planned principal operations had not begun; and therefore, the Company is a development stage entity.

Going Concern

        The consolidated financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. As of December 31, 2013, the Company has no established source of revenues and has working capital deficit of $914,613. The Company's ability to continue as a going concern is dependent upon combination of completing construction of the projects, obtaining permission to operate certificates, generating substantial revenue and raising necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raises substantial doubt that the Company will be able to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

        The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenue generation, with interim cash flow deficiencies being addressed through additional capital contribution by member and debt financing. The Company entered into debt financing subsequent to year-end—however such financing may not be sufficient to fund its operations and completing the construction of the projects. The Company cannot be certain that additional financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations.

Leicester One MA Solar, LLC
(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

December 31, 2013

1. General Information and Summary of Significant Accounting Policies (Continued)

Income Taxes

        The Company is taxed as a partnership for federal tax purposes, and all of the Project LLCs are disregarded entities. Therefore, neither the Company nor any of its Project LLCs is a taxpaying entity for federal or state income tax purposes, and thus no income tax expense, benefit, asset, or liability has been recorded. Each member of the Company is responsible for reporting on its own tax returns its distributive share of all items of income, gain, loss, deduction, and tax preferences, whether any actual cash distribution has been or will be made to such member. The tax year 2013, since the inception of the Company, is open for examination by federal and state tax authorities.

Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Solar Assets

        Solar assets, which are currently under construction, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation process consists of comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount. If impairment is indicated by that evaluation, the asset is written down to its estimated fair value through a charge to operating expenses. There have been no impairment losses recognized to date.

Subsequent Events

        The Company's management has evaluated subsequent events through August 11, 2014, which is the date when the accompanying consolidated financial statements were available to be issued.

2. Solar Projects under Construction

        The two solar PV system installations which are under construction are stated at cost. Cost includes mainly construction costs paid to its Engineering Procurement and Construction (EPC) contractor, financing cost associated with the construction, cost to obtain the financing, and the cost to acquire the right to construct projects. The EPC contractor is closely held and privately owned. The majority owner of the EPC contractor is also the owner of 50% of an LLC that owns the Company.

3. Site Lease

        On October 31, 2013, the Company entered into a site lease agreement for both projects with a fixed annual rent of $110,000 rent payable in monthly installments of $9,167. The lease ends on November 1, 2014. The lease agreement has an option to purchase the property at a price of $980,000 at the end of its term. The Company currently plans to purchase the land at the end of lease term.

Leicester One MA Solar, LLC
(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

December 31, 2013

3. Site Lease (Continued)

During 2013, the Company expensed total rent of $18,333 of which $9,167 was paid by the Company's member and the remaining was included in accrued expenses and other payables at December 31, 2013.

4. Purchase of Solar Projects Under Construction

        In August 2013, the Company acquired the membership interest in a single member LLC who had done preliminary work on, and had rights to develop, the two solar projects under construction. Of the $1,000,000 purchase price, $500,000 has been paid by the member as of December 31, 2013. The remaining payments are due in 2014 and bear no interest. The broker fee associated with the acquisition was $360,000 ($0.06/watt). During 2013, the Company's affiliate, which is under common management and ownership, (member of the Company is a majority owner of the related entity) paid $180,000 on the Company's behalf and is included in due to related parties at December 31, 2013 and the remaining portion is included accrued expenses and other payables.

5. Related-Party Transactions

Advisory Service Agreement

        On December 16, 2013, the Company entered into an advisory services agreement with an entity whose owners are also owners of the Company to provide the management services necessary for the Company to operate its business. Fees for these services are $22,500 per quarter, or $90,000 per year. The advisory services agreement is scheduled to expire on December 16, 2017. During the period ended December 31, 2013, the Company capitalized total fees of $3,945 into the project and included the amount in accrued expenses and other payables.

Other

        During 2013, the Company's affiliate (related through common ownership) paid $41,502 of construction related costs on behalf of the Company, which is included in due to related parties. The balance is non-interest bearing and due on demand.

6. Member's Equity

        The Company is a single member limited liability company, which is owned by one member.

7. Subsequent Events

        In February 2014, the Company entered into a Senior Secured Credit Agreement or ("SSCA") which provides the Company with total cash advances of $8,339,800 with an aggregate principal repayment amount of $8,510,000 plus a Deferred Pay Amount consisting of the interest and commitment fees accrued prior to the commencement of scheduled repayments. Until fully drawn down, all amounts of interest (11.0% per annum) and commitment fees (0.5%) are capitalized and added to the principal due. The SSCA is scheduled to be fully drawn down in December 2014. At full draw down, principal payments begin in accordance with a prescribed schedule for a period of approximately 64 months.

        In conjunction with obtaining financing, the Company modified its membership interest. The lender received a 9.9% profit interest on future earnings of the Company.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Leicester One MA Solar, LLC
(A Development Stage Company)

As of September 30, 2014 and December 31, 2013 and
For the Nine Month Period Ended September 30, 2014 and
the Period From June 25, 2013 to September 30, 2013

Leicester One MA Solar, LLC
(A Development Stage Company)
Condensed Consolidated Financial Statements (Unaudited)

Contents

Condensed Consolidated Balance Sheets as of September 30, 2014 and December 31, 2013	F-204
Condensed Consolidated Statements of Operations and Changes in Member's Equity for the Nine-Month Period Ended September 30, 2014 and the Period From June 25, 2013 to September 30, 2013	F-205
Condensed Consolidated Statements of Cash Flows for the Nine-Month Period Ended September 30, 2014 and the Period From June 25, 2013 to September 30, 2013	F-206
Notes to Condensed Consolidated Financial Statements	F-207

Leicester One MA Solar, LLC
(A Development Stage Company)

Condensed Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash	$567	$—
Prepaid expenses	4,000	—

Total current assets	4,567	—
Solar projects under construction	17,666,003	2,263,811

Total assets	$17,670,570	$2,263,811

Liabilities and member's equity
Current liabilities:
Accrued expenses and other payables	$738,460	$193,111
Loan payable	100,000	500,000
Due to affiliates	276,981	221,502
Current portion of debt	463,779	—

Total current liabilities	1,579,220	914,613
Debt, net of current portion and discount	6,756,020	—
Other liabilities	1,340,544	—

Total liabilities	9,675,784	914,613
Member's equity	7,994,786	1,349,198

Total liabilities and member's equity	$17,670,570	$2,263,811

See accompanying notes to condensed consolidated financial statements.

Leicester One MA Solar, LLC
(A Development Stage Company)

Condensed Consolidated Statements of Operations and Changes in Member's Equity (Unaudited)

	Nine-Month Period Ended September 30, 2014	For the Period From June 25, 2013 (Date of Inception) to September 30, 2013
General and administrative expenses	$139,605	$—

Net loss	(139,605)	—
Member's equity, beginning of period	1,349,198	—
Contributions	7,726,799	458,400
Distributions	(941,606)	—

Member's equity, end of period	$7,994,786	$458,400

See accompanying notes to condensed consolidated financial statements.

Leicester One MA Solar, LLC
(A Development Stage Company)

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine-Month Period Ended September 30, 2014	For the Period From June 25, 2013 (Date of Inception) to September 30, 2013
Operating activities
Net loss	$(139,605)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Rent expense paid by Member as noncash contribution	55,000
Changes in:
Prepaid expenses	(4,000)	—
Accrued expenses and other payables	32,125	—
Due to affiliates	55,479	—

Total adjustments	138,604	—

Net cash used by operating activities	(1,001)	—

Investing activities
Construction of solar assets	(7,457,170)	—

Net cash used in investing activities	(7,457,170)	—

Financing activities
Proceeds from borrowing	8,400,344	—
Distributions	(941,606)	—

Net cash provided by financing activities	7,458,738	—

Net change in cash	567	—
Cash, beginning of period	—	—

Cash, end of period	$567	$—

Noncash activity—Nine Month Period Ended September 30th 2014
Cost Paid by Member
i. Capital expenditure for solar projects	$7,250,180
ii. Capitalized legal lees	$21,619
iii. Loan payable	$400,000
Other Non-Cash Activity
iv. Capitalized debt discount	$14,153
v. Capitalized amortization of debt discounts	$145,846
vi. Capitalized interest expense	$445,724
vii. Capitalized management fees	$67,500
Noncash activity—For the Period June 25, 2013 (Date of Inception) to September 30th 2013
Cost Paid by Member
i. Capital expenditure for solar projects	$458,400

Supplemental cash flow information

        During the nine month period ended September 30, 2014 and the period from June 25, 2013 to September 30, 2013, no amounts were paid for interest or income taxes.

See accompanying notes to condensed consolidated financial statements.

Leicester One MA Solar, LLC
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited)

1. General Information and Summary of Significant Accounting Policies

General Information and Principals of Consolidation

        The Company is a Delaware limited liability Company formed on June 25, 2013, that, as of September 30, 2014, was the single member of two limited liability companies. The purpose and business of the Company is the development, financing, acquisition, ownership, construction, and operation of two projects involving the installation of solar photovoltaic (PV) electricity generating systems on vacant land (referred to as a solar farm) in Leicester, Massachusetts to generate and sell electricity to commercial/industrial off-takers, municipal and related off-takers, and local electricity to the local utility and to generate and sell solar renewable energy certificates ("SRECs"). The Company is authorized under its limited liability company agreement to develop two contiguous PV systems of approximately 6.0 megawatts ("MW") of total nameplate capacity. Since its inception through September 30, 2014, the Company devoted substantially all its efforts to the development, financing, acquisition, ownership, and construction of solar PV projects. As of September 30, 2014, planned principal operations had not begun.

        All intercompany accounts and transactions have been eliminated in consolidation.

Unaudited interim financial information

        The condensed consolidated financial statements as of September 30, 2014 and for the nine-month period ended September 30, 2014 and for the period from June 25, 2013 (date of inception) to September 30, 2013 included herein have been prepared by the Company in conformity with U.S. generally accepted accounting principles, and include all adjustments (consisting of normal and recurring adjustments) that management considers necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. These condensed consolidated financial statements should be read in conjunction with the 2013 audited financial statements of the Company. The results of operations for the nine-month period ended September 30, 2014 and for the period from June 25, 2013 (date of inception) to September 30, 2013 are not necessarily indicative of the results to be anticipated for the entire year ending December 31, 2014 and for the period June 25, 2013 (date of inception) to December 31, 2013.

Going Concern

        The condensed consolidated financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. As September 30, 2014 and December 31, 2013, the Company had no established source of revenues and has working capital deficit of approximately $1,574,653 and $914,613, respectively. The Company's ability to continue as a going concern is dependent upon combination of completing construction of the projects, obtaining permission to operate certificates, generating substantial revenue and raising necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raises substantial doubt that the Company will be able to continue as a going concern. These condensed consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Leicester One MA Solar, LLC
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

1. General Information and Summary of Significant Accounting Policies (Continued)

        The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenue generation, with interim cash flow deficiencies being addressed through additional capital contribution by member and debt financing. The Company entered into debt financing during 2014 however such financing may not be sufficient to fund its operations and complete the construction of the projects. The Company cannot be certain that additional financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its efforts to complete construction and begin operations.

Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates of the Company include the profit interest liability. Actual results could differ from those estimates.

Subsequent Events

        The Company has evaluated subsequent events through December 10, 2014, which is the date when the condensed consolidated financial statements were available to be issued.

2. Solar Projects Under Construction

        The two solar PV system installations which are under construction are stated at cost. Cost includes mainly construction costs paid to its Engineering Procurement and Construction (EPC) contractor, financing costs associated with the construction, costs to obtain the financing and the cost to acquire the right to construct projects. The EPC contractor is closely held and privately owned. The majority owner of the EPC contractor is also the owner of 50% of an LLC that owns the Company.

3. Site Lease

        On October 31, 2013, the Company entered into a site lease agreement for both projects with a fixed annual rent of $110,000 rent payable in monthly installment of $9,167. The lease ends on November 1, 2014. The lease agreement has an option to purchase the property at a price of $980,000 at the end of its term. For the nine months period ended September 30, 2014 and the period from June 25, 2013 to September 30, 2013, the Company expensed total rent of approximately $82,500 and $0, respectively.

        On October 22, 2014, the Company exercised its option to purchase the property under the site lease agreement and entered into a purchase and sale agreement with the landlord to purchase the land for $980,000.

Leicester One MA Solar, LLC
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

4. Purchase of Solar Projects Under Construction

        In August 2013, the Company acquired the membership interest in a single member LLC who had done preliminary work on and had rights to develop the two solar projects under construction. Of the $1,000,000 purchase price, $900,000 has been paid by the member as of September 30, 2014. The remaining payments are due in 2014 and bear no interest. The broker fee associated with the acquisition was $360,000. During 2013, the Company's affiliate, which is under common management and ownership, (member of the Company is a majority owner of the related entity) paid $180,000 on the Company's behalf which was recorded within due to affiliates as of September 30, 2014 and December 31, 2013, and the remaining $180,000 is included in current liabilities at September 30, 2014 and December 31, 2013.

5. Related Party Transactions

Advisory Service Agreement

        On December 16, 2013, the Company entered into an advisory services agreement with an entity whose owners are also owners of the Company to provide the management services necessary for the Company to operate its business. Fees for these services are $22,500 per quarter, or $90,000 per year. The advisory services agreement is scheduled to expire on December 16, 2017. During the nine month period ended September 30, 2014 and the period from June 25, 2013 to September 30, 2013, the Company capitalized total fees of $67,500 and $0, respectively, into the project and included the amount in accrued expenses and other payables.

6. Credit Arrangement

        In February 2014, the Company entered into a Senior Secured Credit Agreement or "SSCA" which provides the Company with total cash advances of $8,339,800 with an aggregate principal repayment amount of $8,510,000 plus a Deferred Pay Amount "DPA", consisting of the interest and commitment fees accrued prior to the commencement of scheduled repayments. Each advance carries a 2% original issue discount. The amortization of the discount is included in solar project costs during construction and within interest expense after the system is placed in service. Until fully drawn down, all amounts of interest (11% per annum) and commitment fees (.5%) are capitalized and added to the principal due. The SSCA has been fully drawn down as of September 30, 2014. At full draw down, principal payments begin in accordance with a prescribed schedule for a period of approximately 64 months. At September 30, 2014, the Company borrowed $8,400,344 (net of discount of $171,051). The excess borrowings of $60,544 as of September 30, 2014 under the agreement will be repaid within the next 12 months.

        During nine months ended September 30, 2014, the Company capitalized all interest and amortization of debt discount.

Leicester One MA Solar, LLC
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

6. Credit Arrangement (Continued)

        The following are the estimated principal payments, not including interest and fees capitalized to principal, based upon an August 31, 2014 start date for payments:

Year Ending December 31,	Amount
2014—remainder	$252,779
2015	752,000
2016	1,507,000
2017	1,912,000
2018	2,131,000
Thereafter	2,017,000

$8,571,779

        In February 2014, in conjunction with obtaining financing, the Company modified its membership interests. The lender who provided the senior secured credit agreement received a 9.9% profits interest that was determined to be a liability share based award valued at $1,340,500. This amount has been recorded as a discount to the loan payable with a corresponding charge to profits interest payable in other liabilities. The Company will remeasure the profit interest liability each period as an adjustment to interest expense when operations commence. During the nine months ended September 30, 2014, the Company capitalized amortization of the discount of $145,846 into the solar project.

FINANCIAL STATEMENTS

GASNA 18P, LLC
(A Development Stage Company)

As of December 31, 2013 and 2012, and for the Period from September 10,
2012 (Date of Inception) to December 31, 2012 and the Year Ended
December 31, 2013

With Report of Independent Auditors

GASNA 18P, LLC
(A Development Stage Company)

Financial Statements

As of December 31, 2013 and 2012, and for the Period from September 10, 2012 (Date of Inception)
to December 31, 2012 and Year Ended December 31, 2013

Report of Independent Auditors

To the Member of
GASNA 18P, LLC

Report on the Financial Statements

        We have audited the accompanying financial statements of GASNA 18P, LLC (a development stage company) which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, changes in member's equity, and cash flows for the period from September 10, 2012 (date of inception) to December 31, 2012 and the year ended December 31, 2013, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GASNA 18P, LLC at December 31, 2013 and 2012, and the results of its operations and its cash flows for the period from September 10, 2012 (date of inception) to December 31, 2012 and the year ended December 31, 2013, in accordance with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Hartford, Connecticut
August 11, 2014

GASNA 18P, LLC
(A Development Stage Company)

Balance Sheets

	December 31
	2013	2012
Assets
Cash and cash equivalents	$7,043	$—

Total current assets	7,043	—
Solar project under construction	20,978,753	4,175,626

Total assets	$20,985,796	$4,175,626

Liabilities and member's equity
Liabilities:
Accounts payable	$9,945,900	$55,000
Due to GeStamp and affiliates	8,786,238	4,042,235

Total current liabilities	18,732,138	4,097,235
Asset retirement obligation	390,078	77,641

Total liabilities	19,122,216	4,174,876
Member's equity	1,863,580	750

Total liabilities and member's equity	$20,985,796	$4,175,626

The accompanying notes are an integral part of these financial statements.

GASNA 18P, LLC
(A Development Stage Company)

Statements of Operations

For the Period from September 10, 2012 (Date of Inception) to
December 31, 2012 and the Year Ended December 31, 2013

	2013	2012
Net sales	$—	$—
Costs of sales	—	—

Operating income	—	—
Other income (expense):
Interest expense		—
Other income (expense)—net	—	—

Total other expense		—

	—	—

Net income	$—	$—

The accompanying notes are an integral part of these financial statements.

GASNA 18P, LLC
(A Development Stage Company)

Statements of Member's Equity

For the Period from September 10, 2012 (Date of Inception) to
December 31, 2012 and Year Ended December 31, 2013

Amount
Member's equity—September 10, 2012	$—
Contributions	750

Member's equity—December 31, 2012	$750

Contributions	$1,862,830

Member's equity—December 31, 2013	$1,863,580

The accompanying notes are an integral part of these financial statements.

GASNA 18P, LLC
(A Development Stage Company)

Statements of Cash Flows

For the Period from September 10, 2012 (Date of Inception) to
December 31, 2012 and Year Ended December 31, 2013

	2013	2012
Cash flows from operating activities	$—	$—
Cash flows from investing activities
Capital expenditures	$(1,855,787)	$(750)

Net cash used in investing activities	(1,855,787)	(750)
Cash flows from financing activities
Capital contributions	1,862,830	750

Net cash provided by financing activities	1,862,830	750

Net increase(decrease) in cash and cash equivalents	7,043	—
Cash and cash equivalents:
Beginning of period	—	—

End of year	$7,043	$—

Supplemental cash flow information
Noncash investing activities:
Accrued capital expenditures	$14,947,341	$4,174,876

The accompanying notes are an integral part of these financial statements.

GASNA 18P, LLC
(A Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012

1. Organization and Business

        GASNA 18P, LLC (the Company) was formed on September 10, 2012, in the state of Delaware. The sole member of the Company is GASNA 18, LLC, which is an affiliate of Gestamp Asetym Solar North America Inc. (Gestamp). GASNA 18, LLC is wholly owned by Gestamp Asetym Solar, S.L., a Spain-based company.

        During 2013 and 2012, the Company was engaged in the construction of a solar energy facility and was, therefore, a development-stage company. The purpose of the Company is to generate and sell renewable solar energy through the development of a solar energy project (the Project) at the Puerto Rico Convention Center located in the municipality of San Juan, Puerto Rico. The Company will install, own, operate, and maintain photovoltaic panels that will generate approximately 5 MW of alternating current electricity from solar energy. The Company has entered into a Solar Power Services Agreement (SPSA) to sell the electricity to the Puerto Rico Convention Center District Authority.

2. Summary of Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's estimates include the asset retirement obligation. Actual results could differ from those estimates.

Cash and Cash Equivalents

        The Company considers as cash equivalents all highly liquid investments with an original maturity of three months or less. Cash and cash equivalents consist of cash on deposit with banks.

Solar Project under Construction

        Solar project under construction as of December 31, 2013 and 2012 includes all the capitalized costs for the development and construction of the project and related solar power facilities. Capitalized cost of solar facilities includes acquisition costs, development costs, construction costs, capitalized interest, development fees, and all other costs associated with bringing the asset to the working condition for its intended use. The Company reviews the solar project asset under construction for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. As of December 31, 2013 and 2012, no impairment was determined to exist.

Accounts Payable

        Accounts payable as of December 31, 2013 and 2012, consist of unpaid development and construction costs primarily due to the Company's engineering, procurement and construction ("EPC") contractor in accordance with the terms of the EPC agreement, which were paid during 2014 through additional support from the Member.

GASNA 18P, LLC
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2013 and 2012

2. Summary of Significant Accounting Policies (Continued)

Income Taxes

        For federal and state tax purposes, the Company is taxed as a partnership. All income from the Company is reported on the member's federal and state corporate income tax returns. Thus, no provision for income taxes has been recorded in the accompanying financial statements. All periods since inception of the Company remain open for examination by tax authorities.

Fair Value Measurements

        Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Recently Issued Accounting Standards

        The Company believes recently issued accounting standards have no material effect on its financial statements.

        A three-tiered fair value hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable to prioritize inputs is used to measure fair value. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company's market assumptions. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is available and significant to the fair value measurement. Those tiers are defined as follows:

  Level 1—Inputs are quoted prices in active markets for identical assets or liabilities.

  Level 2—Inputs are other than quoted prices included within Level 1 that are observable, either directly or indirectly.

  Level 3—Inputs are unobservable using the valuation methodology that is significant to the overall fair value measurement.

        The estimated fair values of cash and cash equivalents and accounts payable approximate their carrying values due to their short-term nature. The Company's estimated fair value of the asset retirement obligation is a Level 3 measurement.

3. Related-Party Transactions

        Gestamp and its affiliates perform construction management, asset management, administrative, legal, and accounting services for the Company and charge certain fees to cover these costs as construction fees. During 2013 and 2012, Gestamp and its affiliates charged the Company $1,695,031 and $314,651, respectively, for these services.

        Gestamp and its affiliates also procure certain construction related services and equipment on behalf of the Company for the solar project under construction. During 2013 and 2012, Gestamp and its affiliates passed through costs of $3,555,660 and $3,727,584, respectively, for procurement.

GASNA 18P, LLC
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2013 and 2012

3. Related-Party Transactions (Continued)

        The Company received additional support from the Member during 2014 that is sufficient to repay the amounts due to Gestamp and its affiliates at December 31, 2013.

4. Commitments and Contingencies

Lease Commitments

        In connection with the SPSA, the Company entered into a site lease agreement with the Puerto Rico Convention Center District Authority. The lease has a term concurrent with the SPSA. The total minimum rental commitments due in future years under this operating lease are not material.

Asset Retirement Obligation

        The Company is obligated to remove its solar panel system from the Project site at the end of the site lease term. The Company accounts for this obligation as an asset retirement obligation. The capitalized asset retirement costs, which are recorded within solar project asset under construction, and the related asset retirement obligation, are initially recorded based on the discounted present value of the future costs to remove the solar panel system from the project site. The future removal costs are estimated based on current market prices that are adjusted for an appropriate consumer price index (CPI) inflation factor. The discount rate utilized is based on a credit-adjusted, risk-free rate, which is estimated as the credit spread applicable to the Company over the average yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease term. The asset retirement liability will be accreted each period over the lease term.

Solar Power Services Agreement

        The SPSA requires that the Project's solar power system produce a guaranteed minimum output of energy, which varies depending on the SPSA contract year and commences upon the commercial operation date. In the event that the energy output in a contract year is less than the guaranteed minimum output, the Company is required to make a payment based on the shortfall of energy not produced multiplied by the difference, if any, of the energy rate charged by the Company pursuant to the SPSA and an applicable utility rate specified by the SPSA.

Operation and Maintenance Agreement

        The Company entered into an operation and maintenance agreement with the EPC contractor to provide operation and maintenance support for the project commencing upon operation of the solar project under construction. The agreement has a five year term and requires the Company to pay a non-escalating annual fee of $108,931.

5. Subsequent Events

        The Company has evaluated subsequent events through August, 11, 2014, the date the accompanying financial statements were available to be issued.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

PRCC Solar Holding LLC

As of September 30, 2014 and December 31, 2013 and
For the Nine Month Periods Ended September 30, 2014 and 2013

PRCC Solar Holding LLC

Condensed Consolidated Financial Statements (Unaudited)

PRCC Solar Holding LLC

Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2014 (Unaudited)	December 31, 2013
Assets
Cash and cash equivalents	$293,933	$7,043
Accounts receivable	438,224	—
Prepaid expenses and other current assets	83,260	—

Total current assets	815,417	7,043
Solar project under construction	—	20,978,753
Solar project in service	24,194,165	—
Accumulated depreciation	(403,236)	—

Total assets	$24,606,346	$20,985,796

Liabilities and member's equity
Liabilities:
Accounts payable	$34,076	$9,945,900
Due to Gestamp and affiliates	2,765,978	8,786,238

Total current liabilities	2,800,054	18,732,138
Asset retirement obligation	502,075	390,078

Total liabilities	3,302,129	19,122,216
Members' equity	21,304,217	1,863,580

Total liabilities and members' equity	$24,606,346	$20,985,796

The accompanying notes are an integral part of these condensed consolidated financial statements.

PRCC Solar Holding LLC

Condensed Consolidated Statements of Operations (Unaudited)

	Nine Months Ended September 30
	2014	2013
Revenues:
Sale of electricity	$938,224	$—
Costs and expenses:
Operating expenses	111,937	—
Depreciation expense	403,236	—
Professional fees	319,090	—
General and administrative	59,928	—

Operating income	44,033	—

Net income	$44,033	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

PRCC Solar Holding LLC

Condensed Consolidated Statements of Members' Equity

For the Nine Months Ended September 30, 2014 and 2013 (Unaudited)

Amount
Members' equity—January 1, 2013	$750
Contributions	1,548,104

Members' equity—September 30, 2013	$1,548,854

Members' equity—January 1, 2014	$1,863,580
Contributions	21,573,571
Distributions	(2,176,967)
Net profit	44,033

Members' equity—September 30, 2014	$21,304,217

The accompanying notes are an integral part of these condensed consolidated financial statements.

PRCC Solar Holding LLC

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30
	2014	2013
Operating activities
Net income	$44,033	$—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	403,236	—
Accretion of asset retirement obligation	52,209	—
Changes in:
Accounts receivable	(438,224)	—
Prepaid expenses and other current assets	(83,260)	—
Accounts payable	(22,717)	—

Net cash provided by operating activities	(44,723)	—
Investing activities
Capital expenditures	(7,791,512)	(1,546,716)

Net cash used in investing activities	(7,791,512)	(1,546,716)
Financing activities
Capital distributions	(2,176,967)	—
Capital contributions	10,300,092	1,548,104

Net cash provided by financing activities	8,123,125	1,548,104

Net change in cash and cash equivalents	286,890	1,388
Cash and cash equivalents:
Beginning of period	7,043	—

End of period	$293,933	$1,388

Supplemental cash flow information
Noncash investing and financing activities:
Accrued capital expenditures	$—	$3,496,979

Members' contributions—payment of accounts payable related to solar projects ($9,889,107) and other costs for solar projects ($1,384,372)	$11,273,479	$—

Asset retirement obligation	$59,788	$234,328

The accompanying notes are an integral part of these condensed consolidated financial statements.

PRCC Solar Holding LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Nine Months Ended September 30, 2014 and 2013

1. Company Organization and Nature of Business

        PRCC Solar Holding LLC (the Company) is a Delaware limited liability company formed on March 16, 2014. GASNA 18, LLC (GASNA 18) was the Company's sole member on the formation date. GANSA 18 is an affiliate of Gestamp Asetym Solar North America Inc. (Gestamp). GASNA 18 is wholly owned by Gestamp Asetym Solar, S.L., a Spain-based company.

        GASNA 18P, LLC (the Project Company) was formed on September 10, 2012, in the state of Delaware. GASNA 18 was the Project Company's sole member through March 25, 2014. The purpose of the Project Company is to generate and sell renewable solar energy through its 5 MW solar energy system (Solar System) located at the Puerto Rico Convention Center in the municipality of San Juan, Puerto Rico. The Project Company has entered into a Solar Power Services Agreement (SPSA) to sell the electricity generated from the Solar System to the Puerto Rico Convention Center District Authority. The Project Company received permission to operate (PTO) on April 11, 2014 and has commenced selling energy pursuant to the SPSA.

        On March 25, 2014, GASNA 18 assigned all its membership interests in GASNA 18P, LLC to PRCC Solar Holding LLC resulting in the Project Company becoming a wholly owned subsidiary of the Company. At the time of this transaction, the Project Company met the definition of a business as construction of the Solar System was complete and processes had been implemented for the generation and sale of electricity under the SPSA. Accordingly, this transaction is accounted for as a transfer of a business between entities under common control as both entities are under common control of GASNA 18. The assets and liabilities of the Project Company were transferred to the Company as of March 25, 2014 based on their carrying amounts. The consolidated financial statements of the Company have been presented as commencing on September 10, 2012, which is the date the Project Company was formed and under control of GANSA 18.

        Pursuant to a Membership Interest Purchase Agreement (MIPA), on March 27, 2014, an unaffiliated tax equity investor acquired the Class A membership interests of the Company from GASNA 18. Pursuant to the MIPA, the unaffiliated tax equity investor is also entitled to purchase the Class C membership interests of the Company which convert to Class A membership interests upon the closing of a debt financing event, as defined in the MIPA. As holder of the Class B membership interests, GASNA 18 is the managing member of the Company. As of September 30, 2014, after total capital contributions provided by the members and allocation of net income to the members, the balances of the Class A and Class B members' equity were $9,358,139 and $11,946,078, respectively.

2. Summary of Significant Accounting Policies

Unaudited interim financial information

        The condensed consolidated financial statements as of September 30, 2014 and for the nine-month periods ended September 30, 2014 and 2013 included herein have been prepared by the Company in conformity with U.S. generally accepted accounting principles, and include all adjustments (consisting of normal and recurring adjustments) that management considers necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. These condensed consolidated financial statements should be read in conjunction with the 2013 audited financial statements of the Company. The results of operations for the nine-month periods ended

PRCC Solar Holding LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

For the Nine Months Ended September 30, 2014 and 2013

2. Summary of Significant Accounting Policies (Continued)

September 30, 2014 and 2013 are not necessarily indicative of the results to be anticipated for the entire year ending December 31, 2014 and 2013.

Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's estimates include the asset retirement obligation and useful life of solar project. Actual results could differ from those estimates.

Accounts Receivable

        Accounts receivable are generated primarily from the sale of electricity generated by the Company's solar project and are stated at the amount the Company expects to collect from outstanding invoices. The Company's policy for determining when receivables are past due is based on contractual terms. The Company writes off accounts receivable through a charge to earnings and a credit to a valuation allowance when it deems them (a) uncollectable or (b) not prudent to undergo collection efforts; i.e., if the cost of collection outweighs the benefit. Balances that are still outstanding after management has used reasonable collection efforts are also written off. Outstanding receivables are evaluated on a quarterly basis to determine if they should be written off.

Solar Project in Service

        The solar project reached commercial operation on April 11, 2014. Depreciation is recorded using the straight-line method over an estimated useful life of 30 years.

        Solar project in service and under construction includes all the capitalized costs for the development and construction of the project and related solar power facilities. Capitalized cost of solar facilities includes acquisition costs, development costs, construction costs, capitalized interest, development fees, and all other costs associated with bringing the asset to the working condition for its intended use.

        Pursuant to Section 48 of the Internal Revenue Code, the Company is eligible to receive investment tax credits through its ownership of the solar project. A taxpayer is allowed to claim a credit of 30% of qualified expenditures for a residential or commercial solar energy system that is placed in service on or before December 31, 2016. The ITCs have a five year recapture period. Generally, such ITCs are available for use on the date the Solar System is placed-in-service. Because the ITCs are subject to complying with certain requirements, there can be no assurance that the aggregate amount of ITCs will be realized and failure to meet all such requirements may result in generating a lesser amount of energy tax credits than the expected amount.

Impairment of Long-Lived Assets

        The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company compares the assets' carrying value to future undiscounted net cash flows expected to result from the

PRCC Solar Holding LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

For the Nine Months Ended September 30, 2014 and 2013

2. Summary of Significant Accounting Policies (Continued)

use of the assets and their eventual disposals. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. No impairment charges have been recorded to date.

Revenue Recognition

        The Company has evaluated the SPSA and determined that it does not qualify as a lease as the pricing is fixed through the term of the agreement. Payments to be received by the Company under the SPSA are based upon the amount of electricity produced at the rate per kilowatt hour (kWh) specified by the SPSA. The Company records revenues at the time the energy is produced and delivered.

Subsequent Events

        The Company has evaluated subsequent events through December 11, 2014, which is the date when the financial statements were available to be issued.

3. Related-Party Transactions

        Gestamp and its affiliates perform construction management, asset management, administrative, legal, and accounting services for the Company and charge certain fees to cover these costs such as overhead costs and construction fees. Gestamp and its affiliates also procure certain construction related services and equipment on behalf of the Company for the solar project under construction. As of September 30, 2014 and December 31, 2013, the Company owed Gestamp and its affiliates $2,765,978 and $8,786,238, respectively, for these services.

4. Commitments and Contingencies

Operation and Maintenance Agreement

        The Company entered into an operation and maintenance agreement with the EPC contractor to provide operation and maintenance support for the project commencing upon operation of the solar project under construction. The agreement began in April 2014 and has a five year term and requires the Company to pay a non-escalating annual fee of $108,931.

CONSOLIDATED FINANCIAL STATEMENTS

Palmer Solar Holdings, LLC
(A Development Stage Company)

Year Ended December 31, 2013
With Report of Independent Auditors

Palmer Solar Holdings, LLC
(A Development Stage Company)

Consolidated Financial Statements

For the Year Ended December 31, 2013

Report of Independent Auditors

To The Members
Palmer Solar Holdings, LLC

        We have audited the accompanying consolidated financial statements of Palmer Solar Holdings, LLC, (A Development Stage Company) (the Company), which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations, changes in members' equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Palmer Solar Holdings, LLC at December 31, 2013, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The Company's Ability to Continue as a Going Concern

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has negative net working capital that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP
Hartford, Connecticut
August 11, 2014

Palmer Solar Holdings, LLC
(A Development Stage Company)

Consolidated Balance Sheet

December 31, 2013

Assets
Cash and cash equivalents	$1,000
Prepaid expenses	25,200

Total current assets	26,200
Solar panel projects under construction	13,487,665
Due from affiliate	180,000

Total assets	$13,693,865

Liabilities and members' equity
Current liabilities:
Accrued expenses and other payables	$175,795
Due to affiliates	195,925
Loan payable	1,071,000
Current maturities of long-term debt	42,000

Total current liabilities	1,484,720
Long term liabilities:
Long-term debt, net of current portion and debt discount	3,650,279
Other liabilities	1,325,231

Total long term liabilities	4,975,510

Total liabilities	6,460,230
Members' equity	7,233,635

Total liabilities and members' equity	$13,693,865

See accompanying notes to consolidated financial statements.

Palmer Solar Holdings, LLC
(A Development Stage Company)

Consolidated Statement of Operations

For the Year Ended December 31, 2013

General and administrative expenses	$27,672

Net loss	$(27,672)

See accompanying notes to consolidated financial statements.

Palmer Solar Holdings, LLC
(A Development Stage Company)

Consolidated Statement of Changes in Members' Equity

For the Year Ended December 31, 2013

Members' equity, January 1, 2013	$—
Contributions	7,261,307
Net loss	(27,672)

Members' equity, December 31, 2013	$7,233,635

See accompanying notes to consolidated financial statements.

Palmer Solar Holdings, LLC
(A Development Stage Company)

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2013

Cash flows from operating activities
Net loss	$(27,672)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of asset removal obligation	2,919
Decrease (increase) in:
Prepaid expenses	(25,200)
Due from affiliate	(180,000)
Due to affiliates	27,052
Accrued expenses and other payables	175,795

Total adjustments	566

Net cash used in operating activities	(27,106)
Cash flows from investing activities
Solar panel projects in process	(4,852,800)

Net cash used in investing activities	(4,852,800)
Cash flows from financing activities
Proceeds from long-term debt obligations	4,880,906

Net cash provided by financing activities	4,880,906

Net increase in cash and cash equivalents	1,000
Cash and cash equivalents beginning of the year	—

Cash and cash equivalents end of the year	$1,000

See accompanying notes to consolidated financial statements.

Palmer Solar Holdings, LLC
(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2013

1. General Information and Summary of Significant Accounting Policies

General Information and Principles of Consolidation

        Palmer Solar Holdings, LLC, formerly Industrial Way Solar, LLC, (the "Company") is a Delaware limited liability Company. The purpose and business of the Company is the development, financing, acquisition, ownership, construction, and operation of three projects involving the installation of solar photovoltaic (PV) electricity generating systems on vacant land (referred to as a solar farm) in Palmer, Massachusetts to generate and sell electricity to the local electric utilities and to generate and sell Solar Renewable Energy Credits ("SRECs"). The Company is authorized under its limited liability company agreement to develop three contiguous PV systems of approximately 1.4 megawatts ("MW"), each or 4.2 MW in total, of nameplate capacity.

        The Company has caused the Project LLCs to enter into site-specific EPC agreements with its EPC contractor for each of the three projects.

        The Company commenced operations as a development stage entity on November 15, 2013. As of December 31, 2013, the Company's three projects were substantially complete and had received their Substantial Completion Certificates ("SCC") from an independent engineer. In April 2014, the projects received their Permission To Operate ("PTO") from the local utility.

        All intercompany accounts and transactions have been eliminated in consolidation.

Development Stage Entity

        Since November 15, 2013 through December 31, 2013, the Company devoted substantially all its efforts to the development, financing, acquisition, ownership, and construction of solar PV projects. Accordingly, as of December 31, 2013, planned principal operations had not begun and therefore, the Company is a development stage entity.

Cash and Cash Equivalents

        The Company considers all short-term, highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Asset Retirement Obligations

        Generally, each Project LLC is obligated to remove its solar panel system from the project site at the end of the site lease or license term. The Company accounts for this obligation as an asset retirement obligation, using the following methodology.

        The cost associated with removing the solar panel system is estimated based on current market prices. The asset retirement obligation, which is the present value of the future cost to remove the asset upon retirement as of the scheduled end of the site lease or license term, is calculated using an appropriate consumer price index ("CPI") inflator, which is estimated based on the historical average of the CPI over the 20 years prior to when the solar panel system is placed in service. The asset retirement cost and the related asset retirement obligation, at inception, are calculated as the discounted present value of the asset retirement obligation using a credit-adjusted rate above the risk-free rate, which is estimated as the credit spread appropriate to the Company over the average

Palmer Solar Holdings, LLC
(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

December 31, 2013

1. General Information and Summary of Significant Accounting Policies (Continued)

yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease or license term. From the point the property under the site lease is modified, the capitalized cost of the asset retirement obligation is recorded in "Solar panel projects under construction" and the fair value of its related liability is recorded as "Obligation to remove solar panel" in other liabilities.

        Once placed in service, the capitalized cost of the asset retirement obligation is depreciated each period and recorded as depreciation expense. The related liability is accreted each period and is recorded as operating expense.

Income Taxes

        The Company is taxed as a partnership for federal tax purposes, and all of the Project LLCs are disregarded entities. Therefore, neither the Company nor any of its Project LLCs is a taxpaying entity for federal or state income tax purposes, and thus no income tax expense, benefit, asset or liability has been recorded. Each member of the Company is responsible for reporting on its own tax returns its distributive share of all items of income, gain, loss, deduction, and tax preferences, whether or not any actual cash distribution has been or will be made to such member. All tax years since the inception of the Company in November 2013, are open for examination by federal and state tax authorities.

Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates of the Company include the asset removal obligations. Actual results could differ from those estimates.

2. Going Concern

        The consolidated financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. As of December 31, 2013, the Company has no established source of revenues and has working capital deficit of $1,458,520. The Company's ability to continue as a going concern is dependent upon combination of completing construction of the projects, obtaining permission to operate (PTO) certificates, generating substantial revenue and raising necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. Although PTO was obtained in April 2014, the amount of revenue generation and financing cannot be predicted with any certainty at this time and raises substantial doubt that the Company will be able to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Palmer Solar Holdings, LLC
(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

December 31, 2013

2. Going Concern (Continued)

        The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional capital contribution by the members and debt financing. The Company cannot be certain that additional financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations.

3. Solar Panel Projects in Process

        The three solar PV system installations are stated at cost. Cost includes construction costs by its EPC contractor, financing cost associated with the construction, costs to obtain the financing and the cost to acquire right; to construct projects. Since the projects did not receive PTOs until 2014, the projects are not considered to be in service and were not subject to depreciation in 2013.

Impairment of Solar Assets

        Solar assets, which are held and used by the Company, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation process consists of comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount. If impairment is indicated by that evaluation, the asset is written down to its estimated fair value through a charge to operating expenses. There have been no impairment losses recognized to date.

4. Site Lease Agreements

        The three Project LLCs have each entered into substantially identical site lease agreements. Lease obligations include a $7,500 per MW installation bonus due 50% on start of construction and 50% 30 days thereafter, and monthly payments of $20,000 per MW which is subject to 2% escalation and subsequent adjustments.

        Outlined below, assuming that each solar system's annual generation matches its nameplate capacity, is an estimate of the total minimum annual rent payments to be made under site leases entered into by Project LLCs for the Company's three projects in Massachusetts:

Year Ending December 31,	Amount
2014	$106,759
2015	85,954
2016	87,673
2017	89,427
2018	91,215
Thereafter	1,809,436

$2,270,474

Palmer Solar Holdings, LLC
(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

December 31, 2013

5. Concentrations

Credit Risk

        Financial instruments that potentially expose the Company to a concentration of credit risk consist principally of temporary cash investments.

6. Related Party Transactions

EPC Contractor

        The Company has entered into three site-specific EPC agreements with Project LLCs. The EPC contractor, a related party, is obligated to provide O&M support for all of the projects. The EPC contractor is closely held and privately owned. The majority owner of the EPC contractor is also the owner of 50% of an LLC that owns 87.6% of the Company.

Advisory Service Agreement

        On October 31, 2013, the Company entered into an advisory services agreement with an entity whose owners are also owners of the Company to provide the management services necessary for the Company to operate its business. Fees for these services are $15,750 per quarter, or $63,000 per year. The advisory services agreement is scheduled to expire on October 31, 2017.

Other

        During 2013, the Company paid $180,000 of solar project costs of an affiliate, which was still due from the affiliate as of December 31, 2013. In addition, during 2013 certain affiliates paid $27,052 of costs on behalf of the Company, which were still payable as of December 31, 2013.

7. Contingencies and Commitments

Operations and Maintenance Agreements

        Pursuant to the terms of the master EPC agreement, the Company, on behalf of the Project LLCs, has entered into a master operations and maintenance service ("O&M") agreement with the EPC contractor to provide operations and maintenance support to all of the projects in service for an annual fee of $0.015 cents per watt of installed capacity plus reimbursable costs, which fee will begin for each project from the date on which the PTO was issued for the project and, from the eleventh anniversary of such date, will escalate at the rate of 2% annually. The master O&M agreement is currently scheduled to expire on the 240th full month after the PTO date.

Palmer Solar Holdings, LLC
(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

December 31, 2013

7. Contingencies and Commitments (Continued)

        Outlined below, based on each solar system's nameplate capacity is an estimate of the total annual fee payments to be made under the master O&M agreement:

Year Ending December 31,	Amount
2014	$32,000
2015	63,000
2016	63,000
2017	63,000
2018	63,000
Thereafter	977,000

$1,261,000

8. Purchase of Solar Project Assets

        In 2013, the Company acquired 97.5% of the Membership interest in three single member LLCs who had projects in progress. Of the $1,921,000 purchase price, $850,000 has been paid as of December 31, 2013. The remaining payments are due in 2014.

9. Senior Secured Credit Agreement

        In November 2013, the Company entered into a Senior Secured Credit Agreement or "SSCA" that provides the Company with total cash advances of $5,390,000 with an aggregate principal repayment amount of $5,500,000 that includes a Deferred Pay Amount consisting of the interest and commitment fees accrued prior to the commencement of scheduled repayments. Until fully drawn down, all amounts of interest (11% per annum) and commitment fees (.5%) are capitalized and added to the principal due. The SSCA was originally scheduled to be fully drawn down in March 2014, this was extended to November 2014, and management is in the process of seeking additional extensions. At full draw down, principal payments begin in accordance with a prescribed schedule.

        Based on a final November 2014 draw down, principal is due as follows:

Year Ending December 31,	Amount
2014	$42,000
2015	1,028,000
2016	1,192,000
2017	1,308,000
2018	1,406,000
Thereafter	524,000

5,500,000
Less current maturities	(42,000)

$5,458,000

Palmer Solar Holdings, LLC
(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

December 31, 2013

9. Senior Secured Credit Agreement (Continued)

        The SSCA contains both affirmative and negative covenants, which, in general, require the Company to provide financial information periodically, limit debt, maintain its projects and require a debt service coverage ratio of 1:1 and an interest coverage ratio of 2.25:1. At December 31, 2013, the Company was in technical default of this facility and had received a waiver effective through and including December 31, 2014.

        In conjunction with obtaining financing, the lender received a 9.9% profits interest. The 9.9% profits interest that the agent received was valued at $1,288,236 and this amount has been recorded as a debt discount, with a corresponding increase in other liabilities.

10. Members' Equity

        Membership Units are allocated profits based upon their pro rata unit holdings. Distributions are also subject to other provisions based on tax considerations and possible future financing transactions.

11. Cash Flow Disclosure

        During 2013, the Company had the following noncash items:

  i.
  $7,211,308 in solar project costs which were contributed by member.

  ii.
  $1,071,000 in solar project costs and a payable to a member.

  iii.
  $1,288,236 in debt discount and a profits interest liability.

  iv.
  $99,609 in finance costs capitalized to solar project costs.

  v.
  $34,753 in solar project costs and related asset retirement obligation.

  vi.
  $168,873 of professional fees paid by affiliate.

        During 2013, no amounts were paid for interest or income taxes.

12. Subsequent Events

        Management has evaluated subsequent events through August 11, 2014 which is the date when the consolidated financial statements were available to be issued.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Palmer Solar Holdings, LLC

As of September 30, 2014 and December 31, 2013 and for the Nine-Month
Periods Ended September 30, 2014 and 2013

Palmer Solar Holdings, LLC

Condensed Consolidated Financial Statements (Unaudited)

Palmer Solar Holdings, LLC

Condensed Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Cash and cash equivalents	$5,731	$1,000
Accounts receivable	366,222	—
Prepaid expenses	—	25,200
Due from affiliates	440,000	—

Total current assets	811,953	26,200
Solar panel projects in process	—	13,487,665
Solar panel projects, net	13,711,559	—
Due from affiliates	—	180,000

Total assets	$14,523,512	$13,693,865

Liabilities and members' equity
Current liabilities:
Accrued expenses and other payables	$786,831	$175,795
Due to affiliates	276,683	195,925
Loan payable to member	1,071,000	1,071,000
Current maturities of long-term debt	833,000	42,000

Total current liabilities	2,967,514	1,484,720
Long term liabilities:
Long-term debt, net of current portion and debt discount	3,810,784	3,650,279
Asset retirement obligation	39,862	36,995
Other liabilities	1,398,581	1,288,236

Total liabilities	8,216,741	6,460,230
Members' equity	6,306,771	7,233,635

Total liabilities and members' equity	$14,523,512	$13,693,865

See accompanying notes to condensed consolidated financial statements.

Palmer Solar Holdings, LLC

Condensed Consolidated Statement of Operations and Changes in Members' Equity (Unaudited)

	Nine Month Period Ended September 30,
	2014	2013
Revenues
Sale of electricity	$343,334	$—

Total revenues	343,334	—
Operating expenses	383,285	1,665
General and administrative expenses	121,802	—

Total cost and expenses	505,087	1,665

Operating loss	(161,753)	(1,665)
Other expense:
Interest expense	516,921	—

Net loss	(678,674)	(1,665)
Members' equity, beginning of period	7,233,635	—
Contributions to capital	—	900,000
Distributions to members	(248,190)	—

Members' equity, end of period	$6,306,771	$898,335

See accompanying notes to condensed consolidated financial statements.

Palmer Solar Holdings, LLC

Condensed Consolidated Statement of Cash Flows (Unaudited)

	Nine Months Period Ended September 30,
	2014	2013
Cash flows from operating activities
Net loss	$(678,674)	$(1,665)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	199,868	387
Amortization of debt discount	237,637	—
Accretion of asset retirement obligation	2,867	1,278
Decrease (increase) in:
Accounts receivable	(366,222)	—
Prepaid expenses	25,200
Due from affiliates	(260,000)	—
Increase (decrease) in:
Due to affiliates	80,758	—
Accrued expenses and other payables	376,580	38,803
Other liabilities	110,345	—

Total adjustments	407,033	40,468

Net cash (used in) provided by operating activities	(271,641)	38,803

Cash flows from investing activities
Capital expenditures	—	(38,803)

Net cash used in investing activities	—	(38,803)

Cash flows from financing activities
Contributions	—	—
Distributions	(248,190)	—
Proceeds from long-term debt	524,562	—

Net cash provided by financing activities	276,372	—

Net increase in cash	4,731	—
Cash, beginning of period	1,000	—

Cash, ending of period	$5,731	$—

Noncash activity—Nine month period ended September 30, 2014

i.
Capitalized accrued construction bonus of $15,750

ii.
Capitalized amortization of debt discount of $189,306

iii.
Capitalized financing costs of $188,137

iv.
Capitalized debt discount of $10,492 before PTO date

v.
Capitalized management advisory fees of $20,077

Noncash activity—Nine month period ended September 30, 2013

i.
Purchase of solar project asset through note payable for $1,921,000

ii.
Capitalized accrued legal costs of $38,803

iii.
Principal payments of note payable to member of $850,000

iv.
Capitalized legal costs paid by shareholder of $50,000

v.
Solar project costs and related assets retirement obligation of $34,753

Supplemental cash flow information

        During 2014 and 2013, no amounts were paid for interest or income taxes.

See accompanying notes to condensed consolidated financial statements.

Palmer Solar Holdings, LLC

Notes to the Condensed Consolidated Financial Statements (Unaudited)

1. General Information and Summary of Significant Accounting Policies

General Information

        Palmer Solar Holdings, LLC, (the "Company") is a Delaware limited liability Company. The purpose and business of the Company is the development, financing, acquisition, ownership, construction, and operation of three projects involving the installation of solar photovoltaic (PV) electricity generating systems on vacant land (referred to as a solar farm) in Palmer Massachusetts to generate and sell electricity to the local electric utilities and to generate and sell Solar Renewable Energy Credits ("SRECs"). The Company is authorized under its limited liability company agreement to develop three contiguous PV systems of approximately 1.4 megawatts ("MW"), each or 4.2 MW in total, of nameplate capacity.

        The Company has caused the Project LLC's to enter into site-specific Engineering Procurement and Construction (EPC) agreements with its EPC contractor for each of the three projects. As of December 31, 2013, the Company had not commenced operations. In April 2014, the projects received their Permission to Operate ("PTO") from the local utility and began operations.

        All intercompany accounts and transactions have been eliminated in consolidation.

Unaudited interim financial information

        The condensed consolidated financial statements as of September 30, 2014 and for the nine-month periods ended September 30, 2014 and 2013 included herein have been prepared by the Company in conformity with U.S. generally accepted accounting principles, and include all adjustments (consisting of normal and recurring adjustments) that management considers necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. These condensed consolidated financial statements should be read in conjunction with the 2013 audited financial statements of the Company. The results of operations for the nine-month periods ended September 30, 2014 and 2013 are not necessarily indicative of the results to be anticipated for the entire year ending December 31, 2014 and 2013.

Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates of the Company include the useful life of solar projects, sales and use tax, and asset removal obligations. Actual results could differ from those estimates.

Revenue Recognition

        Revenues from the sale of electricity are recognized in the period in which the electricity is generated because it is immediately passed to the customer. Revenues from the sale of SRECs are recognized when the transaction settles.

        The Company does not record forward contracts for the purchase or sale of SRECs. Such contracts are not marked to market, generally, because it is probable that the contracts will not settle net and will be performed through physical delivery. However, where a forward contract is open at year end and the Company's projects have not generated, and are not projected to generate, the specified

Palmer Solar Holdings, LLC

Notes to the Condensed Consolidated Financial Statements (Unaudited) (Continued)

1. General Information and Summary of Significant Accounting Policies (Continued)

quantities of SRECs of various vintages on the specified delivery dates required under the forward contract, the Company will ascertain the spot prices on the open market, at year end, of the SRECs of the various vintages. If a spot price is lower than the contract price, the Company will record no gain, but if the spot price is higher than the contract price, the Company will record a loss. As of September 30, 2014 and December 31, 2013, no losses need to be recorded.

Accounts Receivable and Allowance for Doubtful Accounts

        Accounts receivable are generated from sales of electricity and SRECs generated by the Company's projects and are stated at the amount the Company expects to collect from outstanding invoices. The Company's policy for determining when receivables are past due is based on contractual terms. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance, based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off. The Company does not require collateral when extending credit.

SRECs as Intangibles

        SRECs are issued and their characteristics are established under the renewable portfolio standards ("RPS") of the state in which the solar panel system generating the SRECs is located. An SREC is identified by its "vintage"—i.e., by the RPS generation or reporting year (the 12-month period designated under the relevant state RPS) in which the SREC is issued. Each SREC represents the generation of one MWH of electricity by a solar panel system registered with the relevant state agency. Depending on the relevant state RPS, SRECs may have a fixed or variable shelf life, during which they can be traded.

        SRECs are issued, recorded, and tracked by a regional online system. Ownership of an SREC may be transferred only from a seller's online account to a purchaser's online account in accordance with instructions from the account holders—i.e., this is the physical delivery side of the trade. The parties arrange the cash settlement side of the trade through invoice and payment, outside of the online system.

        The Company accounts for SRECs it generates as intangible assets and does not assign any values to SRECs.

Impairment of Solar Assets

        Solar assets, which are held and used by the Company, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation process consists of comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount. If impairment is indicated by that evaluation, the asset is written down to its estimated fair value through a charge to operating expenses. There were no impairment losses recognized to date.

Solar Panel Projects

        A project is in service when the engineering, procurement and construction ("EPC") contractor has issued a substantial completion certificate and the local electric utility has issued a permission to

Palmer Solar Holdings, LLC

Notes to the Condensed Consolidated Financial Statements (Unaudited) (Continued)

1. General Information and Summary of Significant Accounting Policies (Continued)

operate ("PTO") for the project. Each project in service is valued at the contract price (including all change orders, if any) under the site-specific EPC agreement and recorded in "Solar panel projects in service" as well as capitalized financing costs, if any. Once the PTO has been received the Company puts the project into service and commences depreciation. Depreciation is recorded using the straight-line method over an estimated useful life of a solar panel system of 30 years.

2. Going Concern

        The condensed consolidated financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. The working capital deficit as of September 30, 2014 and December 31, 2013 was $2,155,561 and $1,458,520 respectively. The Company's ability to continue as a going concern is dependent upon generating substantial revenue and obtaining sufficient financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. Although PTO was obtained in April 2014, the amount of revenue generation and financing available cannot be predicted with any certainty at this time and raises substantial doubt that the Company will be able to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

        The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional capital contribution by the members and debt financing. The Company cannot be certain that additional financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations.

4. Related Party Transactions

        In the normal course of business, the Company receives and makes short-term advances of funds that do not bear interest, as well as buys and sells SRECs with counterparties that are entities under common ownership. As of September 30, 2014 and December 31, 2013, the Company had receivables totaling $440,000 and $180,000, respectively, from certain of these related entities and at September 30, 2014 and December 31, 2013, the Company had payables totaling of $276,683 and $195,925, respectively, to certain of these related entities. There were no related party purchase and sales of SRECs during the periods.

        On October 31, 2013, the Company entered into an advisory services agreement with an entity whose owners are also owners of the ultimate parent of the Company to provide the management services necessary for the Company to operate its business. Fees for these services are $15,750 per quarter, or $63,000 per year. The advisory services agreement is scheduled to expire on October 31, 2017. During the nine month period ended September 30, 2014, the Company capitalized total fees of $20,077 prior to the PTO date of the projects, and expensed $27,173 subsequent to the PTO date.

Palmer Solar Holdings, LLC

Notes to the Condensed Consolidated Financial Statements (Unaudited) (Continued)

5. Contingencies and Commitments

Laws and Regulations

        The Company expects that a substantial portion of its revenues will be derived from sales of SRECs. SRECs are generated by solar panel projects and purchased and sold under forward contracts, through auctions, and on a spot basis in the open market. The prices of SRECs depend upon supply and demand in over-the-counter market, factors relating to the electricity supply auctions in which utilities participate, the schedule of alternative compliance payments and the structure of SRECs under the renewable portfolio standards of the states in which projects are located, and the features of the particular SREC buy-sell process.

        There can be no assurance that a change in the laws or regulations governing SRECs, or their interpretation, would not have an adverse effect on the SREC revenues to be generated from solar panel projects, generally, or by the Company's projects, specifically. The Company's projects are generally subject to the rules and regulations of the Federal Energy Regulatory Commission ("FERC") as well as the rules and regulations governing utilities of the state in which the relevant project is located. The Company expects that the projects are eligible for qualifying facility ("QF") status under FERC rules and regulations, and the Company has made and anticipates making the necessary filings to certify the projects for QF status, which provides certain exemptions from federal and state utility regulations. There can be no assurance that a change in the laws or regulations governing utilities, or their interpretation, would not have an adverse effect on solar panel projects, generally, or the Company, specifically.

Sales and Use Taxes

        Sales of solar-generated electricity may be subject to sales or use taxes depending on possible exemptions or other specific circumstances. Since inception, the Company had taken the position that its sales of electricity were not subject to sales or use taxes in the jurisdiction where its projects generate and sell electricity. Based on evolving solar industry practice and tax regulation interpretations, the Company has changed its position and is in the process of determining the scope of available exemptions, the extent of any obligation to collect or pay sales taxes on prior sales of electricity, and any related liability for taxes, penalties, and interest, in connection with which the Company expects to engage in discussions with the relevant taxing authorities to determine the terms and timing of tax payments. The Company estimated that due and uncollected or unpaid sales taxes were $22,889 and $0 as of September 30, 2014 and December 31, 2013, respectively, which was included in accrued expenses.

6. Site Occupancy Agreements; Power Purchase Agreements

        Once the Company has identified a property with a suitable installation site, carried out engineering work regarding the system layout and capacity, and decided to proceed with a solar panel project, the Company causes the Project LLC to enter into a site lease agreement with the landlord, a PPA with the electricity off-taker, and the site-specific EPC agreement for the project.

Site Lease Agreements

        The three project LLCs have each entered into substantially identical site lease agreements. Lease obligations include a $7,500 per mW installation bonus due 50% on start of construction and 50%

Palmer Solar Holdings, LLC

Notes to the Condensed Consolidated Financial Statements (Unaudited) (Continued)

6. Site Occupancy Agreements; Power Purchase Agreements (Continued)

30 days thereafter, and monthly payments of $20,000 per mW which is subject to 2% escalation and subsequent adjustments.

        Outlined below, assuming that each solar system's annual generation matches its nameplate capacity, is an estimate of the total minimum annual rent payments to be made under site leases entered into by Project LLCs:

Year Ending December 31,	Amount
2014 (remainder of the year)	$28,942
2015	85,954
2016	87,673
2017	89,427
2018	91,215
Thereafter	1,809,436

$2,192,647

        For the nine months ended September 30, 2014 and 2013, the Company incurred site occupancy expenses amounting to $70,203 and $0.

Power Purchase Agreements (PPA)

        The three Project LLCs entered into a PPA for the purchase and sale of electricity for ten years with an electricity off-taker, except where the off-taker's premises lease terminates on an earlier date. In such a case, the PPA usually terminates on the date that the off-taker no longer occupies the premises, in which case the landlord is then expected to help the Project LLC enter into a PPA with the new tenant taking over the premises. Under the PPAs, the electricity rate is generally fixed at an initial rate, which then escalates annually, subject to a cap specified as a discount to the electricity rate charged by the local utility or other provisions intended to ensure that the off-taker realizes savings compared to the local utility rates. Due to the variable nature of the rate charged in the PPAs and that the systems are considered integral equipment, the agreements are accounted for as operating leases. Given the rental income stream is based on the power produced, the rental income recorded in the period is contingent rent earned in the period and, therefore, the future rental income is entirely contingent rent. The Company does not record contingent rental income until is earned (power is generated and sold to off-taker).

7. Purchase of Solar Project Assets

        In 2013, the Company acquired 97.5% of the Membership interests in three single member LLCs who had projects in progress. Of the $1,921,000 purchase price, $850,000 was paid in 2013 by the Member as a noncash contribution to the Company. The remaining payments are due in 2014.

8. Senior Secured Credit Agreement

        In November 2013, the Company entered into a Senior Secured Credit Agreement or "SSCA" that provides the Company with total cash advances of $5,390,000 with an aggregate principal repayment amount of $5,500,000 that includes a Deferred Pay Amount consisting of the interest and commitment fees accrued prior to the commencement of scheduled repayments. Until fully drawn down, all amounts

Palmer Solar Holdings, LLC

Notes to the Condensed Consolidated Financial Statements (Unaudited) (Continued)

8. Senior Secured Credit Agreement (Continued)

of interest (11% per annum) and commitment fees (.5%) are capitalized and added to the principal due. The SSCA was originally scheduled to be fully drawn down in March 2014; this was extended to November 2014. At full draw down, principal payments begin in accordance with a prescribed schedule.

        Based on a final November 2014 draw down, principal will be due as follows:

Year Ending December 31,	Amount
2014—remainder of year	$42,000
2015	1,028,000
2016	1,192,000
2017	1,308,000
2018	1,406,000
Thereafter	524,000

5,500,000
Less current maturities to September 30, 2015	(833,000)

$4,667,000

        The SSCA contains both affirmative and negative covenants, which, in general, require the Company to provide financial information periodically, limit debt, maintain its projects and require a debt service coverage ratio of 1:1 and an interest coverage ratio of 2.25:1. At December 31, 2013, the Company was in technical default of this facility and had received a waiver through December 31, 2014.

        In February 2014, in conjunction with obtaining financing, the Company modified its membership interests. The lender who provided the senior secured credit agreement received a 9.9% profits interest that was determined to be a liability share based award valued at $1,288,236. This amount has been recorded as a discount to the loan payable with a corresponding charge to profits interest payable in other liabilities. The Company will re-measure the profit interest liability each period as an adjustment to interest expense. During the nine months ended September 30, 2014, the Company capitalized amortization of the discount of $189,306 into the solar project before permission operate, and $237,637 to interest expense after permission to operate.

9. Subsequent Events

        The Company has evaluated subsequent events through December 10, 2014, which is the date when the condensed consolidated financial statements were available to be issued.

CONSOLIDATED FINANCIAL STATEMENTS

Renewable Energy Project LLC

As of December 31, 2013 and for the Period from September 12, 2013
(Date of Inception) to December 31, 2013
With Report of Independent Auditors

Renewable Energy Project LLC

Consolidated Financial Statements

As of December 31, 2013 and for the Period from September 12, 2013 (Date of Inception) to
December 31, 2013

Report of Independent Auditors

To the Members of
Renewable Energy Project LLC

        We have audited the accompanying consolidated financial statements of Renewable Energy Project LLC, which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations, changes in members' equity and cash flows for the period from September 12, 2013 (date of inception) to December 31, 2013, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Renewable Energy Project LLC at December 31, 2013, and the consolidated results of its operations and its cash flows for the period from September 12, 2013 (date of inception) to December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Hartford, Connecticut
September 10, 2014

Renewable Energy Project LLC

Consolidated Balance Sheet

December 31, 2013

Assets
Current assets:
Restricted cash	$310,000
Accounts receivable	636

Total current assets	310,636
Fixed assets:
Solar project	5,728,912
Accumulated depreciation	(529)

Total fixed assets, net	5,728,383

Total assets	$6,039,019

Liabilities and members' equity
Current liabilities:
Accounts payable	$1,791,809
Due to member	328,222

Total current liabilities	2,120,031
Long term liabilities:
Asset retirement obligation	130,192

Total long term liabilities	130,192

Total liabilities	2,250,223
Members' equity	3,788,796

Total liabilities and members' equity	$6,039,019

See accompanying notes to consolidated financial statements.

Renewable Energy Project LLC

Consolidated Statement of Operations and Changes in Members' Equity

For the Period from September 12, 2013 (Date of Inception) to December 31, 2013

Revenues:
Sale of electricity	$636
Costs and expenses:
Operating expenses	219
Depreciation expenses	529

Total costs and expenses	748

Operating loss	(112)

Net loss	(112)

Members' equity—September 12, 2013 (date of inception)	—
Contributions	3,788,908

Members' equity—December 31, 2013	$3,788,796

See accompanying notes to consolidated financial statements.

Renewable Energy Project LLC

Consolidated Statement of Cash Flows

For the Period from September 12, 2013 (Date of Inception) to December 31, 2013

Cash flows from operating activities:
Net loss	$(112)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	529
Change in operating assets and liabilities:
Accounts receivable	(636)
Accounts payable	219

Total adjustments	112

Net cash provided by operating activities	—

Cash flows from investing activities	—
Cash flows from financing activities
Restricted cash	(310,000)
Contribution from member	310,000

Net cash provided by financing activities	—

Net change in cash and cash equivalents	—
Cash, beginning of period	—

Cash, December 31, 2013	$—

Supplemental disclosure of cash flow information
Non-cash investing and financing activities:
Accrued capital expenditures	$1,791,590

Asset retirement obligation	$130,192

Due to member	$328,222

Contributions from members for solar project	$3,478,908

See accompanying notes to consolidated financial statements.

Renewable Energy Project LLC

Notes to Consolidated Financial Statements

December 31, 2013

1. Company Organization and Nature of Business

        Renewable Energy Project LLC (the Company) is a Delaware limited liability company formed on December 16, 2013. South Park US 1, LLC (South Park) was the Company's sole member on the formation date.

        On September 12, 2013, South Park acquired 100% of the member equity interests of Fresh Air Energy IV, LLC (Fresh Air) from Ecoplexus, Inc (Ecoplexus) for $5.6 million. Fresh Air was originally formed on June 15, 2012 under the name of Westlands Water CA Solar, LLC (subsequently renamed on August 7, 2013) to own and operate a 1,944 kW solar energy system (the Solar System) located in Jamestown, California. Fresh Air was assigned a Power Purchase Agreement (PPA) dated June 27, 2011 from Ahura Energy Concentrating Systems Inc. to deliver and sell energy generated from the Solar System to Pacific Gas and Electric Company (PG&E). Ecoplexus is the engineering, procurement and construction (EPC) contractor for the Solar System pursuant to the EPC contract between Fresh Air and Ecoplexus dated September 12, 2013. The $5.6 million purchase price for the acquisition of Fresh Air is payable as construction milestones are reached under the EPC contract.

        As of September 12, 2013, Fresh Air's Solar System was under construction. The acquisition of Fresh Air has been accounted for as an asset acquisition.

        On December 30, 2013, South Park assigned all its membership interests in Fresh Air to the Company for no consideration resulting in Fresh Air becoming a wholly owned subsidiary of the Company. At the time of this transaction, Fresh Air met the definition of a business as construction of the Solar System was substantially complete and processes had been implemented for the generation and sale of electricity under the PPA. Accordingly, this transaction is accounted for as a transfer of a business between entities under common control as South Park owned 100% of the Company and Fresh Air at the time of the transaction. The assets and liabilities of Fresh Air were transferred to the Company as of December 30, 2013 based on their carrying amounts. The consolidated financial statements of the Company have been presented as commencing on September 12, 2013, which is the date Fresh Air was acquired and under control of South Park.

        After the above transaction, on December 30, 2013, a tax equity investor unaffiliated with the Company acquired the Class A membership interests of the Company from South Park. As holder of the Class B membership interests, South Park is the managing member of the Company.

        Pursuant to the amended LLC Agreement of the Company, the unaffiliated tax equity investor and South Park are required to provide capital contributions to the Company in an amount of $2,085,000 and $1,703,908, respectively. As of December 31, 2013, after contributions by the members and allocation of net loss to the members the balance of the Class A and Class B members equity is $2,084,889 and $1,703,907, respectively.

2. Summary of Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of

Renewable Energy Project LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2013

2. Summary of Significant Accounting Policies (Continued)

revenues and expenses during the reporting period. The Company's estimates include the useful life of the solar project and the asset retirement obligation. Actual results could differ from those estimates.

Cash and Cash Equivalents

        The Company considers as cash equivalents all highly liquid investments with an original maturity of three months or less.

Restricted Cash

        The restricted cash balance of $310,000 at December 31, 2013 represents a bank deposit that is reserved for debt service per the Company's loan agreement with East West Bank.

Solar Project

        The solar project was placed into service on December 31, 2013 when the EPC contractor had issued a substantial completion certificate and the local electric utility had issued a permission to operate (PTO). Depreciation is recorded using the straight-line method over an estimated useful life of 30 years and began on the placed in service date.

        Pursuant to Section 48 of the Internal Revenue Code, the Company is eligible to receive investment tax credits through its ownership of the solar project. A taxpayer is allowed to claim a credit of 30% of qualified expenditures for a residential or commercial solar energy system that is placed in service on or before December 31, 2016. The expected aggregate ITC for the Company is $1,574,948, which per the operating agreement pass through to the Class A member. The ITCs have a five year recapture period if certain conditions are not met. As of December 31, 2013, all conditions have been met. Generally, such ITCs are available for use on the date the solar system is placed-in-service. Because the ITCs are subject to complying with certain requirements, there can be no assurance that the aggregate amount of ITCs will be realized and failure to meet all such requirements may result in generating a lesser amount of energy tax credits than the expected amount.

Income Taxes

        For federal and state tax purposes, the Company is taxed as a partnership. All income from the Company is reported on the members' federal and state income tax returns. Thus, no provision for income taxes has been recorded in the accompanying consolidated financial statements. All periods since inception of the Company remain open for examination by tax authorities.

Impairment of Long-Lived Assets

        The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company compares the assets' carrying value to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposals. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. No impairment charges have been recorded to date.

Renewable Energy Project LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2013

2. Summary of Significant Accounting Policies (Continued)

Accounts Payable

        Accounts payable as of December 31, 2013 consists primarily of unpaid amounts due to the EPC contractor.

Accounts Receivable

        Accounts receivable are generated primarily from the sale of electricity generated by the Company's solar project and are stated at the amount the Company expects to collect from outstanding invoices. The Company's policy for determining when receivables are past due is based on contractual terms. The Company writes off accounts receivable through a charge to earnings and a credit to a valuation allowance when it deems them (a) uncollectable or (b) not prudent to undergo collection efforts; i.e., if the cost of collection outweighs the benefit. Balances that are still outstanding after management has used reasonable collection efforts are also written off. Outstanding receivables are evaluated on a quarterly basis to determine if they should be written off.

Revenue Recognition

        The Company has evaluated the PPA and determined that it is an operating lease because of the variable nature of the rates in the agreement and that the system under the agreement is integral equipment. Payments to be received by the Company under the PPA are based upon the amount of electricity produced at rates per kilowatt hour (kWh) specified by the PPA. As these payments are based on the amount electricity produced, all payments are considered contingent rent. The company records revenues from contingent rent payments at the time the energy is produced and delivered to PG&E.

Fair Value Measurements

        Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

        A three-tiered fair value hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable to prioritize inputs is used to measure fair value. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company's market assumptions. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is available and significant to the fair value measurement. Those tiers are defined as follows:

  Level 1—Inputs are quoted prices in active markets for identical assets or liabilities.

  Level 2—Inputs are other than quoted prices included within Level 1 that are observable, either directly or indirectly.

  Level 3—Inputs are unobservable using the valuation methodology that is significant to the overall fair value measurement.

Renewable Energy Project LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2013

2. Summary of Significant Accounting Policies (Continued)

        The estimated fair values of restricted cash and accounts payable approximate their carrying values. The Company's estimated initial fair value of the asset retirement obligation is a Level 3 measurement.

3. Contingencies and Commitments

Site Lease Agreement

        Fresh Air has a site lease with its landlord to operate the Solar System on land located in Jamestown, California. Outlined below is the estimate of the minimum potential total annual rental payments based on lease agreement and its subsequent amendments:

Expected Annualized Rent Payments
Year:
2014	$30,000
2015	30,000
2016	30,000
2017	30,000
2018	30,000
Thereafter	450,000

Total	$600,000

Asset Retirement Obligation

        The Company is obligated to remove the solar system at the end of the site lease term. The Company accounts for this obligation as an asset retirement obligation. The capitalized asset retirement costs, which are recorded within the solar project balance, and the related asset retirement obligation, are initially recorded based on the discounted present value of the future costs to remove the solar system from the project site. The future removal costs are estimated based on current market prices that are adjusted for an appropriate consumer price index (CPI) inflation factor. The discount rate utilized is based on a credit-adjusted, risk-free rate, which is estimated as the credit spread applicable to the Company over the average yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease term. The asset retirement liability will be accreted each period over the 20 year site lease term. As of December 31, 2013 and during 2013 the Company recorded an asset retirement obligation of $130,192.

4. Subsequent Events

        Subsequent events have been evaluated through September 10, 2014, which is the date the financial statements were available to be issued.

        On January 2, 2014, the Company obtained a nonrecourse loan in the amount of $2,479,812 from East West Bank which is collateralized by the assets of the Company and member interests. The proceeds were primarily utilized to pay amounts due as of December 31, 2013 to the EPC contractor and to a member.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Renewable Energy Project LLC

As of September 30, 2014 and December 31, 2013 and for the Nine-Month
Period Ended September 30, 2014 and the Period from
September 12, 2013 (Date of Inception) to September 30, 2013

Renewable Energy Project LLC

Condensed Consolidated Financial Statements (Unaudited)

Contents

Condensed Consolidated Balance Sheets as of September 30, 2014 and December 31, 2013	F-266

Condensed Consolidated Statements of Operations and Changes in Members' Equity for the Nine-Month Period Ended September 30, 2014 and the Period from September 12, 2013 (date of inception) to September 30, 2013

F-267
Condensed Consolidated Statements of Cash Flows for the Nine-Month Period Ended September 30, 2014 and the Period from September 12, 2013 (date of inception) to September 30, 2013	F-268
Notes to Condensed Consolidated Financial Statements	F-269

Renewable Energy Project LLC

Condensed Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash	$135,563	$—
Restricted cash	—	310,000
Accounts receivable	126,368	636
Prepaid expenses	3,227	—

Total current assets	265,158	310,636
Fixed assets:
Solar project	5,728,912	5,728,912
Accumulated depreciation	(143,752)	(529)

Total fixed assets, net	5,585,160	5,728,383
Restricted cash	310,000	—

Total assets	$6,160,318	$6,039,019

Liabilities and members' equity
Current liabilities:
Accounts payable	$58,218	$1,791,809
Long term debt—current portion	163,832	—
Due to member	—	328,222

Total current liabilities	222,050	2,120,031
Long term liabilities:
Long term debt, less current portion	2,197,087	—
Interest rate swap	93,062	—
Asset retirement obligation	136,015	130,192

Total long term liabilities	2,426,164	130,192

Total liabilities	2,648,214	2,250,223
Members' equity	3,512,104	3,788,796

Total liabilities and members' equity	$6,160,318	$6,039,019

See accompanying notes to condensed consolidated financial statements.

Renewable Energy Project LLC

Condensed Consolidated Statements of Operations (Unaudited)

	For the Nine Months Ended September 30, 2014	Period from September 12, 2013 (date of inception) to September 30, 2013
Revenues:
Sale of electricity	$455,993	$—
Costs and expenses:
Operating expenses	80,861	—
Accretion of asset retirement obligation	5,823	—
Depreciation expense	143,223	—

Total costs and expenses	229,907	—

Operating income	226,086	—
Other (income) expenses:
Interest expense	202,945	—
Interest income	(167)	—

Total other expenses	202,778	—

Net income	23,308	—
Members' equity, beginning of period	3,788,796	—
Members' contributions	—	3,807,090
Members' distributions	(300,000)	—

Members' equity, end of period	$3,512,104	$3,807,090

See accompanying notes to condensed consolidated financial statements.

Renewable Energy Project LLC

Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the Nine Months Ended September 30, 2014	Period from September 12, 2013 (date of inception) to September 30, 2013
Cash flows from operating activities
Net income	$23,308	$—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	143,223	—
Change in value of interest rate swap	93,062	—
Accretion of asset retirement obligation	5,823	—
Change in operating assets and liabilities:
Accounts receivable	(125,732)	—
Prepaid expenses	(3,227)	—
Accounts payable	57,999	—

Total adjustments	171,148	—

Net cash provided by operating activities	194,456	—

Cash flows from investing activities
Payment of accounts payable related to solar facility costs	(1,791,590)

Net cash used by investing activities	(1,791,590)	—

Cash flows from financing activities
Proceeds from term loan	2,479,812	—
Repayments of term loan	(118,893)	—
Distribution to member	(300,000	—
Due to member	(328,222)	—

Net cash provided by financing activities	1,732,697	—

Net change in cash and cash equivalents	135,563	—
Cash, beginning of period	—	—

Cash, end of period	$135,563	—

Supplemental disclosure of cash flow information
Interest paid	$109,883	$—

See accompanying notes to condensed consolidated financial statements.

Renewable Energy Project LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

1. Company Organization and Nature of Business

        Renewable Energy Project LLC (the Company) is a Delaware limited liability company formed on December 16, 2013. South Park US 1, LLC (South Park) was the Company's sole member on the formation date.

        On September 12, 2013, South Park acquired 100% of the member equity interests of Fresh Air Energy IV, LLC (Fresh Air) from Ecoplexus, Inc (Ecoplexus) for $5.6 million. Fresh Air was originally formed on June 15, 2012 under the name of Westlands Water CA Solar, LLC (subsequently renamed on August 7, 2013) to own and operate a 1,944 kW solar energy system (the Solar System) located in Jamestown, California. Fresh Air was assigned a Power Purchase Agreement (PPA) dated June 27, 2011 from Ahura Energy Concentrating Systems Inc. to deliver and sell energy generated from the Solar System to Pacific Gas and Electric Company (PG&E). Ecoplexus is the engineering, procurement and construction (EPC) contractor for the Solar System pursuant to the EPC contract between Fresh Air and Ecoplexus dated September 12, 2013. The $5.6 million purchase price for the acquisition of Fresh Air is payable as construction milestones are reached under the EPC contract.

        As of September 12, 2013, Fresh Air's Solar System was under construction. The acquisition of Fresh Air has been accounted for as an asset acquisition.

        On December 30, 2013, South Park assigned all its membership interests in Fresh Air to the Company for no consideration resulting in Fresh Air becoming a wholly owned subsidiary of the Company. At the time of this transaction, Fresh Air met the definition of a business as construction of the Solar System was substantially complete and processes had been implemented for the generation and sale of electricity under the PPA. Accordingly, this transaction is accounted for as a transfer of a business between entities under common control as South Park owned 100% of the Company and Fresh Air at the time of the transaction. The assets and liabilities of Fresh Air were transferred to the Company as of December 30, 2013 based on their carrying amounts. The consolidated financial statements of the Company have been presented as commencing on September 12, 2013, which is the date Fresh Air was acquired and under control of South Park.

        After the above transaction, on December 30, 2013, G-I Energy Investment, LLC (G-I Energy) acquired the Class A membership interests of the Company from South Park which entitles G-I Energy with the majority share of tax credits generated by the Company, including investment tax credits ("ITC"). As holders of the Class B membership interests, South Park is the managing member of the Company.

        Pursuant to the amended LLC Agreement of the Company, G-I Energy and South Park are required to provide capital contributions to the Company in an amount of $2,085,000 and $1,703,908, respectively. As of September 30, 2014, after contributions by the members and allocation of net income to the members the balance of the Class A and Class B member's equity is $2,107,964 and $1,404,140, respectively.

2. Summary of Significant Accounting Policies

Unaudited interim financial information

        The condensed consolidated financial statements as of September 30, 2014 and for the nine-month period ended September 30, 2014 and the period September 12, 2013 (date of inception) to September 30, 2013 included herein have been prepared by the Company in conformity with U.S. generally accepted accounting principles, and include all adjustments (consisting of normal and

Renewable Energy Project LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

2. Summary of Significant Accounting Policies (Continued)

recurring adjustments) that management considers necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. The results of operations for the periods presented herein are not necessarily indicative of the results to be anticipated for the entire year ending December 31, 2014 and the period ended December 31, 2013.

Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's estimates include the useful life of the solar project, the asset retirement obligation and interest rate swap valuation. Actual results could differ from those estimates.

Restricted Cash

        The restricted cash balance of $310,000 at September 30, 2014 and December 31, 2013, respectively, represents bank deposits that are reserved for debt service per the Company's loan agreement with East West Bank. The balance was reclassified to long term during 2014 when the loan agreement was executed.

Solar Project

        The solar project was placed into service on December 31, 2013 when the EPC contractor had issued a substantial completion certificate and the local electric utility had issued a permission to operate (PTO). Depreciation is recorded using the straight-line method over an estimated useful life of 30 years and began on the placed in service date.

        Pursuant to Section 48 of the Internal Revenue Code, the Company is eligible to receive investment tax credits through its ownership of the solar project. A taxpayer is allowed to claim a credit of 30% of qualified expenditures for a residential or commercial solar energy system that is placed in service on or before December 31, 2016. The expected aggregate ITC for the Company is $1,574,976, which per the operating agreement pass through to the Class A member. The ITCs have a five year recapture period if certain conditions are not met. As of September 30, 2014, all conditions have been met. Generally, such ITCs are available for use on the date the solar system is placed-in-service. Because the ITCs are subject to complying with certain requirements, there can be no assurance that the aggregate amount of ITCs will be realized and failure to meet all such requirements may result in generating a lesser amount of energy tax credits than the expected amount.

Accounts Payable

        Accounts payable as of December 31, 2013 consists primarily of unpaid amounts due to the EPC contractor which were settled during the nine months ended September 30, 2014. Accounts payable as of September 30, 2014 relates to unpaid expenses.

Renewable Energy Project LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

2. Summary of Significant Accounting Policies (Continued)

Accounts Receivable

        Accounts receivable are generated primarily from the sale of electricity generated by the Company's solar project and are stated at the amount the Company expects to collect from outstanding invoices. The Company's policy for determining when receivables are past due is based on contractual terms. The Company writes off accounts receivable through a charge to earnings and a credit to a valuation allowance when it deems them (a) uncollectable or (b) not prudent to undergo collection efforts; i.e., if the cost of collection outweighs the benefit. Balances that are still outstanding after management has used reasonable collection efforts are also written off. Outstanding receivables are evaluated on a quarterly basis to determine if they should be written off.

Revenue Recognition

        The Company has evaluated the PPA and determined that it is an operating lease because of the variable nature of the rates in the agreement and that the system under the agreement is integral equipment. Payments to be received by the Company under the PPA are based upon the amount of electricity produced at rates per kilowatt hour (kWh) specified by the PPA. As these payments are based on the amount electricity produced, all payments are considered contingent rent. The Company records revenues from contingent rent payments at the time the energy is produced and delivered to the customer. Revenues recognized for the sale of electricity were $455,993 for the nine month period ending September 30, 2014.

Fair Value Measurements

        Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

        A three-tiered fair value hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable to prioritize inputs is used to measure fair value. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company's market assumptions. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is available and significant to the fair value measurement. Those tiers are defined as follows:

  Level 1—Inputs are quoted prices in active markets for identical assets or liabilities.

  Level 2—Inputs are other than quoted prices included within Level 1 that are observable, either directly or indirectly.

  Level 3—Inputs are unobservable using the valuation methodology that is significant to the overall fair value measurement.

        The estimated fair values of cash and cash equivalents, accounts receivable and accounts payable approximate their carrying values due to their short-term nature. The Company's estimated initial fair value of the asset retirement obligation is a Level 3 measurement and the interest rate swap is a Level 2 measurement.

Renewable Energy Project LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

2. Summary of Significant Accounting Policies (Continued)

Subsequent Events

        The Company has evaluated subsequent events through December 12, 2014, which is the date when the condensed consolidated financial statements were available to be issued.

3. Contingencies and Commitments

Site Lease Agreement

        Fresh Air has a site lease with its landlord to operate the Solar System on land located in Jamestown, California. Outlined below is the estimate of the minimum potential total annual rental payments based on lease agreement and its subsequent amendments:

Total
For the 12-Month Period Ended September 30:
2015	$30,000
2016	30,000
2017	30,000
2018	30,000
2019	30,000
Thereafter	427,500

Total	$577,500

4. Long Term Debt

        Pursuant to the Amended LLC Agreement and the Interparty Agreement (the "Financing Documents"), dated December 30, 2013, the Company obtained a nonrecourse amortizing loan in the amount of $2,479,812 on January 2, 2014 for the purpose of financing, developing and constructing the Solar System, consisting of the term loan provided by East West Bank (the "Lender"). The loan bears interest at daily Wall Street Journal Prime Rate plus 0.25 percentage points, with a floor at 5.75% per annum if no interest rate swap is entered into. The loan matures on the twelfth anniversary of the loan closing date. The loan requires quarterly payment beginning March 2014 including principal and interest through December 2025. Interest expense for the nine months ended September 30, 2014 was $109,883. As of September 30, 2014, the outstanding loan balance was $2,360,919.

        On January 2, 2014, an interest rate swap was obtained for twelve years expiring on December 31, 2025 which fixes the interest rate at 5.98% on an actual/360 basis. The initial nominal amount of the swap was $2,479,812. The nominal amount amortizes to coincide with the loan amortization. As of September 30, 2014, the nominal amount of the swap was $2,360,919. The derivative is reported at a fair value as derivative instrument liability of $93,062. The mark-to-market adjustment of $93,062 is included in interest expenses in the accompanying consolidated statement of operations for the nine months ended September 30, 2014.

Renewable Energy Project LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

4. Long Term Debt (Continued)

        Scheduled maturities under the loan agreement are as follows:

Amount
For the 12-Month Period Ended September 30:
2015	$163,832
2016	171,227
2017	179,066
2018	187,376
2019	196,184
Thereafter	1,463,234

Total	$2,360,919

CONSOLIDATED FINANCIAL STATEMENTS

Fairfield Wind Manager, LLC

As of June 30, 2014 and for the Period From January 15, 2014
(Date of Inception) to June 30, 2014
With Report of Independent Auditors

Fairfield Wind Manager, LLC

Consolidated Financial Statements

Report of Independent Auditors

To The Member
Fairfield Wind Manager, LLC

        We have audited the accompanying consolidated financial statements of Fairfield Wind Manager, LLC (the "Company"), which comprise the consolidated balance sheet as of June 30, 2014, and the related consolidated statements of operations, changes in member's equity and cash flows for the period from January 15, 2014 (date of inception) to June 30, 2014 and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fairfield Wind Manager, LLC at June 30, 2014, and the results of its operations and its cash flows for the period from January 15, 2014 (date of inception) to June 30, 2014 in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP
Hartford, Connecticut

December 15, 2014

Fairfield Wind Manager, LLC

Consolidated Balance Sheet

June 30, 2014

Assets
Current assets:
Cash and cash equivalents	$70,714
Restricted cash	100,012
Accounts receivable	154,121
Network upgrade receivable, current portion	168,306

Total current assets	493,153
Wind energy facility, net	26,803,564
Deferred financing fees, net	937,185
Network upgrade receivable, less current portion	1,047,971

Total assets(1)	$29,281,873

Liabilities and member's equity
Current liabilities:
Note payable, current portion	$475,300
Due to affiliate	86,184
Interest rate swap, current portion	351,149

Total current liabilities	912,633
Note payable, less current portion	13,240,980
Asset retirement obligation	714,944
Interest rate swap, less current portion	838,714

Total liabilities(1)	15,707,271
Redeemable noncontrolling interest	11,874,691
Member's equity	1,699,911

Total liabilities and member's equity	$29,281,873

(1)
All of the Company's consolidated assets as of June 30, 2014 are assets of variable interest entities, or VIEs, that can only be used to settle obligations of the VIEs. All of the Company's consolidated liabilities as of June 30, 2014 are of VIEs whose creditors have no recourse to the Company.

The accompanying notes are an integral part of these consolidated financial statements.

Fairfield Wind Manager, LLC

Consolidated Statement of Operations

For the Period From January 15, 2014 (Date of Inception) to June 30, 2014

Revenue
Sale of electricity	$154,121

Total revenue	154,121
Expenses
Operating expenses	195,341

Operating loss	(41,220)
Other income (expense):
Interest expense	(145,971)
Unrealized loss on interest rate swap	(1,189,863)
Interest income	35

Net loss	(1,377,019)
Net loss attributable to redeemable noncontrolling interest	(153,809)

Net loss attributable to member	$(1,223,210)

The accompanying notes are an integral part of these consolidated financial statements.

Fairfield Wind Manager, LLC

Consolidated Statement of Changes in Member's Equity

For the Period From January 15, 2014 (Date of Inception) to June 30, 2014

Balance, January 15, 2014 (date of inception)	$—
Capital contributions	6,816,601
Return of capital	(3,893,480)
Net loss attributable to member	(1,223,210)

Balance, June 30, 2014	$1,699,911

The accompanying notes are an integral part of these consolidated financial statements.

Fairfield Wind Manager, LLC

Consolidated Statement of Cash Flows

For the Period From January 15, 2014 (Date of Inception) to June 30, 2014

Cash flows from operating activities
Net loss	$(1,377,019)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation expense	109,057
Amortization of deferred financing fees	16,762
Unrealized loss on interest rate swap	1,189,863
Increase in accounts receivable	(154,121)
Increase in due to affiliate	86,184

Net cash used in operating activities	(129,274)
Cash flows from investing activities
Purchase of wind energy facilities	(19,381,076)
Network upgrade cost payments	(1,216,277)

Net cash used in investing activities	(20,597,353)
Cash flows from financing activities
Restricted cash	(100,012)
Deferred financing fees	(953,947)
Proceeds from construction loan	21,551,300
Repayment of construction loan	(21,551,300)
Proceeds from note payable	13,716,280
Proceeds from redeemable noncontrolling interest	12,028,500
Return of capital	(3,893,480)

Net cash provided by financing activities	20,797,341

Net increase in cash and cash equivalents	70,714
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$70,714

Supplemental disclosure of cash flow information
Contribution of wind energy facility costs by member	$6,816,601

Asset retirement obligation	$714,944

The accompanying notes are an integral part of these consolidated financial statements.

Fairfield Wind Manager, LLC

Notes to Consolidated Financial Statements

For the Period From January 15, 2014 (Date of Inception) to June 30, 2014

1. General

        Fairfield Wind Manager, LLC (the "Company") a Montana limited liability company, was formed on January 15, 2014 to manage Fairfield Wind Owner, LLC (the "Owner") and Fairfield Wind Master Tenant, LLC (the "Master Tenant"). The Owner develops, owns and leases a wind-powered electric generating facility in Fairfield, Montana (the "Wind Energy Facility"). The Master Tenant leases, maintains, and operates the Wind Energy Facility. The Company owns a 50.01% interest in the Owner and a 1% interest in the Master Tenant.

        Pursuant to the Operating Agreement of the Company dated January 15, 2014 (the "Operating Agreement"), the sole member of the Company is Fairfield Wind, LLC, a Montana limited liability company (the "Sole Member").

        Pursuant to the Master Lease Agreement (the "Master Lease") dated January 15, 2014, the Master Tenant leases the Wind Energy Facility from the Owner. In conjunction with the Master Lease, the Master Tenant agrees to make lease payments to the Owner in exchange for rights to payments under a Power Purchase Agreement dated January 15, 2014 (the "PPA") with NorthWestern Energy, Inc. (the "Purchaser"). Under the PPA, the Purchaser benefits from the electricity produced and the renewable energy certificates ("RECs") generated by the Wind Energy Facility in exchange for monthly PPA and REC payments to the Master Tenant. The Owner and the Master Tenant have also entered into a Pass-Through Agreement dated January 15, 2014 (the "Pass-Through Agreement"), whereby the Owner has elected, with consent of the Master Tenant, to pass through the Investment Tax Credits to the Master Tenant.

        Pursuant to the Master Lease, the Owner assigned to the Master Tenant the rights and obligations of a Power Purchase Agreement (the "PPA") with NorthWestern Energy, Inc., a Delaware corporation (the Purchaser") under which the Purchaser benefits from the electricity produced by the Wind Energy Facility in exchange for monthly payments to the Master Tenant pursuant to the PPA.

        Pursuant to the Operating Agreements of the Owner and the Master Tenant, the Company is required to provide capital contributions in the amounts of $2,338,317 and $100,000, respectively. As of June 30, 2014, the Company had provided cumulative capital contributions of $6,716,601 and $100,000, respectively. During the period from January 15, 2014 (date of inception) to June 30, 2014, the Owner returned capital of $3,893,480 to the Company.

2. Summary of Significant Accounting Policies

Basis of Accounting

        The Company prepares its consolidated financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates include the useful life of assets and the asset retirement obligation. Actual results could differ from those estimates.

Fairfield Wind Manager, LLC

Notes to Consolidated Financial Statements (Continued)

For the Period From January 15, 2014 (Date of Inception) to June 30, 2014

2. Summary of Significant Accounting Policies (Continued)

Economic and Geographic Concentrations

        The Company owns and operates one Wind Energy Facility in Fairfield, Montana. Future operations could be affected by changes in the economic or weather conditions in that geographical area or by changes in the demand for renewable energy generated by wind energy facilities.

Concentration of Credit Risk

        The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Cash and Cash Equivalents

        Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less. The carrying amount of cash approximates its fair value.

Restricted Cash

        Restricted cash is not considered cash and cash equivalents and includes cash held with financial institutions for major repairs and maintenance for the Wind Energy Facility as required under the debt agreement.

Consolidation

        The consolidated financial statements include the accounts of the Company, the Owner and the Master Tenant. All intercompany accounts and transactions have been eliminated in consolidation.

Variable Interest Entity

        The Company consolidates all variable interest entities in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a variable interest entity, or VIE, is an entity with at least one of the following conditions: (a) the total equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support; or (b) the holders of the equity investment at risk, as a group, lack any one of the following three characteristics: (i) the power to direct the entity's activities that most significantly impact its economic performance, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity. The primary beneficiary of a VIE is an entity that has the power to direct the activities of a VIE that most significantly impact the VIE's economic performance and does not bear the majority of the expected losses or receive the majority of the expected residual returns.

        The Company has a significant interest in the Owner and the Master Tenant, entities that are considered VIEs. The Company owns a 50.01% interest in the Owner and a 1% interest in the Master Tenant. The Company is considered the primary beneficiary of the Owner and the Master Tenant since it has the obligation to absorb the expected losses or the right to receive the residual returns of the Owner and Master Tenant that could potentially be significant and has the power to direct the most

Fairfield Wind Manager, LLC

Notes to Consolidated Financial Statements (Continued)

For the Period From January 15, 2014 (Date of Inception) to June 30, 2014

2. Summary of Significant Accounting Policies (Continued)

significant economic activities of the Owner and Master Tenant. Accordingly, the Company consolidates the Owner and Master Tenant. The Company evaluates its relationships with the VIEs on an ongoing basis to ensure that it continues to be the primary beneficiary.

        Pursuant to the Operating Agreement of the Master Tenant, the Company has the option to purchase (call) the holder of the entire interest in the Master Tenant during a 90-day period beginning on the Flip Date, as defined in the Operating Agreement, for an amount equal to any unpaid Priority Return owed to the holder of the Master Tenant interests through the date of exercise plus the fair market value of the Investor Member's interest, as determined by appraisal.

Impairment of Long-Lived Assets

        The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived assets are considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the asset exceeds the fair value as determined from an appraisal, discounted cash flow analysis, or other valuation technique. There was no impairment loss recognized to date.

Redeemable Noncontrolling Interest

        Pursuant to the Operating Agreement of the Master Tenant, the holder of the Master Tenant interest has the option to withdraw (put) from the Master Tenant during a one year period beginning on the Flip Date, as defined in the Operating Agreement, for an amount equal to any unpaid Priority Return owed to the Investor Member through the date of exercise plus the fair market value of the Investor Member's interest, as determined by appraisal. Due to the withdrawal term within the Operating Agreement, the noncontrolling interest is redeemable noncontrolling interest.

        Redeemable noncontrolling interest represents third-party interests in the net assets of the funding arrangement that the Company has entered into to finance the cost of Wind Energy Facilities under an operating lease. The Company has determined that the contractual provisions in the agreements represent substantive profit sharing arrangements. The Company has further determined that the appropriate methodology for calculating the redeemable noncontrolling interest balance that reflect the substantive profit sharing arrangements is a balance sheet approach using the hypothetical liquidation at book value, or HLBV, method. The Company therefore determines the amount of the redeemable noncontrolling interest in the net assets at each balance sheet date using the HLBV method, which is presented on the consolidated balance sheet as redeemable noncontrolling interest. Under the HLBV method, the amounts reported as redeemable noncontrolling interest in the consolidated balance sheet represent the amounts the third parties would hypothetically receive at each balance sheet date under the liquidation provisions of the funds, assuming the net assets of the funds were liquidated at the recorded amounts determined in accordance with GAAP and distributed to the third parties. The third parties' interests in the results of operations of the funds is determined as the difference in the redeemable noncontrolling interest balance in the consolidated balance sheets between the start and end of each reporting period, after taking into account any capital transactions between the Company

Fairfield Wind Manager, LLC

Notes to Consolidated Financial Statements (Continued)

For the Period From January 15, 2014 (Date of Inception) to June 30, 2014

2. Summary of Significant Accounting Policies (Continued)

and the third parties. However, the redeemable noncontrolling interest balance is at least equal to the redemption amount. The redeemable noncontrolling interest balance is presented as temporary equity in the mezzanine section of the consolidated balance sheets as redeemable noncontrolling interest when the third-parties have the right to redeem their interests in the funds for cash or other assets.

        Pursuant to the Operating Agreement of the Master Tenant, its Investor Member is entitled to a cumulative, quarterly distribution (the "Priority Return"), commencing at the end of the first quarter after January 15, 2014. The Priority Return is equal to 0.5% of the Investor Member's paid-in capital contribution, or 2% per annum. Subsequent to the first quarter after the Flip Date, the Priority Return is reduced to 0.102% of the Investor Member's paid-in capital contribution. During the period January 15, 2014 (date of inception) to June 30, 2014, no Priority Return was paid to the Investor Member of the Master Tenant. The priority return is included in the calculation of the HLBV of the redeemable noncontrolling interest each period.

Depreciation

        The Wind Energy Facility is recorded at cost and is depreciated over its estimated useful life of 30 years using the straight-line method.

Income Taxes

        For federal and state tax purposes, the Company is taxed as a partnership. All income from the Company is reported on the members' federal and state income tax returns. Thus, no provision for income taxes has been recorded in the accompanying consolidated financial statements. All periods since inception of the Company remain open for examination by tax authorities.

Revenue Recognition

        The Company has evaluated each of the PPAs to determine whether they are leases and determined that each of the PPAs is an operating lease due to the variable nature of the rates in the agreement and because the Wind Energy Facility is considered integral equipment. Accordingly, revenue is contingent and is recognized based when delivered upon the amount of electricity delivered as determined by remote monitoring equipment at rates specified under the contract.

Accounts Receivable

        Accounts receivable are generated primarily from the sale of electricity generated by the Wind Energy Facility and are stated at the amount the Company expects to collect from outstanding invoices. The Company's policy for determining when receivables are past due is based on contractual terms. The Company reserves for uncollectible accounts receivable through a charge to earnings and a credit to a valuation allowance when it deems them (a) uncollectable or (b) not prudent to undergo collection efforts; i.e., if the cost of collection outweighs the benefit. Balances that are still outstanding after management has used reasonable collection efforts are also written off. Outstanding receivables are evaluated on a quarterly basis to determine if they should be written off.

Fairfield Wind Manager, LLC

Notes to Consolidated Financial Statements (Continued)

For the Period From January 15, 2014 (Date of Inception) to June 30, 2014

2. Summary of Significant Accounting Policies (Continued)

Fair Value Measurements

        The Company applies the accounting provisions related to fair value measurements. These provisions define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establish a hierarchy that prioritizes the information used in developing fair value estimates and require disclosure of fair value measurements by level within the fair value hierarchy. The hierarchy gives the highest priority to quoted prices in active markets (Level 1 measurements) and the lowest priority to unobservable data (Level 3 measurements), such as the reporting entity's own data. These provisions also provide valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flows) and the cost approach (cost to replace the service capacity of an asset or replacement cost). Upon adoption of the fair value measurement provisions that apply to recurring and nonrecurring fair value measurements of financial assets and liabilities and other provisions, the Company determined that no transition adjustments were required.

        A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of valuation hierarchy are defined as follows:

  Level 1: Observable inputs such as quoted prices (unadjusted) for identical assets or liabilities in active markets.

  Level 2: Inputs other than quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

  Level 3: Unobservable inputs that reflect the Company's own assumptions.

Asset Retirement Obligation

        The Company is obligated to remove the wind energy facility at the end of the site lease term. The Company accounts for this obligation as an asset retirement obligation. The capitalized asset retirement costs, which are recorded within the Wind Energy Facility cost, and the related asset retirement obligation, are initially recorded based on the discounted present value of the future costs to remove the wind facility from the project site.

        The future removal costs are estimated based on current market prices that are adjusted for an appropriate consumer price index (CPI) inflation factor. The discount rate utilized is based on a credit-adjusted, risk-free rate, which is estimated as the credit spread applicable to the Company over the average yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease term. The asset retirement liability will be accreted each period over the 20 year site lease term. During 2014, the Company recorded an asset retirement obligation of $714,944. As of June 30, 2014, the asset retirement obligation was $714,944.

Subsequent Events

        Subsequent events have been evaluated through December 15, 2014, which is the date the consolidated financial statements were available to be issued.

Fairfield Wind Manager, LLC

Notes to Consolidated Financial Statements (Continued)

For the Period From January 15, 2014 (Date of Inception) to June 30, 2014

3. Wind Energy Facility

        The Company's Wind Energy Facility balance was comprised of the following at June 30, 2014:

Wind Energy Facility	$26,912,621
Less: accumulated depreciation	(109,057)

Wind Energy Facility, net	$26,803,564

        Depreciation expense for the period from January 15, 2014 (date of inception) to June 30, 2014 was $109,057.

4. Construction Loan

        The Company obtained construction financing for the Wind Energy Facility from Seminole Financial Services, LLC (the "Lender") pursuant to a financing agreement dated January 15, 2014 (the "Loan Agreement") with a total capacity of $23,000,000. The loan bears interest at an annual rate of 10%, is secured by the Wind Energy Facility and was scheduled to mature on January 15, 2015. During the period from January 15, 2014 (date of inception) to June 30, 2014, the Company borrowed $21,551,300 on the loan. Deferred financing fees of $460,000 and interest of $444,009 incurred during the period from January 15, 2014, (date of inception) to June 30, 2014 have been capitalized into the cost of the Wind Energy Facility. On June 2, 2014, the full amount of the loan was repaid with permanent financing proceeds.

5. Note Payable

        The Company obtained permanent financing of $13,716,280 for the Wind Energy Facility from KeyBank National Association ("KeyBank") pursuant to a financing agreement dated January 15, 2014 (the "Financing Agreement"). The loan earns interest at a variable base rate plus the applicable margin (3.0% as of June 30, 2014), as such terms are defined in the Financing Agreement. The loan is secured by the Wind Energy Facility and matures seven years from the funding date. During the period from January 15, 2014 (date of inception) to June 30, 2014, the Company incurred and paid $33,711 of interest, along with $95,498 of letter of credit and financing fees related to the loan. In connection with the note, the Company paid deferred financing fees of $953,947 and during the period from January 15, 2014 (date of inception) to June 30, 2014, the Company amortized $16,762 of these costs as interest expense.

        The scheduled principal maturities of note payable as of June 30, 2014, were as follows:

Year	Amount
2014—remainder	$85,057
2015	548,394
2016	598,154
2017	635,244
2018	654,461
Thereafter	11,194,970

Total	$13,716,280

Fairfield Wind Manager, LLC

Notes to Consolidated Financial Statements (Continued)

For the Period From January 15, 2014 (Date of Inception) to June 30, 2014

5. Note Payable (Continued)

        In connection with the note payable, the Company entered into two interest swap agreements with a total notional amount of $13,716,280 to swap the floating rate interest payments under the note payable agreement for fixed. The swap agreements have an effective interest rate of 2.86% and 5.075% and an outstanding total notional balance that matches the principal of the loan agreement. The value of the swap agreements as June 30, 2014 was a liability of $1,189,863. The Company did not designate the derivative as a hedge for accounting purposes and, accordingly, accounts for the interest rate swap at fair value, with adjustments to fair value recorded as interest expense.

6. Power Purchase Agreement

        Pursuant to the assignment of the PPA to the Master Tenant by the Owner, the Master Tenant has agreed to sell the electricity produced by the Wind Energy Facility to the Purchaser for a twenty-year period starting at a flat rate per megawatt hour produced and escalating thereafter. In addition, the Purchaser has agreed to purchase the RECs generated by the Wind Energy Facility beginning at a flat rate, increasing at 2.5% per year to a maximum stated rate per megawatt hour under the agreement.

7. Redeemable Noncontrolling Interest

        Noncontrolling interest related to VIE arrangements that are redeemable at the option of the holder are classified as redeemable noncontrolling interest in the mezzanine section of the consolidated balance sheet between liabilities and member's equity. Redeemable noncontrolling interest is reported using the hypothetical liquidation at book value method, but not less than its estimated redemption value in each reporting period. The following represents the activity of the redeemable noncontrolling interest for the period from January 15, 2014 to June 30, 2014:

Balance, January 15, 2014 (date of inception)	$—
Contributions from redeemable noncontrolling interest	12,028,500
Net loss	(153,809)

Balance, June 30, 2014	$11,874,691

8. Network Upgrade Receivable

        Pursuant to an interconnection agreement between the Owner and the Purchaser, the Owner agreed to pay for certain utility upgrades on behalf of the Purchase in connection with the Wind Energy Facility. During the period from January 15, 2014 (date of inception) to June 30, 2014, the Company paid $1,216,277 of network upgrade costs that the Purchaser agreed to reimburse the Company for over approximately nine years, plus interest at a fixed rate of 3% per annum. During the period from January 15, 2014 (inception) to June 30, 2014, no amount was reimbursed to the Company.

Fairfield Wind Manager, LLC

Notes to Consolidated Financial Statements (Continued)

For the Period From January 15, 2014 (Date of Inception) to June 30, 2014

8. Network Upgrade Receivable (Continued)

        The scheduled network upgrade payments to be received as of June 30, 2014, were as follows:

Year	Amount
2014—remainder	$74,890
2015	168,306
2016	168,306
2017	168,306
2018	168,306
Thereafter	468,163

Total	$1,216,277

9. Related Party Transactions

Development Services

        During the period from January 15, 2014 (inception) to June 30, 2014, affiliates of the Sole Member provided development and construction services in connection with the Wind Energy Facility through the commercial operation date. The total amount of services provided during the period was $3,000,000 and is included in wind energy facility, net and contribution of capital.

Services Expense

        The Master Tenant has entered into a services agreement with an affiliate of the Sole Member pursuant to which the affiliate agrees to pay for operating and maintenance, insurance, taxes and other operating expenses for the Wind Energy Facility in exchange for an annual fee of $689,475. During the period from May 15, 2014, the commercial operation date of the Wind Energy Facility, to June 30, 2014, the Company incurred $86,184 of services expense. As of June 30, 2014, $86,184 was owed to the affiliate of the Sole Member.

10. Site Lease

        The Owner has entered into a site lease with an unrelated landowner. The term of the site lease is thirty years and requires annual lease payments that are immaterial to the accompanying consolidated financial statements.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Fairfield Wind Manager, LLC

As of September 30, 2014 and for the Period From January 15, 2014
(Date of Inception) to September 30, 2014

Fairfield Wind Manager, LLC

Condensed Consolidated Financial Statements (Unaudited)

Fairfield Wind Manager, LLC

Condensed Consolidated Balance Sheet (Unaudited)

September 30, 2014

Assets
Current assets:
Cash and cash equivalents	$273,203
Restricted cash	100,050
Accounts receivable	119,770
Network upgrade receivable, current portion	168,306

Total current assets	661,329
Wind energy facility, net	26,576,005
Deferred financing fees, net	920,423
Network upgrade receivable, less current portion	1,034,560

Total assets(1)	$29,192,317

Liabilities and member's equity
Current liabilities:
Note payable, current portion	$536,600
Due to affiliate	86,184
Interest rate swap, current portion	426,536

Total current liabilities	1,049,320
Note payable, less current portion	13,179,680
Asset retirement obligation	744,673
Interest rate swap, less current portion	773,620

Total liabilities(1)	15,747,293
Redeemable noncontrolling interest	11,016,021
Member's equity	2,429,003

Total liabilities and member's equity	$29,192,317

(1)
All of the Company's consolidated assets as of September 30, 2014 are assets of variable interest entities, or VIEs, that can only be used to settle obligations of the VIEs. All of the Company's consolidated liabilities as of September 30, 2014 are of VIEs whose creditors have no recourse to the Company.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fairfield Wind Manager, LLC

Condensed Consolidated Statement of Operations (Unaudited)

For the Period From January 15, 2014 (Date of Inception) to September 30, 2014

Revenue
Sale of electricity	$575,368

Total revenue	575,368
Expenses
Operating expenses	501,479

Operating income	73,889
Other income (expense):
Interest expense	(397,308)
Change in fair value of interest rate swap	(1,200,156)
Interest income	6,568

Net loss	(1,517,007)
Net loss attributable to redeemable noncontrolling interest	(851,842)

Net loss attributable to member	$(665,165)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fairfield Wind Manager, LLC

Condensed Consolidated Statement of Changes in Member's Equity (Unaudited)

For the Period From January 15, 2014 (Date of Inception) to September 30, 2014

Balance, January 15, 2014 (date of inception)	$—
Capital contributions	6,987,648
Return of capital	(3,893,480)
Net loss attributable to member	(665,165)

Balance, September 30, 2014	$2,429,003

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fairfield Wind Manager, LLC

Condensed Consolidated Statement of Cash Flows (Unaudited)

For the Period From January 15, 2014 (Date of Inception) to September 30, 2014

Cash flows from operating activities
Net loss	$(1,517,007)
Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation	336,716
Amortization of deferred financing fees	33,524
Change in fair value of interest rate swap	1,200,156
Increase in accounts receivable	(119,770)
Increase in due to affiliate	86,184
Accretion of asset retirement obligation	29,729

Net cash provided by operating activities	49,532
Cash flows from investing activities
Purchase of wind energy facilities	(19,381,076)
Payments from network upgrade receivable	13,411
Network upgrade cost payments	(1,216,277)

Net cash used in investing activities	(20,583,942)
Cash flows from financing activities
Restricted cash	(100,050)
Deferred financing fees	(953,947)
Proceeds from construction loan	21,551,300
Repayment of construction loan	(21,551,300)
Proceeds from note payable	13,716,280
Capital contributions—Sole Member	170,947
Return of capital—Sole Member	(3,893,480)
Proceeds from redeemable noncontrolling interest	12,028,500
Distributions to redeemable noncontrolling interest	(160,637)

Net cash provided by financing activities	20,807,613

Net increase in cash and cash equivalents	273,203
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$273,203

Supplemental disclosure of cash flow information:
Contribution of wind energy facility costs by member	$6,816,701

Asset retirement obligation	$714,944

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fairfield Wind Manager, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Period From January 15, 2014 (inception) to September 30, 2014

1. General

        Fairfield Wind Manager, LLC (the "Company") a Montana limited liability company, was formed on January 15, 2014 to manage Fairfield Wind Owner, LLC (the "Owner") and Fairfield Wind Master Tenant, LLC (the "Master Tenant"). The Owner develops, owns and leases a wind-powered electric generating facility in Fairfield, Montana (the "Wind Energy Facility"). The Master Tenant leases, maintains, and operates the Wind Energy Facility. The Company owns a 50.01% interest in the Owner and a 1% interest in the Master Tenant.

        Pursuant to the Operating Agreement of the Company dated January 15, 2014 (the "Operating Agreement"), the sole member of the Company is Fairfield Wind, LLC, a Montana limited liability company (the "Sole Member").

        Pursuant to the Master Lease Agreement (the "Master Lease") dated January 15, 2014, the Master Tenant leases the Wind Energy Facility from the Owner. In conjunction with the Master Lease, the Master Tenant agrees to make lease payments to the Owner in exchange for rights to payments under a Power Purchase Agreement dated January 15, 2014 (the "PPA") with NorthWestern Energy, Inc. (the "Purchaser"). Under the PPA, the Purchaser benefits from the electricity produced and the renewable energy certificates ("RECs") generated by the Wind Energy Facility in exchange for monthly PPA and REC payments to the Master Tenant. The Owner and the Master Tenant have also entered into a Pass-Through Agreement dated January 15, 2014 (the "Pass-Through Agreement"), whereby the Owner has elected, with consent of the Master Tenant, to pass through the Investment Tax Credits to the Master Tenant.

        Pursuant to the Master Lease, the Owner assigned to the Master Tenant the rights and obligations of a Power Purchase Agreement (the "PPA") with NorthWestern Energy, Inc., a Delaware corporation (the Purchaser") under which the Purchaser benefits from the electricity produced by the Wind Energy Facility in exchange for monthly payments to the Master Tenant pursuant to the PPA.

        Pursuant to the Operating Agreements of the Owner and the Master Tenant, the Company is required to provide capital contributions in the amounts of $2,338,317 and $100,000, respectively. As of September 30, 2014, the Company had provided cumulative capital contributions of $6,887,648 and $100,000, respectively. During the period from January 15, 2014 (date of inception) to September 30, 2014, the Owner returned capital of $3,893,480 to the Company.

2. Summary of Significant Accounting Policies

Unaudited interim financial information

        The condensed consolidated financial statements as of September 30, 2014 and for the period from January 15, 2014 (date of inception) to September 30, 2014 included herein have been prepared by the Company in conformity with U.S. generally accepted accounting principles, and include all adjustments (consisting of normal and recurring adjustments) that management considers necessary for a fair presentation of the financial position, results of operations and cash flows for the interim period presented. The results of operations for the period January 15, 2014 (date of inception) to September 30, 2014 are not necessarily indicative of the results to be anticipated for the entire period ending December 31, 2014.

Fairfield Wind Manager, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

For the Period From January 15, 2014 (inception) to September 30, 2014

2. Summary of Significant Accounting Policies (Continued)

Basis of Accounting

        The Company prepares its condensed consolidated financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates include the useful life of assets, fair value of interest rate swap and the asset retirement obligation. Actual results could differ from those estimates.

Economic and Geographic Concentrations

        The Company owns and operates one Wind Energy Facility in Fairfield, Montana. Future operations could be affected by changes in the economic or weather conditions in that geographical area or by changes in the demand for renewable energy generated by wind energy facilities.

Concentration of Credit Risk

        The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Cash and Cash Equivalents

        Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less. The carrying amount of cash approximates its fair value.

Restricted cash

        Restricted cash is not considered cash and cash equivalents and includes cash held with financial institutions for major repairs and maintenance for the Wind Energy Facility as required under the debt agreement.

Consolidation

        The condensed consolidated financial statements include the accounts of the Company, the Owner and the Master Tenant. All intercompany accounts and transactions have been eliminated in consolidation.

Variable Interest Entity

        The Company consolidates all variable interest entities in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a variable interest entity, or VIE, is an entity with at least one of the following conditions: (a) the total equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial

Fairfield Wind Manager, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

For the Period From January 15, 2014 (inception) to September 30, 2014

2. Summary of Significant Accounting Policies (Continued)

support; or (b) the holders of the equity investment at risk, as a group, lack any one of the following three characteristics: (i) the power to direct the entity's activities that most significantly impact its economic performance, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity. The primary beneficiary of a VIE is an entity that has the power to direct the activities of a VIE that most significantly impact the VIE's economic performance and does not bear the majority of the expected losses or receive the majority of the expected residual returns.

        The Company has a significant interest in the Owner and the Master Tenant, entities that are considered VIEs. The Company owns a 50.01% interest in the Owner and a 1% interest in the Master Tenant. The Company is considered the primary beneficiary of the Owner and the Master Tenant since it has the obligation to absorb the expected losses or the right to receive the residual returns of the Owner and Master Tenant that could potentially be significant and has the power to direct the most significant economic activities of the Owner and Master Tenant. Accordingly, the Company consolidates the Owner and Master Tenant. The Company evaluates its relationships with the VIEs on an ongoing basis to ensure that it continues to be the primary beneficiary.

        Pursuant to the Operating Agreement of the Master Tenant, the Company has the option to purchase (call) the holder of the entire interest in the Master Tenant during a 90-day period beginning on the Flip Date, as defined in the Operating Agreement, for an amount equal to any unpaid Priority Return owed to the holder of the Master Tenant interests through the date of exercise plus the fair market value of the Investor Member's interest, as determined by appraisal.

Impairment of Long-Lived Assets

        The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived assets are considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the asset exceeds the fair value as determined from an appraisal, discounted cash flow analysis, or other valuation technique. There was no impairment loss recognized to date.

Redeemable Noncontrolling Interest

        Pursuant to the Operating Agreement of the Master Tenant, the holder of the Master Tenant interest has the option to withdraw (put) from the Master Tenant during a one year period beginning on the Flip Date, as defined in the Operating Agreement, for an amount equal to any unpaid Priority Return owed to the Investor Member through the date of exercise plus the fair market value of the Investor Member's interest, as determined by appraisal. Due to the withdrawal term within the Operating Agreement, the noncontrolling interest is redeemable noncontrolling interest.

        Redeemable noncontrolling interest represents third-party interests in the net assets of the funding arrangement that the Company has entered into to finance the cost of Wind Energy Facilities under an operating lease. The Company has determined that the contractual provisions in the agreements represent substantive profit sharing arrangements. The Company has further determined that the

Fairfield Wind Manager, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

For the Period From January 15, 2014 (inception) to September 30, 2014

2. Summary of Significant Accounting Policies (Continued)

appropriate methodology for calculating the redeemable noncontrolling interest balance that reflect the substantive profit sharing arrangements is a balance sheet approach using the hypothetical liquidation at book value, or HLBV, method. The Company therefore determines the amount of the redeemable noncontrolling interest in the net assets at each balance sheet date using the HLBV method, which is presented on the consolidated balance sheet as redeemable noncontrolling interest. Under the HLBV method, the amounts reported as redeemable noncontrolling interest in the consolidated balance sheet represent the amounts the third parties would hypothetically receive at each balance sheet date under the liquidation provisions of the funds, assuming the net assets of the funds were liquidated at the recorded amounts determined in accordance with GAAP and distributed to the third parties. The third parties' interests in the results of operations of the funds is determined as the difference in the redeemable noncontrolling interest balance in the consolidated balance sheets between the start and end of each reporting period, after taking into account any capital transactions between the Company and the third parties. However, the redeemable noncontrolling interest balance is at least equal to the redemption amount. The redeemable noncontrolling interest balance is presented as temporary equity in the mezzanine section of the consolidated balance sheets as redeemable noncontrolling interest when the third-parties have the right to redeem their interests in the funds for cash or other assets.

        Pursuant to the Operating Agreement of the Master Tenant, its Investor Member is entitled to a cumulative, quarterly distribution (the "Priority Return"), commencing at the end of the first quarter after January 15, 2014. The Priority Return is equal to 0.5% of the Investor Member's paid-in capital contribution per quarter, or 2% per annum. Subsequent to the first quarter after the Flip Date, the Priority Return is reduced to 0.102% of the Investor Member's paid-in capital contribution. During the period January 15, 2014 (date of inception) to September 30, 2014, $60,637 of Priority Return distributions were paid to the Investor Member of the Master Tenant. In addition, the Company paid $100,000 to the Investor Member as a return of capital. The Priority Return is included in the calculation of the HLBV of the redeemable noncontrolling interest each period.

Depreciation

        The Wind Energy Facility is recorded at cost and is depreciated over its estimated useful life of 30 years using the straight-line method.

Income Taxes

        For federal and state tax purposes, the Company is taxed as a partnership. All income from the Company is reported on the members' federal and state income tax returns. Thus, no provision for income taxes has been recorded in the accompanying consolidated financial statements. All periods since inception of the Company remain open for examination by tax authorities.

Revenue Recognition

        The Company has evaluated each of the PPAs to determine whether they are leases and determined that each of the PPAs is an operating lease due to the variable nature of the rates in the agreement and because the Wind Energy Facility is considered integral equipment. Accordingly, revenue is contingent and is recognized based when delivered upon the amount of electricity delivered as determined by remote monitoring equipment at rates specified under the contract.

Fairfield Wind Manager, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

For the Period From January 15, 2014 (inception) to September 30, 2014

2. Summary of Significant Accounting Policies (Continued)

Accounts receivable

        Accounts receivable are generated primarily from the sale of electricity generated by the Wind Energy Facility and are stated at the amount the Company expects to collect from outstanding invoices. The Company's policy for determining when receivables are past due is based on contractual terms. The Company reserves for uncollectible accounts receivable through a charge to earnings and a credit to a valuation allowance when it deems them (a) uncollectable or (b) not prudent to undergo collection efforts; i.e., if the cost of collection outweighs the benefit. Balances that are still outstanding after management has used reasonable collection efforts are also written off. Outstanding receivables are evaluated on a quarterly basis to determine if they should be written off.

Fair Value Measurements

        The Company applies the accounting provisions related to fair value measurements. These provisions define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establish a hierarchy that prioritizes the information used in developing fair value estimates and require disclosure of fair value measurements by level within the fair value hierarchy. The hierarchy gives the highest priority to quoted prices in active markets (Level 1 measurements) and the lowest priority to unobservable data (Level 3 measurements), such as the reporting entity's own data. These provisions also provide valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flows) and the cost approach (cost to replace the service capacity of an asset or replacement cost). Upon adoption of the fair value measurement provisions that apply to recurring and nonrecurring fair value measurements of financial assets and liabilities and other provisions, the Company determined that no transition adjustments were required.

        A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of valuation hierarchy are defined as follows:

  Level 1: Observable inputs such as quoted prices (unadjusted) for identical assets or liabilities in active markets.

  Level 2: Inputs other than quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

  Level 3: Unobservable inputs that reflect the Company's own assumptions.

Asset retirement obligation

        The Company is obligated to remove the wind energy facility at the end of the site lease term. The Company accounts for this obligation as an asset retirement obligation. The capitalized asset retirement costs, which are recorded within the Wind Energy Facility cost, and the related asset retirement obligation, are initially recorded based on the discounted present value of the future costs to remove the wind facility from the project site. The future removal costs are estimated based on current market prices that are adjusted for an appropriate consumer price index (CPI) inflation factor. The discount

Fairfield Wind Manager, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

For the Period From January 15, 2014 (inception) to September 30, 2014

2. Summary of Significant Accounting Policies (Continued)

rate utilized is based on a credit-adjusted, risk-free rate, which is estimated as the credit spread applicable to the Company over the average yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease term. The asset retirement liability will be accreted each period over the 20 year site lease term. As of September 30, 2014, the asset retirement obligation was $744,673.

Subsequent Events

        Subsequent events have been evaluated through December 15, 2014, which is the date the condensed consolidated financial statements were available to be issued.

3. Wind Energy Facility

        The Company's Wind Energy Facility balance was comprised of the following at September 30, 2014:

Wind Energy Facility	$26,912,721
Less: accumulated depreciation	(336,716)

Wind Energy Facility, net	$26,576,005

        Depreciation expense for the period from January 15, 2014 (date of inception) to September 30, 2014 was $336,716.

4. Construction Loan

        The Company obtained construction financing for the Wind Energy Facility from Seminole Financial Services, LLC (the "Lender") pursuant to a financing agreement dated January 15, 2014 (the "Loan Agreement") with a total capacity of $23,000,000. The loan bears interest at an annual rate of 10%, is secured by the Wind Energy Facility and was scheduled to mature on January 15, 2015. During the period from January 15, 2014 (date of inception) to June 30, 2014, the Company drew down $21,551,300 on the loan. Deferred financing fees of $460,000 and interest of $444,009 incurred during the period from January 15, 2014, (date of inception) to September 30, 2014 have been capitalized into the cost of the Wind Energy Facility. On June 2, 2014, the full amount of the loan was repaid with permanent financing proceeds.

5. Note Payable

        The Company obtained permanent financing of $13,716,280 for the Wind Energy Facility from KeyBank National Association ("KeyBank") pursuant to a financing agreement dated January 15, 2014 (the "Financing Agreement"). The loan earns interest at a variable base rate plus the applicable margin (3.0% as of September 30, 2014), as such terms are defined in the Financing Agreement. The loan is secured by the Wind Energy Facility and matures seven years from the funding date. During the period from January 15, 2014 (date of inception) to September 30, 2014, the Company incurred and paid $33,712 of interest, along with $102,501 of letter of credit and financing fees related to the loan. In connection with the note, the Company paid deferred financing fees of $953,947, inclusive of the $102,501 above, and during the period from January 15, 2014 (date of inception) to September 30, 2014, the Company amortized $33,524 of these costs as interest expense.

Fairfield Wind Manager, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

For the Period From January 15, 2014 (inception) to September 30, 2014

5. Note Payable (Continued)

        The scheduled principal maturities of note payable as of September 30, 2014, were as follows:

Year	Amount
2014 – remainder	$85,057
2015	548,394
2016	598,154
2017	635,244
2018	654,461
Thereafter	11,194,970

Total	$13,716,280

        In connection with the note payable, the Company entered into two interest swap agreements with a total notional amount of $13,716,280 to swap the floating rate interest payments under the note payable agreement for fixed. The swap agreements have an effective interest rate of 2.86% and 5.075% and an outstanding total notional balance that matches the principal of the loan agreement. The value of the swap agreements as September 30, 2014 was a liability of $1,200,156. The Company did not designate the derivative as a hedge for accounting purposes and, accordingly, accounts for the interest rate swap at fair value, with adjustments to fair value recorded in the income statement.

6. Power Purchase Agreement

        Pursuant to the assignment of the PPA to the Master Tenant by the Owner, the Master Tenant has agreed to sell the electricity produced by the Wind Energy Facility to the Purchaser for a twenty-year period starting at a flat rate per megawatt hour produced and escalating thereafter. In addition, the Purchaser has agreed to purchase the RECs generated by the Wind Energy Facility beginning at a flat rate, increasing at 2.5% per year to a maximum stated rate per megawatt hour under the agreement.

7. Redeemable Noncontrolling Interest

        Noncontrolling interest related to VIE arrangements that are redeemable at the option of the holder are classified as redeemable noncontrolling interest in the mezzanine section of the condensed consolidated balance sheet between liabilities and member's equity. Redeemable noncontrolling interest is reported using the hypothetical liquidation at book value method, but not less than its estimated redemption value in each reporting period. The following represents the activity of the redeemable noncontrolling interest for the period from January 15, 2014 to September 30, 2014:

Balance, January 15, 2014 (date of inception)	$—
Contributions from redeemable noncontrolling interest	12,028,500
Distributions to redeemable noncontrolling interest	(160,637)
Net loss attributable to redeemable noncontrolling interest	(851,842)

Balance, September 30, 2014	$11,016,021

Fairfield Wind Manager, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

For the Period From January 15, 2014 (inception) to September 30, 2014

8. Network Upgrade Receivable

        Pursuant to an interconnection agreement between the Owner and the Purchaser, the Owner agreed to pay for certain utility upgrades on behalf of the Purchaser in connection with the Wind Energy Facility. During the period from January 15, 2014 (date of inception) to September 30, 2014, the Company paid $1,216,277 of network upgrade costs that the Purchaser agreed to reimburse the Company over approximately nine years, plus interest at a fixed rate of 3% per annum. During the period from January 15, 2014 (inception) to September 30, 2014, no amount was reimbursed to the Company.

        The scheduled network upgrade payments to be received as of September 30, 2014, were as follows:

Year	Amount
2014—remainder	$61,479
2015	168,306
2016	168,306
2017	168,306
2018	168,306
Thereafter	468,163

Total	$1,202,866

9. Related party transactions

Development services

        During the period from January 15, 2014 (inception) to September 30, 2014, affiliates of the Sole Member provided development and construction services in connection with the Wind Energy Facility through the commercial operation date. The total amount of services provided during the period was $3,000,000 and is included in wind energy facility, net and contribution of capital.

Services expense

        The Master Tenant has entered into a services agreement with an affiliate of the Sole Member pursuant to which the affiliate agrees to pay for operating and maintenance, insurance, taxes and other operating expenses for the Wind Energy Facility in exchange for an annual fee of $689,475. During the period from May 15, 2014, the commercial operation date of the Wind Energy Facility, to September 30, 2014, the Company incurred $86,184 of services expense. As of September 30, 2014, $86,184 was owed to the affiliate of the Sole Member.

10. Site lease

        The Owner has entered into a site lease with an unrelated landowner. The term of the site lease is thirty years and requires annual lease payments that are immaterial to the accompanying consolidated financial statements.

CONSOLIDATED FINANCIAL STATEMENT

Foundation CA Fund VII Manager, LLC
(A Development Stage Company)

As of June 12, 2014 (Date of Inception)
With Report of Independent Auditors

Foundation CA Fund VII Manager, LLC
(A Development Stage Company)

Consolidated Financial Statement

As of June 12, 2014 (Date of Inception)

Report of Independent Auditors

To The Member
Foundation CA Fund VII Manager, LLC

        We have audited the accompanying consolidated balance sheet of Foundation CA Fund VII Manager, LLC (A Development Stage Company) as of June 12, 2014 (date of inception), and the related notes to the consolidated balance sheet (the financial statement).

Management's Responsibility for the Financial Statement

        Management is responsible for the preparation and fair presentation of this financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the consolidated financial position of Foundation CA Fund VII Manager, LLC (A Development Stage Company) as of June 12, 2014 (date of inception), in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Hartford, Connecticut
December 17, 2014

Foundation CA Fund VII Manager, LLC
(A Development Stage Company)
Consolidated Balance Sheet

Assets	As of June 12, 2014 (Date of Inception)
Current assets:
Cash and cash equivalents	$228,172

Total current assets	228,172
Wind energy facilities under construction	12,202,487

Total assets (1)	$12,430,659

Liabilities and member's equity
Asset retirement obligations	203,255
Accounts payable	5,413,576

Total liabilities (1)	5,616,831
Member's equity	6,813,828

Total liabilities and member's equity	$12,430,659

The accompanying notes are an integral part of the consolidated balance sheet.

  (1)
  All of the Company's consolidated assets as of June 12, 2014 are of its variable interest entities, or VIEs, and can only be used to settle obligations of the VIEs. All of the Company's consolidated liabilities as of June 12, 2014 are of its VIEs whose creditors have no recourse to the Company.

Foundation CA Fund VII Manager, LLC
(A Development Stage Company)

Notes to Consolidated Balance Sheet

As of June 12, 2014

1. General

        Foundation CA Fund VII Manager, LLC (the "Company") a California limited liability company, was formed on June 12, 2014 to manage Foundation CA Fund VII Owner, LLC (the "Owner") and Foundation CA Fund VII Master Tenant, LLC (the "Master Tenant"). The Company is engaged in the construction of wind energy facilities and is, therefore, a development-stage company. The Owner plans to develop, own and lease wind-powered electric generating facilities at various sites in California (the "Wind Energy Facilities"). The Master Tenant will lease, maintain, and operate the Wind Energy Facilities. The Company owns a 51% interest in the Owner and a 1% interest in the Master Tenant.

        Pursuant to the Operating Agreement of the Company dated June 12, 2014 (the "Operating Agreement"), the sole member of the Company is Foundation Windpower, LLC, a California limited liability company (the "Sole Member").

        Pursuant to the Master Lease Agreement (the "Master Lease") dated June 12, 2014, the Master Tenant leases the Wind Energy Facilities from the Owner. In conjunction with the Master Lease, the Master Tenant agrees to make lease payments to the Owner in exchange for rights to payments under power purchase agreements (collectively the "PPAs") with various off takers (collectively the "Purchasers"). Under the PPAs, the Purchasers benefits from the electricity produced by the Wind Energy Facilities in exchange for monthly PPA payments to the Master Tenant. The Owner and the Master Tenant have also entered into a Pass-Through Agreement dated June 12, 2014 (the "Pass-Through Agreement"), whereby the Owner has elected, with consent of the Master Tenant, to pass through the Investment Tax Credits to the Master Tenant.

        Pursuant to the Operating Agreements of the Owner and the Master Tenant, the Company is required to provide capital contributions to the Owner and the Master Tenant in the amounts of $11,202,750 and $227,172, respectively. As of June 12, 2014, the Company had provided cumulative capital contributions of $6,586,656 and $227,172, respectively.

2. Summary of Significant Accounting Policies

Basis of Accounting

        The Company prepares its consolidated financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates include the asset retirement obligations. Actual results could differ from those estimates.

Cash and Cash Equivalents

        Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less. The carrying amount of cash approximates its fair value.

Foundation CA Fund VII Manager, LLC
(A Development Stage Company)

Notes to Consolidated Balance Sheet

As of June 12, 2014

2. Summary of Significant Accounting Policies (Continued)

Consolidation

        The consolidated financial statements include the accounts of the Company, the Owner and the Master Tenant. All intercompany accounts and transactions have been eliminated in consolidation.

Variable Interest Entities

        The Company consolidates all variable interest entities in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a variable interest entity, or VIE, is an entity with at least one of the following conditions: (a) the total equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support; or (b) the holders of the equity investment at risk, as a group, lack any one of the following three characteristics: (i) the power to direct the entity's activities that most significantly impact its economic performance, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity. The primary beneficiary of a VIE is an entity that has the power to direct the activities of a VIE that most significantly impact the VIE's economic performance and does not bear the majority of the expected losses or receive the majority of the expected residual returns.

        The Company has a significant interest in the Owner and the Master Tenant, entities that are considered VIEs. The Company owns a 51% interest in the Owner and a 1% interest in the Master Tenant. The Company is considered the primary beneficiary of the Owner and the Master Tenant since it has the obligation to absorb the expected losses or the right to receive the residual returns of the Owner and Master Tenant that could potentially be significant and has the power to direct the most significant economic activities of the Owner and Master Tenant. Accordingly, the Company consolidates the Owner and Master Tenant. The Company evaluates its relationships with the VIEs on an ongoing basis to ensure that it continues to be the primary beneficiary.

        Pursuant to the Operating Agreement of the Master Tenant, the Company has the option to purchase (call) the holder of the entire interest in the Master Tenant during a 90-day period beginning on the Flip Date, as defined in the Operating Agreement, for an amount equal to any unpaid Priority Return owed to the holder of the Master Tenant interests through the date of exercise plus the fair market value of the Investor Member's interest, as determined by appraisal.

Asset Retirement Obligation

        The Company is obligated to remove the wind energy facilities at the end of the site lease term. The Company accounts for this obligation as an asset retirement obligation. The capitalized asset retirement costs, which are recorded within the Wind Energy Facility cost, and the related asset retirement obligation, are initially recorded based on the discounted present value of the future costs to remove the wind facility from the project site. The future removal costs are estimated based on current market prices that are adjusted for an appropriate consumer price index (CPI) inflation factor. The discount rate utilized is based on a credit-adjusted, risk-free rate, which is estimated as the credit spread applicable to the Company over the average yield to maturity of a Treasury obligation maturing

Foundation CA Fund VII Manager, LLC
(A Development Stage Company)

Notes to Consolidated Balance Sheet

As of June 12, 2014

2. Summary of Significant Accounting Policies (Continued)

at the scheduled end of the site lease term. The asset retirement liability will be accreted each period over the 20-year site lease term. As of June 12, 2014, the asset retirement obligation was $203,255.

Subsequent Events

        Subsequent events have been evaluated through December 17, 2014, which is the date the consolidated financial statements were available to be issued.

        The Company obtained construction financing for each Wind Energy Facility from Seminole Financial Services, LLC doing business as SFS-CAL, LLC (the "Lender") pursuant to a financing agreement dated June 12, 2014 (the "Financing Agreement"), with a total capacity of $9,925,000. The loans bear interest at an annual rate of 10%. The loans are secured by the Wind Energy Facilities and are expected to be paid in full prior to December 31, 2014. As of June 12, 2014, no amounts were drawn under the Financing Agreement.

        Through December 17, 2014, the Company received $3,460,050 from the holder of the Master Tenant interest.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Foundation CA Fund VII Manager, LLC

For the Period From June 12, 2014 (Date of Inception) to September 30, 2014

Foundation CA Fund VII Manager, LLC

Condensed Consolidated Financial Statements (Unaudited)

Foundation CA Fund VII Manager, LLC
Condensed Consolidated Balance Sheet (Unaudited)
September 30, 2014

Assets
Current assets:
Cash and cash equivalents	$1,717
Accounts receivable	49,997

Total current assets	51,714
Wind energy facilities under construction	14,213,043
Wind energy facility, net	4,855,219

Total assets(1)	$19,119,976

Liabilities and member's equity
Current liabilities:
Accounts payable to Sole Member	$36,469
Accounts payable	998,686
Note payable	5,388,091

Total current liabilities	6,423,246
Asset retirement obligations	207,891

Total liabilities(1)	6,631,137
Redeemable noncontrolling interest	787,700
Member's equity	11,701,139

Total liabilities and member's equity	$19,119,976

(1)
All of the Company's consolidated assets as of September 30, 2014 are of its variable interest entities, or VIEs, and can only be used to settle obligations of the VIEs. All of the Company's consolidated liabilities as of September 30, 2014 are of its VIEs whose creditors have no recourse to the Company.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Foundation CA Fund VII Manager, LLC
Condensed Consolidated Statement of Operations (Unaudited)
For the Period From June 12, 2014 (Date of Inception) to September 30, 2014

Revenue
Sale of electricity	$25,207
SGIP revenue	24,790

Total revenue	49,997
Expenses
Operating expenses	39,055

Operating income	10,942
Other income (expense):
Interest expense	(36,469)

Net loss	$(25,527)
Net income attributable to redeemable noncontrolling interest	150,760

Net loss attributable to member	$(176,287)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Foundation CA Fund VII Manager, LLC
Condensed Consolidated Statement of Changes in Member's Equity (Unaudited)
For the Period From June 12, 2014 (Date of Inception) to September 30, 2014

Balance, June 12, 2014 (date of inception)	$—
Capital contributions	11,877,426
Net loss attributable to member	(176,287)

Balance, September 30, 2014	$11,701,139

The accompanying notes are an integral part of these condensed consolidated financial statements.

Foundation CA Fund VII Manager, LLC
Condensed Consolidated Statement of Cash Flows (Unaudited)
For the Period From June 12, 2014 (Date of Inception) to September 30, 2014

Cash flows from operating activities
Net loss	$(25,527)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation expense	34,419
Increase in accounts receivable	(49,997)
Increase in accounts payable to Sole Member	36,469
Accretion of asset removal obligations	4,636

Net cash used in operating activities	—
Cash flows from investing activities
Wind energy facilities	(6,253,026)

Net cash used in investing activities	(6,253,026)
Cash flows from financing activities
Proceeds from note payable	5,603,416
Repayment of note payable	(215,325)
Capital contributions	229,712
Proceeds from redeemable noncontrolling interest	642,263
Distributions to redeemable noncontrolling interest	(5,323)

Net cash provided by financing activities	6,254,743

Net increase in cash and cash equivalents	1,717
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$1,717

Supplemental disclosure of cash flow information:
Contribution of wind energy facility costs by Member	$11,647,714

Asset retirement obligation	$203,255

Accrued capital expenditures	998,686

The accompanying notes are an integral part of these condensed consolidated financial statements.

Foundation CA Fund VII Manager, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

1. General

        Foundation CA Fund VII Manager, LLC (the "Company") a California limited liability company, was formed on June 12, 2014 to manage Foundation CA Fund VII Owner, LLC (the "Owner") and Foundation CA Fund VII Master Tenant, LLC (the "Master Tenant"). The Owner develops, owns, and leases a wind-powered electrical generation facility in California, and plans to develop, own and lease additional wind-powered electric generating facilities at various sites in California (the "Wind Energy Facilities"). The Master Tenant leases and will lease, maintain, and operate the Wind Energy Facilities. The Company owns a 51% interest in the Owner and a 1% interest in the Master Tenant.

        Pursuant to the Operating Agreement of the Company dated June 12, 2014 (the "Operating Agreement"), the sole member of the Company is Foundation Windpower, LLC, a California limited liability company (the "Sole Member").

        Pursuant to the Master Lease Agreement (the "Master Lease") dated June 12, 2014, the Master Tenant leases the Wind Energy Facilities from the Owner. In conjunction with the Master Lease, the Master Tenant agrees to make lease payments to the Owner in exchange for rights to payments under power purchase agreements (collectively the "PPAs") with various off takers (collectively the "Purchasers"). Under the PPAs, the Purchasers benefits from the electricity produced by the Wind Energy Facilities in exchange for monthly PPA payments to the Master Tenant. The Owner and the Master Tenant have also entered into a Pass-Through Agreement dated June 12, 2014 (the "Pass-Through Agreement"), whereby the Owner has elected, with consent of the Master Tenant, to pass through the Investment Tax Credits to the Master Tenant.

        Pursuant to the Operating Agreements of the Owner and the Master Tenant, the Company is required to provide minimum capital contributions to the Owner and the Master Tenant in the amounts of $11,202,750 and $227,172, respectively. As of September 30, 2014, the Company had provided cumulative capital contributions of $11,643,314 and $234,112 respectively.

2. Summary of Significant Accounting Policies

Basis of Accounting

        The Company prepares its consolidated financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Unaudited interim financial information

        The condensed consolidated financial statements as of September 30, 2014 and for the period from June 12, 2014 (date of inception) to September 30, 2014 included herein have been prepared by the Company in conformity with U.S. generally accepted accounting principles, and include all adjustments (consisting of normal and recurring adjustments) that management considers necessary for a fair presentation of the financial position, results of operations and cash flows for the interim period presented. The results of operations for the period June 12, 2014 (date of inception) to September 30, 2014 are not necessarily indicative of the results to be anticipated for the entire period ending December 31, 2014.

Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect

Foundation CA Fund VII Manager, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

2. Summary of Significant Accounting Policies (Continued)

the amounts reported in the financial statements and accompanying notes. Estimates include the asset retirement obligation. Actual results could differ from those estimates.

Economic and Geographic Concentrations

        The Company owns and operates four Wind Energy Facilities in California. Future operations could be affected by changes in the economic or weather conditions in that geographical area or by changes in the demand for renewable energy generated by wind energy facilities.

Concentration of Credit Risk

        The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Cash and Cash Equivalents

        Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less. The carrying amount of cash approximates its fair value.

Consolidation

        The condensed consolidated financial statements include the accounts of the Company, the Owner and the Master Tenant. All intercompany accounts and transactions have been eliminated in consolidation.

Variable Interest Entities

        The Company consolidates all variable interest entities in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a variable interest entity, or VIE, is an entity with at least one of the following conditions: (a) the total equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support; or (b) the holders of the equity investment at risk, as a group, lack any one of the following three characteristics: (i) the power to direct the entity's activities that most significantly impact its economic performance, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity. The primary beneficiary of a VIE is an entity that has the power to direct the activities of a VIE that most significantly impact the VIE's economic performance and does not bear the majority of the expected losses or receive the majority of the expected residual returns.

        The Company has a significant interest in the Owner and the Master Tenant, entities that are considered VIEs. The Company owns a 51% interest in the Owner and a 1% interest in the Master Tenant. The Company is considered the primary beneficiary of the Owner and the Master Tenant since it has the obligation to absorb the expected losses or the right to receive the residual returns of the Owner and Master Tenant that could potentially be significant and has the power to direct the most significant economic activities of the Owner and Master Tenant. Accordingly, the Company consolidates the Owner and Master Tenant. The Company evaluates its relationships with the VIEs on an ongoing basis to ensure that it continues to be the primary beneficiary.

Foundation CA Fund VII Manager, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

2. Summary of Significant Accounting Policies (Continued)

        Pursuant to the Operating Agreement of the Master Tenant, the Company has the option to purchase (call) the entire interest in the Master Tenant during a 90-day period beginning on the Flip Date, as defined in the Operating Agreement, for an amount equal to any unpaid Priority Return owed to the holder of the Master Tenant interests through the date of exercise plus the fair market value of the Investor Member's interest, as determined by appraisal.

Impairment of Long-Lived Assets

        The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived assets are considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the asset exceeds the fair value as determined from an appraisal, discounted cash flow analysis, or other valuation technique. During the period from June 12, 2014 (date of inception) to September 30, 2014, there was no impairment loss recognized.

Depreciation

        The Wind Energy Facilities are recorded at cost and are depreciated over their respective estimated useful lives of 30 years using the straight-line method once placed in service.

        Pursuant to the Operating Agreement of the Master Tenant, the holder of the Master Tenant interest has the option to withdraw (put) from the Master Tenant during a one year period beginning on the Flip Date, as defined in the Operating Agreement, for an amount equal to any unpaid Priority Return owed to the Investor Member through the date of exercise plus the fair market value of the Investor Member's interest, as determined by appraisal. Due to the withdrawal term within the Operating Agreement, the noncontrolling interest is redeemable noncontrolling interest.

        Redeemable noncontrolling interest represents third-party interests in the net assets of the funding arrangement that the Company has entered into to finance the cost of Wind Energy Facilities under an operating lease. The Company has determined that the contractual provisions in the agreements represent substantive profit sharing arrangements. The Company has further determined that the appropriate methodology for calculating the redeemable noncontrolling interest balance that reflect the substantive profit sharing arrangements is a balance sheet approach using the hypothetical liquidation at book value, or HLBV, method. The Company therefore determines the amount of the redeemable noncontrolling interest in the net assets at each balance sheet date using the HLBV method, which is presented on the consolidated balance sheet as redeemable noncontrolling interest. Under the HLBV method, the amounts reported as redeemable noncontrolling interest in the consolidated balance sheet represent the amounts the third parties would hypothetically receive at each balance sheet date under the liquidation provisions of the funds, assuming the net assets of the funds were liquidated at the recorded amounts determined in accordance with GAAP and distributed to the third parties. The third parties' interests in the results of operations of the funds is determined as the difference in the redeemable noncontrolling interest balance in the consolidated balance sheets between the start and end of each reporting period, after taking into account any capital transactions between the Company and the third parties. However, the redeemable noncontrolling interest balance is at least equal to the redemption amount. The redeemable noncontrolling interest balance is presented as temporary equity

Foundation CA Fund VII Manager, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

2. Summary of Significant Accounting Policies (Continued)

in the mezzanine section of the consolidated balance sheets as redeemable noncontrolling interest when the third-parties have the right to redeem their interests in the funds for cash or other assets.

        Pursuant to the Operating Agreement of the Master Tenant, the holder of the Master Tenant interest is entitled to a cumulative, quarterly distribution (the "Priority Return"), commencing at the end of the first quarter after June 12, 2014. The Priority Return is equal to 0.5% of the holder's paid-in capital contribution per quarter, or 2% per annum. Subsequent to the first quarter after the Flip Date, the Priority Return is reduced to 0.05% of the holder's paid-in capital contribution or 0.20% per annum. During the period June 12, 2014 (date of inception) to September 30, 2014, $5,323 of Priority Return was paid to the holder of the Master Tenant interest. Any accrued and unpaid priority return will be included in the calculation of the HLBV of the redeemable noncontrolling interest each period.

Income Taxes

        For federal and state tax purposes, the Company is taxed as a partnership. All income from the Company is reported on the members' federal and state income tax returns. Thus, no provision for income taxes has been recorded in the accompanying consolidated financial statements. All periods since inception of the Company remain open for examination by tax authorities.

Revenue Recognition

        The Company has evaluated each of the PPAs to determine whether they are leases and determined that each of the PPAs is an operating lease due to the variable nature of the rates in the agreement and because the Wind Energy Facility is considered integral equipment. Accordingly, revenue is contingent and is recognized based when delivered upon the amount of electricity delivered as determined by remote monitoring equipment at rates specified under the contracts.

Accounts receivable

        Accounts receivable are generated primarily from the sale of electricity generated by the Wind Energy Facility and are stated at the amount the Company expects to collect from outstanding invoices. The Company's policy for determining when receivables are past due is based on contractual terms. The Company reserves for uncollectible accounts receivable through a charge to earnings and a credit to a valuation allowance when it deems them (a) uncollectable or (b) not prudent to undergo collection efforts; i.e., if the cost of collection outweighs the benefit. Balances that are still outstanding after management has used reasonable collection efforts are also written off. Outstanding receivables are evaluated on a quarterly basis to determine if they should be written off.

Asset retirement obligation

        The Company is obligated to remove the wind energy facilities at the end of the site lease term. The Company accounts for this obligation as an asset retirement obligation. The capitalized asset retirement costs, which are recorded within the Wind Energy Facility cost, and the related asset retirement obligation, are initially recorded based on the discounted present value of the future costs to remove the wind facility from the project site. The future removal costs are estimated based on current market prices that are adjusted for an appropriate consumer price index (CPI) inflation factor. The discount rate utilized is based on a credit-adjusted, risk-free rate, which is estimated as the credit spread applicable to the Company over the average yield to maturity of a Treasury obligation maturing

Foundation CA Fund VII Manager, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

2. Summary of Significant Accounting Policies (Continued)

at the scheduled end of the site lease term. The asset retirement liability will be accreted each period over the 20-year site lease term. During the period from June 12, 2014 (inception) to September 30, 2014, the Company recorded an asset retirement obligation of $203,255 and accretion expense of $4,636. As of September 30, 2014, the asset retirement obligation was $207,891.

Subsequent Events

        Subsequent events have been evaluated through December 16, 2014, which is the date the condensed consolidated financial statements were available to be issued.

3. Wind Energy Facility

        The Company's Wind Energy Facility balance was comprised of the following at September 30, 2014:

Wind Energy Facility	$4,889,638
Less: accumulated depreciation	(34,419)

Wind Energy Facility, net	$4,855,219

        Depreciation expense for the period from June 12, 2014 (date of inception) to September 30, 2014 was $34,419.

4. Note Payable

        The Company obtained construction financing for each Wind Energy Facility from Seminole Financial Services, LLC doing business as SFS-CAL, LLC (the "Lender") pursuant to a financing agreement dated June 12, 2014 (the "Financing Agreement") with a total capacity of $9,925,000. The loans bear interest at an annual rate of 10%. The loans are secured by the Wind Energy Facilities with an original maturity date of mature on December 12, 2014. The loan is expected to be paid by December 31, 2014. During the period from June 12, 2014 (date of inception) to September 30, 2014, the Company borrowed $5,388,091. During the period June 12, 2014 (date of inception) to September 30, 2014, the Company incurred and paid $126,899 of interest, of which $90,430 was capitalized into the cost of the Wind Energy Facilities and $36,469 was expensed subsequent to placing the facility in service.

5. Redeemable Noncontrolling Interest

        Noncontrolling interest related to VIE arrangements that are redeemable at the option of the holder are classified as redeemable noncontrolling interest in the mezzanine section of the condensed consolidated balance sheet between liabilities and member's equity. Redeemable noncontrolling interest is reported using the hypothetical liquidation at book value method, but not less than their estimated

Foundation CA Fund VII Manager, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

5. Redeemable Noncontrolling Interest (Continued)

redemption value in each reporting period. The following represents the activity of the redeemable noncontrolling interest for the period from June 12, 2014 (date of inception) to September 30, 2014:

Balance, June 12, 2014 (date of inception)	$—
Contributions from redeemable noncontrolling interest	642,263
Distributions to redeemable noncontrolling interest	(5,323)
Net income	150,760

Balance, September 30, 2014	$787,700

6. Related party transaction

Development Services

        During the period from June 12, 2014 (date of inception) to September 30, 2014, affiliates of the Sole Member provided development and construction services in connection with the Wind Energy Facilities. The total amount of services provided during the period was $4,800,000 and is included in wind energy facilities under construction and was noncash contribution of capital.

Services Expense

        The Master Tenant has entered into a services agreement with an affiliate of the Sole Member pursuant to which the affiliate agrees to pay for operating and maintenance, insurance, taxes and other operating expenses for the Wind Energy Facilities and is based on costs incurred by the Member. During the period from August 15, 2014, the effective date of the agreement, to September 30, 2014, the amount of services expense accrued was immaterial to the consolidated financial statements.

7. Site leases

        The Owner has entered into site leases with unrelated landowners or the Purchasers for each of the Wind Energy Facilities. The term of the site leases is a minimum of twenty years for each lease. Each lease requires annual lease payments that are immaterial individually, and in aggregate.

CONSOLIDATED FINANCIAL STATEMENTS

Concept Solar, LLC

Years Ended December 31, 2013 and 2012
With Report of Independent Auditors

Concept Solar, LLC

Consolidated Financial Statements

Years Ended December 31, 2013 and 2012

Report of Independent Auditors

The Members
Concept Solar, LLC

        We have audited the accompanying consolidated financial statements of Concept Solar, LLC, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations and changes in members' equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Concept Solar, LLC at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Hartford, Connecticut
November 7, 2014

Concept Solar, LLC

Consolidated Balance Sheets

	December 31
	2013	2012
Assets
Current assets:
Cash	$630,391	$2,729,522
Accounts receivable	95,438	40,794
Prepaid expenses and other	39,696	32,046
Grants receivable	300,652	98,703
Note receivable, current portion	908,566	539,720

Total current assets	1,974,743	3,440,785
Solar assets:
Solar panel projects, net of accumulated depreciation of $786,745 in 2013 and $349,550 in 2012	11,597,726	14,519,539
Solar panel project under construction	204,188	204,188

	11,801,914	14,723,727
Other assets:
Grants receivable	—	300,652
Long-term note receivable, net of discount	1,808,449	2,508,036

Total assets	$15,585,106	$20,973,200

Liabilities and members' equity
Current liabilities:
Accounts payable	$55,166	$14,711
Accrued expenses and other payables	55,690	44,435
Due to affiliates	—	56,855

Total current liabilities	110,856	116,001
Obligation to remove solar panel projects	42,223	38,628

Total liabilities	153,079	154,629
Members' equity	15,432,027	20,818,571

Total liabilities and members' equity	$15,585,106	$20,973,200

See accompanying notes to consolidated financial statements.

 Concept Solar, LLC

Consolidated Statements of Operations and Changes in Members' Equity

	Year Ended December 31
	2013	2012
Revenues:
Sale of electricity	$233,268	$133,386
Sale of renewable energy certificates	702,821	—

Total revenues	936,089	133,386
Costs and expenses:
Operating expenses	440,790	352,838
General and administrative expenses	442,610	483,784

Total costs and expenses	883,400	836,622

Operating income (loss)	52,689	(703,236)
Other income (loss):
Interest income	243,039	—

Income (loss) from continuing operations	295,728	(703,236)

Discontinued operations (Note 2)
Loss from operations (including loss on disposal of $1,017,744)	—	(1,103,338)

Loss on discontinued operations	—	(1,103,338)

Net income (loss)	295,728	(1,806,574)
Members' equity, beginning of year	20,818,571	25,048,345
Capital contribution—management fees	169,000	224,300
Distributions to members	(5,851,272)	(2,647,500)

Members' equity, end of year	$15,432,027	$20,818,571

See accompanying notes to consolidated financial statements.

 Concept Solar, LLC

Consolidated Statements of Cash Flows

	Year Ended December 31
	2013	2012
Operating activities
Net income (loss)	$295,728	$(1,806,574)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	437,195	468,704
Amortization of note discount	(208,979)	—
Accretion of asset retirement obligation	3,595	3,288
Loss on sale of solar panel projects	—	1,017,744
Management fee	169,000	224,300
Changes in:
Accounts receivable	(54,644)	(40,794)
Prepaid expenses and other	(7,650)	(32,046)
Accounts payable	40,455	14,711
Accrued expenses and other payables	11,255	20,194
Due to affiliates	(56,855)	56,855

Total adjustments	333,372	1,732,956

Net cash provided by (used in) operating activities	629,100	(73,618)
Investing activities
Proceeds from note receivable	539,720	—
Proceeds from sale of solar panel projects	—	1,000,000
Solar panel projects	—	(1,670,983)
Grant proceeds received	2,583,321	3,100,243

Net cash provided by investing activities	3,123,041	2,429,260
Financing activities
Distributions to members	(5,851,272)	(2,647,500)

Net cash used in financing activities	(5,851,272)	(2,647,500)

Net change in cash	(2,099,131)	(291,858)
Cash, beginning of year	2,729,522	3,021,380

Cash, end of year	$630,391	$2,729,522

Supplemental cash flow information
Noncash investing activities:
Note receivable	$—	$3,047,756

See accompanying notes to consolidated financial statements.

Concept Solar, LLC

Notes to Consolidated Financial Statements

December 31, 2013

1. General Information and Summary of Significant Accounting Policies

General Information and Principles of Consolidation

        Concept Solar, LLC (Concept Solar) is a Delaware limited liability company. The accompanying consolidated financial statements for the year ended December 31, 2012, include the accounts of Concept Solar and its 18 wholly owned limited liability companies (each, a Project LLC and, together with Concept Solar, the Company). On December 21, 2012, Concept Solar sold six of its Project LLCs. Accordingly, the accompanying consolidated financial statements for the year ended December 31, 2013, include the accounts of Concept Solar and its 12 remaining wholly owned Project LLCs. All intercompany accounts and transactions have been eliminated in consolidation.

        The purpose and business of the Company is the development, financing, acquisition, ownership, construction, and operation of projects involving the installation of solar photovoltaic panel systems to generate and sell electricity to commercial/industrial off-takers, municipal and related off-takers, and local electric utilities and to generate and sell solar renewable energy certificates (SRECs).

        As of December 31, 2013, the Company was operating solar panel systems with approximately 3.668 megawatts (MW), in total, of nameplate capacity.

Cash and Cash Equivalents

        The Company considers all short-term, liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

        Accounts receivable are generated from sales of electricity and sales of SRECs generated by the Company's projects are stated at the amount the Company expects to collect from outstanding invoices. The Company's policy for determining when receivables are past due is based on contractual terms. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance, based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off. The Company does not require collateral when extending credit.

Solar Panel Projects in Service

        A project is in service when the engineering, procurement and construction (EPC) contractor has issued a substantial completion certificate and the local electric utility has issued a permission to operate (PTO) for the project. Each project in service is valued at the contract price (including all change orders, if any) under the site-specific EPC agreement and recorded in "Solar panel projects in service" at this project cost. Depreciation is recorded using the straight-line method over an estimated useful life of a solar panel system of 30 years, and begins when the project is placed in service.

        For each solar panel project, the Company has submitted (through the Project LLC) an application for a cash grant, equal to 30% of the eligible project costs, from the United States Department of the Treasury under Section 1603 of the American Recovery and Reinvestment Act of 2009, as amended (Section 1603). The Company's determinations in connection with filing Section 1603 grant applications are subject to Treasury's concurrence based on the application documentation and interpretation of

Concept Solar, LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2013

1. General Information and Summary of Significant Accounting Policies (Continued)

related rules and regulations. The grant amounts applied for and awarded may be challenged and changed by Treasury.

        When a Section 1603 grant is received, the depreciable basis of the solar panel project is reduced by the amount of the grant, and depreciation is adjusted prospectively in the current and future periods. As a condition to receiving a Section 1603 grant, the Project LLCs are required to maintain compliance with Section 48 of the Internal Revenue Code (IRC) for a period of five years. Failure to maintain compliance with the requirements of Section 48 could result in a recapture of the amounts received, plus interest.

Asset Retirement Obligations

        Generally, each Project LLC is obligated to remove its solar panel system from the project site at the end of the site lease or license term. The Company accounts for this obligation as an asset retirement obligation using a consistent methodology.

        The cost associated with removing the solar panel system is estimated based on current market prices. The asset retirement obligation, which is the present value of the future cost to remove the asset upon retirement as of the scheduled end of the site lease or license term, is calculated using an appropriate consumer price index (CPI) inflator, which is estimated based on the historical average of the CPI over the 20 years prior to when the solar panel system is placed in service. The asset retirement cost and the related asset retirement obligation, at inception, are calculated as the discounted present value of the asset retirement obligation using a credit-adjusted rate above the risk-free rate, which is estimated as the credit spread appropriate to the Company over the average yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease or license term. When the project is placed in service, the capitalized cost of the asset retirement obligation is recorded in "Solar panel projects" and the fair value of its related liability is recorded as "Obligation to remove solar panel projects."

        The capitalized cost of the asset retirement obligation is depreciated each period over the life of the related system and recorded as depreciation expense. The related liability is accreted each period over the estimate of time it expects to incur the cost to remove the system and the accretion of the liability is recorded as operating expense. Accretion was $3,595 and $3,288 for the years ended December 31, 2013 and 2012, respectively.

Income Taxes

        The Company is taxed as a partnership for federal tax purposes, and all of the Project LLCs are disregarded entities. Therefore, neither the Company nor any of its Project LLCs is a taxpaying entity for federal or state income tax purposes, and thus no income tax expense, benefit, asset, or liability has been recorded. Each member of the Company is responsible for reporting, on its own tax returns, its distributive share of all items of income, gain, loss, deduction, and tax preferences, whether or not any actual cash distribution has been or will be made to such member. All tax years since the inception of the Company on June 8, 2011, are open for examination by federal and state tax authorities.

Concept Solar, LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2013

1. General Information and Summary of Significant Accounting Policies (Continued)

Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates of the Company include the allowance for doubtful accounts, useful lives of solar assets and asset retirement obligations. Actual results could differ from those estimates.

Revenue Recognition

        Revenues from the sale of electricity are recognized in the period in which the electricity is generated because it is immediately passed to the customer. Revenues from the sale of SRECs are recognized when the transaction settles.

        The Company does not record forward contracts for the purchase or sale of SRECs. Such contracts are not marked to market, generally, because it is probable that the contracts will not settle net and will be performed through physical delivery. However, where a forward contract is open at year-end and the Company's projects have not generated, and are not projected to generate, the specified quantities of SRECs of various vintages on the specified delivery dates required under the forward contract, the Company will ascertain the spot prices on the open market, at year-end, of the SRECs of the various vintages. If a spot price is lower than the contract price, the Company will record no gain, but if the spot price is higher than the contract price, the Company will record a loss. As of December 31, 2013 and 2012, no losses have been recorded.

SRECs as Intangibles

        The Company accounts for SRECs it generates as intangible assets and does not assign any value to SRECs.

Impairment of Solar Assets

        Solar assets, which are held and used by the Company, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation process consists of comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount. If impairment is indicated by that evaluation, the asset is written down to its estimated fair value through a charge to operating expenses. There have been no impairment losses recognized to date.

2. Discontinued Operations

        On December 21, 2012, the Company sold 100% of the membership interests in six of its Project LLCs to SR Acquisitions Solar, LLC (the Purchaser). The Project LLCs sold own 7 solar panel projects. The aggregate sales price totaled $4,675,685. Pursuant to the purchase agreement, the Company received a cash payment of $1,000,000 at the time of sale and was issued a promissory note with a principal amount of $3,675,685. In connection with the promissory note, the Company will receive payments of principal and interest (1% per annum) in the amount of $188,647 due and payable

Concept Solar, LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2013

2. Discontinued Operations (Continued)

quarterly for 20 calendar quarters commencing with an initial payment on or before March 21, 2013. Payment and performance of the promissory note is personally guaranteed by an affiliate of the purchaser and is secured by the assets and membership interests of the sold Project LLCs. During the year ended December 31, 2013, the Company received three quarterly payments totaling $565,940, including $26,220 of interest.

        The Company recorded the $3,047,756 present value of the promissory note as of the sale date utilizing an imputed interest rate of 8.5%. At December 31, 2013 and 2012, the discount amount was $418,950 and $627,929, respectively.

        As of December 21, 2012, the carrying value of the Project LLCs sold was $5,065,500 which resulted in a loss on disposal of $1,017,744. The carrying value of the solar panel projects owned by the sold Project LLCs were reduced for 1603 grant proceeds totaling 2,032,856, of which $1,633,501 had been received for five of the solar panel projects prior to the sale date. Grant proceeds totaling $399,355 for two of the solar panel projects sold had been applied for prior to the sale date. Pursuant to the terms of the purchase agreement, the Company retained the rights to all 1603 grant proceeds relating to the sold Project LLCs. As of December 2013 and 2012, grant proceeds receivable relating to the sold Project LLC's were $300,652 and $399,355, respectively. During the year ended December 31, 2013, grant proceeds of $98,703 were received relating to the sold Project LLC's and the remaining $300,652 was received in 2014.

3. Solar Panel Projects

Solar Panel Projects in Service

        The project cost of each project in service, as adjusted for the Section 1603 grant (when received), as well as depreciation, is recorded in "Solar panel projects, net of accumulated depreciation." Total project costs, before accumulated depreciation and adjustment for 1603 grants, were $16,301,608 as of December 31, 2013 and 2012. Capitalized asset retirement obligations, before accumulated depreciation, were $34,222 as of December 31, 2013 and 2012.

        Accumulated depreciation was $786,745 and $349,550 as of December 31, 2013 and 2012, respectively. For the years ended December 31, 2013 and 2012, depreciation expense was $437,195 and $468,704, respectively.

        For the remaining 12 Project LLCs not sold on December 21, 2012, the Company has received, on a cumulative basis, Section 1603 grants totaling $3,951,359 and $1,466,742 as of December 31, 2013 and 2012, respectively.

Solar Panel Project Under Construction

        As of December 31, 2013 and 2012, one of the Company's projects was substantially completed, but awaiting a PTO. It has a nameplate capacity of 45.375 kW and total project costs of $204,188.

Concept Solar, LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2013

4. Related-Party Transactions

Consulting Service Agreement

        The Company entered into a consulting services agreement (the Consulting Agreement) on June 22, 2011, with SunRay Power Management, LLC (SRPM) to assist the Company in procuring and managing solar panel projects. Pursuant to the original terms, subject to certain contingencies, SRPM was entitled to a quarterly fee payable in cash equal to 0.25% of the members' funded capital commitments until the earlier to occur of one) the 52nd month after the Company first funds a solar panel project or two) the break even date, which is defined as the date in which the aggregate amount of distributions made to the members' equals the aggregate amount of capital contributions made by the members'. In connection with the Company's sale of the six Project LLCs, the Consulting Agreement was amended on December 21, 2012, to remove and replace the terms of the consulting fee. Subject to certain contingencies, commencing on the date in which the Company's promissory note is paid in full and continuing until the break even date, SRPM will be entitled to a quarterly fee payable in cash equal to 0.25% of the members' funded capital commitments relating to the Project LLCs that were not sold to SR Acquisitions Solar, LLC.

        For the years ended December 31, 2013 and 2012, no consulting fees were earned by or paid to SRPM.

Profits Interest

        In connection with the original terms of the Consulting Agreement and the Company's operating agreement, SunRay Power, LLC (SRP), an affiliate of SRPM, was issued all of the Series B Membership Units (Series B Units) of the Company. The Series B Units do not have voting rights and originally entitled the holder to 20% - 30% of the Company's distributable available cash after the break even date, as defined. The Company's operating agreement was amended December 21, 2012, to change the terms of the Series B Units to entitle the holder to 15% of the Company's distributable available cash after the break even date. The Company measures the profit interest liability at each period end. As of December 31, 2013 and 2012, the measurement of the profit interest liability was determined to be immaterial to the consolidated financial statements.

Management Fee

        Pursuant to the Company's operating agreement, the Company is managed by Concept Solar Management, LLC, which owns one Series A Membership Unit (Series A Unit). An affiliate of Concept Solar Management, LLC owns the remaining 999 Series A Units. The accompanying financial statements include a management fee expense of $169,000 and $224,300, respectively, for the years ended December 31, 2013 and 2012. The imputed noncash management fee is estimated at prevailing market rates for such services provided, and annually, is equal to 1% of members' funded capital commitments. As the fee is not contractually payable, members' equity has been increased by the amount of the management fee and is reflected as noncash contributions.

Other

        In the normal course of business, the Company receives and makes short-term advances of funds to entities that are under common ownership that do not bear interest. As of December 31, 2013, the

Concept Solar, LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2013

4. Related-Party Transactions (Continued)

Company had a receivable $1,985 from a certain related entity and a payable of $50,172 to certain related entities as of December 31, 2012.

5. Contingencies and Commitments

Laws and Regulations

        A majority of the Company's revenues is derived from sales of SRECs. SRECs are generated by solar panel projects and purchased and sold under forward contracts, through auctions, and on a spot basis in the open market. The prices of SRECs depend upon supply and demand in the over-the-counter market, factors relating to the electricity supply auctions in which utilities participate, the schedule of alternative compliance payments and the structure of SRECs under the renewable portfolio standards of the states in which projects are located, and the features of the particular SREC buy-sell process. There can be no assurance that a change in the laws or regulations governing SRECs, or their interpretation, would not have an adverse effect on the SREC revenues to be generated from solar panel projects, generally, or by the Company's projects, specifically.

        The Company's projects are generally subject to the rules and regulations of the Federal Energy Regulatory Commission (FERC) as well as the rules and regulations governing utilities of the state (New Jersey) in which the relevant project is located. The Company's projects are eligible for qualifying facility (QF) status under FERC rules and regulations, and the Company has made the necessary filings to certify the projects for QF status, which provides certain exemptions from federal and state utility regulations. There can be no assurance that a change in the laws or regulations governing utilities, or their interpretation, would not have an adverse effect on solar panel projects, generally, or the Company's projects, specifically.

6. Site Occupancy Agreements; Power Purchase Agreements

        Once the Company has identified a property with a suitable installation site, carried out engineering work regarding the system layout and capacity, and decided to proceed with a solar panel project, the Company generally enters into a site occupancy agreement with the landlord, which is usually in the form of a lease or a license agreement, and an power purchase agreement with the off-taker, which is usually in the form of a power purchase agreement.

Site Lease or License Agreements

        The Project LLCs are subject to the following rent payment structures (i) monthly or annual installments, without contingent payments and (ii) payments to the landlord or an affiliate based upon excess PPA revenues above an established electricity rate cap, which may incorporate an annual escalation factor. Outlined below, assuming that each solar system's annual generation matches its

Concept Solar, LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2013

6. Site Occupancy Agreements; Power Purchase Agreements (Continued)

projected generation based on its nameplate capacity, are estimates of the minimum, potential and total annual payments that could be made under the site occupancy agreements for the Company's projects:

Amount
Year ended
2014	$26,733
2015	26,733
2016	26,733
2017	26,733
2018	26,733
Thereafter	353,677

$487,342

        The Company incurred $23,256 and 26,733 in site occupancy expenses for the years ended December 31, 2013 and 2012, respectively.

Power Purchase Agreements

        Each of the Project LLCs has entered into a PPA for at least 20 years with an electricity off-taker, except where the off-taker's premises lease terminates on an earlier date. In such a case, the PPA usually terminates on the date that the off-taker no longer occupies the premises, and the landlord is then obligated to help the Project LLC enter into a PPA with the new tenant taking over the premises. Under the PPAs, the electricity rate is generally fixed at an initial rate, which then escalates annually, subject to a cap specified as a discount to the electricity rate charged by the respective local utility. Due to the variable nature of the rate charged in the PPAs and because the systems are considered integral equipment, the PPAs are accounted for as operating leases. Given the rental income stream is based on the power produced, the rental income recorded in the period is contingent rent earned in the period and, therefore, the future rental income is entirely contingent rent. The Company does not record contingent rental income until it is earned (power is generated and sold to off-taker).

7. Concentrations

Credit Risk

        Financial instruments that potentially expose the Company to a concentration of credit risk consist principally of accounts receivable.

EPC Contractor

        The Company caused each Project LLC to enter into an EPC agreement with the same EPC contractor. The Company has entered into a master operation and maintenance agreement with the same EPC contractor for all of the Company's projects.

Concept Solar, LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2013

8. Solar Renewable Energy Certificates (SRECs)

General

        SRECs are issued and their characteristics are established under the renewable portfolio standards (RPS) of the state in which the solar panel system generating the SRECs is located. An SREC is identified by its "vintage"—i.e., by the RPS generation or reporting year (the 12-month period designated under the relevant state RPS) in which the SREC is issued. Each SREC represents the generation of one MWh of electricity by a solar panel system registered with the relevant state agency. Depending on the relevant state RPS, SRECs may have a fixed or variable shelf life, during which they can be traded.

        SRECs are issued, recorded, and tracked by a regional online system (PJM-GATS for New Jersey). Ownership of an SREC may be transferred only from a seller's online account to a purchaser's online account in accordance with instructions from the account holders i.e., this is the physical delivery side of the trade. The parties arrange the cash settlement side of the trade through invoice and payment, outside of the online system.

SREC Forward Contracts

        The Company may arrange a forward contract to sell SRECs over a specified period (generally, one, two, or three years, as a consequence of certain features of the SREC and electricity markets). The contract usually specifies the same fixed price for each of the SREC vintages being sold. For example, "selling a three-year strip at $150" means selling SRECs of 2014, 2015, and 2016 vintages, each of which is priced at $150, and specifying a fixed number of each vintage to be delivered within a specified period.

        As of December 31, 2013, the Company had no obligation under any open forward contract to deliver SRECs. As of December 31, 2012, the Company had obligations under one open forward contract to deliver, at fixed prices, firm quantities of SRECs of various vintages, which the Company estimated its solar panel systems would generate.

9. Members' Equity

        The members owning the Series A Units made capital contributions to the Company in proportion to the number of units they own and have all voting rights and control of the Company.

10. Subsequent Events

        Management has evaluated subsequent events through November 7, 2014, which is the date when the consolidated financial statements were available to be issued.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Concept Solar, LLC

As of September 30, 2014 and December 31, 2013 and for the Nine-Month Periods Ended September 30, 2014 and 2013

Concept Solar, LLC

Condensed Consolidated Financial Statements (Unaudited)

As of September 30, 2014 and December 31, 2013 and for the Nine-Month Periods Ended September 30, 2014 and 2013

Concept Solar, LLC

Condensed Consolidated Balance Sheets

	September 30 2014	December 31 2013
	(Unaudited)
Assets
Current assets:
Cash	$726,320	$630,391
Accounts receivable	182,893	95,438
Prepaid expenses and other	41,907	39,696
Grants receivable	—	300,652
Note receivable—current portion	915,397	908,566

Total current assets	1,866,517	1,974,743
Solar assets:
Solar panel projects, net of accumulated depreciation of $1,094,782 in 2014 and $786,745 in 2013	10,853,790	11,597,726
Solar panel project under construction	—	204,188

	10,853,790	11,801,914
Other assets:
Notes receivable—noncurrent	1,390,070	1,808,449

Total assets	$14,110,377	$15,585,106

Liabilities and members' equity
Current liabilities:
Accounts payable	$81,617	$55,166
Accrued expenses and other payables	96,418	55,690
Due to affiliates	10,839	—

Total current liabilities	188,874	110,856
Obligation to remove solar panel projects	45,443	42,223

Total liabilities	234,317	153,079
Members' equity	13,876,060	15,432,027

Total liabilities and members' equity	$14,110,377	$15,585,106

See accompanying notes to condensed consolidated financial statements.

Concept Solar, LLC

Condensed Consolidated Statements of Operations and
Changes in Members' Equity

	For the Nine Months Ended September 30
	2014	2013
	(Unaudited)
Revenues:
Sale of electricity	$195,541	$181,228
Sale of solar renewable energy certificates	220,000	562,645

Total revenues	415,541	743,873
Costs and expenses:
Operating expenses	311,157	331,194
General and administrative expenses	376,369	264,695

Total costs and expenses	687,526	595,889

Operating (loss) income	(271,985)	147,984
Other income:
Interest income	153,038	186,341

Net (loss) income	(118,947)	334,325
Members' equity, beginning of period	15,432,027	20,818,571
Capital contribution—management fees	108,750	126,750
Distributions to members	(1,545,770)	(5,624,654)

Member's equity, end of period	$13,876,060	$15,654,992

See accompanying notes to condensed consolidated financial statements.

Concept Solar, LLC

Condensed Consolidated Statements of Cash Flows

	For the Nine Months Ended September 30
	2014	2013
	(Unaudited)
Operating activities
Net (loss) income	$(118,947)	$334,325
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	308,037	328,497
Amortization of note discount	(132,229)	(160,120)
Accretion of asset retirement obligation	3,220	2,696
Management fee	108,750	126,750
(Increase) decrease in:
Accounts receivable	(87,455)	(49,856)
Prepaid expenses and other	(2,211)	(26,030)
Changes in:
Accounts payable	26,451	23,048
Accrued expenses and other payables	40,728	8,726
Due to affiliates	10,839	(52,825)

Total adjustments	276,130	200,886

Net cash provided by operating activities	157,183	535,211
Investing activities
Proceeds from note receivable	543,777	359,363
Grant proceeds received	940,739	2,583,322

Net cash provided by investing activities	1,484,516	2,942,685
Financing activities
Distributions to members	(1,545,770)	(5,624,654)

Net cash used in financing activities	(1,545,770)	(5,624,654)

Net decrease in cash	95,929	(2,146,758)
Cash, beginning of period	630,391	2,729,522

Cash, end of period	$726,320	$582,764

See accompanying notes to condensed consolidated financial statements.

Concept Solar, LLC

Notes to Condensed Consolidated Financial Statements (unaudited)

For the Nine Months Ended September 30, 2014 and 2013

1. General and Summary of Significant Accounting Policies

General and Principles of Consolidation

        Concept Solar, LLC (Concept Solar) is a Delaware limited liability company. The accompanying condensed consolidated financial statements include the accounts of Concept Solar for the nine month periods ended September 30, 2014 and 2013, along with 12 wholly owned limited liability companies (each, a Project LLC, and together with Concept Solar, the Company). All intercompany accounts and transactions have been eliminated in consolidation.

        The purpose and business of the Company is the development, financing, acquisition, ownership, construction, and operation of projects involving the installation of solar photovoltaic panel systems to generate and sell electricity to commercial/industrial off-takers, municipal and related off-takers, and local electric utilities and to generate and sell solar renewable energy certificates (SRECs).

        The Company has placed in service and is operating solar panel systems with up to 3.668 megawatts (MW), in total, of nameplate capacity, and its capital has been fully deployed.

Unaudited Interim Financial Information

        The condensed consolidated financial statements as of September 30, 2014 and for the nine-month periods ended September 30, 2014 and 2013, included herein have been prepared by the Company in conformity with U.S. generally accepted accounting principles, and include all adjustments (consisting of normal and recurring adjustments) that management considers necessary for a fair presentation of the financial position, results of operations, and cash flows for the interim periods presented. These condensed consolidated financial statements should be read in conjunction with the 2013 audited financial statements of the Company. The results of operations for the nine-month period ended September 30, 2014 and 2013 are not necessarily indicative of the results to be anticipated for the entire years ending December 31, 2014 and 2013.

Cash and cash equivalents

        The Company considers all short-term, liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Asset Retirement Obligations

        Generally, each Project LLC is obligated to remove its solar panel system from the project site at the end of the site lease or license term. The Company accounts for this obligation as an asset retirement obligation using a consistent methodology.

        The cost associated with removing the solar panel system is estimated based on current market prices. The asset retirement obligation, which is the present value of the future cost to remove the asset upon retirement as of the scheduled end of the site lease or license term, is calculated using an appropriate consumer price index (CPI) inflator, which is estimated based on the historical average of the CPI over the 20 years prior to when the solar panel system is placed in service. The asset retirement cost and the related asset retirement obligation, at inception, are calculated as the discounted present value of the asset retirement obligation using a credit-adjusted rate above the risk-free rate, which is estimated as the credit spread appropriate to the Company over the average

Concept Solar, LLC

Notes to Condensed Consolidated Financial Statements (unaudited) (Continued)

For the Nine Months Ended September 30, 2014 and 2013

1. General and Summary of Significant Accounting Policies (Continued)

yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease or license term. When the project is placed in service, the capitalized cost of the asset retirement obligation is recorded in "Solar panel projects" and the fair value of its related liability is recorded as "Obligation to remove solar panel projects."

        The capitalized cost of the asset retirement obligation is depreciated each period over the life of the related system and recorded as depreciation expense. The related liability is accreted each period over the estimate of time the Company expects to incur the cost to remove the system, and the accretion of the liability is recorded as operating expense.

Income Taxes

        The Company is taxed as a partnership for federal tax purposes, and all of the Project LLCs are disregarded entities. Therefore, neither the Company nor any of its Project LLCs is a taxpaying entity for federal or state income tax purposes, and thus no income tax expense, benefit, asset, or liability has been recorded. Each member of the Company is responsible for reporting on its own tax returns its distributive share of all items of income, gain, loss, deduction, and tax preferences, whether or not any actual cash distribution has been or will be made to such member.

Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates of the Company include the allowance for doubtful accounts, useful lives of solar assets, and asset retirement obligations. Actual results could differ from those estimates.

Revenue Recognition

        Revenues from the sale of electricity are recognized in the period in which the electricity is generated because it is immediately passed to the customer. Revenues from the sale of SRECs are recognized when the transaction settles.

        The Company does not record forward contracts for the purchase or sale of SRECs. Such contracts are not marked to market, generally, because it is probable that the contracts will not settle net and will be performed through physical delivery. However, where a forward contract is open at year end and the Company's projects have not generated, and are not projected to generate, the specified quantities of SRECs of various vintages on the specified delivery dates required under the forward contract, the Company will ascertain the spot prices on the open market, at year end, of the SRECs of the various vintages. If a spot price is lower than the contract price, the Company will record no gain, but if the spot price is higher than the contract price, the Company will record a loss. As of September 30, 2014 and December 31, 2013, no losses need to be recorded.

Concept Solar, LLC

Notes to Condensed Consolidated Financial Statements (unaudited) (Continued)

For the Nine Months Ended September 30, 2014 and 2013

1. General and Summary of Significant Accounting Policies (Continued)

SRECs as Intangibles

        The Company accounts for SRECs it generates as intangible assets and does not assign any value to SRECs.

Impairment of Solar Assets

        Solar assets, which are held and used by the Company, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation process consists of comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount. If impairment is indicated by that evaluation, the asset is written down to its estimated fair value through a charge to operating expenses. There have been no impairment losses recognized to date.

2. Solar Panel Projects in Service

        For the nine months ended September 30, 2014 and 2013, depreciation expense was $308,037 and $328,497, respectively.

3. Related-Party Transactions

Management Fee

        Pursuant to the Company's operating agreement, the Company is managed by Concept Solar Management, LLC, which owns one Series A Membership Unit (Series A Unit). An affiliate of Concept Solar Management, LLC owns the remaining 999 Series A Units. The accompanying condensed consolidated financial statements include a management fee expense of $108,750 and $126,750 for the nine months ended September 30, 2014 and 2013. The imputed noncash management fee is estimated at prevailing market rates for such services provided, and annually is equal to 1% of members' funded capital commitments. As the fee is not contractually payable, members' equity has been increased by the amount of the management fee and is reflected as noncash contributions.

Other

        In the normal course of business, the Company receives and makes advances of funds to entities that are under common ownership that do not bear interest. As of September 30, 2014, the Company had a payable of $10,839 to certain related entities, and as of December 31, 2013, had a receivable of $1,985 from certain related entities.

4. Note Receivable

        On December 21, 2012, the Company sold 100% of the membership interests in six of its Project LLCs to SR Acquisitions Solar, LLC (the Purchaser). The Project LLCs sold own seven solar panel projects. The aggregate sales price totaled $4,675,685. Pursuant to the purchase agreement, the Company received a cash payment of $1,000,000 at the time of sale and was issued a promissory note with a principal amount of $3,675,685. In connection with the promissory note, the Company will receive payments of principal and interest (1% per annum) in the amount of $188,647 due and payable

Concept Solar, LLC

Notes to Condensed Consolidated Financial Statements (unaudited) (Continued)

For the Nine Months Ended September 30, 2014 and 2013

4. Note Receivable (Continued)

quarterly for 20 calendar quarters commencing with an initial payment on or before March 21, 2013. Payment and performance of the promissory note is personally guaranteed by an affiliate of the purchaser and is secured by the assets and membership interests of the sold Project LLCs.

        The Company recorded the $3,047,756 present value of the promissory note as of the sale date utilizing an imputed interest rate of 8.5%. At September 30, 2014 and December 31, 2013, the unamortized discount amount was $286,721 and $418,950, respectively.

5. Contingencies and Commitments

Laws and Regulations

        A majority of the Company's revenues are derived from sales of SRECs. SRECs are generated by solar panel projects and purchased and sold under forward contracts, through auctions, and on a spot basis in the open market. The prices of SRECs depend upon supply and demand in the over-the-counter market, factors relating to the electricity supply auctions in which utilities participate, the schedule of alternative compliance payments and the structure of SRECs under the renewable portfolio standards of the states in which projects are located, and the features of the particular SREC buy-sell process. There can be no assurance that a change in the laws or regulations governing SRECs, or their interpretation, would not have an adverse effect on the SREC revenues to be generated from solar panel projects, generally, or by the Company's projects, specifically.

        The Company's projects are generally subject to the rules and regulations of the Federal Energy Regulatory Commission (FERC) as well as the rules and regulations governing utilities of the state (New Jersey) in which the relevant project is located. The Company's projects are eligible for qualifying facility (QF) status under FERC rules and regulations, and the Company has made the necessary filings to certify the projects for QF status, which provides certain exemptions from federal and state utility regulations. There can be no assurance that a change in the laws or regulations governing utilities, or their interpretation, would not have an adverse effect on solar panel projects, generally, or the Company's projects, specifically.

6. Site Occupancy Agreements; Power Purchase Agreements

        Once the Company has identified a property with a suitable installation site, carried out engineering work regarding the system layout and capacity, and decided to proceed with a solar panel project, the Company generally enters into a site occupancy agreement with the landlord, which is usually in the form of a lease or a license agreement, and an power purchase agreement with the off-taker, which is usually in the form of a power purchase agreement.

Site Lease or License Agreements

        The Project LLCs are subject to the following rent payment structures (i) monthly or annual installments, without contingent payments and (ii) payments to the landlord or an affiliate based upon excess PPA revenues above an established electricity rate cap, which may incorporate an annual escalation factor. Outlined below, assuming that each solar system's annual generation matches its

Concept Solar, LLC

Notes to Condensed Consolidated Financial Statements (unaudited) (Continued)

For the Nine Months Ended September 30, 2014 and 2013

6. Site Occupancy Agreements; Power Purchase Agreements (Continued)

projected generation based on its nameplate capacity, are estimates of the minimum, potential and total annual payments that could be made under the site occupancy agreements for the Company's projects:

Amount
Year ending December 31:
2014 (remainder of year)	$6,683
2015	26,733
2016	26,733
2017	26,733
2018	26,733
Thereafter	353,677

Total	$467,292

        The Company recorded $20,590 and $23,256 in site occupancy expenses for the nine months ended September 30, 2014 and 2013, respectively.

Power Purchase Agreements

        Each of the Project LLCs has entered into a PPA for at least 20 years with an electricity off-taker, except where the off-taker's premises lease terminates on an earlier date. In such a case, the PPA usually terminates on the date that the off-taker no longer occupies the premises, and the landlord is then obligated to help the Project LLC enter into a PPA with the new tenant taking over the premises. Under the PPAs, the electricity rate is generally fixed at an initial rate, which then escalates annually, subject to a cap specified as a discount to the electricity rate charged by the respective local utility. Due to the variable nature of the rate charged in the PPAs and because the systems are considered integral equipment, the PPAs are accounted for as operating leases. Given the rental income stream is based on the power produced, the rental income recorded in the period is contingent rent earned in the period and, therefore, the future rental income is entirely contingent rent. The Company does not record contingent rental income until it is earned (power is generated and sold to off-taker).

7. Subsequent Events

        Management has evaluated subsequent events through December 10, 2014, which is the date when the condensed consolidated financial statements were available to be issued.

CONSOLIDATED COMBINED FINANCIAL STATEMENTS

Foundation HA Energy Generation, LLC

Years Ended December 31, 2013 and 2012

With Report of Independent Auditors

Foundation HA Energy Generation, LLC

Consolidated Combined Financial Statements

Years Ended December 31, 2013 and 2012

Report of Independent Auditors

To The Member of
Foundation HA Energy Generation, LLC

        We have audited the accompanying consolidated combined financial statements of Foundation HA Energy Generation, LLC, which comprise the consolidated balance sheet as of December 31, 2013 and the combined balance sheet as of December 31, 2012, and the related consolidated combined statements of operations, changes in member's equity and cash flows for the years then ended, and the related notes to the consolidated combined financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Foundation HA Energy Generation, LLC at December 31, 2013 and the combined financial position of Foundation HA Energy Generation, LLC at December 31, 2012, and the consolidated combined results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young
Hartford, Connecticut
November 7, 2014

Foundation HA Energy Generation, LLC

Consolidated and Combined Balance Sheets

	December 31
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$56,782	$10,649
Accounts receivable	939,950	156,754

Total current assets	996,732	167,403
Restricted cash	1,134,155	1,071,013
Wind energy facilities, net	53,873,079	64,725,521
Deferred financing fees, net	213,524	—

Total assets(1)	$56,217,490	$65,963,937

Liabilities and member's equity
Current liabilities:
Accounts payable	$—	$4,716
Note payable	—	28,212,538
Due to Member	3,841,847	8,918,545

Total current liabilities	3,841,847	37,135,799
Note payable	16,500,000	—
Asset retirement obligations	692,577	646,291

Total liabilities(1)	21,034,424	37,782,089
Redeemable noncontrolling interests	22,145,150	6,139,105
Member's equity	13,037,916	22,042,743

Total liabilities and member's equity	$56,217,490	$65,963,937

(1)
As of December 31, 2013, $48,165,672 of the Company's consolidated assets were assets of variable interest entities, or VIEs, that can only be used to settle obligations of the VIEs. As of December 31, 2012, all of the Company's combined assets were assets of VIEs that can only be used to settle obligations of the VIEs. As of December 31, 2013, $2,944,530 of the Company's consolidated liabilities are of VIEs whose creditors have no recourse to the Company. As of December 31, 2012, all of the Company's combined liabilities are of VIEs whose creditors have no recourse to the Company.

The accompanying notes are an integral part of these financial statements.

Foundation HA Energy Generation, LLC

Consolidated Combined Statements of Operations

	Year Ended December 31
	2013	2012
Revenue:
Sale of electricity	$2,444,389	$496,102
PBI revenue	664,707	—

Total revenue	3,109,096	496,102
Expenses:
Operating expenses	914,903	287,131
Depreciation	1,960,443	466,690

Operating income (loss)	233,750	(257,719)
Interest expense	912,862	259,020

Net loss	(679,112)	(516,739)
Net income (loss) attributable to redeemable noncontrolling interest	1,456,896	(570,747)

Net income (loss) attributable to Member	$(2,136,008)	$54,008

The accompanying notes are an integral part of these financial statements.

Foundation HA Energy Generation, LLC

Consolidated Combined Statements of Changes in Member's Equity

Balance, December 31, 2011	$(4,055,159)
Capital contributions ($218,700 of cash contributions)	26,194,160
Return of capital	(150,266)
Net income attributable to Member	54,008

Balance, December 31, 2012	22,042,743
Return of capital	(9,563,866)
Reversal of redeemable noncontrolling interest due to purchase of remaining interest	2,695,047
Net loss attributable to Member	(2,136,008)

Balance, December 31, 2013	$13,037,916

The accompanying notes are an integral part of these financial statements.

Foundation HA Energy Generation, LLC

Consolidated Combined Statements of Cash Flows

	Year Ended December 31
	2013	2012
Cash flows from operating activities
Net loss	$(679,112)	$(516,739)
Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation expense	1,960,443	466,690
Amortization of deferred financing fees	476	—
Asset retirement accretion	46,286	20,579
Changes in:
Accounts receivable	(783,196)	(149,014)
Accounts payable	(4,716)	4,716
Due to Member for service agreement	1,221,066	269,428

Net cash provided by operating activities	1,761,247	95,660
Cash flows from investing activities
Grant and SGIP proceeds received for asset construction	8,891,999	2,299,347

Net cash provided by investing activities	8,891,999	2,299,347
Cash flows from financing activities
Payments from restricted cash	(1,134,155)	(218,150)
Proceeds for restricted cash	1,071,013	145,964
Deferred financing fees	(214,000)	—
Repayment of construction loan	(28,212,537)	(3,269,819)
Proceeds from note payable	16,500,000	—
Payments to Member	(6,134,464)	(3,568,765)
Capital contribution from Member	—	218,700
Proceeds from redeemable noncontrolling interest	20,457,006	6,893,243
Return of capital—Member	(9,563,866)	(150,266)
Purchase of redeemable noncontrolling interest	(1,071,009)	—
Return on capital—redeemable noncontrolling interest	(2,305,101)	(2,445,861)

Net cash used in financing activities	(10,607,113)	(2,394,954)

Net increase in cash and cash equivalents	46,133	53
Cash and cash equivalents at beginning of year	10,649	10,596

Cash and cash equivalents at end of year	$56,782	$10,649

Supplemental disclosure of cash flow information
Contribution of wind energy facility costs by Member in exchange for due to Member of $2,812,500, construction loan of $25,370,099 and noncash contribution of $25,527,625	$—	$53,710,224

Asset retirement obligation	$—	$404,290

The accompanying notes are an integral part of these financial statements.

Foundation HA Energy Generation, LLC

Notes to the Consolidated Combined Financial Statements

Years Ended December 31, 2013 and 2012

1. General

        Foundation HA Energy Generation, LLC (the "Company"), a California limited liability company, was formed by Foundation Windpower, LLC (the "Member") on November 28, 2013 to own and operate wind-powered electric generating facilities.

        On December 18, 2013, the Member contributed its interest in Foundation CA Fund V Manager, LLC and Foundation CA Fund VI Manager, LLC (collectively the "Manager Entities") and assigned the net assets and all contracts of four other wind facilities (see further discussion of these wind facilities below) to the Company. As of December 18, 2013, the Manager Entities as well as the four other wind facilities were in operation. As such, the contribution of the interests and net assets is a common control transaction and the net assets of the businesses were recorded by the Company at the carrying value and the Company has included the results of operations of the businesses for all periods presented.

        The Manager Entities manage the Foundation CA Fund V Owner, LLC and Foundation CA Fund VI Owner, LLC (collectively the "Owner Entities") and Foundation CA Fund V Master Tenant, LLC and Foundation CA Fund VI Master Tenant, LLC (collectively the "Master Tenant Entities"). The Owner Entities develop, own and lease wind-powered electric generating facilities in California (the "Wind Energy Facilities"). The Master Tenant Entities lease, maintain, and operate the Wind Energy Facilities. The Company owns a 50.01% or 51.00% interest in each of the Owner Entities and a 0.01% interest in each of the Master Tenant Entities.

        Pursuant to various master lease agreements (the "Master Leases"), the Master Tenant Entities lease the Wind Energy Facilities from the Owner Entities. In conjunction with the Master Leases, the Master Tenant Entities agree to make lease payments to the Owner Entities in exchange for rights to payments under various power purchase agreements (the "PPAs") with various offtakers (collectively, the "Purchasers"). Under the PPAs, the Purchasers benefit from the electricity produced by the Wind Energy Facilities in exchange for monthly PPA payments to the Company. The Owner Entities and the Master Tenant Entities have also entered into various pass-through agreements (the "Pass-Through Agreements"), whereby the Owner Entities have elected, with consent of the Master Tenant Entities, to pass through the Internal Revenue Code Section 48 investment tax credits generated by the Wind Energy Facilities to the Master Tenant Entities.

        Prior to August 8, 2013, the four other wind facilities were in the entities listed below and were structured and operated in the same manner as described above.

Manager Entity	Owner Entity	Master Tenant Entity
Energy Alchemy Vernalis Manager, LLC	Energy Alchemy TA Vernalis, LLC	Energy Alchemy Vernalis Master Tenant, LLC
Foundation ST Manager, LLC	Foundation ST Owner, LLC	Foundation ST Master Tenant, LLC
Foundation AB Manager, LLC	Foundation AB Owner, LLC	Foundation AB Master Tenant, LLC
Foundation IE Manager, LLC	Foundation IE Owner, LLC	Foundation IE Master Tenant, LLC

        On April, 3, 2013, the equity holders of each of the four master tenant entities in the above table sold their interests to the manager entities for a total of $1,071,009, which resulted in a reclassification of the remaining value of redeemable noncontrolling interest of $2,695,047 from redeemable noncontrolling interest to member's equity. On August 8, 2013, each of the manager entities in the above table assigned their interest in the owner entities to the Member, distributed their own assets to

Foundation HA Energy Generation, LLC

Notes to the Consolidated Combined Financial Statements (Continued)

Years Ended December 31, 2013 and 2012

1. General (Continued)

the Member and all entities in the table above were dissolved. As stated above, on December 18, 2013, the Member then contributed the net assets of these four facilities to the Company.

        Pursuant to the operating agreements of the Owner Entities and the Master Tenant Entities, the Company is required to provide capital contributions in the amounts of $18,203,000 and $4,000, respectively. As of December 31, 2013, the Company had provided all cumulative capital contributions.

2. Summary of Significant Accounting Policies

Principles of Consolidation and Combination

        As a result of the transactions detailed above, the financial statements of the Company were combined for the year ended December 31, 2012 and through December 18, 2013 and were consolidated thereafter. For all periods presented the financial statements include the accounts of the Company (the four other wind facilities), the Manager Entities, the Owner Entities, and the Master Tenant Entities. All intercompany accounts and transactions have been eliminated.

Basis of Accounting

        The Company prepares its consolidated financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates include the useful life of the wind facilities and the asset retirement obligation. Actual results could differ from those estimates.

Economic and Geographic Concentrations

        The Company owns and operates eleven wind energy facilities in California. Future operations could be affected by changes in the economic or weather conditions in that geographical area or by changes in the demand for renewable energy generated by wind energy facilities.

Concentration of Credit Risk

        The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents. The Company does not require collateral or other security to support accounts receivable. To reduce credit risk, management performs periodic credit evaluations and ongoing evaluations of its customers' financial condition. At this time, the Company considers the risk of uncollectability of accounts receivable to be low.

Foundation HA Energy Generation, LLC

Notes to the Consolidated Combined Financial Statements (Continued)

Years Ended December 31, 2013 and 2012

2. Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

        Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less. The carrying amount of cash approximates its fair value.

Restricted Cash

        Restricted cash is not considered cash and cash equivalents and includes cash held with financial institutions for major repairs and maintenance for the wind energy facilities as required under the applicable operating agreement as of the end of 2012 as amounts held for the priority return of the tax equity investor and the debt agreements in 2013. As of December 31, 2013 and 2012, none of the amounts were contractually due and have therefore been recorded as noncurrent.

Variable Interest Entities

        The Company consolidates all variable interest entities in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a variable interest entity, or VIE, is an entity with at least one of the following conditions: (a) the total equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support; or (b) the holders of the equity investment at risk, as a group, lack any one of the following three characteristics: (i) the power to direct the entity's activities that most significantly impact its economic performance, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity. The primary beneficiary of a VIE is an entity that has the power to direct the activities of a VIE that most significantly impact the VIE's economic performance and does not bear the majority of the expected losses or receive the majority of the expected residual returns.

        The Manager Entities have significant interests in the Owner Entities and the Master Tenant Entities, entities that are considered VIEs. The Manager Entities own a 50.01% or 51.00% interest in each of the Owner Entities and a 0.01% interest in each of the Master Tenant Entities. The Manager Entities are considered the primary beneficiary of the Owner Entities and the Master Tenant Entities since they have the obligation to absorb the expected losses or the right to receive the residual returns of the Owner Entities and Master Tenant Entities that could potentially be significant and has the power to direct the most significant economic activities of the Owner Entities and Master Tenant Entities. Accordingly, the Manager Entities consolidate the Owner Entities and Master Tenant Entities. The Company evaluates the Manager Entities relationships with the VIEs on an ongoing basis to ensure that they continue to be the primary beneficiary.

        Pursuant to the operating agreement of each of the Master Tenant Entities, the Manager Entities have the option to purchase (call) the holder of the entire interest in the Master Tenant Entities during a 90-day period beginning on the Flip Date, as defined in the Operating Agreement, for an amount equal to any unpaid Priority Return owed to the holder of the Master Tenant Entities interests through the date of exercise plus the fair market value of the Investor Member's interest, as determined by appraisal.

Foundation HA Energy Generation, LLC

Notes to the Consolidated Combined Financial Statements (Continued)

Years Ended December 31, 2013 and 2012

2. Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets

        The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived assets are considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the asset exceeds the fair value as determined from an appraisal, discounted cash flow analysis, or other valuation technique. There was no impairment loss recognized to date.

Redeemable Noncontrolling Interest

        Pursuant to the Operating Agreement of the Master Tenant Entities, the holder of the Master Tenant Entities interest (Investor Member) has the option to withdraw (put) from the Master Tenant Entities during a 3-month period beginning on the Flip Date, as defined in the applicable operating agreement, for an amount equal to any unpaid Priority Return owed to the Investor Member through the date of exercise plus the fair market value of the Investor Member's interest, as determined by appraisal. Due to the withdrawal term within each applicable operating agreement, the noncontrolling interest is a redeemable noncontrolling interest.

        Redeemable noncontrolling interest represents third-party interests in the net assets of the funding arrangement that the Company has entered into to finance the cost of Wind Energy Facilities under an operating lease. The Company has determined that the contractual provisions in the agreements represent substantive profit sharing arrangements. The Company has further determined that the appropriate methodology for calculating the redeemable noncontrolling interest balance that reflect the substantive profit sharing arrangements is a balance sheet approach using the hypothetical liquidation at book value, or HLBV, method. The Company therefore determines the amount of the redeemable noncontrolling interest in the net assets at each balance sheet date using the HLBV method, which is presented on the consolidated balance sheet as redeemable noncontrolling interest. Under the HLBV method, the amounts reported as redeemable noncontrolling interest in the consolidated balance sheet represent the amounts the third parties would hypothetically receive at each balance sheet date under the liquidation provisions of the funds, assuming the net assets of the funds were liquidated at the recorded amounts determined in accordance with GAAP and distributed to the third parties.

        The third parties' interests in the results of operations of the funds is determined as the difference in the redeemable noncontrolling interest balance in the consolidated balance sheets between the start and end of each reporting period, after taking into account any capital transactions between the Company and the third parties. However, the redeemable noncontrolling interest balance is at least equal to the redemption amount. The redeemable noncontrolling interest balance is presented as temporary equity in the mezzanine section of the consolidated balance sheets as redeemable noncontrolling interest when the third-parties have the right to redeem their interests in the funds for cash or other assets.

        Pursuant to the Operating Agreement of the Master Tenant Entities, its Investor Member is entitled to a cumulative, quarterly distribution (the "Priority Return"), commencing at the end of the

Foundation HA Energy Generation, LLC

Notes to the Consolidated Combined Financial Statements (Continued)

Years Ended December 31, 2013 and 2012

2. Summary of Significant Accounting Policies (Continued)

first quarter after the Wind Energy Facilities are placed in service. The Priority Return is equal to 0.5% of the Investor Member's paid-in capital contribution, or 2% per annum. Subsequent to the first quarter after the Flip Date, the Priority Return is reduced to 0.275% per annum of the Investor Member's paid-in capital contribution. As of December 31, 2013 and 2012, while not required at the time $2,305,101 and $145,964, respectively, of Priority Return was paid to the Investor Member of the Master Tenant Entities. The priority return paid is included in the calculation of the HLBV of the redeemable noncontrolling interest each period. In addition, during 2012 the Company paid $2,229,347 to the Investor Member for Section 1603 grant money received.

Wind Energy Facilities

        The Wind Energy Facilities are recorded at the purchase price from the purchase of the projects from the Member. Depreciation, as well as the depreciation of the capitalized cost of the related asset retirement obligation is recorded using the straight-line method over an estimated useful life of 30 years, and begins when the project is placed in service.

        For certain wind energy facilities, once a project is in service, the Company submits an application for a cash grant, equal to 30% of the eligible project costs, from the United States Department of the Treasury ("Treasury") under Section 1603 of the American Recovery and Reinvestment Act of 2009, as amended ("Section 1603"). When a Section 1603 grant is received, the depreciable basis of the project is reduced by the amount of the grant, and depreciation is adjusted prospectively in the current and future periods. As of December 31, 2013, all grants have been received.

        As a condition to receiving a Section 1603 grant, the Company is required to maintain compliance with Section 1603 requirements for a period of five years. Failure to maintain compliance with the requirements of Section 1603 could result in a recapture of the amounts received, plus interest. As of December 31, 2013, the Section 1603 grant requirements had been met.

Income Taxes

        For federal and state tax purposes, the Company is taxed as a partnership. All income from the Company is reported on the members' federal and state income tax returns. Thus, no provision for income taxes has been recorded in the accompanying consolidated combined financial statements. All periods since inception of the Company remain open for examination by tax authorities.

Revenue Recognition

        The Company has evaluated each of the PPAs to determine whether they are leases and determined that each of the PPAs is an operating lease due to the variable nature of the rates in the agreement and because the Wind Energy Facilities are considered integral equipment. Accordingly, revenue is contingent and is recognized based when delivered upon the amount of electricity delivered as determined by remote monitoring equipment at rates specified under the contract.

Foundation HA Energy Generation, LLC

Notes to the Consolidated Combined Financial Statements (Continued)

Years Ended December 31, 2013 and 2012

2. Summary of Significant Accounting Policies (Continued)

Performance-Based Incentives

        Under the Self Generation Incentive Program (SGIP), the California Public Utilities Commission (CPUC) provides Performance-Based Incentives (PBIs) for new, qualifying self-generation equipment installed to meet all or a portion of the electricity needs of a facility. The program is administered by Pacific Gas and Electric Company (PG&E), Southern California Edison (SCE), the Southern California Gas Company (SoCalGas), and the California Center for Sustainable Energy (CCSE). PBI incentives are paid annually over five years based on the actual energy (kWh) produced by the wind systems installed. The incentive rate ($/kWh) remains constant for the five-year program term. The Companies recognized PBI income based upon the amount of electricity generated at rates specified under the program. PBI income is recorded as revenues and the related receivable is included in accounts receivable.

        In 2012 and prior, awards under the SGIP were paid to Company when all eligibility requirements were met in connection with constructing the facility following a similar process as the Section 1603 grants. As such, when a SGIP award was received the depreciable basis of the project was reduced by the amount of the award and depreciation was adjusted prospectively in the current and future periods. As of December 31, 2013, all awards have been received.

Accounts Receivable and Allowance for Doubtful Accounts

        Accounts receivable are generated primarily from the sale of electricity generated by the Wind Energy Facilities and are stated at the amount the Company expects to collect from outstanding invoices. The Company's policy for determining when receivables are past due is based on contractual terms. The Company reserves for uncollectible accounts receivable through a charge to earnings and a credit to a valuation allowance when it deems them (a) uncollectable or (b) not prudent to undergo collection efforts; i.e., if the cost of collection outweighs the benefit. Balances that are still outstanding after management has used reasonable collection efforts are also written off. Outstanding receivables are evaluated on a quarterly basis to determine if they should be written off.

Fair Value Measurements

        The Company applies the accounting provisions related to fair value measurements. These provisions define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establish a hierarchy that prioritizes the information used in developing fair value estimates and require disclosure of fair value measurements by level within the fair value hierarchy. The hierarchy gives the highest priority to quoted prices in active markets (Level 1 measurements) and the lowest priority to unobservable data (Level 3 measurements), such as the reporting entity's own data. These provisions also provide valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flows) and the cost approach (cost to replace the service capacity of an asset or replacement cost). Upon adoption of the fair value measurement provisions that apply to recurring and nonrecurring fair value measurements of financial assets and liabilities and other provisions, the Company determined that no transition adjustments were required.

Foundation HA Energy Generation, LLC

Notes to the Consolidated Combined Financial Statements (Continued)

Years Ended December 31, 2013 and 2012

2. Summary of Significant Accounting Policies (Continued)

        A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of valuation hierarchy are defined as follows:

Level 1:	Observable inputs such as quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2:

Inputs other than quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3:	Unobservable inputs that reflect the Company's own assumptions.

Asset Retirement Obligation

        The Company is obligated to remove the Wind Energy Facilities at the end of the applicable site lease terms. The Company accounts for this obligation as an asset retirement obligation. The capitalized asset retirement costs, which are recorded within the cost of the Wind Energy Facilities, and the related asset retirement obligation, are initially recorded based on the discounted present value of the future costs to remove the wind facility from the project site. The future removal costs are estimated based on current market prices that are adjusted for an appropriate consumer price index (CPI) inflation factor. The discount rate utilized is based on a credit-adjusted, risk-free rate, which is estimated as the credit spread applicable to the Company over the average yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease term. The asset retirement liability will be accreted each period over the 20-year site lease terms.

3. Wind Energy Facilities

        The Company's Wind Energy Facilities balance was comprised of the following at December 31, 2013 and 2012:

	2013	2012
Wind Energy Facilities	$56,465,856	$65,357,855
Less: accumulated depreciation	(2,592,777)	(632,334)

Wind Energy Facilities, net	$53,873,079	$64,725,521

4. Long Term Debt

Note Payable—Hannon Armstrong Loan

        On December 19, 2013, the Company obtained debt of $16,500,000 (the "Hannon Armstrong Loan") that earns interest at a 7.5% per year and matures on December 19, 2028. The loan requires interest-only payments during 2014 and then quarterly principal and interest payments through the remaining term of the loan. In addition, the Company is required to remit one-half of revenues related to certain projects for repayment of the loan. During the year ended December 31, 2013, the Company incurred $41,250 of interest, which was paid by the Member and recorded as Due to Member at

Foundation HA Energy Generation, LLC

Notes to the Consolidated Combined Financial Statements (Continued)

Years Ended December 31, 2013 and 2012

4. Long Term Debt (Continued)

December 31, 2013. In connection with the loan the Company paid $214,000 of financing fees related to the loan. During 2013, the Company amortized $476 of these costs, which is included in interest expense.

        The scheduled principal maturities of note payable as of December 31, 2013, were as follows:

Year	Amount
2014	$—
2015	706,157
2016	759,118
2017	816,052
2018	877,256
Thereafter	13,341,417

Total	$16,500,000

Note Payable—Seminole Loan

        The Owner Entities assumed construction financing from the Member (the "Seminole Loan") as funding for the purchase of the Wind Energy Facilities. As of December 31, 2011, the balance due under the Seminole Loan was $6,112,257. During 2012, an additional $25,370,099 was borrowed under the facility by the Member and assigned to the Company and $3,269,819 was repaid by the Company. As of December 31, 2012, the outstanding balance was $28,212,537. During 2013, the Seminole Loan was repaid in full.

        The Seminole Loan earned interest at a fixed rate of 10% per annum. During 2013 and 2012, the Company incurred $854,850 and $1,271,446 of interest, respectively, of which in 2012 $1,012,426 was capitalized to the cost of the Wind Energy Facilities during the construction period and $259,020 was expensed. All interest incurred during 2013 was paid by the Member and is included in Due to Member and all interest incurred during 2012 was treated as noncash contributions from the Member as repayment was not required. In addition, the Company incurred and paid $110,224 of deferred financing fees related to the construction loans, which has been capitalized into the Wind Energy Facilities.

5. Redeemable Noncontrolling Interest

        Noncontrolling interest related to VIE arrangements that are redeemable at the option of the holder are classified as redeemable noncontrolling interest in the mezzanine section of the consolidated and combined balance sheets between liabilities and member's equity. Redeemable noncontrolling interest is reported using the hypothetical liquidation at book value method, but not less than its

Foundation HA Energy Generation, LLC

Notes to the Consolidated Combined Financial Statements (Continued)

Years Ended December 31, 2013 and 2012

5. Redeemable Noncontrolling Interest (Continued)

estimated redemption value in each reporting period. The following represents the activity of the redeemable noncontrolling interest for the period from January 1, 2012 to December 31, 2013:

Balance, December 31, 2011	$2,262,470
Contributions from redeemable noncontrolling interest	6,893,243
Distributions to redeemable noncontrolling interest	(2,445,861)
Net loss attributable to redeemable noncontrolling interest	(570,747)

Balance, December 31, 2012	6,139,105
Contributions from redeemable noncontrolling interest ($163,300 noncash)	20,620,306
Purchase of redeemable noncontrolling interest	(1,071,009)
Return on capital—redeemable noncontrolling interest	(2,305,101)
Net income attributable to redeemable noncontrolling interest	1,456,896
Reversal of redeemable non-controlling interest due to purchase of remaining interest	(2,695,047)

Balance, December 31, 2013	$22,145,150

6. Due to Member

        The Company purchased the Wind Energy Facilities from the Member pursuant to various asset purchase agreements. Pursuant to the operating agreements of the Owner Entities, the Master Tenant Entities assumed any unpaid portion of the asset purchase price as of the end of the year the Wind Energy Facilities were placed in service in exchange for a deemed capital contribution to the Owner Entities, which is considered additional contribution from noncontrolling interest in 2012. As of December 31, 2013 and 2012, the Company's obligation to the Member in connection with the various asset purchases was $2,757,488 and $8,891,952, respectively.

        The Company has a service agreement with the Member for management of the Company and servicing of the Wind Energy Facilities and is based on costs incurred by the Member. During 2013 and 2012, the Member charged the Company $868,617 and $266,552 for services of which $163,300 and $188,815 was treated as a noncash capital contribution as the Member is not requiring payment, respectively. As of December 31, 2013 and 2012, $172,295 and $26,593 respectively, was due to the Member under the agreement.

7. Site Leases and License Agreements

        The Owner Entities have entered into various site leases and license agreements with unrelated landowners. The term of the site leases and license agreements are twenty to thirty years and requires annual lease payments that are immaterial to the accompanying consolidated combined financial statements.

8. Subsequent Events

        Subsequent events have been evaluated through November 7, 2014, which is the date the consolidated combined financial statements were available to be issued.

CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

Foundation HA Energy Generation, LLC

As of September 30, 2014 and December 31, 2013 and For the Nine-Month
Periods Ended September 30, 2014 and 2013

Foundation HA Energy Generation, LLC

Condensed Consolidated Combined Financial Statements (Unaudited)

Foundation HA Energy Generation, LLC

Condensed Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$133,306	$56,782
Accounts receivable	899,244	939,950

Total current assets	1,032,550	996,732
Restricted cash	1,535,381	1,134,155
Wind energy facilities, net	52,464,059	53,873,079
Deferred financing fees, net	202,824	213,524

Total assets(1)	$55,234,814	$56,217,490

Liabilities and member's equity
Current liabilities:
Due to Member	$3,613,312	$3,841,847
Note payable—current portion	552,921	—

Total current liabilities	4,166,233	3,841,847
Note payable	15,857,296	16,500,000
Asset retirement obligations	727,212	692,577

Total liabilities(1)	20,750,741	21,034,424
Redeemable noncontrolling interests	22,760,901	22,145,150
Member's equity	11,723,172	13,037,916

Total liabilities and member's equity	$55,234,814	$56,217,490

(1)
As of September 30, 2014 and December 31, 2013, $47,036,593 and $48,165,672 of the Company's consolidated assets were assets of variable interest entities, or VIEs, that can only be used to settle obligations of the VIEs, respectively. As of September 30, 2014 and December 31, 2013, $2,685,208 and $2,944,530 of the Company's consolidated liabilities are of VIEs whose creditors have no recourse to the Company, respectively.

The accompanying notes are an integral part of these financial statements.

Foundation HA Energy Generation, LLC

Condensed Consolidated Combined Statements of Operations (Unaudited)

	Nine-Month Period Ended September 30
	2014	2013
Revenue
Sale of electricity	$1,987,816	$1,866,063
PBI revenue	752,410	464,919

Total revenue	2,740,226	2,330,982
Expenses
Operating expenses	578,425	636,001
Depreciation	1,409,019	1,486,941

Operating income	752,782	208,040
Interest expense	951,775	919,778

Net loss	(198,993)	(711,738)
Net income attributable to redeemable noncontrolling interest	615,751	293,927

Net loss attributable to Member	$(814,744)	$(1,005,665)

The accompanying notes are an integral part of these financial statements.

Foundation HA Energy Generation, LLC

Condensed Consolidated Statement of Changes in Member's Equity (Unaudited)

Balance, December 31, 2013	$13,037,916
Return of capital	(500,000)
Net loss attributable to Member	(814,744)

Balance, September 30, 2014	$11,723,172

The accompanying notes are an integral part of these financial statements.

Foundation HA Energy Generation, LLC

Condensed Consolidated Combined Statements of Cash Flows (Unaudited)

	Nine-Month Period Ended September 30
	2014	2013
Cash flows from operating activities
Net loss	$(198,993)	$(711,738)
Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation	1,409,019	1,486,941
Amortization of deferred financing fees	10,700	—
Asset retirement accretion	34,635	34,715
Changes in:
Accounts receivable	40,706	(1,019,708)
Due to Member	(38,569)	1,078,363

Net cash provided by operating activities	1,257,498	868,573
Cash flows from investing activities
Grant and SGIP proceeds received for asset construction	—	8,891,999

Net cash provided by investing activities	—	8,891,999
Cash flows from financing activities
Payments from restricted cash	(3,063,567)	(416,832)
Proceeds for restricted cash	2,662,342	1,176,677
Repayment of note payable	(89,783)	—
Repayment of construction loan	—	(21,015,919)
Payments to Member related to asset purchase agreements	(189,966)	(6,134,465)
Proceeds from redeemable noncontrolling interest	—	20,457,006
Return of capital—Member	(500,000)	(461,227)
Purchase of redeemable noncontrolling interest	—	(1,071,009)
Return on capital—redeemable noncontrolling interest	—	(2,305,282)

Net cash used in financing activities	(1,180,974)	(9,771,051)

Net change in cash and cash equivalents	76,524	(10,479)
Cash and cash equivalents at beginning of period	56,782	10,649

Cash and cash equivalents at end of period	$133,306	$170

Supplemental disclosure of cash flow information
Cash paid for interest	$941,075	$—

The accompanying notes are an integral part of these financial statements.

Foundation HA Energy Generation, LLC

Notes to the Condensed Consolidated Combined Financial Statements

(Unaudited)

1. General

        Foundation HA Energy Generation, LLC (the "Company"), a California limited liability company, was formed by Foundation Windpower, LLC (the "Member") on November 28, 2013 to own and operate wind-powered electric generating facilities.

        On December 18, 2013, the Member contributed its interest in Foundation CA Fund V Manager, LLC and Foundation CA Fund VI Manager, LLC (collectively the "Manager Entities") and assigned the net assets and all contracts of four other wind facilities (see further discussion of these wind facilities below) to the Company. As of December 18, 2013, the Manager Entities as well as the four other wind facilities were in operation. As such, the contribution of the interests and net assets is a common control transaction and the net assets of the businesses were recorded by the Company at the carrying value and the Company has included the results of operations of the businesses for all periods presented.

        The Manager Entities manage the Foundation CA Fund V Owner, LLC and Foundation CA Fund VI Owner, LLC (collectively the "Owner Entities") and Foundation CA Fund V Master Tenant, LLC and Foundation CA Fund VI Master Tenant, LLC (collectively the "Master Tenant Entities"). The Owner Entities develop, own and lease wind-powered electric generating facilities in California (the "Wind Energy Facilities"). The Master Tenant Entities lease, maintain, and operate the Wind Energy Facilities. The Company owns a 50.01% or 51.00% interest in each of the Owner Entities and a 0.01% interest in each of the Master Tenant Entities.

        Pursuant to various master lease agreements (the "Master Leases"), the Master Tenant Entities lease the Wind Energy Facilities from the Owner Entities. In conjunction with the Master Leases, the Master Tenant Entities agree to make lease payments to the Owner Entities in exchange for rights to payments under various power purchase agreements (the "PPAs") with various offtakers (collectively, the "Purchasers"). Under the PPAs, the Purchasers benefit from the electricity produced by the Wind Energy Facilities in exchange for monthly PPA payments to the Company. The Owner Entities and the Master Tenant Entities have also entered into various pass-through agreements (the "Pass-Through Agreements"), whereby the Owner Entities have elected, with consent of the Master Tenant Entities, to pass through the Internal Revenue Code Section 48 investment tax credits generated by the Wind Energy Facilities to the Master Tenant Entities.

        Prior to August 8, 2013, the four other wind facilities were in the entities listed below and were structured and operated in the same manner as described above.

Manager Entity	Owner Entity	Master Tenant Entity
Energy Alchemy Vernalis Manager, LLC	Energy Alchemy TA Vernalis, LLC	Energy Alchemy Vernalis Master Tenant, LLC
Foundation ST Manager, LLC	Foundation ST Owner, LLC	Foundation ST Master Tenant, LLC
Foundation AB Manager, LLC	Foundation AB Owner, LLC	Foundation AB Master Tenant, LLC
Foundation IE Manager, LLC	Foundation IE Owner, LLC	Foundation IE Master Tenant, LLC

        On April, 3, 2013, the equity holders of each of the four master tenant entities in the above table sold their interests to the manager entities for a total of $1,071,009, which resulted in a reclassification of the remaining value of redeembable noncontrolling interest of $2,695,047 from redeemable noncontrolling interest to member's equity. On August 8, 2013, each of the manager entities in the above table assigned their interest in the owner entities to the Member, distributed their own assets to

Foundation HA Energy Generation, LLC

Notes to the Condensed Consolidated Combined Financial Statements (Continued)

(Unaudited)

1. General (Continued)

the Member and all entities in the table above were dissolved. As stated above, on December 18, 2013, the Member then contributed the net assets of these four facilities to the Company.

        Pursuant to the operating agreements of the Owner Entities and the Master Tenant Entities, the Company is required to provide capital contributions in the amounts of $18,203,000 and $4,000, respectively, which have been provided.

2. Summary of Significant Accounting Policies

Principles of Consolidation and Combination

        As a result of the transactions detailed above, the financial statements of the Company were combined for the nine-month period ended September 30, 2013 and were consolidated for the nine-month period ended September 30, 2014. For all periods presented the financial statements include the accounts of the Company (the four other wind facilities), the Manager Entities, the Owner Entities, and the Master Tenant Entities. All intercompany accounts and transactions have been eliminated.

Basis of Accounting

        The Company prepares its consolidated financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates include the useful life of the wind facilities and the asset retirement obligation. Actual results could differ from those estimates.

Economic and Geographic Concentrations

        The Company owns and operates eleven wind energy facilities in California. Future operations could be affected by changes in the economic or weather conditions in that geographical area or by changes in the demand for renewable energy generated by wind energy facilities.

Concentration of Credit Risk

        The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents. The Company does not require collateral or other security to support accounts receivable. To reduce credit risk, management performs periodic credit evaluations and ongoing evaluations of its customers' financial condition. At this time, the Company considers the risk of uncollectability of accounts receivable to be low.

Foundation HA Energy Generation, LLC

Notes to the Condensed Consolidated Combined Financial Statements (Continued)

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

        Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less. The carrying amount of cash approximates its fair value.

Restricted Cash

        Restricted cash is not considered cash and cash equivalents and includes cash held with financial institutions for the debt agreements in 2013. As of September 30, 2014 and December 31, 2013, none of the amounts were contractually due under the deb agreements and have therefore been recorded as noncurrent.

Variable Interest Entities

        The Company consolidates all variable interest entities in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a variable interest entity, or VIE, is an entity with at least one of the following conditions: (a) the total equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support; or (b) the holders of the equity investment at risk, as a group, lack any one of the following three characteristics: (i) the power to direct the entity's activities that most significantly impact its economic performance, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity. The primary beneficiary of a VIE is an entity that has the power to direct the activities of a VIE that most significantly impact the VIE's economic performance and does not bear the majority of the expected losses or receive the majority of the expected residual returns.

        The Manager Entities have significant interests in the Owner Entities and the Master Tenant Entities, entities that are considered VIEs. The Manager Entities own a 50.01% or 51.00% interest in each of the Owner Entities and a 0.01% interest in each of the Master Tenant Entities. The Manager Entities are considered the primary beneficiary of the Owner Entities and the Master Tenant Entities since they have the obligation to absorb the expected losses or the right to receive the residual returns of the Owner Entities and Master Tenant Entities that could potentially be significant and has the power to direct the most significant economic activities of the Owner Entities and Master Tenant Entities. Accordingly, the Manager Entities consolidate the Owner Entities and Master Tenant Entities. The Company evaluates the Manager Entities relationships with the VIEs on an ongoing basis to ensure that they continue to be the primary beneficiary.

        Pursuant to the operating agreement of each of the Master Tenant Entities, the Manager Entities have the option to purchase (call) the holder of the entire interest in the Master Tenant Entities during a 90-day period beginning on the Flip Date, as defined in the Operating Agreement, for an amount equal to any unpaid Priority Return owed to the holder of the Master Tenant Entities interests through the date of exercise plus the fair market value of the Investor Member's interest, as determined by appraisal.

Foundation HA Energy Generation, LLC

Notes to the Condensed Consolidated Combined Financial Statements (Continued)

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets

        The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived assets are considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the asset exceeds the fair value as determined from an appraisal, discounted cash flow analysis, or other valuation technique. There was no impairment loss recognized to date.

Redeemable Noncontrolling Interest

        Pursuant to the Operating Agreement of the Master Tenant Entities, the holder of the Master Tenant Entities interest (Investor Member) has the option to withdraw (put) from the Master Tenant Entities during a 3-month period beginning on the Flip Date, as defined in the applicable operating agreement, for an amount equal to any unpaid Priority Return owed to the Investor Member through the date of exercise plus the fair market value of the Investor Member's interest, as determined by appraisal. Due to the withdrawal term within each applicable operating agreement, the noncontrolling interest is a redeemable noncontrolling interest.

        Redeemable noncontrolling interest represents third-party interests in the net assets of the funding arrangement that the Company has entered into to finance the cost of Wind Energy Facilities under an operating lease. The Company has determined that the contractual provisions in the agreements represent substantive profit sharing arrangements. The Company has further determined that the appropriate methodology for calculating the redeemable noncontrolling interest balance that reflect the substantive profit sharing arrangements is a balance sheet approach using the hypothetical liquidation at book value, or HLBV, method. The Company therefore determines the amount of the redeemable noncontrolling interest in the net assets at each balance sheet date using the HLBV method, which is presented on the consolidated balance sheet as redeemable noncontrolling interest. Under the HLBV method, the amounts reported as redeemable noncontrolling interest in the consolidated balance sheet represent the amounts the third parties would hypothetically receive at each balance sheet date under the liquidation provisions of the funds, assuming the net assets of the funds were liquidated at the recorded amounts determined in accordance with GAAP and distributed to the third parties.

        The third parties' interests in the results of operations of the funds is determined as the difference in the redeemable noncontrolling interest balance in the consolidated balance sheets between the start and end of each reporting period, after taking into account any capital transactions between the Company and the third parties. However, the redeemable noncontrolling interest balance is at least equal to the redemption amount. The redeemable noncontrolling interest balance is presented as temporary equity in the mezzanine section of the consolidated balance sheets as redeemable noncontrolling interest when the third-parties have the right to redeem their interests in the funds for cash or other assets.

Foundation HA Energy Generation, LLC

Notes to the Condensed Consolidated Combined Financial Statements (Continued)

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

        Pursuant to the Operating Agreement of the Master Tenant Entities, its Investor Member is entitled to a cumulative, quarterly distribution (the "Priority Return"), commencing at the end of the first quarter after the Wind Energy Facilities are placed in service. The Priority Return is equal to 0.5% of the Investor Member's paid-in capital contribution per quarter, or 2% per annum. Subsequent to the first quarter after the Flip Date, the Priority Return is reduced to 0.275% per annum of the Investor Member's paid-in capital contribution. As of September 30, 2014 and December 31, 2013, while not required at the time $2,305,282 of Priority Return was paid to the Investor Member of the Master Tenant Entities. The priority return paid is included in the calculation of the HLBV of the redeemable noncontrolling interest each period.

Wind Energy Facilities

        The Wind Energy Facilities are recorded at the purchase price from the purchase of the projects from the Member. Depreciation, as well as the depreciation of the capitalized cost of the related asset retirement obligation is recorded using the straight-line method over an estimated useful life of 30 years, and begins when the project is placed in service.

        Once a project is in service, the Company submits an application for a cash grant, equal to 30% of the eligible project costs, from the United States Department of the Treasury ("Treasury") under Section 1603 of the American Recovery and Reinvestment Act of 2009, as amended ("Section 1603"). When a Section 1603 grant is received, the depreciable basis of the project is reduced by the amount of the grant, and depreciation is adjusted prospectively in the current and future periods. As of December 31, 2013, all grants have been received.

        As a condition to receiving a Section 1603 grant, the Company is required to maintain compliance with Section 48 of the Internal Revenue Code (IRC) for a period of five years. Failure to maintain compliance with the requirements of Section 48 could result in a recapture of the amounts received, plus interest. As of September 30, 2014, the 1603 grant requirements have been met.

Income Taxes

        For federal and state tax purposes, the Company is taxed as a partnership. All income from the Company is reported on the members' federal and state income tax returns. Thus, no provision for income taxes has been recorded in the accompanying consolidated combined financial statements. All periods since inception of the Company remain open for examination by tax authorities.

Revenue Recognition

        The Company has evaluated each of the PPAs to determine whether they are leases and determined that each of the PPAs is an operating lease due to the variable nature of the rates in the agreement and because the Wind Energy Facilities are considered integral equipment. Accordingly, revenue is contingent and is recognized based when delivered upon the amount of electricity delivered as determined by remote monitoring equipment at rates specified under the contract.

Foundation HA Energy Generation, LLC

Notes to the Condensed Consolidated Combined Financial Statements (Continued)

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

Performance-Based Incentives

        Under the Self Generation Incentive Program (SGIP), the California Public Utilities Commission (CPUC) provides Performance-Based Incentives (PBIs) for new, qualifying self-generation equipment installed to meet all or a portion of the electricity needs of a facility. The program is administered by Pacific Gas and Electric Company (PG&E), Southern California Edison (SCE), the Southern California Gas Company (SoCalGas), and the California Center for Sustainable Energy (CCSE). PBI incentives are paid annually over five years based on the actual energy (kWh) produced by the wind systems installed. The incentive rate ($/kWh) remains constant for the five-year program term. The Companies recognized PBI income based upon the amount of electricity generated at rates specified under the program. PBI income is recorded as revenues and the related receivable is included in accounts receivable.

        In 2012 and prior, awards under the SGIP were paid to Company when all eligibility requirements were met in connection with constructing the facility following a similar process as the Section 1603 grants. As such, when a SGIP award was received the depreciable basis of the project was reduced by the amount of the award and depreciation was adjusted prospectively in the current and future periods. As of December 31, 2013, all awards have been received.

Accounts Receivable and Allowance for Doubtful Accounts

        Accounts receivable are generated primarily from the sale of electricity generated by the Wind Energy Facilities and are stated at the amount the Company expects to collect from outstanding invoices. The Company's policy for determining when receivables are past due is based on contractual terms. The Company reserves for uncollectible accounts receivable through a charge to earnings and a credit to a valuation allowance when it deems them (a) uncollectable or (b) not prudent to undergo collection efforts; i.e., if the cost of collection outweighs the benefit. Balances that are still outstanding after management has used reasonable collection efforts are also written off. Outstanding receivables are evaluated on a quarterly basis to determine if they should be written off.

Fair Value Measurements

        The Company applies the accounting provisions related to fair value measurements. These provisions define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establish a hierarchy that prioritizes the information used in developing fair value estimates and require disclosure of fair value measurements by level within the fair value hierarchy. The hierarchy gives the highest priority to quoted prices in active markets (Level 1 measurements) and the lowest priority to unobservable data (Level 3 measurements), such as the reporting entity's own data. These provisions also provide valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flows) and the cost approach (cost to replace the service capacity of an asset or replacement cost). Upon adoption of the fair value measurement provisions that apply to recurring and nonrecurring fair value measurements of financial assets and liabilities and other provisions, the Company determined that no transition adjustments were required.

Foundation HA Energy Generation, LLC

Notes to the Condensed Consolidated Combined Financial Statements (Continued)

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

        A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of valuation hierarchy are defined as follows:

  Level 1:    Observable inputs such as quoted prices (unadjusted) for identical assets or liabilities in active markets.

  Level 2:    Inputs other than quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

  Level 3:    Unobservable inputs that reflect the Company's own assumptions.

Asset Retirement Obligation

        The Company is obligated to remove the Wind Energy Facilities at the end of the applicable site lease terms. The Company accounts for this obligation as an asset retirement obligation. The capitalized asset retirement costs, which are recorded within the cost of the Wind Energy Facilities, and the related asset retirement obligation, are initially recorded based on the discounted present value of the future costs to remove the wind facility from the project site. The future removal costs are estimated based on current market prices that are adjusted for an appropriate consumer price index (CPI) inflation factor. The discount rate utilized is based on a credit-adjusted, risk-free rate, which is estimated as the credit spread applicable to the Company over the average yield to maturity of a Treasury obligation maturing at the scheduled end of the site lease term. The asset retirement liability will be accreted each period over the 20-year site lease terms.

3. Long Term Debt

Note Payable—Hannon Armstrong Loan

        On December 19, 2013, the Company obtained debt of $16,500,000 (the "Hannon Armstrong Loan") that earns interest at a 7.5% per year and matures on December 19, 2028. The loan requires interest-only payments during 2014 and then quarterly principal and interest payments through the remaining term of the loan. The Company has classified scheduled principal maturities that are due within the next 12 months as current. In addition, the Company is required to remit one-half of revenues related to certain projects for repayment of the loan. For these repayments, the Company has not classified the portion of the loan as current because the amount of revenue and related debt repayment is not predictable. However, the amount is not expected to be material. During the nine month period ended September 30, 2014, the Company incurred $941,075 of interest. In connection with the loan the Company paid $214,000 of financing fees related to the loan. During 2014, the Company amortized $10,700 of these costs, which is included in interest expense.

Foundation HA Energy Generation, LLC

Notes to the Condensed Consolidated Combined Financial Statements (Continued)

(Unaudited)

3. Long Term Debt (Continued)

        The scheduled principal maturities of the loan as of September 30, 2014 were as follows:

Year	Amount
2014—remainder	$0
2015	706,157
2016	759,118
2017	816,052
2018	877,256
Thereafter	13,251,634

Total	$16,410,217

Note Payable—Seminole Loan

        The Owner Entities assumed construction financing from the Member (the "Seminole Loan") as funding for the purchase of the Wind Energy Facilities. As of December 31, 2012, the outstanding balance was $28,212,537. During 2013, the Seminole Loan was repaid in full.

        The Seminole Loan earned interest at a fixed rate of 10% per annum. During the nine-month periods ended September 30, 2013, the Company incurred $919,778 of interest which was paid by the Member and is included in Due to Member.

4. Redeemable Noncontrolling Interest

        Noncontrolling interest related to VIE arrangements that are redeemable at the option of the holder are classified as redeemable noncontrolling interest in the mezzanine section of the balance sheets between liabilities and member's equity. Redeemable noncontrolling interest is reported using the hypothetical liquidation at book value method, but not less than its estimated redemption value in each reporting period. The following represents the activity of the redeemable noncontrolling interest for the Nine-month periods ended September 30, 2014 and 2013:

Balance, December 31, 2013	$22,145,150
Net income attributable to redeemable noncontrolling interest	615,751

Balance, September 30, 2014	$22,760,901

Balance, December 31, 2012	$6,139,105
Contributions from redeemable noncontrolling interest ($163,300 noncash)	20,620,306
Distributions to redeemable noncontrolling interest	(3,376,291)
Net income attributable to redeemable noncontrolling interest	293,927
Reversal of redeemable non-controlling interest due to purchase of remaining interest	(2,695,047)

Balance, September 30, 2013	$20,982,000

Foundation HA Energy Generation, LLC

Notes to the Condensed Consolidated Combined Financial Statements (Continued)

(Unaudited)

5. Due to Member

        The Company purchased the Wind Energy Facilities from the Member pursuant to various asset purchase agreements. As of September 30, 2014 and December 31, 2013, the Company's obligation to the Member in connection with the various asset purchases was $2,567,522 and $2,757,488, respectively.

        The Company has a service agreement with the Member for management of the Company and servicing of the wind energy facilities and is based on costs incurred by the Member. During the nine month periods ended September 30, 2014 and 2013, the Member charged the Company $543,790 and $601,286 for services. As of September 30, 2014 and December 31, 2013, $118,955 and $172,295, respectively, was due to the Member under the agreement.

6. Subsequent Events

        Subsequent events have been evaluated through December 16 2014, which is the date the consolidated combined financial statements were available to be issued.

Balance Sheet

Renewable Energy Project II LLC
(A Development Stage Company)

As of September 10, 2014 (Date of Inception)
With Report of Independent Auditors

Renewable Energy Project II LLC
(A Development Stage Company)

Report of Independent Auditors

To the Member of
Renewable Energy Project II LLC

        We have audited the accompanying balance sheet of Renewable Energy Project II LLC (A Development Stage Company) as of September 10, 2014 (date of inception), and the related notes (the financial statement).

Management's Responsibility for the Financial Statement

        Management is responsible for the preparation and fair presentation of this financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Renewable Energy Project II LLC at September 10, 2014 (date of inception), in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP
Hartford, Connecticut

December 10, 2014

Renewable Energy Project II LLC
(A Development Stage Company)

Balance Sheet

As of September 10, 2014 (date of inception)
Total assets	$—

Total liabilities and member's equity	$—

The accompanying notes are an integral part of this balance sheet.

Renewable Energy Project II LLC
(A Development Stage Company)

Notes to Balance Sheet

1. Purpose of the Company

        Renewable Energy Project II LLC (the Company) is a Delaware limited liability company formed on September 10, 2014. South Park US 1, LLC (South Park) was the Company's sole member on the formation date. The Company was formed to acquire solar energy projects that are under development.

2. Subsequent Events

        On September 19, 2014, Ecoplexus, Inc. (Ecoplexus) sold its equity interest in Fresh Air Energy VII, LLC and Fresh Air Energy VIII, LLC to the Company, resulting in both entities becoming wholly owned subsidiaries of the Company. The entities were in the process of constructing solar facilities with total capacity of 4.5 megawatts (MW) in Colorado.

        On September 22, 2014, an unrelated tax equity investor acquired 100% of the Class A membership interests of the Company from South Park. As the holder of the Class B membership interests, South Park is the managing member of the Company. The tax equity investor and South Park are required to provide capital contributions to the Company of $4,633,784 and $1,994,763, respectively. As of September 30, 2014, after contributions by the members the balance of the Class A and Class B members' equity was $2,773,690 and $873,348, respectively.

        On September 30, 2014, South Park assigned all of its Class B rights, interest, and obligations to South Park US 2, LLC (South Park 2), an entity under common control, and South Park 2 became the managing member of the Company.

        The Company has evaluated subsequent events through December 10, 2014, which is the date when the condensed consolidated financial statements were available to be issued.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Renewable Energy Project II LLC
(A Development Stage Company)

As of September 30, 2014 and September 10, 2014
(Date of Inception) and the Period from September 10, 2014
(Date of Inception) to September 30, 2014

Renewable Energy Project II LLC
(A Development Stage Company)

Condensed Consolidated Financial Statements (Unaudited)

Contents

Condensed Consolidated Financial Statements:
Condensed Consolidated Balance Sheets as of September 30, 2014 and September 10, 2014 (Date of Inception)	F-384
Condensed Consolidated Statement of Operations and Changes in Members' Equity for the Period From September 10, 2014 (Date of Inception) to September 30, 2014	F-385
Condensed Consolidated Statement of Cash Flows for the Period From September 10, 2014 (Date of Inception) to September 30, 2014	F-386
Notes to Condensed Consolidated Financial Statements	F-387

Renewable Energy Project II LLC
(A Development Stage Company)

Condensed Consolidated Balance Sheets

	September 30, 2014	September 10, 2014 (date of inception)
	(Unaudited)
Assets
Current assets:
Cash	$2,773,690	$—
Prepaid expenses	10,332	—
Deposit	796,800	—

Total current assets	3,580,822	—
Fixed assets:
Solar projects under construction	7,357,871	—

Total assets	$10,938,693	$—

Liabilities and members' equity
Current liabilities:
Construction loan due to member, current portion	$1,326,652	$—
Note payable	796,800	—
Accrued expenses	32,644	—

Total current liabilities	2,156,096	—
Long term liabilities:
Construction loan due to member	5,000,000	—
Asset retirement obligation	135,559	—

Total long term liabilities	5,135,559	—

Total liabilities	7,291,655	—
Members' equity	3,647,038	—

Total liabilities and members' equity	$10,938,693	$—

See accompanying notes to condensed consolidated financial statements.

Renewable Energy Project II LLC
(A Development Stage Company)

Condensed Consolidated Statement of Operations and Changes in Members' Equity

For the Period From September 10, 2014 (Date of Inception) to September 30, 2014 (Unaudited)

Revenues:
Sale of electricity	$—

Total revenues	—
Costs and Expenses:
Operating expenses	—

Total costs and expenses	—

Operating income (loss)	—
Other (income) expenses:
Interest expense	—
Interest income	—

Total other (income) expenses	—

Net income (loss)	—

Members' Equity, September 10, 2014 (date of inception)	—
Contributions	3,647,038

Members' Equity, September 30, 2014	$3,647,038

See accompanying notes to condensed consolidated financial statements.

Renewable Energy Project II LLC
(A Development Stage Company)

Condensed Consolidated Statement of Cash Flows

For the Period From September 10, 2014 (Date of Inception) to September 30, 2014 (Unaudited)

Cash flows from operating activities:	$—
Cash flows from investing activities
Purchase of solar projects under construction	(1,200,000)

Net cash used in investing activities	(1,200,000)

Cash flows from financing activities
Proceeds from construction loan due to member	1,200,000
Contributions from member	2,773,690

Net cash provided by financing activities	3,973,690

Net change	2,773,690
Cash, September 10, 2014 (date of inception)	—

Cash, September 30, 2014	$2,773,690

Supplemental disclosure of cash flow information
Non-cash investing and financing activities:
Construction loan due to member assumed in connection with purchase of solar projects under construction	$6,000,000

Portion of construction loan due to member converted to equity	$873,348

Asset retirement obligation	$135,559

Accrued capitalized interest	$22,312

See accompanying notes to condensed consolidated financial statements.

Renewable Energy Project II LLC
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited)

1. Company Organization and Nature of Business

        Renewable Energy Project II LLC (the Company) is a Delaware Limited Liability Company formed on September 10, 2014. South Park US 1, LLC (South Park) was the Company's sole member on the formation date.

        On September 19, 2014, Ecoplexus, Inc. (Ecoplexus) sold its equity interests in Fresh Air Energy VII, LLC and Fresh Air Energy VIII, LLC (the Project Companies) to the Company, resulting in the Project Companies becoming wholly owned subsidiaries of the Company. The Project Companies were in the process of constructing three solar facilities with total capacity of 4.5 megawatts (MW) in Colorado. The Company has accounted for the purchase of the Project Companies as an asset acquisition since the solar projects were under construction.

        The Project Companies were purchased for total consideration of $7,200,000, consisting of a $1,200,000 payment to Ecoplexus and the assumption of a $6,000,000 construction loan previously issued by South Park to the Project Companies. The $1,200,000 payment was funded by the Company through an additional borrowing under the construction loan due to South Park.

        In connection with the purchase of the Project Companies, the Company acquired the three solar projects under construction totaling $7,200,000, a $796,800 deposit and a $796,000 note payable.

        Ecoplexus is the engineering, procurement and construction (EPC) contractor of the solar facilities. The remaining payments for construction of the solar projects will become payable as the remaining construction milestones are met.

        On September 22, 2014, an unrelated tax equity investor acquired 100% of the Class A membership interests of the Company from South Park. As the holder of the Class B membership interests, South Park is the managing member of the Company. The tax equity investor and South Park are required to provide capital contributions to the Company of $4,633,784 and $1,994,763, respectively. As of September 30, 2014, after contributions by the members the balance of the Class A and Class B members' equity was $2,773,690 and $873,348, respectively.

        On September 30, 2014, South Park assigned all of its Class B rights, interest, and obligations to South Park US 2, LLC (South Park 2), an entity under common control, and South Park 2 became the managing member of the Company.

2. Summary of Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's estimates include the asset retirement obligation. Actual results could differ from those estimates.

Unaudited interim financial information

        The condensed consolidated financial statements as of September 30, 2014 and for the period September 10, 2014 (date of inception) to September 30, 2014 included herein have been prepared by the Company in conformity with U.S. generally accepted accounting principles, and include all

Renewable Energy Project II LLC
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

2. Summary of Significant Accounting Policies (Continued)

adjustments (consisting of normal and recurring adjustments) that management considers necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. The results of operations for the period herein are not necessarily indicative of the results to be anticipated for the entire period ending December 31, 2014.

Solar projects under construction

        The solar projects have not placed into service as of September 30, 2014. Once placed into service, depreciation will be recorded using the straight-line method over an estimated useful life of 30 years beginning on the placed in service date.

        Pursuant to Section 48 of the Internal Revenue Code, the Company is eligible to receive investment tax credits through its ownership of the solar project. A taxpayer is allowed to claim a credit of 30% of qualified expenditures for a residential or commercial solar energy system that is placed in service on or before December 31, 2016. The ITCs have a five year recapture period if certain conditions are not met. Generally, such ITCs are available for use on the date the solar system is placed-in-service. Because the ITCs are subject to complying with certain requirements, there can be no assurance that the aggregate amount of ITCs will be realized and failure to meet all such requirements may result in generating a lesser amount of energy tax credits than the expected amount.

Accounts Payable

        Accounts payable as of September 30, 2014 consists primarily of unpaid amounts due to the EPC contractor.

Deposit and Note Payable

        At the time of the purchase, Ecoplexus had deposits with a utility company of $796,800. As part of the purchase of the entities, the Company acquired the rights to the deposits and under a note payable agreed to repay Ecoplexus the amounts when received. The deposits were received by the Company in November 2014 and the note payable was repaid.

Subsequent Events

        The Company has evaluated subsequent events through December 15, 2014, which is the date when the condensed consolidated financial statements were available to be issued.

        On October 14, 2014, South Park 2 entered into membership interest purchase agreement to sell its Class B membership interest in the Company for $2,989,045.

Renewable Energy Project II LLC
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

3. Contingencies and Commitments

Site Lease Agreements

        The Company has site leases for the solar systems. Outlined below is the estimate of the minimum potential total annual rental payments based on the lease agreements.

Total
For the 12-Month Period Ended one year after substantial completion date:
2015	$28,662
2016	28,852
2017	29,045
2018	29,241
2019	29,440
Thereafter	467,584

Total	$612,823

4. Related Party Transactions

Asset Management Agreement

        On September 22, 2014, the Company entered into asset management agreements with Foresight Group US, LLC ("Foresight"), the parent company of South Park and South Park 2. As payment for asset management services, Foresight will be compensated $20,000 per MW capacity per year for each solar project. The services will commence when substantial completion has been achieved.

Construction Loan due to member (South Park)

        The Project Companies have a construction loan agreement with South Park that was increased from $6,000,000 to $7,200,000 on September 19, 2014. On September 19, 2014, $873,348 of the loan was converted to membership interests by South Park.

        The loan bears interest at an annual rate of 8.5%. Interest during the period from September 10, 2014 (date of inception) to September 30, 2014 was $22,312, which was recorded as accrued expenses and capitalized into the cost of the solar projects under construction. As of September 30, 2014, the outstanding construction loan balance was $6,326,652. This loan will be paid in full when the solar projects reach substantial completion from the proceeds of a long term debt refinancing with a third party bank (see below) and contributions from the Class A and Class B members. Given the Company has obtained long-term financing for $5,000,000 of the outstanding balance it has demonstrated the intent and ability to refinance the short-term obligation on a long-term basis. Therefore, this portion of the Construction Loan has been reported as a long term obligation.

5. Long Term Debt

        On September 22, 2014, the Company executed term loan agreements with Cathay Bank in the amounts of $2,800,000 and $2,200,000. These loans will be funded when substantial completion for each project is reached and used to repay the Construction Loan. The loans will bear interest at 6.00% per

Renewable Energy Project II LLC
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

5. Long Term Debt (Continued)

annum and mature on the seventh anniversary of the loan closing date. The loans follow a twelve year amortization profile with a balloon payment owed at year 7, when the loan matures. As of September 30, 2014, the loans have not been funded.

        Estimated debt principal payments are as follows:

Amount
For the 12-Month Period after funding:
2015	291,138
2016	309,674
2017	329,851
2018	350,486
2019	372,412
Thereafter	3,346,439

Total	$5,000,000

CONSOLIDATED BALANCE SHEET

Solar Eclipse Fund Holding IX, LLC
(A Development Stage Company)

As of July 9, 2014

With Report of Independent Auditors

Solar Eclipse Fund Holding IX, LLC
(A Development Stage Company)

Consolidated Balance Sheet

As of July 9, 2014

Report of Independent Auditors

To the Member of
Solar Eclipse Fund Holding IX, LLC

        We have audited the accompanying balance sheet of Solar Eclipse Fund Holding IX, LLC (A Development Stage Company) as of July 9, 2014 (date of inception), and the related notes (the financial statement).

Management's Responsibility for the Financial Statement

        Management is responsible for the preparation and fair presentation of this financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the balance sheet referred to above present fairly, in all material respects, the financial position of Solar Eclipse Fund Holdings IX, LLC at July 9, 2014 (date of inception), in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Hartford, Connecticut

December 10, 2014

Solar Eclipse Fund Holding IX, LLC
(A Development Stage Company)

Consolidated Balance Sheet

As of July 9, 2014 (Date of Inception)
Total assets	$—

Total liabilities and member's equity	$—

The accompanying notes are an integral part of this consolidated balance sheet.

Solar Eclipse Fund Holding IX, LLC
(A Development Stage Company)

Notes to Consolidated Balance Sheet

As of July 9, 2014

1. Nature of Operations

        Solar Eclipse Fund Holding IX, LLC is a Delaware limited liability company formed on July 9, 2014 by its sole member, Double Backflip, Inc., and is the sole member of Solar Eclipse Fund IX, LLC, which was also formed on July 9, 2014 (Project LLC) (collectively, the Company). The purpose and business of the Company is to purchase solar mobile generators and lease such generators to various lessees pursuant to long-term agreements. All intercompany accounts and transactions have been eliminated in consolidation.

2. Subsequent Events

        On July 10, 2014, Double Backflip, Inc. sold its interests in Solar Eclipse Fund Holding IX, LLC to Sol-Wind Holdings, LLC and an unaffiliated tax equity investor. As holder of the Class B membership interests, Sol-Wind Holdings, LLC is the managing member of the Company. As of September 30, 2014, after total capital contributions provided by the members, the balances of the Class A and Class B members' equity were $33,100,000 and $2,840,000, respectively.

        Since its inception through September 30, 2014, the Company devoted substantially all of its efforts to the purchase and lease of solar mobile generators. As of September 30, 2014, planned principal operations had not begun; and therefore, the Company is a development stage entity.

        The Company has arranged a secured promissory note to be used to purchase the solar mobile generators. The secured promissory note is non-recourse and includes the following terms: a maximum aggregate principal amount of $56,910,000; simple interest at an annual rate of 6.5%; a maturity date of July 10, 2032; and a security interest in the mobile solar generators and proceeds from leasing of such generators. As of September 30, 2014, there is no outstanding loan balance on the secured promissory note, as no amounts have been drawn to date.

        The Company has entered into a management contract with an entity to provide the management services necessary for the Company to operate its business. The contract term is ten years with the right to renew. Fees for these services are equal to 8.89 percent of the rent as defined in each lease and begin when rent becomes due.

        Subsequent to July 9, 2014, the Company provided a deposit of $35,940,000 to the manufacturer of the solar generators with an expected delivery of the units in November 2014. In addition, the Company entered into a 10 year land lease agreement with a third party costumer as on September 15, 2014, related to the lease of solar eclipse mobile generators with a renewal option for two successive five-year renewal terms. This lease has a base rent of $900.00 per solar generator that has been delivered to the lessee, with an additional 50% of all monthly revenue in excess of $1,800.00 by each solar generator in case of the lessee enter an sub lessee agreement. As of September 30, 2014 none of the solar generators were placed in service.

        On November 1, 2014, the Company purchased 319 solar mobile generators for $47,850,000 and the solar mobile generators were delivered to a leasing customer. The Company borrowed the same amount under the promissory note to purchase the units.

        The Company has evaluated subsequent events through December 15, 2014, which is the date when the accompanying condensed consolidated financial statements were available to be issued.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Solar Eclipse Fund Holding IX, LLC
(A Development Stage Company)

As of September 30, 2014 and July 9, 2014 (Date of Inception), and for the
Period from July 9, 2014 (Date of Inception) to September 30, 2014

Solar Eclipse Fund Holding IX, LLC
(A Development Stage Company)

Condensed Consolidated Financial Statements (Unaudited)

Solar Eclipse Fund Holding IX, LLC
(A Development Stage Company)

Condensed Consolidated Balance Sheets

	September 30, 2014	July 9, 2014 (Date of Inception)
	(unaudited)
Assets
Deposits on solar generators	$35,940,000	$—

Total assets	$35,940,000	$—

Liabilities and members' equity
Members' equity	$35,940,000	$—

Total liabilities and members' equity	$35,940,000	$—

See accompanying notes to condensed consolidated financial statements.

Solar Eclipse Fund Holding IX, LLC
(A Development Stage Company)

Condensed Consolidated Statement of Operations (Unaudited)

For the Period From July 9, 2014 (Date of Inception) to September 30, 2014

Revenue
Rental revenue	$—

Total revenue	—
Expenses
Operating expenses	—

Operating profit (loss)	—
Other income (expense):
Interest income (expense)	—
Other income (expense), net	—

Net income (loss)	$—

See accompanying notes to condensed consolidated financial statements.

Solar Eclipse Fund Holding IX, LLC
(A Development Stage Company)

Condensed Consolidated Statement of Changes in Members' Equity (Unaudited)

For the Period From July 9, 2014 (Date of Inception) to September 30, 2014

Members' equity, July 9, 2014 (date of inception)	$—
Capital contributions	35,940,000

Balance, September 30, 2014	$35,940,000

See accompanying notes to condensed consolidated financial statements.

Solar Eclipse Fund Holding IX, LLC
(A Development Stage Company)

Condensed Consolidated Statement of Cash Flows (Unaudited)

For the Period From July 9, 2014 (Date of Inception) to September 30, 2014

Cash flows from operating activities
Net cash provided by/used in operating activities	$—
Cash flows from investing activities
Deposit on solar generators	(35,940,000)

Net cash used in investing activities	(35,940,000)
Cash flows from financing activities
Capital contributions	35,940,000

Net cash provided by financing activities	35,940,000

Net increase in cash and cash equivalents	—
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$—

See accompanying notes to condensed consolidated financial statements.

Solar Eclipse Fund Holding IX, LLC
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Period From July 9, 2014 (Date of Inception) to September 30, 2014

1. General Information and Principles of Consolidation

        Solar Eclipse Fund Holding IX, LLC is a Delaware limited liability company formed on July 9, 2014, that, as of September 30, 2014, was the sole member of Solar Eclipse Fund IX, LLC, which was also formed on July 9, 2014 (Project LLC) (collectively, the Company). On the formation date, the sole member of Solar Eclipse Fund Holding IX, LLC was Double Backflip, Inc. The purpose and business of the Company is to purchase solar mobile generators and lease such generators to various lessees pursuant to long-term agreements. All intercompany accounts and transactions have been eliminated in consolidation.

        On July 10, 2014, Double Backflip, Inc. sold its interests in Solar Eclipse Fund Holding IX, LLC to Sol-Wind Holdings, LLC and an unaffiliated tax equity investor. As holder of the Class B membership interests, Sol-Wind Holdings, LLC is the managing member of the Company. As of September 30, 2014, after total capital contributions provided by the members, the balances of the Class A and Class B members' equity were $33,100,000 and $2,840,000, respectively.

        Since its inception through September 30, 2014, the Company devoted substantially all of its efforts to the purchase and lease of solar mobile generators. As of September 30, 2014, planned principal operations had not begun; and therefore, the Company is a development stage entity.

2. Summary of Significant Accounting Policies

Unaudited interim financial information

        The condensed consolidated financial statements as of September 30, 2014 and for the period from July 9, 2014 (date of inception) to September 30, 2014 included herein have been prepared by the Company in conformity with U.S. generally accepted accounting principles, and include all adjustments (consisting of normal and recurring adjustments) that management considers necessary for a fair presentation of the financial position, results of operations and cash flows for the interim period presented. The results of operations for the period herein are not necessarily indicative of the results to be anticipated for the entire period ending December 31, 2014.

Basis of Accounting

        The Company prepares its condensed consolidated financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

        The Company is taxed as a partnership for federal tax purposes, and the Project LLC is a disregarded entity. Therefore, neither the Company nor its Project LLC is a taxpaying entity for federal

Solar Eclipse Fund Holding IX, LLC
(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

For the Period From July 9, 2014 (Date of Inception) to September 30, 2014

2. Summary of Significant Accounting Policies (Continued)

or state income tax purposes, and thus no income tax expense, benefit, asset, or liability has been recorded. Each member of the Company is responsible for reporting on its own tax returns its distributive share of all items of income, gain, loss, deduction, and tax preferences, whether any actual cash distribution has been or will be made to such member. The tax year 2014, since the inception of the Company, is open for examination by federal and state tax authorities.

3. Commitments and Contingencies

Promissory Note

        The Company has arranged a secured promissory note to be used to purchase the solar mobile generators. The secured promissory note is non-recourse and includes the following terms: a maximum aggregate principal amount of $56,910,000; simple interest at an annual rate of 6.5%; a maturity date of July 10, 2032; and a security interest in the mobile solar generators and proceeds from leasing of such generators. As of September 30, 2014, there is no outstanding loan balance on the secured promissory note, as no amounts have been drawn to date.

Management Contract

        The Company has entered into a management contract with an entity to provide the management services necessary for the Company to operate its business. The contract term is ten years with the right to renew. Fees for these services are equal to 8.89 percent of the rent as defined in each lease and begin to accrue when rent becomes due.

Deposit on Solar Generators and Solar Mobile Generator Leases

        As of September 30, 2014, the Company had a deposit with the manufacturer of the solar generators with an expected delivery of the units in November 2014. In addition, the Company entered into a 10 year land lease agreement with a third party costumer as on September 15, 2014, related to the lease of solar eclipse mobile generators with a renewal option for two successive five-year renewal terms. This lease has a base rent of $900.00 per solar generator that has been delivered to the lessee, with an additional 50% of all monthly revenue in excess of $1,800.00 by each solar generator in case of the lessee enter an sub lessee agreement. As of September 30, 2014 none of the solar generators were placed in service.

4. Subsequent Events

        On November 1, 2014, the Company purchased 319 solar mobile generators for $47,850,000 and the solar mobile generators were delivered to a leasing customer. The Company borrowed the same amount under the promissory note to purchase the units.

        The Company has evaluated subsequent events through December 15, 2014, which is the date when the accompanying condensed consolidated financial statements were available to be issued.

APPENDIX A

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

SOL-WIND RENEWABLE POWER, LP

A-i

A-ii

A-iii

EXHIBITS
Exhibit A	Form of Certificate Evidencing Common Units
Exhibit B	Lending Guidelines

A-iv

AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP OF SOL-WIND RENEWABLE POWER, LP

        THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SOL-WIND RENEWABLE POWER, LP, dated as of                , 2015, is entered into by and among SOL-WIND, LLC, a Delaware limited liability company, as the General Partner, and the Initial Limited Partners (as defined herein), together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

        "Acquisition" means any transaction in which any Group Member acquires (through an asset acquisition, stock acquisition, merger or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing, over the long-term, the asset base, operating capacity or operating income of the Partnership Group from the asset base, operating capacity or operating income of the Partnership Group existing immediately prior to such transaction. For purposes of this definition, "long-term" generally refers to a period of not less than twelve months.

        "Adjusted Capital Account" means, with respect to any Partner, the balance in such Partner's Capital Account at the end of each taxable period of the Partnership, after giving effect to the following adjustments: (a) credit to such Capital Account any amounts that such Partner is (x) obligated to restore under the standards set by Treasury Regulation section 1.704-1(b)(2)(ii)(c) or (y) deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) debit to such Capital Account the items described in Treasury Regulation sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" of a Partner in respect of any Partnership Interest shall be the amount that such Adjusted Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.

        "Adjusted Operating Surplus" means, with respect to any period, (a) Operating Surplus generated with respect to such period less (b)(i) the amount of any net increase in Working Capital Borrowings (or the Partnership's proportionate share of any net increase in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to such period and (ii) the amount of any net decrease in cash reserves (or the Partnership's proportionate share of any net decrease in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures with respect to such period not relating to an Operating Expenditure made with respect to such period, and plus (c)(i) the amount of any net decrease in Working Capital Borrowings (or the Partnership's proportionate share of any net decrease in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to such period, (ii) the amount of any net decrease made in subsequent periods in cash reserves for Operating Expenditures initially established with respect to such period to the extent such decrease results in a reduction in Adjusted Operating Surplus in subsequent periods pursuant to clause (b)(ii) above and (iii) the amount of any net increase in cash reserves (or the Partnership's proportionate share of any net increase in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures with respect to such period required by any debt instrument for the repayment of principal, interest or premium. Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of Operating Surplus.

        "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 5.4(d).

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise.

        "Aggregate Quantity of IDR Reset Common Units" is defined in Section 5.10(a).

        "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

        "Agreed Value" of (a) a Contributed Property means the fair market value of such property or other consideration at the time of contribution and (b) an Adjusted Property means the fair market value of such Adjusted Property on the date of the Revaluation Event, in each case as determined by the General Partner. The General Partner shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

        "Agreement" means this Amended and Restated Agreement of Limited Partnership of Sol-Wind Renewable Power, LP, as it may be amended, supplemented or restated from time to time.

        "Associate" means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest, (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

        "Audit Committee" means an audit committee of the Board of Directors composed entirely of three or more directors who are "independent directors" under the rules of the principal National Securities Exchange on which the Limited Partner Interests are listed.

        "Available Cash" means, with respect to any Quarter ending prior to the Liquidation Date:

          (a)   the sum of:

              (i)  all cash and cash equivalents of the Partnership Group (or the Partnership's proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand at the end of such Quarter; and

             (ii)  if the General Partner so determines, all or any portion of additional cash and cash equivalents of the Partnership Group (or the Partnership's proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, less;

          (b)   the amount of any cash reserves established by the General Partner (or the Partnership's proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) to:

              (i)  provide for the proper conduct of the business of the Partnership Group (including cash reserves for future capital expenditures) subsequent to such Quarter;

             (ii)  comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject; or

            (iii)  provide funds for distributions under Section 6.4 or Section 6.5 in respect of any one or more of the next four Quarters;

provided, however, that the General Partner may not establish cash reserves pursuant to subclause (iii) above if the effect of such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units, plus any Cumulative Common Unit Arrearage on all Common Units, with respect to such Quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.

        Notwithstanding the foregoing, "Available Cash" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

        "Board of Directors" means the board of directors of the General Partner.

        "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 5.4 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

        "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

        "Capital Account" means the capital account maintained for a Partner pursuant to Section 5.4. The "Capital Account" of a Partner in respect of any Partnership Interest shall be the amount that such Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.

        "Capital Contribution" means (a) any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership or that is contributed or deemed contributed to the Partnership on behalf of a Partner (including, in the case of an underwritten offering of Units, the amount of any underwriting discounts or commissions) or (b) current distributions that a Partner is entitled to receive but otherwise waives, which waived distributions are treated for purposes of maintaining Capital Accounts as having been distributed to the waiving Partner and then immediately recontributed by such Partner.

        "Capital Improvement" means (a) the acquisition of existing, or the development of new, capital assets by a Group Member, (b) the replacement, improvement or expansion of existing capital assets by a Group Member or (c) a capital contribution by a Group Member to a Person that is not a Subsidiary in which a Group Member has, or after such capital contribution will have, an equity interest, to fund such Group Member's pro rata share of the cost of the development of new, or the replacement, improvement or expansion of existing, capital assets by such Person, in each case if and to the extent such development, replacement, improvement or expansion is made to increase over the long-term, the asset base, operating capacity or operating income of the Partnership Group, in the case of clauses (a) and (b), or such Person, in the case of clause (c), from the asset base, operating capacity or operating income of the Partnership Group or such Person, as the case may be, existing immediately prior to such development, replacement, improvement, expansion or Capital Contribution. For purposes of this definition, "long-term" generally refers to a period of more than twelve months.

        "Capital Surplus" means Available Cash distributed by the Partnership in excess of Operating Surplus, as described in Section 6.3(a).

        "Carrying Value" means (a) with respect to a Contributed Property or Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and other cost recovery deductions charged to the Partners' Capital Accounts in respect of such property and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination; provided that the Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.4(d) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

        "Cause" means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable to the Partnership or any Limited Partner for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.

        "Certificate" means a certificate in such form (including global form if permitted by applicable rules and regulations) as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more classes of Partnership Interests. The initial form of certificate approved by the General Partner for Common Units is attached as Exhibit A to this Agreement.

        "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

        "Closing Price" for any day, means in respect of any class of Limited Partner Interests the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the last closing bid and ask prices on such day, regular way, in either case as reported on the principal National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading or, if such Limited Partner Interests are not listed or admitted to trading on any National Securities Exchange, the average of the high bid and low ask prices on such day in the over-the-counter market, as reported by such other system then in use, or, if on any such day such Limited Partner Interests are not quoted by any such organization, the average of the closing bid and ask prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests, the fair value of such Limited Partner Interests on such day as determined by the General Partner.

        "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

        "Combined Interest" is defined in Section 11.3(a).

        "Commences Commercial Service" means the date upon which a Capital Improvement is first put into commercial service by a Group Member following completion of construction, replacement, improvement or expansion and testing, as applicable.

        "Commission" means the United States Securities and Exchange Commission.

        "Common Unit" means a Limited Partner Interest having the rights and obligations specified with respect to Common Units in this Agreement. The term "Common Unit" does not include a Subordinated Unit prior to its conversion into a Common Unit pursuant to the terms hereof.

        "Common Unit Arrearage" means, with respect to any Common Unit, whenever issued, as to any Quarter within the Subordination Period, the excess, if any, of (a) the Minimum Quarterly Distribution with respect to a Common Unit in respect of such Quarter over (b) the sum of all Available Cash distributed with respect to a Common Unit in respect of such Quarter pursuant to Section 6.4(a)(i).

        "Conflicts Committee" means a conflict committee of the Board of Directors composed entirely of one or more directors, each of whom (a) is not an officer or employee of the General Partner, (b) is not an officer, director or employee of any Affiliate of the General Partner (other than Group Members), (c) is not a holder of any ownership interest in the General Partner or its Affiliates or the Partnership Group other than (i) Common Units and (ii) awards that are granted to such director in his capacity as a director under the Long-Term Incentive Plan or any equity compensation plan or similar plan implemented by the General Partner or the Partnership and (d) is determined by the Board of Directors to be independent by the Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading (or if no such National Securities Exchange, the New York Stock Exchange).

        "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.4(d), such property or other asset shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

        "Covered Assets" means any assets of, or interests in, in any Person operating in the solar or wind power generation space.

        "Cumulative Common Unit Arrearage" means, with respect to any Common Unit, whenever issued, and as of the end of any Quarter, the excess, if any, of (a) the sum of the Common Unit Arrearages with respect to an IPO Common Unit for each of the Quarters within the Subordination Period ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Section 6.4(a)(ii) and the second sentence of Section 6.5 with respect to an IPO Common Unit (including any distributions to be made in respect of the last of such Quarters).

        "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(xi).

        "Current Market Price" as of any date of any class of Limited Partner Interests, means the average of the daily Closing Prices per Limited Partner Interest of such class for the 20 consecutive Trading Days immediately prior to such date.

        "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

        "Departing General Partner" means a former general partner from and after the effective date of any withdrawal or removal of such former general partner pursuant to Section 11.1 or Section 11.2.

        "Derivative Partnership Interests" means any options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative securities (other than interests that are treated as equity in the Partnership for federal income tax purposes) relating to, convertible into or exchangeable for Partnership Interests.

        "Determined Purchase Price" means the price determined by the Board of Directors.

        "Economic Risk of Loss" has the meaning set forth in Treasury Regulation section 1.752-2(a).

        "Encumbrances" means pledges, restrictions on transfer, proxies and voting or other agreements, liens, claims, charges, mortgages, security interests or other legal or equitable encumbrances, limitations or restrictions of any nature whatsoever.

        "Estimated Incremental Quarterly Tax Amount" is defined in Section 6.9.

        "Estimated Maintenance Capital Expenditures" means an estimate made by the Board of Directors (with the concurrence of the Conflicts Committee) of the average quarterly Maintenance Capital Expenditures that the Partnership will need to incur over the long term to maintain the asset base, operating capacity or net income of the Partnership Group (including the Partnership's proportionate share of the average quarterly Maintenance Capital Expenditures of its Subsidiaries that are not wholly owned) existing at the time the estimate is made. The Board of Directors (with the concurrence of the Conflicts Committee) will be permitted to make such estimate in any manner it determines reasonable. The estimate will be made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of future Estimated Maintenance Capital Expenditures. The Partnership shall disclose to its Partners any change in the amount of Estimated Maintenance Capital Expenditures in its reports made in accordance with Section 8.3 to the extent not previously disclosed. Any adjustments to Estimated Maintenance Capital Expenditures shall be prospective only.

        "Event Issue Value" means, with respect to any Common Unit as of any date of determination, (i) in the case of a Revaluation Event that includes the issuance of Common Units pursuant to a public offering and solely for cash, the price paid for such Common Units or (ii) in the case of any other Revaluation Event, the Closing Price of the Common Units on the date of such Revaluation Event or, if the General Partner determines that a value for the Common Unit other than such Closing Price more accurately reflects the Event Issue Value, the value determined by the General Partner.

        "Event of Withdrawal" is defined in Section 11.1(a).

        "Excess Distribution" is defined in Section 6.1(d)(iii)(A).

        "Excess Distribution Unit" is defined in Section 6.1(d)(iii)(A).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

        "Expansion Capital Expenditures" means cash expenditures (including transaction expenses) for Acquisitions or Capital Improvements, and shall not include Maintenance Capital Expenditures or Investment Capital Expenditures. Expansion Capital Expenditures shall include interest payments (including periodic net payments under related interest rate swap agreements) on debt incurred and distributions on equity issued, in each case, to finance the construction of a Capital Improvement and paid in respect of the period beginning on the date that the Group Member enters into a binding obligation to commence construction of a Capital Improvement and ending on the earlier to occur of the date that such Capital Improvement Commences Commercial Service and the date that such Capital Improvement is abandoned or disposed of. Debt incurred or equity issued to fund such construction period interest payments or such construction period distributions on equity paid during such period, shall also be deemed to be debt incurred or equity issued, as the case may be, to finance the construction of a Capital Improvement. Expansion Capital Expenditures will include cash contributed by a Group Member to an entity of which such Group Member is, or after such contribution will be, directly or indirectly, an equity owner to be used by such entity for Acquisitions or Capital Improvements. Where cash expenditures are made in part for Expansion Capital Expenditures and in part for other purposes, the General Partner shall determine the allocation between the amounts paid for each.

        "Final Subordinated Units" is defined in Section 6.1(d)(x)(A).

        "First Liquidation Target Amount" is defined in Section 6.1(c)(i)(D).

        "First Target Distribution" means $0.3738 per Unit per Quarter (or, with respect to the period commencing on the IPO Closing Date and ending on March 31, 2015, it means the product of $0.3738 multiplied by a fraction of which the numerator is the number of days in such period, and of which the denominator is 90), subject to adjustment in accordance with Section 5.10, Section 6.6 and Section 6.9.

        "Fiscal Year" is defined in Section 8.2.

        "Fully Diluted Weighted Average Basis" means, when calculating the number of Outstanding Units for any period, a basis that includes (a) the weighted average number of Outstanding Units during such period plus (b) all Partnership Interests and Derivative Partnership Interests (i) that are convertible into or exercisable or exchangeable for Units or for which Units are issuable, in each case that are senior to or pari passu with the Subordinated Units, (ii) whose conversion, exercise or exchange price, if any, is less than the Current Market Price on the date of such calculation, (iii) that may be converted into or exercised or exchanged for such Units prior to or during the Quarter immediately following the end of the period for which the calculation is being made without the satisfaction of any contingency beyond the control of the holder other than the payment of consideration and the compliance with administrative mechanics applicable to such conversion, exercise or exchange and (iv) that were not converted into or exercised or exchanged for such Units during the period for which the calculation is being made; provided, however, that for purposes of determining the number of Outstanding Units on a Fully Diluted Weighted Average Basis when calculating whether the Subordination Period has ended or Subordinated Units are entitled to convert into Common Units pursuant to Section 5.6, such Partnership Interests and Derivative Partnership Interests shall be deemed to have been Outstanding Units only for the four Quarters that comprise the last four Quarters of the measurement period; provided, further, that if consideration will be paid to any Group Member in connection with such conversion, exercise or exchange, the number of Units to be included in such calculation shall be that number equal to the difference between (x) the number of Units issuable upon such conversion, exercise or exchange and (y) the number of Units that such consideration would purchase at the Current Market Price.

        "General Partner" means Sol-Wind, LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in their capacity as general partner of the Partnership (except as the context otherwise requires).

        "General Partner Interest" means the non-economic ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), which includes any and all rights, powers and benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

        "Gross Liability Value" means, with respect to any Liability of the Partnership described in Treasury Regulation section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm's-length transaction.

        "Group" means two or more Persons that with or through any of their respective Affiliates or Associates have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power over or disposing of any Partnership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.

        "Group Member" means a member of the Partnership Group.

        "Group Member Agreement" means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

        "Hedge Contract" means any exchange, swap, forward, cap, floor, collar, option or other similar agreement or arrangement entered into for the purpose of reducing the exposure of a Group Member to fluctuations in interest rates, basis differentials or currency exchange rates in their operations or financing activities and not for speculative purposes.

        "Holder" is defined in Section 7.12(a).

        "IDR Reset Common Units" is defined in Section 5.10(a).

        "IDR Reset Election" is defined in Section 5.10(a).

        "Incentive Distribution Right" means a Limited Partner Interest having the rights and obligations specified with respect to Incentive Distribution Rights in this Agreement.

        "Incentive Distributions" means any amount of cash distributed to the holders of the Incentive Distribution Rights (in such capacity, but not in any other capacity) pursuant to Section 6.4.

        "Incremental Income Taxes" is defined in Section 6.9.

        "Indemnified Person" is defined in Section 7.12(c).

        "Indemnitee" means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of (i) any Group Member, the General Partner or any Departing General Partner or (ii) any Affiliate of any Group Member, the General Partner or any Departing General Partner, (e) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another Person owing a fiduciary duty to any Group Member; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (f) any Person the General Partner designates as an "Indemnitee" for purposes of this Agreement because such Person's status, service or relationship exposes such Person to potential claims, demands, suits or proceedings relating to the Partnership Group's business and affairs.

        "Initial Limited Partners" means 40 North Investments LP and Sol-Wind Share Holdings, LLC (with respect to the Common Units and Subordinated Units owned or to be owned by them), and the General Partner (with respect to the Incentive Distribution Rights).

        "Initial Public Offering" means the initial offering and sale of Common Units to the public (including the offer and sale of Common Units pursuant to the Over-Allotment Option), as described in the Registration Statement.

        "Initial Unit Price" means (a) with respect to the Common Units and the Subordinated Units, the initial public offering price per Common Unit at which the Common Units were first offered to the public for sale as set forth on the cover page of the IPO Prospectus, or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

        "Interim Capital Transactions" means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness (other than Working Capital Borrowings and other than for items purchased on open account or for a deferred purchase price in the ordinary course of business) by any Group Member and sales of debt securities of any Group Member; (b) issuances of equity interests of any Group Member (including the Common Units sold to the IPO Underwriters in the Initial Public Offering) to anyone other than the Partnership Group; (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and (ii) sales or other dispositions of assets as part of normal retirements or replacements; and (d) capital contributions received by a Group Member.

        "Investment Capital Expenditures" means capital expenditures that are neither Expansion Capital Expenditures nor Maintenance Capital Expenditures. Investment Capital Expenditures will include cash contributed by a Group Member to an entity of which such Group Member is, or after such contribution will be directly or indirectly, an equity owner to be used by such entity for capital expenditures other than Maintenance Capital Expenditures and Expansion Capital Expenditures.

        "IPO Closing Date" means the closing date of the first sale of Common Units in the Initial Public Offering pursuant to the Underwriting Agreement.

        "IPO Common Unit" means the Outstanding Common Units immediately after the Initial Public Offering.

        "IPO Prospectus" means the final prospectus filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act with respect to the Initial Public Offering.

        "IPO Underwriters" means each Person named as an underwriter in the Underwriting Agreement who purchases Common Units pursuant thereto.

        "Lending Guidelines" means the guidelines attached hereto as Exhibit B.

        "Liability" means any liability or obligation of any nature, whether accrued, contingent or otherwise.

        "Limited Partner" means, unless the context otherwise requires, each Initial Limited Partner, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person's capacity as a limited partner of the Partnership.

        "Limited Partner Interest" means an interest of a Limited Partner in the Partnership, which may be evidenced by Common Units, Subordinated Units, Incentive Distribution Rights or other Partnership Interests (other than a General Partner Interest) or a combination thereof (but excluding Derivative Partnership Interests), and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner pursuant to the terms and provisions of this Agreement.

        "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

        "Liquidation Gain" is defined in the definition of Net Termination Gain.

        "Liquidation Loss" is defined in the definition of Net Termination Loss.

        "Liquidator" means one or more Persons selected by the General Partner to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

        "Long-Term Incentive Plan" means the Sol-Wind Renewable Power, LP Long-Term Incentive Compensation Plan, adopted by the Board of Directors on            , 2015, which provides, among other things, for the grant of Restricted Common Units on the IPO Closing Date to certain directors and officers of the General Partner that provide services for the Partnership.

        "Maintenance Capital Expenditure" means cash expenditures (including expenditures for the addition or improvement to, or the replacement of, capital assets, for the acquisition of existing, or the construction or development of new, capital assets or for any integrity management program) by a Group Member made to maintain, over the long-term, the asset base, operating capacity or operating income of the Partnership Group. Maintenance Capital Expenditures shall exclude Expansion Capital Expenditures or Investment Capital Expenditures, but include interest (and related fees) on debt incurred and distributions in respect of equity issued, other than equity issued in the Initial Public Offering, in each case, to finance the development of a replacement asset and paid in respect of the period beginning on the date that a Group Member enters into a binding obligation to commence developing a replacement asset and ending on the earlier to occur of the date that such replacement asset Commences Commercial Service and the date that such replacement asset is abandoned or disposed of. Debt incurred to pay or equity issued, other than equity issued in the Initial Public Offering, to fund development period interest payments, or such development period distributions in respect of equity, shall also be deemed to be debt or equity, as the case may be, incurred to finance the development of a replacement asset and the incremental Incentive Distributions paid relating to newly issued equity shall be deemed to be distributions paid on equity issued to finance the development of a replacement asset. Maintenance Capital Expenditures will include cash contributed by any Group Member to an entity of which such Group Member is, or after such contribution will be, directly or indirectly, an equity owner to be used by such entity for capital expenditures of the types described above.

        "Merger Agreement" is defined in Section 14.1.

        "Minimum Quarterly Distribution" means $0.3250 per Unit per Quarter (or with respect to the period commencing on the IPO Closing Date and ending on March 31, 2015, it means the product of $0.3250 multiplied by a fraction of which the numerator is the number of days in such period and the denominator is 90), subject to adjustment in accordance with Section 5.10, Section 6.6 and Section 6.9.

        "National Securities Exchange" means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section).

        "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property or other consideration reduced by any Liabilities either assumed by the Partnership upon such contribution or to which such property or other consideration is subject when contributed and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of

such property (as adjusted pursuant to Section 5.4(d)(ii)) at the time such property is distributed, reduced by any Liabilities either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case as determined and required by the Treasury Regulations promulgated under Section 704(b) of the Code.

        "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.4(b) and shall not include any items specially allocated under Section 6.1(d).

        "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.4(b) and shall not include any items specially allocated under Section 6.1(d).

        "Net Termination Gain" means, as applicable, (a) the sum, if positive, of all items of income, gain, loss or deduction (determined in accordance with Section 5.4(b)) that are recognized by the Partnership (i) after the Liquidation Date ("Liquidation Gain") or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a Group Member) ("Sale Gain"), or (b) the excess, if any, of the aggregate amount of Unrealized Gain over the aggregate amount of Unrealized Loss deemed recognized by the Partnership pursuant to Section 5.4(d) on the date of a Revaluation Event ("Revaluation Gain"); provided, however, that the items included in the determination of Net Termination Gain shall not include any items of income, gain or loss specially allocated under Section 6.1(d); and provided, further, that Sale Gain shall not include any items of income, gain, loss or deduction that are recognized during any portion of the taxable period during which such Sale Gain occurs other than those included in Sale Gain, and Revaluation Gain shall not include any items of income, gain, loss or deduction that are recognized during any portion of the taxable period during which such Revaluation Gain occurs.

        "Net Termination Loss" means, as applicable, (a) the sum, if negative, of all items of income, gain, loss or deduction (determined in accordance with Section 5.4(b)) that are recognized by the Partnership (i) after the Liquidation Date ("Liquidation Loss") or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a Group Member) ("Sale Loss"), or (b) the excess, if any, of the aggregate amount of Unrealized Loss over the aggregate amount of Unrealized Gain deemed recognized by the Partnership pursuant to Section 5.4(d) on the date of a Revaluation Event ("Revaluation Loss"); provided, however, that items included in the determination of Net Termination Loss shall not include any items of income, gain or loss specially allocated under Section 6.1(d); and provided, further, that Sale Loss shall not include any items of income, gain, loss or deduction that are recognized during any portion of the taxable period during which such Sale Loss occurs other than those included in Sale Loss, and Revaluation Loss shall not include any items of income, gain, loss or deduction that are recognized during any portion of the taxable period during which such Revaluation Loss occurs.

        "Noncompensatory Option" has the meaning set forth in Treasury Regulation section 1.721-2(f).

        "Nonrecourse Built-in Gain" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.2(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

        "Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation section 1.704-2(b), are attributable to a Nonrecourse Liability.

        "Nonrecourse Liability" has the meaning set forth in Treasury Regulation section 1.752-1(a)(2).

        "Notice of Election to Purchase" is defined in Section 15.1(b).

        "Operating Expenditures" means, with respect to any period after the IPO Closing Date, all Partnership Group cash expenditures (or the Partnership's proportionate share of expenditures in the case of Subsidiaries that are not wholly owned), including taxes, reimbursement of expenses of the General Partner and its Affiliates, officer and employee compensation, debt service payments, Estimated Maintenance Capital Expenditures, repayment of Working Capital Borrowings, payments made under any Hedge Contracts, subject to the following:

          (a)   repayments of Working Capital Borrowings deducted from Operating Surplus pursuant to clause (b)(iii) of the definition of Operating Surplus shall not constitute Operating Expenditures when actually repaid;

          (b)   payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures;

          (c)   Operating Expenditures shall not include (i) Expansion Capital Expenditures or Investment Capital Expenditures, (ii) payment of transaction expenses (including taxes) relating to Interim Capital Transactions, (iii) distributions to Partners, (iv) purchases of Units of any class except to fund obligations under employee benefit plans or (v) actual Maintenance Capital Expenditures; and

          (d)   (i) amounts paid in connection with the initial purchase of a Hedge Contract shall be amortized over the life of such Hedge Contract and (ii) payments made in connection with the termination of any Hedge Contract prior to the expiration of its scheduled settlement or termination date shall be included in equal quarterly installments over the remaining scheduled life of such Hedge Contract.

        "Operating Surplus" means, with respect to any period after the IPO Closing Date and ending prior to the Liquidation Date, on a cumulative basis and without duplication.

          (a)   the sum of

              (i)  $13.0 million;

             (ii)  all cash receipts of the Partnership Group (or the Partnership's proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) for the period beginning on the IPO Closing Date and ending on the last day of such period, but excluding cash receipts from Interim Capital Transactions and the termination of Hedge Contracts (provided that cash receipts from the termination of a Hedge Contract prior to its scheduled settlement or termination date shall be included in Operating Surplus in equal quarterly installments over the remaining scheduled life of such Hedge Contract);

            (iii)  all cash receipts of the Partnership Group (or the Partnership's proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings; and

            (iv)  cash distributions paid on equity issued to finance all or a portion of the acquisition, development or improvement of a Capital Improvement or replacement of a capital asset (such as equipment or facilities) in respect of the period beginning on the date that the Group Member enters into a binding obligation to commence the acquisition, development or improvement of a Capital Improvement or replacement of a capital asset and ending on the earlier to occur of the date the Capital Improvement or capital asset Commences Commercial Service or the date that it is abandoned or disposed of (equity issued to fund acquisition-, development- or improvement-period interest payments on debt incurred, or acquisition-, development- or improvement-period distributions on equity issued to finance the acquisition, development or improvement of a Capital Improvement or replacement of a capital asset shall also be deemed to be equity issued to finance the acquisition, development or improvement of a Capital Improvement or replacement of a capital asset for purposes of this clause (iv)); less

          (b)   the sum of

              (i)  Operating Expenditures for the period beginning on the IPO Closing Date and ending on the last day of such period;

             (ii)  the amount of cash reserves (or the Partnership's proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) established by the General Partner to provide funds for future Operating Expenditures, which, for the avoidance of doubt, shall not include cash reserves that have been previously established, but that have been reversed;

            (iii)  all Working Capital Borrowings not repaid within 12 months after having been incurred, or repaid within such 12-month period with the proceeds of additional Working Capital Borrowings; and

            (iv)  any cash loss realized on disposition of an Investment Capital Expenditure;

provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.

        Notwithstanding the foregoing, "Operating Surplus" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero. Cash receipts from an Investment Capital Expenditure shall be treated as cash receipts only to the extent they are a return on principal, but return of principal shall not be treated as cash receipts.

        "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to, or the general counsel or other inside counsel of, the Partnership or the General Partner or any of its Affiliates) reasonably acceptable to the General Partner or to such other person selecting such counsel or obtaining such opinion.

        "Organizational Limited Partner" means Sol-Wind LP, in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

        "Outstanding" means, with respect to Partnership Interests, all Partnership Interests that are issued by the Partnership and reflected as outstanding in the Register as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of the Outstanding Partnership Interests of any class then

Outstanding, none of the Partnership Interests owned by such Person or Group shall be entitled to be voted on any matter or be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Partnership Interests so owned shall be considered to be Outstanding for purposes of Section 11.1(b) (such Partnership Interests shall not, however, be treated as a separate class of Partnership Interests for purposes of this Agreement or the Delaware Act); provided, further, that the foregoing limitation shall not apply to (i) any Person or Group who acquired 20% or more of the Outstanding Partnership Interests of any class directly from the General Partner or its Affiliates (other than the Partnership), (ii) any Person or Group who acquired 20% or more of the Outstanding Partnership Interests of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that, upon or prior to such acquisition, the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) any Person or Group who acquired 20% or more of any Partnership Interests issued by the Partnership with the prior approval of the Board of Directors; provided, further Restricted Common Units shall not be considered Outstanding for purposes of Section 6.1.

        "Over-Allotment Option" means the over-allotment option granted to the IPO Underwriters pursuant to the Underwriting Agreement.

        "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation section 1.704-2(b)(4).

        "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation section 1.704-2(i)(2).

        "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

        "Partners" means the General Partner and the Limited Partners.

        "Partnership" means Sol-Wind Renewable Power, LP, a Delaware limited partnership.

        "Partnership Group" means, collectively, the Partnership and its Subsidiaries.

        "Partnership Interest" means any class or series of equity interest in the Partnership, which shall include any Limited Partner Interests and the General Partner Interest but shall exclude any Derivative Partnership Interests.

        "Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation sections 1.704-2(b)(2) and 1.704-2(d).

        "Per Unit Capital Amount" means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

        "Percentage Interest" means, as of any date of determination, (a) as to any Unitholder with respect to Units, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of Units held by such Unitholder by (B) the total number of Outstanding Units, and (b) as to the holders of the other Partnership Interests issued by the Partnership in accordance with Section 5.5, the percentage established as part of such issuance. The Percentage Interest with respect to an Incentive Distribution Right shall at all times be zero. The Percentage Interest with respect to the General Partner Interest shall at all times be zero.

        "Person" means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association, government agency or political subdivision thereof or other entity.

        "Plan of Conversion" is defined in Section 14.1.

        "Privately Placed Units" means any Common Units issued for cash or property other than pursuant to a public offering.

        "Pro Rata" means (a) when used with respect to Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests, (b) when used with respect to Partners or Record Holders, apportioned among all Partners or Record Holders in accordance with their relative Percentage Interests and (c) when used with respect to holders of Incentive Distribution Rights, apportioned among all holders of Incentive Distribution Rights in accordance with the relative number or percentage of Incentive Distribution Rights held by each such holder.

        "Purchase Date" means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XV.

        "Quarter" means, unless the context requires otherwise, a fiscal quarter of the Partnership, or, with respect to the fiscal quarter of the Partnership that includes the IPO Closing Date, the portion of such fiscal quarter after the IPO Closing Date.

        "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 of the Code or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

        "Record Date" means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to receive notice of, or entitled to exercise rights in respect of, any lawful action of Limited Partners (including voting) or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

        "Record Holder" means (a) with respect to any class of Partnership Interests for which a Transfer Agent has been appointed, the Person in whose name a Partnership Interest of such class is registered on the books of the Transfer Agent and the Register as of the Partnership's close of business on a particular Business Day or (b) with respect to other classes of Partnership Interests, the Person in whose name any such other Partnership Interest is registered in the Register as of the Partnership's close of business on a particular Business Day.

        "Register" is defined in Section 4.5(a) of this Agreement.

        "Registration Statement" means the Registration Statement on Form S-1 (File No. 333-201221) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Public Offering.

        "Required Allocations" means any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(d)(i), Section 6.1(d) (ii), Section 6.1(d)(iv), Section 6.1(d)(v), Section 6.1(d)(vi), Section 6.1(d)(vii) or Section 6.1(d)(ix).

        "Reset MQD" is defined in Section 5.10(e).

        "Reset Notice" is defined in Section 5.10(b).

        "Restricted Common Unit" means a Common Unit (a) that was granted to the holder thereof in connection with such holder's performance of services for the Partnership, (b) that remains subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and (c) with respect to which no election was made pursuant to Section 83(b) of the Code. As set forth in the final proviso in the definition of "Outstanding," Restricted Common Units are not treated as Outstanding for purposes of Section 6.1. Upon the lapse of the "substantial risk of forfeiture" with respect to a Restricted Common Unit, for U.S. federal income tax purposes such Common Unit will be treated as having been newly issued in consideration for the performance of services and will thereafter be treated as Common Units that are not Restricted Common Units for all purposes under this Agreement, including, without limitation, for purposes of Section 6.1.

        "Retained Converted Subordinated Units" is defined in Section 5.4(c)(ii).

        "Revaluation Event" means an event that results in adjustment of the Carrying Value of each Partnership property pursuant to Section 5.4 (d).

        "Revaluation Gain" is defined in the definition of Net Termination Gain.

        "Revaluation Loss" is defined in the definition of Net Termination Loss.

        "RFO Notice" is defined in Section 7.5(a)(ii).

        "RFO Notice Period" is defined in Section 7.5(a)(i).

        "Right of First Offer" is defined in Section 7.5(a).

        "Sale Gain" is defined in the definition of Net Termination Gain.

        "Sale Loss" is defined in the definition of Net Termination Loss.

        "Second Liquidation Target Amount" is defined in Section 6.1(c)(i)(E).

        "Second Target Distribution" means $0.4063 per Unit per Quarter (or, with respect to the period commencing on the IPO Closing Date and ending on March 31, 2015, it means the product of $0.4063 multiplied by a fraction of which the numerator is equal to the number of days in such period and of which the denominator is 90), subject to adjustment in accordance with Section 5.10, Section 6.6 and Section 6.9.

        "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

        "Special Approval" means approval by a majority of the members of the Conflicts Committee acting in good faith.

        "Subordinated Units" means a Limited Partner Interest having the rights and obligations specified with respect to Subordinated Units in this Agreement. The term "Subordinated Units" does not include a Common Unit. A Subordinated Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs.

        "Subordination Period" means the period commencing on the IPO Closing Date and expiring on the first to occur of the following dates:

          (a)   the first Business Day following the distribution of Available Cash to Partners pursuant to Section 6.3(a) in respect of any Quarter beginning with the Quarter ending March 31, 2018 in respect of which (i) (A) distributions of Available Cash from Operating Surplus on each of the Outstanding Common Units, Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units, in each case with respect to each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all Outstanding Common Units, Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units, in each case in respect of such periods and (B) the Adjusted Operating Surplus for each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly

  Distribution on all of the Common Units, Subordinated Units and any other Units that are senior or equal in right of distribution to the Subordinated Units, in each case that were Outstanding during such periods on a Fully Diluted Weighted Average Basis and (ii) there are no Cumulative Common Unit Arrearages.

          (b)   the first Business Day following the distribution of Available Cash to Partners pursuant to Section 6.3(a) in respect of any Quarter beginning with the Quarter ending March 31, 2016 in respect of which (i) (A) distributions of Available Cash from Operating Surplus on each of the Outstanding Common Units, Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units, in each case with respect to the four-consecutive-Quarter period immediately preceding such date equaled or exceeded 150% of the Minimum Quarterly Distribution on all of the Outstanding Common Units, Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units, and (B) the Adjusted Operating Surplus for the four-consecutive-Quarter period immediately preceding such date equaled or exceeded 150% of the sum of the Minimum Quarterly Distribution on all of the Common Units, Subordinated Units and any other Units that are senior or equal in right of distribution to the Subordinated Units, in each case that were Outstanding during such period on a Fully Diluted Weighted Average Basis, plus the corresponding Incentive Distributions and (ii) there are no Cumulative Common Unit Arrearages.

        "Subsidiary" means, with respect to the Partnership, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by the Partnership, by one or more Subsidiaries of the Partnership or a combination thereof, (b) a partnership (whether general or limited) in which the Partnership or a Subsidiary of the Partnership is, at the date of determination, a general or limited partner of such partnership, but only if (i) more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by the Partnership, by one or more Subsidiaries of the Partnership, or a combination thereof or (ii) the Partnership, directly or indirectly through one or more Subsidiaries, or combination thereof, controls such partnership on the date of termination or (c) any other Person (other than a corporation or a partnership) in which the Partnership, one or more Subsidiaries of the Partnership, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

        "Surviving Business Entity" is defined in Section 14.2(b)(ii).

        "Target Distributions" means, collectively, the First Target Distribution, Second Target Distribution and Third Target Distribution.

        "Tax Matters Partner" is defined in Section 9.3.
        "Third Target Distribution" means $0.4875 per Unit per Quarter (or, with respect to the period commencing on the IPO Closing Date and ending on March 31, 2015, it means the product of $0.4875 multiplied by a fraction of which the numerator is equal to the number of days in such period and of which the denominator is 90), subject to adjustment in accordance with Section 5.10, Section 6.6 and Section 6.9.

        "Trading Day" means a day on which the principal National Securities Exchange on which the referenced Partnership Interests of any class are listed or admitted for trading is open for the transaction of business or, if such Partnership Interests are not listed or admitted for trading on any National Securities Exchange, a day on which banking institutions in New York City are not legally required to be closed.

        "Transaction Documents" is defined in Section 7.1(b).

        "Transfer" is defined in Section 4.4(a).

        "Transferee" means a Person who has received Partnership Interests by means of a Transfer.

        "Transfer Agent" means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as may be appointed from time to time by the General Partner to act as registrar and transfer agent for any class of Partnership Interests in accordance with the Exchange Act and the rules of the National Securities Exchange on which such Partnership Interests are listed (if any); provided that, if no such Person is appointed as registrar and transfer agent for any class of Partnership Interests, the General Partner shall act as registrar and transfer agent for such class of Partnership Interests.

        "Treasury Regulation" means the United States Treasury regulations promulgated under the Code.

        "Underwriting Agreement" means that certain Underwriting Agreement dated as of            , 2015 among the IPO Underwriters, the General Partner and the Partnership in connection with the Initial Public Offering providing for the purchase of Common Units by the IPO Underwriters.

        "Unit" means a Partnership Interest that is designated by the General Partner as a "Unit" and shall include Common Units and Subordinated Units but shall not include Incentive Distribution Rights.

        "Unit Majority" means (i) during the Subordination Period, at least a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates), voting as a class, and at least a majority of the Outstanding Subordinated Units, voting as a class, and (ii) after the end of the Subordination Period, at least a majority of the Outstanding Common Units.

        "United States Person" means (i) a citizen or resident of the United States, (ii) a domestic partnership, (iii) a domestic corporation, (iv) any estate (other than a foreign estate, within the meaning of Section 7701(a)(31) of the Code) and (v) any trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States person have the authority to control all or substantially all decisions of the trust, in each case within the meaning of Section 7701(a)(30) of the Code.

        "Unitholders" means the holders of Units.

        "Unpaid MQD" is defined in Section 6.1(c)(i)(B).

        "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.4(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.4(d) as of such date).

        "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.4(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.4(d)).

        "Unrecovered Initial Unit Price" means at any time, with respect to a Unit, the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an IPO Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an IPO Common Unit, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of such Units. The Unrecovered Initial Unit Price shall be determined by reference to the Initial Unit Price per Common Unit in the Initial Public Offering.

        "Unrestricted Person" means (a) each Indemnitee, (b) each Partner, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member, a General Partner or any Departing General Partner or any Affiliate of any Group Member, a General Partner or any Departing General Partner and (d) any Person the General Partner designates as an "Unrestricted Person" for purposes of this Agreement from time to time.

        "U.S. GAAP" means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

        "Voting Securities" of a Person shall mean securities of any class of such Person entitling the holders thereof to vote in the election of, or to appoint, members of the board of directors or other similar governing body of the Person; provided, that if such Person is a limited partnership, Voting Securities of such Person shall be the general partner interest in such Person.

        "Working Capital Borrowings" means borrowings incurred pursuant to a credit facility, commercial paper facility or similar financing arrangement that are used solely for working capital purposes or to pay distributions to the Partners; provided that when such borrowings are incurred it is the intent of the borrower to repay such borrowings within 12 months from the date of such borrowings other than from additional Working Capital Borrowings.

        Section 1.2    Construction.     Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms "include," "includes," "including" or words of like import shall be deemed to be followed by the words "without limitation"; and (d) the terms "hereof," "herein" or "hereunder" refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. The General Partner has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. Any construction or interpretation of this Agreement by the General Partner and any action taken pursuant thereto and any determination made by the General Partner in good faith shall, in each case, be conclusive and binding on all Record Holders and all other Persons for all purposes.

ARTICLE II

ORGANIZATION

        Section 2.1    Formation; Conversion.     The Partnership was formed as a limited partnership pursuant to the provisions of the Delaware Act on August 8, 2014. The General Partner and the Organizational Limited Partner entered into the Agreement of Limited Partnership of Sol-Wind Renewable Power, LP as of August 8, 2014, and the General Partner and the Initial Limited Partners hereby amend and restate the Agreement of Limited Partnership of Sol-Wind Renewable Power, LP, in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the record owner thereof for all purposes.

        Section 2.2    Name.     The name of the Partnership shall be "Sol-Wind Renewable Power, LP". Subject to applicable law, the Partnership's business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

        Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices.     Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 160 Greentree Drive, Suite 101, Dover DE 19904, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be National Registered Agents, Inc. The principal office of the Partnership shall be located at 405 Lexington Avenue, Suite 732, New York, New York 10174, or such place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate. The address of the General Partner shall be 405 Lexington Avenue, Suite 732, New York, New York 10174, or such place as the General Partner may from time to time designate by notice to the Limited Partners.

        Section 2.4    Purpose and Business.     The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly, in any business activity that the General Partner determines would be reasonably likely to cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve the conduct by the Partnership of any business and may decline to do so free of any duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity and the General Partner in determining whether to propose or approve the conduct by the Partnership of any business shall be permitted to do so in its sole and absolute discretion.

        Section 2.5    Powers.     The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

        Section 2.6    Term.     The term of the Partnership commenced upon the filing of its Certificate of Limited Partnership in accordance with Section 17-217 of the Delaware Act and shall continue until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

        Section 2.7    Title to Partnership Assets.     Title to the assets of the Partnership, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such assets of the Partnership or any portion thereof. Title to any or all assets of the Partnership may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees of the General Partner or its Affiliates, as the General Partner may determine. The General Partner hereby declares and warrants that any assets of the Partnership for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees of the General Partner or its Affiliates shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the

Partnership or one or more of the Partnership's designated Affiliates as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to any successor General Partner. All assets of the Partnership shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such assets of the Partnership is held.

        Section 2.8    Power of Attorney

          (a)   Each Limited Partner hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to:

              (i)  execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Articles IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Interests issued pursuant to Section 5.5; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger or conversion) relating to a merger, consolidation or conversion of the Partnership pursuant to Article XIV; and

             (ii)  execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.8(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

          Nothing contained in this Section 2.8(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

          (b)   The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by, the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner and the Transfer of all or any portion of such Limited Partner's Limited Partner Interest and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives. Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney, and each such Limited Partner, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator may request in order to effectuate this Agreement and the purposes of the Partnership.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

        Section 3.1    Limitation of Liability.     The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

        Section 3.2    Management of Business.     No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. No action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall be deemed to be participating in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) nor shall any such action affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

        Section 3.3    Rights of Limited Partners.

          (a)   Each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a Limited Partner in the Partnership as determined by the General Partner, upon reasonable written demand stating the purpose of such demand, and at such Limited Partner's own expense to obtain:

              (i)  from the General Partner either (A) the Partnership's most recent filings with the Commission on Form 10-K and any subsequent filings on Form 10-Q and 8-K or (B) if the Partnership is no longer subject to the reporting requirements of the Exchange Act, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act or any successor or similar rule or regulation under the Securities Act (provided that the foregoing materials shall be deemed to be available to a Limited Partner in satisfaction of the requirements of this Section 3.3(a)(i) if posted on or accessible through the Partnership's or the Commission's website);

             (ii)  a current list of the name and last known business, residence or mailing address of each Partner;

            (iii)  a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed; and

            (iv)  such other information regarding the affairs of the Partnership as the General Partner determines is just and reasonable.

          (b)   The rights to information granted the Limited Partners pursuant to Section 3.3(a) replace in their entirety any rights to information provided for in Section 17-305(a) of the Delaware Act and each of the Partners and each other Person or Group who acquires an interest in Partnership Interests hereby agrees to the fullest extent permitted by law that they do not have any rights as Partners to receive any information either pursuant to Sections 17-305(a) of the Delaware Act or otherwise except for the information identified in Section 3.3(a).

          (c)   The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable:

              (i)  any information that the General Partner reasonably believes to be in the nature of trade secrets; or

             (ii)  other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or regulation or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.3).

          (d)   Notwithstanding any other provision of this Agreement or Section 17-305 of the Delaware Act, each of the Partners, each other Person or Group who acquires an interest in a Partnership Interest and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Partnership or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Partnership or any Indemnitee relating to the affairs of the Partnership except pursuant to the applicable rules of discovery relating to litigation commenced by such Person or Group.

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

        Section 4.1    Certificates.     Owners of Partnership Interests and, where appropriate, Derivative Partnership Interests, shall be recorded in the Register and ownership of such interests shall be evidenced by a physical certificate or book entry notation in the Register. Notwithstanding anything to the contrary in this Agreement, unless the General Partner shall determine otherwise in respect of some or all of any or all classes of Partnership Interests and Derivative Partnership Interests, Partnership Interests and Derivative Partnership Interests shall not be evidenced by physical certificates. Certificates, if any, shall be executed on behalf of the Partnership by the Chief Executive Officer, President, Chief Financial Officer or any Vice President and the Secretary, any Assistant Secretary, or other authorized officer of the General Partner, and shall bear the legend set forth in Section 4.8(e). The signatures of such officers upon a certificate may be facsimiles. In case any officer who has signed or whose signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Partnership with the same effect as if he were such officer at the date of its issuance. If a Transfer Agent has been appointed for a class of Partnership Interests, no Certificate for such class of Partnership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that, if the General Partner elects to cause the Partnership to issue Partnership Interests of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Partnership Interests have been duly registered in accordance with the directions of the Partnership. Subject to the requirements of Section 6.7(b) and Section 6.7(c) , if Common Units are evidenced by Certificates, on or after the date on which Subordinated Units are converted into Common Units pursuant to the terms of Section 5.6, the Record Holders of such Subordinated Units (i) if the Subordinated Units are evidenced by Certificates, may exchange such Certificates for Certificates evidencing the Common Units into which such Record Holder's Subordinated Units converted, or (ii) if the Subordinated Units are not evidenced by Certificates, shall be issued Certificates evidencing the Common Units into which such Record Holders' Subordinated Units converted. With respect to any Partnership Interests that are represented by physical certificates, the General Partner may determine that such Partnership Interests will no longer be represented by physical certificates and may, upon written notice to the holders of such Partnership Interests and subject to applicable law, take whatever actions it deems necessary or appropriate to cause such Partnership Interests to be registered in book entry or global form and may cause such physical certificates to be cancelled or deemed cancelled.

        Section 4.2    Mutilated, Destroyed, Lost or Stolen Certificates.

          (a)   If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Interests or Derivative Partnership Interests as the Certificate so surrendered.

          (b)   The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued, if the Record Holder of the Certificate:

              (i)  makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

             (ii)  requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

            (iii)  if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

            (iv)  satisfies any other reasonable requirements imposed by the General Partner or the Transfer Agent.

          If a Limited Partner fails to notify the General Partner within a reasonable period of time after such Limited Partner has notice of the loss, destruction or theft of a Certificate, and a Transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, to the fullest extent permitted by law, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such Transfer or for a new Certificate.

          (c)   As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

        Section 4.3    Record Holders.     The names and addresses of Partners as they appear in the Register shall be the official list of Record Holders of the Partnership Interests for all purposes. The Partnership and the General Partner shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person or Group, regardless of whether the Partnership or the General Partner shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person or Group in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Person on the other, such representative Person shall be the Limited Partner with respect to such Partnership Interest upon becoming the Record Holder in accordance with Section 10.1(b) and have the rights and obligations of a Partner hereunder as, and to the extent, provided herein, including Section 10.1(c).

        Section 4.4    Transfer Generally.

          (a)   The term "Transfer," when used in this Agreement with respect to a Partnership Interest, shall mean a transaction (i) by which the General Partner assigns all or any part of its General Partner Interest to another Person or by which a holder of Incentive Distribution Rights assigns all or any part of its Incentive Distribution Rights to another Person, and includes a transfer, sale, assignment, gift, Encumbrance, hypothecation, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest (other than an Incentive Distribution Right) makes any direct or indirect transfer, sale, assignment, gift, Encumbrance, hypothecation, exchange or any other disposition by law or otherwise and, without limiting the generality of the foregoing, any distribution, transfer, assignment or other disposition of any Limited Partner Interest, whether voluntary, involuntary or pursuant to any dissolution, liquidation or termination of such Person, to such Person's members, stockholders, partners or other interest holders shall constitute a "Transfer" of a Limited Partner Interest (for the avoidance of doubt, with respect to a Limited Partner, any transfer, sale, assignment, gift, Encumbrance, hypothecation, exchange or other disposition of any interest in such Limited Partner, by such Limited Partner or any interest holder of such Limited Partner shall be deemed to be an indirect transfer of a Limited Partner Interest hereunder).

          (b)   No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void, and the Partnership shall have no obligation to effect or recognize any such Transfer or purported Transfer. The Partnership may issue stop Transfer instructions to any Transfer Agent in order to implement any restriction on Transfer contemplated by this Agreement.

          (c)   Nothing contained in this Agreement shall be construed to prevent or limit a disposition by any stockholder, member, partner or other owner of the General Partner of any or all of the shares of stock, membership interests, partnership interests or other ownership interests in the General Partner and the term "Transfer" shall not include any such disposition.

        Section 4.5    Registration and Transfer of Limited Partner Interests.

          (a)   The General Partner shall keep, or cause to be kept by the Transfer Agent on behalf of the Partnership, one or more registers in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the registration and Transfer of Limited Partner Interests, and any Derivative Partnership Interests as applicable, shall be recorded (the "Register").

          (b)   The General Partner shall not recognize any Transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited Partner Interests are surrendered for registration of Transfer. No charge shall be imposed by the General Partner for such Transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith. Upon surrender of a Certificate for registration of Transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of this Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Certificates evidencing Limited Partner Interests for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated Transferee or Transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered. Upon the proper surrender of a Certificate, such Transfer shall be recorded in the Register.

          (c)   By acceptance of any Limited Partner Interests pursuant to a Transfer in accordance with this Article IV, each Transferee of a Limited Partner Interest (including any nominee, or agent or representative acquiring such Limited Partner Interests for the account of another Person or Group) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so Transferred to such Person when any such Transfer or admission is reflected in the Register and such Person becomes the Record Holder of the Limited Partner Interests so Transferred, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) shall be deemed to represent that the Transferee has the capacity, power and authority to enter into this Agreement and (iv) shall be deemed to make any consents, acknowledgements or waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The Transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

          (d)   Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.8, (iv) with respect to any class or series of Limited Partner Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Limited Partner and (vi) provisions of applicable law, including the Securities Act, Limited Partner Interests shall be freely transferable.

        Section 4.6    Transfer of the General Partner's General Partner Interest.

          (a)   Subject to Section 4.6(b), the General Partner may at its option Transfer all or any part of its General Partner Interest without the approval of holders of a Unit Majority or the approval of the holders of the Incentive Distribution Rights.

          (b)   Notwithstanding anything herein to the contrary, no Transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the Transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such Transfer would not result in the loss of limited liability of any Limited Partner under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such Transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a Transfer pursuant to and in compliance with this Section 4.6, the

  Transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership as the General Partner effective immediately prior to the Transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

        Section 4.7    Transfer of Incentive Distribution Rights.     The General Partner or any other holder of Incentive Distribution Rights may Transfer any or all of its Incentive Distribution Rights without the approval of holders of a Unit Majority.

        Section 4.8    Restrictions on Transfers.

          (a)   Except as provided in Section 4.8(d), notwithstanding the other provisions of this Article IV, no Transfer of any Partnership Interests shall be made if such Transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such Transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

          (b)   The General Partner may impose restrictions on the Transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary to (i) avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes (to the extent not already so treated or taxed) or (ii) preserve the uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then listed or admitted to trading must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

          (c)   The Transfer of an IDR Reset Common Unit that was issued in connection with an IDR Reset Election pursuant to Section 5.10 shall be subject to the restrictions imposed by Section 6.8(b) and Section 6.8(c). The Transfer of a Subordinated Unit or a Common Unit issued upon conversion of a Subordinated Unit shall be subject to the restrictions imposed by Section 6.7(b) and Section 6.7(c).

          (d)   Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.

          (e)   Each certificate or book-entry evidencing Partnership Interests shall bear a conspicuous legend in substantially the following form:

          THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF SOL-WIND RENEWABLE POWER, LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF SOL-WIND RENEWABLE POWER, LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE SOL-WIND RENEWABLE POWER, LP TO BE TREATED AS AN ASSOCIATION TAXABLE

  AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). SOL-WIND, LLC, THE GENERAL PARTNER OF SOL-WIND RENEWABLE POWER, LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO (A) AVOID A SIGNIFICANT RISK OF SOL-WIND RENEWABLE POWER, LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES OR (B) IN THE CASE OF LIMITED PARTNER INTERESTS, PRESERVE THE UNIFORMITY THEREOF (OR ANY CLASS OR CLASSES OF LIMITED PARTNER INTERESTS). THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

        Section 5.1    Organizational Contributions.     In connection with the formation of the Partnership as described in Section 2.1, (a) the General Partner was admitted as the General Partner of the Partnership and (b) the Organizational Limited Partner was admitted as a Limited Partner of the Partnership.

        Section 5.2    Contributions by Limited Partners and the General Partner.

          (a)   On the IPO Closing Date and pursuant to the Underwriting Agreement, each IPO Underwriter will contribute cash to the Partnership in exchange for the issuance by the Partnership of Common Units to each IPO Underwriter, all as set forth in the Underwriting Agreement.

          (b)   Upon the exercise, if any, of the Over-Allotment Option, each IPO Underwriter shall contribute cash to the Partnership in exchange for the issuance by the Partnership of Common Units to each IPO Underwriter, all as set forth in the Underwriting Agreement.

          (c)   No Limited Partner Interests will be issued or issuable as of or at the IPO Closing Date other than (i) the Common Units and Subordinated Units issued to the Initial Limited Partners, (ii) the Common Units issued to the IPO Underwriters as described in subparagraphs (a) and (b) of this Section 5.2, (iii) the Incentive Distribution Rights issued to the General Partner and (iv) any Restricted Common Units issued at the IPO Closing Date pursuant to the Long-Term Incentive Plan.

          (d)   No Limited Partner will be required to make any additional Capital Contribution to the Partnership pursuant to this Agreement.

        Section 5.3    Interest and Withdrawal.     No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions.

        Section 5.4    Capital Accounts.

          (a)   The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee, agent or representative in any case in which the nominee, agent or representative has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation section 1.704-1(b)(2)(iv). As of the IPO Closing Date, the Capital Account balance attributable to the Common Units and Subordinated Units issued to the Initial Limited Partners and the IPO Underwriters pursuant to Section 5.2 shall equal the product of the number of Common Units and Subordinated Units issued to the Initial Limited Partners and the IPO Underwriters, respectively, and the Initial Unit Price for each such Common Unit and such and Subordinated Unit (and the Capital Account balance attributable to each such Common Unit and Subordinated Unit shall equal its Initial Unit Price). As of the IPO Closing Date, the Capital Account attributable to the Incentive Distribution Rights shall be zero. Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 5.4(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest, provided that the Capital Account of a Partner shall not be reduced by the amount of any distributions made with respect to Restricted Common Units held by such Partner and (y) all items of Partnership deduction and loss computed in accordance with Section 5.4(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

          (b)   For purposes of computing the amount of any item of income, gain, loss or deduction that is to be allocated pursuant to Article VI and is to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

              (i)  Solely for purposes of this Section 5.4, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable Group Member Agreement) of all property owned by (x) any other Group Member that is classified as a partnership for federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for federal income tax purposes of which a Group Member is, directly or indirectly, a partner, member or other equity holder.

             (ii)  All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

            (iii)  The computation of all items of income, gain, loss and deduction shall be made (x) except as otherwise provided in Treasury Regulation section 1.704-1(b)(2)(iv)(m), without regard to any election under Section 754 of the Code that may be made by the Partnership and (y) as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes.

            (iv)  To the extent an adjustment to the adjusted basis of any Partnership asset pursuant to Section 734(b) of the Code (including pursuant to Treasury Regulation section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

             (v)  In the event the Carrying Value of Partnership property is adjusted pursuant to Section 5.4(d), any Unrealized Gain resulting from such adjustment shall be treated as an item of gain and any Unrealized Loss resulting from such adjustment shall be treated as an item of loss.

            (vi)  Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

           (vii)  In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.4(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined under the rules prescribed by any reasonable method described in Treasury Regulation section 1.704-3 (as determined by the General Partner) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

          (viii)  The Gross Liability Value of each Liability of the Partnership described in Treasury Regulation section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Carrying Values. The amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such Liability of the Partnership) or an item of gain (if the adjustment decreases the Carrying Value of such Liability of the Partnership).

          (c)

              (i)  Except as otherwise provided in this Section 5.4(c), a Transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so Transferred.

             (ii)  Subject to Section 6.7(c), immediately prior to the Transfer of a Subordinated Unit or of a Subordinated Unit that has converted into a Common Unit pursuant to Section 5.6 by a holder thereof (other than a Transfer to an Affiliate unless the General Partner elects to have this subparagraph (ii) apply), the Capital Account maintained for such Person with respect to its Subordinated Units or converted Subordinated Units will (A) first, be allocated to the Subordinated Units or converted Subordinated Units to be Transferred in an amount equal to the product of (x) the number of such Subordinated Units or converted Subordinated Units to be Transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any converted Subordinated Units ("Retained Converted Subordinated Units") or Subordinated Units. Following any such allocation, the transferor's Capital Account, if any, maintained with respect to the retained Subordinated Units or Retained Converted Subordinated Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the Transferee's Capital Account established with respect to the Transferred

    Subordinated Units or Transferred converted Subordinated Units will have a balance equal to the amount allocated under clause (A) hereinabove.

            (iii)  Subject to Section 6.8(b), immediately prior to the Transfer of an IDR Reset Common Unit by a holder thereof (other than a Transfer to an Affiliate unless the General Partner elects to have this subparagraph (iii) apply), the Capital Account maintained for such Person with respect to its IDR Reset Common Units will (A) first, be allocated to the IDR Reset Common Units to be Transferred in an amount equal to the product of (x) the number of such IDR Reset Common Units to be Transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any IDR Reset Common Units. Following any such allocation, the transferor's Capital Account, if any, maintained with respect to the retained IDR Reset Common Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the Transferee's Capital Account established with respect to the Transferred IDR Reset Common Units will have a balance equal to the amount allocated under clause (A) above.

          (d)

              (i)  Consistent with Treasury Regulation section 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(h)(2), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of a Noncompensatory Option, the issuance of Partnership Interests as consideration for the provision of services (including upon the lapse of a "substantial risk of forfeiture" with respect to a Restricted Common Unit), the issuance of IDR Reset Common Units pursuant to Section 5.10, or the conversion of the Combined Interest to Common Units pursuant to Section 11.3(b), the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property; provided, however, that in the event of the issuance of a Partnership Interest pursuant to the exercise of a Noncompensatory Option where the right to share in Partnership capital represented by such Partnership Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Partnership property immediately after the issuance of such Partnership Interest shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property and the Capital Accounts of the Partners shall be adjusted in a manner consistent with Treasury Regulation section 1.704-1(b)(2)(iv)(s); provided further, however, that in the event of an issuance of Partnership Interests for a de minimis amount of cash or Contributed Property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Partnership Interest or in the event of an issuance of a de minimis amount of Partnership Interests as consideration for the provision of services, the General Partner may determine that such adjustments are unnecessary for the proper administration of the Partnership. If, upon the occurrence of a Revaluation Event described in this Section 5.4(d)(i), a Noncompensatory Option of the Partnership is outstanding, the Partnership shall adjust the Carrying Value of each Partnership property in accordance with Treasury Regulation sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2). In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests (or, in the case of a Revaluation Event resulting from the exercise of a Noncompensatory Option, immediately after the issuance of the Partnership Interest acquired pursuant to the exercise of such Noncompensatory Option) shall be determined by the General Partner using such method of valuation as it may adopt. In making its determination of the fair market values of individual properties, the General Partner may first determine an aggregate value for the assets of the

    Partnership that takes into account the current trading price of the Common Units, the fair market value of all other Partnership Interests at such time and the amount of Partnership Liabilities. The General Partner may allocate such aggregate value among the individual properties of the Partnership (in such manner as it determines appropriate). Absent a contrary determination by the General Partner, the aggregate fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a Revaluation Event shall be the value that would result in the Capital Account for each Common Unit that is Outstanding prior to such Revaluation Event being equal to the Event Issue Value.

             (ii)  In accordance with Treasury Regulation section 1.704-1(b)(2)(iv)(f), immediately prior to any distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property. In determining such Unrealized Gain or Unrealized Loss the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of a distribution that is not made pursuant to Section 12.4, be determined in the same manner as that provided in Section 5.4(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined by the Liquidator using such method of valuation as it may adopt.

        Section 5.5    Issuances of Additional Partnership Interests; Derivative Partnership Interests.

          (a)   The Partnership may issue additional Partnership Interests (other than General Partner Interests) and Derivative Partnership Interests for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.

          (b)   Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.5(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Interests), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest; (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by Certificates and assigned or Transferred; (vii) the method for determining the Percentage Interest as to such Partnership Interest; and (viii) the right, if any, of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Interest.

          (c)   The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Interests and Derivative Partnership Interests pursuant to this Section 5.5, (ii) the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, (iii) the issuance of Common Units pursuant to Section 5.10, (iv) reflecting admission of such additional Limited Partners in the Register as the Record Holders of such Limited Partner Interests and (v) all additional issuances of Partnership Interests. The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Interests being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Interests or in connection with the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Interests are listed or admitted to trading.

          (d)   No fractional Units shall be issued by the Partnership.

        Section 5.6    Conversion of Subordinated Units.

          (a)   All of the Subordinated Units shall convert into Common Units on a one-for-one basis on the expiration of the Subordination Period.

          (b)   In the event that Subordinated Units shall convert into Common Units pursuant to Section 5.6(a) at a time when there shall be more than one holder of Subordinated Units, then, unless all of the holders of the Subordinated Units shall agree to a different allocation, the Subordinated Units that are to be converted into Common Units shall be allocated among the holders of the Subordinated Units pro rata based on the number of Subordinated Units held by each such holder.

          (c)   A Subordinated Unit that has converted into a Common Unit shall be subject to the provisions of Section 6.7.

        Section 5.7    Limited Preemptive Right.     Except as provided in this Section 5.7 and Section 5.10 or as otherwise provided in a separate agreement by the Partnership, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interest, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Interests from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Interests to Persons other than the General Partner and its Affiliates, up to the extent necessary to maintain the Percentage Interests of such Person equal to that which existed immediately prior to the issuance of such Partnership Interests.

        Section 5.8    Splits and Combinations.

          (a)   Subject to Section 5.8(d), Section 6.6 and Section 6.9 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Interests to all Record Holders or may effect a subdivision or combination of Partnership Interests so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis (including any Common Unit Arrearage or Cumulative Common Unit Arrearage) or stated as a number of Units are proportionately adjusted.

          (b)   Whenever such a distribution, subdivision or combination of Partnership Interests is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice (or such shorter periods as required by applicable law). The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

          (c)   Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates or uncertificated Partnership Interests to the Record Holders of Partnership Interests as of the applicable Record Date representing the new number of Partnership Interests held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Outstanding Partnership Interests, the Partnership shall require, as a condition to the delivery to a Record Holder of Partnership Interests represented by Certificates, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

          (d)   The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.5(d) and this Section 5.8(d), each fractional Unit shall be rounded to the nearest whole Unit (with fractional Units equal to or greater than a 0.5 Unit being rounded to the next higher Unit).

        Section 5.9    Fully Paid and Non-Assessable Nature of Limited Partner Interests.     All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Act.

        Section 5.10    Issuance of Common Units in Connection with Reset of Incentive Distribution Rights.

          (a)   Subject to the provisions of this Section 5.10, the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall have the right, at any time when there are no Subordinated Units Outstanding and the Partnership has made a distribution pursuant to Section 6.4(b)(v) for each of the four most recently completed Quarters and the amount of each such distribution did not exceed Adjusted Operating Surplus for such Quarter, to make an election (the "IDR Reset Election") to cause the Minimum Quarterly Distribution and the Target Distributions to be reset in accordance with the provisions of Section 5.10(e) and, in connection therewith, the holder or holders of the Incentive Distribution Rights will become entitled to receive their respective proportionate share of a number of Common Units (the "IDR Reset Common Units") derived by dividing (i) the average amount of cash distributions made by the Partnership for the two full Quarters immediately preceding the giving of the Reset Notice (as defined in Section 5.10(b)) in respect of the Incentive Distribution Rights by (ii) the average of the cash distributions made by the Partnership in respect of each Common Unit for the two full Quarters immediately preceding the giving of the Reset Notice (the number of Common Units determined by such quotient is referred to herein as the "Aggregate Quantity of IDR Reset Common Units"). If at the time of any IDR Reset Election the General Partner and its Affiliates are not the holders of a majority interest of the Incentive Distribution Rights, then the IDR Reset Election shall be subject to the prior written concurrence of the General Partner that the conditions described in the immediately preceding sentence have been satisfied. The making of the IDR Reset Election in the manner specified in this Section 5.10 shall cause the Minimum Quarterly Distribution and the Target Distributions to be reset in accordance with the provisions of Section 5.10(e) and, in connection therewith, the holder or holders of the Incentive Distribution Rights will become entitled to receive IDR Reset Common Units on the basis specified above, without any further approval required by the General Partner or the Unitholders other than as set forth in this Section 5.10(a), at the time specified in Section 5.10(c) unless the IDR Reset Election is rescinded pursuant to Section 5.10(d).

          (b)   To exercise the right specified in Section 5.10(a), the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall deliver a written notice (the "Reset Notice") to the Partnership. Within 10 Business Days after the receipt by the Partnership of such Reset Notice, the Partnership shall deliver a written notice to the holder or holders of the Incentive Distribution Rights of the Partnership's determination of the Aggregate Quantity of IDR Reset Common Units that each holder of Incentive Distribution Rights will be entitled to receive.

          (c)   The holder or holders of the Incentive Distribution Rights will be entitled to receive the Aggregate Quantity of IDR Reset Common Units on the fifteenth Business Day after receipt by the Partnership of the Reset Notice; provided, however, that the issuance of IDR Reset Common Units to the holder or holders of the Incentive Distribution Rights shall not occur prior to the approval of the listing or admission for trading of such IDR Reset Common Units by the principal National Securities Exchange upon which the Common Units are then listed or admitted for trading if any such approval is required pursuant to the rules and regulations of such National Securities Exchange.

          (d)   If the principal National Securities Exchange upon which the Common Units are then traded has not approved the listing or admission for trading of the IDR Reset Common Units to be issued pursuant to this Section 5.10 on or before the 30th calendar day following the Partnership's receipt of the Reset Notice and such approval is required by the rules and regulations of such National Securities Exchange, then the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall have the right to either rescind the IDR Reset Election or elect to receive other Partnership Interests having such terms as the General Partner may approve, with the approval of the Conflicts Committee, that will provide (i) the same economic value, in the aggregate, as the Aggregate Quantity of IDR Reset Common Units would have had at the time of the Partnership's receipt of the Reset Notice, as determined by the General Partner, and (ii) for the subsequent conversion of such Partnership Interests into Common Units within not more than 12 months following the Partnership's receipt of the Reset Notice upon the satisfaction of one or more conditions that are reasonably acceptable to the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights).

          (e)   The Minimum Quarterly Distribution and the Target Distributions shall be adjusted at the time of the issuance of IDR Reset Common Units or other Partnership Interests pursuant to this Section 5.10 such that (i) the Minimum Quarterly Distribution shall be reset to equal the average cash distribution amount per Common Unit for the two Quarters immediately prior to the Partnership's receipt of the Reset Notice (the "Reset MQD"), (ii) the First Target Distribution shall be reset to equal 115% of the Reset MQD, (iii) the Second Target Distribution shall be reset to equal 125% of the Reset MQD and (iv) the Third Target Distribution shall be reset to equal 150% of the Reset MQD.

          (f)    Upon the issuance of IDR Reset Common Units pursuant to Section 5.10(a), the Capital Account maintained with respect to the Incentive Distribution Rights will (i) first, be allocated to IDR Reset Common Units in an amount equal to the product of (A) the Aggregate Quantity of IDR Reset Common Units and (B) the Per Unit Capital Amount for an IPO Common Unit, and (ii) second, as to any remaining balance in such Capital Account, will be retained by the holder of the Incentive Distribution Rights. If there is not sufficient capital associated with the Incentive Distribution Rights to allocate the full Per Unit Capital Amount for an IPO Common Unit to the IDR Reset Common Units in accordance with clause (i) of this Section 5.10(f) , the IDR Reset Common Units shall be subject to Sections 6.1(d)(x)(B) and (C).

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

        Section 6.1    Allocations     For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 5.4(b)) for each taxable period shall be allocated among the Partners as provided herein below. As set forth in the definition of "Outstanding,"

Restricted Common Units shall not be considered to be Outstanding Common Units for purposes of this Section 6.1 and references herein to Unitholders holding Common Units shall be to such Unitholders solely with respect to their Common Units other than Restricted Common Units.

          (a)   Net Income. Net Income for each taxable period (including a pro rata portion of each item of income, gain, loss and deduction taken into account in computing Net Income for such taxable period) shall be allocated as follows:

              (i)  First, to the General Partner in respect of its General Partner Interest until the aggregate amount of Net Income allocated to the General Partner pursuant to this Section 6.1(a)(i) for the current and all previous taxable periods is equal to the aggregate amount of Net Loss allocated to the General Partner pursuant to Section 6.1(b)(ii) for all previous taxable periods; and

             (ii)  The balance, if any, to all Unitholders, Pro Rata.

          (b)   Net Loss. Net Loss for each taxable period (including a pro rata portion of each item of income, gain, loss and deduction taken into account in computing Net Loss for such taxable period) shall be allocated as follows:

              (i)  First, to the Unitholders, Pro Rata; provided, that Net Losses shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account); and

             (ii)  The balance, if any, 100% to the General Partner in respect of its General Partner Interest.

          (c)   Net Termination Gains and Losses. Net Termination Gain or Net Termination Loss (including a pro rata part of each item of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss) for such taxable period shall be allocated in the manner set forth in this Section 6.1(c). All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Section 6.4 and Section 6.5 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4; and provided, further, that Net Termination Gain or Net Termination Loss attributable to (i) Liquidation Gain or Liquidation Loss shall be allocated on the last day of the taxable period during which such Liquidation Gain or Liquidation Loss occurred, (ii) Sale Gain or Sale Loss shall be allocated as of the time of the sale or disposition giving rise to such Sale Gain or Sale Loss and allocated to the Partners consistent with the proviso set forth in Section 6.2(f) and (iii) Revaluation Gain or Revaluation Loss shall be allocated on the date of the Revaluation Event giving rise to such Revaluation Gain or Revaluation Loss.

              (i)  Except as provided in Section 6.1(c)(iv), and subject to the provisions set forth in the last sentence of this Section 6.1(c)(i), Net Termination Gain (including a pro rata part of each item of income, gain, loss, and deduction taken into account in computing Net Termination Gain) shall be allocated in the following order and priority:

              (A)  First, to each Partner having a deficit balance in its Adjusted Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Adjusted Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Adjusted Capital Account;

              (B)  Second, to all Unitholders holding Common Units, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its

      Unrecovered Initial Unit Price, (2) if the Net Termination Gain is attributable to Revaluation Gain, the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(i) or Section 6.4(b)(i) with respect to such Common Unit for such Quarter (the amount determined pursuant to this clause (2) is hereinafter referred to as the "Unpaid MQD") and (3) any then existing Cumulative Common Unit Arrearage;

              (C)  Third, if such Net Termination Gain is recognized (or is deemed to be recognized) prior to the conversion of the last Outstanding Subordinated Unit into a Common Unit, to all Unitholders holding Subordinated Units, Pro Rata, until the Capital Account in respect of each Subordinated Unit then Outstanding equals the sum of (1) its Unrecovered Initial Unit Price, determined for the taxable period (or portion thereof) to which this allocation of gain relates, and (2) if the Net Termination Gain is attributable to Revaluation Gain, the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(iii) with respect to such Subordinated Unit for such Quarter;

              (D)  Fourth, to all Unitholders, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, (2) the Unpaid MQD, if applicable, (3) any then existing Cumulative Common Unit Arrearage, and (4) the excess of (aa) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter after the Closing Date or the date of the most recent IDR Reset Election, if any, over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(a)(iv) and Section 6.4(b)(ii) with respect to such Common Unit for such period (the sum of (1), (2), (3) and (4) is hereinafter referred to as the "First Liquidation Target Amount");

              (E)  Fifth, (x) 15% to the holders of the Incentive Distribution Rights, Pro Rata, and (y) 85% to all Unitholders, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the First Liquidation Target Amount, and (2) the excess of (aa) the Second Target Distribution less the First Target Distribution for each Quarter after the Closing Date or the date of the most recent IDR Reset Election, if any, over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(a)(v) and Section 6.4(b)(iii) with respect to such Common Unit for such period (the sum of (1) and (2) is hereinafter referred to as the "Second Liquidation Target Amount");

              (F)  Sixth, (x) 25% to the holders of the Incentive Distribution Rights, Pro Rata, and (y) 75% to all Unitholders, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the Second Liquidation Target Amount, and (2) the excess of (aa) the Third Target Distribution less the Second Target Distribution for each Quarter after the Closing Date or the date of the most recent IDR Reset Election, if any, over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(a)(vi) and Section 6.4(b)(iv) with respect to such Common Unit for such period; and

              (G)  Finally, (x) 50% to the holders of the Incentive Distribution Rights, Pro Rata, and (y) 50% to all Unitholders, Pro Rata.

          Notwithstanding the foregoing provisions in this Section 6.1(c)(i), the General Partner may adjust the amount of any Net Termination Gain arising in connection with a Revaluation Event that is allocated to the holders of Incentive Distribution Rights in a manner that will result (i) in the Capital Account for each Common Unit that is Outstanding prior to such Revaluation Event being equal to the Event Issue Value and (ii) to the greatest extent possible, the Capital Account with respect to the Incentive Distribution Rights that are Outstanding prior to such Revaluation Event being equal to the amount of Net Termination Gain that would be allocated to the holders of the Incentive Distribution Rights pursuant to this Section 6.1(c)(i) if (i) the Capital Accounts with respect to all Partnership Interests that were Outstanding immediately prior to such Revaluation Event were equal to zero and (ii) the aggregate Carrying Value of all Partnership property equaled the aggregate amount of all Partnership Liabilities.

             (ii)  Except as otherwise provided by Section 6.1(c)(iii) or Section 6.1(c)(iv), Net Termination Loss (including a pro rata part of each item of income, gain, loss, and deduction taken into account in computing Net Termination Loss) shall be allocated:

              (A)  First, if Subordinated Units remain Outstanding, to all Unitholders holding Subordinated Units, Pro Rata, until the Adjusted Capital Account in respect of each Subordinated Unit then Outstanding has been reduced to zero;

              (B)  Second, to all Unitholders holding Common Units, Pro Rata, until the Adjusted Capital Account in respect of each Common Unit then Outstanding has been reduced to zero; and

              (C)  The balance, if any, 100% to the General Partner.

            (iii)  Net Termination Loss attributable to Revaluation Loss prior to the conversion of the last Outstanding Subordinated Unit and prior to the Liquidation Date shall be allocated:

              (A)  First, to the Unitholders, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding equals the Event Issue Value; provided that Net Termination Loss shall not be allocated pursuant to this Section 6.1(c)(iii) (A) to the extent such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit in its Adjusted Capital Account);

              (B)  Second, to all Unitholders holding Subordinated Units, Pro Rata; provided, however, that Net Termination Loss shall not be allocated pursuant to this Section 6.1(c)(iii)(B) to the extent such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit in its Adjusted Capital Account); and

              (C)  The balance, if any, to the General Partner.

            (iv)  If (A) a Net Termination Loss has been allocated pursuant to Section 6.1(c)(iii), (B) a Net Termination Gain or Net Termination Loss subsequently occurs (other than as a result of a Revaluation Event) prior to the conversion of the last Outstanding Subordinated Unit and (C) after tentatively making all allocations of such Net Termination Gain or Net Termination Loss provided for in Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable, the Capital Account in respect of each Common Unit then Outstanding does not equal the amount such Capital Account would have been if Section 6.1(c)(iii) had not been part of this Agreement and all prior allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable, then items of income, gain, loss and deduction included in such Net Termination Gain or Net Termination Loss, as applicable, shall be specially allocated to the General Partner and all Unitholders in a manner that will, to the maximum extent possible, cause the Capital Account in respect of each Common Unit then Outstanding to equal the amount such Capital Account would have been if all allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable.

          (d)   Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period in the following order:

              (i)  Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Section 6.1(d)(vi) and Section 6.1(d)(vii)). This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation section 1.704-2(f) and shall be interpreted consistently therewith.

             (ii)  Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d), other than Section 6.1(d)(i) and other than an allocation pursuant to Section 6.1(d)(vi) and Section 6.1(d)(vii), with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation section 1.704-2(i)(4) and shall be interpreted consistently therewith.

            (iii)  Priority Allocations.

              (A)  If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.4) with respect to an Outstanding Unit with respect to a taxable period exceeds the amount of cash or the Net Agreed Value of property distributed with respect to another Outstanding Unit with respect to the same taxable period (the amount of the excess, an "Excess Distribution" and the Unit with respect to which the greater distribution is paid, an "Excess Distribution Unit"), then there shall be allocated gross income and gain to each Unitholder receiving an Excess Distribution with respect to the Excess Distribution Unit until the aggregate amount of such items allocated with respect to such Excess Distribution Unit pursuant to this Section 6.1(d)(iii)(A) for the current taxable period and all previous taxable periods is equal to the amount of the Excess Distribution.

              (B)  After the application of Section 6.1(d)(iii)(A), all or any portion of the remaining items of Partnership gross income or gain for the taxable period, if any, shall be allocated to the holders of Incentive Distribution Rights, Pro Rata, until the aggregate amount of such items allocated to the holders of Incentive Distribution Rights pursuant to this Section 6.1(d)(iii)(B) for the current taxable period and all previous taxable periods is equal to the cumulative amount of all Incentive Distributions made to the holders of Incentive Distribution Rights from the IPO Closing Date to a date 45 days after the end of the current taxable period.

            (iv)  Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership gross income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(d)(iv) were not in this Agreement.

             (v)  Gross Income Allocation. In the event any Partner has a deficit balance in its Capital Account at the end of any taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account after all other allocations provided for in this Section 6.1 have been tentatively made as if Section 6.1(d)(iv) and this Section 6.1(d)(v) were not in this Agreement.

            (vi)  Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners Pro Rata. If the General Partner determines that the Partnership's Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

           (vii)  Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

          (viii)  Nonrecourse Liabilities. For purposes of Treasury Regulation section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated first, to any Partner that contributed property to the Partnership in proportion to and to the extent of the amount by which each such Partner's share of any Section 704(c) built-in gains exceeds such Partner's share of Nonrecourse Built-in Gain, and second, among the Partners Pro Rata.

            (ix)  Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code (including pursuant to Treasury Regulation section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as a result of a distribution to a Partner in complete liquidation of such Partner's interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) take into account pursuant to Section 5.4, and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

             (x)  Economic Uniformity; Changes in Law.

              (A)  At the election of the General Partner with respect to any taxable period ending upon, or after, the termination of the Subordination Period, all or a portion of the remaining items of Partnership gross income or gain for such taxable period, after taking into account allocations pursuant to Section 6.1(d)(iii), shall be allocated 100% to each Partner holding Subordinated Units that are Outstanding as of the termination of the Subordination Period ("Final Subordinated Units") in the proportion of the number of Final Subordinated Units held by such Partner to the total number of Final Subordinated Units then Outstanding, until each such Partner has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such Final Subordinated Units to an amount that after taking into account the other allocations of income, gain, loss and deduction to be made with respect to such taxable period will equal the product of (1) the number of Final Subordinated Units held by such Partner and (2) the Per Unit Capital Amount for an Outstanding Common Unit. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying Final Subordinated Units and the Capital Accounts underlying Common Units held by Persons other than the General Partner and its Affiliates immediately prior to the conversion of such Final Subordinated Units into Common Units. This allocation method for establishing such economic uniformity will be available to the General Partner only if the method for allocating the Capital Account maintained with respect to the Subordinated Units between the Transferred and retained Subordinated Units pursuant to Section 5.4(c)(ii) does not otherwise provide such economic uniformity to the Final Subordinated Units.

              (B)  If a Revaluation Event occurs during any taxable period of the Partnership ending upon, or after, the issuance of IDR Reset Common Units pursuant to Section 5.10, after the application of Section 6.1(d)(x)(A), any Unrealized Gains and Unrealized Losses shall be allocated among the Partners in a manner that to the nearest extent possible results in the Capital Accounts maintained with respect to such IDR Reset Common Units issued pursuant to Section 5.10 equaling the product of (A) the Aggregate Quantity of IDR Reset Common Units and (B) the Per Unit Capital Amount for an IPO Common Unit.

              (C)  With respect to any taxable period during which an IDR Reset Unit is Transferred to any Person who is not an Affiliate of the transferor, all or a portion of the remaining items of Partnership gross income or gain for such taxable period shall be allocated 100% to the transferor Partner of such Transferred IDR Reset Common Unit until such transferor Partner has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such Transferred IDR Reset Unit to an amount equal to the Per Unit Capital Amount for an IPO Common Unit.

              (D)  For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof) that are publicly traded as a single class, the General Partner shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations of income, gain, loss, deduction, Unrealized Gain or Unrealized Loss; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.1(d)(x)(D) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership.

            (xi)  Curative Allocation.

              (A)  Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of gross income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. In exercising its discretion under this Section 6.1(d)(xi)(A), the General Partner may take into account future Required Allocations that, although not yet made, are likely to offset other Required Allocations previously made. Allocations pursuant to this Section 6.1(d)(xi)(A) shall only be made with respect to Required Allocations to the extent the General Partner determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners.

              (B)  The General Partner shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(d)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.

           (xii)  Equalization of Capital Accounts With Respect to Privately Placed Units. Net Termination Gain or Net Termination Loss deemed recognized as a result of a Revaluation Event shall first be allocated to the (A) Unitholders holding Privately Placed Units or (B) Unitholders holding Common Units, Pro Rata, as applicable, to the extent necessary to cause the Capital Account in respect of each Privately Placed Unit then Outstanding to equal the Capital Account in respect of each Common Unit (other than Privately Placed Units) then Outstanding.

          (xiii)  Special Curative Allocation in Event of Liquidation Prior to Conversion of the last Outstanding Subordinated Unit. Notwithstanding any other provision of this Section 6.1 (other than the Required Allocations), if (A) the Liquidation Date occurs prior to the conversion of the last Outstanding Subordinated Unit and (B) after having made all other allocations provided for in this Section 6.1 for the taxable period in which the Liquidation Date occurs, the Capital Account in respect of each Common Unit then Outstanding does not equal the amount such Capital Account would have been if Section 6.1(c)(iii) and Section 6.1(c)(iv) had not been part of this Agreement and all prior allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable, then items of income, gain, loss and deduction for such taxable period shall be reallocated among the General Partner and all Unitholders in a manner determined appropriate by the General Partner so as to cause, to the maximum extent possible, the Capital Account in respect of each Common Unit to equal the amount such Capital Account would have been if all prior allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable. For the avoidance of doubt, the reallocation of items set forth in the immediately preceding sentence provides that, to the extent necessary to achieve the Capital Account balances described above, (x) items of income and gain that would otherwise be included in Net Income or Net Loss, as the case may be, for the taxable period in which the Liquidation Date occurs, shall be reallocated from the Unitholders holding Subordinated Units to Unitholders holding Common Units and (y) items of deduction and loss that would otherwise be included in Net Income or Net Loss, as the case may be, for the taxable period in which the Liquidation Date occurs shall be reallocated from Unitholders holding Common Units to the Unitholders holding Subordinated Units. In the event that (i) the Liquidation Date occurs on or before the date (not including any extension of time prescribed by law for the filing of the Partnership's federal income tax return for the taxable period immediately prior to the taxable period in which the Liquidation Date occurs and (ii) the reallocation of items for the taxable period in which the Liquidation Date occurs as set forth above in this Section 6.1(d)(xiii) fails to achieve the Capital Account balances described above, items of income, gain, loss and deduction that would otherwise be included in the Net Income or Net Loss, as the case may be, for such prior taxable period shall be reallocated among all Unitholders in a manner that will, to the maximum extent possible and after taking into account all other allocations made pursuant to this Section 6.1(d)(xiii), cause the Capital Account in respect of each Common Unit to equal the amount such Capital Account would have been if all prior allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable.

        Section 6.2    Allocations for Tax Purposes.

          (a)   Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1.

          (b)   In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners in the manner provided under Section 704(c) of the Code, and the Treasury Regulations promulgated under Section 704(b) and 704(c) of the Code, as determined appropriate by the General Partner (taking into account the General Partner's discretion under Section 6.1(d)(x)(D)); provided, that the General Partner shall apply the principles of any reasonable method described in Treasury Regulation section 1.704-3, as determined by the General Partner, in all events.

          (c)   The General Partner may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the unamortized Book-Tax Disparity of such property, despite any inconsistency of such approach with Treasury Regulation section 1.167(c)-l(a)(6) or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests, so long as such conventions would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.

          (d)   In accordance with Treasury Regulation sections 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this

  Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

          (e)   All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

          (f)    Each item of Partnership income, gain, loss and deduction shall, for federal income tax purposes, be determined for each taxable period and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income, gain, loss or deduction as determined by the General Partner, shall be allocated to the Partners as of the opening of the first Business Day of the month in which such item is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

          (g)   Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee, agent or representative in any case in which the nominee, agent or representative has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner.

          (h)   If, as a result of an exercise of a Noncompensatory Option, a Capital Account reallocation is required under Treasury Regulation section 1.704-1(b)(2)(iv)(s)(3), the General Partner shall make corrective allocations pursuant to Treasury Regulation section 1.704-1(b)(4)(x).

        Section 6.3    Distributions to Record Holders.

          (a)   Within 45 days following the end of each Quarter commencing with the Quarter ending on March 31, 2015, an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner. The Record Date for the first distribution of Available Cash shall not be prior to the final closing of the Over-Allotment Option. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to Section 6.4 equals the Operating Surplus from the IPO Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 6.5, be deemed to be "Capital Surplus". All distributions required to be made under this Agreement shall be made subject to Sections 17-607 and 17-804 of the Delaware Act.

          (b)   Notwithstanding Section 6.3(a) (but subject to the last sentence of Section 6.3(a)), in the event of the dissolution and liquidation of the Partnership, all cash received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

          (c)   Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

          (d)   Notwithstanding anything to the contrary herein, no distribution shall be made to any Partner if, after giving effect to such distribution, such Partner's Adjusted Capital Account (without regard to clause (b) of the definition thereof) would be less than zero.

        Section 6.4    Distributions of Available Cash from Operating Surplus.

          (a)    During the Subordination Period.    Available Cash with respect to any Quarter within the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or Section 6.5 shall be distributed as follows, except as otherwise required in respect of additional Partnership Interests issued pursuant to Section 5.5(a):

              (i)  First, to the Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

             (ii)  Second, to the Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage existing with respect to such Quarter;

            (iii)  Third, to the Unitholders holding Subordinated Units, Pro Rata, until there has been distributed in respect of each Subordinated Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

            (iv)  Fourth, to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

             (v)  Fifth, (x) 15% to the holders of the Incentive Distribution Rights, Pro Rata and (y) 85% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

            (vi)  Sixth, (x) 25% to the holders of the Incentive Distribution Rights, Pro Rata and (y) 75% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

           (vii)  Thereafter, (x) 50% to the holders of the Incentive Distribution Rights, Pro Rata and (y) 50% to all Unitholders, Pro Rata;

  provided, however, if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(a)(vii).

          (b)   After the Subordination Period. Available Cash with respect to any Quarter after the Subordination Period (which Quarter may include the date on which the Subordination Period ends) that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or Section 6.5 shall be distributed as follows, except as otherwise required in respect of additional Partnership Interests issued pursuant to Section 5.5(a):

              (i)  First, to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

             (ii)  Second, to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

            (iii)  Third, (x) 15% to the holders of the Incentive Distribution Rights, Pro Rata and (y) 85% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

            (iv)  Fourth, (x) 25% to the holders of the Incentive Distribution Rights, Pro Rata and (y) 75% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

             (v)  Thereafter, (x) 50% to the holders of the Incentive Distribution Rights, Pro Rata and (y) 50% to all Unitholders, Pro Rata;

provided, however, if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(b)(v).

        Section 6.5    Distributions of Available Cash from Capital Surplus.     Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3(a) shall be distributed, unless the provisions of Section 6.3 require otherwise, to the Unitholders, Pro Rata, until the Minimum Quarterly Distribution has been reduced to zero pursuant to the second sentence of Section 6.6(a). Available Cash that is deemed to be Capital Surplus shall then be distributed to all Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage. Thereafter, all Available Cash shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4.

        Section 6.6    Adjustment of Minimum Quarterly Distribution and Target Distribution Levels.

          (a)   The Minimum Quarterly Distribution, Target Distributions, Common Unit Arrearages and Cumulative Common Unit Arrearages shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Interests in accordance with Section 5.8. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Minimum Quarterly Distribution and Target Distributions shall be reduced in the same proportion that the distribution had to the fair market value of the Common Units immediately prior to the announcement of the distribution.

          (b)   The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, shall also be subject to adjustment pursuant to Section 5.10 and Section 6.9.

        Section 6.7    Special Provisions Relating to the Holders of Subordinated Units.

          (a)   Except with respect to the right to vote on or approve matters requiring the vote or approval of a percentage of the holders of Outstanding Common Units and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units, the holder of a Subordinated Unit shall have all of the rights and obligations of a Unitholder holding Common Units hereunder; provided, however, that immediately upon the conversion of Subordinated Units into Common Units pursuant to Section 5.6, a Unitholder holding Subordinated Units shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder with respect to such converted Subordinated Units, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Subordinated Units shall remain subject to the provisions of Section 5.4(c)(ii), Section 6.1(d)(x)(A) , Section 6.7(b) and Section 6.7(c).

          (b)   A Unitholder shall not be permitted to Transfer a Subordinated Unit or a Subordinated Unit that has converted into a Common Unit pursuant to Section 5.6 (other than a Transfer to an Affiliate) if the remaining balance in the transferring Unitholder's Capital Account with respect to the retained Subordinated Units or Retained Converted Subordinated Units would be negative after giving effect to the allocation under Section 5.4(c)(ii).

          (c)   The holder of a Common Unit that has resulted from the conversion of a Subordinated Unit pursuant to Section 5.6 shall not be issued a Common Unit Certificate pursuant to Section 4.1 (if the Common Units are represented by Certificates) and shall not be permitted to Transfer such Common Unit to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that each such Common Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an IPO Common Unit. In connection with the condition imposed by this Section 6.7(c), the General Partner may take whatever steps are required to provide economic uniformity to such Common Units in preparation for a Transfer of such Common Units, including the application of Section 5.4(c)(ii) and Section 6.1(d)(x) ; provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units.

        Section 6.8    Special Provisions Relating to the Holders of Incentive Distribution Rights.

          (a)   Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Incentive Distribution Rights (i) shall (A) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Article III and Article VII and (B) have a Capital Account as a Partner pursuant to Section 5.4 and all other provisions related thereto and (ii) shall not (A) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, except as provided by law, (B) be entitled to any distributions other than as provided in Section 6.4(a)(v), (vi) and (vii), Section 6.4(b)(iii), (iv) and (v), and Section 12.4 or (C) be allocated items of income, gain, loss or deduction other than as specified in this Article VI; provided, however, that, for the avoidance of doubt, the foregoing shall not preclude the Partnership from making any other payments or distributions in connection with other actions permitted by this Agreement.

          (b)   A Unitholder shall not be permitted to Transfer an IDR Reset Common Unit (other than a Transfer to an Affiliate) if the remaining balance in the transferring Unitholder's Capital Account with respect to the retained IDR Reset Common Units would be negative after giving effect to the allocation under Section 5.4(c)(iii).

          (c)   A holder of an IDR Reset Common Unit that was issued in connection with an IDR Reset Election pursuant to Section 5.10 shall not be issued a Common Unit Certificate pursuant to Section 4.1 (if the Common Units are evidenced by Certificates) or evidence of the issuance of uncertificated Common Units, and shall not be permitted to Transfer such Common Unit to a Person that is not an Affiliate of such holder, until such time as the General Partner determines, based on advice of counsel, that each such IDR Reset Common Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an IPO Common Unit. In connection with the condition imposed by this Section 6.8(c) , the General Partner may take whatever steps are required to provide economic uniformity to such IDR Reset Common Units in preparation for a Transfer of such IDR Reset Common Units, including the application of

  Section 5.4(c)(iii), Section 6.1(d)(x)(B), and Section 6.1(d)(x)(C); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units.

        Section 6.9    Entity-Level Taxation.     If legislation is enacted or the official interpretation of existing legislation is modified by a governmental authority, which after giving effect to such enactment or modification, results in a Group Member becoming subject to federal, state or local or non-U.S. income or withholding taxes in excess of the amount of such taxes due from the Group Member prior to such enactment or modification (including, for the avoidance of doubt, any increase in the rate of such taxation applicable to the Group Member), then the General Partner shall reduce the Minimum Quarterly Distribution and the Target Distributions by the amount of income or withholding taxes that are payable by reason of any such new legislation or interpretation (the "Incremental Income Taxes") in the manner provided in this Section 6.9. If in accordance with the foregoing the General Partner reduces the Minimum Quarterly Distribution and the Target Distributions for any Quarter with respect to any Incremental Income Taxes, the General Partner shall estimate for such Quarter the Partnership Group's aggregate liability (the "Estimated Incremental Quarterly Tax Amount") for all such Incremental Income Taxes; provided that any difference between such estimate and the actual liability for Incremental Income Taxes for such Quarter may, to the extent determined by the General Partner, be taken into account in determining the Estimated Incremental Quarterly Tax Amount with respect to each Quarter in which any such difference can be determined. For each such Quarter, the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, shall be the product obtained by multiplying (a) the amounts therefor that are set out herein prior to the application of this Section 6.9 times (b) the quotient obtained by dividing (i) Available Cash with respect to such Quarter by (ii) the sum of Available Cash with respect to such Quarter and the Estimated Incremental Quarterly Tax Amount for such Quarter, as determined by the General Partner. For purposes of the foregoing, Available Cash with respect to a Quarter will be deemed reduced by the Estimated Incremental Quarterly Tax Amount for that Quarter.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

        Section 7.1    Management.

          (a)   The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, but without limitation on the ability of the General Partner to delegate its rights and power to other Persons, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner in its capacity as such shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 and Section 7.6, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

              (i)  the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into or exchangeable for Partnership Interests, and the incurring of any other obligations;

             (ii)  the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

            (iii)  the acquisition, disposition, Encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);

            (iv)  the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

             (v)  the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if the same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

            (vi)  the distribution of cash held by the Partnership in accordance with Article VI;

           (vii)  the selection and dismissal of employees (including employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, internal and outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

          (viii)  the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

            (ix)  the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

             (x)  the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

            (xi)  the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

           (xii)  the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

          (xiii)  the purchase, sale or other acquisition or disposition of Partnership Interests, or the issuance of Derivative Partnership Interests;

          (xiv)  the undertaking of any action in connection with the Partnership's participation in the management of any Group Member; and

           (xv)  the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.

          (b)   Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Interests hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement and the Group Member Agreement of each other Group Member, the Underwriting Agreement and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement (collectively, the "Transaction Documents") (in each case other than this Agreement, without giving effect to any amendments, supplements or restatements thereof entered into after the date such Person becomes bound by the provisions of this Agreement); (ii) agrees that the General Partner (on its own or on behalf of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Interests or are otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV) shall not constitute a breach by the General Partner of any duty or any other obligation of any type whatsoever that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

        Section 7.2    Certificate of Limited Partnership.     The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.3(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

        Section 7.3    Restrictions on the General Partner's Authority to Sell Assets of the Partnership Group.     Except as provided in Article XII and Article XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

        Section 7.4    Reimbursement of the General Partner.

          (a)   Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

          (b)   Other than as provided in the following sentence, the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group for salary, bonus, incentive compensation and other amounts paid to any Person who is an employee or director of the General Partner that manages or monitors the business and affairs of the Partnership Group, (ii) all expenses incurred by the General Partner relating to the management of the assets of the Partnership Group and all administrative, legal, financial, infrastructure and information technology expenses incurred by the General Partner that are allocable to the Partnership Group, as well as expenses resulting from the Partnership becoming a publicly listed and traded partnership and (iii) all other overhead and general expenses allocable to the Partnership Group that are incurred by the General Partner in connection with the General Partner's management of the Partnership Group's business and affairs (including expenses allocated to the General Partner by its Affiliates). For the avoidance of doubt, the General Partner shall not have the right to be reimbursed for expenses related to the acquisition by the General Partner of any Covered Asset, including, but not limited to, expenses related to the sourcing of potential acquisitions including direct costs of developer networking, acquisition target identification, acquisition and financial structuring, technical evaluation of assets of acquisition targets and travel, legal, and other costs directly related to sourcing, evaluating, and securing acquisition opportunities. The General Partner shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7. This provision does not affect the ability of the General Partner and its Affiliates to enter into an agreement to provide services to any Group Member for a fee or otherwise than for cost.

          (c)   The General Partner, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Interests or options to purchase or rights, warrants or appreciation rights or phantom or tracking interests relating to Partnership Interests), or cause the Partnership to issue Partnership Interests or Derivative Partnership Interests in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates in each case for the benefit of employees and directors of the General Partner or any of its Affiliates, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Interests or Derivative Partnership Interests that the General Partner or such Affiliates are obligated to provide to any employees, consultants and directors pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Interests or Derivative Partnership Interests purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the Transferee of or successor to all of the General Partner's General Partner Interest pursuant to Section 4.6.

          (d)   The General Partner and its Affiliates may charge any Group Member a management fee to the extent necessary to allow the Partnership Group to reduce the amount of any state franchise or income tax or any tax based upon the revenues or gross margin of any Group Member if the tax benefit produced by the payment of such management fee or fees exceeds the amount of such fee or fees.

        Section 7.5    Outside Activities.

          (a)   The General Partner, for so long as it is the General Partner of the Partnership, agrees that in the event that it seeks to transfer any Covered Asset held by it to any Person other than an Affiliate of the General Partner, it shall offer the Partnership the right to purchase such Covered Asset at the Determined Purchase Price prior to offering such Covered Asset for transfer to any Person other than an Affiliate of the General Partner (such right, the "Right of First Offer"). If the Partnership elects to purchase the Covered Asset pursuant to the Right of First Offer, the Partnership shall pay to the General Partner a fee equal to 2% of the Determined Purchase Price, in addition to the applicable purchase price.

              (i)  The General Partner shall give the Partnership (with a copy to the Conflicts Committee) written notice stating its bona fide intention to transfer the Covered Assets at the Determined Purchase Price, which offer shall be irrevocable for a period of        Business Days ("RFO Notice Period").

             (ii)  Upon receipt of such notice, the Conflicts Committee will have until the end of the RFO Notice Period to cause the Partnership to offer to purchase all (but not less than all) of the Covered Assets which are the subject of such notice by delivering a written notice (an "RFO Notice") to the General Partner stating that the Partnership offers to purchase such Covered Assets on the terms specified in the notice. Any RFO Notice so delivered shall be binding upon delivery and irrevocable by the Partnership

            (iii)  If the Conflicts Committee elects not to exercise the Partnership's Right of First Offer, the General Partner may negotiate a transaction to transfer such Covered Assets to a Person other than an Affiliate of the General Partner.

          (b)   Except as provided in any Group Member Agreement, each Unrestricted Person (including the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise, to any Group Member or any Partner; provided such Unrestricted Person does not engage in such business or activity using confidential or proprietary information provided by or on behalf of the Partnership to such Unrestricted Person. None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, or the partnership relationship established hereby in any business ventures of any Unrestricted Person.

          (c)   Subject to the terms of Sections 7.5(a) and (b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Unrestricted Person (including the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any duty otherwise existing at law, in equity or otherwise, of the General Partner or any other Unrestricted Person for the Unrestricted Persons (including the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the Unrestricted Persons (including the General Partner) shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise, to present business opportunities to the Partnership. Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted

  Person (including the General Partner), subject to Section 7.5(a). Except as provided in any Group Member Agreement, and subject to Section 7.5(a), no Unrestricted Person (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership, shall have any duty to communicate or offer such opportunity to the Partnership, and such Unrestricted Person (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other Person bound by this Agreement for breach of any duty otherwise existing at law, in equity or otherwise, by reason of the fact that such Unrestricted Person (including the General Partner) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership, provided such Unrestricted Person does not engage in such business or activity using confidential or proprietary information provided by or on behalf of the Partnership to such Unrestricted Person.

          (d)   The General Partner and each of its Affiliates may acquire Units or other Partnership Interests in addition to those acquired on or prior to the date hereof and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units and/or other Partnership Interests acquired by them. The term "Affiliates" when used in this Section 7.5(d) with respect to the General Partner shall not include any Group Member.

          (e)   Notwithstanding anything to the contrary in this Agreement, to the extent that the provisions of this Agreement purport or are interpreted to have the effect of restricting or eliminating any duties (including fiduciary duties) otherwise existing at law, in equity or otherwise, owed by the General Partner or other Person to the Partnership, its Limited Partners or any other Person bound by this Agreement or to constitute a waiver or consent by the Limited Partners or any other Person bound by this Agreement to any such restriction, such provisions shall be deemed to have been approved by the Partners and every other Person bound by this Agreement.

        Section 7.6    Activities of the Partnership and Group Members.

          (a)   The General Partner shall not cause or permit the Partnership or any Group Member to borrow or otherwise enter into any financing or lending transaction that would reasonably be expected to cause the Partnership or any Partner (other than a Partner owning, in the aggregate, Units representing more than fifty percent (50%) of the voting power or value of the total outstanding Units) to recognize "unrelated business taxable income" within the meaning of Section 512 of the Code or the Treasury Regulations promulgated thereunder. In this regard, the General Partner shall not cause nor permit the Partnership to borrow or otherwise enter into any financing or lending transaction in which the Partnership is the borrower unless the General Partner receives an opinion from nationally recognized tax counsel that such borrowing or other financing or lending transaction will not cause the Partnership or any Partner (other than a Partner owning, in the aggregate, Units representing more than fifty percent (50%) of the voting power or value of the total outstanding Units) to recognize "unrelated business taxable income."

          (b)   The General Partner shall not cause or permit the Partnership or any Group Member to enter into any transaction that would reasonably be expected to cause any Partner that is not a United States Person to recognize "effectively connected income" within the meaning of Section 871 or Section 881 of the Code or the Treasury Regulations promulgated thereunder.

          (c)   The General Partner shall not cause or permit the Partnership or any Group Member to enter into any lending or financing transactions or arrangements except such lending or financing transactions that meet the requirements of the Lending Guidelines.

          (d)   Subject to Section 7.6(a), (b) and (c), the Partnership, the General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the Partnership, the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

          (e)   The General Partner shall cause the Partnership and the Group Members to take all actions necessary in order for the Partnership and the Group Members to comply with the requirements of this Agreement.

        Section 7.7    Indemnification.

          (a)   To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or omitting or refraining to act) in such capacity on behalf of or for the benefit of the Partnership; provided, that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

          (b)   To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.

          (c)   The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under this Agreement, any other agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

          (d)   The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

          (e)   For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

          (f)    In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

          (g)   An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          (h)   The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

          (i)    No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

          (j)    TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND SUBJECT TO SECTION 7.7(a), THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 7.7 ARE INTENDED BY THE PARTNERS TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON'S NEGLIGENCE, FAULT OR OTHER CONDUCT.

        Section 7.8    Liability of Indemnitees.

          (a)   Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, or any other Persons who have acquired interests in the Partnership Interests, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was criminal.

          (b)   The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

          (c)   To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

          (d)   Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the

  Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

        Section 7.9    Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

          (a)   Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates), (iii) determined by the Board of Directors to be on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) determined by the Board of Directors to be fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval or the approval of holders of a Unit Majority of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval or the approval of holders of a Unit Majority. Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever the General Partner makes a determination to refer any potential conflict of interest for Special Approval, seek the approval of holders of a Unit Majority or adopt a resolution or course of action that has not received Special Approval or the approval of holders of a Unit Majority, then the General Partner shall be entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Partnership or any Limited Partner, and the General Partner shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner in making such determination or taking or declining to take such other action shall be permitted to do so. If Special Approval is sought, then it shall be presumed that, in making its decision, the Conflicts Committee acted in good faith, and if the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above or that a director satisfies the eligibility requirements to be a member of the Audit Committee or the Conflicts Committee, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith. In any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging any action by the Conflicts Committee with respect to any matter referred to the Conflicts Committee for Special Approval by the General Partner, any action by the Board of Directors in determining whether the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above or whether a director satisfies the eligibility requirements to be a member of the Audit Committee or the Conflicts Committee, the Person bringing or prosecuting such proceeding shall have the burden of overcoming the presumption that the Conflicts Committee or the Board of Directors, as applicable, acted in good faith; in all cases subject to the provisions for conclusive determination in Section 7.9(b). Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners and shall not constitute a breach of this Agreement or any such duty.

          (b)   Whenever the General Partner or the Board of Directors, or any committee thereof (including the Audit Committee or the Conflicts Committee), makes a determination or takes or declines to take any other action, or any Affiliate of the General Partner causes the General Partner to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement, then, unless another express standard is provided for in this Agreement, the General Partner, the Board of Directors or such committee or such Affiliates causing the General Partner to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards (including fiduciary standards) imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. A determination or other action or inaction will conclusively be deemed to be in "good faith" for all purposes of this Agreement, if the Person or Persons making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction is in the best interests of the Partnership Group; provided, that if the Board of Directors is making a determination or taking or declining to take an action pursuant to clause (iii) or clause (iv) of the first sentence of Section 7.9(a), then in lieu thereof, such determination or other action or inaction will conclusively be deemed to be in "good faith" for all purposes of this Agreement if the members of the Board of Directors making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction meets the standard set forth in clause (iii) or clause (iv) of the first sentence of Section 7.9(a), as applicable; provided, further, that if the Board of Directors is making a determination that a director satisfies the eligibility requirements to be a member of the Audit Committee or the Conflicts Committee, then in lieu thereof, such determination will conclusively be deemed to be in "good faith" for all purposes of this Agreement if the members of the Board of Directors making such determination subjectively believe that the director satisfies the eligibility requirements to be a member of the Audit Committee or the Conflicts Committee, as the case may be.

          (c)   Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Partnership or any Limited Partner, and the General Partner, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the Person or Persons making such determination or taking or declining to take such other action shall be permitted to do so in their sole and absolute discretion. By way of illustration and not of limitation, whenever the phrase, "the General Partner at its option," or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever the General Partner votes or Transfers its Partnership Interests, or refrains from voting or Transferring its Partnership Interests, it shall be acting in its individual capacity.

          (d)   The General Partner's organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if the General Partner is a limited liability company, stockholders, if the General Partner is a corporation, or the members or stockholders of the General Partner's general partner, if the General Partner is a partnership.

          (e)   Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be at its option.

          (f)    Except as expressly set forth in this Agreement or required by the Delaware Act, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee.

          (g)   The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a general partner or managing member of a Group Member, to approve actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

        Section 7.10    Other Matters Concerning the General Partner.

          (a)   The General Partner and any other Indemnitee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b)   The General Partner and any other Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner or such Indemnitee, respectively, reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

          (c)   The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership or any Group Member.

        Section 7.11    Purchase or Sale of Partnership Interests.     The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Interests or Derivative Partnership Interests; provided that the General Partner may not cause any Group Member to purchase Subordinated Units during the Subordination Period. As long as Partnership Interests are held by any Group Member, such Partnership Interests shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Interests for its own account, subject to the provisions of Articles IV and X.

        Section 7.12    Registration Rights of the General Partner and its Affiliates.

          (a)   If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.12, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner, but excluding any individual who is an Affiliate of the General Partner based on such individual's status as an officer, director or employee of the General Partner or an Affiliate of the General Partner) holds Partnership Interests that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Interests (the "Holder") to dispose of the number of Partnership Interests it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all commercially reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Interests covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Interests specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 7.12(a); and provided further, however, that if the General Partner determines that a postponement of the requested registration would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Interests subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Interests in such states. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

          (b)   If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of Partnership Interests for cash (other than an offering relating solely to a benefit plan), the Partnership shall use all commercially reasonable efforts to include such number or amount of Partnership Interests held by any Holder in such registration statement as the Holder shall request; provided, that the Partnership is not required to make any effort or take any action to so include the Partnership Interests of the Holder once the registration statement becomes or is declared effective by the Commission, including any registration statement providing for the offering from time to time of Partnership Interests pursuant to Rule 415 of the Securities Act. If the proposed offering pursuant to this Section 7.12(b) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder that in their opinion the inclusion of all or some of the Holder's Partnership Interests would adversely and materially affect the timing or success of the offering, the Partnership shall include in such offering only that number or amount, if any, of Partnership Interests held by the Holder that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

          (c)   If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide or cause to be provided indemnification, representations, covenants, opinions, comfort letters and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership's obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers and directors, any underwriters and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, "Indemnified Persons") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(c) as a "claim" and in the plural as "claims") based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Interests were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or issuer free writing prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or any free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

          (d)   The provisions of Section 7.12(a) and Section 7.12(b) shall continue to be applicable with respect to the General Partner (and any of the General Partner's Affiliates) after it ceases to be a general partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Interests with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Interests for which registration was demanded during such two-year period. The provisions of Section 7.12(c) shall continue in effect thereafter.

          (e)   The rights to cause the Partnership to register Partnership Interests pursuant to this Section 7.12 may be assigned (but only with all related obligations) by a Holder to a Transferee or assignee of such Partnership Interests, provided (i) the Partnership is, within a reasonable time after such Transfer, furnished with written notice of the name and address of such Transferee or assignee and the Partnership Interests with respect to which such registration rights are being assigned; and (ii) such Transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Section 7.12.

          (f)    Any request to register Partnership Interests pursuant to this Section 7.12 shall (i) specify the Partnership Interests intended to be offered and sold by the Person making the request,

  (ii) express such Person's present intent to offer such Partnership Interests for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Interests, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Interests.

          (g)   The Partnership may enter into separate registration rights agreements with the General Partner or any of its Affiliates.

        Section 7.13    Reliance by Third Parties.     Notwithstanding anything to the contrary in this Agreement, any Person (other than the General Partner and its Affiliates) dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person (other than the General Partner and its Affiliates) dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

        Section 8.1    Records and Accounting.     The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including the Register and all other books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.3(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the Register, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP. The Partnership shall not be required to keep books maintained on a cash basis and the General Partner shall be permitted to calculate cash-based measures by making such adjustments to its accrual basis books to account for non-cash items and other adjustments as the General Partner determines to be necessary or appropriate.

        Section 8.2    Fiscal Year; Taxable Year.     The fiscal year ("Fiscal Year") of the Partnership shall be a Fiscal Year ending December 31. The taxable year of the Company for federal income tax purposes shall be the Fiscal Year.

        Section 8.3    Reports.

          (a)   As soon as practicable, but in no event later than 105 days after the close of each Fiscal Year of the Partnership (or such shorter or longer period as required by the Commission, in which case the Partnership shall have such shorter or longer period), the General Partner shall cause to be mailed or made available, by any reasonable means to each Record Holder of a Unit or other Partnership Interest as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such Fiscal Year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

          (b)   As soon as practicable, but in no event later than 50 days after the close of each Quarter (or such shorter or longer period as required by the Commission, in which case the Partnership shall have such shorter or longer period) except the last Quarter of each Fiscal Year, the General Partner shall cause to be mailed or made available, by any reasonable means to each Record Holder of a Unit or other Partnership Interest, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

          (c)   The General Partner shall be deemed to have made a report available to each Record Holder as required by this Section 8.3 if it has either (i) filed such report with the Commission via its Electronic Data Gathering, Analysis and Retrieval system, or any successor system, and such report is publicly available on such system or (ii) made such report available on any publicly available website maintained by the Partnership.

ARTICLE IX

TAX MATTERS

        Section 9.1    Tax Returns and Information.     The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and the taxable period or year that it is required by law to adopt, from time to time, as determined by the General Partner. In the event the Partnership is required to use a taxable period other than a year ending on December 31, the General Partner shall use reasonable efforts to change the taxable period of the Partnership to a year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable period shall be furnished to them within 90 days of the close of the calendar year in which the Partnership's taxable period ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

        Section 9.2    Tax Elections.

          (a)   The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a Transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading during the calendar month in which such Transfer is deemed to occur pursuant to Section 6.2(f) without regard to the actual price paid by such Transferee.

          (b)   Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

        Section 9.3    Tax Controversies.     Subject to the provisions hereof, the General Partner is designated as the "Tax Matters Partner" (as defined in Section 6231(a)(7) of the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings. Each Partner agrees that notice of or updates regarding tax controversies shall be deemed conclusively to have been given or made by the Tax Matters Partner if the Partnership has either (i) filed the information for which notice is required with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such information is publicly available on such system or (ii) made the information for which notice is required available on any publicly available website maintained by the Partnership, whether or not such Partner remains a Partner in the Partnership at the time such information is made publicly available.

        Section 9.4    Withholding.     Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code, or established under any foreign law. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.3, Section 6.4, Section 6.5 or Section 12.4(c) in the amount of such withholding from such Partner.

ARTICLE X

ADMISSION OF PARTNERS

        Section 10.1    Admission of Limited Partners.

          (a)   Upon the issuance by the Partnership of Common Units, Subordinated Units and Incentive Distribution Rights to the Initial Limited Partners as described in Article V, such Persons have been or shall be, by acceptance of such Partnership Interests, and upon becoming the Record Holders of such Partnership Interests, admitted to the Partnership as Limited Partners in respect of the Common Units, Subordinated Units and Incentive Distribution Rights issued to them and be bound by this Agreement, all with or without execution of this Agreement by such Persons. Upon the issuance by the Partnership of Common Units to the IPO Underwriters in connection with the Initial Public Offering as described in Article V, such Persons shall, by acceptance of such

  Partnership Interests, and upon becoming the Record Holders of such Partnership Interests, be admitted to the Partnership as Limited Partners in respect of the Common Units issued to them and be bound by this Agreement, all with or without execution of this Agreement by such Persons.

          (b)   By acceptance of any Limited Partner Interests Transferred in accordance with Article IV or acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger, consolidation or conversion pursuant to Article XIV, each Transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee, agent or representative acquiring such Limited Partner Interests for the account of another Person or Group, which nominee, agent or representative shall be subject to Section 10.1(c) below) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so Transferred or issued to such Person when such Person becomes the Record Holder of the Limited Partner Interests so Transferred or acquired, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) shall be deemed to represent that the Transferee or acquirer has the capacity, power and authority to enter into this Agreement and (iv) shall be deemed to make any consents, acknowledgements or waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The Transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Limited Partner without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest and becoming the Record Holder of such Limited Partner Interest.

          (c)   With respect to Units that are held for a Person's account by another Person that is the Record Holder (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), such Record Holder shall, in exercising the rights of a Limited Partner in respect of such Units, including the right to vote, on any matter, and unless the arrangement between such Persons provides otherwise, take all action as a Limited Partner by virtue of being the Record Holder of such Units in accordance with the direction of the Person who is the beneficial owner of such Units, and the Partnership shall be entitled to assume such Record Holder is so acting without further inquiry. The provisions of this Section 10.1(c) are subject to the provisions of Section 4.3.

          (d)   The name and mailing address of each Record Holder shall be listed in the Register. The General Partner shall update the Register from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

          (e)   Any Transfer of a Limited Partner Interest shall not entitle the Transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the Transferee becomes a Limited Partner pursuant to Section 10.1(b).

        Section 10.2    Admission of Successor General Partner.     A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the Transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or Transferring General Partner, pursuant to Section 11.1 or 11.2 or the Transfer of the General Partner Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

        Section 10.3    Amendment of Agreement and Certificate of Limited Partnership.     To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the Register and any other records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

        Section 11.1    Withdrawal of the General Partner.

          (a)   The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal");

              (i)  The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

             (ii)  The General Partner Transfers all of its General Partner Interest pursuant to Section 4.6;

            (iii)  The General Partner is removed pursuant to Section 11.2;

            (iv)  The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

             (v)  A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

            (vi)  (A) if the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) if the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) if the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) if the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise upon the termination of the General Partner.

          If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

          (b)   Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in such notice or (ii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.

        Section 11.2    Removal of the General Partner.     The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates) voting as a single class. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the outstanding Common Units voting as a class and Unitholders holding a majority of the Outstanding Subordinated Units (if any Subordinated Units are then Outstanding) voting as a class (including, in each case, Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.2. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that such removal (following the selection of the successor General Partner) would not result in the loss of the limited liability under the Delaware Act of any Limited Partner or any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed). Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.

        Section 11.3    Interest of Departing General Partner and Successor General Partner.

          (a)   In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing General Partner shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner, to require its successor to purchase its General Partner Interest and its or its Affiliates' general partner interest (or equivalent interest), if any, in the other Group Members and all of its or its Affiliates' Incentive Distribution Rights (collectively, the "Combined Interest") in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal or removal. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined Interest. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (other than any Group Member) for the benefit of the Partnership or the other Group Members.

          For purposes of this Section 11.3(a), the fair market value of the Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner's withdrawal or removal, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such withdrawal or removal, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership's assets, the rights and obligations of the Departing General Partner, the value of the Incentive Distribution Rights and the General Partner Interest and other factors it may deem relevant.

          (b)   If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its Transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing General Partner (or its Transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its Transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Common Units will be characterized as if the Departing General Partner (or its Transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

        Section 11.4    Conversion of Subordinated Units.     Notwithstanding any provision of this Agreement, if the General Partner is removed as general partner of the Partnership under circumstances where Cause does not exist, all Outstanding Subordinated Units held by any Person will immediately and automatically convert into Common Units on a one-for-one basis; provided, that (i) no Units held by such Person or its Affiliates are voted in favor of such removal and (ii) such Person is not an Affiliate of the successor General Partner.

        Section 11.5    Withdrawal of Limited Partners.     No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a Transferee of a Limited Partner's Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so Transferred, such Transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so Transferred.

 ARTICLE XII

DISSOLUTION AND LIQUIDATION

        Section 12.1    Dissolution.     The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1, Section 11.2 or Section 12.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

          (a)   an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability under the Delaware Act of any Limited Partner or any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed) is received and such successor is admitted to the Partnership pursuant to Section 10.2;

          (b)   an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;

          (c)   the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

          (d)   at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.

        Section 12.2    Continuation of the Business of the Partnership After Dissolution.     Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1 or Section 11.2, then, to the maximum extent permitted by law, within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

            (i)  the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

           (ii)  if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

          (iii)  the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner under the Delaware Act and (y) neither the Partnership nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).

        Section 12.3    Liquidator.     Upon dissolution of the Partnership in accordance with the provisions of this Article XII, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units and Subordinated Units voting as a single class. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units and Subordinated Units voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Common Units and Subordinated Units voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

        Section 12.4    Liquidation.     The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

          (a)   The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership's assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

          (b)   Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

          (c)   All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable period of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable period (or, if later, within 90 days after said date of such occurrence).

        Section 12.5    Cancellation of Certificate of Limited Partnership.     Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

        Section 12.6    Return of Contributions.     The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from assets of the Partnership.

        Section 12.7    Waiver of Partition.     To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

        Section 12.8    Capital Account Restoration.     No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

        Section 13.1    Amendments to be Adopted Solely by the General Partner.     Each Partner agrees that the General Partner, without the approval of any Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

          (a)   a change in the name of the Partnership, the location of the principal office of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

          (b)   admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

          (c)   a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. federal or state income tax purposes (to the extent such Group Members are not already so treated or taxed);

          (d)   a change that the General Partner determines (i) does not adversely affect the Limited Partners considered as a whole or any particular class of Partnership Interests as compared to other classes of Partnership Interests in any material respect, (ii) to be necessary or appropriate (A) to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act), or (B) to facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.8 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

          (e)   an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

          (f)    an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Partnership Interests pursuant to Section 5.5;

          (g)   any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

          (h)   an amendment effected, necessitated or contemplated by a Merger Agreement or Plan of Conversion approved in accordance with Section 14.3;

          (i)    an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

          (j)    a change in the Fiscal Year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Partnership including a change in the definition of Quarter and the dates on which distributions are to be made by the Partnership;

          (k)   a merger, conveyance or conversion pursuant to Sections 14.3(c) or (d);

          (l)    any event or action described in Section 6.1; or

          (m)  any other amendments substantially similar to the foregoing.

        Section 13.2    Amendment Procedures.     Amendments to this Agreement may be proposed only by the General Partner. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve any amendment to this Agreement and may decline to do so free of any duty or obligation whatsoever to the Partnership, any Limited Partner or any other Person bound by this Agreement, and, in declining to propose or approve an amendment to this Agreement, to the fullest extent permitted by law shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner in determining to decline to propose or approve any amendment to this Agreement shall be permitted to do so. An amendment to this Agreement shall be effective upon its approval by the General Partner and, except as otherwise provided by Section 13.1 or Section 13.3, the holders of a Unit Majority, unless a greater or different percentage of Outstanding Units is required under this Agreement. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any amendments. The General Partner shall be deemed to have notified all Record Holders as required by this Section 13.2 if it has posted or made accessible such amendment through the Partnership's or the Commission's website.

        Section 13.3    Amendment Requirements.

          (a)   Notwithstanding the provisions of Section 13.1 (other than Section 13.1(d)(iv)) and Section 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) or requires a vote or approval of Partners (or a subset of the Partners) holding a specified Percentage Interest required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of in the case of any provision of this Agreement other than Section 11.2 or Section 13.4, reducing such percentage, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced or the affirmative vote of Partners whose aggregate Percentage Interest constitutes not less than the voting requirement sought to be reduced.

          (b)   Notwithstanding the provisions of Section 13.1 (other than Section 13.1(d)(iv)) and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c) or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.

          (c)   Except as provided in Section 14.3 and Section 13.1 (this Section 13.3(c) being subject to the General Partner's authority to adopt amendments to this Agreement without the approval of any Partners as contemplated in Section 13.1), any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected. If the General Partner determines an amendment does not satisfy the requirements of Section 13.1(d)(i) because it adversely affects one or more classes of Partnership Interests, as compared to other classes of Partnership Interests, in any material respect, such amendment shall only be required to be approved by the adversely affected class or classes.

          (d)   Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable partnership law of the state under whose laws the Partnership is organized.

          (e)   Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

        Section 13.4    Special Meetings.     All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the specific purposes for which the special meeting is to be called and the class or classes of Units for which the meeting is proposed. No business may be brought by any Limited Partner before such special meeting except the business listed in the related request. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the time notice of the meeting is given as provided in Section 16.1. Limited Partners shall not be permitted to vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business. If any such vote were to take place, it shall be deemed null and void to the extent necessary so as not to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

        Section 13.5    Notice of a Meeting.     Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1.

        Section 13.6    Record Date.     For purposes of determining the Limited Partners who are Record Holders of the class or classes of Limited Partner Interests entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11, the General Partner shall set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading or U.S. federal securities laws, in which case the rule, regulation, guideline or requirement of such National Securities Exchange or U.S. federal securities laws shall govern) or (b) in the event that approvals are sought without a meeting, the date by which such Limited Partners are requested in writing by the General Partner to give such approvals.

        Section 13.7    Postponement and Adjournment.     Prior to the date upon which any meeting of Limited Partners is to be held, the General Partner may postpone such meeting one or more times for any reason by giving notice to each Limited Partner entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held. Such notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Article XIII. When a meeting is postponed, a new Record Date need not be fixed unless the aggregate amount of such postponement shall be for more than 45 days after the original meeting date. Any meeting of Limited Partners may be adjourned by the General Partner one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No vote of the Limited Partners shall be required for any adjournment. A meeting of Limited Partners may be adjourned by the General Partner as to one or more proposals regardless of whether action has been taken on other matters. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

        Section 13.8    Waiver of Notice; Approval of Meeting.     The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after call and notice in accordance with Sections 13.4 and 13.5, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove of any matters submitted for consideration or to object to the failure to submit for consideration any matters required to be included in the notice of the meeting, but not so included, if such objection is expressly made at the beginning of the meeting.

        Section 13.9    Quorum and Voting.     The presence, in person or by proxy, of holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the General Partner and its Affiliates) shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote at such meeting and present in person or by proxy shall be deemed to constitute the act of all Limited Partners, unless a different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the exit of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement.

        Section 13.10    Conduct of a Meeting.     The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the submission and revocation of approvals in writing.

        Section 13.11    Action Without a Meeting.     If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner and its Affiliates) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Outstanding Units held by such Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Outstanding Units that were not voted. If approval of the taking of any permitted action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) approvals sufficient to take the action proposed are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are first deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

        Section 13.12    Right to Vote and Related Matters.

          (a)   Only those Record Holders of the Outstanding Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of Outstanding) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

          (b)   With respect to Units that are held for a Person's account by another Person that is the Record Holder (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), such Record Holder shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and in accordance with the direction of, the Person who is the beneficial owner of such Units, and the Partnership shall be entitled to assume such Record Holder is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

        Section 13.13    Voting of Incentive Distribution Rights.

          (a)   For so long as a majority of the Incentive Distribution Rights are held by the General Partner and its Affiliates, the holders of the Incentive Distribution Rights shall not be entitled to vote such Incentive Distribution Rights on any Partnership matter except as may otherwise be required by law, and the holders of the Incentive Distribution Rights, in their capacity as such, shall be deemed to have approved any matter approved by the General Partner.

          (b)   For so long as less than a majority of the Incentive Distribution Rights are held by the General Partner and its Affiliates, the Incentive Distribution Rights will be entitled to vote on all matters submitted to a vote of Unitholders, other than amendments to this Agreement and other matters that the General Partner determines do not adversely affect the holders of the Incentive Distribution Rights as a whole in any material respect. On any matter in which the holders of Incentive Distribution Rights are entitled to vote, such holders will vote together with the Subordinated Units, prior to the end of the Subordination Period, or together with the Common Units, thereafter, in either case as a single class except as otherwise required by Section 13.3(c), and such Incentive Distribution Rights shall be treated in all respects as Subordinated Units or Common Units, as applicable, when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement. The relative voting power of the Incentive Distribution Rights and the Subordinated Units or Common Units, as applicable, will be set in the same proportion as cumulative cash distributions, if any, in respect of the Incentive Distribution Rights for the four consecutive Quarters prior to the record date for the vote bears to the cumulative cash distributions in respect of such class of Units for such four Quarters.

          (c)   Notwithstanding Section 13.13(b), in connection with any equity financing, or anticipated equity financing, by the Partnership of an Expansion Capital Expenditure, the General Partner may, without the approval of the holders of the Incentive Distribution Rights, temporarily or permanently reduce the amount of Incentive Distributions that would otherwise be distributed to such holders, provided that in the judgment of the General Partner, such reduction will be in the long-term best interest of the holders of the Incentive Distribution Rights.

ARTICLE XIV

MERGER, CONSOLIDATION OR CONVERSION

        Section 14.1    Authority.     The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written plan of merger or consolidation ("Merger Agreement") or a written plan of conversion ("Plan of Conversion"), as the case may be, in accordance with this Article XIV.

        Section 14.2    Procedure for Merger, Consolidation or Conversion

          (a)   Merger, consolidation or conversion of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner, provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation or conversion of the Partnership and may decline to do so free of any duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or at equity, and the General Partner in determining whether to consent to any merger, consolidation or conversion of the Partnership shall be permitted to do so in its sole discretion.

          (b)   If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

              (i)  name and state of domicile of each of the business entities proposing to merge or consolidate;

             (ii)  the name and state of domicile of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

            (iii)  the terms and conditions of the proposed merger or consolidation;

            (iv)  the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

             (v)  a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

            (vi)  the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

           (vii)  such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

          (c)   If the General Partner shall determine to consent to the conversion, the General Partner shall approve the Plan of Conversion, which shall set forth:

              (i)  the name of the converting entity and the converted entity;

             (ii)  a statement that the Partnership is continuing its existence in the organizational form of the converted entity;

            (iii)  a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed or organized;

            (iv)  the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the converted entity;

             (v)  in an attachment or exhibit, the certificate of limited partnership of the Partnership;

            (vi)  in an attachment or exhibit, the certificate of limited partnership, articles of incorporation, or other organizational documents of the converted entity;

           (vii)  the effective time of the conversion, which may be the date of the filing of the articles of conversion or a later date specified in or determinable in accordance with the Plan of Conversion (provided, that if the effective time of the conversion is to be later than the date of the filing of such articles of conversion, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such articles of conversion and stated therein); and

          (viii)  such other provisions with respect to the proposed conversion that the General Partner determines to be necessary or appropriate.

        Section 14.3    Approval by Limited Partners.     Except as provided in Sections 14.3(c) or (d), the General Partner, upon its approval of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent and, subject to any applicable requirements of Regulation 14A pursuant to the Exchange Act or successor provision, no other disclosure regarding the proposed merger, consolidation or conversion shall be required.

          (a)   Except as provided in Section 14.3(c) and Section 14.3(d), the Merger Agreement or Plan of Conversion, as the case may be, shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement or Plan of Conversion, as the case may be, effects an amendment to any provision of this Agreement that, if contained in an amendment to this Agreement adopted pursuant to Article XIII, would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement or the Plan of Conversion, as the case may be.

          (b)   Except as provided in Section 14.3(c) and Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or articles of conversion pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion, as the case may be.

          (c)   Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership's assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of limited liability under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) of any Limited Partner as compared to its limited liability under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger, or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the General Partner determines that the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.

          (d)   Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another limited liability entity if (i) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) as compared to its limited liability under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Partnership is the Surviving Business Entity in such merger or consolidation, (iv) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation, and (v) the number of Partnership Interests to be issued by the Partnership in such merger or consolidation does not exceed 20% of the Partnership Interests (other than Incentive Distribution Rights) Outstanding immediately prior to the effective date of such merger or consolidation.

          (e)   Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (i) effect any amendment to this Agreement or (ii) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.

        Section 14.4    Certificate of Merger or Certificate of Conversion.     Upon the required approval by the General Partner and the Unitholders of a Merger Agreement or the Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion or other filing, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware or the appropriate filing office of any other jurisdiction, as applicable, in conformity with the requirements of the Delaware Act or other applicable law.

        Section 14.5    Effect of Merger, Consolidation or Conversion.

          (a)   At the effective time of the merger:

              (i)  all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

             (ii)  the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

            (iii)  all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

            (iv)  all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

          (b)   At the effective time of the conversion:

              (i)  the Partnership shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;

             (ii)  all rights, title, and interests to all real estate and other property owned by the Partnership shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;

            (iii)  all liabilities and obligations of the Partnership shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

            (iv)  all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Partnership in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;

             (v)  a proceeding pending by or against the Partnership or by or against any of Partners in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior partners without any need for substitution of parties; and

            (vi)  the Partnership Interests that are to be converted into partnership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the plan of conversion shall be so converted, and Partners shall be entitled only to the rights provided in the Plan of Conversion.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

        Section 15.1    Right to Acquire Limited Partner Interests.

          (a)   Notwithstanding any other provision of this Agreement, if at any time the General Partner and its Affiliates hold more than 80% of the total Limited Partner Interests of any class then Outstanding, the General Partner shall then have the right, which right it may assign and Transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable at its option, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three Business Days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.

          (b)   If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the applicable Transfer Agent notice of such election to purchase (the "Notice of Election to Purchase") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner), together with such information as may be required by law, rule or regulation, at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be filed and distributed as may be required by the Commission or any National Securities Exchange on which such Limited Partner Interests are listed. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests, in the case of Limited Partner Interests evidenced by Certificates, or instructions agreeing to such redemption in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the Register shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent or exchange agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate or redemption instructions shall not have been surrendered for purchase or provided, respectively, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Article IV, Article V, Article VI, and Article XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, in the case of Limited Partner Interests evidenced by Certificates, or instructions agreeing to such redemption, and such Limited Partner Interests shall thereupon be deemed to be Transferred to the General Partner, its Affiliate or the Partnership, as the case may be, in the Register, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the Record Holder of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the Record Holder of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Article IV, Article V, Article VI and Article XII).

          (c)   In the case of Limited Partner Interests evidenced by Certificates, at any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon, in accordance with procedures set forth by the General Partner.

ARTICLE XVI

GENERAL PROVISIONS

        Section 16.1    Addresses and Notices; Written Communications.

        Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Except as otherwise provided herein, any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Interests at his address as shown in the Register, regardless of any claim of any Person who may have an interest in such Partnership Interests by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) a Partner shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing in the Register is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

          (a)   The terms "in writing," "written communications," "written notice" and words of similar import shall be deemed satisfied under this Agreement by, among other things, use of e-mail and other forms of electronic communication.

        Section 16.2    Further Action.     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

        Section 16.3    Binding Effect.     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

        Section 16.4    Integration.     This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

        Section 16.5    Creditors.     None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

        Section 16.6    Waiver.     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

        Section 16.7    Third-Party Beneficiaries.     Each Partner agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.

        Section 16.8    Counterparts.     This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.1(a) or (b) without execution hereof.

        Section 16.9    Applicable Law; Forum, Venue and Jurisdiction; Waiver of Trial by Jury.

          (a)   This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

          (b)   Each of the Partners and each Person or Group holding any beneficial interest in the Partnership (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):

              (i)  irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Partners or of Partners to the Partnership, or the rights or powers of, or restrictions on, the Partners or the Partnership), (B) brought in a derivative manner on behalf of the Partnership, (C) asserting a claim of breach of a duty (including a fiduciary duty) owed by any director, officer, or other employee of the Partnership or the General Partner, or owed by the General Partner, to the Partnership or the Partners, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if

    such court does not have subject matter jurisdiction, any other court located in the State of Delaware with subject matter jurisdiction), in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims; provided, that if any Unitholder initiates any of the aforementioned claims, suits, actions or proceedings and such Person does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then such Person shall be obligated to reimburse the Partnership and its Affiliates for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys' fees and other litigation expenses that the parties may incur in connection with such claim, suit, action or proceeding;

             (ii)  irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding;

            (iii)  agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or of any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

            (iv)  expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and

             (v)  consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.

        Section 16.10    Invalidity of Provisions.     If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions and/or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

        Section 16.11    Consent of Partners.     Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

        Section 16.12    Facsimile and Email Signatures.     The use of facsimile signatures and signatures delivered by email in portable document (.pdf) or similar format affixed in the name and on behalf of the Transfer Agent and registrar of the Partnership on Certificates representing Units is expressly permitted by this Agreement.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:
SOL-WIND, LLC
By:
Name:	[ ]
Title:	[ ]

[Signature Page to Amended and Restated Agreement
of Limited Partnership of Sol-Wind Renewable Power, LP]

EXHIBIT A

Certificate Evidencing Common Units
Representing Limited Partner Interests in
SOL-WIND RENEWABLE POWER, LP

No.	Common Units

        In accordance with Section 4.1 of the Amended and Restated Agreement of Limited Partnership of Sol-Wind Renewable Power, LP, as amended, supplemented or restated from time to time (the "Partnership Agreement"), Sol-Wind Renewable Power, LP, a Delaware limited partnership (the "Partnership"), hereby certifies that [            ] (the "Holder") is the registered owner of [            ] Common Units representing limited partner interests in the Partnership (the "Common Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 405 Lexington Avenue, Suite 732, New York, New York 10174. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

        THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF SOL-WIND RENEWABLE POWER, LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF SOL-WIND RENEWABLE POWER, LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE SOL-WIND RENEWABLE POWER, LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). SOL-WIND, LLC, THE GENERAL PARTNER OF SOL-WIND RENEWABLE POWER, LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO (A) AVOID A SIGNIFICANT RISK OF SOL-WIND RENEWABLE POWER, LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES OR (B) IN THE CASE OF LIMITED PARTNER INTERESTS, TO PRESERVE THE UNIFORMITY THEREOF (OR ANY CLASS OR CLASSES OF LIMITED PARTNER INTERESTS). THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

        The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.

        This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated:	Sol-Wind Renewable Power, LP
Countersigned and Registered by:	By:	Sol-Wind, LLC
,	By:
As Transfer Agent and Registrar	Name:
By:
Secretary

[Reverse of Certificate]

ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT—	as tenants by the entireties	Custodian
JT TEN—	as joint tenants with right of survivorship and not as tenants
in common		(Cust) (Minor)
Under Uniform Gifts/Transfers to CD Minors Act (State)

        Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS OF
SOL-WIND RENEWABLE POWER, LP

        FOR VALUE RECEIVED,            hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

                    Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint            as its attorney-in-fact with full power of substitution to transfer the same on the books of Sol-Wind Renewable Power, LP.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular. without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15	(Signature) (Signature)

        No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

Exhibit B
LENDING GUIDELINES

        The purpose of the requirements in these guidelines (the "Lending Guidelines") is to minimize the risk (1) that activities conducted by Sol-Wind Renewable Power, LP (the "Partnership") will cause the Partnership to be engaged in a financial or insurance business within the meaning of Code section 7704(d)(2)(A) and (2) that loans made by the Partnership Entities (defined below) to entities that are engaged in a trade or business are not characterized as equity interests in entities taxable as partnerships for U.S. federal income tax purposes.

        Accordingly, the Partnership (and the General Partner acting on behalf of the Partnership) shall make Debt Investments (defined below), directly or through other Partnership Entities, only in accordance with these Lending Guidelines unless it has obtained written advice of counsel that a Debt Investment not in compliance with the terms of these Lending Guidelines, taking into account reasonably foreseeable activities of the Partnership, (1) will not cause the Partnership to be engaged in a financial or insurance business within the meaning of Code section 7704(d)(2)(A) and (2) will not be characterized as an equity interest in an entity taxable as a partnership for federal income tax purposes.

        References herein to the General Partner include any officers, employees or other agents of the General Partner acting in furtherance of, or otherwise in connection with the General Partner's obligations under the Amended and Restated Agreement of Limited Partnership of Sol-Wind Renewable Power, LP ("Partnership Agreement"). Terms not otherwise defined herein shall have the meaning given to such terms in the Partnership Agreement.

Section 1: General

  1.
  The Partnership Entities shall only make Debt Investments that comply with these Lending Guidelines, and further, shall only make such Debt Investments in one or more Controlled Entities.

  a.
  "Controlled Entity" shall mean, a Person that is (i) directly or indirectly wholly owned by the Partnership or (ii) if not wholly owned, is managed and controlled by the Partnership and is reasonably expected to be consolidated with JV CLN Holdings LLC or Sol-Wind International Holdings LLC for U.S. financial accounting purposes.

  b.
  "Debt Investment" shall mean any loan, debt instrument, credit facility, note, advance or other instrument in the nature of a financing transaction, commitment to advance funds in a future financing, letter of credit, other derivative financial instrument relating to such a financing, or other similar transaction characterized as debt for U.S. federal income tax purposes.

  c.
  "Partnership Entities" means the Partnership and each Controlled Entity.

  2.
  Except with respect to Debt Investments made on or immediately after the IPO Closing Date, the Partnership Entities shall make no more than seven (7) Debt Investments per each calendar year.

  3.
  No Debt Investment shall be made by the Partnership Entities without a corresponding equity contribution by the Partnership Entities to the Person receiving the Debt Investment (the "Borrower") in an amount equal to at least twenty percent (20%) of the aggregate capital (i.e., debt and equity) being advanced to, invested in or contributed to the Borrower at the time of (or reasonably concurrently with) such Debt Investment.

  4.
  With respect to each Debt Investment, each Partnership Entity and the Borrower shall treat the Debt Investment as debt for U.S. federal income tax purposes, and shall file all income tax returns (including information returns) consistent therewith.

  5.
  Each Debt Investment shall be documented and in a form (a "Note") consistent with other Debt Investments made by the Partnership Entities.

  6.
  Each Partnership Entity will fully enforce its rights as a lender under each Note in accordance with the terms of the applicable Note.

  7.
  Each Debt Investment shall be a perfected, first priority, senior secured debt obligation, except that Debt Investments may be issued to unaffiliated lenders pari passu with a loan facility if the Borrower is in compliance with the requirements in Section 3: Credit Worthiness. In this regard, each Note shall restrict the Borrower and its Subsidiaries from additional borrowing, unless such borrowing meets the requirements of the foregoing sentence.

  8.
  Each Debt Investment shall, pursuant to the Note, be separately tradable and not otherwise "stapled" to any equity interest of the Borrower or other Person.

Section 2: Terms

  1.
  Fixed Interest. Each Debt Investment shall bear a fixed rate of interest.

  a.
  The fixed rate of interest shall reasonably approximate the interest rate that likely would be charged by an unrelated third party to advance funds to the Borrower on comparable terms, provided however, in no event shall the fixed rate of interest exceed twelve percent (12%) per annum.

  b.
  No portion of the interest shall be contingent upon earnings, revenues or profits of the Borrower.

  c.
  Interest shall be payable in cash no less frequently than annually.

  2.
  Fixed Maturity. Each Debt Investment will have a fixed maturity date, which is consistent with fixed maturities of indebtedness of similarly situated companies or groups engaged in similar lines of business, provided however, in no event shall the maturity of any Debt Investment exceed eighteen (18) years.

  3.
  Creditor Remedies. Each Debt Investment will have customary creditor remedies (including acceleration of payments), covenants and other features typical of privately placed debt. The creditor remedies will not provide for equity participation rights, through options, warrants or otherwise.

Section 3: Credit Worthiness

  1.
  At all times beginning on the date the Debt Investment is made, each Borrower shall have a debt-to-equity ratio of no greater than 1.5:1.

  2.
  At all times beginning on the date the Debt Investment is made, each Borrower's ratio of pro forma EBITDA to debt service (taking into account all Debt Investments) shall be at least 1.3:1.

  3.
  Each Debt Investment must have a credit risk profile that is consistent with an investment grade debt instrument, and as a result, at the time of making any such Debt Investment the General Partner must determine that it is reasonable to expect that each Debt Investment will be fully paid in accordance with its legal terms.

Section 4: 3rd Party Debt Refinancing

        Solely for purposes of Section 2(1)(a) and Section 2(2) hereof, with respect to any Debt Investment issued to refinance existing outstanding debt ("Original Debt") of a Borrower, and on the same terms as such Original Debt, the Partnership Entities may make a Debt Investment in such Borrower on the same terms as the Original Debt if:

  1.
  There have been no material adverse changes to the Borrower's financial position since the Original Debt was issued.

  2.
  There have been no material changes to the lending market since the Original Debt was issued, and the terms of the Original Debt are consistent with the terms of loans made to other similarly situated companies or groups engaged in similar lines of business which have been issued in the prior two (2) years.

  3.
  The Original Debt was amortizable over the term of the Original Debt (and was amortized during its term).

  4.
  The Original Debt is not in default.

  5.
  Payments, including principal and interest, have been made in accordance with the terms of the Original Debt at all times since its issuance.

8,700,000 Common Units
Representing Limited Partner Interests

Sol-Wind Renewable Power, LP

Preliminary Prospectus

            , 2015

UBS Investment Bank	Citigroup

Wells Fargo Securities
Credit Suisse	Deutsche Bank Securities	Macquarie Capital

Bonwick Capital	MFR Securities, Inc.	The Williams Capital Group, L.P.

        Until            , 2015 (25 days after the date of this prospectus), all dealers that effect transactions in our common units, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts, commissions and the structuring fee) expected to be incurred by the registrant in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the FINRA filing fee and the NYSE listing fee, the amounts set forth below are estimates.

SEC registration fee	$24,415
FINRA filing fee	32,016
NYSE listing fee	125,000
Printing and engraving expenses	665,000
Fees and expenses of legal counsel	3,350,000
Accounting fees and expenses	4,780,000
Transfer agent and registrar fees	4,500
Miscellaneous	200,000

Total	$9,180,931

Item 14.    Indemnification of Directors and Officers.

Sol-Wind Renewable Power, LP

        Subject to any terms, conditions or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The section of the prospectus entitled "The Partnership Agreement—Indemnification" discloses that we will generally indemnify officers, directors and affiliates of our general partner to the fullest extent permitted by law against all losses, claims, damages or similar events and is incorporated herein by reference.

        The underwriting agreement to be entered into in connection with the sale of the securities offered pursuant to this registration statement, the form of which will be filed as an exhibit to this registration statement, provides for indemnification of Sol-Wind Renewable Power, LP and our general partner, its officers and directors and any person who controls our general partner, including indemnification for liabilities under the Securities Act.

Sol-Wind, LLC

        Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Under the limited liability agreement of our general partner, in most circumstances, our general partner will indemnify the following persons, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings (whether civil, criminal, administrative or investigative):

  •
  any person who is or was an affiliate of our general partner (other than us and our subsidiaries);

  •
  any person who is or was a member, partner, officer, director, employee, agent or trustee of our general partner or any affiliate of our general partner;

  •
  any person who is or was serving at the request of our general partner or any affiliate of our general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; and

  •
  any person designated by our general partner.

        Our general partner will purchase insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of our general partner or any of its direct or indirect subsidiaries.

Item 15.    Recent Sales of Unregistered Securities.

        On August 8, 2014, in connection with our formation, we issued to Sol-Wind, LLC, our general partner, a 100% general partner interest in us in exchange for $2,000. This transaction was exempt from registration under Section 4(a)(2) of the Securities Act.

Item 16.    Exhibits.

        The following documents are filed as exhibits to this registration statement:

Exhibit Number		Description
1.1		Form of Underwriting Agreement
3.1	**	Certificate of Limited Partnership of Sol-Wind Renewable Power, LP
3.2		Form of Amended and Restated Agreement of Limited Partnership of Sol-Wind Renewable Power, LP (included as Appendix A in the prospectus included in this Registration Statement)
3.3	**	Certificate of Formation of Sol-Wind, LLC
5.1		Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the securities being registered
8.1		Opinion of Milbank, Tweed, Hadley & McCloy LLP relating to tax matters
10.1	**	Form of Initial Portfolio Purchase Agreement
10.2	†**	Form of Sol-Wind Renewable Power, LP Long-Term Incentive Compensation Plan
10.3	†	Form of Phantom Unit Grant under the Sol-Wind Renewable Power, LP Long-Term Incentive Compensation Plan (Employees)
10.4	†**	Form of Employment Agreement between Sol-Wind, LLC and Scott L. Tonn
10.5	†**	Form of Employment Agreement between Sol-Wind, LLC and David J. Kaltsas
10.6	†**	Form of Employment Agreement between Sol-Wind, LLC and Kevin Cunningham
10.7	†**	Form of Employment Agreement between Sol-Wind, LLC and Jason Barrett
10.8	†**	Form of Employment Agreement between Sol-Wind, LLC and Michael Morrow
10.9	†	Form of Phantom Unit Grant under the Sol-Wind Renewable Power, LP Long-Term Incentive Compensation Plan (Directors)
10.10	†	Form of Employment Agreement between Sol-Wind, LLC and Sharon Mauer
21.1	**	List of Subsidiaries of Sol-Wind Renewable Power, LP
23.1		Consent of Ernst & Young LLP for Sol-Wind Renewable Power, LP

Exhibit Number		Description
23.2		Consent of Ernst & Young LLP for OCI Alamo 2 LLC
23.3		Consent of Ernst & Young LLP for SunRay Venice, LLC
23.4		Consent of Ernst & Young LLP for SunRay Joint Venture Solar LLC
23.5		Consent of Ernst & Young LLP for SR Acquisitions Solar, LLC
23.6		Consent of Grant Thornton LLP for SunRay Power OPCO II, LLC
23.7		Consent of Ernst & Young LLP for SunRay Power OPCO I, LLC
23.8		Consent of Ernst & Young LLP for Leicester One MA Solar, LLC
23.9		Consent of Ernst & Young LLP for GASNA 18P, LLC
23.10
Consent of Ernst & Young LLP for SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC, NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC and GLT Cloverdale Solar, LLC (Predecessor)
23.11		Consent of Ernst & Young LLP for Palmer Solar Holdings, LLC
23.12		Consent of Ernst & Young LLP for Renewable Energy Project LLC
23.13		Consent of Ernst & Young LLP for Fairfield Wind Manager, LLC
23.14		Consent of Ernst & Young LLP for Foundation CA Fund VII Manager, LLC
23.15		Consent of Ernst & Young LLP for Renewable Energy Project II LLC
23.16		Consent of Ernst & Young LLP for Foundation HA Energy Generation, LLC
23.17		Consent of Ernst & Young LLP for Concept Solar, LLC
23.18		Consent of Ernst & Young LLP for Solar Eclipse Fund Holding IX, LLC
23.19		Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibits 5.1 and 8.1)
23.20	**	Consent of DNV GL for PV Energy Simulation Assessment
23.21	**	Consent of DNV GL for Operations and Maintenance Budget Model Review
24.1	**	Powers of Attorney (included on signature page to Registration Statement)
24.2	**	Power of Attorney for Bruce Kayle

†
Compensatory plan or arrangement.

*
To be filed by amendment.

**
Previously filed.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant undertakes to send to each common unitholder, at least on an annual basis, a detailed statement of any transactions with our general partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to our general partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

        The registrant undertakes to provide to the common unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 29, 2015.

Sol-Wind Renewable Power, LP
By:	Sol-Wind, LLC, its general partner
By:	/s/ SCOTT L. TONN
	Name:	Scott L. Tonn
	Title:	Chief Executive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Scott L. Tonn	Chief Executive Officer (Principal Executive Officer) and Director	January 29, 2015
* Kevin Cunningham	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 29, 2015
* R. David Kelly	Chairman of the Board of Directors	January 29, 2015
* David Millstone	Director	January 29, 2015
* David Winter	Director	January 29, 2015
* Bruce Kayle	Director	January 29, 2015

*By:	/s/ SHARON MAUER Name: Sharon Mauer Attorney in Fact

Index to Exhibits

Exhibit Number		Description
1.1		Form of Underwriting Agreement
3.1	**	Certificate of Limited Partnership of Sol-Wind Renewable Power, LP
3.2		Form of Amended and Restated Agreement of Limited Partnership of Sol-Wind Renewable Power, LP (included as Appendix A in the prospectus included in this Registration Statement)
3.3	**	Certificate of Formation of Sol-Wind, LLC
5.1		Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the securities being registered
8.1		Opinion of Milbank, Tweed, Hadley & McCloy LLP relating to tax matters
10.1	**	Form of Initial Portfolio Purchase Agreement
10.2	†**	Form of Sol-Wind Renewable Power, LP Long-Term Incentive Compensation Plan
10.3	†	Form of Phantom Unit Grant under the Sol-Wind Renewable Power, LP Long-Term Incentive Compensation Plan (Employees)
10.4	†**	Form of Employment Agreement between Sol-Wind, LLC and Scott L. Tonn
10.5	†**	Form of Employment Agreement between Sol-Wind, LLC and David J. Kaltsas
10.6	†**	Form of Employment Agreement between Sol-Wind, LLC and Kevin Cunningham
10.7	†**	Form of Employment Agreement between Sol-Wind, LLC and Jason Barrett
10.8	†**	Form of Employment Agreement between Sol-Wind, LLC and Michael Morrow
10.9	†	Form of Phantom Unit Grant under the Sol-Wind Renewable Power, LP Long-Term Incentive Compensation Plan (Directors)
10.10	†	Form of Employment Agreement between Sol-Wind, LLC and Sharon Mauer
21.1	**	List of Subsidiaries of Sol-Wind Renewable Power, LP
23.1		Consent of Ernst & Young LLP for Sol-Wind Renewable Power, LP
23.2		Consent of Ernst & Young LLP for OCI Alamo 2 LLC
23.3		Consent of Ernst & Young LLP for SunRay Venice, LLC
23.4		Consent of Ernst & Young LLP for SunRay Joint Venture Solar LLC
23.5		Consent of Ernst & Young LLP for SR Acquisitions Solar, LLC
23.6		Consent of Grant Thornton LLP for SunRay Power OPCO II, LLC
23.7		Consent of Ernst & Young LLP for SunRay Power OPCO I, LLC
23.8		Consent of Ernst & Young LLP for Leicester One MA Solar, LLC
23.9		Consent of Ernst & Young LLP for GASNA 18P, LLC
23.10
Consent of Ernst & Young LLP for SunE GLT Ironwood Solar, LLC, SunE GLT Chuckawalla Solar, LLC, SunE GLT Patton Solar, LLC, NLH1 Solar, LLC, GLT SLO Solar, LLC, GLT Comm1 Solar, LLC, GLT SC1 Solar, LLC and GLT Cloverdale Solar, LLC (Predecessor)
23.11		Consent of Ernst & Young LLP for Palmer Solar Holdings, LLC
23.12		Consent of Ernst & Young LLP for Renewable Energy Project LLC
23.13		Consent of Ernst & Young LLP for Fairfield Wind Manager, LLC

Exhibit Number		Description
23.14		Consent of Ernst & Young LLP for Foundation CA Fund VII Manager, LLC
23.15		Consent of Ernst & Young LLP for Renewable Energy Project II LLC
23.16		Consent of Ernst & Young LLP for Foundation HA Energy Generation, LLC
23.17		Consent of Ernst & Young LLP for Concept Solar, LLC
23.18		Consent of Ernst & Young LLP for Solar Eclipse Fund Holding IX, LLC
23.19		Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibits 5.1 and 8.1)
23.20	**	Consent of DNV GL for PV Energy Simulation Assessment
23.21	**	Consent of DNV GL for Operations and Maintenance Budget Model Review
24.1	**	Powers of Attorney (included on signature page to Registration Statement)
24.2	**	Power of Attorney for Bruce Kayle

†
Compensatory plan or arrangement.

*
To be filed by amendment.

**
Previously filed.